UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

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Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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LF CAPITAL ACQUISITION CORP.

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LF CAPITAL ACQUISITION CORP.

600 Madison Avenue

Suite 1802

New York, NY 10022

Dear Stockholders and warrant holders of LF Capital Acquisition Corp.:

For those stockholders of the LF Capital Acquisition Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), we cordially invite you to attend a special meeting in lieu of the 2020 annual meeting of the stockholders of LF Capital Acquisition Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on [•] at [•] local time (the “Special Meeting”). The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

For those warrant holders of the Company (“warrant holders”), we cordially invite you to attend a special meeting of the warrant holders of the Company, which will be held on [•] at [•] local time (the “Warrant Holders Meeting”). The Warrant Holders Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

On August 31, 2020, the Company, LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), Landsea Homes Incorporated, a Delaware corporation (“Landsea”), and Landsea Holdings Corporation, a Delaware corporation (the “Seller”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into Landsea, with Landsea continuing as the surviving corporation (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the Merger, the Company will own 100% of the outstanding common stock of Landsea. Our publicly-traded Class A Stock, public warrants and public units (which are comprised of one share of Class A Stock and one public warrant) are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “LFAC,” “LFACW” and “LFACU,” respectively. We intend to apply to continue the listing of our publicly-traded Class A Stock, public warrants and units on Nasdaq under the symbols “LSEA,” “LSEAW” and “LSEAU,” respectively, upon the closing of the Business Combination.

At the Special Meeting, Company stockholders will be asked to consider and vote upon the following proposals:

1.	a proposal to adopt the Merger Agreement (the “Business Combination Proposal” or “Proposal No. 1”), a copy of which is attached to the accompanying proxy statement as Annex A, and approve the transactions contemplated thereby, including the Business Combination. Subject to the terms of the Merger Agreement, the aggregate purchase price for the Business Combination and related transactions is approximately $344 million. The consideration to be paid to the Seller will be stock consideration, consisting of 32,557,303 newly-issued shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Stock”), which shares will be valued at $10.56 per share for purposes of determining the number of shares payable to the Seller for its ownership interests therein. The aggregate purchase price and number of shares issued to the Seller as a result of the Business Combination will not be subject to an adjustment but will be subject to customary closing conditions,

2.	a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”),

3.	a proposal to adopt the Second Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”),

4.	a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will each be voted upon on a non-binding advisory basis (each a “Governance Proposal,” and collectively, the “Governance Proposals” or “Proposal No. 4”),

5.	a proposal to elect two (2) directors to our board of directors (our “Board”) to serve as our Class II directors for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Assuming the Charter Approval Proposal is approved and our Board is declassified, such nominees, if elected, will serve on our Board until the 2021 annual meeting of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 5”),

6.	a proposal to approve the Landsea Homes Corporation 2020 Stock Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 6”), and

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7.	a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (the “Adjournment Proposal” or “Proposal No. 7”).

At the Warrant Holder Meeting, warrant holders will be asked to consider and vote upon the following proposals:

1.	a proposal to amend (the “Warrant Amendment”) the warrant agreement that governs all of the Company’s outstanding public warrants. The Warrant Amendment proposes to provide that, upon completion of the business combination (i) each of our outstanding public warrants, which currently entitle the holder thereof to purchase one share of our Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of a public warrant immediately prior to the consummation of the Business Combination will be entitled to receive, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.85 as soon as reasonably practicable following the consummation of the Business Combination (the “Warrant Cash Payment” and, with respect to the foregoing proposal to amend the Warrant Agreement, the “Warrant Amendment Proposal”), and

2.	a proposal to adjourn the Warrant Holders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Warrant Amendment Proposal (the “Warrant Holders Adjournment Proposal” and, together with the Warrant Amendment Proposal, the “Warrant Holder Proposals”).

Each of the Special Meeting and Warrant Holder Meeting proposals is more fully described in this proxy statement, which each stockholder and warrant holder is encouraged to read carefully.

We are providing the accompanying proxy statement and proxy cards to our stockholders and warrant holders in connection with the solicitation of proxies to be voted at the Special Meeting and Warrant Holder Meeting, as applicable, and at any adjournments or postponements thereof. Information about the Special Meeting and Warrant Holder Meeting, and the proposals to be considered by the Company’s stockholders and warrant holders is included in this proxy statement. Whether or not you plan to attend the Special Meeting and/or the Warrant Holder Meeting, as applicable, we urge all stockholders and warrant holders to read this proxy statement, including the Annexes and the accompanying financials statements of the Company and Landsea, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page [•] of this proxy statement.

After careful consideration, our Board has unanimously approved the Merger Agreement and the transactions contemplated therein, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Business Combination, and that our stockholders and warrant holders, as applicable, vote “FOR” all other proposals presented to our stockholders and warrant holders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination” for additional information.

Your vote is very important. Whether or not you plan to attend the Special Meeting and/or Warrant Holder Meeting, as applicable, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares and/or warrants are represented at the Special Meeting and/or Warrant Holder Meeting, as applicable. If you hold your shares, units or warrants in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares and/or warrants are represented and voted at the Special Meeting and/or Warrant Holder Meeting, as applicable.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote virtually, you may withdraw your proxy and vote virtually at the Special Meeting.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

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On behalf of our Board, I would like to thank you for your support of LF Capital Acquisition Corp. and look forward to a successful completion of the Business Combination.

Sincerely,
[•], 2020

Baudouin Prot
Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated [•], 2020 and is expected to be first mailed to Company stockholders on or about [•], 2020.

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Notice of SPECIAL Meeting IN LIEU OF 2020 ANNUAL MEETING of STOCKHOLDERS OF LF CAPITAL ACQUISITION CORP.

TO BE HELD [•], 2020

To the Stockholders of LF Capital Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of 2020 annual meeting of the stockholders of LF Capital Acquisition Corp., a Delaware corporation (the “Company”), will be held on [•] at [•] local time (the “Special Meeting”). The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at [•] on the date specified above and at [•] solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.	Business Combination Proposal—To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 31, 2020 (as it may be amended from time to time, the “Merger Agreement”) by and among the Company, LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), Landsea Homes Incorporated, a Delaware corporation (“Landsea”), and Landsea Holdings Corporation, a Delaware corporation (the “Seller”), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, among other things, the merger of Merger Sub with and into Landsea, with Landsea continuing as the surviving corporation (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”) (Proposal No. 1);

2.	Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (Proposal No. 2);

3.	Charter Approval Proposal—To consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

4.	Governance Proposals—To consider and vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

5.	Director Election Proposal—To consider and vote upon a proposal to elect two (2) directors to our board of directors (our “Board”) to serve as our Class II directors for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Assuming the Charter Approval Proposal is approved and our Board is declassified, such nominees, if elected, will serve on our Board until the 2021 annual meeting of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

6.	Incentive Plan Proposal—To consider and vote upon a proposal to approve the Landsea Homes Corporation 2020 Stock Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

7.	Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Landsea.

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The record date for the Special Meeting is [•], 2020. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

To be admitted to the virtual Special Meeting, go to the webcast URL and enter your unique 12-digit control number. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at (917) 262-2373, or via email at proxy@continentalstock.com.

The LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to a voting and support agreement pursuant to which they have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of our Business Combination. As of September 17, 2020, our LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock.

Pursuant to our current certificate of incorporation, we will provide our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of the Company’s Class A Stock, par value $0.0001 per share (the “Class A Stock”) then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our Trust Account that holds the proceeds (including interest not previously released to the Company to fund regulatory compliance requirements and other costs related thereto and/or to pay its franchise and income taxes) of our IPO (the “Trust Account”). The per-share amount we will distribute to our stockholders who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $5,433,750 that we will pay to the underwriters of our IPO, as well as other transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of investment securities held in our Trust Account of $129,126,990.62 as of September 17, 2020, the estimated per share redemption price would have been approximately $10.57 (after giving effect to redemptions in connection with the Business Combination Extension). Public stockholders may elect to redeem their shares even if they vote “FOR” the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Common Stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20%. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of $129,126,990.62 as of September 17, 2020 (after giving effect to redemptions in connection with the Business Combination Extension). The Merger Agreement provides that the Seller’s and Landsea’s obligation to consummate the Business Combination is conditioned on the amount in the Trust Account equaling or exceeding $90,000,000 after taking into account the aggregate amount of Class A Stock redemptions and the aggregate amount of any unpaid Company Transaction Costs and Parent Transaction Costs (each as defined therein). These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Seller and Landsea may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our LF Capital Restricted Stockholders, other than the BlackRock Holders, have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our LF Capital Restricted Stockholders have also agreed to waive their conversion rights with respect to any Founder Shares they may hold in connection with the consummation of the Business Combination. Our LF Capital Restricted Stockholders, other than the BlackRock Holders are parties to a voting and support agreement pursuant to which they have agreed to vote any shares of the Company’s Common Stock owned by them in favor of the Business Combination and the proposals contemplated hereunder. As of September 17, 2020, our LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock.

Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Governance Proposals, Director Election Proposal and the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. The Governance Proposals, the Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.

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The presence, virtually or by proxy, at the Special Meeting of the holders of shares of outstanding Common Stock of the Company representing a majority of the voting power of all outstanding shares of Common Stock entitled to vote at the Special Meeting shall constitute a quorum in order to conduct business at the Special Meeting. Approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Directors in the Director Election Proposal are elected by a plurality of the votes cast by the holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting; this means that the two individuals nominated for election to the Board who receive the most “FOR” votes will be elected. The Board unanimously recommends that you vote “FOR” each of these proposals.

By Order of the Board of Directors

Baudouin Prot
Chairman of the Board of Directors

New York, New York

[•], 2020

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NOTICE OF MEETING OF WARRANT HOLDERS OF LF CAPITAL ACQUISITION CORP.

TO BE HELD [•], 2020

To the holders of warrants of LF Capital Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a meeting of the holders of public warrants of LF Capital Acquisition Corp., a Delaware corporation (the “Company”), will be held on [•] at [•] local time (the “Warrant Holders Meeting”). The Warrant Holders Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Warrant Holders Meeting to satisfy the requirements for a meeting of warrant holders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Warrant Holders Meeting, the chair or secretary of the Warrant Holders Meeting will convene the meeting at [•] on the date specified above and at [•] solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

You are cordially invited to attend the Warrant Holders Meeting to conduct the following items of business:

1.	Warrant Amendment Proposal—To consider and vote upon an amendment (the “Warrant Amendment”) to the warrant agreement that governs all of the Company’s outstanding public warrants. The Warrant Amendment proposes to provide that, upon consummation of the Business Combination (i) each of our outstanding public warrants, which currently entitle the holder thereof to purchase one share of our Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of a public warrant immediately prior to the consummation of the Business Combination will be entitled to receive, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.85 as soon as reasonably practicable following the consummation of the Business Combination (the “Warrant Cash Payment” and, with respect to the foregoing proposal to amend the Warrant Agreement, the “Warrant Amendment Proposal”); and

2.	Warrant Holders Adjournment Proposal—To consider and vote upon a proposal to adjourn the Warrant Holders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Warrant Amendment Proposal (the “Warrant Holders Adjournment Proposal” and, together with the Warrant Amendment Proposal, the “Warrant Holder Proposals”).

The above matters are more fully described in this proxy statement, which also includes as Annex M the substantive text of the Warrant Amendment. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Landsea.

The record date for the Warrant Holders Meeting is [•], 2020. Only holders of record of the public warrants of the Company at the close of business on that date may vote at the Warrant Holders Meeting or any adjournment thereof. A complete list of our warrant holders of record entitled to vote at the Warrant Holders Meeting will be available for ten days before the Warrant Holders Meeting at our principal executive offices for inspection by warrant holders during ordinary business hours for any purpose germane to the Warrant Holders Meeting. There are currently 15,525,000 public warrants outstanding and 7,760,000 Private Placement Warrants outstanding.

To be admitted to the virtual Warrant Holder Meeting, go to the webcast URL and enter your unique 12-digit control number. You may vote during the Warrant Holder Meeting by following the instructions available on the meeting website during the meeting. Warrant holders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at (917) 262-2373, or via email at proxy@continentalstock.com.

The approval of the Warrant Amendment Proposal requires the affirmative vote “FOR” the proposal by the holders of at least 65% of the outstanding public warrants entitled to vote at the Warrant Holders Meeting on the Warrant Amendment Proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will count as a vote cast “AGAINST” the Warrant Amendment Proposal. The approval of the Warrant Holders Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company public warrants present virtually or represented by proxy and entitled to vote at the Warrant Holders Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Warrant Holders Meeting and will have no effect on the outcome on the Warrant Holders Adjournment Proposal.

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If the Company does not consummate the Business Combination and fails to complete an initial business combination by December 22, 2020, unless the Company seeks and receives stockholder approval for an amendment to its amended and restated certificate of incorporation extending the December 22, 2020 date to a later date, the Company will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public stockholders, and the warrants would expire worthless. The Board unanimously recommends that you vote “FOR” each of these proposals.

By Order of the Board of Directors

Baudouin Prot

Chairman of the Board of Directors

New York, New York

[•], 2020

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Table of Contents

Page
SUMMARY TERM SHEET	1
FREQUENTLY USED TERMS	6
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	9
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR WARRANT HOLDERS	24
SUMMARY OF THE PROXY STATEMENT	28
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	44
SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	46
unaudited pro forma condensed combined financial information	47
Notes to the unaudited pro forma condensed combined financial information	53
Cautionary note regarding forward-looking statements	59
Risk factors	61
Comparative share information	100
Special meeting in lieu of 2020 annual meeting of company stockholders	101
Proposal no. 1 – approval of the business combination	109
Proposal No. 2 – approval of the issuance of more than 20% of the company’s issued and outstanding common stock in connection with the business combination	134
Proposal no. 3 – APPROVAL OF THE Second Amended and Restated CERTIFICATE OF INCORPORATION	136
Proposal no. 4 – APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE Second Amended and Restated CERTIFICATE OF INCORPORATION	140
Proposal no. 5 – election of directors to the board of directors	145
Proposal no. 6 – APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN	147
Proposal No. 7 – the adjournment proposal	153
MEETING OF COMPANY WARRANT HOLDERS	154
WARRANT HOLDER PROPOSAL NO. 1 – APPROVAL OF THE WARRANT AMENDMENT PROPOSAL	157
WARRANT HOLDER PROPOSAL NO. 2 – THE WARRANT HOLDERS ADJOURNMENT PROPOSAL	159
Information about the company	160
The company’s management’s discussion and analysis of financial condition and results of operations	165
Information about LANDSEA	172

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SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting and Warrant Holder Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•	LF Capital Acquisition Corp., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•	There are currently 16,100,613 shares of Common Stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 12,219,363 shares of Class A Stock (15,525,000 shares were originally sold as part of the IPO, 2,089,939 shares were redeemed as part of the June Extension and 1,215,698 shares were redeemed as part of the Business Combination Extension), and (ii) after certain forfeitures and cancellations, 3,881,250 shares of Class B Stock were issued to our Sponsor and the BlackRock Holders, prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 15,525,000 public warrants to purchase Class A Stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 7,760,000 Private Placement Warrants issued to our Sponsor and the BlackRock Holders in a private placement on the IPO closing date. Pursuant to the Warrant Amendment, if adopted, following the consummation of the Business Combination public warrants will be exercisable for 1,552,500 shares of Class A Stock. Each warrant entitles its holder to purchase one share of our Class A Stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of our Class A Stock. The warrants will become exercisable 30 days after the completion of our initial business combination, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or the BlackRock Holders, as applicable, or their permitted transferees. For more information regarding the warrants, please see the section entitled “Description of the Securities.”

•	Landsea is a rapidly growing U.S. homebuilder, primarily engaged in the design, construction, marketing and sale of suburban and urban single-family detached and attached homes in California, Arizona and Metro New York. For more information about Landsea, please see the sections entitled “Information About Landsea,” “Landsea’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

•	Subject to the terms of the Merger Agreement, the aggregate purchase price for the Business Combination and related transactions is approximately $344 million. The consideration to be paid to the Seller will be stock consideration.

•	In connection with the Business Combination, Seller will receive approximately $344 million of stock consideration, consisting of 32,557,303 newly issued shares of our Class A Stock, which shares will be valued at $10.56 for purposes of determining the number of shares payable to the Seller for its ownership interests therein. The aggregate purchase price and number of shares of Class A Stock that will be issued to the Seller as a result of the Business Combination will not be subject to an adjustment but will be subject to customary closing conditions. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

•	It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the LF Capital Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 25.9% in the post-combination company; (ii) the LF Capital Restricted Stockholders will own approximately 5.3% of the post-combination company with respect to their converted Founder Shares; and (iii) the Seller will own approximately 68.8% of the post-combination company. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does take into account (1) the conversion of 3,056,700 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions), (2) the transfer of 500,000 Founder Shares from the Sponsor to the Seller pursuant to the Sponsor Surrender Agreement and (3) the issuance of 224,550 shares of Class A Stock by the Company pursuant to the Forward Purchase Transaction and corresponding cancellation of an equal number of shares held by the Sponsor pursuant to the Sponsor Surrender Agreement. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

•	Our management and Board considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination, including that Landsea maintains a portfolio of real estate assets in attractive markets poised for growth and has access to the global homebuilding experience and environmentally focused strategy of Landsea Green Group Co., Ltd., a leading environmentally focused homebuilding company that operates in the U.S., Germany and China and an indirect parent of Landsea, which the Board believes positions Landsea for future growth and profitability. For more information about our Board’s decision-making process, see the section entitled “Proposal No. 1 — Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

•	Pursuant to our current certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of September 17, 2020, the redemption price would have been approximately $10.57 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of the Company’s Stockholders—Redemption Rights.”

•	In addition to voting on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

o	a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”);

o	a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”);

o	a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (each a “Governance Proposal” and collectively, the “Governance Proposals” or “Proposal No. 4”);

o	a proposal to elect two (2) directors to our Board to serve as our Class II directors for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Assuming the Charter Approval Proposal is approved and our Board is declassified, such nominees, if elected, will serve on our Board until the 2021 annual meeting of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 5”);

o	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 6”); and

o	a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (the “Adjournment Proposal” or “Proposal No. 7”).

Please see the sections entitled “Proposal No. 1—Approval of the Business Combination,” “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 5—Election of Directors to the Board of Directors,” “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 7—The Adjournment Proposal.” Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Governance Proposals, Director Election Proposal and the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. The Governance Proposals, the Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.

•	At the Warrant Holder Meeting, the warrant holders will be asked to vote on:

o	A proposal to consider and vote upon an amendment (the “Warrant Amendment”) to provide that, upon completion of the Business Combination (i) each of our outstanding public warrants, which currently entitle the holder thereof to purchase one share of our Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of a public warrant immediately prior to the consummation of the Business Combination will be entitled to receive, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.85 as soon as reasonably practicable following the consummation of the Business Combination (the “Warrant Cash Payment” and, with respect to the foregoing proposal to amend the Warrant Agreement, the “Warrant Amendment Proposal”); and

o	A proposal to consider and vote upon a proposal to adjourn the Warrant Holders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Warrant Amendment Proposal (the “Warrant Holders Adjournment Proposal” and, together with the Warrant Amendment Proposal, the “Warrant Holder Proposals”).

•	Upon consummation of the Business Combination, we anticipate a Board of nine (9) directors, with directors serving a one year term expiring at the company’s annual meeting of stockholders in 2021 and directors serving until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” and “Management After the Business Combination” for additional information.

•	Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, expiration of the waiting period under the HSR Act, if required by the HSR Act, receipt of certain stockholder approvals contemplated by this proxy statement and the availability of minimum cash amounts at closing. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination — The Merger Agreement—Conditions to Closing of the Business Combination.”

•	The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by certain parties in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination — The Merger Agreement—Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•	In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders and warrant holders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal, and the Warrant Holder Meeting. These interests include, among other things:

o	the fact that the LF Capital Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

o	the fact that our Sponsor has agreed to forfeit up to 500,000 Founder Shares, contingent upon the valuation of the Company’s Class A Stock achieving certain thresholds during the twenty-four month period following the closing of the Business Combination;

o	the fact that our Sponsor has agreed to transfer to the Seller 2,200,000 shares of Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A Stock subject to the same contingencies noted above);

o	the fact that our Sponsor has agreed to forfeit 2,260,000 Private Placement Warrants and 600,000 Founder Shares in connection with a Business Combination;

o	the fact that our Sponsor has agreed to forfeit an amount of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company pursuant to the Forward Purchase Transaction;

o	the fact that our LF Capital Restricted Stockholders have agreed to waive their rights to certain anti-dilution conversion adjustments with respect to any shares of our Class B Stock they may hold in connection with the consummation of the Business Combination;

o	the fact that the LF Capital Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by December 22, 2020;

o	the fact that the LF Capital Restricted Stockholders paid an aggregate of $25,000 for 3,881,250 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $[•], based upon the closing trading price of the Class A Stock on [•], 2020 (but, given the restrictions on such shares, we believe such shares have less value);

o	the fact that our Sponsor and the BlackRock Holders paid an aggregate of approximately $7,760,000 for their 7,760,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by December 22, 2020;

o	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

o	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

o	the anticipated continuation of two (2) of our existing directors, Messrs. Reed and Farhat, as directors of the post-combination company;

o	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

o	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by December 22, 2020;

o	the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 22, 2020; and

o	that pursuant to the Demand Registration Rights Agreement, the LF Capital Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “LF Capital” refer to LF Capital Acquisition Corp., and the term “post-combination company” refers to the Company following the consummation of the Business Combination.

In this proxy statement:

“BlackRock Holders” means BlackRock Credit Alpha Master Fund L.P. and HC NCBR Fund.

“Board” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Landsea, with Landsea continuing as the surviving corporation.

“Business Combination Extension” means the amendment to the Company’s amended certificate of incorporation to extend the date by which the company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from September 22, 2020 to December 22, 2020.

“Class A Stock” means the shares of Class A Stock, par value $0.0001 per share, of the Company, as well as the common stock, par value $0.0001 per share of the post-combination company.

“Class B Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company, consisting of Class A Stock and Class B Stock, as well as the shares of common stock, par value $0.0001 per share of the post-combination company.

“Company” means LF Capital Acquisition Corp., a Delaware corporation. After the Business Combination, the Company will mean Landsea Homes Corporation.

“Convertible Note” means that certain Convertible Promissory Note, dated March 4, 2019, as amended, by and between Sponsor and the Company.

“current certificate of incorporation” or “current certificate” means our Amended and Restated Certificate of Incorporation, dated June 19, 2018, as amended to date.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dechert” means Dechert LLP, counsel to the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forward Purchase and Subscription Agreement” means those certain agreements entered into by FPSA Investors, the Company, and the Sponsor, on August 31, 2020, a form of which is attached hereto as Annex N.

“Forward Purchase Transaction” means, collectively, the transactions contemplated by the Forward Purchase and Subscription Agreements.

“Founder Shares” means the 3,881,250 shares of Class B Stock, of which 3,578,250 shares are held by our Sponsor, 243,000 shares are held by the BlackRock Holders, and 60,000 shares are collectively held by James Erwin, Karen Wendel, and Gregory Wilson.

“FPSA Investors” means those investors who have executed a Forward Purchase and Subscription Agreement

“Gibson Dunn” means Gibson, Dunn & Crutcher LLP, counsel to Seller and Landsea.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Incentive Plan” means the Landsea Homes Corporation 2020 Stock Incentive Plan, in the form attached as Annex F to this proxy statement, effective at the closing of the Business Combination.

“Investor Representation Letter” means that certain investor representation letter, a copy of which is attached hereto as Annex E, whereby, among other things, the Seller will represent to the Company that it is an accredited investor and is otherwise qualified to receive the Stock Consideration pursuant to a private placement effected in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law.

“IPO” means the Company’s initial public offering, consummated on June 22, 2018, through the sale of 15,525,000 public units (including 2,025,000 units sold pursuant to the underwriters’ exercise of their over-allotment option) at $10.00 per unit.

“Landsea” means Landsea Homes Incorporated, a Delaware corporation, and additionally, when such term is used in reference to rights, obligations or covenants under the Merger Agreement, Landsea Homes Incorporated’s subsidiaries. Concurrent with the consummation of the Business Combination, Landsea will change its name to Landsea Homes US Corporation.

“LF Capital Restricted Stockholders” means those persons holding Founder Shares.

“License Agreement” means that certain agreement by and between an affiliate of the Seller (“Licensor”), the Company, and each of the Company’s greater than 50% owned subsidiaries (the “Licensees”), pursuant to which, the Licensor will agree, among other things, to grant the Licensees an exclusive license to use the “Landsea” trademark in connection with the “domestic homebuilding business” (as such term is defined in the Stockholder’s Agreement), subject to certain usage standards and the Seller indirectly owning, together with its affiliates, more than 6% of the post-combination company’s Class A Stock, in each case on terms and subject to the conditions set forth therein

“Lock-up Agreements” mean, collectively, those agreements entered into as of the consummation of the Business Combination by each of the Sponsor and the Seller, on the one hand, and the Company on the other hand, whereby each of Sponsor and Seller have agreed to certain transfer restrictions with respect to their Class A Stock for up to one year, subject to certain exceptions provided for therein.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 31, 2020 (as it may be amended from time to time), by and among the Company, Merger Sub, Landsea and the Seller.

“Merger Sub” means LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company.

“Nasdaq” means the Nasdaq Capital Market.

“post-combination company” means the Company upon consummation of the Business Combination, which will be renamed Landsea Homes Corporation.

“Private Placement Warrants” means those warrants issued to our Sponsor and the BlackRock Holders in a private placement on the IPO closing date.

“Promissory Note” means that certain Promissory Note, dated July 16, 2020, by and between Sponsor and the Company.

“public shares” means shares of Class A Stock included in the units issued in the Company’s IPO.

“public stockholders” means holders of public shares, including our LF Capital Restricted Stockholders to the extent our LF Capital Restricted Stockholders hold public shares, provided, that our LF Capital Restricted Stockholders will be considered a “public stockholder” only with respect to any public shares held by them.

“public units” or “units” means one share of Class A Stock and one public warrant of the Company, whereby each public warrant entitles the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock, sold in the IPO.

“public warrants” means the warrants included in the units issued in the Company’s IPO, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“PwC” means PricewaterhouseCoopers, LLP, Landsea’s independent registered public accounting firm.

“record date” means, with respect to Class A Stock, [•], 2020, and with respect to public warrants, [•], 2020.

“Related Agreements” means, collectively, the Stockholders Agreement, the Investor Representation Letter, the Lock-up Agreements, and the License Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Bylaws” means the proposed Second Amended and Restated Bylaws of the Company, a form of which is attached hereto as Annex C, which will become the post-combination company’s bylaws upon consummation of the Business Combination.

“Second Amended and Restated Certificate of Incorporation” means the proposed Second Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex B, which will become the post-combination company’s certificate of incorporation if the Charter Approval Proposal is approved, assuming the consummation of the Business Combination.

“Seller” means Landsea Holdings Corporation, a Delaware corporation, and the sole stockholder of Landsea.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Meeting” means the special meeting in lieu of the 2020 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means Level Field Capital, LLC, a Delaware limited liability company.

“Stock Consideration” means the Company Class A Stock to be issued to the Seller pursuant to the transactions contemplated by the Merger Agreement.

“Stockholders Agreement” means the Stockholders Agreement, substantially in the form attached as Annex D to this proxy statement, which Seller and the Company will enter into at the closing of the Business Combination.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trustee” means Continental Stock Transfer & Trust Company.

“warrants” means the public warrants and Private Placement Warrants.

“Warrant Agent” means Continental Stock Transfer & Trust Company.

“Whole Board” means the total number of authorized directors of the post-combination company whether or not there exists any vacancies in previously authorized directorships.

“Working Capital Loans” means loans from our Sponsor or an affiliate of the Sponsor, or certain of our officers or directors, to finance transaction costs in connection with an initial business combination, including the working capital loans issued pursuant to the Convertible Note and the Promissory Note.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on [•] at [•] Eastern Time at [•]. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

Q:	Why am I receiving this proxy statement?

A:	Our stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, among other proposals. We have entered into the Merger Agreement providing for, among other things, the merger of Merger Sub with and into Landsea, with Landsea continuing as the surviving corporation (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the Merger, the Company will own 100% of the outstanding common stock of Landsea. You are being asked to vote on the Business Combination between us and Landsea. Subject to the terms of the Merger Agreement, the aggregate merger consideration to be paid in connection with the Business Combination will be approximately $344 million, to be paid in newly-issued Class A Stock. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on [•] at [•] Eastern Time. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

To be admitted to the virtual Special Meeting, go to the webcast URL address and enter your unique 12-digit control number. Registered stockholders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [●], 2020 at [●] Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at 917-262-2373, or via email at proxy@continentalstock.com.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 (888) 965-8995 (toll-free), outside the U.S., and Canada +1 (415) 655-0243 (standard rates apply). When prompted enter the pin number 74260910#. The telephone line will be listen-only, and you will not be able to vote or enter questions during the meeting via telephone.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at [•] on the date specified above and at [•] solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:	The Company’s stockholders are being asked to approve the following proposals:

1.	Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

2.	Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (Proposal No. 2);

3.	Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

4.	Governance Proposals—To consider and act upon a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

5.	Director Election Proposal—To consider and vote upon a proposal to elect two (2) directors to our Board to serve as our Class II directors for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Assuming the Charter Approval Proposal is approved and our Board is declassified, such nominees, if elected, will serve on our Board until the 2021 annual meeting of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

6.	Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

7.	Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

Q:	Are the proposals conditioned on one another?

A:	Yes. Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. Each of the proposals at the Special Meeting, other than the Governance Proposals, Director Election Proposal and the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. The Governance Proposals, the Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal do not receive the requisite vote for approval at the Special Meeting, subject to waiver by the parties pursuant to the Merger Agreement, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by December 22, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:	Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:	Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The approval of the Business Combination is required under our current certificate of incorporation. In addition, such approval is also a condition to the closing of the Business Combination under the Merger Agreement.

Q:	What revenues and profits/losses has Landsea generated in the last three years?

A:	For the fiscal years ended December 31, 2017, December 31, 2018, and December 31, 2019, Landsea had total revenue of $197.3 million, $378.6 million and $631.0 million, respectively, and net income (loss) of $(0.4 million), $29.2 million and $17.2 million, respectively. For additional information, please see the sections entitled “Selected Consolidated Historical Financial and Other Information of Landsea Homes Incorporated” and “Landsea Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:	What will happen in the Business Combination?

A:	Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire Landsea in a transaction we refer to as the “Business Combination.” At the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake a transaction by which Merger Sub will merge with and into Landsea, with Landsea being the surviving entity of the Merger. As a result of the Merger, the Company will own 100% of the outstanding common stock of Landsea.

Q:	Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:	Yes. We intend to apply to continue the listing of the post-combination company’s Class A Stock, public warrants and public units on Nasdaq under the symbols “LSEA,” “LSEAW” and “LSEAU,” respectively, upon the closing of the Business Combination.

Q:	How has the announcement of the Business Combination affected the trading price of the Company’s Class A Stock?

A:	On August 28, 2020, the trading date before the public announcement of the Business Combination, the Company’s Class A Stock, public warrants and public units closed at $10.57, $0.75 and $11.05, respectively. On [•], 2020, the trading date immediately prior to the date of this proxy statement, the Company’s Class A Stock, public units and public warrants closed at $[•], $[•] and $[•], respectively.

Q:	How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:	As a result of the Business Combination and the consummation of the transactions contemplated thereby, the amount of Common Stock outstanding, upon consummation of the Business Combination will increase from 16,100,613 to approximately 48,057,916 shares of Common Stock (assuming that no shares of Class A Stock are redeemed, and no outstanding warrants to purchase shares of Common Stock are exercised, the maximum amount of Utilization Fee Shares and Additional Fee Shares are issued pursuant to the Forward Purchase Transaction, and subject to further issuance of awards under the Incentive Plan described in the following sentence). Pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex F, following the closing of the Business Combination, the Company will grant restricted stock units with a grant date fair value of $4,000,000 that will vest at 20% on the first and second anniversaries and 30% on the third and fourth anniversaries to certain individuals, subject to each individual’s continued employment and other certain limitations and in consultation with and based on the recommendations of the Compensation Committee of the Board of the post-combination company.

Q:	Is the Business Combination the first step in a “going private” transaction?

A:	No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for Landsea to access the U.S. public markets.

Q:	Will the management of Landsea change in the Business Combination?

A:	We anticipate that all of the named executive officers of Landsea will remain with the post-combination company. We expect that Martin Tian, John Ho, Joanna Zhou, Bruce Frank, Robert Miller and Tom Hartfield, current directors at the Seller, will each be appointed to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” and “Management After the Business Combination” for additional information.

Q:	What is the Forward Purchase Transaction?

A:	In connection with the Business Combination and concurrently with the execution of the Merger Agreement, the Company and the Sponsor have entered into Forward Purchase and Subscription Agreements with the FPSA Investors, whereby each FPSA Investor (i) committed to purchase certain amounts of shares of Class A Stock from public stockholders or in the open market or in privately negotiated transactions at or less than $10.56 per share, inclusive of any fees and commissions (the “Purchase Allocation”), which in the aggregate totals a commitment to purchase $35 million in shares of Class A Stock, (ii) vote its Class A Stock owned prior to the record date (up to the Purchase Allocation) in favor of the proposals set forth in this proxy statement, and (iii) not transfer or redeem its Class A Stock acquired pursuant to the Forward Purchase and Subscription Agreement prior to the consummation of the Business Combination or if the Merger Agreement is otherwise terminated. In consideration for entering into the Forward Purchase and Subscription Agreement, substantially concurrent with the consummation of the Business Combination, the Company will issue to each FPSA Investor such amounts of Class A Stock equal to (x) 0.06775 multiplied by (y) the Purchase Allocation, divided by (z) $10.56 (the “Utilization Fee Shares”). In the event that the per-share price exceeds $10.56 for the five (5) trading day period ending on the close of business on the trading day prior to the date the Company redeems its Class A Stock in connection with the Business Combination, the Company will also issue to each FSPA Investor additional amounts of Class A Stock substantially concurrent with the consummation of the Business Combination equal to (x) 0.04167 multiplied by (y) the Purchase Allocation, divided by (z) $10.56 (the “Additional Fee Shares”). The Sponsor has agreed to, substantially concurrent with the consummation of the Business Combination, forfeit such number of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company. The issuance of Utilization Fee Shares and the Additional Fee Shares are conditioned on the substantially concurrent closing of the Business Combination and other customary closing conditions. For additional information, please see the section entitled “The Business Combination—Forward Purchase Transaction.”

Q:	What equity stake will current stockholders of the Company and the Seller hold in the post-combination company after the closing?

A:	It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the LF Capital Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 25.9% in the post-combination company; (ii) the LF Capital Restricted Stockholders will own approximately 5.3% of the post-combination company with respect to their converted Founder Shares; and (iii) the Seller will own approximately 68.8% of the post-combination company. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does take into account (1) the conversion of 3,056,700 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions), (2) the transfer of 500,000 Founder Shares from the Sponsor to the Seller pursuant to the Sponsor Surrender Agreement and (3) the issuance of 224,550 shares of Class A Stock by the Company pursuant to the Forward Purchase Transaction and corresponding cancellation of an equal number of shares held by the Sponsor pursuant to the Sponsor Surrender Agreement. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:	Will the Company obtain new financing in connection with the Business Combination?

A:	No. In connection with the Business Combination and concurrently with the execution of the Merger Agreement, the Company does not intend to obtain any new financing. The Company will use the funds in the Trust Account to pay certain transaction expenses upon the closing of the Business Combination and to fund working capital needs of the Company following the closing of the Business Combination, and the sole consideration for the Business Combination will be stock consideration. In addition, the Company will be assuming approximately $324 million of the existing indebtedness of Landsea. The Company does not anticipate obtaining any new debt financing to fund the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Merger Agreement, including the expiration of any applicable waiting period under the HSR Act, if required by the HSR Act, and the approval by the stockholders of the Company of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Q:	Are there any arrangements to help ensure that the Company will have sufficient funds to fund the aggregate purchase price?

A:	The Merger Agreement provides that the Seller’s and Landsea’s obligation to consummate the Business Combination is conditioned on the amount in the Trust Account equaling or exceeding $90,000,000 after taking into account redemptions of Class A Stock by public stockholders and the aggregate amount of unpaid Parent Transaction Costs and Company Transaction Costs. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Seller and Landsea may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Q:	Why is the Company proposing the Nasdaq Proposal?

A:	We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities.

In connection with the Business Combination, we expect to issue (i) 32,557,303 shares of Class A Stock to the Seller pursuant to the terms of the Merger Agreement and (ii) up to 224,550 shares of Class A Stock to FPSA Investors pursuant to the Forward Purchase Transaction. Because we may issue 20% or more of our outstanding Common Stock, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a), (b) and (d). For more information, please see the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination.”

Q:	Why is the Company proposing the Charter Approval Proposal?

A:	The Second Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt in connection with the Business Combination (the “Charter Approval Proposal” or “Proposal No. 3”) provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Approval Proposal to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Q:	Why is the Company proposing the Governance Proposals?

A:	As required by applicable SEC guidance, the Company is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Second Amended and Restated Certificate of Incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from Proposal No. 3, but pursuant to SEC guidance, the Company is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on the Company or its board of directors (separate and apart from the approval of Proposal No. 3). Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal (separate and apart from approval of Proposal No. 3). For additional information, please see the section entitled “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation.”

Q:	Why is the Company proposing the Director Election Proposal?

A:	This Special Meeting is being held in lieu of 2020 Annual Meeting of the Company’s Stockholders, at which the election of Class II directors would otherwise be required pursuant to our existing governing documents. As a result, pursuant to the DGCL and our existing governing documents, the Company is setting forth a proposal to elect two (2) directors to our Board to serve as our Class II directors for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Assuming the Charter Approval Proposal is approved and our Board is declassified, such nominees, if elected, will serve on our Board until the 2021 annual meeting of stockholders, as applicable, and until their respective successors are duly elected and qualified.

Upon consummation of the Business Combination, our Board anticipates increasing its size from eight (8) directors to nine (9) directors, with the directors serving until the post-combination company’s annual meeting of stockholders in 2021 and the election and qualification of their respective successors, or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” and “Management After the Business Combination” for additional information.

Q:	Why is the Company proposing the Incentive Plan Proposal?

A:	The Incentive Plan will promote ownership in the post-combination company by the employees, officers, non-employee directors and other service providers of the post-combination company and its subsidiaries and align the interests between these service providers and stockholders by providing compensation based on the value of, shares of the post-combination company’s common stock. Please see the section entitled “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan” for additional information.

Q:	Why is the Company proposing the Adjournment Proposal?

A:	We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal are approved. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond December 22, 2020. Please see the section entitled “Proposal No. 7—The Adjournment Proposal” for additional information.

Q:	What happens if I sell my shares of Class A Stock before the Special Meeting?

A:	The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:	What constitutes a quorum at the Special Meeting?

A:	The presence, virtually or by proxy, at the Special Meeting of the holders of shares of outstanding Common Stock of the Company representing a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting shall constitute a quorum in order to conduct business at the Special Meeting. Broker non-votes and abstentions will be counted as present for the purpose of determining a quorum. Our LF Capital Restricted Stockholders, other than the BlackRock Holders, as of September 17, 2020, own approximately 22.6% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, [•] shares of our Common Stock would be required to achieve a quorum.

Q:	What vote is required to approve the proposals presented at the Special Meeting?

A:	The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal. Broker non-votes and abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal. Our LF Capital Restricted Stockholders, other than the BlackRock Holders are parties to a voting and support agreement pursuant to which they have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal. Additionally, the parties to the voting and support agreement have agreed to vote any shares of Common Stock owned by them in favor of the proposals set forth in this proxy statement. As of September 17, 2020, our LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock, and will be able to vote all such shares at the Special Meeting.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of the voting power of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of the votes cast by the holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and abstentions and broker non-votes will have no effect on the election of directors pursuant to the Director Election Proposal.

Q:	What happens if the Business Combination Proposal is not approved?

A:	If the Business Combination Proposal is not approved and we do not consummate a business combination by December 22, 2020, we will be required to dissolve and liquidate our Trust Account.

Q:	What are the recommendations of the Board?

A:	The Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of our stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Approval Proposal, “FOR” each of the Governance Proposals, “FOR” each of the director nominees set forth in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination — Interests of Certain Persons in the Business Combination” for additional information.

Q:	How do the LF Capital Restricted Stockholders intend to vote their shares?

A:	Our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to a voting and support agreement pursuant to which they have agreed to vote any Founder Shares held by them and any public shares purchased during or after our initial public offering (our “IPO”) in favor of our Business Combination. Additionally, the parties to the Voting and Support Agreement have agreed to vote any shares of Common Stock owned by them in favor of the other proposals set forth in this proxy statement. As of September 17, 2020, our LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock.

Q:	May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:	In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:	How many votes do I have at the Special Meeting?

A:	Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of [•], the record date for the Special Meeting. As of the close of business on the record date, there were [•] outstanding shares of our Common Stock.

Q:	How do I vote?

A:	If you were a holder of record of our Common Stock on [•], the record date for the Special Meeting, you may vote with respect to the proposals virtually at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail.  By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by [•] Eastern Time on [•].

Voting at the Virtual Meeting.  The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020. To be admitted to the virtual Special Meeting, go to the webcast URL and enter your unique 12-digit control number. Registered stockholders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com. For additional information, please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders.”

You can pre-register to attend the virtual meeting starting [●], 2020 at [●] Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at 917-262-2373, or via email at proxy@continentalstock.com.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 (888) 965-8995 (toll-free), outside the U.S., and Canada +1 (415) 655-0243 (standard rates apply). When prompted enter the pin number 74260910#. The telephone line will be listen-only, and you will not be able to vote or enter questions during the meeting via telephone

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at [•] on the date specified above and at [•] solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:	At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal, while a failure to vote or abstention will have the same effect as a vote ”AGAINST” the Charter Approval Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:	If I am not going to attend the virtual Special Meeting, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	How will a broker non-vote impact the results of each proposal?

Broker non-votes will count as a vote “AGAINST” the Charter Approval Proposal but will not have any effect on the outcome of any other proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed herein so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting virtually and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	How will the Company’s Sponsor, directors and officers vote?

A:	Prior to our IPO, we entered into agreements with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination.

Additionally, the LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to a voting and support agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the proposals set forth in this proxy statement. As of September 17, 2020, our LF Capital Restricted Stockholders, other than the BlackRock Holders, own 22.6% of our issued and outstanding shares of Common Stock, and will be able to vote all such shares at the Special Meeting.

Q:	What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:	Our Sponsor and the directors and officers of the Company may have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•	the fact that the LF Capital Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•	the fact that our Sponsor has agreed to forfeit up to 500,000 Founder Shares, contingent upon the valuation of the Company’s Class A Stock achieving certain thresholds during the twenty-four month period following the closing of the Business Combination;

•	the fact that our Sponsor has agreed to transfer to the Seller 2,200,000 shares of Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A Stock subject to the same contingencies noted above);

•	the fact that our Sponsor has agreed to forfeit 2,260,000 Private Placement Warrants and 600,000 Founder Shares in connection with a Business Combination;

•	the fact that our Sponsor has agreed to forfeit an amount of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company pursuant to the Forward Purchase Transaction;

•	the fact that our LF Capital Restricted Stockholders have agreed to waive their rights to certain anti-dilution conversion adjustments with respect to any shares of our Class B Stock they may hold in connection with the consummation of the Business Combination;

•	the fact that the LF Capital Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by December 22, 2020;

•	the fact that the LF Capital Restricted Stockholders paid an aggregate of $25,000 for 3,881,250 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $[•], based upon the closing trading price of the Class A Stock on [•], 2020 (but, given the restrictions on such shares, we believe such shares have less value);

•	the fact that our Sponsor and the BlackRock Holders paid an aggregate of approximately $7,760,000 for their 7,760,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by December 22, 2020;

•	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the anticipated continuation of two (2) of our existing directors, Messrs. Reed and Farhat, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by December 22, 2020;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 22, 2020; and

•	that pursuant to the Demand Registration Rights Agreement, the LF Capital Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Q:	Did the Company’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	No. Our current certificate of incorporation does not require our Board to seek a third-party valuation or fairness opinion in connection with a business combination unless the target business is affiliated with our Sponsor, directors or officers.

Q:	What happens if I vote against the Business Combination Proposal?

A:	If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Nasdaq Proposal and the Charter Approval Proposal and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal is not approved at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may seek to terminate the Merger Agreement in accordance with its terms and continue to try to complete a business combination with a different target business until December 22, 2020. If we fail to complete an initial business combination by December 22, 2020, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	Do I have redemption rights?

A:	If you are a holder of public shares, you may submit your public shares for redemption for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes and total aggregate proceeds from the Forward Purchase Transaction, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Class A Stock included in the units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our LF Capital Restricted Stockholders have also agreed to waive their right to anti-dilution adjustment with respect to any shares of our Founder Shares they may hold in connection with the consummation of the Business Combination. For illustrative purposes, based on the fair value of investment securities held in the Trust Account of $129,126,990.62 as of September 17, 2020, the estimated per share redemption price would have been approximately $10.57 (after giving effect to redemptions in connection with the Business Combination Extension). Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to the Company to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to December 22, 2020.

Q:	If I am a unit holder, can I exercise redemption rights with respect to my units?

A:	No. Holders of outstanding units must separate the underlying Class A Stock and public warrants prior to exercising redemption rights with respect to the Class A Stock. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such units into Class A Stock and public warrants. This must be completed far enough in advance to permit the mailing of the Class A Stock certificates back to you so that you may then exercise your redemption rights upon the separation of the Class A Stock from the units. See “How do I exercise my redemption rights?” below. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of Class A Stock and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation.

Q:	Can the Company’s LF Capital Restricted Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:	No. Pursuant to our current certificate of incorporation Founder Shares may not be redeemed in connection with the consummation of the Business Combination. Our LF Capital Restricted Stockholders, other than the BlackRock Holders, also have agreed to waive (i) their redemption rights with respect to any Class A Stock they may hold in connection with the consummation of our Business Combination and (ii) their right to an anti-dilution conversion adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination.

Q:	Is there a limit on the number of shares I may redeem?

A:	Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares sold in our IPO. Accordingly, all shares in excess of 20% owned by a holder or “group” of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 20% of the shares of Class A Stock and is not a member of a “group” may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 20% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of approximately $129,126,990.62 as of September 17, 2020 (after giving effect to redemptions in connection with the Business Combination Extension). The Merger Agreement provides that the Seller and Landsea’s obligation to consummate the Business Combination is conditioned on the amount in the Trust Account equaling or exceeding $90,000,000 after taking into account redemptions of Class A Stock by public stockholders and the aggregate amount of unpaid Parent Transaction Costs and Company Transaction Costs. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Seller and Landsea may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000.

Q:	Is there a limit on the total number of shares that may be redeemed?

A:	Yes. Our current certificate of incorporation provides that we may not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, our current certificate of incorporation does not provide a specified maximum redemption threshold. However, the Merger Agreement provides that our and Seller’s obligations to consummate the Business Combination are conditioned on the amount in the Trust Account equaling or exceeding $90,000,000. In the event the aggregate cash consideration that we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Based on the amount of $129,126,990.62 in our Trust Account as of September 17, 2020 (after giving effect to redemptions in connection with the Business Combination Extension), assuming a per share redemption price of $10.57, approximately 1,623,379 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement, assuming there are no unpaid Parent Transaction Costs and Company Transaction Costs. We refer to this as the maximum redemption scenario.

Q:	How will the absence of a maximum redemption threshold affect the Business Combination?

A:	The Merger Agreement provides that our and Seller’s obligations to consummate the Business Combination are conditioned on the amount in the Trust Account equaling or exceeding $90,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must (i) check the box on the enclosed proxy card to elect redemption, (ii) if you hold public units, separate the underlying public shares and public warrants, and (iii) prior to 5:00 p.m. Eastern Time on [•] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares of Class A Stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Electronic delivery of your public shares generally will be faster than delivery of physical certificates. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. A physical certificate will not be needed if your shares are delivered to our Transfer Agent electronically. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	The U.S. federal income tax consequences of exercising your redemption rights depend on the particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights and Warrant Holders with respect to the Warrant Amendment and Warrant Cash Payment.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:	No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:	The funds held in the Trust Account will be used to: (i) pay Company stockholders who properly exercise their redemption rights; (ii) pay $5,433,750 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination; (iii) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including the Business Combination, and pursuant to the terms of the Merger Agreement; and (iv) in the event that that the warrant holders approve the Warrant Amendment Proposal, pay to the holders of public warrants immediately prior to the closing of the Business Combination the Warrant Cash Payment as soon as reasonably practicable following the consummation of the Business Combination.

Q:	What happens if the Business Combination is not consummated?

A:	There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may seek to terminate the Merger Agreement in accordance with its terms and continue to try to complete a business combination with a different target business until December 22, 2020. Unless we amend our current certificate of incorporation (which requires the affirmative vote of 65% of all then outstanding shares of Class A Stock) and amend certain other agreements into which we have entered to extend the life of the Company, if we fail to complete an initial business combination by December 22, 2020, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors—Risks Related to the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by December 22, 2020, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire and be worthless. We expect to consummate the Business Combination and do not intend to take any action to extend the life of the Company beyond December 22, 2020.

Q:	When is the Business Combination expected to be completed?

A:	The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination.” The closing is expected to occur in the fourth quarter of 2020. The Merger Agreement may be terminated by the Company or the Stockholder Representative if the closing of the Business Combination has not occurred by December 22, 2020.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination.”

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:	The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow Sodali LLC a fee of up to $50,000, plus disbursements, and will reimburse Morrow Sodali LLC for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or virtually. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

LF Capital Acquisition Corp.
600 Madison Avenue, Suite 1802
New York, NY 10022
(212) 319-6550
Attention: Scott Reed
Email: sreed@lfcapital.co

You may also contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: LFAC.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

QUESTIONS AND ANSWERS ABOUT THE WARRANT AMENDMENT

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Warrant Holders Meeting, including with respect to the proposed Warrant Amendment. The following questions and answers do not include all the information that is important to our warrant holders. We urge warrant holders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Warrant Amendment and the voting procedures for the Warrant Holders Meeting, which will be held on [•] at [•] Eastern Time at [•]. The Warrant Holder Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

Q:	What is the purpose of the amendment for which approval is being sought?

A:	Approval is being sought from warrant holders as of [•], 2020 in order to provide that, upon the completion of the Business Combination (i) each of our outstanding public warrants, which currently entitle the holder thereof to purchase one share of our Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of a public warrant immediately prior to the consummation of the Business Combination will be entitled to receive, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.85 as soon as reasonably practicable following the consummation of the Business Combination. Amended warrants will be exercisable only for a whole number of shares of common stock.

The Board believes that the Warrant Amendment will increase our opportunities and attractiveness to future investors by significantly reducing the dilutive impact of the warrants.

Q:	When and where will the Warrant Holders Meeting be held?

A:	The Warrant Holders Meeting will be held prior to the Shareholders Meeting at [●] on [●] at [●] Eastern Time. Only holders of our public warrant holders at the close of business on [●], 2020 will be entitled to vote at the Warrant Holders Meeting and at any adjournments and postponements thereof. The Warrant Holder Meeting is a virtual warrant holder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

To be admitted to the virtual Warrant Holder Meeting, go to the webcast URL and enter your unique 12-digit control number. Registered warrant holders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [●], 2020 at [●] Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Warrant Holder Meeting by following the instructions available on the meeting website during the meeting. Warrant holders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at 917-262-2373, or via email at proxy@continentalstock.com.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 (888) 965-8995 (toll-free), outside the U.S., and Canada +1 (415) 655-0243 (standard rates apply). When prompted enter the pin number 74260910#. The telephone line will be listen-only, and you will not be able to vote or enter questions during the meeting via telephone.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Warrant Holder Meeting to satisfy the requirements for a meeting of warrant holders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Warrant Holder Meeting, the chair or secretary of the Warrant Holder Meeting will convene the meeting at [•] on the date specified above and at [•] solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

Q:	Who is entitled to vote at the Warrant Holders Meeting?

A:	The Company has fixed [●], 2020 as the record date, or “record date.” If you were a holder of our public warrants at the close of business on the record date, you are entitled to vote on matters that come before the Warrant Holders Meeting. However, a holder of our public warrants may only vote his, her or its warrants if he, she or it is present virtually or is represented by proxy at the Warrant Holders Meeting.

Q:	How do I vote?

A:	If you were a holder of record of our public warrants on [•], the record date for the Warrant Holder Meeting, you may vote with respect to the proposals virtually at the Warrant Holder Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail.  By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your public warrants at the Warrant Holder Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Warrant Holder Meeting so that your public warrants will be voted if you are unable to attend the Warrant Holder Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by [•] Eastern Time on [•].

Voting at the Virtual Meeting.  The Warrant Holders Meeting is a virtual warrant holder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020. To be admitted to the virtual Warrant Holder Meeting, go to the webcast URL and enter your unique 12-digit control number. Registered warrant holders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com. For additional information, please see the section entitled “Special Meeting of Company Warrant Holders.”

You can pre-register to attend the virtual meeting starting [•], 2020 at [•] Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Warrant holders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at 917-262-2373, or via email at proxy@continentalstock.com. If your warrants are registered directly in your name, you are considered the warrant holder of record and you have the right to vote virtually at the Warrant Holder Meeting.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 (888) 965-8995 (toll-free), outside the U.S., and Canada +1 (415) 655-0243 (standard rates apply). When prompted enter the pin number 74260910#. The telephone line will be listen-only, and you will not be able to vote or enter questions during the meeting via telephone.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Warrant Holder Meeting to satisfy the requirements for a meeting of warrant holders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Warrant Holder Meeting, the chair or secretary of the Warrant Holder Meeting will convene the meeting at [•] on the date specified above and at [•] solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

Q:	What if I do not vote my public warrants or if I abstain from voting?

A:	The approval of the Warrant Amendment Proposal requires the affirmative vote by the holders of at least 65% of our outstanding public warrants. The Warrant Holders Adjournment Proposal, if presented, requires the affirmative vote by the holders of a majority of the outstanding public warrants that are present and entitled to vote at the Warrant Holders Meeting. Abstentions and broker non-votes will have the same effect as a vote against the Warrant Amendment Proposal but, assuming a valid quorum is present, will have no effect on the Warrant Holder Adjournment Proposal, if presented.

Q:	What do I do if I want to vote against the amendments?

A:	If you are a holder of our public warrants at the close of business on the record date and you wish to vote against the Warrant Amendment Proposal, you should sign and return your proxy card indicating a vote “AGAINST.” Alternatively, you may vote at the virtual Warrant Holders Meeting. If you are a holder of our public warrants at the close of business on the record date and you do not sign and return your proxy card to your broker or vote virtually at the Warrant Holders Meeting, that will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal.

Q:	What will happen to the warrants if the Warrant Amendment Proposal is not approved?

A:	If the Warrant Amendment Proposal is not approved, the Warrant Amendment will not become effective, and the Warrant Cash Payment will not be paid to the holders of our public warrants.

Q:	Are the proposals conditioned on one another?

A:	The Warrant Amendment Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting, but the Warrant Holders Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Q:	What changes will be made to the terms of the warrants if the Warrant Amendment becomes operative?

A:	We encourage you to review the substantive text of the proposed Warrant Amendment attached as Annex M to this proxy statement. Please see the section entitled “WARRANT HOLDER PROPOSAL NO. 1 — Approval of The Warrant Amendment Proposal” for additional information.

Q:	What is the record date?

A:	The record date will be the close of business on [•], 2020. All public warrant holders of record at the close of business on this date will be entitled to vote on the Warrant Amendment.

Q:	What percentage of outstanding warrants must submit written consents for the Warrant Amendment to be approved?

A:	The Company must receive consents representing 65% of the outstanding public warrants for the Warrant Amendment to be approved.

Q:	If the Warrant Amendment is approved, when will it become effective?

A:	The Warrant Amendment will not become effective unless and until the Business Combination is completed.

Q:	In addition to receiving the necessary approval from public warrant holders, what are the other conditions to the Warrant Amendment?

A:	All other conditions to the completion of the Business Combination must be satisfied for the Warrant Amendment to become operative. If such conditions are not satisfied or the Business Combination does not occur for any reason, the Warrant Amendment will not become operative.

Q:	What is the Warrant Cash Payment and will I be entitled to receive the Warrant Cash Payment?

A:	The Warrant Amendment provides that, upon the completion of the Business Combination, (i) each of our outstanding public warrants, which currently entitle the holder thereof to purchase one share of our Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of a public warrant immediately prior to the consummation of the Business Combination will be entitled to receive, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.85 as soon as reasonably practicable following the consummation of the Business Combination (the “Warrant Cash Payment”). If the Warrant Amendment Proposal is approved and the Business Combination is completed, all holders of our public warrants will receive the Warrant Cash Payment in respect of their public warrants.

Q:	When will I receive any Warrant Cash Payment I am owed?

A:	Assuming the Warrant Amendment is approved and the Business Combination is completed, all of our public warrant holders will be entitled to receive the Warrant Cash Payment promptly following consummation of the Business Combination. If the Business Combination is not consummated, the Warrant Amendment will not take effect and no Warrant Cash Payment will be paid.

Q:	If I am a warrant holder and am not a holder of Common Stock, what are the U.S. federal income tax consequences to me if the Warrant Amendment is approved and the Business Combination is consummated?

A:	The U.S. federal income tax consequences of the consummation of the Business Combination, the approval of the Warrant Amendment and receipt of the Warrant Cash Payment depend on the particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights and Warrant Holders with respect to the Warrant Amendment and Warrant Cash Payment.” We urge you to consult your tax advisors regarding the tax consequences of the consummation of the Business Combination, the approval of the Warrant Amendment and receipt of the Warrant Cash Payment.

Q:	If I purchase public warrants after the record date, am I entitled to vote on the Warrant Amendment?

A:	No. Only our public warrant holders on the record date will be eligible to vote on the Warrant Amendment. If you purchase our public warrants after this date, you will not be entitled to vote on the Warrant Amendment, but you will be entitled to receive the Warrant Cash Payment.

Q:	Who do I call if I have any questions about how to vote or any other questions relating to the Warrant Amendment Proposal or the Warrant Amendment?

A:	Questions concerning the terms of the Warrant Amendment Proposal should be directed to our proxy agent by telephone at (800) 662-5200, for individuals, or (203) 658-9400, for banks and brokerage. Requests for assistance in voting or requests for additional copies of this proxy statement or other related documents should be directed to our proxy agent by telephone at (800) 662-5200, for individuals, or (203) 658-9400, for banks and brokerage. While each of the proxy agent and the Transfer Agent will be available to answer questions about the Warrant Amendment Proposal, neither of them will make any recommendation as to whether or not holders should vote for or against the Warrant Amendment Proposal.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and Landsea, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page [•] of this proxy statement.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; (ii) no inclusion of any shares of Class A Stock issuable upon the exercise of the Company’s warrants or any shares to be issued pursuant to the Incentive Plan at or following the closing of the Business Combination; and (iii) the cancellation of approximately 2,260,000 Private Placement Warrants and 600,000 Founder Shares held by our Sponsor.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated in the state of Delaware on June 29, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s securities are currently listed on the Nasdaq Capital Market under the symbols “LFAC,” “LFACW” and “LFACU,” respectively. The Company intends to apply to continue the listing of its publicly-traded Class A Stock, public warrants, and units on Nasdaq under the symbols “LSEA,” “LSEAW” and “LSEAU,” respectively, upon the closing of the Business Combination. In connection with the consummation of the Business Combination, the Company will change its name to Landsea Homes Corporation.

The mailing address of the Company’s principal executive office is 600 Madison Avenue, Suite 1802, New York, NY 10022.

Merger Sub

Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of the Company, formed by the Company on August 20,2020. In the Business Combination, Merger Sub will merge with and into Landsea, with Landsea continuing as the surviving entity.

The mailing address of Merger Sub’s principal executive office is 600 Madison Avenue, Suite 1802, New York, NY 10022.

Landsea

Landsea, a Delaware corporation, is a rapidly growing U.S. homebuilder, primarily engaged in the design, construction, marketing and sale of suburban and urban single-family detached and attached homes in California, Arizona and Metro New York. In the Business Combination, Merger Sub will merge with and into Landsea, with Landsea continuing as the surviving entity. In connection with the merger with Merger Sub, Landsea will change its name to Landsea Homes US Corporation.

The mailing address of Landsea’s principal executive office is 660 Newport Center Drive, Suite 300, Newport Beach, California 92660.

Seller

The Seller, a Delaware corporation, is the direct parent of Landsea.

The mailing address of the Seller’s principal executive office is 660 Newport Center Drive, Suite 300, Newport Beach, California 92660.

Landsea’s Business

Landsea is a rapidly growing U.S. homebuilder. Headquartered in Newport Beach, California, Landsea is primarily engaged in the design, construction, marketing and sale of suburban and urban single-family detached and attached homes in California, Arizona, and Metro New York. Landsea is a wholly owned indirect U.S. subsidiary of Landsea Green Group Co., Ltd., a leading environmentally focused homebuilding company that operates in the U.S., Germany, and China. While it offers a wide range of properties, Landsea primarily focuses on entry-level and first-time move-up homes. For more information about Landsea, please see the sections entitled “Information About Landsea,” “Landsea’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

The Business Combination Proposal

On August 31, 2020, the Company entered into the Merger Agreement, by and among the Company, Merger Sub, Landsea and the Seller. The Merger Agreement provides that, among other things, prior to the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake the merger of Merger Sub with and into Landsea, with Landsea continuing as the surviving corporation (the “Merger”). For more information about the transactions contemplated by the Merger Agreement, please see the section entitled “Proposal No. 1 – Approval of the Business Combination.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to the Seller in the Business Combination

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is approximately $344 million. The Seller will receive approximately $344 million of Stock Consideration, consisting of 32,557,303 newly issued shares of our Class A Stock, which shares will be valued at $10.56 per share for purposes of determining the aggregate number of shares payable to the Seller. The number of shares of Class A Stock issued to the Seller as Stock Consideration is not subject to adjustment. At the closing of the Business Combination, the Seller will receive shares of Class A Stock.

Related Agreements

Stockholder’s Agreement

At the closing of the Business Combination, the Company and the Seller will enter into a Stockholder’s Agreement, a copy of which is attached hereto as Annex D, whereby, among other things, the parties thereto will agree (i) to certain board composition and nomination requirements, including rights to nominate directors in accordance with defined ownership thresholds, establish certain committees and their respective duties and allow for the compensation of directors, (ii) to provide the Seller with certain inspection and visitation rights, access to Company management, auditors and financial information, (iii) provide the Seller with veto rights with respect to certain actions of the Company, (iv) not to, to the extent permitted by applicable law, share confidential information related to the Company, (v) waive their right to jury trial and choose Delaware as the choice of law, and (vi) vote their Common Stock in furtherance of the aforementioned rights, in each case on terms and subject to the conditions set forth therein. In addition, the Seller will also agree to not compete with the Company in the “domestic homebuilding business,” as such term is defined therein, so long as it controls more than 10% of the Company or has a representative serving on the board of directors. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements — Stockholder’s Agreement” for further information.

Investor Representation Letter

At the closing of the Business Combination, the Seller will deliver an investor representation letter, a copy of which is attached hereto as Annex E, whereby, among other things, the Seller will represent to the Company that it is an accredited investor and is otherwise qualified to receive the Stock Consideration pursuant to a private placement effected in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Investor Representation Letter” for further information.

Lock-up Agreements

At the closing of the Business Combination, the Seller and Sponsor will each enter into an equity lock-up letter agreement with the Company, copies of which are attached hereto as Annexes G-1 and G-2, providing that each of Seller and Sponsor and their permitted transferees, during the period commencing on the closing of the Business Combination and continuing until the earlier of (i) one year following the closing of the Business Combination and (ii) subsequent to the closing of the Business Combination, (x) if the last sale price of the Class A Stock equals or exceeds $12.00 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the closing of the Business Combination or (y) the date following the closing of the Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company for cash, securities or other property, will be restricted from transferring or selling their Common Stock or warrants, in each case on terms and subject to the conditions set forth therein. Additionally, each of Sponsor and Seller will be restricted from transferring or selling public warrants and private warrants for 30 days following the Business Combination. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination—Related Agreements—Lock-up Agreements” for further information.

License Agreement

At the closing of the Business Combination, an affiliate of the Seller (“Licensor”), the Company, and each of its greater than 50% owned subsidiaries (the “Licensees”), will enter into a License Agreement, pursuant to which, the Licensor will agree, among other things, to grant the Licensees an exclusive license to use the “Landsea” trademark in connection with the “domestic homebuilding business” (as such term is defined in the Stockholder’s Agreement), subject to certain usage standards and the Seller indirectly owning, together with its affiliates, more than 6% of the post-combination company’s Class A Stock, in each case on terms and subject to the conditions set forth therein. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—License Agreement” for further information.

Incentive Plan

Our Board approved the Incentive Plan on September 17, 2020, subject to stockholder approval of the Incentive Plan at the Special Meeting, to become effective at the closing of the Business Combination. The purpose of the Incentive Plan is to advance promote and closely align the interests of employees, officers, non-employee directors and other service providers of the Company and its stockholders by providing an incentive program that will enable the Company to offer stock-based compensation. The objectives of the Incentive Plan are to attract and retain the best available employees, consultants and directors and to provide them with an equity interest in the Company’s growth and for positions of substantial responsibility and to motivate participants to optimize the profitability of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of participants to those of the Company’s stockholders. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, and restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards. For more information about the Incentive Plan, please see the section entitled “Proposal No. 6—Approval of the Incentive Plan, including the Authorization of the Initial Share Reserve under the Incentive Plan—Summary of the Incentive Plan.”

Other Agreements

Sponsor Surrender Agreement

Concurrent with the execution of the Merger Agreement, the Sponsor, the Company, the Seller, and Landsea entered into that certain Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement (the “Sponsor Surrender Agreement”), pursuant to which, the Sponsor has agreed to (i) forfeit to the Company for no consideration 2,260,000 Private Placement Warrants and 600,000 Founder Shares, (ii) forfeit up to 500,000 shares of its converted Founder Shares contingent upon the valuation of the Class A Stock reaching certain thresholds during the twenty-four month period following the closing of the Business Combination, (iii) transfer to the Seller 2,200,000 Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A stock subject to the contingencies noted above), (iv) cancel and forgive all amounts owed to Sponsor pursuant to the Promissory Note, and (v) receive a cash payment in lieu of converting outstanding amounts due under the Convertible Note upon the consummation of the Business Combination, in each case on terms and subject to the conditions set forth therein, a copy of which is attached hereto as Annex I.

Founders’ Waiver Agreements

Concurrent with the execution of the Merger Agreement, the Company, the Seller, Landsea and each of the LF Capital Restricted Stockholders, other than the BlackRock Holders, entered into those certain Founder Waiver Agreements (collectively, the “Founders’ Waiver Agreements”), pursuant to which, each LF Capital Restricted Stockholder party thereto agreed to (i) waive certain of their anti-dilution, conversion, and redemption rights with respect to their Founder Shares and (ii) convert their Founder Shares into shares of the Company’s Class A Stock on a one-for-one basis, in each case on terms and subject to the conditions set forth therein. Additionally, each of the LF Capital Restricted Stockholders party thereto agreed to waive their redemption rights with respect to any Class A Stock they may own. A copy of the Founders’ Waiver Agreement is attached hereto as Annex J-1.

Additionally, the Company, the Seller, Landsea and the BlackRock Holders entered into a waiver agreement (the “BlackRock Waiver Agreement”), pursuant to which, each BlackRock Holder agreed to (i) waive certain of their anti-dilution and conversion rights with respect to their Founder Shares and (ii) convert their Founder Shares into shares of the Company’s Class A Stock on a one-for-one basis, in each case on terms and subject to the conditions set forth therein. A copy of the BlackRock Waiver Agreement is attached hereto as Annex J-2.

Indemnification Agreement

Concurrent with the execution of the Merger Agreement, the Company entered into an indemnification agreement with the Seller and the Sponsor (the “Indemnification Agreement”), whereby the Company agreed that it would (i) not amend, waive, terminate or otherwise modify the BlackRock Waiver Agreement without the prior written consent of the Seller and (ii) enforce the obligations thereunder. The Sponsor agreed to (i) indemnify the Company and the Seller for all reasonably documented out-of-pocket costs the Company or Seller may incur in connection with enforcing the Indemnification Agreement and the BlackRock Waiver Agreement and (ii) immediately after the Closing, forfeit such number of Class A Stock of the Company equal to the number of shares of Founder Shares held by the BlackRock Holders that are converted into Class A Stock at or as a result of the closing of the Business Combination less the number of Founder Shares held by the BlackRock Holders immediately prior to the Business Combination. A copy of the Indemnification Agreement is attached hereto as Annex L.

Founders’ Voting and Support Agreement

Concurrent with the execution of the Merger Agreement, the Seller and the LF Capital Restricted Stockholders, other than the BlackRock Holders, entered into a Voting and Support Agreement with the Company and the Seller (the “Voting and Support Agreement”), a copy of which is attached hereto as Annex K, pursuant to which each of the LF Capital Restricted Stockholders parties thereto will, among other things, vote their Founder Shares and other acquired Common Stock (representing as of September 17, 2020, approximately 22.6% of the voting power of the Company) (i) in favor of the adoption of the Merger Agreement and the accompanying transaction, (ii) against any action, proposals, transaction or agreement that would result in a breach of any representation, warranty, covenant, obligation or agreement of the Company or Merger Sub contained in the Merger Agreement, and (iii) in favor or the proposals set forth in this Proxy Statement. Additionally, each LF Capital Restricted Stockholder party thereto has agreed to certain standstill obligations, in each case on terms and subject to the conditions set forth therein. The Voting and Support Agreement will terminate upon the earlier to occur of, (x) as to each LF Capital Restricted Stockholder party thereto, the mutual written consent of the Seller and such LF Capital Restricted Stockholder, (y) the closing of the Business Combination, and (z) the date of termination of the Merger Agreement.

Organizational Structure

The following diagram depicts the current ownership structure of Landsea:

The following diagram, which is subject to change based upon any redemptions by the Company’s current public stockholders in connection with the Business Combination, illustrates the ownership structure of the post-combination company immediately following the Business Combination:

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. As of September 17, 2020, the redemption price would have been approximately $10.57 per share. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Common Stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20%.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the LF Capital Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 25.9% in the post-combination company; (ii) the LF Capital Restricted Stockholders will own approximately 5.3% of the post-combination company with respect to their converted Founder Shares; and (iii) the Seller will own approximately 68.8% of the post-combination company. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does take into account (1) the conversion of 3,056,700 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions), (2) the transfer of 500,000 Founder Shares from the Sponsor to the Seller pursuant to the Sponsor Surrender Agreement and (3) the issuance of 224,550 shares of Class A Stock by the Company pursuant to the Forward Purchase Transaction and corresponding cancellation of an equal number of shares held by the Sponsor pursuant to the Sponsor Surrender Agreement. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates ownership levels in the Company based on a no redemption scenario and maximum redemption scenario, immediately after the consummation of the Business Combination:(1)

	No Redemption Scenario	Maximum Redemption Scenario
The Company’s public stockholders	25.9%	23.3%
LF Capital Restricted Stockholders (Converted Founder Shares)	5.3%	5.5%
Seller	68.8%	71.2%
	100%	100%

(1) This table, other than the maximum redemption scenario wherein 1,623,379 shares of Class A Stock are redeemed, reflects the assumptions as set forth in the preceding paragraph.

Board of Directors of the Company Following the Business Combination

In addition to Messrs. Reed and Wilson, who have each been nominated to serve as directors pursuant to Proposal No. 5, Messrs. Prot, Farhat, Traboulsi, Erwin and Ms. Wendel will serve as directors following this Special Meeting. Pursuant to the terms of the Merger Agreement, immediately prior to the consummation of the Business Combination, Messrs. Prot, Wilson, Traboulsi, and Erwin and Ms. Wendel shall resign as directors of the Company. Mr. Reed (assuming his reelection pursuant to Proposal No. 5) and Mr. Farhat shall continue as directors of the post-combination company, whereby Messrs. Reed and Farhat, pursuant to the Merger Agreement and Second Amended and Restated Charter will reconstitute and appoint a full board of directors. Please see the section entitled “Management after the Business Combination” for additional information.

The Charter Approval Proposal

Upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to reflect the Charter Approval Proposal to, among other things:

•	Change the post-combination company’s name to Landsea Homes Corporation;

•	Provide that the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware” and delete a prior provision in Article II pertaining to a blank-check company;

•	Provide for a single class of common stock of the post-combination company, entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (other than certain amendments amendment relating to preferred stock) and increase our total number of authorized shares of common stock from 115,000,000 shares to 500,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 100,000,000 shares to 500,000,000 shares, (ii) eliminating Class B Common Stock of the Company by decreasing the post-combination company’s authorized Class B Common Stock from 15,000,000 shares to zero shares, (iii) and designating 50,000,000 shares of Preferred Stock;

•	Provide that the post-combination board of directors shall consist of a single class of directors elected annually and that subject to the rights of holders of any outstanding series of preferred stock to elect directors under specified circumstances, the number of directors will be determined from time to time exclusively by the post-combination board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board;

•	Provide that that subject to the rights of the holders of any outstanding series of preferred stock, any director, or the entire post-combination board of directors, may be removed, with or without cause, by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon;

•	Allow for stockholder action by written consent in lieu of a meeting of stockholders when the Seller and its affiliates collectively, beneficially own shares representing more than 50% of the outstanding common stock of the post-combination company;

•	Allow, except as otherwise required by law and subject to the rights of the holders of any outstanding series of preferred stock, for special meetings of stockholders to be called by one or more persons (i) that beneficially own shares representing at least 25% of the voting power of the post-combination company’s stock outstanding and entitled to vote on the matter or matters proposed to be brought before the proposed special meeting as of the record date; and (ii) comply with such procedures for calling a special meeting of stockholders as may be set forth in the post-combination Second Amended and Restated Bylaws;

•	Provide that the corporation will not be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is similar to Section 203 of the DGCL, but excludes the Seller and its successors and affiliates (the “Excluded Parties”) from the definition of “interested stockholder”;

•	Delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

•	Provide that in addition to any affirmative vote required by law or by any other provisions of the Second Amended and Restated Certificate of Incorporation, including any preferred stock designation, any merger or consolidation of the post-combination company with any other entity shall require the affirmative vote of the holders of not less than 80% of the outstanding shares of common stock of the post-combination company at any time when the Seller and its affiliates, collectively, beneficially own shares representing more than 20% of the outstanding shares common stock of the post-combination company;

•	Delete the prior provisions under Article X (Corporate Opportunities), which limited the application of the doctrine of corporate opportunity and provided that the affirmative vote of the holders of not less than 70% of the voting power of the outstanding shares of common stock of the post-combination company shall be required to amend or terminate Section 5.4 of the Stockholder’s Agreement, which among other things, limits the Seller’s participation in the domestic homebuilding business.

•	Provide that in addition to any other votes required by law or the Second Amended and Restated Certificate of Incorporation, including any preferred stock designation, the affirmative vote of the holders representing at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to adopt, amend or repeal, or adopt any provision inconsistent with, Articles V (Board of Directors), VI (Stockholder Action), VII (Special Meeting of Stockholders), VIII (Business Combinations with Interested Stockholders), X (Corporate Opportunities), XII (Amendment), XIII (Liability of Directors), and XIV (Forum of Adjudication of Disputes) of the Second Amended and Restated Certificate of Incorporation;

•	Provide that in addition to any amendment to other votes required by law or the Second Amended and Restated Certificate of Incorporation, stockholders of the post-combination company can adopt, amend or repeal, or adopt any provision of the bylaws of the post-combination company only by the affirmative vote of the holders of at least 70% of the voting power of the stock outstanding common stock outstanding and entitled to vote thereon, voting together as a single class.

•	Establish that unless the post-combination company, in writing, selects or consents to the selection of an alternative forum, (a) the sole and exclusive forum for any complaint asserting any internal corporate claims is, to the fullest extent permitted by law and subject to applicable jurisdictional requirements, the Delaware Court of Chancery (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act is, to the fullest extent permitted by law, the federal district courts of the United States of America.

Please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

•	a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination (Proposal No. 2);

•	a separate proposal to approve, on a non-binding advisory basis, certain governance provisions in the Company’s Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

•	a proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex F, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

•	a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

Please see the sections entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 4 — Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 6— Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 7—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held on [•], 2020 at [•] local time at [•], or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

Only Company stockholders of record at the close of business on [•], 2020, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Class A Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 16,100,613 shares of Common Stock outstanding and entitled to vote, of which 12,219,363 are shares of Class A Stock and 3,881,250 are Founder Shares held by our LF Capital Restricted Stockholders.

Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Landsea issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Landsea.

Landsea has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•	Seller will have the largest voting interest in the post-combination company;

•	The board of directors of the post-combination company will have nine members, and the Seller will have the ability to designate seven members of the board of directors;

•	Landsea management will hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	Landsea is significantly larger than the Company by assets, revenue, and employees; and.

•	The purpose and intent of the Business Combination is to create an operating public company through the Company, with management continuing to use Landsea’s platform to grow the business and the combined entity will retain the Landsea name.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares virtually if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders – Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•	the fact that the LF Capital Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•	the fact that our Sponsor has agreed to forfeit up to 500,000 Founder Shares, contingent upon the valuation of the Company’s Class A Stock achieving certain thresholds during the twenty-four month period following the closing of the Business Combination;

•	the fact that our Sponsor has agreed to transfer to the Seller 2,200,000 shares of Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A Stock subject to the same contingencies noted above);

•	the fact that our Sponsor has agreed to forfeit 2,260,000 Private Placement Warrants and 600,000 Founder Shares in connection with a Business Combination;

•	the fact that our Sponsor has agreed to forfeit an amount of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company pursuant to the Forward Purchase Transaction;

•	the fact that our LF Capital Restricted Stockholders have agreed to waive their rights to certain anti-dilution conversion adjustments with respect to any shares of our Class B Stock they may hold in connection with the consummation of the Business Combination;

•	the fact that the LF Capital Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by December 22, 2020;

•	the fact that the LF Capital Restricted Stockholders paid an aggregate of $25,000 for 3,881,250 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $[•], based upon the closing trading price of the Class A Stock on [•], 2020 (but, given the restrictions on such shares, we believe such shares have less value);

•	the fact that our Sponsor and the BlackRock Holders paid an aggregate of approximately $7,760,000 for their 7,760,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by December 22, 2020;

•	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the anticipated continuation of two (2) of our existing directors, Messrs. Reed and Farhat, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by December 22, 2020;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 22, 2020; and

•	that pursuant to the Demand Registration Rights Agreement, the LF Capital Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Reasons for the Approval of the Business Combination

We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of both our Sponsor and our Board to identify, acquire and operate one or more businesses within or outside of the United States, although we were not limited to a particular industry or sector.

In particular, our Board considered the following positive factors, although not weighted or in any order of significance:

•	Landsea is an established business with potential growth prospects within the homebuilding sector;

•	our Board believes the Business Combination will strengthen Landsea’s business throughout the U.S. market by providing additional liquidity and other resources for continued growth and investment in the business;

•	our Board believes the homebuilding sector is critical to housing and construction, generally, and that Landsea has a fundamental business that has the potential to be scaled for growth;

•	our Board believes Landsea will be well positioned to grow and develop its business in response to certain demographic and economic factors, including the increase in population growth of cities;

•	Landsea’s year-on-year total revenue growth across all segments was 67% and 92%, respectively, for each of the years ended December 31, 2019 and December 31, 2018;

•	the Company’s management conducted extensive meetings and calls with Landsea management regarding Landsea’s operations, financial position and projections;

•	our Board believes Landsea has a strong management team with significant experience;

•	senior management of Landsea have indicated their intent to remain with the post-combination company in the capacity of officers and/or directors, which will provide helpful continuity in advancing the Company’s strategic and growth goals;

•	our Board believes Landsea has a strong financial profile with recurring revenues and strong industry fundamentals;

•	Landsea has significant activities in California and Arizona and our Board believes is positioned to take advantage of potential state and regional growth opportunities;

•	Landsea operates primarily in growing homebuilding markets, and our Board believes Landsea offers a product suited to current home buyer demands;

•	the aggregate value of the consideration payable by the Company pursuant to the Merger Agreement;

•	the fact that the Company stockholders will retain an ownership stake following the Business Combination, which provides them the opportunity to participate in the potential growth of Landsea following the Business Combination; and

•	the financial and other terms and conditions of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between the Company and Landsea.

For more information about our decision-making process, please see the section entitled “Proposal No. 1 – Approval of the Business Combination – The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

The respective obligations of the parties to the Merger Agreement to consummate and effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

•	the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, and the Charter Approval Proposal shall have been duly obtained in accordance with the DGCL, the Company’s current certificate of incorporation and bylaws and the rules and regulations of Nasdaq;

•	the Company shall have net tangible assets of at least $5,000,001 following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s current certificate of incorporation;

•	the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act, if required, shall have expired or early termination must have been granted;

•	there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect or will be threatened in writing by a governmental entity;

•	the shares of Class A Stock to be issued in connection with the closing of the Business Combination shall have been approved for listing upon the closing of the Business Combination on Nasdaq subject to the requirement to have a sufficient number of round lot holders; and

•	Landsea Green Properties Co., Ltd., an affiliate of Seller and Landsea, has obtained the approval of the Stock Exchange of Hong Kong Limited (“HKSE”), in connection with the Merger and Transactions, in accordance with the applicable requirements of Rules Governing the Listing of Securities on the HKSE and such approval has not been revoked at or prior to the Closing.

The obligations of the Company and Merger Sub to consummate and effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by the Company, including, among others:

•	Those certain fundamental representations and warranties of Landsea must be true and correct in all material respects on and as of the date of the Merger Agreement and on and as of the closing of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and all other representations and warranties of Landsea must be true and correct (without giving effect to any limitation as to materiality, material adverse effect or any similar limitation contained therein) on and as of the date of the Merger Agreement and on and as of the closing date of the Business Combination as though made on and as of the closing date of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date), except where the failure of such representations and warranties of Landsea to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect.

•	Landsea must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to closing.

•	Landsea must have delivered a duly executed closing certificate certifying as to the above two matters.

•	No material adverse effect has occurred since the date of the Merger Agreement.

•	Landsea and the Seller have delivered, have caused to be delivered, or are ready to deliver the duly executed and filed Related Agreements, the certificate of merger of Landsea with and into Merger Sub, copies of resolutions and actions taken by Landsea’s boards of directors and stockholder in connection with the approval of the Merger Agreement and the transactions contemplated thereunder, and a copy of IRS Form W-9 from the Seller and Landsea.

The obligation of Landsea and the Seller to consummate and effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by Landsea and the Seller, including, among others:

•	Those certain fundamental representations and warranties of the Company and Merger Sub must be true and correct in all material respects on and as of the date of the Merger Agreement and on and as of the closing date of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and all other representations and warranties of the Company and Merger Sub must be true and correct (without giving effect to any limitation as to materiality, material adverse effect or any similar limitation contained therein) on and as of the date of the Merger Agreement and on and as of the closing date of the Business Combination as though made on and as of the closing date of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date), except where the failure of such representations and warranties of the Company and Merger Sub to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect.

•	The Company and Merger Sub must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to closing.

•	The Company must have delivered a duly executed closing certificate certifying as to the above two matters.

•	No material adverse effect has occurred since the date of the Merger Agreement.

•	Certain of the officers and directors of the Company and Merger Sub shall have resigned.

•	The amount in the Trust Account, must equal or exceed $90,000,000, after deducting the aggregate amount of Class A Stock redemptions and the aggregate amount of any unpaid Parent Transaction Costs and Company Transaction Costs (each as defined therein).

•	The Company and Merger Sub have delivered, have caused to be delivered, or are ready to deliver the duly executed Related Agreements, the Second Amended and Restated Certificate of Incorporation of the Company, the Second Amended and Restated Bylaws of the Company and copies of resolutions and actions taken by the Company and Merger Sub’s boards of directors and stockholders in connection with the approval of the Merger Agreement and the transactions contemplated thereunder.

•	The Surrendered Shares and Surrendered Warrants (each defined in the Sponsor Surrender Agreement) shall have been cancelled by the Company.

Please see the section entitled “Proposal No. 1 – Approval of the Business Combination – Conditions to Closing of the Business Combination” for additional information.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Company and Landsea have determined that the Business Combination is not subject to these requirements. At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

In connection with the consummation of the Business Combination and the transactions contemplated thereby, Landsea Green Properties Co., Ltd., an affiliate of Seller and Landsea, has made certain filings with the Stock Exchange of Hong Kong Limited (“HKSE”), and in accordance with the applicable requirements of Rules Governing the Listing of Securities on the HKSE. Such filings are subject to the consent of the HKSE and are a condition to the consummation of the Business Combination. We cannot assure you that the HKSE will not attempt to challenge the Business Combination, and, if such a challenge is made, we cannot assure you as to its result.

Neither the Company nor Landsea is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the consent of the HKSE. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of shares of outstanding Common Stock of the Company representing a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting are present virtually or represented by proxy at the Special Meeting. Broker non-votes and abstentions from voting will count as present for the purposes of establishing a quorum. The LF Capital Restricted Stockholders, other than the BlackRock Holders, as of September 17, 2020 own approximately 22.6% of the issued and outstanding shares of Common Stock, will count towards this quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of the votes cast by the holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Director Election Proposal.

Our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote their Founder Shares and any subsequently acquired public shares in favor of the matters set forth in this proxy statement.

Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. Each of the proposals at the Special Meeting, other than the Governance Proposals, Director Election Proposal and the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. The Governance Proposals, the Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. With respect to the Warrant Holder Meeting, (i) the Warrant Amendment Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting, and (ii) the Warrant Holders Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal do not receive the requisite vote for approval at the Special Meeting, subject to waiver by the parties pursuant to the Merger Agreement, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by December 22, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•	the fact that the LF Capital Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•	the fact that our Sponsor has agreed to forfeit up to 500,000 Founder Shares, contingent upon the valuation of the Company’s Class A Stock achieving certain thresholds during the twenty-four month period following the closing of the Business Combination;

•	the fact that our Sponsor has agreed to transfer to the Seller 2,200,000 shares of Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A Stock subject to the same contingencies noted above);

•	the fact that our Sponsor has agreed to forfeit 2,260,000 Private Placement Warrants and 600,000 Founder Shares in connection with a Business Combination;

•	the fact that our Sponsor has agreed to forfeit an amount of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company pursuant to the Forward Purchase Transaction;

•	the fact that our LF Capital Restricted Stockholders have agreed to waive their rights to certain anti-dilution conversion adjustments with respect to any shares of our Class B Stock they may hold in connection with the consummation of the Business Combination;

•	the fact that the LF Capital Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by December 22, 2020;

•	the fact that the LF Capital Restricted Stockholders paid an aggregate of $25,000 for 3,881,250 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $[•], based upon the closing trading price of the Class A Stock on [•], 2020 (but, given the restrictions on such shares, we believe such shares have less value);

•	the fact that our Sponsor and the BlackRock Holders paid an aggregate of approximately $7,760,000 for their 7,760,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by December 22, 2020;

•	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the anticipated continuation of two (2) of our existing directors, Messrs. Reed and Farhat, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by December 22, 2020;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 22, 2020; and

•	that pursuant to the Demand Registration Rights Agreement, the LF Capital Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page [•] of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company, the Seller and Landsea to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of Landsea prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table contains summary historical financial data for the Company as of and for the six months ended June 30, 2020 and as of and for the years ended December 31, 2019, December 31, 2018 and as of December 31, 2017 and for the period from June 29, 2017 (inception) through December 31, 2017. Such data as of and for the years ended December 31, 2019, December 31, 2018 and as of December 31, 2017 and for the period from June 29, 2017 (inception) through December 31, 2017 have been derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. Such data as of and for the six months ended June 30, 2020 have been derived from the unaudited financial statements of the Company included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

	As of June 30, 2020 (unaudited)	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$158,966	$161,405	$196,804	$19,538
Prepaid expenses	47,937	304,077	43,214	-
Total current assets	206,903	465,482	240,018	19,538
Deferred offering costs associated with initial public offering	-	-	-	178,283
Marketable securities held in Trust Account	141,249,220	162,019,909	159,718,098	-
Total assets	$141,456,123	$162,485,391	$159,958,116	$197,821

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$451,652	$121,516	$108,292	$76,804
Accrued expenses	16,000	30,610	6,500	18,600
Note payable - related parties	1,500,000	750,000	-	200,000
Franchise tax payable	20,050	40,000	200,000	-
Income tax payable	122,229	-	-	-
Total current liabilities	2,109,931	942,126	314,792	295,404
Deferred tax liabilities	-	128,105	-
Deferred underwriting commissions	5,433,750	5,433,750	5,433,750	-
Total liabilities	7,543,681	6,503,981	5,748,542	295,404

Commitments
Class A common stock, $0.0001 par value; 12,265,693, 14,461,820, 14,500,444 and -0- shares subject to possible redemption at $10.51, $10.44, $10.29, and -0- per share at June 30, 2020, December 31, 2019, December 31, 2018, and December 31, 2017, respectively	128,912,433	150,981,401	149,209,569	-

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at June 30, 2020, December 31, 2019, December 31, 2018, and December 31, 2017	-	-	-	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,169,368, 1,063,180, 1,024,556, and -0- shares issued and outstanding (excluding 12,265,693, 14,461,820, 14,500,444 and -0- shares subject to possible redemption) at June 30, 2020, December 31, 2019, December 31, 2018, and December 31, 2017, respectively.	117	106	102	-
Convertible Class B common stock, $0.0001 par value; 15,000,000 shares authorized; 3,881,250 shares issued and outstanding at June 30, 2020, December 31, 2019, December 31, 2018, and December 31, 2017	388	388	388	388
Additional paid-in capital	2,957,330	2,757,412	4,529,248	24,612
Retained earnings	2,042,174	2,242,103	470,267	(122,583)
Total stockholders' equity	5,000,009	5,000,009	5,000,005	(97,583)
Total Liabilities and Stockholders' Equity	$141,456,123	$162,485,391	$159,958,116	$197,821

SELECTED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Six Months Ended June 30, 2020 (unaudited)	For the Years Ended December 31, 2019	For the Year Ended December 31, 2018	For the period from June 29, 2017 (inception) through December 31, 2017
General and administrative expenses	$644,577	$826,307	$586,284	$120,488
Franchise tax expense	100,050	200,000	198,617	2,100
Loss from operations	(744,627)	(1,026,307)	(784,901)	(122,588)
Interest earned on investments and marketable securities	683,974	3,473,997	1,688,934	5
(Loss) Income before income tax expense	(60,653)	2,447,690	904,033	(122,583)
Income tax expense	139,276	675,854	311,183	-
Net (loss) income	$(199,929)	$1,771,836	$592,850	$(122,583)
Weighted average shares outstanding of Class A common stock	15,375,719	15,525,000	15,525,000	-
Basic and diluted net income per share, Class A	$0.03	$0.17	$0.08	$-
Weighted average shares outstanding of Class B common stock	3,881,250	3,881,250	3,881,250	3,375,000	(1)(2)
Basic and diluted net loss per share, Class B	$(0.17)	$(0.21)	$(0.15)	$(0.04)

(1) This number excludes an aggregate of up to 506,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On June 22, 2018, the underwriter exercised its over-allotment option in full, hence, these 506,250 shares were no longer subject to forfeiture.

(2) The share amounts have been retroactively restated to reflect the surrender of 431,250 shares from the Sponsor in February 2018.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “summary pro forma information”) gives effect to the Business Combination and related transactions described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Landsea issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. The summary unaudited pro forma condensed combined balance sheet data as of June 30, 2020 gives pro forma effect to the Business Combination and related transactions as if they had occurred on June 30, 2020. The summary unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 2020 and year ended December 31, 2019 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2019.

In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 is effective on January 1, 2021; however, voluntary early adoption is permitted. The Company has elected to early adopt the provisions of Release No. 33-10786, and the unaudited pro forma condensed combined financial information herein is presented in accordance therewith. The summary pro forma information have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the combined company appearing elsewhere in this proxy statement and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of the Company and related notes and the historical financial statements of Landsea and related notes included in this proxy statement. The summary pro forma information have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma information do not purport to project the future financial position or operating results of the combined company.

Upon consummation of the Business Combination, all Class B Stock will convert to Class A Stock. The following table presents summary pro forma information after giving effect to the Business Combination and related transactions, assuming two redemption scenarios as follows:

•	Assuming No Additional Redemptions: In connection with the Business Combination Extension, an aggregate of 1,215,698 shares of the Company’s Class A Stock was redeemed, and approximately $12.8 million was withdrawn out of the Trust Account for such redemptions. After such redemptions, there were 12,219,363 public shares outstanding. This presentation assumes that no additional shares of Class A Stock are redeemed by the public stockholders in connection with the Business Combination.

•	Assuming Maximum Redemptions: This presentation assumes that in addition to the 1,215,698 shares of Class A Stock redeemed in connection with the Business Combination Extension, 1,569,946 shares of the Class A Stock are redeemed for an aggregate redemption payment of $16.5 million based on an estimated per share redemption price of approximately $10.51 that was calculated using the $141.2 million of cash in the Trust Account divided by 13,435,061 Company Class A Stock subject to redemption as of June 30, 2020. The maximum redemption scenario is subject to the $90.0 million minimum cash condition per the Merger Agreement.

	Pro Forma Combined (Assuming No Additional Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data for the Six Months Ended June 30, 2020
Revenue	$231,353	$231,353
Net loss per share of Class A Stock - basic and diluted	$(0.49)	$(0.51)
Weighted average number of shares of Class A Stock outstanding - basic and diluted	47,133,674	45,563,728
Statement of Operations Data for the Year Ended December 31, 2019
Revenue	$630,988	$630,988
Net income per share of Class A Stock – basic	$0.16	$0.16
Weighted average number of shares of Class A Stock outstanding – basic	47,057,916	45,487,970
Net income per share of Class A Stock – diluted	$0.16	$0.16
Weighted average number of shares of Class A Stock outstanding – diluted	47,081,136	45,511,190

	Pro Forma Combined (Assuming No Additional Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands)
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of June 30, 2020
Total assets	$987,713	$971,213
Total liabilities	$399,446	$399,446
Total stockholders’ equity	$588,267	$571,767

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement.

Introduction

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The following unaudited pro forma condensed combined financial information present the combination of the financial information of the Company and Landsea adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the historical balance sheet of the Company and the historical balance sheet of Landsea on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, combine the historical statements of operations of the Company and Landsea for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Merger Sub, a wholly-owned subsidiary of the Company, with and into Landsea, with Landsea surviving the merger as a wholly-owned subsidiary of the Company;

•	issuance of 32,557,303 shares of Class A Stock of the Company;

•	impacts of the Sponsor Surrender Agreement, including the forfeiture of 600,000 Founder Shares, forfeiture of 500,000 shares of Sponsor’s converted Founder Shares contingent on the stock reaching certain price thresholds, transfer to Seller of 500,000 shares of Class A Stock immediately after the closing of the Business Combination and forfeiture of such shares in the event the same price thresholds noted above are not met, and the cash payment of $1.5 million for the outstanding amounts due under the Convertible Note upon the consummation of the Business Combination;

•	impact of the Forward Purchase Transaction, wherein parties to the agreement agree to purchase up to $35 million in Class A Stock from public stockholders or in the open market or in privately negotiated transactions at or less than $10.56 per share, inclusive of any fees and commissions, not to redeem such shares and vote such shares in favor of the Business Combination. Parties will receive up to 224,550 Class A Stock as an inducement for this commitment, and the Sponsor has agreed to forfeit Founder Shares of the same amount;

•	conversion of all outstanding Class B Stock to Class A Stock on a one-to-one basis;

•	the aggregate redemption of 1,215,698 shares of Class A Stock related to the Business Combination Extension; and

•	payment of $1.85 per public warrant following the consummation of the Business Combination if the Warrant Amendment is approved.

The historical financial information of the Company was derived from the unaudited and audited financial statements of the Company as of and for the six months ended June 30, 2020, and for the year ended December 31, 2019, respectively, which are included elsewhere in this proxy statement. The historical financial information of Landsea was derived from the unaudited and audited combined financial statements of Landsea as of and for the six months ended June 30, 2020, and for the year ended December 31, 2019, respectively, which are included elsewhere in this proxy statement. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the Company’s and Landsea’s unaudited and audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Landsea’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Landsea issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Landsea.

Landsea has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•	Seller will have the largest voting interest in the post-combination company;

•	The board of directors of the post-combination company will have nine members, and the Seller will have the ability to designate seven members of the board of directors;

•	Landsea management will hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	Landsea is significantly larger than the Company by assets, revenue, and employees; and

•	The purpose and intent of the Business Combination is to create an operating public company through the Company, with management continuing to use Landsea’s platform to grow the business and the combined entity will retain the Landsea name.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by the Company’s public stockholders of shares of Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing of the Business Combination) in the Trust Account:

Assuming No Additional Redemptions: In connection with the Business Combination Extension, an aggregate of 1,215,698 shares of the Company’s Class A Stock was redeemed, and approximately $12.8 million was withdrawn out of the Trust Account for such redemptions. After such redemptions, there were 12,219,363 shares of the Company’s Class A Stock outstanding. This presentation assumes that no additional shares of Class A Stock are redeemed by the public stockholders in connection with the Business Combination.

Assuming Maximum Redemptions: This presentation assumes that in addition to the 1,215,698 shares of the Company’s Class A Stock redeemed in connection with the Business Combination Extension, 1,569,946 shares of the Company’s Class A Stock are redeemed for an aggregate redemption payment of $16.5 million, based on an estimated per share redemption price of approximately $10.51 that was calculated based on $141.2 million in the Trust Account as of June 30, 2020. The maximum redemption scenario is subject to the $90.0 million minimum cash condition per the Merger Agreement.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2020

(in thousands)

	LF Capital Acquisition Corp (Historical)	Landsea (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
ASSETS
Cash and cash equivalents	$159	$80,182	$-	$141,249	(A)	$157,999	$(16,500)	(R)	$141,499
				(10,329)	(B)
				(1,813)	(C)
				(5,434)	(D)
				(1,500)	(E)
				(2,796)	(F)
				(75)	(G)
				(142)	(H)
				(28,721)	(I)
				(12,781)	(J)
Cash held in escrow	-	8,175	-	-		8,175	-		8,175
Restricted cash	-	18	-	-		18	-		18
Prepaid Expenses	48	-	(48)	-		-	-		-
Marketable securities held in Trust Account	141,249	-	-	(141,249)	(A)	-	-		-
Real estate inventories	-	734,461	-	-		734,461	-		734,461
Due from affiliates	-	2,815	-	-		2,815	-		2,815
Investment in and advances to unconsolidated joint ventures	-	27,343	-	-		27,343	-		27,343
Goodwill	-	20,707	-	-		20,707	-		20,707
Other assets	-	37,718	48	(1,571)	(B)	36,195	-		36,195
Total assets	$141,456	$911,419	$-	$(65,162)		$987,713	$(16,500)		$971,213

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

AS OF JUNE 30, 2020

(in thousands)

	LF Capital Acquisition Corp (Historical)	Landsea (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	$452	$30,648	$-	$(390)	(C)	$30,710	$-		$30,710
Accrued expenses and other liabilities	-	45,061	16	(1,590)	(F)	43,487	-		43,487
Accrued expenses	16	-	(16)	-		-	-		-
Due to affiliates	-	1,628	-	-		1,628	-		1,628
Note payable - related parties	1,500	-	-	(1,500)	(E)	-	-		-
Notes and other debts payable, net	-	323,621	-	-		323,621	-		323,621
Franchise tax payable	20	-	-	(20)	(H)	-	-		-
Income tax payable	122	-	-	(122)	(H)	-	-		-
Deferred tax liabilities	-	-	-	-		-	-		-
Deferred underwriting commissions	5,434	-	-	(5,434)	(D)	-	-		-
Total liabilities Commitments	7,544	400,958	-	(9,056)		399,446	-		399,446
Class A common stock subject to possible redemption	128,912	-	-	(116,131)	(K)	-	-		-
				(12,781)	(J)

STOCKHOLDERS' EQUITY
Class A common stock	-			1	(K)	5	-	(R)	5
				3	(L)
				-	(M)
				1	(N)
Class B common stock	1	-	-	-	(M)	-	-		-
				(1)	(N)
				-	(O)
Preferred stock	-	-	-	-		-	-		-
Additional paid-in capital	2,957	-	-	(3,977)	(B)	575,022	(16,500)	(R)	558,522
				116,130	(K)
				(3)	(L)
				-	(O)
				488,092	(P)
				(28,177)	(Q)
Retained earnings	2,042	-	-	(7,923)	(B)	11,927	-		11,927
				(1,423)	(C)
				(1,206)	(F)
				(75)	(G)
				(28,721)	(I)
				21,056	(P)
				28,177	(Q)
Net Investment by parent	-	509,148	-	(509,148)	(P)	-			-
Noncontrolling interests	-	1,313	-	-		1,313	-		1,313
Total stockholders’ equity (deficit)	5,000	510,461	-	72,806		588,267	(16,500)		571,767
Total liabilities and stockholders’ equity (deficit)	$141,456	$911,419	$-	$(65,162)		$987,713	$(16,500)		$971,213

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(in thousands, except share and per share data)

	LF Capital Acquisition Corp (Historical)	Landsea (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenue
Home sales	$-	$231,353	$-	$-		$231,353	$-	$231,353
Total revenue	-	231,353	-	-		231,353	-	231,353

Cost of sales
Home sales	-	205,476	-	-		205,476	-	205,476
Inventory impairments	-	3,413	-	-		3,413	-	3,413
Total cost of sales	-	208,889	-	-		208,889	-	208,889

Gross margin
Home sales	-	22,464	-	-		22,464	-	22,464
Total gross margin	-	22,464	-	-		22,464	-	22,464

Sales and marketing expenses	-	17,618	-	-		17,618	-	17,618
General and administrative expenses	645	19,950	100	(60)	(AA)	20,091	-	20,091
				400	(BB)
				(323)	(EE)
				(621)	(FF)
Franchise tax expense	100	-	(100)	-		-	-	-
Total operating expenses	745	37,568	-	(604)		37,709	-	37,709

Loss from operations	(745)	(15,104)	-	604		(15,245)	-	(15,245)

Interest earned on investments and marketable securities	684	-	-	(684)	(CC)	-	-	-
Other income (expense), net	-	70	-	-		70	-	70
Equity in net (loss) income of unconsolidated joint ventures	-	(15,613)	-	-		(15,613)	-	(15,613)
Loss before income taxes	(61)	(30,647)	-	(80)		(30,788)	-	(30,788)

Income tax expense	139	-	(139)	-		-	-	-
(Benefit) provision for income taxes	-	(7,731)	139	(21)	(HH)	(7,613)	-	(7,613)

Net loss	(200)	(22,916)	-	(59)		(23,175)	-	(23,175)
Net loss attributed to noncontrolling interests	-	(110)	-	-		(110)	-	(110)
Net loss attributable to Landsea Homes Business	$(200)	$(22,806)	$-	$(59)		$(23,065)	$-	$(23,065)
Weighted average number of shares of Class A Stock outstanding - basic and diluted	15,375,719					47,133,674		45,563,728
Net income (loss) per share of Class A Stock - basic and diluted	$0.03					$(0.49)		$(0.51)
Weighted average number of shares of Class B Stock outstanding - basic and diluted	3,881,250
Net loss per share of Class B Stock - basic and diluted	$(0.17)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	LF Capital Acquisition Corp (Historical)	Landsea (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenue
Home sales	$-	$568,872	$-	$-		$568,872	$-	$568,872
Lot sales	-	62,116	-	-		62,116	-	62,116
Total revenue	-	630,988	-	-		630,988	-	630,988

Cost of sales
Home sales	-	478,054	-	-		478,054	-	478,054
Lot sales	-	53,475	-	-		53,475	-	53,475
Total cost of sales	-	531,529	-	-		531,529	-	531,529

Gross margin
Home sales	-	90,818	-	-		90,818	-	90,818
Lot sales	-	8,641	-	-		8,641	-	8,641
Total gross margin	-	99,459	-	-		99,459	-	99,459

Sales and marketing expenses	-	26,522	-	-		26,522	-	26,522
General and administrative expenses	826	34,884	200	(120)	(AA)	48,161	-	48,161
				800	(BB)
				7,923	(DD)
				1,746	(EE)
				1,827	(FF)
				75	(GG)
Franchise tax expense	200	-	(200)	-		-	-	-
Total operating expenses	1,026	61,406	-	12,251		74,683	-	74,683
Loss from operations	(1,026)	38,053	-	(12,251)		24,776	-	24,776

Interest earned on investments and marketable securities	3,474	-	-	(3,474)	(CC)	-	-	-
Other income (expense), net	-	(1,602)	-	-		(1,602)	-	(1,602)
Equity in net (loss) income of unconsolidated joint ventures	-	(7,901)	-	-		(7,901)	-	(7,901)
Loss before income taxes	2,448	28,550	-	(15,725)		15,273	-	15,273

Income tax expense	676	-	(676)	-		-	-	-
(Benefit) provision for income taxes	-	6,159	676	(4,089)	(HH)	2,746	-	2,746

Net income (loss)	1,772	22,391	-	(11,636)		12,527	-	12,527
Net (loss) income attributed to noncontrolling interests	-	5,191	-	-		5,191	-	5,191
Net income (loss) attributable to Landsea Homes Business	$1,772	$17,200	$-	$(11,636)		$7,336	$-	$7,336
Weighted average number of shares of Class A Stock outstanding - basic	15,525,000					47,057,916		45,487,970
Net income per share of Class A Stock - basic	$0.17					$0.16		$0.16
Weighted average number of shares of Class A Stock outstanding - diluted	15,525,000					47,081,136		45,511,190
Net income per share of Class A Stock - diluted	$0.17					$0.16		$0.16
Weighted average number of shares of Class B Stock outstanding - basic and diluted	3,881,250
Net loss per share of Class B Stock - basic and diluted	$(0.21)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Landsea issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Landsea.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Business Combination occurred on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019. These periods are presented on the basis of Landsea as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited condensed balance sheet as of June 30, 2020 and the related notes for the period ended June 30, 2020, included elsewhere in this proxy statement; and

•	Landsea’s unaudited combined balance sheet as of June 30, 2020 and the related notes for the period ended June 30, 2020, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited condensed statement of operations for the six months ended June 30, 2020 and the related notes, included elsewhere in this proxy statement; and

•	Landsea’s unaudited combined statement of operations for the six months ended June 30, 2020 and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s audited condensed statement of operations for the year ended December 31, 2019 and the related notes, included elsewhere in this proxy statement; and

•	Landsea’s audited combined statement of operations for the year ended December 31, 2019 and the related notes, included elsewhere in this proxy statement.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Landsea.

2.	Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:

(A)	Reflects the reclassification of $141.2 million marketable securities held in the Trust Account that becomes available to fund expenses in connection with the Business Combination or future cash needs of Landsea.

(B)	Represents preliminary estimated transaction costs incurred by Landsea of approximately $11.9 million, inclusive of advisory, banking, printing, legal, and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into Additional Paid-In Capital. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $10.3 million as $1.6 million has been paid as of the pro forma balance sheet date. Equity issuance costs of $4.0 million are offset to Additional Paid-In Capital and the remaining balance is expensed through Retained Earnings. The costs expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 as discussed in (DD) below.

(C)	Represents the payment of preliminary estimated transaction costs incurred by the Company of approximately $1.8 million, inclusive of advisory, banking, printing, legal, and accounting fees that are expensed as a part of the Business Combination. $0.4 million of these fees have been accrued as of the pro forma balance sheet date. The remaining amount is reflected as an expense through Retained Earnings and is reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 as discussed in (EE) below.

(D)	Reflects the payment of $5.4 million of deferred underwriters’ fees. The fees are expected to be paid at closing of the Business Combination out of the cash in the Trust Account.

(E)	Reflects the cash repayment of the Company’s $1.5 million Convertible Note to the Sponsor at the closing of the Business Combination. The Sponsor waived its rights to convert the note to warrants of the post Business Combination entity at a price of $1.00 per warrant in the Sponsor Surrender Agreement.

(F)	Reflects the cash payment of $2.8 million, settlement of the accrued liability of $1.6 million, and impact on retained earnings of acceleration of vesting of certain Landsea phantom stock awards. Existing employment agreements with certain Landsea executives contained a provision for accelerating vesting of phantom stock awards that will be triggered upon consummation of the Business Combination.

(G)	Reflects the cash payment of an additional fee to Mr. Prot, the Chairman of the Board, for the closing of Business Combination during the 2020 fiscal year.

(H)	Reflects the payment of the Company’s accrued tax liabilities at the closing of the Business Combination.

(I)	Represents the cash payment to the holders of the public warrants related to the Warrant Amendment. The Warrant Amendment provides for cash consideration of $1.85 per public warrant, and that each outstanding public warrant will become redeemable for 1/10th of a share of Company Class A Stock for an exercise price of $1.15, amending the previous terms of a public warrant being redeemable for 1 share of Company Class A Stock for an exercise price of $11.50. The Warrant Amendment is subject to at least 65% of the public warrant holders’ approval.

(J)	Represents an aggregate cash payment to fund the redemption of 1,215,698 shares of Class A Stock for approximately $12.8 million allocated to Class A Common Stock using par value of $0.0001 per share and Additional Paid-In Capital at a redemption price of $10.51 per share, calculated as the cash in the Trust Account and 13,435,061 shares of Class A Stock outstanding as of the pro forma balance sheet date in connection with the Business Combination Extension.

(K)	Reflects the reclassification of $116.1 million of the Company’s Class A Stock subject to possible redemption to the Company’s Class A common stock with a par value of $0.0001 and Additional Paid-In Capital. This reflects remaining Class A Stock after the redemption described in (J).

(L)	Reflects the adjustment to the Company’s Class A common stock and Additional Paid-In Capital for the issuance of the Company’s Class A Stock with a value of $343.8 million at a price of $10.56 per share of Class A Stock as consideration to the Seller for the Business Combination.

(M)	Reflects issuance of the Utilization Fee Shares and Additional Fee shares as shares of Class A Stock in connection with the Forward Purchase Transaction, and the forfeiture of Class B Stock in the same amount of shares. Parties to the Forward Purchase Transaction have committed to buying $35 million of Company Class A Stock in the open market, not redeeming such shares and voting such shares in favor of the Business Combination, in exchange for up to 224,550 shares of Class A Stock. The Sponsors have agreed to forfeit Founder Shares of the amount of the shares of Class A Stock issued to the parties.

(N)	Reflects the conversion of all outstanding Class B Stock to Class A upon closing of the Business Combination (as adjusted for the amounts forfeited pursuant to Items (M) and (O) hereof). This includes 500,000 shares of Class B Stock converted to Class A Stock that the Sponsors may only sell or transfer and 500,000 shares of Sponsor Class B Stock converted to Class A Stock transferred to Seller that the Seller may only sell or transfer when certain share price thresholds are met during the twenty-four month period following the closing of the Business Combination.

(O)	Reflects the forfeiture of 600,000 Founder Shares with the adjustment to Additional Paid-In Capital. The forfeiture of the 2,260,000 Private Placement Warrants owned by the Sponsor do not result in a pro forma adjustment as it is a reclassification within the Additional Paid-In Capital line item. The 2,200,000 Private Placement Warrants transferred by Sponsors to the Seller do not result in a pro forma adjustment as these are already outstanding warrants that changed ownership.

(P)	Reflects the reclassification of historical Landsea equity to Retained Earnings and Additional Paid-In Capital.

(Q)	Reflects the reclassification of historical Company Retained Earnings into Additional Paid-In Capital.

(R)	Reflects the maximum redemption of 1,569,946 public shares for aggregate redemption payments of $16.5 million allocated to Class A Stock and Additional Paid-In Capital using par value $0.0001 per share and at a redemption price of $10.51 per share. The redemption price is calculated as $141.2 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 13,435,061 public shares outstanding, as adjusted by the cash withdrawn and shares redeemed in Item (J) above in connection with the Business Combination Extension.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 are as follows:

(AA)	Represents the elimination of the expense related to the Company’s office space and general administrative services, the agreement of which will terminate upon closing of the Business Combination.

(BB)	Represents the recognition of stock compensation expense for new Restricted Stock Unit awards granted to certain executives of Landsea upon consummation of the Business Combination. The awards will vest over 4 years and will have a continuing impact on the operations post-Business Combination.

(CC)	Represents the elimination of investment income related to the marketable securities held in the Trust Account.

(DD)	Reflects the total estimated transaction costs for Landsea in the statement of operations for the year ended December 31, 2019. No transaction costs were expensed in the historical Landsea statement of operations for the six months ended June 30, 2020. Transaction costs are reflected as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(EE)	Reflects the total estimated transaction costs for the Company in the year ended December 31, 2019 and the removal of the transaction costs in the Company’s historical statement of operations for the six months ending June 30, 2020. Transaction costs are reflected as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(FF)	Reflects the expense of the acceleration of vesting of certain Landsea phantom stock awards in the statement of operations for the year ended December 31, 2019 and the removal of expenses related to the phantom stock awards in Landsea’s historical statement of operations for the six months ended June 30, 2020. These costs are reflected as incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Existing employment agreements with certain Landsea executives contained a provision for accelerating vesting of phantom stock awards that will be triggered upon consummation of the Business Combination. This is a non-recurring item.

(GG)	Reflects the expense related to the additional fee to Mr. Prot, the Chairman of the Board, for the closing of Business Combination during the 2020 fiscal year in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019. This is a non-recurring item.

(HH)	Reflects the income tax effect of the pro forma adjustments using the estimated blended federal and state statutory tax rate of 26%.

4.	Earnings/loss per Share

Represents the net income / (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption by the Company’s public stockholders of shares of Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account for the six months ended June 30, 2020 and for the year ended December 31, 2019:

	Six Months Ended June 30, 2020		Year Ended December 31, 2019
	Assuming No Additional Redemptions	Assuming Maximum Redemptions (5)	Assuming No Additional Redemptions	Assuming Maximum Redemptions (5)
Pro forma net income (loss)	$(23,065)	$(23,065)	$7,336	$7,336
Weighted average number of shares of Class A Stock outstanding - basic (1)(4)	47,133,674	45,563,728	47,057,916	45,487,970
Net income (loss) per share of Class A Stock - basic	$(0.49)	$(0.51)	$0.16	$0.16
Weighted average number of shares of Class A Stock outstanding - diluted (2)(3)	47,133,674	45,563,728	47,081,136	45,511,190
Net income (loss) per share of Class A Stock - diluted	$(0.49)	$(0.51)	$0.16	$0.16

(1) For the purposes of calculating the weighted average number of shares of Class A Stock outstanding, management determined that the 1,000,000 shares of Class A Stock subject to forfeiture upon the valuation of the Class A Stock failing to reach certain thresholds during the twenty-four month period following the closing of the Business Combination are not participating securities, based upon the current trading price of the Class A Stock of $[●] as of [●], 2020. As such, these were excluded from the calculation of the weighted average number of shares of Class A Stock outstanding.

(2) The public warrants and Private Placement Warrants are exercisable at $11.50 per share amounts which exceeds the current market price of Class A Stock and the approximate per share redemption price, as of [●], 2020. These warrants are considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period.

(3) The Company considered potentially dilutive RSUs using the treasury stock method and determined that such RSUs were dilutive for the year ended December 31, 2019 and anti-dilutive for the six months ended June 30, 2020. The diluted weighted average shares outstanding reflects the impact of these RSUs under the treasury stock method in the year ended December 31, 2019.

(4) Weighted average number of shares of Class A Stock outstanding - basic for the six months ended June 30, 2020 includes the impact of 75,758 RSUs that vest on the first anniversary of the Business Combination.

(5) The maximum redemption scenario is calculated using the cash in the Trust Account and redemption price as of the applicable pro forma balance sheet date.

The following summarizes the number of shares of Class A Stock outstanding under the two redemption scenarios:

	No Additional Redemptions		Maximum Redemptions (1)
	Shares	Ownership %	Shares	Ownership %
Seller (3)	33,057,303	68.8%	33,057,303	71.2%
Public (2)	12,443,913	25.9%	10,820,534	23.3%
LF Capital Restricted Parties (Converted Founder Shares) (2)(4)	2,556,700	5.3%	2,556,700	5.5%
Total shares	48,057,916		46,434,537

(1) Maximum redemptions of approximately $17 million, assuming the minimum $90.0 million net cash is released from Trust Account to Landsea. The calculation uses cash in the Trust Account and redemption price as of August 30, 2020.

(2) Includes the 224,550 shares of Class A Stock, the maximum amount to be issued as Utilization Fee Shares and Additional Fee Shares, and the forfeiture of 224,550 Founder Shares in connection with the Forward Purchase Transaction.

(3) Includes the 500,000 shares of Class A Stock to be transferred to Seller that are subject to forfeiture if the valuation of the Class A Stock does not reach certain thresholds during the twenty-four month period following the closing of the Business Combination.

(4) Includes the 500,000 shares of Class A Stock of the Sponsor that are subject to forfeiture if the valuation of the Class A Stock does not reach certain thresholds during the twenty-four month period following the closing of the Business Combination.

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for the Company and Landsea and unaudited pro forma condensed combined per share information after giving effect to the Business Combination, assuming two redemption scenarios as follows:

Assuming No Additional Redemptions: In connection with the Business Combination Extension, an aggregate of 1,215,698 shares of the Company’s Class A Stock was redeemed, and approximately $12.8 million was withdrawn out of the Trust Account for such redemptions. After such redemptions, there were 12,219,363 public shares outstanding. This presentation assumes that no additional shares of Class A Stock are redeemed from the public stockholders in connection with the Business Combination.

Assuming Maximum Redemptions: This presentation assumes that in addition to the 1,215,698 public shares redeemed in connection with the Business Combination Extension, 1,569,946 of the public shares are redeemed. This scenario gives effect to public share redemptions for aggregate redemption payments of $16.5 million using a per share redemption price that was calculated as $141.2 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 13,435,061 Class A Stock subject to redemption. The maximum redemption scenario is subject to the $90.0 million minimum cash condition per the Merger Agreement.

The pro forma book value information reflects the business combination as if it had occurred on June 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2019.

This information is only a summary and should be read in conjunction with the historical financial statements of the Company and Landsea and related notes included elsewhere in this proxy statement. The unaudited pro forma combined per share information of the Company and Landsea is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings (loss) per share information below does not purport to represent the earnings (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company and Landsea would have been had the companies been combined during the periods presented.

			Combined Pro Forma
	LF Capital Acquisition Corp (Historical)	Landsea (Historical) (2)	Pro Forma Combined (Assuming No Additional Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)

As of and for the Six Months Ended June 30, 2020
Book value per share (1)	$6.95	N/A	$12.48	$12.55
Weighted average number of shares outstanding - basic and diluted (4)	19,256,969	N/A	47,133,674	45,563,728
Net income (loss) per share of Class A Stock - basic and diluted (4)	$0.03	N/A	$(0.49)	$(0.51)

As of and for the Year Ended December 31, 2019 (3)
Book value per share (1)	$8.04	N/A	N/A (3)	N/A (3)
Weighted average number of shares outstanding - basic	19,406,250	N/A	47,057,916	45,487,970
Net income per share of Class A Stock – basic	$0.17	N/A	$0.16	$0.16
Weighted average number of shares outstanding - diluted (5)	19,406,250	N/A	47,081,136	45,511,190
Net income per share of Class A Stock - diluted (5)	$0.17	N/A	$0.16	$0.16

(1) Book value per share calculated as Total equity / weighted average shares outstanding.

(2) Landsea has not historically calculated net earnings (loss) per share.

(3) A pro forma balance sheet for year ended December 31, 2019 is not required to be included herein and as such, no such calculation is included in this table.

(4) For the six months ended June 30, 2020, outstanding warrants and RSUs are anti-dilutive based upon the trading price of the Class A Stock as of [●], 2020, and have been excluded from the weighted average shares outstanding calculation. The weighted average number of shares of Class A Stock outstanding – basic number as of June 30, 2020 includes the impact of 75,758 vested RSUs that vest on the first anniversary of the Business Combination.

(5) Reflects the dilutive impact of unvested RSUs using the treasury stock method. Outstanding warrants for the year ended December 31, 2019 are anti-dilutive and excluded from the outstanding shares calculation based upon the trading price of the Class A Stock as of [●], 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, the business of Landsea, the business of the post-combination company and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	changes in the market for Landsea products and services;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement and our management’s current expectations and those of the management of Landsea, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance, as well as that of Landsea and the post-combination company, may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against Landsea or the Company following announcement of the proposed Business Combination and transactions contemplated thereby;

•	the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Merger Agreement;

•	the inability to obtain or maintain the listing of the post-combination company’s Class A Stock on Nasdaq following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Landsea and the Company businesses, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the inability to launch new Landsea products or services or to profitably expand into new markets;

•	the inability to obtain the consent of the HKSE to the Business Combination;

•	the possibility that Landsea or the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s and Landsea’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this proxy statement entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Neither the Company nor Landsea undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a Company stockholder grants its proxy or instructs how its vote should be cast or vote on the proposals to be put to the general meeting, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect the Company or Landsea, or, following the consummation of the Business Combination, the post-combination company.

RISK FACTORS

Your investment in the Company will involve substantial risks. You should carefully consider the following factors and all other information included in this proxy statement before making an investment decision. The occurrence of one of more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of Landsea following the Business Combination. Some statements in this proxy statement, including statements in the following risk factors, constitute forward-looking statements. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this proxy statement. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this proxy statement. Although we describe below and elsewhere in this proxy statement the risks we consider to be the most material, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on our results of operations, financial condition or business in the future. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. If any of these risks were to materialize, individually or in combination, our business, prospects, financial condition, results of operations or cash flows could be materially adversely affected.

Risks Related to Landsea’s Business

Actual or threatened public health crises, epidemics, or outbreaks, including the outbreak of COVID-19, may have a material adverse effect on Landsea’s business, financial condition, and results of operations.

Landsea’s business operations and supply chains may be negatively impacted by regional or global public health crises, epidemics, or outbreaks. For example, in December 2019, a novel strain of coronavirus, now known as COVID-19, emerged in Wuhan, Hubei Province, China. On March 11, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a global pandemic. The outbreak has spread rapidly throughout the world and has caused severe disruption to the global economy. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. Such measures may adversely impact Landsea’s business, financial condition, and results of operations. In addition, a significant public health crisis, epidemic or outbreak of contagious disease in the human population may adversely affect the economies and financial markets of many countries, including those in which Landsea operates, resulting in an economic downturn that could affect the supply or demand for Landsea’s products and services.

The outbreak of COVID-19 has caused companies like Landsea and its business partners to implement temporary adjustments to work schedules and travel plans, allowing employees to work from home and collaborate remotely. As a result, Landsea may experience lower efficiency and productivity, internally and externally, which may adversely affect its service quality. Moreover, Landsea’s business depends on its employees and the continued services of these individuals. If any of Landsea’s employees contracts or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of Landsea’s employees, potentially resulting in severe disruption to Landsea’s business.

Furthermore, Landsea’s results of operations have been severely affected by the COVID-19 outbreak, resulting in significant slowing and/or ceasing of construction, sales, warranty, and administrative support in its markets. In addition, depending on the specific jurisdiction, Landsea is required to implement certain safety protocols and procedures which can materially impact its ability to develop communities, maintain sales velocity, build homes, timely deliver homes, and service customers. The COVID-19 outbreak, and future outbreaks can have a material impact on cycle times, cancellation rates, availability of trades, costs, supplies, and new home demand.

More broadly, the COVID-19 outbreak threatens global economies and may cause significant market volatility and declines in general economic activities. This may severely dampen investor confidence in global markets, resulting in decreases in overall trading activities and restraint in their investment decisions.

The extent to which COVID-19 will impact Landsea’s operations depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, actions taken by government authorities or other entities to contain the coronavirus or treat its impact, and volatility in the capital and real estate markets, among others. Given the general slowdown in economic conditions globally, we cannot assure you that Landsea will be able to develop new products and services in a timely manner or that Landsea can maintain the growth rate it has previously experienced or projected. Because of these uncertainties, we cannot reasonably estimate the financial impact related to the COVID-19 outbreak and the response to it at this time, but Landsea’s financial condition and operating results for 2020 may be adversely affected.

Landsea’s industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for homes and, as a result, could have a material adverse effect on Landsea.

The residential homebuilding industry is cyclical and highly sensitive to changes in general and local economic, real estate or other business conditions that are outside of our control and could reduce the demand for homes, including changes in:

•	overall consumer confidence and the confidence of potential homebuyers in particular;

•	U.S. and global financial system, macroeconomic conditions, market volatility and credit market stability, such as the ongoing COVID-19 pandemic and government actions and restrictive measures implemented in response;

•	employment levels and job and personal income growth;

•	availability and pricing of financing for homebuyers;

•	short and long-term interest rates;

•	demographic trends;

•	changes in energy prices;

•	housing demand from population growth, household formation and other demographic changes, among other factors;

•	private party and governmental residential consumer mortgage loan programs, and federal and state regulation of lending and appraisal practices;

•	federal and state personal income tax rates and provisions, government actions, policies, programs and regulations directed at or affecting the housing market, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies;

•	the supply of and prices for available new or existing homes, including lender-owned homes acquired through foreclosures and short sales and homes held for sale by investors and speculators, and other housing alternatives, such as apartments and other residential rental property;

•	homebuyer interest in Landsea’s current or new product designs and community locations, and general consumer interest in purchasing a home compared to choosing other housing alternatives; and

•	real estate taxes.

Adverse changes in these or other general and local economic or business conditions may affect Landsea’s business nationally or in particular regions or localities. During the most recent economic downturn, several of the markets Landsea serves, and the U.S. housing market as a whole, experienced a prolonged decrease in demand for new homes, as well as an oversupply of new and existing homes available for sale. Demand for new homes is affected by weakness in the resale market because many new homebuyers need to sell their existing homes in order to buy a home from Landsea. In addition, demand may be adversely affected by alternatives to new homes, such as rental properties and existing homes. In the event of another economic downturn or if general economic conditions should worsen, Landsea’s home sales could decline and Landsea could be required to write down or dispose of assets or restructure its operations or debt, any of which could have a material adverse effect on its financial results.

Adverse changes in economic or business conditions can also cause increased home order cancellation rates, diminished demand and prices for Landsea’s homes, and diminished value of Landsea’s real estate investments. These changes can also cause Landsea to take longer to build homes and make it more costly to do so. Landsea may not be able to recover any of the increased costs by raising prices because of weak market conditions and increasing pricing pressure. Additionally, the price of each home Landsea sells is usually set several months before the home is delivered, as many homebuyers sign their home purchase contracts before or early in the construction process. The potential difficulties described above could impact homebuyers’ ability to obtain suitable financing and cause some homebuyers to cancel or refuse to honor their home purchase contracts altogether.

If Landsea is not able to develop communities successfully and in a timely manner, its revenues, financial condition and results of operations may be adversely impacted.

Before a community generates any revenue, time and material expenditures are required to acquire land, obtain or renew permits and development approvals and construct significant portions of project infrastructure, amenities, model homes and sales facilities.  There may be a significant lag from the time Landsea acquires land or options for land for development or developed home sites and the time Landsea can bring the communities to market and sell homes.  Landsea’s ability to process a significant number of transactions (which include, among other things, evaluating the site purchase, designing the layout of the development, sourcing materials and subcontractors and managing contractual commitments) efficiently and accurately is important to its success.  Errors by employees, failure to comply with or changes in regulatory requirements and conduct of business rules, failings or inadequacies in internal control processes, equipment failures, natural disasters or the failure of external systems, including those of suppliers or counterparties, could result in delays and operational issues that could adversely affect Landsea’s business, financial condition and operating results and relationships with customers.  Landsea can also experience significant delays in obtaining permits, development approvals, entitlements, and local, state or federal government approvals (including due to an extended failure by lawmakers to agree on a budget or appropriation legislation to fund relevant operations or programs), utility company constraints or delays, delays in a land seller’s lot deliveries or delays resulting from rights or claims asserted by third parties, which may be outside of Landsea’s control.  Additionally, Landsea may also have to renew existing permits and there can be no assurances that these permits will be renewed.  Delays in the development of communities also expose Landsea to the risk of changes in market conditions for homes.  A decline in Landsea’s ability to develop and market communities successfully and to generate positive cash flow from these operations in a timely manner could have a material adverse effect on its business and results of operations and on its ability to service its debt and to meet its working capital requirements.

The homebuilding industry is highly competitive and, if Landsea’s competitors are more successful or offer better value to customers, it may materially and adversely affect Landsea’s business and financial condition.

Landsea operates in a very competitive environment that is characterized by competition from a number of other homebuilders and land developers in each geographical market in which Landsea operates. There are relatively low barriers to entry into the homebuilding business. Landsea competes with numerous large national and regional homebuilding companies and with smaller local homebuilders and land developers for, among other things, homebuyers, desirable land parcels, financing, raw materials and skilled management and labor resources. If Landsea is unable to compete effectively in its markets, its business could decline disproportionately to the businesses of its competitors and Landsea’s financial condition could be materially and adversely affected.

Increased competition could hurt Landsea’s business by preventing it from acquiring attractive land parcels on which to build homes or making acquisitions more expensive, hindering Landsea’s market share expansion and causing it to increase selling incentives and reduce prices. Additionally, an oversupply of homes available for sale or a discounting of home prices could materially and adversely affect pricing for homes in the markets in which Landsea operates.

Over the past several years, Landsea has embarked on a strategy to expand its product offerings to include more affordably-priced homes to reach a deeper pool of qualified buyers and grow its overall community count. Landsea anticipates that it will continue to build more affordably-priced homes. We believe there is more competition among homebuilding companies in more affordable product offerings than in the luxury and move-up segments. Landsea also competes with the resale, or “previously owned,” home market, the size of which may change significantly as a result of changes in the rate of home foreclosures, which is affected by changes in economic conditions both nationally and locally.

Landsea may be at a competitive disadvantage with regard to certain large national and regional homebuilding competitors whose operations are more geographically diversified, as these competitors may be better able to withstand any future regional downturn in the housing market. Landsea competes directly with a number of large national and regional homebuilders that may have longer operating histories and greater financial and operational resources than Landsea does, including a lower cost of capital. Many of these competitors also have longstanding relationships with subcontractors, local governments and suppliers in the markets in which Landsea operates or in which Landsea may operate in the future. This may give Landsea’s competitors an advantage in securing materials and labor at lower prices, marketing their products and allowing their homes to be delivered to customers more quickly and at more favorable prices. This competition could reduce Landsea’s market share and limit its ability to expand its business.

Landsea’s geographic concentration could materially and adversely affect it if the homebuilding industry in its current markets should experience a decline.

Landsea’s current business involves the design, construction and sale of innovative detached and attached homes in planned communities in major metropolitan areas in California, Arizona and Metro New York. Because Landsea’s operations are concentrated in these areas, a prolonged economic downturn affecting one or more of these areas, or affecting any sector of employment on which the residents of such area are dependent, could have a material adverse effect on Landsea’s business, prospects, liquidity, financial condition and results of operations, and a disproportionately greater impact on Landsea than other homebuilders with more diversified operations. For example, much of the employment base in the San Francisco bay area is dependent upon the technology sector. During the downturn from 2007 to 2011, land values, the demand for new homes and home prices declined substantially in California. Additionally, in the past the state of California has experienced severe budget shortfalls and taken measures such as raising taxes and increasing fees to offset the deficit. Accordingly, Landsea’s sales, results of operations, financial condition and business would be negatively impacted by a decline in the economy, the job sector or the homebuilding industry in the Western U.S. regions in which its operations are concentrated.

In addition, Landsea’s ability to acquire land parcels for new homes may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning and other market conditions. The availability of land parcels in Landsea’s California and Arizona markets at reasonable prices is limited. If the supply of land parcels appropriate for development of homes is limited because of these factors, or for any other reason, Landsea’s ability to grow could be significantly limited, and the number of homes that Landsea builds and sells could decline.

Landsea is subject to warranty and liability claims arising in the ordinary course of business that can be significant.

As a homebuilder, Landsea is subject to construction defect, product liability, home warranty, and other claims, arising in the ordinary course of business or otherwise. While Landsea maintains general liability insurance and generally seeks to require subcontractors and design professionals to indemnify it for some portion of the liabilities arising from their work, there can be no assurance that these insurance rights and indemnities will be collectible or adequate to cover any or all construction defect and warranty claims for which Landsea may be liable. Some claims may not be covered by insurance or may exceed applicable coverage limits. Landsea may not be able to renew its insurance coverage or renew it at reasonable rates and may incur significant costs or expenses (including repair costs and litigation expenses) surrounding possible construction defects, product liability claims, soil subsidence or building related claims. Some claims may arise out of uninsurable events or circumstances not covered by insurance or that are not subject to effective indemnification agreements with Landsea’s trade partners. In addition, Landsea typically acts as the general contractor for the homes it builds for third party landowners on fee. In connection with these fee building agreements, Landsea indemnifies the landowner for liabilities arising from its work. While Landsea is covered by general liability insurance, procured either by it or the landowner, and Landsea generally seeks to require subcontractors to indemnify it for some portion of the liabilities arising from their work, there can be no assurance that these indemnities will be collectible and some claims may arise out of uninsurable events or circumstances not covered by insurance. Furthermore, most insurance policies have some level of a self-insured retention that Landsea is required to satisfy per occurrence in order to access the underlying insurance, which levels can be significant. Any such claims or self-insured retentions can be costly and could result in significant liability.

With respect to certain general liability exposures, including construction defects and related claims and product liability claims, interpretation of underlying current and future trends, assessment of claims and the related liability and reserve estimation process require Landsea to exercise significant judgment due to the complex nature of these exposures, with each exposure often exhibiting unique circumstances. Furthermore, once claims are asserted against Landsea for construction defects, it is difficult to determine the extent to which the assertion of these claims will expand. Plaintiffs may seek to consolidate multiple parties in one lawsuit or seek class action status in some of these legal proceedings with potential class sizes that vary from case to case. Consolidated and class action lawsuits can be costly to defend and, if Landsea were to lose any consolidated or certified class action suit, it could result in substantial liability.

Landsea also expends significant resources to repair items in homes it has sold to fulfill the warranties it has issued to homebuyers. Additionally, construction defect claims can be costly to defend and resolve in the legal system. Warranty and construction defect matters can also result in negative publicity in the media and on the internet, which can damage Landsea’s reputation and adversely affect its ability to sell homes.

In addition, Landsea conducts much of its business in California, one of the most highly regulated and litigious jurisdictions in the United States, which imposes a ten-year, strict liability tail on many construction liability claims. As a result, Landsea’s potential losses and expenses due to litigation, new laws and regulations may be greater than those of competitors who have smaller California operations as a percentage of the total enterprise.

Landsea may suffer uninsured losses or suffer material losses in excess of insurance limits.

In addition to difficulties with respect to claim assessment and liability and reserve estimation, some types of claims may not be covered by insurance or may exceed applicable coverage limits. Landsea may also be responsible for applicable self-insured retentions with respect to its insurance policies. Furthermore, contractual indemnities with contractors and subcontractors can be difficult to enforce and Landsea includes its subcontractors on its general liability insurance which may significantly limit its ability to seek indemnity for insured claims. Furthermore, any product liability or warranty claims made against Landsea, whether or not they are viable, may lead to negative publicity, which could impact Landsea’s reputation and future home sales. In addition, manufactured product defects may result in delays, additional costs and remediation efforts which could have a negative impact on Landsea’s new home deliveries and financial and operating results.

Although Landsea has obtained insurance for construction defect claims, subject to applicable self-insurance retentions, such policies may not be available or adequate to cover liability for damages, the cost of repairs, or the expense of litigation surrounding current claims, and future claims may arise out of events or circumstances not covered by insurance and not subject to effective indemnification agreements with subcontractors.

Because of the uncertainties inherent in litigation, we cannot provide assurance that Landsea’s insurance coverage, indemnity arrangements and reserves will be adequate to cover liability for any damages, the cost of repairs and litigation, or any other related expenses surrounding the current claims to which Landsea is subject or any future claims that may arise. Such damages and expenses, to the extent that they are not covered by insurance or redress against contractors and subcontractors, could materially and adversely affect our consolidated financial statements and results.

An adverse outcome in litigation to which Landsea is or becomes a party could materially and adversely affect us.

Presently and in the future, Landsea is and may become subject to litigation, including claims relating to its operations, breach of contract, securities offerings or otherwise in the ordinary course of business or otherwise. Some of these claims may result in significant defense costs and potentially significant judgments against Landsea, some of which are not, or cannot be, insured against. We cannot be certain of the ultimate outcomes of any claims that now exist or may arise in the future. Resolution of these types of matters against Landsea may result in significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact Landsea’s earnings and cash flows, thereby materially and adversely affecting us. Litigation or the resolution of litigation may affect the availability or cost of Landsea’s insurance coverage, which could materially and adversely impact us.

An information systems interruption or breach in security of Landsea’s systems could adversely affect us.

Landsea relies on information technology and other computer resources to perform important operational and marketing activities as well as to maintain its business and employee records and financial data. Landsea’s computer systems are subject to damage or interruption from power outages, computer attacks by hackers, viruses, catastrophes, hardware and software failures and breach of data security protocols by its personnel or third-party service providers. Although Landsea has implemented administrative and technical controls and taken other actions to minimize the risk of cyber incidents and otherwise protect its information technology, computer intrusion efforts are becoming increasingly sophisticated and even the controls that Landsea has installed might be breached. Further, many of these computer resources are provided to Landsea or are maintained on Landsea’s behalf by third-party service providers pursuant to agreements that specify certain security and service level standards, but which are ultimately outside of Landsea’s control. If Landsea were to experience a significant period of disruption in information technology systems that involve interactions with customers or suppliers, it could result in the loss of sales and customers and significant incremental costs, which could adversely affect its business. Additionally, security breaches of information technology systems could result in the misappropriation or unauthorized disclosure of proprietary, personal and confidential information, including information related to employees, counter-parties, and customers, which could result in significant financial or reputational damage and liability under data privacy laws and regulations.

Landsea has experienced cyber security incidents in the past. Although no such incidents have been material, there can be no assurance that future cyber security incidents will not have a material impact on Landsea’s business or operations.

Tightening of mortgage lending standards and mortgage financing requirements and rising interest rates could adversely affect the availability of mortgage loans for potential purchasers of Landsea’s homes, and increases in property and other local taxes could prevent customers from purchasing homes, which could adversely affect Landsea’s business or financial results.

Generally, housing demand is negatively impacted by the unavailability of mortgage financing, as a result of tightening of mortgage lending standards and mortgage financing requirements, in addition to factors that increase the cost of financing a home such as increases in interest rates, down payment requirements, insurance premiums or limitations on mortgage interest deductibility. A substantial percentage of Landsea’s buyers finance their home purchases with mortgage financing. Additionally, deterioration in credit quality among subprime and other nonconforming loans has caused most lenders to eliminate subprime mortgages and most other loan products that do not conform to Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal Housing Administration (the “FHA”), or Veterans Administration (the “VA”) standards. In addition, as a result of the turbulence in the credit markets and mortgage finance industry during the last significant economic downturn, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was signed into law. This legislation provided for a number of new requirements relating to residential mortgages and mortgage lending practices that reduce the availability of loans to borrowers or increase the costs to borrowers to obtain such loans. Fewer loan products and tighter loan qualifications, in turn, make it more difficult for a borrower to finance the purchase of a new home or the purchase of an existing home from a potential “move-up” buyer who wishes to purchase one of Landsea’s homes. The foregoing may also hinder Landsea’s ability to realize its backlog because its home purchase contracts provide customers with a financing contingency. Financing contingencies allow customers to cancel their home purchase contracts in the event that they cannot arrange for adequate financing. As a result, rising interest rates, stricter underwriting standards, and a reduction of loan products, among other similar factors, can contribute to a decrease in Landsea’s home sales. Any of these factors could have a material adverse effect on Landsea’s business, prospects, liquidity, financial condition and results of operations.

The federal government has also taken on a significant role in supporting mortgage lending through its conservatorship of Fannie Mae and Freddie Mac, both of which purchase home mortgages and mortgage-backed securities originated by mortgage lenders, and its insurance of mortgages originated by lenders through the FHA and the VA. The availability and affordability of mortgage loans, including interest rates for such loans, could be adversely affected by a curtailment or cessation of the federal government’s mortgage-related programs or policies. Additionally, the FHA may continue to impose stricter loan qualification standards, raise minimum down payment requirements, impose higher mortgage insurance premiums and other costs, or limit the number of mortgages it insures. Due to federal budget deficits, the U.S. Treasury may not be able to continue supporting the mortgage-related activities of Fannie Mae, Freddie Mac, the FHA and the VA at present levels, or it may revise significantly the federal government’s participation in and support of the residential mortgage market. Because the availability of Fannie Mae, Freddie Mac, FHA and VA-backed mortgage financing is an important factor in marketing and selling many of Landsea’s homes, especially as they move down in price point, any limitations, restrictions or changes in the availability of such government-backed financing could reduce Landsea’s home sales, which could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations.

Current federal income tax laws cap individual state and local tax deductions at $10,000 for the aggregate of state and local real property and income taxes or state and local sales taxes, and cap mortgage interest deduction to $750,000 of debt ($1,000,000 after 2025) for mortgages taken out after December 15, 2017. Additionally, limits on deductibility of mortgage interest and property taxes may increase the after-tax cost of owning a home for some individuals. Any increases in personal income tax rates or additional tax deduction limits could adversely impact demand for new homes, including homes Landsea builds, which could adversely affect Landsea’s results of operations. Furthermore, increases in real estate taxes and other local government fees, such as fees imposed on developers to fund schools, open space, and road improvements, or provide low- and moderate-income housing, could increase Landsea’s costs and have an adverse effect on its operations. In addition, increases in local real estate taxes as well as the limitation on deductibility of such costs could adversely affect Landsea’s potential home buyers, who may consider those costs in determining whether to make a new home purchase and decide, as a result, not to purchase one of Landsea’s homes or not purchase a resale, which would negatively impact homebuyers that need to sell their home before they purchase one of Landsea’s.

Because homes are relatively illiquid, Landsea’s ability to promptly sell one or more properties for reasonable prices in response to changing economic, financial and investment conditions may be limited and Landsea may be forced to hold non-income producing properties for extended periods of time.

Homes are relatively difficult to sell quickly. As a result, Landsea’s ability to promptly sell one or more properties in response to changing economic, financial and investment conditions is limited and Landsea may be forced to hold non-income producing assets for an extended period of time. We cannot predict whether Landsea will be able to sell any property for the price or on the terms that it sets or whether any price or other terms offered by a prospective purchaser would be acceptable. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

Inflation and interest rate changes could adversely affect Landsea’s business and financial results.

Inflation could adversely affect Landsea by increasing the costs of land, raw materials and labor needed to operate its business, which in turn requires Landsea to increase home selling prices in an effort to maintain satisfactory housing gross margins. Inflation typically also accompanies higher interest rates, which could adversely impact potential customers’ ability to obtain financing on favorable terms, thereby further decreasing demand. If Landsea is unable to raise the prices of its homes to offset the increasing costs of its operations, Landsea’s margins could decrease. Furthermore, if Landsea needs to lower the prices of its homes to meet demand, the value of its land inventory may decrease. Depressed land values may cause Landsea to abandon and forfeit deposits on land option contracts and other similar contracts if it cannot satisfactorily renegotiate the purchase price of the subject land. Landsea may record charges against its earnings for inventory impairments if the value of its owned inventory, including land it decides to sell, is reduced, or for land option contract abandonments if Landsea chooses not to exercise land option contracts or other similar contracts, and these charges may be substantial. Inflation may also raise Landsea’s costs of capital and decrease its purchasing power, making it more difficult to maintain sufficient funds to operate its business.

Landsea may not be successful in integrating acquisitions, expanding into new markets or implementing its growth strategies.

In June 2019, Landsea closed the Pinnacle West Homes Acquisition, marking its entry into the greater Phoenix area market, and in January 2020, Landsea closed the Garrett Walker Homes Acquisition, increasing its footprint in the greater Phoenix area market. We may in the future consider growth or expansion of Landsea’s operations in its current markets or in new markets, whether through strategic acquisitions of homebuilding companies or otherwise. The magnitude, timing and nature of any future expansion will depend on a number of factors, including our ability to identify suitable additional markets or acquisition candidates, the negotiation of acceptable terms, our financial capabilities and general economic and business conditions. Landsea’s expansion into new or existing markets, whether through acquisition or otherwise, could have a material adverse effect on its business, prospects, liquidity, financial condition or results of operations. Acquisitions also involve numerous risks, including difficulties in the assimilation of the acquired company’s operations, the incurrence of unanticipated liabilities or expenses, the risk of impairing inventory and other assets related to the acquisition, the potential loss of key employees of the acquired company, the diversion of management’s attention and resources from other business concerns, risks associated with entering markets in which we have limited or no direct experience and the potential loss of key employees of the acquired company.

New and existing laws and regulations or other governmental actions may increase Landsea’s expenses, limit the number of homes that it can build or delay completion of its projects.

Landsea is subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters which impose restrictive zoning and density requirements, which can limit the number of homes that can be built within the boundaries of a particular area. Projects that are not entitled may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. Landsea may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. Local governments also have broad discretion regarding the imposition of development fees, assessments and exactions for projects in their jurisdiction. Projects for which Landsea has received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen health, safety and welfare issues, which can further delay these projects or prevent their development. As a result, home sales could decline and costs could increase, which could have a material adverse effect on Landsea’s business, prospects, liquidity, financial condition and results of operations.

Landsea is also subject to a significant number and variety of local, state and federal laws and regulations concerning protection of health, safety, labor standards and the environment. The particular environmental laws which apply to any given property vary according to multiple factors, including the property’s location, its environmental conditions and geographic attributes or historical artifacts, the present and former uses of the property, the presence or absence of endangered plants, animals or sensitive habitats, as well as conditions at nearby properties. Environmental laws and conditions may result in delays, may cause Landsea to incur substantial compliance and other costs and can prohibit or severely restrict development and homebuilding activity in environmentally sensitive regions or areas. For example, under certain environmental laws and regulations, third parties, such as environmental groups or neighborhood associations, may challenge the permits and other approvals required for Landsea’s projects and operations. Any such claims may adversely affect Landsea’s business, prospects, liquidity, financial condition and results of operations. Insurance coverage for such claims may be limited or non-existent.

In addition, in those cases where an endangered or threatened species is involved and agency rulemaking and litigation are ongoing, the outcome of such rulemaking and litigation can be unpredictable, and at any time can result in unplanned or unforeseeable restrictions on or even the prohibition of development in identified environmentally sensitive areas. From time to time, the EPA and similar federal, state or local agencies review land developers’ and homebuilders’ compliance with environmental laws and may levy fines and penalties for failure to strictly comply with applicable environmental laws, including those applicable to control of storm water discharges during construction, or impose additional requirements for future compliance as a result of past failures. Any such actions taken with respect to Landsea may increase its costs and result in project delays. We expect that increasingly stringent requirements will be imposed on land developers and homebuilders in the future. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber, and on other building materials.

California and New York are especially susceptible to restrictive government regulations and environmental laws. For example, California imposes notification obligations respecting environmental conditions, sometimes recorded on deeds, and also those required to be delivered to persons accessing property or to home buyers or renters, which may cause some persons, or their financing sources, to view the subject parcels as less valuable or as impaired.

Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for related damages, including for bodily injury, and for investigation and clean-up costs incurred by such parties in connection with the contamination.

The long-term sustainability and growth in Landsea’s number of homes delivered depends in part upon Landsea’s ability to acquire developed lots ready for residential homebuilding on reasonable terms.

Landsea’s future growth depends upon its ability to successfully identify and acquire attractive lots ready for development of homes at reasonable prices and with terms that meet Landsea’s underwriting criteria. Landsea’s ability to acquire lots for new homes may be adversely affected by changes in the general availability of lots, the willingness of land sellers to sell lots at reasonable prices, competition for available lots, availability of financing to acquire lots, zoning and other market conditions. Landsea currently depends primarily on the California and greater Phoenix area markets and the availability of lots in those markets at reasonable prices is limited. If the supply of lots appropriate for development of homes is limited because of these factors, or for any other reason, Landsea’s ability to grow could be significantly limited, and the number of homes that Landsea builds and sells could decline. Additionally, Landsea’s ability to begin new projects could be impacted if it elects not to purchase lots under option contracts. To the extent that Landsea is unable to purchase lots timely or enter into new contracts for the purchase of lots at reasonable prices, its home sales revenue and results of operations could be negatively impacted or it may be required to decrease its operations in a given market.

If the market value of Landsea’s developed lot inventory decreases, its results of operations could be adversely affected by impairments and write-downs.

The market value of Landsea’s land and housing inventories depends on market conditions. Landsea acquires land for expansion into new markets and for replacement of land inventory and expansion within its current markets. There is an inherent risk that the value of the land owned or controlled by Landsea may decline after purchase. The risks inherent in purchasing and developing land parcels increase as consumer demand for housing decreases. As a result, Landsea may buy and develop land parcels on which homes cannot be profitably built and sold. The valuation of property is inherently subjective and based on the individual characteristics of each property. When market conditions drive land values down, land Landsea has purchased or option agreements Landsea has previously entered into may become less desirable because Landsea may not be able to build and sell homes profitably, at which time it may elect to sell the land or, in the case of options contracts, to forego pre-acquisition costs and forfeit deposits and terminate the agreements. Factors such as changes in regulatory requirements and applicable laws (including in relation to building regulations, taxation and planning), political conditions, the condition of financial markets, both local and national economic conditions, the financial condition of customers, potentially adverse tax consequences, and interest and inflation rate fluctuations subject the market value of land owned, controlled or optioned by Landsea to uncertainty. Moreover, all valuations are made on the basis of assumptions that may not prove to reflect economic or demographic reality. If housing demand decreases below what Landsea anticipated when it acquired inventory, its results of operations and financial conditions may be adversely affected and it may not be able to recover its costs when it builds and sells houses.

Risks associated with Landsea’s developed lot inventories could adversely affect Landsea’s business or financial results.

Land parcels, building lots and housing inventories are illiquid assets, and Landsea may not be able to dispose of them efficiently or at all if it or the housing market and general economy are in financial distress. In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. Landsea regularly reviews the value of its land holdings and continues to review its holdings on a periodic basis. Material impairments in the value of Landsea’s inventory may be required, and Landsea may in the future sell land or homes at significantly lower margins or at a loss, if it is able to sell them at all, which could adversely affect Landsea’s results of operations and financial condition.

Increases in Landsea’s cancellation rate may adversely impact its revenue and homebuilding margins.

In connection with the sale of a home, Landsea collects a deposit from the homebuyer that is a small percentage of the total purchase price. During the years ended December 31, 2019 and 2018, Landsea experienced cancellation rates of 12.4% and 6.2%, respectively. Cancellations negatively impact the number of closed homes, net new home orders, home sales revenue and Landsea’s results of operations, as well as the number of homes in backlog. Home order cancellations can result from a number of factors, including but not limited to declines or slow appreciation in the market value of homes, increases in the supply of homes available to be purchased, increased competition, higher mortgage interest rates, buyer’s remorse, homebuyers’ inability to sell their existing homes, homebuyers’ inability to obtain suitable financing, including providing sufficient down payments, and adverse changes in economic conditions. Many of these factors are beyond Landsea’s control. Increased levels of home order cancellations would have a negative impact on Landsea’s home sales revenue and financial and operating results.

Third-party lenders may not complete mortgage loan originations for Landsea’s homebuyers in a timely manner or at all, which can lead to cancellations and a lesser backlog of orders, or significant delays in Landsea’s closing homes sales and recognizing revenues from those homes.

Landsea’s buyers may obtain mortgage financing for their home purchases from any lender or other provider of their choice, including an unaffiliated lender. If, due to credit or consumer lending market conditions, regulatory requirements, or other factors or business decisions, these lenders refuse or are unable to provide mortgage loans to our buyers, the number of homes that Landsea delivers and our consolidated financial statements may be materially and adversely affected.

Landsea can provide no assurance as to a lenders’ ability or willingness to complete, in a timely fashion or at all, the mortgage loan originations they start for our homebuyers. Such inability or unwillingness may result in mortgage loan funding issues that slow deliveries of our homes or cause cancellations, which in each case may have a material adverse effect on our consolidated financial statements. In addition, recent changes to mortgage loan disclosure requirements to consumers may potentially delay lenders’ completion of the mortgage loan funding process for borrowers. Specifically, the Consumer Financial Protection Bureau has adopted a rule governing the content and timing of mortgage loan disclosures to borrowers, commonly known as TILA-RESPA Integrated Disclosures (“TRID”). Lender compliance with TRID could result in delays in loan closings and the delivery of homes that materially and adversely affect Landsea’s financial results and operations.

Landsea may not be able to access sufficient capital on favorable terms, or at all, which could result in an inability to acquire lots, increase home construction costs or delay home construction entirely.

The homebuilding industry is capital-intensive and requires significant up-front expenditures to acquire land and begin development. There is no assurance that cash generated from Landsea’s operations, borrowings incurred under credit agreements or project-level financing arrangements, or proceeds raised in capital markets transactions will be sufficient to finance Landsea’s capital projects or otherwise fund its liquidity needs. If Landsea’s future cash flows from operations and other capital resources are insufficient to finance its capital projects or otherwise fund its liquidity needs, Landsea may be forced to:

•	reduce or delay business activities, land acquisitions and capital expenditures;

•	sell assets;

•	obtain additional debt or equity capital; or

•	restructure or refinance all or a portion of its debt on or before maturity.

These alternative measures may not be successful and Landsea may not be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. In addition, the terms of Landsea’s existing debt will limit its ability to pursue these alternatives. Further, Landsea may seek additional capital in the form of project-level financing from time to time. The availability of borrowed funds, especially for land acquisition and construction financing, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. Land acquisition, development and construction activities may be adversely affected by any shortage or increased cost of financing or the unwillingness of third parties to engage in joint ventures. Any difficulty in obtaining sufficient capital for planned development expenditures could cause project delays and any such delay could result in cost increases and may adversely affect Landsea’s sales and future results of operations and cash flows.

Landsea has outstanding indebtedness and may incur additional debt in the future.

Landsea has outstanding indebtedness and its ability to incur additional indebtedness under its various credit facilities is subject to and potentially restricted by customary requirements and borrowing base formulas. As of June 30, 2020, Landsea had approximately $330 million outstanding under its various credit facilities and loan agreements, with approximately $290 million of additional borrowing capacity. Landsea’s indebtedness could have detrimental consequences, including the following:

•	Landsea’s ability to obtain additional financing as needed for working capital, land acquisition costs, building costs, other capital expenditures, or general corporate purposes, or to refinance existing indebtedness before its scheduled maturity, may be limited;

•	Landsea will need to use a portion of cash flow from operations to pay interest and principal on its indebtedness, which will reduce the funds available for other purposes;

•	if Landsea is unable to comply with the terms of the agreements governing its indebtedness, the holders of that indebtedness could accelerate that indebtedness and exercise other rights and remedies against Landsea;

•	the terms of any refinancing may not be as favorable as the debt being refinanced, if at all.

We cannot be certain that cash flow from operations will be sufficient to allow Landsea to pay principal and interest on its debt, support operations and meet other obligations. If Landsea does not have the resources to meet its obligations, it may be required to refinance all or part of its outstanding debt, sell assets or borrow more money. Landsea may not be able to do so on acceptable terms, in a timely manner, or at all. If Landsea is unable to refinance its debt on acceptable terms, it may be forced to dispose of its assets on disadvantageous terms, potentially resulting in losses. Defaults under Landsea’s debt agreements could have a material adverse effect on its business, prospects, liquidity, financial condition or results of operations.

A breach of the covenants under any of the agreements governing Landsea’s indebtedness could result in an event of default.

A default under any of the agreements governing Landsea’s indebtedness may allow its creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing Landsea’s credit facility would permit the lenders thereunder to terminate all commitments to extend further credit under the applicable facility. Furthermore, if Landsea were unable to repay the amounts due and payable under any secured indebtedness, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event Landsea’s lenders or the holders of its notes accelerate the repayment of its borrowings, we cannot assure that Landsea and its subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, Landsea may be:

•	limited in how it conducts its business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect Landsea’s ability to grow or continue its existing operations.

The agreements governing Landsea’s debt impose operating and financial restrictions, which may prevent it from capitalizing on business opportunities and taking some corporate actions.

The agreements governing Landsea’s debt impose operating and financial restrictions. These restrictions limit its ability, among other things, to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or prepay subordinated debt;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of its assets.

As a result of these restrictions, Landsea’s ability to obtain additional financing as needed for working capital, land acquisition costs, building costs, other capital expenditures, or general corporate purposes, or to refinance existing indebtedness before its scheduled maturity, may be limited. In addition, Landsea’s credit facility currently contains certain financial covenants with which Landsea must test compliance periodically. Failure to have sufficient borrowing base availability in the future or to be in compliance with Landsea’s financial covenants under its credit facility could have a material adverse effect on Landsea’s operations and financial condition.

In addition, Landsea may in the future enter into other agreements refinancing or otherwise governing indebtedness which impose yet additional restrictions and covenants, including covenants limiting its ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to stockholders and otherwise affect its operating policies. These restrictions may adversely affect Landsea’s ability to finance future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

Potential future downgrades of Landsea’s credit ratings could adversely affect its access to capital and could otherwise have a material adverse effect on us.

Landsea’s corporate credit ratings and its current credit condition affect, among other things, its ability to access new capital, especially debt, and negative changes in these ratings may result in more stringent covenants and higher interest rates under the terms of any new debt. Landsea’s credit ratings could be downgraded or rating agencies could issue adverse commentaries in the future, which could have a material adverse effect on Landsea’s business, results of operations, financial condition and liquidity. In particular, a weakening of Landsea’s financial condition, including a significant increase in its leverage or decrease in its profitability or cash flows, could adversely affect its ability to obtain necessary funds, result in a credit rating downgrade or change in outlook or otherwise increase Landsea’s cost of borrowing.

Interest rate changes may adversely affect Landsea.

Landsea currently does not hedge against interest rate fluctuations. Landsea may obtain in the future one or more forms of interest rate protection in the form of swap agreements, interest rate cap contracts or similar agreements to hedge against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases or that counterparties under these agreements will honor their obligations thereunder. In addition, Landsea may be subject to risks of default by hedging counterparties. Adverse economic conditions could also cause the terms on which Landsea borrows to be unfavorable. Landsea could be required to liquidate one or more of its assets at times which may not permit it to receive an attractive return on its assets in order to meet its debt service obligations.

Landsea may be unable to obtain suitable performance, payment and completion surety bonds and letters of credit, which could limit its future growth or impair its results of operations.

Landsea provides bonds in the ordinary course of business to governmental authorities and others to ensure the completion of its projects or in support of obligations to build community improvements such as roads, sewers, water systems and other utilities, and to support similar development activities by certain of its joint ventures. As a result of the deterioration in market conditions during the recent downturn, surety providers became increasingly reluctant to issue new bonds and some providers were requesting credit enhancements (such as cash deposits or letters of credit) in order to maintain existing bonds or to issue new bonds, which trends may continue. Landsea may also be required to provide performance bonds or letters of credit to secure its performance under various escrow agreements, financial guarantees and other arrangements. If Landsea is unable to obtain performance bonds or letters of credit when required or the cost or operational restrictions or conditions imposed by issuers to obtain them increases significantly, Landsea may not be able to develop or may be significantly delayed in developing a community or communities or may incur significant additional expenses, and, as a result, Landsea’s business, prospects, liquidity, financial condition or results of operation could be materially and adversely affected.

Difficulties with appraisal valuations in relation to the proposed sales price of Landsea’s homes could force Landsea to reduce the price of its homes for sale.

Each of Landsea’s home sales may require an appraisal of the home value before closing. These appraisals are professional judgments of the market value of the property and are based on a variety of market factors. If Landsea’s internal valuations of the market and pricing do not line up with the appraisal valuations and appraisals are not at or near the agreed upon sales price, Landsea may be forced to reduce the sales price of the home to complete the sale. These appraisal issues could have a material adverse effect on Landsea’s business and results of operations.

Landsea’s business and results of operations are dependent on the availability, skill and performance of subcontractors.

Landsea’s business and results of operations are dependent on the availability and skill of subcontractors, as substantially all construction work is done by subcontractors with Landsea acting as the general contractor. Accordingly, the timing and quality of construction depend on the availability and skill of unaffiliated, third party subcontractors. As the homebuilding market returns to full capacity, Landsea has previously experienced and may again experience skilled labor shortages. Throughout the homebuilding cycle, Landsea has experienced shortages of skilled labor in a number of its markets which has led to increased labor costs and increased the cycle times of completion of home construction and Landsea’s ability to convert home sales into closings. The cost of labor may also be adversely affected by shortages of qualified tradespeople, changes in laws and regulations relating to union activity and changes in immigration laws and trends in labor migration. We cannot be assured that there will be a sufficient supply of, or satisfactory performance by, these unaffiliated third-party consultants and subcontractors, which could have a material adverse effect on Landsea’s business.

The residential construction industry also experiences labor shortages and disruptions from time to time, including: work stoppages, labor disputes, shortages in qualified tradespeople, lack of availability of adequate utility infrastructure and services, Landsea’s need to rely on local subcontractors who may not be adequately capitalized or insured, and delays in availability of building materials. Additionally, Landsea could experience labor shortages as a result of subcontractors going out of business or leaving the residential construction market due to low levels of housing production and volumes. Any of these circumstances could give rise to delays in the start or completion of Landsea’s communities, increase the cost of developing one or more of Landsea’s communities and increase the construction cost of Landsea’s homes. To the extent that market conditions prevent the recovery of increased costs, including, among other things, subcontracted labor, finished lots, building materials, and other resources, through higher sales prices, Landsea’s gross margins from home sales and results of operations could be adversely affected.

In addition, some of the subcontractors engaged by Landsea are represented by labor unions or are subject to collective bargaining arrangements that require the payment of prevailing wages that are typically higher than normally expected on a residential construction site. A strike or other work stoppage involving any of Landsea’s subcontractors could also make it difficult for Landsea to retain subcontractors for their construction work. In addition, union activity could result in higher costs for Landsea to retain its subcontractors. Access to qualified labor at reasonable rates may also be affected by other circumstances beyond Landsea’s control, including: shortages of qualified tradespeople, such as carpenters, roofers, electricians and plumbers; high inflation; changes in laws relating to employment and union organizing activity; changes in trends in labor force migration; and increases in contractor, subcontractor and professional services costs. The inability to contract with skilled contractors and subcontractors at reasonable rates on a timely basis could materially and adversely affect Landsea’s financial condition and operating results.

Further, the enactment and implementation of federal, state or local statutes, ordinances, rules or regulations requiring the payment of prevailing wages on private residential developments would materially increase Landsea’s costs of development and construction, which could materially and adversely affect Landsea’s results of operations and financial conditions.

New trade policies could make sourcing raw materials from foreign countries more difficult and more costly.

The federal government has recently imposed new or increased tariffs or duties on an array of imported materials and goods that are used in connection with the construction and delivery of homes, including steel, aluminum, lumber, solar panels and washing machines, and has threatened to impose further tariffs, duties or trade restrictions on imports. Foreign governments, including China and the European Union, have responded by imposing or increasing tariffs, duties or trade restrictions on U.S. goods, and are reportedly considering other measures. Although Landsea procures most of its home-building materials domestically, these trading conflicts and related escalating governmental actions that result in additional tariffs, duties or trade restrictions could cause disruptions or shortages in Landsea’s supply chains, increase Landsea’s construction costs or home-building costs generally or negatively impact the U.S., regional or local economies, and, individually or in the aggregate, materially and adversely affect our consolidated financial statements.

Landsea relies on third-party suppliers and long supply chains, and if Landsea fails to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in its supply chains, Landsea’s ability to timely and efficiently access raw materials that meet its standards for quality could be adversely affected.

Landsea’s ability to identify and develop relationships with qualified suppliers who can satisfy its standards for quality and its need to access products and supplies in a timely and efficient manner is a significant challenge. Landsea may be required to replace a supplier if their products do not meet its quality or safety standards. In addition, Landsea’s suppliers could discontinue selling products at any time for reasons that may or may not be in Landsea’s control or the suppliers’ control. Landsea’s operating results and inventory levels could suffer if it is unable to promptly replace a supplier who is unwilling or unable to satisfy its requirements with a supplier providing similar products. Landsea’s suppliers’ ability to deliver products may also be affected by financing constraints caused by credit market conditions, which could negatively impact Landsea’s revenue and cost of products sold, at least until alternate sources of supply are arranged.

Fluctuating materials prices may adversely impact Landsea’s results of operations.

The residential construction industry experiences labor and raw material shortages from time to time, including shortages in qualified tradespeople, and supplies of insulation, drywall, cement, steel and lumber. These labor and raw material shortages can be more severe during periods of strong demand for housing or during periods where the regions in which Landsea operates experience natural disasters that have a significant impact on existing residential and commercial structures. The cost of labor and raw materials may also increase during periods of shortage or high inflation. During the downturn in 2007 to 2011, a large number of qualified trade partners went out of business or otherwise exited the market into new fields. A reduction in available trade partners exacerbates labor shortages as demand for new housing increases. Shortages and price increases could cause delays in and increase Landsea’s costs of home construction, which Landsea may not be able to recover by raising home prices due to market demand and because the price for each home is typically set prior to its delivery pursuant to the agreement of sale with the homebuyer. In addition, the Trump Administration has, at various times, imposed tariffs on a variety of imports from foreign countries and may impose additional tariffs in the future. Significant tariffs or other restrictions placed on raw materials that Landsea uses in its homebuilding operation, such as lumber or steel, could cause the cost of home construction to increase, which Landsea may not be able to recover by raising home prices or which could slow our absorption due to being constrained by market demand. As a result, shortages or increased costs of labor and raw materials could have a material adverse effect on Landsea’s business, prospects, financial condition and results of operations.

Landsea could be adversely affected by efforts to impose joint employer liability for labor law violations committed by subcontractors.

Several other homebuilders have received inquiries from regulatory agencies concerning whether homebuilders using contractors are deemed to be employers of the employees of such contractors under certain circumstances. Although contractors are independent of the homebuilders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the homebuilding industry, if regulatory agencies reclassify the employees of contractors as employees of homebuilders, homebuilders using contractors could be responsible for wage and hour labor laws, workers’ compensation and other employment-related liabilities of their contractors. Even if Landsea is not deemed to be a joint employer with its contractors, Landsea may be subject to legislation that requires it to share liability with its contractors for the payment of wages and the failure to secure valid workers’ compensation coverage. In addition, under California law, direct construction contractors are required to assume and be liable for unpaid wages, fringe or other benefit payments or contributions, including interest, incurred by a subcontractor at any tier for contracts entered into on or after January 1, 2018, which may result in increased costs.

Any limitation on, or reduction or elimination of, tax benefits associated with homeownership would have an adverse effect upon the demand for homes, which could be material to Landsea’s business.

Current federal income tax laws include limits on federal tax deductions individual taxpayers may take on mortgage loan interest payments and on state and local taxes, including real estate taxes, that are lower than historical limits. These changes could reduce the perceived affordability of homeownership, and therefore the demand for homes, or have a moderating impact on home sales prices in areas with relatively high housing prices or high state and local income taxes and real estate taxes, including in certain of Landsea’s served markets in California and New York. In addition, if the federal government further changes, or a state government changes, its income tax laws by eliminating or substantially reducing the income tax benefits associated with homeownership, the after-tax cost of owning a home could measurably increase. Any increases in personal income tax rates or tax deduction limits or restrictions enacted at the federal or state levels could adversely impact demand for or selling prices of new homes, including Landsea’s homes, and the effect on our consolidated financial statements could be adverse and material.

Landsea’s quarterly operating results fluctuate due to the seasonal nature of its business.

Landsea’s quarterly operating results generally fluctuate by season. Landsea typically achieves its highest new home sales orders in the spring and summer, although new homes sales order activity is also highly dependent on the number of active selling communities and the timing of new community openings. Because it typically takes Landsea four to eight months to construct a new home, it delivers a greater number of homes in the second half of the calendar year as sales orders convert to home deliveries. As a result, Landsea’s revenues from homebuilding operations are typically higher in the second half of the year, particularly in the fourth quarter, and Landsea generally experiences higher capital demands in the first half of the year when it incurs construction costs. If, due to construction delays or other causes, Landsea cannot close its expected number of homes in the second half of the year, its financial condition and full year results of operations may be adversely affected.

Landsea is subject to environmental laws and regulations, which may increase its costs, result in liabilities, limit the areas in which Landsea can build homes and delay completion of its projects.

Landsea is subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the environment. The particular environmental laws which apply to any given homebuilding site vary according to the site’s location, its environmental conditions and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause Landsea to incur substantial compliance and other costs, including significant fines and penalties for any violation, and may prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas, which could negatively affect Landsea’s results of operations.

Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. In addition, in those cases where an endangered species is involved, environmental rules and regulations may result in the elimination of development in identified environmentally sensitive areas.

Environmental regulations may have an adverse impact on the availability and price of certain raw materials, such as lumber, and generally increase the cost to construct Landsea’s homes.

There is a variety of new legislation being enacted, or considered for enactment at the federal, state and local level relating to energy, emissions and climate change. This legislation relates to items such as carbon dioxide emissions control and building codes that impose energy efficiency standards. New building code requirements that impose stricter energy efficiency standards, including California’s solar mandate, which has gone into effect as of January 1, 2020, could significantly increase Landsea’s cost to construct homes and Landsea may be unable to fully recover such costs due to market conditions, which could cause a reduction in Landsea’s homebuilding gross margin and materially and adversely affect its results of operations. As climate change concerns continue to grow, legislation and regulations of this nature are expected to continue and become more costly to comply with. Similarly, energy-related initiatives affect a wide variety of companies throughout the United States and the world and because Landsea’s operations are heavily dependent on significant amounts of raw materials, such as lumber, steel and concrete, they could have an indirect adverse impact on Landsea’s operations and profitability to the extent the manufacturers and suppliers of its materials are burdened with expensive cap and trade and similar energy-related regulations.

Ownership, leasing and occupation of developed lots and the use of hazardous materials carries potential environmental risks and liabilities.

Landsea is subject to a variety of local, state and federal statutes, rules and regulations concerning easements, land use and the protection of health and the environment, including those governing discharge of pollutants, including asbestos, to soil, water and air, the handling of hazardous materials and the cleanup of contaminated sites. Landsea may be liable for the costs of removal, investigation or remediation of man-made or natural hazardous or toxic substances located on, under or in a property currently or formerly owned, leased or occupied by Landsea, whether or not it caused or knew of the pollution.

The particular impact and requirements of environmental laws that apply to any given community vary greatly according to the site, its environmental conditions and the present and former uses of the site. We expect that increasingly stringent requirements may be imposed on land developers and homebuilders in the future. Environmental laws may result in delays, cause Landsea to implement time consuming and expensive compliance programs and prohibit or severely restrict development in certain environmentally sensitive regions or areas, such as wetlands. Concerns could arise due to post-acquisition changes in laws or agency policies, or the interpretation thereof.

Furthermore, Landsea could incur substantial costs, including cleanup costs, fines, penalties and other sanctions and damages from third-party claims for property damage or personal injury, as a result of its failure to comply with, or liabilities under, applicable environmental laws and regulations. In addition, Landsea is subject to third-party challenges, such as by environmental groups or neighborhood associations, under environmental laws and regulations to the permits and other approvals required for its projects and operations. These matters could adversely affect Landsea’s business, prospects, liquidity, financial condition and results of operations.

As a homebuilding and land development business with a wide variety of historic ownership, development, homebuilding and construction activities, Landsea could be liable for future claims for damages as a result of the past or present use of hazardous materials, including building materials or fixtures known or suspected to be hazardous or to contain hazardous materials or due to use of building materials or fixtures which are associated with mold. Any such claims may adversely affect Landsea’s business, prospects, financial condition and results of operations. Insurance coverage for such claims may be limited or nonexistent.

A major health and safety incident relating to Landsea’s business could be costly in terms of potential liabilities and reputational damage.

Building sites are inherently dangerous, and operating in the homebuilding and land development industry poses certain inherent health and safety risks to those working at such sites. Due to health and safety regulatory requirements and the number of Landsea’s projects, health and safety performance is critical to the success of all areas of Landsea’s business. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements or litigation, and a failure that results in a major or significant health and safety incident is likely to be costly in terms of potential liabilities incurred as a result. Such a failure could generate significant negative publicity and have a corresponding impact on Landsea’s reputation, its relationships with relevant regulatory agencies, governmental authorities and local communities, and its ability to win new business, which in turn could materially and adversely affect Landsea’s operating results and financial condition.

Poor relations with the residents of Landsea’s communities could negatively impact sales, which could cause Landsea’s revenue or results of operations to decline.

Residents of communities Landsea develops may look to Landsea to resolve issues or disputes that may arise in connection with the operation or development of their communities. Efforts made by Landsea to resolve these issues or disputes could be deemed unsatisfactory by the affected residents, and subsequent actions by these residents could adversely affect sales or Landsea’s reputation. In addition, Landsea could be required to make material expenditures related to the settlement of such issues or disputes or to modify its community development plans, which could adversely affect its results of operations.

Acts of war or terrorism may seriously harm Landsea’s business.

Acts of war or terrorism or any outbreak or escalation of hostilities throughout the world may have a substantial impact on the economy, consumer confidence, the housing market, Landsea’s employees and Landsea’s customers. Historically, perceived threats to national security and other actual or potential conflicts or wars and related geopolitical risks have also created significant economic and political uncertainties. If any such events were to occur, or there was a perception that they were about to occur, they could have a material adverse impact on Landsea’s business, liquidity, financial condition and results of operations.

Adverse weather and geological conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which could materially and adversely affect Landsea.

As a homebuilder and land developer, Landsea is subject to the risks associated with numerous weather-related and geologic events, many of which are beyond Landsea’s control. These weather-related and geologic events include but are not limited to droughts, floods, wildfires, landslides, soil subsidence and earthquakes. The occurrence of any of these events could damage Landsea’s land parcels and projects, cause delays in the completion of its projects, reduce consumer demand for housing and cause shortages and price increases in labor or raw materials, any of which could harm Landsea’s sales and profitability. Landsea’s California markets are in areas which have historically experienced significant earthquake activity, seasonal wildfires and related power outages, droughts and water shortages. In addition to directly damaging Landsea’s land or projects, earthquakes, floods, landslides, wildfires or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting Landsea’s ability to market homes in those areas and possibly increasing the costs of completion.

Negative publicity could adversely affect Landsea’s reputation as well as its business and financial results.

Unfavorable media coverage related to Landsea’s industry, company, brands, marketing, personnel, operations, business performance, or prospects may affect Landsea’s stock price and the performance of its business, regardless of such media’s accuracy or inaccuracy. The speed at which negative publicity can be disseminated has increased dramatically with the capabilities of electronic communication, including social media outlets, websites, blogs or newsletters. Landsea’s success in maintaining, extending and expanding its brand image depends on its ability to adapt to this rapidly changing media environment. Adverse publicity or negative commentary from any media outlet could damage Landsea’s reputation and reduce the demand for its homes, which could adversely affect Landsea’s business.

Landsea may write-off intangible assets, such as goodwill.

Landsea has recorded intangible assets, including goodwill, in connection with the acquisitions of Pinnacle West Homes and Garrett Walker Homes. On an ongoing basis, Landsea will evaluate whether facts and circumstances indicate any impairment of the value of intangible assets. As circumstances change, we can make no assurances that the value of these intangible assets will be realized by Landsea. If Landsea determines that a significant impairment has occurred, it will be required to write-off the impaired portion of intangible assets, which could have a material adverse effect on Landsea’s results of operations in the period in which the write-off occurs.

Landsea may be unable to obtain suitable bonding for the development of its communities.

Landsea provides performance bonds and letters of credit in the ordinary course of business to governmental authorities and others to ensure the completion of its projects or in support of obligations to build community improvements such as roads, sewers, water systems and other utilities. Landsea may also be required to provide performance bonds or letters of credit to secure its performance under various escrow agreements, financial guarantees and other arrangements. If Landsea is unable to obtain performance bonds or letters of credit when required or the cost or operational restrictions or conditions imposed by issuers to obtain them increases significantly, Landsea may be significantly delayed in developing its communities or may incur significant additional expenses and, as a result, Landsea’s financial condition and results of operations could be materially and adversely affected.

Landsea is the managing member in certain joint venture limited liability companies, and therefore may be liable for joint venture obligations.

Certain of Landsea’s active joint ventures (“JVs”) are organized as limited liability companies. Landsea is the managing member in some of these. As a managing member or general partner, Landsea may be liable for a JV’s liabilities and obligations should the JV fail or be unable to pay these liabilities or obligations. These risks include, among others, that a partner in the JV may fail to fund its share of required capital contributions, that a partner may make poor business decisions or delay necessary actions, or that a partner may have economic or other business interests or goals that are inconsistent with Landsea’s.

Landsea currently has investments in unconsolidated joint ventures with a third party in which it has less than a controlling interest. These investments are highly illiquid and have significant risks due to, in part, a lack of sole decision-making authority and reliance on the financial condition and liquidity of Landsea’s joint venture partners.

Landsea owns interests in various joint ventures and, as of June 30, 2020 and December 31, 2019, its investments in and advances to its unconsolidated joint ventures was $27 million and $43 million, respectively. Landsea has entered into joint ventures in order to manage its risk profile and to leverage its capital base. Such joint venture investments involve risks not otherwise present in wholly owned projects, including the following:

•	Control and Partner Dispute Risk. Landsea does not have exclusive control over the development, financing, management and other aspects of any such project or joint venture, which may prevent Landsea from taking actions that are in its best interest but opposed by its partners. Landsea cannot exercise sole decision-making authority regarding any such project or joint venture, which could create the potential risk of creating impasses on decisions, such as acquisitions or sales. Disputes between Landsea and its partners may result in litigation or arbitration that would increase Landsea’s expenses and prevent its officers and directors from focusing their time and efforts on Landsea’s business and could result in subjecting the projects owned by the joint venture to additional risk. Landsea’s existing joint venture agreements contain buy-sell provisions pursuant to which one partner may initiate procedures requiring the other partner to choose between buying the other partner’s interest or selling its interest to that partner; Landsea may not have the capital to purchase its joint venture parties’ interest under these circumstances even if we believe it would be beneficial to do so.

•	Development Risk. Typically, Landsea serves as the administrative member, managing member, or general partner of its joint ventures and one of its subsidiaries acts as the general contractor while Landsea’s joint venture partner serves as the capital provider. Due to Landsea’s respective role in these joint ventures, it may become liable for obligations beyond its proportionate equity share. In addition, the projects Landsea builds through joint ventures are often larger and have a longer time horizon than the typical project developed by its wholly owned homebuilding operations. Time delays associated with obtaining entitlements, unforeseen development issues, unanticipated labor and material cost increases, higher carrying costs, and general market deterioration and other changes are more likely to impact larger, long-term projects, all of which may negatively impact the profitability and capital needs of these ventures and Landsea’s proportionate share of income and capital.

•	Financing Risk. There are generally a limited number of sources willing to provide acquisition, development and construction financing to land development and homebuilding joint ventures. During difficult market conditions, it may be difficult or impossible to obtain financing for Landsea’s joint ventures on commercially reasonable terms, or to refinance existing joint venture borrowings as such borrowings mature. In addition, a partner may fail to fund its share of required capital contributions or may become bankrupt, which may cause Landsea and any other remaining partners to need to fulfill the obligations of the venture in order to preserve their interests and retain any benefits from the joint venture. As a result, Landsea could be contractually required, or elect, to contribute its corporate funds to the joint venture to finance acquisition and development or construction costs following termination or step-down of joint venture financing that the joint venture is unable to restructure, extend, or refinance with another third party lender. In addition, Landsea’s ability to contribute its funds to or for the joint venture may be limited if Landsea does not meet the credit facility conditions discussed above. In addition, Landsea sometimes finances projects in its unconsolidated joint ventures with debt that is secured by the underlying real property. Secured indebtedness increases the risk of the joint venture’s loss of ownership of the property (which would, in turn, impair the value of Landsea’s ownership interests in the joint venture). See, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Off-Balance Sheet Arrangements and Contractual Obligations.”

•	Contribution Risk. Under credit enhancements that Landsea typically provides with respect to joint venture borrowings, Landsea and its partners could be required to make additional unanticipated investments in and advances to these joint ventures, either in the form of capital contributions or loan repayments, to reduce such outstanding borrowings. Landsea may have to make additional contributions that exceed its proportional share of capital if its partners fail to contribute any or all of their share. While in most instances Landsea would be able to exercise remedies available under the applicable joint venture agreements if a partner fails to contribute its proportional share of capital, a partner’s financial condition may preclude any meaningful cash recovery on the obligation. See, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Off-Balance Sheet Arrangements and Contractual Obligations” for more information on LTV maintenance agreements and completion guaranties.

•	Completion Risk. Landsea often signs a completion agreement in connection with obtaining financing for its joint ventures. Under such agreements, Landsea may be compelled to complete a project, usually with costs within the budget related to the project being funded by the lender with any budget shortfalls being borne by Landsea, even if Landsea no longer has an economic interest in the joint venture or the joint venture no longer has an interest in the property.

•	Illiquid Investment Risk. Landsea lacks a controlling interest in certain of its joint ventures and therefore is generally unable to compel such joint ventures to sell assets, return invested capital, require additional capital contributions or take any other action without the vote of at least one or more of Landsea’s venture partners. This means that, absent partner agreement, Landsea may not be able to liquidate its joint venture investments to generate cash.

•	Consolidation Risk. The accounting rules for joint ventures are complex and the decision as to whether it is proper to consolidate a joint venture onto Landsea’s balance sheet is fact intensive. If the facts concerning an unconsolidated joint venture were to change and a triggering event under applicable accounting rules were to occur, Landsea might be required to consolidate previously unconsolidated joint ventures onto its balance sheet which could adversely impact Landsea’s financial statements and its leverage and other financial conditions or covenants.

Any of the above might subject a project to liabilities in excess of those contemplated and adversely affect the value of Landsea’s current and future joint venture investments.

Risks Related to Landsea’s Organization and Structure

Landsea Green Group Co., Ltd. determines the outcome of major corporate transactions that require the approval of Landsea’s stockholders and may take actions that conflict with the interest of other of Landsea’s stockholders.

Landsea Green Group Co., Ltd. (“Public Parent”) indirectly holds a majority of the voting rights in Landsea. Public Parent has and will continue to have the ability to exercise control in Landsea’s business, and may cause Landsea to take actions that are not in, or conflict with, the interests of other stockholders such as incurring additional indebtedness, selling assets or other actions that negatively affect Landsea’s net assets. Public Parent will be able to control Landsea’s major policy decisions by controlling the selection of its senior management, determining the timing and amount of approving annual budgets, deciding on increases or decreases in Landsea’s stock capital, determining Landsea’s issuance of new securities, approving disposals of Landsea’s assets or business, and amending Landsea’s articles of association. These actions may be taken even if they are opposed by other stockholders.

Landsea’s stockholder structure may negatively affect its ability to obtain equity financing required for opportunistic investments or to offset periods of net losses or financial distress. We cannot assure you that Landsea would be able to obtain additional equity financing in a timely fashion or at all. If Landsea were unable to obtain such financing, it may be unable to take advantage of business opportunities or may be unable to avoid defaults under its obligations.

Landsea’s operations are subject to the terms of the senior notes of Public Parent, which may significantly restrict our ability to conduct our operations.

Public Parent currently has two outstanding series of senior notes. The indentures of such senior notes include a number of significant restrictive covenants on Public Parent and its subsidiaries which are “Restricted Subsidiaries,” including Landsea and its subsidiaries. These covenants restrict, among other things, the ability of Public Parent and its Restricted Subsidiaries to:

•	incur or guarantee indebtedness and issue disqualified or preferred stock;
•	declare dividends on capital stock or purchase or redeem capital stock;
•	make investments or other specified restricted payments;
•	issue or sell capital stock of Restricted Subsidiaries;
•	guarantee indebtedness of Restricted Subsidiaries;
•	sell assets;
•	create liens;
•	enter into sale and leaseback transactions;
•	engage in any business other than permitted business;
•	enter into agreements that restrict the Restricted Subsidiaries’ ability to pay dividends;
•	transfer assets or make intercompany loans;
•	enter into transactions with shareholders or affiliates; or
•	effect a consolidation or merger;

unless certain conditions are satisfied, or such actions fall within the permitted exemptions and carve outs stipulated in the indentures. Public Parent’s compliance with such covenants could limit our ability to conduct certain operations, to plan for or react to market conditions or to meet our capital needs. The ability of Public Parent and its Restricted Subsidiaries, including us, to comply with these covenants may be affected by events beyond Public Parent’s and our control, and we may have to curtail some of our operations and growth plans in order for Public Parent to maintain compliance under the indentures. Any breach by Landsea of these covenants could lead to a default, event of default or acceleration of liabilities under Public Parent’s indentures. Public Parent intends to take the necessary corporate actions to, concurrent with the consummation of the Business Combination, designate Landsea and its subsidiaries as Unrestricted Subsidiaries under the indentures for the senior notes of Public Parent.

Upon the closing of the Business Combination, Landsea may be a “controlled company” within the meaning of Nasdaq rules and, as a result, Landsea may qualify for, and may choose to rely on, exemptions from certain corporate governance requirements.

Upon the consummation of the Business Combination, it is anticipated that Parent will beneficially own more than 50% of the voting power of all of Landsea’s outstanding capital stock. If Parent maintains that beneficial ownership, Landsea will be a “controlled company” within the meaning of the rules and corporate governance standards of Nasdaq. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including:

•	the requirement that a majority of Landsea’s board of directors consists of independent directors;

•	the requirement that Landsea have a nominating/corporate governance committee that is composed entirely of independent directors;

•	the requirement that Landsea have a compensation committee that is composed entirely of independent directors; and

•	the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

Accordingly, if Landsea qualifies as a controlled company, it will elect to be treated as such and its stockholders will not be afforded the same protections generally as stockholders of other Nasdaq-listed companies for so long as Parent controls more than 50% of Landsea’s voting power and Landsea relies upon such exemptions.

Landsea depends on key management personnel and other experienced employees.

Landsea’s success depends to a significant degree upon the contributions of certain key management personnel including, but not limited to, those individuals listed in the “Landsea Management” section included elsewhere in this proxy statement. If any of Landsea’s key management personnel were to cease employment with Landsea, Landsea’s operating results could suffer. Landsea’s ability to retain its key management personnel or to attract suitable replacements should any member(s) of its management team leave is dependent on the culture its leadership team fosters and on the competitive nature of the employment market. The loss of services from key management personnel or a limitation in their availability could materially and adversely impact Landsea’s business, prospects, liquidity, financial condition and results of operations. Further, such a loss could be negatively perceived in the capital markets. Landsea has not obtained key management life insurance that would provide it with proceeds in the event of death or disability of any of its key management personnel.

Experienced employees in the homebuilding, developed lot acquisition and construction industries are fundamental to Landsea’s ability to generate, obtain and manage opportunities. In particular, relevant licenses and qualifications, local knowledge and relationships are critical to Landsea’s ability to source attractive lot acquisition opportunities. Experienced employees working in the homebuilding and construction industries are highly sought after. Failure to attract and retain such personnel or to ensure that their experience and knowledge is not lost when they leave the business through retirement, redundancy or otherwise may adversely affect the standards of Landsea’s service and may have an adverse impact on Landsea’s business, prospects, liquidity, financial condition and results of operations.

Failure by Landsea’s directors, officers or employees to comply with applicable policies, regulations and rules could materially and adversely affect us.

Landsea has adopted an employee handbook, which includes policies, regulations and rules, for its directors, officers and any employees. Landsea’s adoption of these policies, regulations and rules is not a representation or warranty that all persons subject to such standards are or will be in complete compliance. The failure of a director, officer or employee of Landsea to comply with the applicable policies, regulations and rules may result in termination of the relationship or adverse publicity, which could materially and adversely affect Landsea.

Changes in accounting rules, assumptions or judgments could materially and adversely affect Landsea.

Accounting rules and interpretations for certain aspects of Landsea’s financial reporting are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of Landsea’s financial statements. Furthermore, changes in accounting rules and interpretations or in Landsea’s accounting assumptions or judgments, such as asset impairments and contingencies are likely to significantly impact Landsea’s financial statements. In some cases, Landsea could be required to apply a new or revised standard retroactively, resulting in restating financial statements from prior period(s). Any of these circumstances could have a material adverse effect on Landsea’s business, prospects, liquidity, financial condition and results of operations. For additional information, see the financial statements of Landsea and related footnotes included elsewhere in this proxy statement.

If Landsea fails to implement and maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, investors could lose confidence in Landsea’s financial results, which could materially and adversely affect Landsea.

Effective internal controls are necessary for Landsea to provide reliable financial reports and effectively prevent fraud. Landsea may in the future discover areas of its internal controls that need improvement. We cannot be certain that Landsea will be successful in maintaining adequate internal control over its financial reporting and financial processes. Furthermore, as Landsea grows its business, its internal controls will become more complex, and Landsea will require significantly more resources to ensure its internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weakness or significant deficiency and management may not be able to remediate any such material weakness or significant deficiency in a timely manner. The existence of any material weakness in Landsea’s internal control over financial reporting could also result in errors in its financial statements that could require Landsea to restate past financial statements, cause Landsea to fail to meet its reporting obligations and cause investors to lose confidence in Landsea’s reported financial information, all of which could materially and adversely affect Landsea.

The Committee on Foreign Investment in the United States (“CFIUS”) may modify, delay or prevent Landsea’s future acquisition or investment activities.

For so long as Parent retains a material ownership interest in us, we will be deemed a “foreign person” under the regulations relating to CFIUS. As such, acquisitions of or investments in U.S. businesses or foreign businesses with U.S. subsidiaries that we may wish to pursue may be subject to CFIUS review, the scope of which was recently expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments (including certain investments in entities that hold or process personal information about U.S. nationals), certain acquisitions of real estate even with no underlying U.S. business, transactions the structure of which is designed or intended to evade or circumvent CFIUS jurisdiction and any transaction resulting in a “change in the rights” of a foreign person in a U.S. business if that change could result in either control of the business or a covered non-controlling investment. FIRRMA also subjects certain categories of investments to mandatory filings. If a particular proposed acquisition or investment in a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay an acquisition or investment by us, impose conditions with respect to such acquisition or investment or order us to divest all or a portion of a U.S. business that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of or prevent us from pursuing certain acquisitions or investments that we believe would otherwise be beneficial to us and our stockholders. In addition, among other things, FIRRMA authorizes CFIUS to prescribe regulations defining “foreign person” differently in different contexts, which could result in less favorable treatment for investments and acquisitions by companies from countries of “special concern.” If such future regulations impose additional burdens on acquisition and investment activities involving PRC and PRC-controlled entities, our ability to consummate transactions falling within CFIUS’s jurisdiction that might otherwise be beneficial to us and our stockholders may be hindered.

Risks Related to the Business Combination

Our LF Capital Restricted Stockholders that have entered into the Voting and Support Agreement have agreed to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our LF Capital Restricted Stockholders, and other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of September 17, 2020, our LF Capital Restricted Stockholders, and other than the BlackRock Holders, own shares equal to 22.6% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our LF Capital Restricted Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of our Board and our officers may have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our Sponsor and the directors and officers of the Company have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•	the fact that the LF Capital Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•	the fact that our Sponsor has agreed to forfeit up to 500,000 Founder Shares, contingent upon the valuation of the Company’s Class A Stock achieving certain thresholds during the twenty-four month period following the closing of the Business Combination;

•	the fact that our Sponsor has agreed to transfer to the Seller 2,200,000 shares of Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A Stock subject to the same contingencies noted above);

•	the fact that our Sponsor has agreed to forfeit 2,260,000 Private Placement Warrants and 600,000 Founder Shares in connection with a Business Combination;

•	the fact that our Sponsor has agreed to forfeit an amount of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company pursuant to the Forward Purchase Transaction;

•	the fact that our LF Capital Restricted Stockholders have agreed to waive their rights to certain anti-dilution conversion adjustments with respect to any shares of our Class B Stock they may hold in connection with the consummation of the Business Combination;

•	the fact that the LF Capital Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by December 22, 2020;

•	the fact that the LF Capital Restricted Stockholders paid an aggregate of $25,000 for 3,881,250 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $[•], based upon the closing trading price of the Class A Stock on [•], 2020 (but, given the restrictions on such shares, we believe such shares have less value);

•	the fact that our Sponsor and the BlackRock Holders paid an aggregate of approximately $7,760,000 for their 7,760,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by December 22, 2020;

•	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the anticipated continuation of two (2) of our existing directors, Messrs. Reed and Farhat, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by December 22, 2020;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 22, 2020; and

•	that pursuant to the Demand Registration Rights Agreement (as defined below), the LF Capital Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

We did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price we are paying in connection with the Business Combination is fair to us from a financial point of view.

We are not required to obtain an opinion from an independent investment banking or accounting firm that the price we are paying in connection with the Business Combination is fair to us from a financial point of view. Our board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. In analyzing the Business Combination, our board of directors and management conducted due diligence on Landsea and the industry in which Landsea operates, including through the review of financial and other information provided by Landsea in the course of our due diligence investigations. Based on such due diligence, our board of directors believes that the Business Combination with Landsea is in the best interests of us and our stockholders and presents an opportunity to increase stockholder value. For more information related to the criteria and justifications of our board of directors for making its determination, see “The Business Combination— The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.” For more information, generally, about the decision-making process of the Board and management, see “The Business Combination.” Accordingly, our stockholders will be relying solely on the business judgment of our board of directors regarding Landsea’s value and the benefits of the Business Combination. There is no assurance that our board of directors properly valued Landsea’s business and the Business Combination.

The lack of an independent third-party fairness opinion may also lead to an increased number of stockholders voting against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about the Board’s decision-making process, see “The Business Combination— The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Our LF Capital Restricted Stockholders hold a significant number of shares of our Common Stock and they will lose their entire investment in us if a business combination is not completed.

Our LF Capital Restricted Stockholders hold in the aggregate 3,881,250 Founder Shares, representing approximately 22.4% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete a business combination by December 22, 2020. In addition, our Sponsor and the BlackRock Holders hold an aggregate 7,760,000 Private Placement Warrants that will also be worthless if we do not complete a business combination by December 22, 2020.

The Founder’s Shares are identical to the shares of Class A Stock included in the units, except that (a) the Founder Shares are subject to certain transfer restrictions, (b) our Sponsor has entered into the Sponsor Surrender Agreement with us, the Seller and Landsea, pursuant to which the Sponsor has agreed to (i) forfeit to the Company for no consideration 2,260,000 Private Placement Warrants and 600,000 Founder Shares, (ii) forfeit up to 500,000 shares of its converted Founder Shares contingent upon the valuation of the Class A Stock reaching certain thresholds during the twenty-four month period following the closing of the Business Combination, (iii) transfer to the Seller 2,200,000 Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A stock subject to the contingencies noted in clause (ii) above), (iv) cancel and forgive all amounts owed to Sponsor pursuant to the Promissory Note; and (v) receive a cash payment in lieu of converting outstanding amounts due under the Convertible Note upon the consummation of the Business Combination, and (c) each of the LF Capital Restricted Stockholders has entered into a Founder’s Waiver Agreement with us, the Seller and Landsea, whereby each LF Capital Restricted Stockholder agreed to (x) convert their Founder Shares into shares of Class A Stock of the post-combination company on a one-for-one basis at the closing of the Business (y) waive certain of their anti-dilution and conversion rights with respect to their Founder Shares and (z) for those LF Capital Restricted Stockholders other than the BlackRock Holders, waive certain of their redemption rights with respect to their Class A Stock.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock, public warrants and public units.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Merger Agreement regarding required amounts in the Trust Account equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of a Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A Stock, public warrants and public units and the number of beneficial holders of such securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock, public warrants and public units.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A Stock as consideration in the Business Combination, the Forward Purchase Transaction and the potential issuance of Class A Stock under the Incentive Plan. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

Pursuant to the Business Combination, the Company will issue an aggregate of 32,557,303 shares of Class A Stock to the Seller (see the section entitled “Proposal No. 1—Approval of the Business Combination”). Furthermore, if the Incentive Plan Proposal is approved, the aggregate number of shares of common stock issuable under the Incentive Plan will be 6,000,000 (see the section entitled “Proposal No. 6—Approval and Adoption of the Incentive Plan”). The maximum number of common stock issuable by the Company pursuant to the Forward Purchase Transaction is 224,550; however, an equivalent amount of Founder Shares will be forfeited by the Sponsor immediately prior to the consummation of the Business Combination (see the section entitled “Proposal No. 1—Approval of the Business Combination—Forward Purchase Transaction”).

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the LF Capital Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 25.9% in the post-combination company; (ii) the LF Capital Restricted Stockholders will own approximately 5.3% of the post-combination company with respect to their converted Founder Shares; and (iii) the Seller will own approximately 68.8% of the post-combination company. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does take into account (1) the conversion of 3,056,700 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions), (2) the transfer of 500,000 Founder Shares from the Sponsor to the Seller pursuant to the Sponsor Surrender Agreement and (3) the issuance of 224,550 shares of Class A Stock by the Company pursuant to the Forward Purchase Transaction and corresponding cancellation of an equal number of shares held by the Sponsor pursuant to the Sponsor Surrender Agreement. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

The potential issuance of Class A Stock pursuant to the Incentive Plan may dilute the equity interests of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants or the market prices for the Class A Stock, public warrants or public units of the post-combination company. If any of the Company’s public shares are redeemed in connection with the Business Combination, the percentage of the outstanding Class A Stock held by the public stockholders will decrease and the percentages of the outstanding shares of Class A Stock held immediately following the Business Combination by the LF Capital Restricted Parties and the Seller will increase. To the extent that any of the outstanding warrants are exercised for shares of Class A Stock, or additional awards are issued under the proposed Incentive Plan, the Company’s existing stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of the Company’s existing stockholders to influence the Company’s management through the election of directors following the Business Combination.

There can be no assurance that the Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

Our eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply for the listing of our publicly-traded common stock and warrants on Nasdaq. If Nasdaq denies our application for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that the Class A Stock of the post-combination company is a “penny stock” which will require brokers trading in the Class A Stock of the post-combination company to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Class A Stock, public units and public warrants of the post-combination company are listed on Nasdaq, they will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were not listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Class A Stock included in the Stock Consideration could depress the market price of the Class A Stock of the post-combination company.

There may be a large number of shares of Class A Stock of the post-combination company sold in the market following the completion of the Business Combination or shortly thereafter.  The shares held by the Company’s public stockholders will be freely tradeable. Class A Stock issued to the Seller pursuant to the Business Combination will be freely tradeable following the latter of (i) expiration of the lock-up of (A) one year following the closing of the Business Combination and (B) subsequent to the closing of the Business Combination, (x) if the last sale price of the Class A Stock equals or exceeds $12.00 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the closing of the Business Combination or (y) the date following the closing of the Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company for cash, securities or other property, as set forth in the Seller Lock-up Agreement and (ii) the registration of the resale thereof pursuant to a registration statement that we have agreed to promptly file after the completion of the Business Combination. Class A Stock of the post-combination company held by the Sponsor as a result of the conversion of its Class B Stock will be freely tradeable following the latter of (i) expiration of a lock-up for the same duration as the Seller Lock-up Agreement, as set forth in the Sponsor Lock-up Agreement (with 500,000 of such shares being subject to the terms of forfeiture pursuant to that certain Founder’s Surrender Agreement) and (ii) the registration of the resale thereof pursuant to an exercise of those certain registration rights set forth in that certain Registration Rights Agreement, dated June 19, 2018, by and between the Company and Level Field Capital, LLC, James Erwin, Karen Wendel, Gregory P. Wilson, Multi-Strategy Master Fund Limited, BlackRock Credit Alpha Master Fund L.P and HC NCBR Fund (the “Demand Registration Rights Agreement”). Class A Stock of the post-combination company held by the LF Capital Restricted Stockholders (other than the Sponsor) as a result of the conversion of their Class B Stock will be freely tradeable upon the registration of the resale thereof pursuant to an exercise of those certain registration rights set forth in the Demand Registration Rights Agreement.

We will have approximately 48,057,916 shares of Class A Stock of the post-combination company outstanding after the Business Combination (assuming that no shares of Class A Stock are redeemed, and no outstanding warrants to purchase shares of Common Stock are exercised, and subject to further issuance of awards under the Incentive Plan). Such sales of shares of Class A Stock of the post-combination company or the perception of such sales may depress the market price of the Class A Stock, public warrants or public units of the post-combination company.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by December 22, 2020. If we are unable to effect a business combination by December 22, 2020, absent any extension thereto, we will be forced to liquidate and our warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by December 22, 2020. Unless we amend our current certificate of incorporation (which requires the affirmative vote of 65% of all then outstanding shares of Common Stock) and amend certain other agreements into which we have entered to extend the life of the Company, if we do not complete an initial business combination by December 22, 2020, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by December 22, 2020, there will be no redemption rights or liquidating distributions with respect to our public warrants or the Private Placement Warrants, which will expire worthless. We expect to consummate the Business Combination and do not intend to take any action to extend the life of the Company beyond December 22, 2020.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $11.50 per share of Class A Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. For more information about the proposed amendment to change the exercise price of the public warrants, see “Warrant Holder Proposal No. 1 – Approval of the Warrant Amendment Proposal.”

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of Landsea and the Seller whom we expect to stay with the post-combination business following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our ability to successfully effect the Business Combination is dependent upon the efforts of our key personnel, including the key personnel of Landsea and the Seller. Although some of our key personnel may remain with the post-combination business in senior management or advisory positions following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. We anticipate that some or all of the management of Landsea will remain in place.

Landsea’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Landsea’s officers could have a material adverse effect on Landsea’s business, financial condition, or operating results. Landsea does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available to the post-combination business.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. Some of our officers and directors are engaged in other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officer’s and director’s other business affairs require them to devote more substantial amounts of time to such affairs it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

The Company and Landsea will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and Landsea. These uncertainties may impair our or Landsea’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or Landsea’s businesses could be harmed.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. For example, it is a condition to our (the Seller’s) and Landsea’s obligations to close the Business Combination that there be an amount from the Trust Account that equals or exceeds $90,000,000. However, if the affected parties to the Merger Agreement (in this case the Seller and Landsea) determines that a failure to satisfy the condition is not material, then those parties may elect to waive that condition and close the Business Combination. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under the Merger Agreement. Such events could arise because of changes in the course of Landsea’s business, a request by the Seller to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Landsea’s business and would entitle the Company to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We and Landsea will incur significant transaction and transition costs in connection with the Business Combination.

We and Landsea have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and Landsea may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the closing of the Business Combination.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $7,397,000, including $5,433,750 in deferred underwriting commissions to the underwriter of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with a business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.57 per share on the liquidation of the Trust Account (or less than $10.57 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by December 22, 2020, our public stockholders may receive only approximately $10.57 per share (based upon the value of our Trust Account as of September 17, 2020) on the liquidation of the Trust Account (or less than $10.57 per share in certain circumstances where a third-party brings a claim against us for which our Sponsor is unable to indemnify (as described herein)) and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.57 per share (based upon the value of our Trust Account as of September 17, 2020).

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.57 per share held in the Trust Account as of September 17, 2020, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.57 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our Company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.57 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.57 per public share (based upon the value of our Trust Account as of September 17, 2020) or (ii) other than due to the failure to obtain a waiver to seek access to the Trust Account, such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income tax obligations, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine a favorable outcome is unlikely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our Trust Account available for distribution to our public stockholders may be reduced below $10.57 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in Landsea and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of Landsea. We and certain investors, the Sponsor, and directors and officers of the Sponsor and its affiliates will become stockholders of the post-combination company at that time. We will depend on Landsea for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of Landsea may limit our ability to obtain cash from Landsea. The earnings from, or other available assets of, Landsea may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Landsea, we cannot assure you that this diligence will surface all material issues that may be present in Landsea’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Landsea’s business and outside of our and Landsea’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the period ended December 31, 2019 and the unaudited statement of operations of the Company for the six months ended June 30, 2020, with the historical audited results of operations of Landsea for the year ended December 31, 2019 and the unaudited statement of operations of Landsea for the six months ended June 30, 2020, respectively, and gives pro forma effect to the Business Combination and the acquisitions of Landsea by the Company as if they had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the date indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Selected Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for Landsea stock and trading in the shares of our Class A Stock, public units and public warrants has not been active. Accordingly, the valuation ascribed to Landsea and our Class A Stock, public units and public warrants in the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the post-combination company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of the Class A Stock, public warrants and public units of the post-combination company available for public sale;

•	the volume of our public units or public warrants available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	the realization of any of the risk factors presented in this proxy statement;

•	additions or departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Past performance by the Sponsor, including our management team, may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with, the Sponsor and its affiliates is presented for informational purposes only. Past performance by the Sponsor and by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our business combination. You should not rely on the historical record of the Sponsor or our management team’s or Sponsor’s performance as indicative of the future performance of an investment in the Company or the returns the Company will, or is likely to, generate going forward.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company to drop significantly, even if Landsea’s business is doing well.

Sales of a substantial number of shares of our Class A Stock, public warrants or public units in the public market could occur at any time prior to the Business Combination and sales of a substantial number of shares of the Class A Stock, public warrants or public units of the post-combination company could occur at any time following the Business Combination. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company, as applicable. After the Business Combination, our LF Capital Restricted Stockholders, including our Sponsor, will hold approximately 5.6% of the Class A Stock of the post-combination company with respect to their converted Founder Shares. Pursuant to the Demand Registration Rights Agreement, the LF Capital Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination. In addition, holders of our Private Placement Warrants and their permitted transferees can demand that we register the Private Placement Warrants and the shares of Class A Stock issuable upon exercise of the Private Placement Warrants and holders of warrants that may be issued upon conversion of Working Capital Loans may demand that we register such warrants or the Class A Stock issuable upon exercise of such warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. These holders also have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the initial business combination.

Concurrent with the execution of the Merger Agreement, the Sponsor, the Company, the Seller, and Landsea entered into that certain Sponsor Surrender Agreement, pursuant to which, the Sponsor has agreed to (i) forfeit to the Company for no consideration 2,260,000 Private Placement Warrants and 600,000 Founder Shares, (ii) forfeit up to 500,000 shares of its converted Founder Shares contingent upon the valuation of the Class A Stock reaching certain thresholds during the twenty-four month period following the closing of the Business Combination, (iii) transfer to the Seller 2,200,000 Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A stock subject to the contingencies noted in clause (ii) above), (iv) cancel and forgive all amounts owed to Sponsor pursuant to the Promissory Note; and (v) receive a cash payment in lieu of converting outstanding amounts due under the Convertible Note upon the consummation of the Business Combination, in each case on terms and subject to the conditions set forth therein, a copy of which is attached hereto as Annex I.

Concurrent with the execution of the Merger Agreement, the Company, the Seller, Landsea and each of the LF Capital Restricted Stockholders entered into those certain Founders’ Waiver Agreements, pursuant to which, each LF Capital Restricted Stockholder agreed to (i) waive certain of their anti-dilution, conversion, and redemption rights with respect to their Founder Shares and (ii) agreed to convert their Founder Shares into shares of the Company’s Class A Stock on a one-for-one basis, in each case on terms and subject to the conditions set forth therein. Additionally, each of the LF Capital Restricted Stockholders, other than the BlackRock Holders, agreed to waive their redemption rights with respect to any Class A Stock they may own. A copy of the Founders’ Waiver Agreement is attached hereto as Annex J-1.

Additionally, the Company and the BlackRock Holders entered into that BlackRock Waiver Agreement, pursuant to which, each BlackRock Holder agreed to (i) waive certain of their anti-dilution and conversion rights with respect to their Founder Shares and (ii) agreed to convert their Founder Shares into shares of the Company’s Class A Stock on a one-for-one basis, in each case on terms and subject to the conditions set forth therein. A copy of the Founders’ Waiver Agreement is attached hereto as Annex J-2. In addition, the LF Capital Restricted Stockholders, other than the BlackRock Holders, entered into letter agreements pursuant to which, they agreed that, with certain limited exceptions, the Founder Shares (which will be converted into shares of Class A Stock of the post-combination company at the closing of the Business Combination) may not be transferred until 150 days after the closing of the Business Combination. We will also enter into Lock-up Agreements at the closing of the Business Combination, with each of Seller and the Sponsor, substantially in the forms attached as Annex G-1 and G-2, on similar terms to the aforementioned letter agreement. In addition, given that the lock-up period on the Founder Shares is potentially shorter than most other blank check companies, these shares may become registered and available for sale sooner than Founder Shares in such other companies.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding the Class A Stock of the post-combination company adversely, then the price and trading volume of the Class A Stock of the post-combination company could decline.

The trading market for our Class A Stock, public warrants or public units will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, the stock price and trading volume of the Class A Stock, public warrants and public units of the post-combination company would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of the Class A Stock, public warrants and public units of the post-combination company would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of the Class A Stock, public warrants and public units of the post-combination company to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, holders have the right to exercise their warrants on a cashless basis for unregistered shares of Class A Stock in accordance with Section 3(a)(9) of the Securities Act or another exemption. However, no such warrant will be exercisable and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from state registration is available. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

The exercise price for our warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of our warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

We intend to seek warrant holder approval to amend the terms of the warrants in a manner that may be adverse to holders. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Warrants will become exercisable for Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued warrants to purchase 15,525,000 shares of Class A Stock as part of our IPO and, on the IPO closing date, we issued Private Placement Warrants (i) to our Sponsor to purchase 7,760,000 shares of Class A Stock and (ii) to BlackRock Credit Alpha Master Fund L.P., to purchase 550,440 shares of Class A Stock, in each case at $11.50 per share. Following the consummation of the Business Combination public warrants will be exercisable for 1,552,500 shares of Class A Stock at $11.50 per share pursuant to the Warrant Amendment. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on a business combination, such as the Forward Purchase Transaction. The shares of Class A Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock, public warrants or public units or the Class A Stock, public units or public warrants of the post-combination company.

The Private Placement Warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our common stock.

Assuming the passage of Proposal Nos. 1, 2 and 3 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	a prohibition on stockholder action by written consent once the company is no longer controlled, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	a vote of 25% required for stockholders to call a special meeting;

•	a “synthetic” anti-takeover provision in lieu of the statutory protections of Section 203 of the DGCL;

•	a vote of 80% required to approve a merger as long as the majority stockholder owns at least 20% of our stock;

•	a vote of 70% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the bylaws; and

•	the designation of Delaware as the exclusive forum for certain disputes.

Our Second Amended and Restated Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Assuming the passage of Proposal Nos. 1, 2 and 3 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation will provide, to the fullest extent permitted by law, that internal corporate claims may be brought only in the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in our stock shall be deemed to have notice of and consented to the forum provision in our Second Amended and Restated Certificate of Incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following January 19, 2022, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock, public warrants and public units that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile. Landsea had total revenues during calendar year 2019 of approximately $631.0 million. If the post-combination company continues to expand its business through acquisitions and/or continues to grow revenues organically post-Business Combination, we may cease to be an emerging growth company prior to January 19, 2022.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company less attractive because we will rely on these exemptions. If some investors find our Class A Stock, public warrants or public units or the Class A Stock of the post-combination company less attractive as a result, there may be a less active trading market for our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company and more stock price volatility.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of Landsea as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Our current certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC’s “penny stock” rules). The Merger Agreement provides that Landsea’s and the Seller’s obligation to consummate the Business Combination is conditioned on the amount in the Trust Account equaling or exceeding $90,000,000, after taking into account the aggregate amount of Class A Stock redemptions and the aggregate amount of unpaid Parent Transaction Costs and Company Transaction Costs. In the event that our public stockholders exercise redemption rights with respect to our Class A Stock such that the minimum cash condition is not met, the Business Combination is not likely to be consummated. However, we may be able to complete the Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates if the amount in the Trust Account meets the minimum cash condition after taking into account such redemptions and privately negotiated sales to our Sponsor. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Based on the amount of $129,126,990.62 in our Trust Account as of September 17, 2020 (after giving effect to redemptions in connection with the Business Combination Extension), assuming a per share redemption price of $10.57, approximately 1,623,379 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement, assuming there are no unpaid Parent Transaction Costs and Company Transaction Costs. We refer to this as the maximum redemption scenario.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than twenty percent (20%) of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Class A Stock included in the units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable but including total aggregate proceeds from the Forward Purchase Transaction, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

Risks Related to the Warrant Amendment

The Company may redeem its unexpired warrants prior to their exercise at a time that is disadvantageous to holders of warrants, thereby making such warrants worthless.

Assuming the Warrant Amendment is adopted, the Company will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the closing price of our Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the warrants at the then-current market price when the holder might otherwise wish to hold such warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The Private Placement Warrants are not redeemable by the Company so long as they are held by the Sponsor or the BlackRock Holders, as applicable, or their permitted transferees.

Pursuant to the terms of the Warrant Amendment, a holder of public warrants will only be permitted to exercise its warrants for a whole number of shares of Class A Stock.

Pursuant to the terms of the Warrant Amendment, if approved, a holder of our public warrants will be able to exercise its warrants only for a whole number of shares of Class A Stock. This means that only a number of warrants evenly divisible by ten may be exercised at any given time by the public warrant holder. For example, if a public warrant holder holds nine (9) warrants to purchase one-tenth of a share of Class A Stock, such warrants will not be exercisable. However, if a public warrant holder holds ten warrants, such warrants will be exercisable for one share of Class A Stock. The Company will not pay cash in lieu of fractional warrants after giving effect to the Warrant Amendment.

The terms of our public warrants may be amended with the approval by the holders of at least 65% of the outstanding public warrants.

Our public warrants were issued pursuant to the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Warrant Agreement provides that the terms of our public warrants may be amended as contemplated by the Warrant Amendment Proposal with the approval by the holders of at least 65% of the holders of our outstanding public warrants. Accordingly, the terms of the public warrants may be amended as contemplated by the Warrant Amendment Proposal if holders of at least 65% of the then outstanding public warrants approve of the Warrant Amendment Proposal. If the Warrant Amendment Proposal is approved, all holders of our public warrants will be bound by the amendments to the public warrants, even if they voted against the Warrant Amendment Proposal.

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for the Company and Landsea and unaudited pro forma condensed combined per share information after giving effect to the Business Combination, assuming two redemption scenarios as follows:

Assuming No Additional Redemptions: In connection with the Business Combination Extension, an aggregate of 1,215,698 shares of the Company’s Class A Stock was redeemed, and approximately $12.8 million was withdrawn out of the Trust Account for such redemptions. After such redemptions, there were 12,219,363 public shares outstanding. This presentation assumes that no additional shares of Class A Stock are redeemed from the public stockholders in connection with the Business Combination.

Assuming Maximum Redemptions: This presentation assumes that in addition to the 1,215,698 public shares redeemed in connection with the Business Combination Extension, 1,569,946 of the public shares are redeemed. This scenario gives effect to public share redemptions for aggregate redemption payments of $16.5 million using a per share redemption price that was calculated as $141.2 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 13,435,061 Class A Stock subject to redemption. The maximum redemption scenario is subject to the $90.0 million minimum cash condition per the Merger Agreement.

The pro forma book value information reflects the business combination as if it had occurred on June 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2019.

This information is only a summary and should be read in conjunction with the historical financial statements of the Company and Landsea and related notes included elsewhere in this proxy statement. The unaudited pro forma combined per share information of the Company and Landsea is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings (loss) per share information below does not purport to represent the earnings (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company and Landsea would have been had the companies been combined during the periods presented.

			Combined Pro Forma
	LF Capital Acquisition Corp (Historical)	Landsea (Historical) (2)	Pro Forma Combined (Assuming No Additional Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
As of and for the Six Months Ended June 30, 2020
Book value per share (1)	$6.95	N/A	$12.48	$12.55
Weighted average number of shares outstanding - basic and diluted (4)	19,256,969	N/A	47,133,674	45,563,728
Net income (loss) per share of Class A Stock - basic and diluted (4)	$0.03	N/A	$(0.49)	$(0.51)

As of and for the Year Ended December 31, 2019
Book value per share (1)	$8.04	N/A	N/A (3)	N/A (3)
Weighted average number of shares outstanding - basic	19,406,250	N/A	47,057,916	45,487,970
Net income per share of Class A Stock – basic	$0.17	N/A	$0.16	$0.16
Weighted average number of shares outstanding - diluted (5)	19,406,250	N/A	47,081,136	45,511,190
Net income per share of Class A Stock - diluted (5)	$0.17	N/A	$0.16	$0.16

(1) Book value per share calculated as Total equity / weighted average shares outstanding.

(2) Landsea has not historically calculated net earnings (loss) per share.

(3) A pro forma balance sheet for year ended December 31, 2019 is not required to be included herein and as such, no such calculation is included in this table.

(4) For the six months ended June 30, 2020, outstanding warrants and RSUs are anti-dilutive based upon the trading price of the Class A Stock as of [●], 2020, and have been excluded from the weighted average shares outstanding calculation. The weighted average number of shares of Class A Stock outstanding – basic number as of June 30, 2020 includes the impact of 75,758 vested RSUs that vest on the first anniversary of the Business Combination.

(5) Reflects the dilutive impact of unvested RSUs using the treasury stock method. Outstanding warrants for the year ended December 31, 2019 are anti-dilutive and excluded from the outstanding shares calculation based upon the trading price of the Class A Stock as of [●], 2020.

SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting in lieu of 2020 Annual Meeting of Stockholders to be held on [•], 2020, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [•], 2020 to all stockholders of record of the Company as of [•], 2020, the record date for the Special Meeting. Stockholders of record who owned common stock of the Company at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were [•] shares of Company common stock outstanding.

Date, Time and Place of Special Meeting

The Special Meeting will be held on [•], 2020, at [•] Eastern Time, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

To be admitted to the virtual Special Meeting, go to the webcast URL address and enter your unique 12-digit control number. Registered stockholders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [●], 2020 at [●] Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at 917-262-2373, or via email at proxy@continentalstock.com.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 (888) 965-8995 (toll-free), outside the U.S., and Canada +1 (415) 655-0243 (standard rates apply). When prompted enter the pin number 74260910#. The telephone line will be listen-only, and you will not be able to vote or enter questions during the meeting via telephone.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at [●] on the date specified above and at [●] solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on [•], 2020, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [•] shares of Common Stock outstanding, of which [•] are public shares and [•] are Founder Shares held by our LF Capital Restricted Stockholders.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•	Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

•	Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (Proposal No. 2);

•	Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

•	Governance Proposals—A separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

•	Director Election Proposal—To consider and vote upon a proposal to elect two (2) directors to our Board to serve as our Class II directors for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Assuming the Charter Approval Proposal is approved and our Board is declassified, such nominees, if elected, will serve on our Board until the 2021 annual meeting of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

•	Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

•	Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

The board unanimously recommends that you vote “FOR” each of these proposals.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into agreements with our LF Capital Restricted Stockholders pursuant to which, they agreed to vote any shares of Common Stock owned by them in favor of an initial business combination. These agreements apply to our LF Capital Restricted Stockholders, including our Sponsor but excluding the BlackRock Holders, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal and for all other proposals to be presented to our stockholders at the Special Meeting and described in this proxy statement.

Our LF Capital Restricted Stockholders, other than the BlackRock Holders, have waived their redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with the Business Combination. The Founder Shares held by our LF Capital Restricted Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination if effected by us by December 22, 2020. However, our LF Capital Restricted Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of shares of outstanding Common Stock of the Company representing a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting are present virtually or represented by proxy at the Special Meeting. Broker non-votes and abstentions from voting will count as present for the purposes of establishing a quorum. The LF Capital Restricted Stockholders, other than the BlackRock Holders, as of September 17, 2020 own approximately 22.6% of the issued and outstanding shares of Common Stock, will count towards this quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of the votes cast by the holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Director Election Proposal.

Our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote their Founder Shares and any subsequently acquired public shares in favor of the matters set forth in this proxy statement.

Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Governance Proposals, Director Election Proposal and the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. The Governance Proposals, the Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. With respect to the Warrant Holder Meeting, (i) the Warrant Amendment Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting, and (ii) the Warrant Holders Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal do not receive the requisite vote for approval at the Special Meeting, subject to waiver by the parties pursuant to the Merger Agreement, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by December 22, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•	the fact that the LF Capital Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•	the fact that our Sponsor has agreed to forfeit up to 500,000 Founder Shares, contingent upon the valuation of the Company’s Class A Stock achieving certain thresholds during the twenty-four month period following the closing of the Business Combination;

•	the fact that our Sponsor has agreed to transfer to the Seller 2,200,000 shares of Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A Stock subject to the same contingencies noted above);

•	the fact that our Sponsor has agreed to forfeit 2,260,000 Private Placement Warrants and 600,000 Founder Shares in connection with a Business Combination;

•	the fact that our Sponsor has agreed to forfeit an amount of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company pursuant to the Forward Purchase Transaction;

•	the fact that our LF Capital Restricted Stockholders have agreed to waive their rights to certain anti-dilution conversion adjustments with respect to any shares of our Class B Stock they may hold in connection with the consummation of the Business Combination;

•	the fact that the LF Capital Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by December 22, 2020;

•	the fact that the LF Capital Restricted Stockholders paid an aggregate of $25,000 for 3,881,250 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $[•], based upon the closing trading price of the Class A Stock on [•], 2020 (but, given the restrictions on such shares, we believe such shares have less value);

•	the fact that our Sponsor and the BlackRock Holders paid an aggregate of approximately $7,760,000 for their 7,760,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by December 22, 2020;

•	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the anticipated continuation of two (2) of our existing directors, Messrs. Reed and Farhat, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by December 22, 2020;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 22, 2020; and

•	that pursuant to the Demand Registration Rights Agreement (as defined below), the LF Capital Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Abstentions and Broker Non-Votes

Abstentions from voting and broker non-votes will count as present for the purposes of establishing a quorum. Abstentions from voting and broker non-votes will have the same effect as a vote “AGAINST” such Charter Approval Proposal, but will have no effect on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares – Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or virtually at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Approval Proposal, “FOR” the Governance Proposals, “FOR” each nominee in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by [•] on [•].

Voting at the Virtual Meeting.  The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020. To be admitted to the virtual Special Meeting, go to the webcast URL and enter your unique 12-digit control number. Registered stockholders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com. For additional information, please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders”

You can pre-register to attend the virtual meeting starting [•], 2020 at [•] Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact [•] for assistance at proxy@continentalstock.com.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at [•] on the date specified above and at [•] solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/lfcapitalacquisitioncorp/2020.

Voting Your Shares – Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock. Please see “Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify the Company’s Secretary in writing to LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote virtually, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect: (203) 658-9400.

Redemption Rights

Pursuant to our current certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of investment securities held in the Trust Account of $129,126,990.62 as of September 17, 2020 (after giving effect to redemptions in connection with the Business Combination Extension), the estimated per share redemption price would have been approximately $10.57.

In order to exercise your redemption rights, you must:

•	if you hold public units, separate the underlying public shares and public warrants;

•	check the box on the enclosed proxy card to elect redemption;

•	check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock;

•	prior to [•] on [•], 2020 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

and

•	deliver your public shares either physically or electronically through DTC’s DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding public units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such public units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of $129,126,990.62 as of September 17, 2020 (after giving effect to redemptions in connection with the Business Combination Extension). The Merger Agreement provides that the Seller’s and Landsea’s obligation to consummate the Business Combination is conditioned on the amount in the Trust Account equaling or exceeding $90,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then Landsea and the Seller may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by December 22, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow Sodali LLC a fee of up to $50,000, plus disbursements, reimburse Morrow Sodali LLC for its reasonable out-of-pocket expenses and indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 – APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of a majority of the votes cast by the holders of our outstanding shares of Common Stock present virtually or represented by proxy and entitled to vote thereon at the Special Meeting.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Merger Agreement and Consideration to the Seller

On August 31, 2020, the Company entered into the Merger Agreement with Merger Sub, Landsea and the Seller, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire Landsea. After giving effect to the Business Combination, Landsea will continue as a subsidiary of the Company and the Seller will hold a portion of the Company’s Class A Stock.

Subject to the terms of the Merger Agreement set forth therein, the aggregate Stock Consideration to be paid in connection with the Business Combination is approximately $344 million to be paid entirely in Class A Stock. The Stock Consideration will not be subject to an adjustment.

As a result of the Merger, the Company will own 100% of the outstanding common stock of Landsea and each share of common stock of Landsea will be cancelled and converted into the right to receive a portion of the consideration. It is intended that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The Company has agreed to provide its stockholders with the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement, including the Business Combination.

Definition of Material Adverse Effect

Certain of the representations and warranties in the Merger Agreement are qualified by a materiality or “material adverse effect” standard. The Merger Agreement defines a “material adverse effect” with regard to Landsea and its subsidiaries as any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of Landsea and its subsidiaries, taken as a whole; or (b) is reasonably likely to prevent or materially delay the ability of Landsea to consummate the transactions contemplated under the Merger Agreement; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a material adverse effect pursuant to clause (a) has occurred:

(i)	acts of war or terrorism, or any escalation or worsening of any such acts of war or terrorism, or changes in global, national or regional political or social conditions;

(ii)	earthquakes, hurricanes, tornados, epidemics and pandemics declared by the World Health Organization (including the COVID-19 virus) or other natural or man-made disasters;

(iii)	changes attributable to the public announcement or pendency of the transaction contemplated by the Merger Agreement (including the impact thereof on relationships with customers, suppliers, employees or Governmental Entities);

(iv)	changes or proposed changes in Applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Entity first announced after the date of the Merger Agreement;

(v)	changes or proposed changes in GAAP (or any interpretation thereof) first announced after the date of the Merger Agreement;

(vi)	any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates or the price of any security, market index or commodity), in each case, in the United States or anywhere else in the world;

(vii)	events or conditions generally affecting the industries and markets in which Landsea operates;

(viii)	any failure to meet any projections, forecasts, estimates, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a material adverse effect; and

(ix)	any actions expressly required to be taken, or expressly required not to be taken, pursuant to the terms of the Merger Agreement.

If a change or effect related to clause (ii) or clauses (iv) through (vii) disproportionately adversely affects Landsea and its subsidiaries, taken as a whole, compared to other Persons operating in the same industry as such person, then such disproportionate impact may be taken into account in determining whether a material adverse effect has occurred.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to take place remotely at a time and date to be specified in writing by the parties to the Merger Agreement, which will not be later than the third business day after the satisfaction or waiver of the conditions described below under the subsection “Conditions to Closing of the Business Combination” or at such other time, date and location as may be mutually agreed upon in writing by the parties to the Merger Agreement.

Conditions to Closing of the Business Combination

The respective obligations of the parties to the Merger Agreement to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

•	the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, and the Charter Approval Proposal shall have been duly obtained in accordance with the DGCL, the Company’s current certificate of incorporation and bylaws and the rules and regulations of Nasdaq.

•	the Company shall have net tangible assets of at least $5,000,001 following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s current certificate of incorporation;

•	the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act, if required, shall have expired or early termination must have been granted.

•	there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect or will be threatened in writing by a governmental entity.

•	the shares of Class A Stock to be issued in connection with the closing of the Business Combination shall have been approved for listing upon the closing of the Business Combination on Nasdaq subject to the requirement to have a sufficient number of round lot holders.

•	Landsea Green Properties Co., Ltd., an affiliate of Seller and Landsea, has obtained the approval of the Stock Exchange of Hong Kong Limited (“HKSE”), in connection with the Merger and Transactions, in accordance with the applicable requirements of Rules Governing the Listing of Securities on the HKSE and such approval has not been revoked at or prior to the closing of the Business Combination.

The obligations of the Company and Merger Sub to consummate and effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by the Company, including, among others:

•	Those certain fundamental representations and warranties of Landsea must be true and correct in all material respects on and as of the date of the Merger Agreement and on as of the closing of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and all other representations and warranties of Landsea must be true and correct (without giving effect to any limitation as to materiality, material adverse effect or any similar limitation contained therein) on and as of the date of the Merger Agreement and on as of the closing date of the Business Combination as though made on and as of the closing date of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date), except where the failure of such representations and warranties of Landsea to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect.

•	Landsea must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to closing.

•	Landsea must have delivered a duly executed closing certificate certifying as to the above two matters.

•	No material adverse effect has occurred since the date of the Merger Agreement.

•	Landsea and the Seller have delivered, have caused to be delivered, or are ready to deliver the duly executed and filed Related Agreements, the certificate of merger of Landsea with and into Merger Sub, copies of resolutions and actions taken by Landsea’s boards of directors and stockholder in connection with the approval of the Merger Agreement and the transactions contemplated thereunder, and a copy of IRS Form W-9 from the Seller and Landsea.

The obligation of Landsea and the Seller to consummate and effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by Landsea and the Seller, including, among others:

•	Those certain fundamental representations and warranties of the Company and Merger Sub must be true and correct in all material respects on and as of the date of the Merger Agreement and on as of the closing date of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and all other representations and warranties of the Company and Merger Sub must be true and correct (without giving effect to any limitation as to materiality, material adverse effect or any similar limitation contained therein) on and as of the date of the Merger Agreement and on as of the closing date of the Business Combination as though made on and as of the closing date of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date), except where the failure of such representations and warranties of the Company and Merger Sub to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect.

•	The Company and Merger Sub must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to closing.

•	The Company must have delivered a duly executed closing certificate certifying as to the above two matters.

•	No material adverse effect has occurred since the date of the Merger Agreement.

•	Certain of the officers and directors of the Company and Merger Sub shall have resigned.

•	The amount in the Trust Account, must equal or exceed $90,000,000, after deducting the aggregate amount of Class A Stock redemptions and the aggregate amount of unpaid Parent Transaction Costs and Company Transaction Costs (each as defined therein).

•	The Company and Merger Sub have delivered, have caused to be delivered, or are ready to deliver the duly executed Related Agreements, the Second Amended and Restated Certificate of Incorporation of the Company, the Second Amended and Restated Bylaws of the Company and copies of resolutions and actions taken by the Company and Merger Sub’s boards of directors and stockholders in connection with the approval of the Merger Agreement and the transactions contemplated thereunder.

•	The Surrendered Shares and Surrendered Warrants (each defined in the Sponsor Surrender Agreement) shall have been cancelled by the Company.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the Company and Merger Sub, on the one hand, and Landsea and its subsidiaries, on the other hand, relating to their respective businesses and, in the case of the Company, its public filings. The representations and warranties described below and included in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and as of specific dates, may be subject to a contractual standard of materiality different from what you might view as material, and may be subject to limitations agreed upon by the parties to the Merger Agreement. In addition, the representations and warranties of Landsea and its subsidiaries have been qualified by information that the Landsea and its subsidiaries set forth in the Schedules provided in connection with the Merger Agreement; the information contained in the Schedules modifies, qualifies and creates exceptions to the representations and warranties in the Merger Agreement and is subject to the materiality and material adverse effect standards described in the Merger Agreement.

Landsea has made representations and warranties about itself and its subsidiaries to the Company and Merger Sub regarding the following:

•	Organization and qualification;
•	Capitalization;
•	Authority;
•	No conflict, required filings and consents;
•	Compliance and approvals;
•	Financial statements;
•	No undisclosed liabilities;
•	Absence of certain changes or events;
•	Litigation;
•	Employee benefits plans;
•	Labor matters;
•	Real and tangible property;
•	Taxes;
•	Environmental matters;
•	Intellectual property;
•	Material contracts and indebtedness;
•	Insurance;
•	Interested party transactions;
•	Certain provided information;

•	Solvency;
•	Data protection and information technology;
•	Foreign Corrupt Practices Act;
•	Brokers; and
•	Non-reliance.

The Company and Merger Sub have made representations and warranties about themselves and their subsidiaries to Landsea and the Seller regarding the following:

•	Organization and qualification;
•	Subsidiaries;
•	Capitalization;
•	Authority;
•	No conflict, required filings and consents;
•	SEC Reports and financial statements;
•	Absence of certain changes or events;
•	Litigation;
•	Trust Account;
•	Taxes;
•	Certain provided information;
•	Board approval and stockholder vote;
•	Title to assets;
•	Solvency;
•	Related person transactions;
•	Brokers; and
•	Non-reliance.

Exclusivity

From the date of the Merger Agreement until the earlier of the closing or the termination of the Merger Agreement, Landsea has agreed not to, and to cause its subsidiaries and Seller not to, and to direct its representatives not to, directly or indirectly: (i) solicit, initiate, participate in, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to or otherwise cooperate in any way with, any Person (other than the Company and its agents, representatives, advisors) concerning any merger, acquisition, consolidation, sale of ownership interests and/or assets of Landsea, recapitalization or similar transaction (each, a “Landsea Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Landsea Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Landsea Business Combination. In addition, Landsea agreed that it shall, and shall cause its subsidiaries and the Seller to, and shall cause their respective representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Landsea Business Combination.

Additionally, from the date of the Merger Agreement and ending on the earlier of the closing or the termination of the Merger Agreement, the Company and Merger Sub have agreed not to, and to cause direct their affiliates and their respective representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Landsea, the Seller and their respective representatives) concerning any merger, purchase of ownership interests or assets of the Company, recapitalization or similar business combination transaction (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. The Company and Merger Sub shall, and shall cause their respective representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.

Conduct of Business Pending the Business Combination

Until the earlier termination of the Merger Agreement or the closing of the Business Combination, the Company and Merger Sub, on the one hand, and Landsea and its subsidiaries, on the other hand, have each agreed to carry on its business in the ordinary course consistent with past practice, except as otherwise required by law or the Merger Agreement or consented to in writing by the Company (in the case of Landsea and its subsidiaries) or the Seller (in the case of the Company and Merger Sub).

In particular, the Company and Merger Sub have agreed not to:

•	declare, set aside or pay dividends or other distributions in respect of any capital stock or warrant, split, combine or reclassify any capital stock or warrant, or effect any like change in capitalization;

•	purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of the Company or its subsidiaries;

•	grant, issue, sell, pledge or otherwise encumber, or agree to encumber, any equity securities, securities convertible into equity securities, options or warrants or enter into commitments obligating it to issue any of the foregoing;

•	amend their respective organizational documents or form or establish any subsidiaries;

•	merge with or acquire any other business or enter into any joint ventures, strategic partnerships or alliances;

•	incur any indebtedness, guarantee indebtedness of another person or issue or sell any debt securities, provided that the Company may incur indebtedness from its affiliates and stockholders as necessary to meet its reasonable capital requirements in due course;

•	make any change in accounting methods, principles or practices (except as required by generally accepted accounting principles or by law);

•	make, change or revoke any tax election, settle or compromise any tax claims, file any tax return (other than on a timely basis in the ordinary course), enter into certain tax agreements, waive or extend any statute of limitations for certain tax purposes, or knowingly surrender any tax refund;

•	take any action or fail to take any action that would reasonably be expected to prevent the Business Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	acquire any noncash tangible asset or any material intangible asset;

•	liquidate, dissolve, reorganize or otherwise wind up its business or operations;

•	make or allow to be made any reduction or increase in the Trust Account (other than as expressly permitted by the Company’s organizational documents)

•	amend the Trust Account or any other agreement related to such account; or

•	agree in writing to do any of the foregoing.

Likewise, Landsea and its subsidiaries have agreed not to:

•	except for intercompany transactions, declare, set aside or pay dividends or other (cash or noncash) distributions or grant, issue, sell, pledge or otherwise encumber or transfer any equity securities;

•	amend Landsea’s organizational documents;

•	fail to use commercially reasonable efforts to maintain or renew Landsea’s intellectual property;

•	merge with or acquire any other business, except for intercompany transactions, certain transactions not exceeding $50,000,000 individually or $100,000,000 in the aggregate, and certain sales of property or assets pursuant to pre-existing contracts;

•	sell, lease, license, abandon, transfer or otherwise dispose of or agree to dispose of any material assets or properties, other than in the ordinary course of business consistent with past practice or pursuant to pre-existing contracts;

•	incur any indebtedness, guarantee indebtedness of another person, issue or sell any debt securities, cancel or forgive any outstanding indebtedness owed to Landsea or its subsidiaries, create any material liens on property or assets or fail to comply with the terms of Landsea’s existing credit agreements, make or incur any individual capital expenditure in excess of $250,000 (other than in the ordinary course of business and those capital expenditures related to land acquisition, land development and construction costs);

•	except for solely monetary settlements paid in full prior to the closing of the Business Combination, release, assign, settle or agree to settle any material legal proceedings;

•	materially modify, adversely amend, terminate (other than a termination of Landsea’s existing credit agreements in accordance with their terms and with the terms of the Merger Agreement) or enter into any material contracts;

•	make any change in accounting methods, principles or practices (except as required by generally accepted accounting principles or by law);

•	make, change or revoke any tax election, settle or compromise any tax claims, file any tax return (other than on a timely basis in the ordinary course), enter into certain tax agreements, waive or extend any statute of limitations for certain tax purposes, or knowingly surrender any tax refund;

•	liquidate, dissolve, reorganize or otherwise wind up its business or operations;

•	enter into certain related-party transactions;

•	subject to limited exceptions, grant or announce material incentive awards, materially increase any employee compensation or benefits, terminate employees other than for cause or in the ordinary course of business consistent with past practice, hire employees, pay or agree to pay any pension, retirement or severance benefits or materially increase any benefits under any employee benefit plan;

•	communicate with employees regarding the compensation, benefits or treatment that they will receive in connection with the Business Combination without providing prior notice and consultation with the Company;

•	take any action or fail to take any action that would reasonably be expected to prevent the Business Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

•	agree in writing to do any of the foregoing.

Additional Covenants of the Parties

The Merger Agreement also contains customary mutual covenants relating to the preparation of this proxy statement, the granting of access to information, the filing of tax returns and other tax matters, confidentiality, public announcements with respect to the transactions contemplated by the Merger Agreement, notification in certain events, the procurement of applicable third party consents, the retention of various books and records.

The Merger Agreement contains a covenant related to the post-closing composition of the Board. As discussed in “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” the Board will be increased to nine (9) directors. Pursuant to the Merger Agreement, the parties have agreed that the Company shall have a right to designate two (2) directors, one (1) of whom shall meet the independence requirements of the Nasdaq listing rules, subject to Landsea’s prior written consent. Landsea shall have the right to designate seven (7) directors, two (2) of whom shall meet the independence requirements of the Nasdaq listing rules. The Parent has also agreed to take all necessary action to cause such director designees to be duly appointed or otherwise continue to serve as directors of the Company immediately prior to the consummation of the Business Combination.

The Merger Agreement also contains a covenant that the Seller shall use, and shall direct its affiliates and representatives to use, reasonable best efforts to obtain the approval of the HKSE and that the Parent shall have the right to review in advance, and to the extent practicable will consult with the Seller on the material written information provided in connection with obtaining such approval.

Shelf Registration Rights

Pursuant to the Merger Agreement, the Company has agreed to provide registration rights to the Seller in respect of the shares of our Common Stock to be received by the Seller in the Business Combination. Pursuant to such agreement, the Seller will hold registration rights that obligate us to register for resale under the Securities Act, among other shares, all or any portion of the shares of our common stock that they acquire in connection with the Business Combination. Following the closing of the Business Combination, we will register for resale under the Securities Act the shares of our Common Stock issued in connection with the Business Combination and will use commercially reasonable efforts to cause such registration statement to become effective no later than 180 days after the closing of the Business Combination, subject to certain limitations and conditions set forth in the Merger Agreement. There are no penalties associated with delays in registering such shares of our common stock under the Merger Agreement. The Seller will also have customary piggybacking rights with respect to any other applicable registration under the Securities Act proposed to be filed by the Company.

The Company will pay all registration fees under the Securities Act, all printing expenses and all fees and disbursements of the Company’s legal counsel, the Company’s independent registered public accounting firm and any other persons retained by the Company, and any other expenses incurred by the Company. The Seller will pay any discounts, commissions and transfer taxes, if any, attributable to the sale of registrable stock and any other expenses incurred by it. In addition, the Company will pay the reasonable fees and expenses of legal counsel to represent the Seller.

No Survival of Representations and Warranties; No Indemnification

Each representation, warranty, covenant, undertaking and agreement contained in the Merger Agreement will expire as of, and will not survive, the consummation of the Business Combination. If the Business Combination is completed, neither the Seller, Landsea nor any of its subsidiaries (and their respective affiliates, directors, officers, employees, stockholders, partners, members or representatives) will have any liability with respect to any such representation, warranty, covenant, undertaking or agreement that expires as of the consummation of the Business Combination and no party to the Merger Agreement has any post-closing indemnification obligations to the other party thereto (with certain limited exceptions, including liability arising out of fraud).

Termination

The Merger Agreement may be terminated at any time prior to the closing of the Business Combination:

•	by mutual agreement of the Company and the Seller;

•	if the closing of the Business Combination has not occurred on or prior to December 22, 2020, unless the Company seeks and receives stockholder approval for an amendment to its amended and restated certificate of incorporation extending the December 22, 2020 date to a later date;

•	if any governmental entity shall have taken a final, non-appealable action which permanently restraints, enjoins or otherwise prohibits the transactions contemplated by the Merger Agreement;

•	by the Company as a result of breach by or non-performance of Landsea or the Seller and such breach or non-performance gives rise to a failure of a condition precedent and cannot or has not been cured within 30 days’ notice by the Company;

•	by the Seller as a result of breach by or non-performance of the Company or Merger Sub and such breach or non-performance gives rise to a failure of a condition precedent and cannot or has not been cured within 30 days’ notice by the Seller; or

•	if the Business Combination Proposal, the Nasdaq Proposal, and the Charter Approval Proposal are not approved at the Special Meeting.

If the Merger Agreement is validly terminated, none of the parties thereto will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of fraud.

Amendments

The Merger Agreement may be amended by the parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Stockholder’s Agreement, Investor Representation Letter, Lock-up Agreements, and License Agreement are attached hereto as Annexes D, E, G-1, G-2, and H, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Stockholder’s Agreement

At the closing of the Business Combination, the Company and the Seller will enter into a Stockholder’s Agreement, a copy of which is attached hereto as Annex D, whereby, among other things, the parties thereto will agree (i) to certain board composition and nomination requirements, including rights to nominate directors in accordance with defined ownership thresholds, establish certain committees and their respective duties and allow for the compensation of directors, (ii) to provide the Seller with inspection and visitation rights, access to Company management, auditors and financial information, (iii) not to, to the extent permitted by applicable law, share confidential information related to the Company, (iv) waive their right to jury trial and choose Delaware as the choice of law, and (v) vote their Common Stock in furtherance of the aforementioned rights, in each case on terms and subject to the conditions set forth therein. In addition, the Seller will also agree to not compete with the Company in the “domestic homebuilding business,” as such term is defined therein, so long as it controls more than 10% of the Company or has a representative serving on the board of directors.

The foregoing summary of the Stockholder’s Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholder’s Agreement as set forth in Annex D.

Investor Representation Letter

At the closing of the Business Combination, the Seller will deliver an Investor Representation Letter, a copy of which is attached hereto as Annex E, whereby, among other things, the Seller will represent to the Company that (i) it is an accredited investor and is otherwise qualified to receive the merger consideration pursuant to a private placement effected in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law and (ii) Seller will not transfer any of the Common Stock within 180 days following the closing of the Business Combination, in each case on terms and subject to the conditions set forth therein.

The foregoing summary of the Investor Representation Letter is not complete and is qualified in its entirety by reference to the complete text of the Investor Representation Letter as set forth in Annex E.

Lock-up Agreements

At the closing of the Business Combination, the Seller and Sponsor will each enter into an equity lock-up letter agreement with the Company, copies of which are attached hereto as Annexes G-1 and G-2, providing that each of Seller and Sponsor and their permitted transferees, during the period commencing on the closing of the Business Combination and continuing until the earlier of (i) one year following the closing of the Business Combination and (ii) subsequent to the closing of the Business Combination, (x) if the last sale price of the Class A Stock equals or exceeds $12.00 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the closing of the Business Combination or (y) the date following the closing of the Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company for cash, securities or other property, will be restricted from transferring or selling their Common Stock or warrants, in each case on terms and subject to the conditions set forth therein. Additionally, each of Sponsor and Seller will be restricted from transferring or selling Warrants for 30 days following the Business Combination.

The foregoing summary of the Lock-up Agreements are not complete and is qualified in their entirety by reference to the complete text of the Lock-up Agreements set forth in Annexes G-1 and G-2.

License Agreement

At the closing of the Business Combination, Licensor, the Company, and Licensees, will enter into a License Agreement, pursuant to which, the Licensor will agree, among other things, to grant the Licensees an exclusive license to use the “Landsea” trademark in connection with the “domestic homebuilding business” (as such term is defined in the Stockholder’s Agreement), subject to certain usage standards and the Seller indirectly owning, together with its affiliates, more than 6% of the post-combination company’s Class A Stock, in each case on terms and subject to the conditions set forth therein.

The foregoing summary of the License Agreement is not complete and is qualified in its entirety by reference to the complete text of the License Agreement as set forth in Annex H.

Management Agreement

Prior to the consummation of the Business Combination, it is expected that the Seller and Landsea will enter into a Management Agreement, whereby Landsea will provide certain construction and sales management services for the Seller with respect to the Seller’s development located at 212 W. 93rd Street, New York, New York.

Forward Purchase Agreement

In connection with the Business Combination and concurrently with the execution of the Merger Agreement, the Company and the Sponsor has entered into Forward Purchase and Subscription Agreements with the FPSA Investors, whereby each FPSA Investor (i) committed to purchase certain amounts of shares of Class A Stock from public stockholders or in the open market or in privately negotiated transactions at or less than $10.56 per share, inclusive of any fees and commissions (the “Purchase Allocation”), which in the aggregate total a commitment to purchase $35 million in shares of Class A Stock, (ii) vote its Class A Stock owned prior to the record date (up to the Purchase Allocation) in favor of the proposals set forth in this proxy statement, and (iii) not transfer or redeem its Class A Stock acquired pursuant to the Forward Purchase and Subscription Agreement prior to the consummation of the Business Combination or if the Merger Agreement is otherwise terminated. In consideration for entering into the Forward Purchase and Subscription Agreement, substantially concurrent with the consummation of the Business Combination, the Company will issue to each FSPA Investor such amounts of Class A Stock equal to (x) 0.06775 multiplied by (y) the Purchase Allocation, divided by (z) $10.56 (the “Utilization Fee Shares”). In the event that the per-share price exceeds $10.56 for the five (5) trading day period ending on the close of business on the trading day prior to the date the Company redeems its Class A Stock in connection with the Business Combination, the Company will also issue to each FSPA Investor additional amounts of Class A Stock substantially concurrent with the consummation of the Business Combination equal to (x) the Additional Fee Amount (as defined below) multiplied by (y) the Purchase Allocation (the “Additional Fee Shares”). The “Additional Fee Amount” shall equal (a) the Reference Price (as defined below) divided by (b) $10.56. The “Reference Price” shall equal (a) the lesser of (i) $11.00 or (ii) the Pre-Closing Price, minus (b) $10.56. The “Pre-Closing Price” shall equal the average VWAP for the five (5) Trading Day period ending on the close of business on the trading day prior to the date the Company redeems its Common Stock in connection with the Business Combination.

The Sponsor has agreed to, substantially concurrent with the consummation of the Business Combination, forfeit such number of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company. The issuance of Utilization Fee Shares and the Additional Fee Shares are conditioned on the substantially concurrent closing of the Business Combination and other customary closing conditions. We also provided FPSA Investors with certain customary registration rights in connection with the Forward Purchase Transaction.

The foregoing summary of the Forward Purchase and Subscription Agreements is not complete and is qualified in its entirety by reference to the complete text of the Form of Forward Purchase and Subscription Agreements as set forth in Annex N.

Employment Agreements

The executive officers of Landsea have entered into employment agreements with the Seller, which will be assumed by Landsea effective upon the completion of the Business Combination. For a description of these agreements see “Management after the Business Combination—Post-Combination Company Executive Compensation.”

Background of the Business Combination

The terms of the Merger Agreement are the result of extensive negotiations between the Company and Landsea and their respective representatives. The following is a brief description of the background of these negotiations.

The Company is a blank check company incorporated in the state of Delaware on June 29, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On June 22, 2018, the Company consummated its IPO of 15,525,000 units, each representing one share of Class A Stock and a warrant to purchase Class A Stock, including 2,025,000 units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $155.25 million, and incurring offering costs of approximately $9.3 million, inclusive of $5.4338 million in deferred underwriting commissions.

Simultaneously with the closing of the IPO, the Company consummated the private placement of 7,760,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, “anchor investor”), generating gross proceeds of $7.76 million.

Upon the closing of the IPO and private placement, $158.355 million ($10.20 per unit) of the net proceeds of the sale of the units in the IPO and the private placement was placed in a trust account (“Trust Account”) and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of an initial business combination and (ii) the distribution of the Trust Account.

Prior to the consummation of the Company’s initial public offering, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with the Company.

Beginning in July 2018, the Company initiated an active search for prospective businesses and assets to acquire. Representatives of the Company and the Sponsor contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities. The Company initiated contact with approximately 50 potential acquisition targets, including approximately 40 financial institutions and 10 non-financial companies, with potential market capitalizations ranging from $100 million to over $1 billion. Out of the 50 potential acquisition targets considered, the Company and the Sponsor submitted 10 letters of intent with potential targets and executed letters of intent and conducted due diligence review of 5 potential targets (including Landsea).

The other 4 potential targets with whom a letter of intent was executed included (i) a U.S.-based West Coast commercial bank (“Company A”), (ii) a U.S.-based Midwestern commercial bank (“Company B”), (iii) a real estate focused technology company (“Company C”), and (iv) a European-based challenger bank (“Company D”).

The Company’s discussions with Company A terminated in the summer of 2019 when Company A elected to pursue an initial public offering. The Company and the Sponsor were engaged in discussions with Company B during the fall of 2019. However, conversations with Company B were terminated when Company B failed to successfully negotiate an agreement to acquire another bank, which was the intended use of proceeds from the potential combination with LF Capital. The Company and the Sponsor engaged in negotiations with Company C during the spring of 2020. However, the Company’s management concluded that Company C was at the early stages of the execution of its business plan and needed to reach additional milestones before it should be considered as an acquisition target. Discussions between the Company’s management, the Sponsor and Company D occurred during 2020, but ended upon the signing of an updated letter of intent to combine with Landsea in June 2020 after the Board and the Sponsor concluded that a combination with Landsea was the most attractive opportunity available to the Company at such time. Based on how discussions and negotiations with Landsea progressed, the Board unanimously determined that the Business Combination with Landsea was the most attractive potential transaction and thereafter solely focused its efforts on Landsea and terminated all conversations with other potential targets.

On February 5, 2020 the Company was approached by Landsea’s primary financial advisor regarding the possibility of a combination.

On February 9, 2020, the Company and Landsea entered into a non-disclosure agreement in consideration of a possible transaction.

On February 18, 2020, the Company’s representatives met with the members of management of Landsea in Dallas, Texas to commence due diligence and discuss the Company’s initial questions regarding Landsea.

On February 21, 2020, the Company and Landsea’s financial advisors exchanged an initial draft of a non-binding letter of intent regarding a potential business combination, the terms of which included, among others, transaction consideration for Landsea of $486 million in the form of the issuance of shares of common stock of the surviving company. The draft letter of intent proposed entry into a 30-day exclusivity period whereby the parties would negotiate the terms of a definitive transaction agreement. The draft letter of intent provided that each of the Company and Landsea would be obligated to pay their respective expenses incurred in connection with the business combination.

On February 27, 2020 Mr. Scott Reed flew to Newport Beach, California to conduct on-site due diligence of the Company. Mr. Reed met with key members of Landsea’s management team at Landsea’s headquarters, including its Chief Executive Officer, Chief Operating Officer, Chief Legal Officer, and members of Landsea’s finance and marketing teams. Additionally, Mr. Reed conducted a site visit of one of Landsea’s residential communities. The visit included a walkthrough of three different property types, as well as a tour of an on-site sales office.

On March 2, 2020, the Company held a Board meeting call to discuss the status of the Company’s search for a suitable business combination candidate, including discussions with Landsea and the potential timeline for a business combination. The Board also discussed the plan for the Company’s due diligence efforts, audit-related matters, post-transaction leadership and governance matters, as well as discussions regarding the framework of a transaction.

On March 3, 2020, Landsea sent the Company an updated draft non-binding letter of intent, including revised terms for a proposed transaction with a proposed value for Landsea of $496 million.

On March 4, 2020, after negotiations between the parties, the Company and Landsea executed the non-binding letter of intent. The non-binding letter of intent included a thirty (30) day exclusivity period, contemplated a valuation for Landsea of $496.0 million, to be paid in Class A Stock, and included an outline of a governance proposal that would result in the Board being composed of nine members, seven of which would be appointed by Landsea.

On March 11, 2020, the Company engaged Dechert LLP (“Dechert”) as the Company’s counsel. Additionally, representatives of B. Riley met with Landsea management in Newport Beach, California on March 11, 2020.

On March 13, 2020, Gibson Dunn & Crutcher LLP, counsel to Landsea (“Gibson Dunn”), distributed a draft of the merger agreement for the potential business combination to Dechert.

On March 23, 2020, the Company submitted a due diligence request list to Landsea.

On March 24, 2020, the Company decided to delay further discussion with Landsea with respect to a potential business combination given uncertain market conditions due to disruptions from the COVID-19 pandemic.

On June 5, 2020 the Company reinitiated discussions with Landsea with respect to a potential business combination.

On June 12, 2020, the Company held a Board meeting to discuss the status of the Company’s search for a suitable business combination candidate and planning efforts related to the Company’s expectation that a transaction would be consummated by September 22, 2020. The directors considered the ongoing discussions being held with Landsea and its representatives regarding, among other things, the intended structure of the transaction, a review of the status of due diligence efforts, audit-related matters and post-transaction leadership and governance matters.

On June 18, 2020, the Company filed with the Secretary of State of the State of Delaware an amendment (the “June Extension Amendment”) to the Company’s current certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from June 22, 2020 to September 22, 2020 (the “June Extension”). The Company’s stockholders approved the June Extension Amendment at a special meeting of stockholders of the Company on June 16, 2020.

On June 23, 2020, the Company entered into a new letter of intent with Landsea, which proposed a business combination with Landsea for approximately $375 million in transaction consideration.

During June, July and August 2020, the Company, Dechert and the Company’s financial advisors conducted extensive due diligence of Landsea.

On June 24, 2020, Gibson Dunn redistributed a revised draft of the merger agreement for the potential business combination to Dechert. On June 24, 2020, Gibson Dunn also distributed drafts of the forms of ancillary documents to the merger agreement to Dechert, including the Lock-up Agreements, an initial draft of what would become the Sponsor’s Surrender Agreement and the Founders’ Waiver Agreements, the Voting and Support Agreement and the Investor Representation Letter.

July 1, 2020, Dechert circulated comments to the draft of the merger agreement to Gibson Dunn. From July 1, 2020 to August 30, 2020, the Company, Landsea and their respective legal advisers held ongoing discussions and negotiations regarding the merger agreement and exchanged drafts of the document.

On July 1, 2020, Gibson Dunn distributed drafts of the remaining ancillary documents to the merger agreement, including the executive employment agreements and the Incentive Plan. From July 24, 2020 to August 30, 2020, Gibson Dunn and Dechert exchanged drafts of the ancillary documents and engaged in negotiations of such documents.

Beginning on July 1, 2020, the Company, Landsea and their respective legal and financial advisors held a weekly all-hands working group call to discuss the structure and status of due diligence and the structure of a potential business combination.

On July 6, 2020, the Company began contemplating obtaining additional financing for a business combination in the form of a private investment in public equity, or “PIPE,” investment.

On July 21, 2020, in the case of B. Riley FBR Inc. (“B. Riley”), and July 23, 2020, in the case of Barclays Capital Inc. (“Barclays”), the Company entered into an engagement letter with each, pursuant to which B. Riley and Barclays agreed to provide certain placement agent services to the Company with respect to a financing transaction in connection with the Business Combination. B.Riley and Barclays initially discussed a PIPE transaction with the Company and, based upon initial outreach for the PIPE transaction, the parties eventually determined to pursue the Forward Purchase Transaction in lieu of the proposed PIPE transaction.

On August 20, 2020, B. Riley and the Company discussed the Forward Purchase Transaction with Dechert. On August 21, 2020, Dechert distributed a draft of the Forward Purchase and Subscription Agreement to Landsea and its advisors. From August 21, 2020 through August 30, 2020, Dechert, B. Riley, Barclays, Landsea, Gibson Dunn and the FPSA Investors held ongoing discussions and engaged in negotiations of the terms of the Forward Purchase and Subscription Agreement.

On August 21, 2020 B. Riley and Barclays shared with the Company the general feedback from potential investors relating to the Forward Purchase and Subscription Agreement. Specifically, B. Riley and Barclays discussed the meaningful interest in the transaction they had received from investors at a reduced valuation of $344 million, or a 0.84x multiple of price to book value.

From August 21, 2020 to August 24, 2020, the Company, Landsea and their respective financial advisors engaged in multiple discussions surrounding the effect of the $344 million valuation on the terms of the Business Combination and the post-combination ownership for the Company and for Landsea.

On August 24, 2020, the Company and Landsea agreed upon the material terms of the transaction consideration and post-combination company ownership structure, pursuant to which, upon consummation of the Merger, Landsea would receive 32,557,303 shares of Class A Stock as transaction consideration, and the Sponsor would (i) forfeit to the Company for no consideration 2,260,000 warrants held by the Sponsor, (ii) forfeit to the Company for no consideration 600,000 shares of Class B Stock held by the Sponsor, (iii) transfer to Landsea for no consideration 2,200,000 warrants held by the Sponsor, (iv) transfer to Landsea, for no consideration, 500,000 shares of Class A Stock held by the Sponsor, (v) defer the conversion of 500,000 shares of its Class B Stock contingent upon the valuation of the Class A Stock reaching certain thresholds during the twenty-four month period following the closing of the Business Combination, (vi) exercise any warrants held by the Sponsor to purchase Class A Stock solely on a cashless basis, (vii) waive its right to convert the outstanding amounts due under the Convertible Promissory Note to warrants of the Company in lieu of cash payment upon the consummation of the Business Combination, and (viii) cancel all amounts due by the Company pursuant to the Promissory Note for no consideration upon the consummation of the Business Combination.

On August 27, 2020, the Board convened over a conference call to discuss the merger agreement and the business combination. The Board unanimously approved the merger agreement and the Business Combination and resolved to recommend adoption of the merger agreement and the proposals set forth herein by the Company’s stockholders and warrant holders. In evaluating the fairness of the terms of the Business Combination, the Board considered and discussed with management and its advisors multiple factors, including the financial condition of Landsea and the pro forma financial information, the terms of the ancillary agreements to the merger agreement, the amount and form of the merger consideration, and the historic and projected trading prices and trading volumes of the Company’s common stock and warrants. After discussion and upon a motion duly made and seconded, the Board unanimously resolved that the following be approved and recommended approval to the Company’s stockholders: (i) the merger agreement and the ancillary agreements thereto, and each of the transactions contemplated by the merger agreement, including the Business Combination; (ii) the Forward Purchase Transaction and (iii) the Warrant Amendment.

On August 31, 2020, the Company and Landsea executed the merger agreement and the ancillary agreements. Also on August 31, 2020, the FPSA Investors executed Forward Purchase and Subscription Agreements providing for the Forward Purchase Transaction.

On September 21, 2020, the Company filed with the Secretary of State of the State of Delaware an amendment (the “September Extension Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from September 22, 2020 to December 22, 2020 (the “Business Combination Extension”). The Company’s stockholders approved the September Extension Amendment at a special meeting of stockholders of the Company on September 17, 2020. In connection with the Business Combination Extension, 1,215,698 of the Company’s public shares were redeemed. As a result, approximately $ $129,126,990.62 million remains in the trust account.

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

As described under “Background of the Business Combination” above, the Board, in evaluating the Business Combination, consulted with its management and legal and financial advisors, and, in reaching its decision to recommend approval of the Business Combination, considered a variety of factors. In light of the complexity of those factors, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The Board did not obtain a fairness opinion on which to base its assessment. However, the factors considered by the Board include, but are not limited to, the following:

•	Landsea is an established business with potential growth prospects within the homebuilding sector;

•	our Board believes the Business Combination will strengthen Landsea’s business throughout the U.S. market by providing additional liquidity and other resources for continued growth and investment in the business;

•	our Board believes the homebuilding sector is critical to housing and construction, generally, and that Landsea has a fundamental business that has the potential to be scaled for growth;

•	our Board believes Landsea will be well positioned to grow and develop its business in response to certain demographic and economic factors, including the increase in population growth of cities;

•	Landsea’s year-on-year total revenue growth across all segments was 67% and 92%, respectively, for each of the years ended December 31, 2019 and December 31, 2018;

•	the Company’s management conducted extensive meetings and calls with Landsea management regarding Landsea’s operations, financial position and projections;

•	our Board believes Landsea has a strong management team with significant experience;

•	senior management of Landsea have indicated their intent to remain with the post-combination company in the capacity of officers and/or directors, which will provide helpful continuity in advancing the Company’s strategic and growth goals;

•	our Board believes Landsea has a strong financial profile with recurring revenues and strong industry fundamentals;

•	Landsea has significant activities in California and Arizona and our Board believes is positioned to take advantage of potential state and regional growth opportunities;

•	Landsea operates primarily in growing homebuilding markets, and our Board believes Landsea offers a product suited to current home buyer demands;

•	the aggregate value of the consideration payable by the Company pursuant to the Merger Agreement, which compares favorably to the consideration paid in comparable public company mergers in similar industries;

•	the fact that the Company stockholders will retain an ownership stake following the Business Combination, which provides them the opportunity to participate in the potential growth of Landsea following the Business Combination; and

•	the financial and other terms and conditions of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between the Company and Landsea.

Satisfaction of 80% Test

It is a requirement under our current certificate of incorporation and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. As of August 30, 2020, the date prior to the execution of the Merger Agreement, the fair value of investment securities held in the Trust Account was approximately $141,657,511 (including interest not previously released to the Company to pay its franchise and income taxes, but excluding $5,433,750 of deferred underwriting commissions and no taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $113,326,009. In reaching its conclusion that the Business Combination meets the 80% asset test, our Board reviewed the enterprise value of Landsea of approximately $587 million implied by adding: (i) approximately $344 million of equity consideration in the post-combination company to be issued to the Seller; (ii) the assumption of approximately $243 million of Landsea’s existing net indebtedness; (iii) no repayment of Landsea’s existing indebtedness; (iv) the payment of approximately $18 million of certain transaction costs; and (v) the impact of the Founder Shares retained by our LF Capital Restricted Stockholders. In determining whether the enterprise value described above represents the fair market value of Landsea, our Board considered all of the factors described above in this section and the fact that the purchase price for Landsea was the result of an arm’s length negotiation. As a result, our Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•	the fact that the LF Capital Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•	the fact that our Sponsor has agreed to forfeit up to 500,000 Founder Shares, contingent upon the valuation of the Company’s Class A Stock achieving certain thresholds during the twenty-four month period following the closing of the Business Combination;

•	the fact that our Sponsor has agreed to transfer to the Seller 2,200,000 shares of Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A Stock subject to the same contingencies noted above);

•	the fact that our Sponsor has agreed to forfeit 2,260,000 Private Placement Warrants and 600,000 Founder Shares in connection with a Business Combination;

•	the fact that our Sponsor has agreed to forfeit an amount of Founder Shares to the Company for retirement and cancellation equal to the total number of Utilization Fee Shares and Additional Fee Shares issued by the Company pursuant to the Forward Purchase Transaction;

•	the fact that our LF Capital Restricted Stockholders have agreed to waive their rights to certain anti-dilution conversion adjustments with respect to any shares of our Class B Stock they may hold in connection with the consummation of the Business Combination;

•	the fact that the LF Capital Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by December 22, 2020;

•	the fact that the LF Capital Restricted Stockholders paid an aggregate of $25,000 for 3,881,250 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $[•], based upon the closing trading price of the Class A Stock on [•], 2020 (but, given the restrictions on such shares, we believe such shares have less value);

•	the fact that our Sponsor and the BlackRock Holders paid an aggregate of approximately $7,760,000 for their 7,760,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by December 22, 2020;

•	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the anticipated continuation of two (2) of our existing directors, Messrs. Reed and Farhat, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by December 22, 2020;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 22, 2020; and

•	that pursuant to the Demand Registration Rights Agreement, the LF Capital Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Total Company Shares to be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the LF Capital Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 25.9% in the post-combination company; (ii) the LF Capital Restricted Stockholders will own approximately 5.3% of the post-combination company with respect to their converted Founder Shares; and (iii) the Seller will own approximately 68.8% of the post-combination company. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does take into account (1) the conversion of 3,056,700 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions), (2) the transfer of 500,000 Founder Shares from the Sponsor to the Seller pursuant to the Sponsor Surrender Agreement and (3) the issuance of 224,550 shares of Class A Stock by the Company pursuant to the Forward Purchase Transaction and corresponding cancellation of an equal number of shares held by the Sponsor pursuant to the Sponsor Surrender Agreement. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination assuming 0% redemptions and approximately $129.1 million of cash in our trust account:

No Redemption

Sources ($m)[1]		Uses ($m)[1]
Existing Cash in Trust Account[2]	$129.1	Cash to Balance Sheet	$107.2
Seller Rollover Equity[3,4]	$349.1	Seller Rollover Equity[3,4]	$349.1
		Transaction Fees and Expenses	$22.0
Total Sources	$478.2	Total Uses	$478.2

(1) Totals might be affected by rounding.

(2) As of September 17, 2020.

(3) Shares issued are at a value of $10.56 per share.

(4) Includes 500,000 shares of Class A Stock subject to contingent forfeiture pursuant to the Sponsor Surrender Agreement.

The following table summarizes the sources and uses for funding the Business Combination assuming maximum redemptions and $90.0 million of cash in our trust account:

Maximum Redemption

Sources ($m)[1]		Uses ($m)[1]
Existing Cash in Trust Account[2]	$129.1	Cash to Balance Sheet	$90.0
Seller Rollover Equity[3,4]	$349.1	Redemption of Public Shares	$17.2
		Seller Rollover Equity[3,4]	$349.1
		Transaction Fees and Expenses	$22.0
Total Sources	$478.2	Total Uses	$478.2

(1) Totals might be affected by rounding.

(2) As of September 17, 2020.

(3) Shares issued are at a value of $10.56 per share.

(4) Includes 500,000 shares of Class A Stock subject to contingent forfeiture pursuant to the Sponsor Surrender Agreement.

Board of Directors of the Company Following the Business Combination

In addition to Messrs. Reed and Wilson, who have each been nominated to serve as directors pursuant to Proposal No. 5, Messrs. Prot, Farhat, Traboulsi, Erwin and Ms. Wendel will serve as directors following this Special Meeting. Pursuant to the terms of the Merger Agreement, immediately prior to the consummation of the Business Combination, Messrs. Prot, Wilson, Traboulsi, and Erwin and Ms. Wendel shall resign as directors of the Company. Mr. Reed (assuming his reelection pursuant to Proposal No. 5) and Mr. Farhat shall continue as directors of the post-combination company, whereby Messrs. Reed and Farhat, pursuant to the Merger Agreement and Second Amended and Restated Charter will reconstitute and appoint a full board of directors. Please see the section entitled “Management after the Business Combination” for additional information.

Name; Headquarters

The name of the Company after the Business Combination will be Landsea Homes Corporation and our headquarters will be located at 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660. The name of the Merger Sub after the Business Combination will be Landsea Homes US Corporation.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of Class A Stock may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of September 17, 2020, the redemption price per share would have amounted to approximately $10.57, based on the aggregate amount on deposit in the Trust Account of approximately $129,126,990.62 (including interest not previously released to the Company to pay its franchise and income taxes, but after giving effect to redemptions in connection with the Business Combination Extension), divided by the total number of then outstanding shares of Class A Stock. Such a holder will be entitled to receive cash for its shares of Class A Stock only if it properly demands redemption and delivers its shares (either physically or electronically) to the Company’s transfer agent prior to the Special Meeting. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Class A Stock for cash.

Please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Landsea issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Landsea.

Landsea has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•	Seller will have the largest voting interest in the post-combination company;

•	The board of directors of the post-combination company will have nine members, and the Seller will have the ability to designate seven members of the board of directors;

•	Landsea management will hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	Landsea is significantly larger than the Company by assets, revenue, and employees; and

•	The purpose and intent of the Business Combination is to create an operating public company through the Company, with management continuing to use Landsea’s platform to grow the business and the combined entity will retain the Landsea name.

Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights and Warrant Holders with respect to the Warrant Amendment and Warrant Cash Payment

The following is a discussion of material U.S. federal income tax considerations for holders of our shares of Class A Stock that elect to have their Class A Stock redeemed for cash if the Business Combination is completed and for holders of our public warrants with respect to the Warrant Amendment and the Warrant Cash Payment. This discussion assumes that a unit should be treated for U.S. federal income tax purposes as (i) one share of our Class A Stock and (ii) one public warrant to acquire one share of our Class A Stock. This discussion applies only to Class A Stock or a public warrant that is held as a capital asset for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	banks and financial institutions;

•	insurance companies;

•	brokers and dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Stock;

•	regulated investment companies and real estate investment trusts;

•	governmental organizations and qualified foreign pension funds;

•	persons holding Class A Stock or public warrants as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons holding shares of Class B Stock;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities);

•	certain former citizens or long-term residents of the United States;

•	controlled foreign corporations and passive foreign investment companies;

•	tax-qualified retirement plans; and

•	tax-exempt entities.

If a partnership for U.S. federal income tax purposes holds shares of Class A Stock or any public warrant, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. Partners in a partnership holding shares of Class A Stock or any public warrant should consult their tax advisors as to the U.S. federal income tax consequences of (as applicable) the partnership’s redemption of Class A Stock, the Warrant Amendment and the partnership’s receipt of the Warrant Cash Payment, and the Business Combination.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Certain Defined Terms

•	A “U.S. holder” is a U.S. holder that is a beneficial owner of (as applicable) our shares of Class A Stock and/or public warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•	a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

•	A “U.S. stockholder” is a U.S. holder that is a beneficial owner of our shares of Class A Stock.

•	A “U.S. warrant holder” is a U.S. holder that is a beneficial owner of our public warrants.

•	A “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of (as applicable) our Class A Stock and/or public warrants who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption or the Warrant Amendment Proposal, as applicable.

•	A “Non-U.S. stockholder” is a Non-U.S. holder that is a beneficial owner of our shares of Class A Stock.

•	A “Non-U.S. warrant holder” is a Non-U.S. holder that is a beneficial owner of our public warrants.

Redemption of Class A Stock

In the event that a holder’s shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, a U.S. stockholder will be treated as described below under the section entitled “U.S. stockholders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock,” and a Non-U.S. holder will be treated as described under the section entitled “Non-U.S. stockholders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.” If the redemption does not qualify as a sale of shares of Class A Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. stockholder described below under the section entitled “U.S. stockholders—Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. stockholders—Taxation of Distributions.”

Whether a redemption of shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Stock generally will be treated as a sale of Class A Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Stock and the Class A Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.

However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to U.S. stockholders will be as described below under the section entitled “U.S. stockholders—Taxation of Distributions,” and the tax effects to Non-U.S. stockholders will be as described below under the section entitled “Non-U.S. stockholders—Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. stockholders

Taxation of Distributions. If our redemption of a U.S. stockholder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Stock,” such distributions generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. stockholder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described below under the section entitled “U.S. stockholders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

Dividends we pay to a U.S. stockholder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. stockholder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. stockholder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a U.S. stockholder’s shares of Class A Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A Stock,” a U.S. stockholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. stockholder’s adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. stockholder’s holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. stockholders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. stockholders who hold different blocks of Class A Stock (shares of Class A Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Generally, the amount of gain or loss recognized by a U.S. stockholder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. stockholder’s adjusted tax basis in its Class A Stock so disposed of. A U.S. stockholder’s adjusted tax basis in its Class A Stock generally will equal the U.S. stockholder’s acquisition cost with respect to the Class A Stock less any prior distributions paid to such U.S. stockholder with respect to its shares of Class A Stock treated as a return of capital.

Non-U.S. stockholders

Taxation of Distributions. If our redemption of a Non-U.S. stockholder’s shares of Class A Stock is treated as distribution, as discussed above under the section entitled “Redemption of Class A Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. stockholder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. stockholder’s adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the Non-U.S. stockholder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described below under the section entitled “Non-U.S. stockholders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

The withholding tax described above does not apply to dividends paid to a Non-U.S. stockholder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. stockholder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. stockholder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a Non-U.S. stockholder’s shares of Class A Stock is treated as a sale or other taxable disposition as discussed above under the section entitled “Redemption of Class A Stock,” subject to the discussions of backup withholding below, a Non-U.S. stockholder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. stockholder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. stockholder); or

•	our Class A Stock constitutes a “United States real property interest” (“USRPI”).

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. stockholder were a U.S. resident. In the event the Non-U.S. stockholder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. stockholder, gain recognized by such stockholder on the sale, exchange or other taxable disposition of shares of our Class A Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Stock (we would be treated as a buyer with respect to a redemption of Class A Stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. Gain arising from a sale, exchange or other disposition will not be subject to taxation under the second bullet point above if the Class A Stock is regularly traded on a an established securities market and a Non-U.S. stockholder owned, actually and constructively, 5% or less of our Class A Stock at any time during the five-year period ending on the date of the sale, exchange or disposition (the “Class A Publicly Traded Exception”). We anticipate that our Class A Stock will be regularly traded on an established securities market for the foreseeable future, although no assurance can be given that this is the case. We believe that we are not and have not been at any time since our formation a “United States real property holding company” (“USRPHC”) and, as a result, that our Class A Stock is not and has not been at any time since our formation a USRPI. While the determination of whether we are a USRPHC at any time depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and other trade or business assets, we expect to be a USRPHC immediately after the Business Combination is completed. However, even if we were to become a USRPHC after the Business Combination, we still expect that Non-U.S. stockholders that meet ownership requirements of the Class A Publicly Traded Exception (discussed above) will not be subject to the FIRPTA withholding tax on their disposition of our Class A Stock. We encourage Non-U.S. stockholders to consult their tax advisors to determine the tax consequences applicable to Non-U.S. stockholders.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under proposed Treasury Regulations, withholding under FATCA does not apply to gross proceeds from any sale or disposition of our Class A Stock. Taxpayers may generally rely on those proposed regulations until final regulations are issued.

Non-U.S. stockholders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A Stock.

Warrant Amendment and Warrant Cash Payment

Warrant Amendment. The U.S. federal income tax consequences of approving the Warrant Amendment Proposal are uncertain. For U.S. federal income tax purposes, upon the consummation of the Business Combination and the approval of the Warrant Amendment Proposal, we intend to treat the Warrant Amendment as a modification of the terms of the existing public warrants that qualifies as a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Code and the Warrant Cash Payment as the taxable receipt of additional consideration received by a warrant holder in connection with such recapitalization. As a result of such treatment, if the Warrant Amendment Proposal is approved, warrant holders would be deemed (for U.S. federal income tax purposes) to exchange “old” public warrants for “new” public warrants and the Warrant Cash Payment. Alternative characterizations are possible, and such alternative characterizations could result in additional taxable income being recognized by a public warrant holder. Warrant holders are urged to consult your tax advisors regarding the tax consequences of the Warrant Amendment Proposal.

U.S. warrant holders

Receipt of “New” Public Warrants and Warrant Cash Payment. We intend to take the position that a U.S. warrant holder that receives “new” public warrants and the Warrant Cash Payment pursuant to the Warrant Amendment will be deemed to have received such “new” public warrants and the Warrant Cash Payment in a transaction in which capital gain may be recognized to the extent of the Warrant Cash Payment. Any such capital gain generally will be long-term capital gain if such U.S. warrant holder’s holding period for the “old” public warrants deemed exchanged exceeds one year. Long-term capital gains recognized by non-corporate U.S. warrant holders will be eligible to be taxed at reduced rates. No losses may be recognized upon receipt of “new” public warrants deemed issued or the Warrant Cash Payment.

A U.S. warrant holder’s tax basis in its “new” public warrants will generally be equal to the U.S. warrant holder’s acquisition cost with respect to its “old” public warrants, decreased by the amount of the Warrant Cash Payment and increased by any gain recognized on the deemed exchange. In addition, a U.S. warrant holder’s holding period for the “new” public warrants deemed to be received in the exchange should include the U.S. warrant holder’s holding period for the “old” public warrants.

It is possible that the IRS could assert that the receipt of the “new” public warrants and the Warrant Cash Payment should be treated as a taxable sale as described above under the heading “Redemption of Class A Stock—U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.” U.S. warrant holders should consult their tax advisors regarding the tax consequences to them of approving the Warrant Amendment Proposal and receiving the Warrant Cash Payment.

Non-U.S. warrant holders

Gain on Receipt of “New” Public Warrants and Warrant Cash Payment. Subject to the discussions of backup withholding below, a Non-U.S. warrant holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on the receipt of “new” public warrants pursuant to the Warrant Amendment and the Warrant Cash Payment, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. warrant holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. warrant holder); or

•	our public warrants constitute USRPIs.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. warrant holder were a U.S. resident. In the event the Non-U.S. warrant holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. warrant holder, gain recognized by such Non.-U.S. warrant holder on the deemed exchange of our public warrants will be subject to tax at generally applicable U.S. federal income tax rates. Gain arising from a sale, exchange or other disposition will not be subject to taxation under the second bullet point above if our public warrants are regularly traded on a an established securities market and a Non-U.S. warrant holder owned, actually and constructively, 5% or less of our public warrants at any time during the five-year period ending on the date of the sale, exchange or disposition (the “Warrant Publicly Traded Exception”). We anticipate that our public warrants will be regularly traded on an established securities market for the foreseeable future, although no assurance can be given that this is the case. We believe that we are not and have not been at any time since our formation a USRPHC and, as a result, our public warrants have not been at any time since our formation USRPIs. While the determination of whether we are a USRPHC at any time depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and other trade or business assets, we expect to be a USRPHC immediately after the Business Combination is completed. However, even if we were to become a USRPHC after the Business Combination, we still expect that Non-U.S. warrant holders that meet ownership requirements of the Warrant Publicly Traded Exception (discussed above) will not be subject to the FIRPTA withholding tax on their disposition of our public warrants. We encourage Non-U.S. warrant holders to consult their tax advisors to determine the tax consequences applicable to Non-U.S. warrant holders.

As noted above, it is possible that the IRS could assert that the receipt of the Warrant Cash Payment should be treated as a taxable sale as described above under the heading “Redemption of Class A Stock—Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.” Non-U.S. warrant holders should consult their tax advisors regarding the tax consequences to them of approving the Warrant Amendment and receiving the Warrant Cash Payment.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of Class A Stock and in connection with the Warrant Amendment and Warrant Cash Payment.

Backup withholding of tax (currently at a rate of 24%) may apply to cash payments to which a U.S. holder is entitled to in connection with our redemption of shares of Class A Stock and the Warrant Cash Payment (as applicable), unless the U.S. holder (i) is exempt from backup withholding and demonstrates this fact in a manner satisfactory to the paying agent or (ii) provides a taxpayer identification number, certifies that such number is correct and that such holder is not subject to backup withholding, and otherwise complies with the backup withholding rules. Each U.S. holder should submit, signed under penalties of perjury, an IRS Form W-9. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with our redemption of shares of Class A Stock and the Warrant Cash Payment (as applicable), unless the Non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such Non-U.S. holder’s status as non-U.S. person.

The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Company and Landsea have determined that the Business Combination is not subject to these requirements. At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

In connection with the consummation of the Business Combination and the transactions contemplated thereby, Landsea Green Properties Co., Ltd., an affiliate of Seller and Landsea, has made certain filings with the Stock Exchange of Hong Kong Limited (“HKSE”), and in accordance with the applicable requirements of Rules Governing the Listing of Securities on the HKSE. Such filings are subject to the consent of the HKSE and are a condition to the consummation of the Business Combination. We cannot assure you that the HKSE will not attempt to challenge the Business Combination, and, if such a challenge is made, we cannot assure you as to its result.

Neither the Company nor Landsea is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the consent of the HKSE. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Governance Proposals, Director Election Proposal and the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. The Governance Proposals, the Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. This Proposal No. 1 is conditioned on the approval of the Charter Approval Proposal and the Nasdaq Proposal. If the each of the Charter Approval Proposal and the Nasdaq Proposal is not approved, this Proposal No. 1 will have no effect, even if approved by our stockholders.

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” the Business Combination Proposal. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Business Combination Proposal.

As of the date of this proxy statement, our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to a voting and support agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of September 17, 2020, LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT OUR STOCKHOLDERS VOTE “FOR”

THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 – APPROVAL OF THE ISSUANCE OF
MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK
IN CONNECTION WITH THE BUSINESS COMBINATION

Overview

Assuming the Business Combination Proposal is approved, the consideration to be paid to the Seller in connection with the Business Combination will be the Stock Consideration and to the FPSA Investors in connection with the Forward Purchase Transaction will be Class A Stock, consisting of (i) 32,557,303 shares of Class A Stock to be issued to the Seller as set forth in and pursuant to the terms of the Merger Agreement and (ii) up to 224,550 shares of Class A Stock to be issued to FPSA Investors pursuant to the Forward Purchase Transaction. Pursuant to the terms of the Lock-up Agreement, each of the Seller and Sponsor will be bound by restrictions on the transfer of their shares issued pursuant to the Business Combination for up to one year after the completion of the Business Combination. For more information on the Lock-up Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination — Related Agreements—Lock-up Agreement.”

As contemplated by the Incentive Plan Proposal, we intend to reserve 6,000,000 shares for grants of awards under the Incentive Plan. For more information on the Incentive Plan Proposal, please see the section entitled “Proposal No. 6 – Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

The terms of the Stock Consideration, Forward Purchase Transaction and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto. A copy of the form of the Incentive Plan and form of the Forward Purchase and Subscription Agreement are attached hereto as Annexes F and N, respectively. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Common Stock in connection with the Business Combination. In addition, the Company intends to reserve for issuance shares of Class A Stock for potential future issuances of Class A Stock under the Incentive Plan.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq Listing Rules do not specifically discuss what constitutes a “change of control” for purposes of Rule 5635(b), related guidance with respect to Nasdaq Listing Rule 5635(b) has indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, and assuming the Business Combination is consummated, (i) 32,557,303 shares of Class A Stock will be issued as Stock Consideration to the Seller pursuant to the terms of the Merger Agreement and (ii) up to 224,550 shares of Class A Stock to be issued to FPSA Investors pursuant to the Forward Purchase Transaction. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The Nasdaq Proposal will be adopted and approved only if at least a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” the Nasdaq Proposal. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote with regard to the Nasdaq Proposal, will have no effect on the outcome of the Nasdaq Proposal.

This Proposal No. 2 is conditioned on the approval of the Business Combination Proposal and the Charter Approval Proposal. If each of the Business Combination Proposal and the Charter Approval Proposal is not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of September 17, 2020, LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3 – APPROVAL OF THE Second Amended and Restated CERTIFICATE OF INCORPORATION

Overview

Our stockholders are also being asked to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B, which, in the judgment of our Board, will address the needs of the post-combination company.

The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation, but this summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is included as Annex B:

•	Change the post-combination company’s name to Landsea Homes Corporation;

•	Provide that the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware” and delete a prior provision in Article II pertaining to a blank-check company;

•	Provide for a single class of common stock of the post-combination company, entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (other than certain amendments relating to preferred stock) and increase our total number of authorized shares of common stock from 115,000,000 shares to 550,000,000 shares, which would consist of (i) increasing the post-combination company’s Class A Stock from 100,000,000 shares to 500,000,000 shares,(ii) eliminating Class B Stock of the Company by decreasing the post-combination company’s Class B Stock from 15,000,000 shares to zero shares, (iii) and designating 50,000,000 shares of Preferred Stock.

•	Provide that the post-combination board of directors shall consist of a single class of directors elected annually and that subject to the rights of the holders of any outstanding series of preferred stock to elect directors under specified circumstances, the number of directors will be determined from time to time exclusively by the post-combination board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board.

•	Provide that subject to the rights of the holders of any outstanding series of preferred stock, any director, or the entire post-combination board of directors, may be removed, with or without cause, by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon;

•	Allow for stockholder action by written consent in lieu of a meeting of stockholders when the Seller and its affiliates collectively, beneficially own shares representing more than 50% of the outstanding common stock of the post-combination company;

•	Allow, except as otherwise required by law and subject to the rights of the holders of any outstanding series of preferred stock, for special meetings of stockholders to be called by one or more persons (i) that beneficially own shares representing at least 25% of the voting power of the post-combination company’s stock outstanding and entitled to vote on the matter or matters proposed to be brought before the special meeting as of the record date; and (ii) comply with such procedures for calling a special meeting of stockholders as may be set forth in the post-combination bylaws;

•	Provide that the corporation will not be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is similar to Section 203 of the DGCL, but excludes the Seller and its successors and affiliates (the “Excluded Parties”) from the definition of “interested stockholder”;

•	Delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

•	Provide that in addition to any affirmative vote required by law or by any other provisions of the Second Amended and Restated Certificate of Incorporation, including any preferred stock designation, any merger or consolidation of the post-combination company with any other entity shall require the affirmative vote of the holders of not less than 80% of the outstanding shares of common stock of the post-combination company at any time when the Seller and its affiliates collectively, beneficially own shares representing more than 20% of the outstanding shares of common stock of the post-combination company;

•	Delete the prior provisions under Article X (Corporate Opportunities), which limited the application of the doctrine of corporate opportunity, and provide that the affirmative vote of the holders of not less than 70% of the voting power of the outstanding shares of common stock of the post-combination company shall be required to amend or terminate Section 5.4 of the Stockholder’s Agreement, which among other things, limits the Seller’s participation in the domestic homebuilding business.

•	Provide that in addition to any other votes required by law or the Second Amended and Restated Certificate of Incorporation, including any preferred stock designation, the affirmative vote of the holders representing at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to adopt, amend or repeal, or adopt any provision inconsistent with, Articles V (Board of Directors), VI (Stockholder Action), VII (Special Meeting of Stockholders), VIII (Business Combinations with Interested Stockholders), X (Corporate Opportunities), XII (Amendment), XIII (Liability of Directors), and XIV (Forum of Adjudication of Disputes) of the Second Amended and Restated Certificate of Incorporation;

•	Provide that in addition to any other votes required by law or the Second Amended and Restated Certificate of Incorporation, stockholders of the post-combination company can adopt, amend or repeal, or adopt any provision of, the bylaws of the post-combination company only by the affirmative vote of the holders of at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class; and

•	Establish that unless the post-combination company, in writing, selects or consents to the selection of an alternative forum, (a) the sole and exclusive forum for any complaint asserting any internal corporate claims is, to the fullest extent permitted by law and subject to applicable jurisdictional requirements, the Delaware Court of Chancery (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act is, to the fullest extent permitted by law, the federal district courts of the United States of America.

Reasons for the Amendments

The Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

•	Name Change: Currently, the Company’s name is LF Capital Acquisition Corp. The Board believes the name of the post-combination company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.

•	Corporate Purpose: The Board believes this change is appropriate to remove language applicable to a blank check company.

•	Increase in Authorized Stock: The Board believes this amendment will provide us with increased flexibility in meeting future corporate needs and requirements by providing additional authorized shares of common stock and preferred stock, which will be available for issuance from time to time as determined by the post-combination board of directors for any proper corporate purpose including additional equity financings without the expense and delay associated with a special stockholders’ meeting, except where required by applicable rules, regulations and laws.

•	Declassified Board and Director Removal Without Cause: The Board believes that declassifying the post-combination board of directors from three classes to one class and providing that each director of the post-combination board of directors will be elected annually at each annual meeting of stockholders and allowing the removal of directors with or without cause is appropriate because such changes increase director accountability to stockholders and allow stockholders the ability to influence corporate governance policies and to hold the post-combination board of directors and management accountable for implementing these policies.

•	Action by Written Consent in Lieu of Meeting: The Board believes that not permitting stockholder action by written consent in lieu of a meeting facilitates transparency and fairness by allowing all stockholders to consider, discuss, and vote on pending stockholder actions. However, our Board believes that these considerations are not applicable when the Seller and its affiliates, beneficially own shares representing more than 50% of the outstanding Common Stock of the post-combination company. Moreover, action by written consent of the stockholders will enable the post-combination company to act without the burden, delay and expense that may be incurred by the calling of an annual or special meeting of the stockholders.

•	Special Meetings: In addition to allowing the post-combination board of directors or the chairman of the post-combination board of directors to call special meetings of stockholders, the Board believes it is appropriate to allow a significant stockholder or group of stockholders to call a special meeting of stockholders as this change would increase the post-combination company’s board of directors’ accountability to stockholders and allow significant stockholders the ability to influence policies and to hold the post-combination board of directors and management accountable for implementing these policies.

•	Synthetic Anti-Takeover Provision: The Board has elected to opt out of Section 203 of the DGCL, but the Board believes that it is in the best interests of stockholders and the Company to include a provision in the Second Amended and Restated Certificate of Incorporation that is similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

•	The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits certain publicly held Delaware corporations from engaging in a business combination, such as a merger, with “interested stockholders” (generally, a person or group owning fifteen percent (15%) or more of the corporation’s outstanding voting stock) for a period of three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock owned by certain persons for purposes of determining the voting stock outstanding), or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction at an annual or special meeting of stockholders. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

•	The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders and the Company to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the Board and therefore may provide an opportunity to obtain a more favorable transaction than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders. The Board also believes that these protections will help to prevent a third party from acquiring “creeping control” of the Company without paying a fair price to all stockholders. Thus, the Board has determined that the provisions included in Article VIII of the Second Amended and Restated Certificate of Incorporation, as amended, are in the best interest of our stockholders and the Company.

•	The Second Amended and Restated Certificate of Incorporation, as amended, will contain provisions that have a similar effect as Section 203, except that they provide that the Excluded Parties will not be deemed to be “interested stockholders,” regardless of the percentage of voting stock of the post-combination company owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude the Excluded Parties from the definition of “interested stockholder” because the Seller and its affiliates immediately following the Business Combination will hold voting power in excess of, the 15% threshold under Section 203.

•	Assuming the adoption of this Proposal No. 3, the new Article VIII would become effective twelve months following the date and time at which the Second Amended and Restated Certificate of Incorporation becomes effective with the Delaware Secretary of State in accordance with Section 103 of the DGCL.

•	Merger Approvals: At any time when the Seller and its affiliates collectively, beneficially own shares representing more than 20% of the outstanding shares of common stock of the post-combination company, the Board believes that requiring the affirmative vote of the holders of not less than 80% of the outstanding shares of common stock of the post-combination company to approve any merger transaction is appropriate in order to protect all stockholders and to ensure that any actions taken with respect to a merger transaction are in the best interests of all stockholders and the Company.

•	Corporate Opportunity: The Board believes that the provisions limiting the application of the doctrine of corporate opportunity were appropriate in light of our status as a blank check company but that the elimination of these provisions is appropriate following the Business Combination and that such elimination serves to protect the interests of stockholders and the post-combination company. In addition, the Board believes that it is in the best interests of stockholders and the post-combination company that the affirmative vote of the holders of not less than 70% of the voting power of the outstanding shares of common stock of the post-combination company be required to approve the termination or amendment of the provisions of the Stockholder’s Agreement governing the Seller’s participation in the “domestic homebuilding business.”

•	70% Stockholder Approval for Bylaw and Certain Certificate of Incorporation Amendments: The amendments are intended to protect the bylaws of the post-combination company and certain key provisions of the Second Amended and Restated Certificate of Incorporation and, in the case of bylaw amendments, to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders and to the post-combination company or making changes to provisions that are intended to protect all stockholders and the post-combination company.

•	Elimination of Blank Check Provisions: The elimination of the prior provisions under Article IX specific to our status as a blank check company are desirable because they will serve no purpose following the Business Combination.

•	Exclusive Forum: The exclusive forum provisions are intended to assist the post-combination company in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the DGCL, and in avoiding parallel lawsuits in federal and state courts on certain matters relating to the Securities Act. The provision only regulates the forum where our stockholders may file claims relating to the specified corporate disputes and Securities Act disputes. The Board believes the designation of Delaware courts as the exclusive forum for the specified corporate disputes and the federal district courts of the United States for certain Securities Act disputes is in the best interests of the Company and our stockholders.

Vote Required for Approval

The Charter Approval Proposal will be adopted and approved only if the holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting vote “FOR” the Charter Approval Proposal. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote will have the same effect as a vote “AGAINST” the Charter Approval Proposal.

This Proposal No. 3 is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. If each of the Business Combination Proposal and the Nasdaq Proposal is not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of September 17, 2020, LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4 – APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Our stockholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. In the judgment of our Board, these provisions will address the needs of the post-combination company. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the Company and parties to the Merger Agreement intend that the Second Amended and Restated Certificate of Incorporation in the form set forth on Annex B will take effect upon consummation of the Business Combination.

Proposal No. 4A: Declassification of the Board of Directors

Description of Amendment

The amendment would provide for the elimination of the classification of our Board and require that all directors elected at or after the date of this Special Meeting be elected on an annual basis. Our current certificate of incorporation provides that the Board is divided into three classes, as nearly equal in number as possible, with only one class of directors being elected in each year and each class serving a three-year term. Under the proposed amendment, the board of directors of the post-combination company will consist of one class of directors only, whose term will continue to the next annual meeting of stockholders.

Reasons for the Amendment

Our Board believes that the provisions of the Second Amended and Restated Certificate of Incorporation, as amended, is consistent with evolving corporate governance standards and is in the best interests of stockholders and the Company. The Board recognizes, for example, that a classified board structure may appear to reduce director accountability to stockholders since this structure does not permit stockholders to express a view on each director’s performance by means of an annual vote, and that many market participants now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold the board and management accountable for implementing those policies.

Although our Board believes that declassifying the board of directors is in the best interests of stockholders and the Company it is aware that there may be disadvantages to a declassified board structure. For example, a classified board structure may provide increased board continuity and stability and encourages directors to focus on the long-term productivity of a company. Additionally, classified boards may provide additional protections against unwanted, and potentially unfair and abusive, takeover attempts and proxy contests, as they make it more difficult for a substantial stockholder to gain control of a board of directors without the cooperation or approval of incumbent directors. After considering the foregoing, however, our Board believes that declassification of the board of directors under this proposal is in the best interests of stockholders and the Company.

Proposal No. 4B: Action by Written Consent

Description of Amendment

The amendment would provide that stockholders may act by written consent in lieu of a meeting of stockholders in accordance with the DGCL so long as the Seller (the “Principal Stockholder”) and its affiliates, collectively, beneficially own (as defined by Securities and Exchange Commission rules promulgated under Section 13 of the Securities Exchange Act of 1934) at least a majority of the outstanding shares of common stock of the post-combination company. In the event that the Principal Stockholder ceases to beneficially own a majority of the outstanding shares of common stock of the post-combination company, any action required or permitted to be taken by stockholders of the post-combination company must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent subject to the rights of the holders of any outstanding series of preferred stock. Under our current certificate of incorporation, subject to the rights of the holders of any outstanding series of preferred stock, stockholders may not act by written consent.

Reasons for the Amendment

The amendment is intended to permit stockholders of the post-combination company to act by written consent in lieu of an annual or special meeting of stockholders so long as the Principal Stockholder beneficially owns at least a majority of the outstanding shares of common stock of the post-combination company. Subject to certain exceptions for the Class B Stock, our current certificate of incorporation prohibits stockholder action by written consent subject to the rights of the holders of any outstanding series of preferred stock. The Board has determined that the provisions included in Article VI of the Second Amended and Restated Certificate of Incorporation, as amended, will enable the post-combination company to act without the burden, delay and expense that may be incurred by the calling of an annual or special meeting of the stockholders.

Proposal No. 4C: Holders of 25% of Our Common Stock May Call a Special Meeting

Description of Amendment

The amendment would provide that, in addition to the board of directors and the chairman of the board of directors of the post-combination company, and except as otherwise required by law and subject to the rights of the holders of any outstanding series of preferred stock, stockholders that beneficially own shares representing at least 25% of the voting power of the stock outstanding and entitled to vote on the matters proposed to be brought before the meeting may call a special meeting of stockholders in accordance with the terms and conditions provided in the proposed Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws. Under our current certificate of incorporation, subject to the rights of the holders of any outstanding series of preferred stock, special meetings may only be called by our chairman of the Board, chief executive officer, or our Board.

Reasons for the Amendment

The amendment is intended to permit holders that beneficially own shares representing at least 25% of the voting power of the post-combination company’s stock outstanding to call a special meeting of stockholders in accordance with the terms and conditions provided in the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws. Our current certificate of incorporation and bylaws provides that, subject to the rights of the holders of any outstanding series of preferred stock, special meetings of our stockholders may be called only by the chairman of the Board, the chief executive officer, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is specifically denied. The Board has determined that the provisions included in Article VII of the Second Amended and Restated Certificate of Incorporation, which permit significant stockholders to call a special meeting, may facilitate the post-combination company’s communication and engagement with significant stockholders.

Proposal No. 4D: Election Not to be Governed by Section 203 of the DGCL

Description of Amendment

The amendment would cause the post-combination company not to be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is similar to Section 203 of the DGCL, but excludes the Seller and its successors and affiliates (the “Excluded Parties”) from the definition of “interested stockholder.” Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders. Assuming the adoption of Proposal No. 4D, the new Article VIII of the Second Amended and Restated Certificate of Incorporation would become effective twelve months following the date and time at which the Second Amended and Restated Certificate of Incorporation becomes effective with the Delaware Secretary of State in accordance with Section 103 of the DGCL.

Reasons for the Amendment

The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits certain publicly held Delaware corporations from engaging in a business combination, such as a merger, with “interested stockholders” (generally, a person or group owning fifteen percent (15%) or more of the corporation’s outstanding voting stock) for a period of three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock owned by certain persons for purposes of determining the voting stock outstanding), or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction at an annual meeting or special meeting of stockholders. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders and the Company to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the Board and therefore may provide an opportunity to obtain a more favorable transaction than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders. The Board also believes that the provisions will help to prevent a third party from acquiring “creeping control” of the Company without paying a fair price to all stockholders. Thus, the Board has determined that the provisions included in Article VIII of the Second Amended and Restated Certificate of Incorporation, as amended, are in the best interests of stockholders and the Company.

The Second Amended and Restated Certificate of Incorporation, as amended, will contain provisions that have a similar effect as Section 203, except that they provide that the Excluded Parties will not be deemed to be “interested stockholders,” regardless of the percentage of voting stock of the post-combination company owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude the Excluded Parties from the definition of “interested stockholder” because the Excluded Parties will hold voting power in excess of the 15% threshold following the Business Combination.

Proposal No. 4E: Holders of 80% of Our Common Stock Must Approve Mergers or Consolidations

Description of Amendment

The amendment would provide that, so long as Principal Stockholder and its affiliates, collectively, beneficially own (as defined by Securities and Exchange Commission rules promulgated under Section 13 of the Securities Exchange Act of 1934) shares representing more than 20% of the outstanding shares of common stock, the post-combination company will not effect any merger or consolidation with any other entity without the affirmative vote of the holders representing not less than 80% of the outstanding shares of the post-combination company’s common stock. In the event that the Principal Stockholder and its affiliates, collectively, beneficially own (as defined by Securities and Exchange Commission rules promulgated under Section 13 of the Securities Exchange Act of 1934) than 20% or less of the outstanding common stock of the post-combination company, such provision will not apply, and the default rule under the DGCL will require the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of the post-combination company entitled to vote thereon, voting as a single class, to approve any merger or consolidation with any other entity.

Reasons for the Amendment

The amendment is intended to provide that, so long as Principal Stockholder and its affiliates, collectively, beneficially own (as defined by Securities and Exchange Commission rules promulgated under Section 13 of the Securities Exchange Act of 1934) more than 20% of the outstanding shares of common stock of the post-combination company, the approval or authorization of any merger or consolidation of the post-combination company with any other entity will require the affirmative vote of the holders of at least 80% of the outstanding shares of common stock of the post-combination company. Currently, a majority of the holders of the voting power of the outstanding Common Stock must approve any such merger due to the applicability of the default provisions of the DGCL. The Board has determined that the provisions of Article IX of the Second Amended and Restated Certificate of Incorporation, as amended, which increases the threshold requirement for stockholder approval of a merger or consolidation, is in the best interests of the Company and will better protect the interests of minority investors and facilitate the post-combination company’s communication and engagement with significant stockholders.

Proposal No. 4F: Changes to Corporate Opportunity Provisions

Description of Amendment

The amendment would provide that the affirmative vote of holders of not less than 70% of the voting power of the outstanding shares of common stock of the post-combination company shall be required to amend or terminate Section 5.4 of the Stockholder’s Agreement, which among other things, limits the Principal Stockholder’s participation in the domestic homebuilding business. The amendment would further provide for the deletion of provisions in Article X of our current certificate of incorporation that limit the application of the doctrine of corporate opportunity. Our current certificate of incorporation provides that the corporate opportunity doctrine would not apply (i) to the Company or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and (ii) to any directors or officers of the Company unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Company and such opportunity is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Company to pursue.

Reasons for the Amendment

The Board has determined that the provisions of Section 5.4 of the Stockholder’s Agreement, which limit the scope of activities of the Principal Stockholder are in the best interest of the post-combination company and our stockholders as competition with the Principal Stockholder in the domestic homebuilding business could result in, among other things, competitive harm that may diminish the financial prospects of the post-combination company. As a result, the Board believes that it is in the best interests of stockholders and the Company that the affirmative vote of the holders of not less than 70% of the voting power of the outstanding shares of common stock of the post-combination company be required to approve the termination or amendment of the provisions of the Stockholder’s Agreement governing the Principal Stockholder’s participation in the “domestic homebuilding business.”

Our Board has further determined that removing the provisions limiting the applicability of the corporate opportunity doctrine reflects a desirable and appropriate change in corporate governance for the post-combination company because it will no longer be a special purpose acquisition company and, as a result, elimination of the these provisions, which reflect the changed circumstances of the post-combination company, is in the best interests of the Company and its stockholders.

Proposal No. 4G: Amendment of Second Amended and Restated Certificate of Incorporation by 70% of Stockholders

Description of Amendment

The amendment would provide that the affirmative vote of at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single of class, is required to adopt, amend or repeal, or adopt any provision inconsistent with, Article V (Board of Directors), Article VI (Stockholder Action), Article VII (Special Meetings of Stockholders), Article VIII (Business Combinations with Interested Stockholders), Article X (Corporate Opportunities), Article XII (Amendment), Article XIII (Liability of Directors), or Article XIV (Forum for Adjudication of Disputes) of the Second Amended and Restated Certificate of Incorporation. Subject to certain exceptions, our current certificate of incorporation provides that any amendment to our certificate of incorporation would require the affirmative vote of the holders representing at least a majority of the voting power of our outstanding shares of Common Stock in accordance with the default provisions of the DGCL.

Reasons for the Amendment

Our Board believes that these changes will protect key provisions of the proposed Second Amended and Restated Certificate of Incorporation. The Board has determined that the provisions of Section 12.1 of the Second Amended and Restated Certificate of Incorporation, as amended, are in the best interests of the Company and stockholders.

Proposal No. 4H: Amendment of Bylaws by 70% of Stockholders

Description of Amendment

The amendment would provide that the affirmative vote of the holders of at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required for stockholders of the post-combination company to adopt, amend or repeal, or adopt any provision of the bylaws of the post-combination company. Our current certificate of incorporation provides that any stockholder amendment to our bylaws would require the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Reasons for the Amendment

Our Board believes that that these changes will protect key provisions of the post-combination company’s bylaws and prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. The Board has determined that the provisions of Section 12.2 of the Second Amended and Restated Certificate of Incorporation, as amended, are in the best interests of the Company and the stockholders.

Vote Required for Approval

Proposals No. 4A through 4H will be adopted and approved only if at least a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” Proposals N. 4A through 4H. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Governance Proposals, will have no effect on the Governance Proposals. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposals.

As discussed above, a vote to approve each of the Proposals No. 4A through 4H is an advisory vote, and therefore, is not binding on the Company, Sponsor or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, the Company and Sponsor intend that the proposed Second Amended and Restated Certificate of Incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of Proposal No. 3.

As of the date of this proxy statement, our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of September 17, 2020, LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSALS NO. 4A, 4B, 4C, 4D, 4E, 4F, 4G, and 4H

PROPOSAL NO. 5 – ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

Our Board is currently divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of our Class II directors, Messrs. Scott Reed and Gregory P. Wilson, will expire at the special meeting.

If the Charter Approval Proposal is approved, our Second Amended and Restated Certificate of Incorporation will provide for the declassification of our Board and our Board will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of the closing of the business combination, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual meeting of our stockholders. If the Charter Approval Proposal is not approved, our board of directors will remain classified.

Our board of directors has nominated Messrs. Reed and Wilson for election as Class II directors. Assuming the Charter Approval Proposal is not approved and our board of directors remains classified, Messrs. Reed and Wilson, if elected, will serve on our Board for a term of three years expiring at the 2023 annual meeting of stockholders or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal. Assuming Charter Approval Proposal is approved and our Board is declassified, Messrs. Reed and Wilson, if elected, along with the other directors of the Board, will serve for a term expiring at the next annual meeting of stockholders or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal.

Scott Reed has been a Director and our President since October 2017. In July 2020, Mr. Reed was appointed as our Chief Executive Officer. Mr. Reed is the co-founder of BankCap Partners, a private equity firm that focuses on investments in the U.S. commercial banking space, and has served as a Partner and Director of BankCap Partners since May 2006. Mr. Reed has over 20 years in the financial services and strategic consulting industries. As a Partner at BankCap, Mr. Reed focuses on transaction sourcing, structuring and processing, capital raising activities and oversight of BankCap’s portfolio investments. Mr. Reed began his career as a derivatives trader at Swiss Bank Corporation from 1992 to 1995. Mr. Reed worked as a consultant at Bain & Company from 1997 to 2000. Mr. Reed was an investment banker in the Financial Institutions Group at Bear Stearns from 2000 to 2002. Prior to founding BankCap, Mr. Reed was Senior Vice President, Director of Corporate Strategy and Planning of Carreker Corporation, a financial technology company based in Dallas. Mr. Reed is a graduate of the University of Virginia with a B.S. in Commerce and a B.A. in History. Mr. Reed received his MBA from the Amos Tuck School at Dartmouth College, where he was an Edward Tuck Scholar. Mr. Reed currently serves as a director of Silvergate Capital Corporation, Vista Bancshares and InBankshares Corporation (as well as a director of each of the three institutions’ underlying commercial banks),Uncommon Giving Corporation and previously served as a director of Xenith Bankshares and the institutions underlying commercial bank.

Gregory P. Wilson has served as a member of our Board of Directors since October 2017. Mr. Wilson has served since January 2006 as Founder and President of Gregory P. Wilson Consulting, a consulting firm focused on policy and regulatory reform efforts since the financial crisis, including implementation of the Dodd-Frank Act and international financial regulatory developments. Mr. Wilson served as a Senior Adviser to the Bipartisan Policy Center’s Financial Regulatory Reform Initiative as well as the Financial Services Roundtable (FSR) and its Chief Risk Officer Council. He was Co-Director of the FSR’s Blue Ribbon Commission on Financial Competitiveness in 2007. Mr. Wilson served on the International Institute of Finance’s Special Committee on Effective Regulation, and he has been a past lecturer at the National Defense University’s Industrial College of the Armed Services (ICAS). From January 2015 to April 2018, Mr. Wilson served as an independent director of the Atlantic Trust Company, N.A., based in Atlanta, Georgia, a wholly-owned subsidiary of the Canadian Imperial Bank of Commerce (NYSE: CM) (CIBC). Mr. Wilson also served on the Board of Advisers to the American Association of Bank Directors.

Previously, Mr. Wilson was an Expert Principal and Senior Adviser at McKinsey & Company in its financial services practice based in Washington, D.C. During almost twenty-five years at McKinsey, Mr. Wilson served both private sector and numerous public sector clients around the world, including central bankers, ministers of finance, and financial regulators on issues of financial crisis management, regulatory reform, financial sector restructuring, and financial center competitiveness. Prior to joining McKinsey in 1989, Mr. Wilson served Secretaries of the Treasury James A. Baker III and Nicholas F. Brady as their Deputy Assistant Secretary for Financial Institutions Policy from 1986 to 1989, where he focused on resolving the savings and loan crisis and developing regulatory reforms.

Mr. Wilson has authored or co-authored numerous books, including Managing to the New Regulatory Reality—Doing Business under the Dodd-Frank Act, Dangerous Markets: Managing in Financial Crises, and has been a frequent contributor to the American Banker, the McKinsey Quarterly, and other publications. Mr. Wilson graduated magna cum laude from Ohio Wesleyan University in 1974 with a B.A. in history as well as politics and government.

Vote Required for Approval

Directors are elected by a plurality of the votes cast by holders of the outstanding shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Director Election Proposal.

This Proposal No. 5 is not conditioned on the approval of any other proposal set forth in this proxy statement.

As of the date of this proxy statement, our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of September 17, 2020, LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTOR
NOMINEES TO THE BOARD OF DIRECTORS IN THE DIRECTOR ELECTION PROPOSAL

PROPOSAL NO. 6 – APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN

Overview

Stockholders are being asked to approve and adopt the Incentive Plan Proposal. A total of 6,000,000 shares of common stock of the post-combination company will be reserved for issuance under the Incentive Plan. Our Board approved the Incentive Plan on September 17, 2020, subject to stockholder approval at this Special Meeting. The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached as Annex F to this proxy statement. If approved by our stockholders, the Incentive Plan will be administered by the post-combination company’s board of directors or by a committee that the board of directors designates for this purpose (referred to below as the plan administrator), which will have the authority to make awards under the Incentive Plan.

After careful consideration, our Board believes that approving the Incentive Plan is in the best interests of the Company and its stockholders. The Incentive Plan will promote ownership in the post-combination company by the employees, officers, and non-employee directors and other service providers of the Company and its subsidiaries and aligns incentives the interests between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, shares of the post-combination company’s common stock. Therefore, our Board recommends that the stockholders approve the Incentive Plan. If the stockholders approve the Incentive Plan, it will become effective on the day of the annual meeting.

Essential Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee of the Board to implement them in ways that will make effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. Approval of our Incentive Plan by our stockholders will allow us to continue to grant equity incentive awards at levels determined by our Board and Compensation Committee. The Incentive Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and other service providers, and to provide long-term incentives that align the interests of our employees, directors and other service providers with the interests of our stockholders.

Requested Share Authorization

The Incentive Plan authorizes the Compensation Committee, or such other committee as designated by the board of directors of the post-combination company to administer the plan. which will be comprised of one or more members of board of directors of the post-combination company (the “plan administrator”).to grant options, stock appreciation rights, restricted stock units and restricted stock, any of which may be performance-based, as determined by the plan administrator. Under the Incentive Plan, we will be authorized to issue up to 6,000,000 shares.

Best Practices of the Incentive Plan

We believe that the provisions of the Incentive Plan reflect our commitment to strong corporate governance practices in the interest of its stockholders in the following ways:

•	the Incentive Plan prohibits, other than in connection with a change in capitalization or certain other corporate transactions, amending the terms of outstanding stock options or stock appreciation rights (“SARs”) to reduce the exercise price of such award, or cancelling and re-granting or exchanging an option or SAR for cash or a new award with a lower (or no) exercise price at any time when the exercise price of such award is above the fair market value of a share of the post-combination company’s common stock;

•	the Incentive Plan prohibits issuing stock options or SARs with an exercise price below the fair market value of a share of post-combination company common stock on the date of grant;

•	the Incentive Plan generally requires that all awards (other than awards representing up to 5% of the authorized share reserve and substitute awards) are subject to vesting or forfeiture restrictions for at least one year following the date of grant;

•	the Incentive Plan prohibits dividends or dividend equivalents in respect of stock options or SARs; and

•	the Incentive Plan limits the aggregate dollar value of equity-based awards (based on the grant date value) and cash compensation, whether granted under the Incentive Plan or otherwise, during any calendar year to any non-employee director to no more than $500,000, or 200% of such limits during any calendar year in which a director first joins the board of directors or is first designated as chairman.

Summary of the Incentive Plan

The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex F to this proxy statement.

Purpose; Types of Awards. The purpose of the Incentive Plan is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of the post-combination company and its stockholders by providing stock-based compensation. The objectives of the Incentive Plan are to attract and retain the best available employees for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of the post-combination company through incentives that are consistent with post-combination company’s goals and that link the personal interests of participants to those of post-combination company’s stockholders. To accomplish this purpose, the Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock units and restricted stock, any of which may be performance-based, as determined by the plan administrator.

Post-combination Company common stock Subject to the Incentive Plan. A total of 6,000,000 shares of common stock of the post-combination company will be reserved and available for issuance under the Incentive Plan (the “Share Reserve”). The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 6,000,000 shares. The aggregate number of shares available for issuance under the Incentive Plan at any time shall not be reduced by (i) shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to awards that have been retained or withheld by the post-combination company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award, or (iii) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the post-combination company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award shall be available for issuance under the Incentive Plan.

Limitations on Non-Employee Director Compensation. The Incentive Plan limits non-employee director compensation, including equity-based and cash compensation (based on their grant-date fair value), to a maximum of  $500 per calendar year in respect of their service as non-employee directors; provided, however, that in the calendar year in which a non-employee director first joins the board of directors or is first designated as chairman or lead director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to 200% of the foregoing limit.

Administration of the Incentive Plan. The plan administrator has the power to prescribe and amend the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be granted and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

Participation. Participation in the Incentive Plan will be open to any current or prospective employee, officer, non-employee director or other service provider of the post-combination company or any of its subsidiaries; provided, however, that incentive stock options may only be granted to employees.

Transferability Restrictions. Each award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR shall be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, (i) outstanding options may be exercised following the participant’s death by the participant’s beneficiaries or as permitted by the plan administrator and (ii) a participant may transfer or assign an award as a gift to an entity wholly owned by such participant (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned options and SARs only during lifetime of the assigning participant (or following the assigning participant’s death, by the participant’s beneficiaries or as otherwise permitted by the plan administrator) and provided further that such Assignee Entity may not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such award.

Recoupment and Clawback. Awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that the post-combination company adopts or is required to adopt pursuant to applicable laws and regulations. In addition, the board of directors of the post-combination company may impose such other clawback, recovery or recoupment provisions in an award agreement as it determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of post-combination company common stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the post-combination company.

Termination of Employment. The plan administrator will specify before, at, or after the time of grant of an award the provisions governing the effect(s) upon an award of a participant’s termination of employment.

Types of Awards. The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the agreements, restrictions, conditions or limitations as may be provided by the plan administrator in its discretion, subject to certain limitations provided in the Incentive Plan.

Non-Qualified Stock Options. A non-qualified stock option entitles the recipient to purchase shares of common stock of the post-combination company at a fixed exercise price, which purchase may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. The exercise price per share will be determined by the plan administrator, but such price will not be less than 100% of the fair market value of a share of common stock on the date of grant. Fair market value will generally be the closing price of a share of post-combination company common stock on Nasdaq on the date of grant. Non-qualified stock options under the Incentive Plan generally must be exercised within ten years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

Incentive Stock Option. An incentive stock option is a stock option that entitles the recipient to purchase shares of post-combination company common stock at a fixed exercise price and further meets the requirements of Section 422 of the Code. The recipient’s purchase of shares under an incentive stock option may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. Incentive stock options may be granted only to employees of the post-combination company and certain of its affiliates. The exercise price per share of an incentive stock options must not be less than 100% of the fair market value of a share of post-combination company common stock on the date of grant, and the aggregate fair market value of shares underlying incentive stock options that are exercisable for the first time by a participant during any calendar year (based on the applicable exercise price) may not exceed $100,000. The term of an incentive stock option may not exceed 10 years from the date of grant. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the post-combination company’s total combined voting power or that of any of the post-combination company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of post-combination company common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of post-combination company common stock on the grant date), multiplied by the number of shares of common stock subject to the SAR (as determined by the plan administrator).

Restricted Stock. A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator and set forth in the applicable award agreement. The plan administrator will determine and set forth in the award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.

Restricted Stock Units. A restricted stock unit is a right to receive shares of common stock (or their cash equivalent) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the post-combination company must deliver to the holder of the restricted stock unit unrestricted shares of common stock (or their cash equivalent).

Performance-Based Awards. The plan administrator may grant awards, the vesting of which is conditioned on satisfaction of certain performance criteria. Such performance-based awards may include performance-based restricted shares, restricted stock units or any other types of awards authorized under the Incentive Plan.

Performance Criteria. The plan administrator may establish performance criteria and level of achievement versus such criteria that determine the number of shares of common stock, restricted stock units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award.

Minimum Vesting. Generally, all awards granted under the Incentive Plan must provide for vesting or forfeiture restrictions for at least one year following the date of grant (or one year following the beginning of the performance period in the case of performance-based awards); however, this minimum vesting requirement does not apply to substitute awards representing up to 5% of the shares reserved for issuance under the Incentive Plan. The vesting restrictions on awards to non-employee directors may lapse prior to one year following the date of grant so long as they lapse no earlier than the next annual stockholder meeting date and such meeting date is at least 50 weeks following the preceding annual stockholder meeting date.

Equitable Adjustments. In the event of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of common stock outstanding, the plan administrator shall adjust the number and kind of shares of common stock available for issuance under the Incentive Plan (including under any awards then outstanding) and the number and kind of shares of common stock subject to the limits under the Incentive Plan to reflect such event. In addition, in the event there shall be any other change in the number or kind of outstanding common stock of the post-combination company, or any stock or other securities into which such post-combination company common stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control (as defined in the Incentive Plan), other merger, consolidation or otherwise, then the plan administrator shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different awards or different types of awards. In addition, in the event of such change described in the preceding sentence, the plan administrator may accelerate the time or times at which any award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the plan administrator in its sole discretion.

Change in Control. In the event of any Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards upon the Change in Control, immediately prior to the Change in Control, all awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or stock appreciation right, the participant shall have the ability to exercise such Option or stock appreciation right, including any portion of the Option or stock appreciation right not previously exercisable, (b) in the case of any award the vesting of which is in whole or in part subject to performance criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse and the participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the plan administrator, and (c) in the case of outstanding restricted stock and/or restricted stock units (other than those referenced in above), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse. In no event shall any action be taken in connection with a Change in Control that would change the payment or settlement date of an award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. In addition, the plan administrator may instead provide for the cancellation and cash-out of any awards upon a Change in Control.

Amendment and Termination. The board of directors of the post-combination company may amend, alter or discontinue the Incentive Plan and the plan administrator may amend, or alter any agreement or other document evidencing an award made under the Incentive Plan but, except for certain equitable adjustments contemplated by the Incentive Plan, no such amendment shall, without the approval of the stockholders of post-combination company: (i) increase the maximum number of post-combination company common stock for which awards may be granted under the Incentive Plan; (ii) reduce the price at which options may be granted under the Incentive Plan; (iii) reprice outstanding options or SARs; (iv) extend the term of the Incentive Plan; (v) change the class of persons eligible to be participants; (vi) increase any individual maximum limits under the Incentive Plan; or (vii) otherwise amend the Incentive Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which post-combination company common stock are traded, listed or quoted.

No amendment or alteration to the Incentive Plan or an award or award agreement shall be made which would materially impair the rights of the holder of an award, without such holder’s consent, provided that no such consent shall be required if the plan administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the post-combination company, the Incentive Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Summary of U.S. Federal Income Tax Consequences

The following discussion of certain relevant U.S. federal income tax effects applicable to certain awards granted under the Incentive Plan is only a summary of certain of the U.S. federal income tax consequences applicable to U.S. residents under the Incentive Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Incentive Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Incentive Plan.

Non-Qualified Stock Options and Stock Appreciation Rights. The recipient generally will not have any income at the time a nonqualified stock option or a SAR is granted nor will the post-combination company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of shares of post-combination company common stock), in an amount equal to the excess of the fair market value of the shares of post-combination company common stock to which the option exercise pertains over the option exercise price. When an SAR is exercised, the holder generally will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares of post-combination company common stock received.

Incentive Stock Options. A recipient generally will not have any income at the time an incentive stock option is granted or have regular taxable income at the time the incentive stock option is exercised. However, the excess of the fair market value of the shares of post-combination company common stock at the time of exercise over the option exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the incentive stock option with which to pay such tax. If the optionee disposes of the shares of post-combination company common stock acquired on exercise of an incentive stock option after the later of two years after the grant of the incentive stock option and one year after exercise of the incentive stock option, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the shares of post-combination company common stock within two years of the grant of the incentive stock option or within one year of exercise of the incentive stock option, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the shares of post-combination company common stock over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares of post-combination company common stock are held. The post-combination company generally is not entitled to a deduction as the result of the grant or exercise of an incentive stock option. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the post-combination company will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee.

Restricted Stock. A participant generally will not recognize income upon the grant of restricted stock. If the participant makes an election under Section 83(b) Code within 30 days after receiving the shares of post-combination company common stock of restricted stock, however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares of post-combination company common stock (determined without regard to the restrictions imposed by the Incentive Plan) at the time of transfer over any amount paid by the participant therefor. Then, upon the sale of such stock, the difference between the fair market value at the time of transfer and the net proceeds of sale generally will be taxed as capital gain or loss (long-term or short-term, depending on the holding period). If a participant makes a Section 83(b) election with respect to shares of post-combination company common stock that are subsequently forfeited, (i) he or she will not be entitled to deduct any amount previously included in income by reason of such election, but (ii) he or she may be able to recognize a loss in an amount equal to the excess, if any, of the amount paid for the shares over the amount received upon such forfeiture (which loss will ordinarily be a capital loss). If a participant does not make a Section 83(b) election, the participant will recognize ordinary income in the year or years in which the award of restricted stock vests and the restrictions imposed by the Incentive Plan on the award terminate, in an amount equal to the excess, if any, of the fair market value of such shares of post-combination company common stock on the date the restrictions expire or are removed over any amount paid by the participant. If a Section 83(b) election has not been made, any dividends received with respect to shares of post-combination company common stock subject to restrictions will be treated as additional compensation income and not as dividend income so long as such shares remain subject to vesting restrictions.

Restricted Stock Units. A participant generally will not recognize income upon the grant of an award of restricted stock units. The participant generally will recognize ordinary income in the year the restricted stock unit is paid to him or her, in an amount equal to the excess, if any, of the fair market value of the shares of post-combination company common stock on the date of payment over the amount paid by the participant for such shares of post-combination company common stock.

Withholding Taxes. Generally, the post-combination company will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards granted under the Incentive Plan. The plan administrator may permit a participant to pay withholding taxes through the mandatory or elective sale of shares of post-combination company common stock, by electing to have the post-combination company withhold a portion of the shares of post-combination company common stock that would otherwise be issued upon exercise of an award or by tendering shares of post-combination company common stock already owned by the participant.

New Incentive Plan Benefits

The benefits that will be awarded or paid in the future under the Incentive Plan are not currently determinable. Such awards are within the discretion of the plan administrator, and the plan administrator has not determined future awards or who might receive them.

Equity Compensation Plan Information

The Company did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of the date hereof.

Securities Registration

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the shares of post-combination company common stock issuable under the Incentive Plan.

Vote Required for Approval

The Incentive Plan Proposal will be adopted and approved only if at least a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” the Incentive Plan Proposal. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Incentive Plan Proposal. This Proposal No. 6 is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is not approved, this Proposal No. 6 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of September 17, 2020, LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 6

PROPOSAL NO. 7 – THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal are approved. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond December 22, 2020.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or any other proposal.

Vote Required for Approval

The Adjournment Proposal will be adopted and approved only if a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” the Adjournment Proposal. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Adjournment Proposal.

As of the date of this proxy statement, our LF Capital Restricted Stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of September 17, 2020, LF Capital Restricted Stockholders, other than the BlackRock Holders, own approximately 22.6% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SPECIAL MEETING OF COMPANY WARRANT HOLDERS

This proxy statement is being provided to holders of public warrants of the Company as part of a solicitation of proxies by the Board for use at the Special Meeting of Company Warrant Holders to be held on [•], 2020 and at any adjournment or postponement thereof, referred to herein as the “Warrant Holders Meeting.” This proxy statement contains important information regarding the Warrant Holders Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [•], 2020 to all warrant holders of record of the Company as of [•], 2020, the record date for the Warrant Holders Meeting. Warrant holders of record who owned public warrants of the Company at the close of business on the record date are entitled to receive notice of, attend and vote at the Warrant Holders Meeting. On the record date, there were 15,525,000 public warrants and 7,760,000 private warrants of the Company outstanding.

Date, Time and Place of Warrant Holders Meeting

The Warrant Holders Meeting will be held prior to the Special Meeting on [•], 2020, at [•] Eastern time, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. Only public warrant holders of record at the close of business on [•], 2020, will be entitled to vote at the Warrant Holders Meeting and at any adjournments and postponements thereof.

Recommendation of the Company Board of Directors

The Board believes that each of the Warrant Amendment Proposal and the Warrant Holders Adjournment Proposal to be presented at the Warrant Holders Meeting is in the best interests of the Company and its public warrant holders and unanimously recommends that its public warrant holders vote “FOR” each of the proposals.

When you consider the recommendation of the Board in favor of approval of the Warrant Amendment Proposal, you should keep in mind that the Sponsor, members of the Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a public warrant holder. For additional information see “Beneficial Ownership of Securities.”

Record date and Voting Power

You will be entitled to vote or direct votes to be cast at the Warrant Holders Meeting if you owned public warrants of the Company at the close of business on [•], 2020, which is the record date for the Warrants Holders Meeting.

You are entitled to one vote for each public warrant that you owned as of the close of business on the record date. If your warrants are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the warrants you beneficially own are properly counted. On the record date, there were 15,525,000 public warrants and 7,760,000 private warrants of the Company outstanding.

Voting Your Warrants

Each public warrant of the Company that you own in your name entitles you to one vote on each of the proposals for the Warrant Holders Meeting. Your one or more proxy cards show the number of the public warrants of the Company that you own. There are several ways to vote your warrants:

•	You can vote your warrants by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your warrants in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your warrants are represented and voted at the Warrant Holders Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your warrants as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your warrants, your warrants will be voted as recommended by the Board. The Board recommends voting “FOR” the Warrant Amendment Proposal and “FOR” the Warrant Holders Adjournment Proposal.

•	You can attend the Warrant Holders Meeting and vote virtually even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your warrants are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way to ensure that the broker, bank or nominee has not already voted your warrants.

Who Can Answer Your Questions About Voting Your Warrants

If you have any questions about how to vote or direct a vote in respect of your warrants please contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: LFAC.info@investor.morrowsodali.com

Quorum and Vote Required for Proposals

A quorum of the warrant holders of the Company is necessary to hold a valid meeting. A quorum will be present at the Warrant Holders Meeting if a majority of the warrants outstanding and entitled to vote at the Warrant Holders Meeting is represented virtually or by proxy. The approval of the Warrant Amendment Proposal requires the affirmative vote “FOR” the proposal by the holders of at least 65% of the outstanding public warrants entitled to vote at the Warrant Holders Meeting on the Warrant Amendment Proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will count as a vote cast “AGAINST” the Warrant Amendment Proposal. The approval of the Warrant Amendment Proposal is a condition to the completion of the Business Combination. If the Warrant Amendment Proposal is not approved, the Business Combination will not occur.

The approval of the Warrant Holders Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company public warrants present virtually or represented by proxy and entitled to vote at the Warrant Holders Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Warrant Holders Meeting and will have no effect on the outcome on the Warrant Holders Adjournment Proposal.

If the Company does not consummate the Business Combination and fails to complete an initial business combination by December 22, 2020, unless the Company seeks and receives stockholder approval for an amendment to its amended and restated certificate of incorporation extending the December 22, 2020 date to a later date, the Company will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public stockholders, and the warrants would expire worthless.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are considered present for the purposes of establishing a quorum but will have the same effect as a vote cast “AGAINST” the Warrant Amendment Proposal. Assuming a valid quorum is present, abstentions and broker non-votes will have no effect on the outcome of the Warrant Holders Adjournment Proposal.

Revocability of Proxies

If you give a proxy, you may revoke it at any time before the Warrant Holders Meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify the Company’s Secretary in writing to 600 Madison Avenue, Suite 1802, New York, New York 10022, before the Warrant Holders Meeting that you have revoked your proxy; or

•	you may attend the Warrant Holders Meeting, revoke your proxy, and vote virtually, as indicated above.

Appraisal Rights

Appraisal rights are not available to holders of warrants in connection with the Business Combination.

Solicitation of Proxies

The Company is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or virtually. The Company and its directors, officers and employees may also solicit proxies virtually. The Company will file with the SEC all scripts and other electronic communications as proxy soliciting materials. The Company will bear the cost of the solicitation.

The Company has hired Morrow Sodali LLC, to assist in the proxy solicitation process. The Company will pay that firm a fee of up to $50,000, plus disbursements. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will also reimburse Morrow Sodali LLC for its reasonable expenses.

WARRANT HOLDER PROPOSAL NO. 1 – APPROVAL OF THE WARRANT AMENDMENT PROPOSAL

This section of the proxy statement describes the material provisions of the Warrant Amendment but does not purport to describe all of the terms of the Warrant Amendment. This summary is qualified in its entirety by reference to the substantive text of the proposed Warrant Amendment, a copy of which is attached as Annex M. You are urged to read the substantive text of the proposed Warrant Amendment in its entirety before voting on this proposal.

Overview

In connection with the Business Combination, holders of public warrants of the Company are being asked to approve an amendment (the “Warrant Amendment”) to the terms of the Warrant Agreement (the “Warrant Amendment Proposal”). There are currently 15,525,000 public warrants outstanding and 7,760,000 Private Placement Warrants outstanding.

The Warrant Amendment

The Warrant Amendment proposes to provide that, upon completion of the Business Combination (i) each of our outstanding public warrants, which currently entitle the holder thereof to purchase one share of our Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of a public warrant immediately prior to the consummation of the Business Combination will be entitled to receive, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.85 as soon as reasonably practicable following the consummation of the Business Combination (the “Warrant Cash Payment”).

Following the Warrant Amendment, the Private Placement Warrants will continue to be exercisable for one share of Class A Stock at an exercise price of $11.50 per share. The LF Capital Restricted Stockholders will not receive a Warrant Cash Payment in respect of their Private Placement Warrants in connection with the Warrant Amendment.

Pursuant to the Warrant Amendment, a public warrant holder may not exercise its warrants for fractional shares of Class A Stock and therefore only ten warrants (or a number of warrants evenly divisible by ten) may be exercised at any given time by the public warrant holder. For example, if a public warrant holder holds one warrant to purchase one-tenth of one share of Class A Stock, such warrant shall not be exercisable. However, if the public warrant holder holds ten warrants, such warrants shall be exercisable for one share of Class A Stock. The effect of the Warrant Amendment Proposal will be to reduce the number of shares of Class A Stock issuable upon exercise of the outstanding public warrants by 90% (or by approximately 62% with respect to all outstanding warrants), thereby reducing the amount by which the Company’s stockholders would otherwise have been diluted as a result of the exercise in full of the public warrants.

The substantive text of the proposed Warrant Amendment is attached hereto as Annex M.

Current Terms of the Warrants

Each public warrant entitles the registered holder to purchase one whole share of Class A Stock at a price of $11.50 per share, subject to adjustment, at any time 30 days after the completion of the Company’s initial business combination. The warrants will expire five years after the completion of the Company’s initial business combination, at 5:00 pm., New York City time, or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the public warrants except that each Private Placement Warrant (including the shares of the Class A Stock issuable upon exercise of the Private Placement Warrants) will (i) not be transferable, assignable or salable until 30 days after the completion of the Company’s initial business combination (except, among other limited exceptions, to the Company’s officers and directors and other persons or entities affiliated with the Sponsor and BlackRock Holders and in certain other limited circumstances), (ii) be exercisable for cash (even if a registration statement covering the shares of Class A Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, (iii) not be redeemable by the Company, so long as they are held by the Sponsor or the BlackRock Holders, as applicable, or their permitted transferees, and (iv) continue to be exercisable for one share of the Class A Stock at an exercise price of $11.50 per share following the Warrant Amendment.

Once the warrants become exercisable, the Company may call the public warrants for redemption (but not the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants remain exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each public warrant holder; and

•	if, and only if, the reported last sale price of the Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for any 20 trading days within a 30-day trading period ending three business days before the Company sends the notice of redemption to our warrant holders.

Certain Effects of the Approval of the Warrant Amendment Proposal

If the Warrant Amendment Proposal is approved, all public warrants will be subject to the terms of the Warrant Amendment and the holder of each outstanding public warrant will be entitled to receive the Warrant Cash Payment promptly following the completion of the Business Combination, in each case, whether or not a given holder voted in favor of the Warrant Amendment Proposal.

Appraisal Rights

Appraisal rights are not available to warrant holders in connection with the Business Combination.

Reason for the Warrant Amendment Proposal

The Board believes that the Warrant Amendment will increase our opportunities and attractiveness to future investors by significantly reducing the dilutive impact of the warrants.

Required Vote with Respect to the Warrant Amendment Proposal

The approval of the Warrant Amendment Proposal will require the affirmative vote of the public warrant holders holding at least 65% of the outstanding public warrants.

The Warrant Amendment Proposal will only become effective if the Business Combination is completed. If the Business Combination is not completed, the Warrant Amendment will not become effective, even if our public warrant holders have approved the Warrant Amendment Proposal.

Recommendation of the Board with respect to the Warrant Amendment Proposal

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR PUBLIC WARRANT HOLDERS VOTE “FOR” THE APPROVAL

OF THE WARRANT AMENDMENT PROPOSAL.

Conditions to Effectiveness of the Warrant Amendment

The Warrant Amendment will only become effective if the Business Combination is completed. Completion of the Business Combination is conditioned on, among other things, the Company obtaining the necessary votes to approve (i) the Business Combination Proposal, which is described in the section entitled “Proposal No. 1—Approval of the Business Combination,” (ii) the Nasdaq Proposal, which is described in the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination” and (iii) the Charter Approval Proposal, which is described in the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.” As a result, the Warrant Amendment Proposal is conditioned on the Company’s stockholder’s approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting.

WARRANT HOLDER PROPOSAL NO. 2 – THE WARRANT HOLDERS ADJOURNMENT PROPOSAL

Overview

The Warrant Holders Adjournment Proposal will only be presented to our public warrant holders at the Warrant Holders Meeting in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Warrant Holders Meeting to approve the proposals presented thereat. In no event will the Company solicit proxies to adjourn the Warrant Holders Meeting or complete the Business Combination beyond the date by which it may properly do so.

Consequences if the Warrant Holders Adjournment Proposal is Not Approved

If the Warrant Holders Adjournment Proposal is not approved by our public warrant holders, the Board may not be able to adjourn the Warrant Holders Meeting to a later date, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Warrant Amendment Proposal at the Warrant Holders Meeting. It is important for you to note that in the event that the Warrant Amendment Proposal does not receive the requisite vote for approval, then the Company will not be able to complete the Business Combination. If the Company does not complete the Business Combination and fails to complete an initial business combination by December 22, 2020, unless the Company submits and its shareholders approve an extension of such date, The Company will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to our public stockholders and the warrants will expire worthless.

Vote Required for Approval

The approval of the Warrant Holders Adjournment Proposal requires the affirmative vote for the proposal by the holders of a majority of our public warrants present and entitled to vote at the Warrant Holders Special Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Warrant Holders Special Meeting and will have no outcome on the Warrant Holders Adjournment Proposal.

Recommendation of the Board with Respect to the Warrant Holders Adjournment Proposal

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT OUR

PUBLIC WARRANT HOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANT HOLDERS

ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

Overview

On June 18, 2020, the Company filed with the Secretary of State of the State of Delaware an amendment (the “June Extension Amendment”) to the Company’s certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from June 22, 2020 to September 22, 2020 (the “June Extension”). The Company’s stockholders approved the June Extension Amendment at a special meeting of stockholders of the Company (the “June Special Meeting”) on June 16, 2020. In connection with the vote to approve the June Extension, the holders of 2,089,939 shares of Class A Stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.46 per share, for an aggregate redemption amount of approximately $21.9 million.

We have also agreed to deposit into the Trust Account (each deposit being referred to herein as a “Deposit”) $0.03 for each share of Class A Stock that was not converted in connection with the June Extension, for each monthly period, or portion thereof, that is needed by us to complete an initial business combination from June 22, 2020 until the date of the consummation of its initial business combination. Alternatively, if we do not have the funds necessary to make the Deposit referred to above, our officers, directors or any of their affiliates or designees will contribute to us as a loan (each loan being referred to herein as a “Contribution”) $0.03 for each share of Class A Stock that is not converted in connection with the shareholder votes to approve the June Extension, for each monthly period, or portion thereof, that is needed by us to complete an initial business combination from June 22, 2020 until the date of the consummation of its initial business combination. The Contributions will not bear any interest and will be repayable by us to the officers, directors or affiliates upon consummation of an initial business combination. The loans will be forgiven if we are unable to consummate an initial Business Combination except to the extent of any funds held outside of the Trust Account.

On September 21, 2020, the Company filed with the Secretary of State of the State of Delaware an amendment (the “September Extension Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from September 22, 2020 to December 22, 2020 (the “Business Combination Extension”). The Company’s stockholders approved the Extension Amendment at a special meeting of stockholders of the Company on September 17, 2020. In connection with the Business Combination Extension, 1,215,698 of the Company’s public shares were redeemed. As a result, approximately $129,126,990.62 million remains in the trust account.

If we are unable to complete a business combination on or prior to December 22, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public shares which redemption will completely extinguish public stockholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of our company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law; provided, however that the Company can seek shareholder approval to extend the date of its termination beyond December 22, 2020 in order to avail itself of more time to complete a business combination however there is no assurance such shareholder approval will be received.

Initial Business Combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A Stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is approximately $10.20 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which, they have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the completion of our business combination.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our current certificate of incorporation provides that a public stockholder, including our affiliates, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in our IPO, which we refer to as the “Excess Shares.” We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 20% of the shares sold in our IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 20% of the shares sold in our IPO, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our current certificate of incorporation does not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our current certificate of incorporation provides that we will have only until December 22, 2020, to complete our initial business combination. If we are unable to complete our business combination by such date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination within the time period.

Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which, they have waived their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if we fail to complete our initial business combination on or prior to December 22, 2020. However, if our Sponsor, officers or directors acquire Class A Common Stock in or after our IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period. As of the date of this proxy, none of the Sponsor, or our officers or directors have acquired Class A Common Stock of the Company.

Our Sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our current certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination on or prior to December 22, 2020, unless we provide our public stockholders with the opportunity to redeem their shares of Class A Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount such that the Company would fail to have net tangible assets in excess of $5,000,000 (so that we are not subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our IPO and the sale of the Private Placement Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest earned on the Trust Account or the impact of prior redemptions to date, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.20. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.20. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for redemptions could be reduced to less than $10.20 per public share. In such event, you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely.

We had access to up to approximately $850,000 from the proceeds of our IPO with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

If we are unable to complete our business combination on or prior to December 22, 2020, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duties and/or may have acted in bad faith, thereby exposing itself and our Company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our business combination on or prior to December 22, 2020, and subject to applicable law, (ii) in connection with a stockholder vote to approve an amendment to our current certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination on or prior to December 22, 2020 or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. A stockholder’s voting in connection with the business combination described herein will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights as described above.

Facilities

We currently maintain our executive offices at the offices of our Sponsor which are located at 600 Madison Avenue, Suite 1802, New York, NY, 10022. The cost for our use of this space is included in the up to $10,000 per month fee we pay to our Sponsor or an affiliate of our Sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Results of Operations

Three and Six Months Ended June 30, 2020 as compared to the three and six months ended June 30, 2019

Our entire activity since inception up to June 20, 2018 was in preparation for our initial public offering, and since our initial public offering, our activity has been limited to the search for a prospective initial Business Combination, and we will not be generating any operating revenues until the closing and completion of our initial Business Combination. Going forward, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2020, we had net loss of approximately $223,000, which consisted of approximately $45,000 in interest earned on investments and marketable securities held in the Trust Account, offset by approximately $216,000 in general and administrative expenses, $50,000 in franchise tax expense, and approximately $2,000 in income tax expense.

For the three months ended June 30, 2019, we had net income of approximately $527,000, which consisted of approximately $965,000 in interest earned on investments and marketable securities, offset by approximately $195,000 in general and administrative costs, $50,000 in franchise tax expense, and approximately $193,000 in income tax expense.

For the six months ended June 30, 2020, we had net loss of approximately $200,000, which consisted of approximately $684,000 in interest earned on investments and marketable securities held in the Trust Account, offset by approximately $645,000 in general and administrative expenses, approximately $100,000 in franchise tax expense, and approximately $139,000 in income tax expense.

For the six months ended June 30, 2019, we had net income of approximately $989,000, which consisted of approximately $1.9 million in interest earned on investments and marketable securities, offset by approximately $432,000 in general and administrative costs, $100,000 in franchise tax expense, and approximately $379,000 in income tax expense.

Fiscal Year Ended December 31, 2019

For the year ended December 31, 2019, we had net income of approximately $1.8 million, which consisted of approximately $3.5 million in interest earned on investments and marketable securities held in the Trust Account, offset by approximately $826,000 in general and administrative expenses, $200,000 in franchise tax expense, and approximately $676,000 in income tax expense.

Liquidity and Capital Resources

As of June 30, 2020, we had approximately $159,000 in our operating bank accounts, and working capital deficit of approximately $1.9 million (including tax obligations of approximately $142,000).

To date, our liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares to the Sponsor, loans from the Sponsor, and the proceeds from the consummation of the private placement not held in Trust Account, and interest earned and released from the Trust Account of approximately $1.5 million since inception to pay for our tax obligations. We fully repaid the loan from the proceeds of the IPO not being placed in the Trust Account on June 22, 2018.

On March 4, 2019, we issued the Convertible Note to our Sponsor, pursuant to which our Sponsor agreed to provide a Working Capital Loan to us of up to $1.5 million. On June 16, 2020, the Company amended the Convertible Note, pursuant to which, the maturity date of the note was extended to the earlier of (i) December 31, 2020 and (ii) the effective date of an initial business combination. The Working Capital Loans issued pursuant to the Convertible Note may either be repaid upon consummation of an initial business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant. However, our Sponsor has agreed to receive a cash payment in lieu of converting the outstanding amounts due under the Convertible Note to warrants of the Company upon the consummation of the Business Combination.

On July 16, 2020, we issued the Promissory Note to our Sponsor, pursuant to which our Sponsor agreed to provide a Working Capital Loan to us of up to $3.0 million. The Promissory Note will be repaid on the earlier of (i) December 31, 2020 and (ii) the effective date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving us and one or more businesses, without interest. On July 16, 2020, we were provided an advance of $1.0 million in loan proceeds pursuant to the Promissory Note which increased the principal balance of the Promissory Note to $1.0 million. Pursuant to the Sponsor Surrender Agreement, the Sponsor has agreed to forgive all amounts owed under the Promissory Note for no consideration upon the consummation of the Business Combination.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on our results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, our results of operations, financial position and cash flows may be materially adversely affected.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern after December 22, 2020. Management plans to address this uncertainty through the consummation of an initial business combination. However, there is no assurance that the Company will be able to consummate an initial business combination by December 22, 2020. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 22, 2020.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has identified the following as its critical accounting policies:

Net Income (Loss) per Share

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. We have not considered the effect of the warrants sold in the IPO and private placement to purchase an aggregate of 23,285,000 shares of Class A Stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period. Our unaudited condensed statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted for Class A Stock is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, by the weighted average number of shares of Class A Stock outstanding since the initial issuance. Net income (loss) per share, basic and diluted for Class B Stock is calculated by dividing the net income, less income attributable to Class A Stock, by the weighted average number of shares of Class B Stock outstanding for the period.

Class A Stock Subject to Possible Redemption

We account for our Class A Stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A Stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A Stock (including Class A Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares of Class A Stock are classified as stockholders’ equity. Our Class A Stock features certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2020 and December 31, 2019, 12,265,693 and 14,461,820 shares of Class A Stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of our balance sheets, respectively.

Off-Balance Sheet Arrangements and Contractual Obligations

Landsea has certain off-balance sheet arrangements with respect to its unconsolidated joint ventures and certain land banking arrangements. For more information, see Landsea’s consolidated financial statements and the related notes included elsewhere in this proxy statement.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

Quantitative and Qualitative Disclosures About Market Risk

As of June 30, 2020, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds of our IPO, including amounts in the Trust Account, were invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we do not believe that there will be an associated material exposure to interest rate risk.

Directors and Officers

The directors and executive officers of the Company are as follows:

Name	Age	Position
Baudouin Prot	69	Chairman of the Board
Scott Reed	50	President, Chief Executive Officer and Director
Alberto Bianchinotti	43	Chief Financial Officer
Elias Farhat	54	Director
Gregory P. Wilson	68	Director
Djemi Traboulsi	53	Director
James Erwin	75	Director
Karen Wendel	62	Director

Baudouin Prot has been a Director since October 2017 and was appointed Chairman of the Board in February 2018. Mr. Prot served as the Chairman of BNP Paribas SA, one of the largest banks in the world, from June 2011 to December 2014. Previous to that Mr. Prot served as a member of the Board at BNP Paribas SA from June 2000 to June 2011 prior to his appointment as Chairman of the Board. Mr. Prot served as the Chief Executive Officer and President of BNP Paribas SA from June 2003 to June 2011. Between 2003 and 2014 the French bank tripled its shareholders’ equity (from €25.7 billion to €77.1 billion), doubled revenues (from €18 billion to €39 billion) and doubled headcount (from 89,000 to 185,000 employees). During his tenure as Chairman and CEO of BNP Paribas, implemented a successful expansion strategy in the U.S. via its U.S.-based subsidiary, BancWest, including: (i) $1.2 billion acquisition of Community First Bankshares, Inc.; (ii) $1.36 billion acquisition of Commercial Federal Corporation and (iii) $245 million acquisition of USDB Bancorp. Mr. Prot served as Chief Operating Officer at BNP Paribas SA from 1996 to 2003. Early in his career, Mr. Prot was at the French Treasury, from 1976 to 1980. Mr. Prot had the rank of inspecteur des finances in the French Ministry of Finance and the Ministry of industry until 1983. Mr. Prot joined Banque Nationale de Paris in 1983 where he served in various positions until 2014, including Executive Vice-President and Chief Executive Officer. Mr. Prot currently serves as an Independent Director of Veolia Environment, S.A. (EPA: VIE), Kering SA (EPA: KER), Foncia Group S.A. and BGL BNP Paribas S.A. Mr. Prot previously served as an Independent Director of Lafarge S.A., and as a Director of Erbe SA (Belgium) and Pargesa. Mr. Prot previously served as Chairman of Association Francaise des Banques. Mr. Prot was named “Financier of the Year” for the successful integration of BNL in 2006 and again in 2009. Mr. Prot was the recipient of the Foreign Policy Association award (USA) for “Corporate Social Responsibility” in 2007.

Mr. Prot was named “Strategist of the Year” by the financial daily newspaper La Tribune for the integration of the Fortis in 2009. In 2010, the Institutional Investor magazine named Mr. Prot “Best European Banking CEO.” Mr. Prot has been named Officer of the Legion of Honor and Officer of the National Order of Merit. Mr. Prot is an alumnus of the HEC Business School where he received an MBA in 1972 and the National School of Administration (ENA) from where he graduated in 1976.

Scott Reed has been a director of the Company since October 2017 and served as the Company’s President and Chief Financial Officer from October 2017 until his appointment as Chief Executive Officer in July 2020. Mr. Reed is the co-founder of BankCap Partners, a private equity firm that focuses on investments in the U.S. commercial banking space, and has served as a Partner and Director of BankCap Partners since May 2006. Mr. Reed has over 20 years in the financial services and strategic consulting industries. As a Partner at BankCap, Mr. Reed focuses on transaction sourcing, structuring and processing, capital raising activities and oversight of BankCap’s portfolio investments. Mr. Reed began his career as a derivatives trader at Swiss Bank Corporation from 1992 to 1995. Mr. Reed worked as a consultant at Bain & Company from 1997 to 2000. Mr. Reed was an investment banker in the Financial Institutions Group at Bear Stearns from 2000 to 2002. Prior to founding BankCap, Mr. Reed was Senior Vice President, Director of Corporate Strategy and Planning of Carreker Corporation, a financial technology company based in Dallas. Mr. Reed is a graduate of the University of Virginia with a B.S. in Commerce and a B.A. in History. Mr. Reed received his MBA from the Amos Tuck School at Dartmouth College, where he was an Edward Tuck Scholar. Mr. Reed currently serves as a director of Silvergate Capital Corporation, Vista Bancshares and InBankshares Corporation (as well as a director of each of the three institutions’ underlying commercial banks), Uncommon Giving Corporation and previously served as a director of Xenith Bankshares and the institution’s underlying commercial bank.

Alberto Bianchinotti is a Certified Public Accountant and has been assisting in the oversight of the finance and operations of the Company since December 2017 through his firm AM Knight Financial Services. Mr. Bianchinotti has over 20 years of experience in the financial services field and started his career at Anchin Accountants and Advisors in 1999, where he ran audit and tax engagements for hedge fund and private equity fund clients. He became controller of Merlin Biomed Investment Advisers in 2004 and in 2007 became Chief Financial Officer of Merlin Biomed Private Equity Advisers. He founded AM Knight Financial Services in 2013, focusing on startup and smaller financial services companies. He received his B.S. in accounting from Binghamton University in 1999 and became a Certified Public Accountant in 2001.

Elias Farhat has served as a member of our Board of Directors since August 2017. Mr. Farhat is the Chief Strategy Officer for Candriam Investors Group, an asset management company with over $140 billion under management and has served in this role since October 2016. He is also member of Candriam’s Group Strategy Committee and of its Executive Committee. From 2003 to 2016, Mr. Farhat was a Partner of Capital E, a private equity and real estate firm, and held several board and advisory positions at portfolio companies with ties to Capital E. Mr. Farhat was also the Founder and Managing Partner of Velocity Advisors, a Private Equity advisory which sourced and structured transactions on behalf of institutional investors. From 1990 to 2002, Mr. Farhat was Vice President and Partner at Bain & Company where he spent 12 years as a management consultant across Europe, the US and Latin America. At Bain, Mr. Farhat has advised boards, CEOs and senior management of Fortune 1000 companies as well as several buyout funds on a broad range of strategic, operational, financial and organizational issues. He has led Bain’s Private Equity Group activities in the Southern US region and was involved in its Investment Committee. Mr. Farhat currently serves as a Director of Lakeside Capital Advisors and a Director of Candriam Luxembourg. Mr. Farhat previously served as a Director of Huron Inc. and CBI, Inc. Mr. Farhat is a graduate of Ecole Supérieure des Sciences Economiques et Commerciales (ESSEC) in Paris.

Gregory P. Wilson has served as a member of our Board of Directors since October 2017. Mr. Wilson has served since January 2006 as Founder and President of Gregory P. Wilson Consulting, a consulting firm focused on policy and regulatory reform efforts since the financial crisis, including implementation of the Dodd-Frank Act and international financial regulatory developments. Mr. Wilson served as a Senior Adviser to the Bipartisan Policy Center’s Financial Regulatory Reform Initiative as well as the Financial Services Roundtable (FSR) and its Chief Risk Officer Council. He was Co-Director of the FSR’s Blue Ribbon Commission on Financial Competitiveness in 2007. Mr. Wilson served on the International Institute of Finance’s Special Committee on Effective Regulation, and he has been a past lecturer at the National Defense University’s Industrial College of the Armed Services (ICAS). From January 2015 to April 2018, Mr. Wilson served as an independent director of the Atlantic Trust Company, N.A., based in Atlanta, Georgia, a wholly-owned subsidiary of the Canadian Imperial Bank of Commerce (NYSE: CM) (CIBC). Mr. Wilson also served on the Board of Advisers to the American Association of Bank Directors.

Previously, Mr. Wilson was an Expert Principal and Senior Adviser at McKinsey & Company in its financial services practice based in Washington, D.C. During almost twenty-five years at McKinsey, Mr. Wilson served both private sector and numerous public sector clients around the world, including central bankers, ministers of finance, and financial regulators on issues of financial crisis management, regulatory reform, financial sector restructuring, and financial center competitiveness. Prior to joining McKinsey in 1989, Mr. Wilson served Secretaries of the Treasury James A. Baker III and Nicholas F. Brady as their Deputy Assistant Secretary for Financial Institutions Policy from 1986 to 1989, where he focused on resolving the savings and loan crisis and developing regulatory reforms.

Mr. Wilson has authored or co-authored numerous books, including Managing to the New Regulatory Reality—Doing Business under the Dodd-Frank Act, Dangerous Markets: Managing in Financial Crises, and has been a frequent contributor to the American Banker, the McKinsey Quarterly, and other publications. Mr. Wilson graduated magna cum laude from Ohio Wesleyan University in 1974 with a B.A. in history as well as politics and government.

Djemi Traboulsi has served as a member of our Board of Directors since November 2017. Mr. Traboulsi is President of Capital E Advisors, Capital E Private Equity Group’s US research arm. Mr. Traboulsi has been active in the firm’s private equity and real estate business since 2002. From 1991 to 2001, Mr. Traboulsi was Managing Director of Kenmar International, where he was instrumental in helping develop the firm’s alternative investment group. Prior to 1991, Mr. Traboulsi held various M&A and Corporate Finance positions with Mabon, Nugent& Co. in New York. Mr. Traboulsi holds a B.A. in Business Administration from the American University of Paris, and he has attended the Leonard N. Stern School of Business at New York University.

James Erwin has served as a member of our Board of Directors since November 2017. Jim Erwin has been a Managing Partner in Erwin, Graves & Associates, L.P. (now Erwin, Graves & Jones, L.P.) since its founding in 2001. In this role he has participated in the organization, capitalization and direction of several private and public companies. Prior to 2001 he had a 30-year distinguished career in banking and finance.

In 2007 Mr. Erwin was an organizer and a lead investor in First Private Bank of Texas which opened for business with $30 million initial capital on May 1, 2007. He continued active involvement as a director of First Private until its sale to IberiaBank in 2014 and remained on advisory board of IberiaBank Texas until 2016. He also currently serves as a member of the investment advisory committee of Teakwood Capital and on the Advisory Board of CrossFirst Bank of Texas.

Previously he served as a director of Trammell Crow Company from its IPO in 1997 until its sale to CB Richard Ellis Co. in December, 2006 and was a director of Carreker Corporation from May 2001 until its sale to CheckFree, Inc. in April, 2007. His involvement on these boards included serving as lead director and chairman of audit, compensation, governance and nominating committees. He previously served as a director of Texas Capital Bancshares from May, 2001 to May, 2005 including active involvement in its IPO during this period and he also served on the boards of Select Payment Processing, Inc. and DeviceFidelity, Inc.

Mr. Erwin retired from Bank of America in June, 2000 after a career that began at First National Bank in Dallas in 1970 and continued through a series of acquisitions and mergers to conclude with his role as Vice Chairman Texas and Senior Client Executive Southwest for Bank of America. His experience spans a diverse range of domestic and international banking and corporate finance and executive management including four years of living and working in London and responsibilities that included: London Branch Manager; chief financial officer of First National Bank in Dallas; chairman of the London merchant bank, First Dallas, Ltd; president and director of InterFirst Bank Dallas; vice chairman and director of FirstRepublic Bank; and Head of Operations and Technology for NationsBank Corporation.

Mr. Erwin has a B.S. degree in Industrial Engineering from the University of Oklahoma (May 1967) and an M.B.A. from The University of Texas at Austin (May, 1969). Prior to his career in banking he was a Project Engineer for Shell Oil Company in Houston and Assistant to the President of National Western Life Insurance Company in Austin. He also has an extensive civic service record, including serving as Chairman of the Dallas Regional Chamber of Commerce and The Dallas Opera, on the Board of the Dallas Foundation, and on the Board of Visitors of the University of Oklahoma College of Engineering. He continues to serve on the Finance and Audit Committee of the Dallas Regional Chamber and on the Board of Trustees of The Dallas Opera.

Karen Wendel has served as a member of the Board of Directors since November 2017. Ms. Wendel has served since March 2016 as Founder and Chief Executive Officer of Trust Chains, a cybersecurity consulting firm. Ms. Wendel served as the Chief Executive Officer and board member of IdenTrust from May 2003 to February 2016, a global identity solutions company, from 2003 – 2016. Ms. Wendel led IdenTrust through a major transformation in a complex, fragmented market. In her corporate and board roles during her 13 years at IdenTrust, Ms. Wendel was instrumental in the corporate strategy for growth through mergers, capital restructuring and technical due diligence associated with integrated acquired companies, successfully completing and delivering an exit for IdenTrust’s investors.

Prior to IdenTrust, Ms. Wendel was Chief Executive Officer and a board member for eFinance Corporation from 2001 – 2003. Ms. Wendel led the strategic planning, market positioning and execution tactics for eFinance and delivered an exit for her investors. Ms. Wendel is a former partner at the Capital Markets Company (CAPCO), a Belgium-based consulting firm. Ms. Wendel is the former head of the U.S. Financial Services Practice at Gemini Consulting. Ms. Wendel has expertise in Cyber Security, Identity Solutions, Security Regulations, ISO Global Standards, e-Commerce, e-Healthcare, PKI Digital Certificates and Blockchain. Ms. Wendel is an author on financial management, payments and supply chain integration; an advisor to U.S. government agencies and the European Union on emerging technologies for payments and transaction processing; and a keynote speaker at major international banking conferences. Ms. Wendel earned degrees in International Relations and Economics from Brigham Young University.

INFORMATION ABOUT LANDSEA

Overview

Landsea Homes is a rapidly growing homebuilder focused on providing High Performance Homes that deliver healthier and more energy efficient living in highly attractive geographies. Headquartered in Newport Beach, California, Landsea Homes primarily engages in the design, construction, marketing and sale of suburban and urban single-family detached and attached homes in California, Arizona and Metro New York. Landsea Homes is a wholly owned U.S. subsidiary of Landsea Green Group Co., Ltd., a leading environmentally focused, energy-saving and eco-friendly homebuilding company that operates in the U.S., Germany and China. While it offers a wide range of properties, Landsea Homes primarily focuses on entry-level and first-time move-up homes. Landsea Homes maintains a conservative capital structure and believes its markets are characterized by attractive long-term housing fundamentals.

Building on the global homebuilding experience and environmentally focused strategy of its parent company, Landsea Homes is driven by a pioneering commitment to sustainability. Drawing on new-home innovation and technology, including a partnership with a leading technology company, Landsea Homes is focused on sustainable, energy-efficient and environmentally friendly building practices that result in a lighter environmental impact, lower resource consumption and a reduced carbon footprint. The three pillars of Landsea Homes’ High Performance Homes platform are home automation, energy efficiency and sustainability. These pillars are reflected in such features as WiFi mesh networking, smart light switches, smart door locks, smart thermostats, WiFi garage door openers; LED lighting and upgraded insulation. Landsea Homes’ efficient home designs help reduce lumber, concrete and building material waste on its jobsites.

Landsea Homes communities are positioned in attractive markets like California and Arizona that, based on market conditions like low new home supply levels and high levels of employment relative to permits, are poised for growth. Landsea Homes is also prudently evaluating opportunities in new regional markets in which there is high demand and favorable population and employment growth as a result of proximity to job centers or primary transportation corridors. Landsea Homes is committed to achieving among the highest standards in design, quality and customer satisfaction and is a leader among its peers on several key operating and homebuilding metrics.

Since its formation, Landsea Homes has sold over 1,900 homes and has developed several award-winning master-planned communities. Landsea Homes has been recognized locally and nationally for its communities, including as recipient of the OC Register’s Best Home Builder and Best New Home Community awards and placing in the top 3% of all homebuilders for positive customer experience in Eliant Homebuyers’ survey.

While Landsea Homes has construction expertise across a wide array of product offerings, Landsea Homes is primarily focused on entry-level and first-time move-up homes. As a result, Landsea Homes expects its entry-level and move-up products will range between 90% to 95% of its annual home sales revenue during 2020 whereas its home deliveries in luxury communities will be less than 5% of its annual home sales revenue during 2020. Additionally, Landsea Homes believes its high concentration in entry-level homes positions it to meet changing market conditions and to optimize returns while strategically reducing portfolio risk. In addition, Landsea Homes’ attached and higher density product in certain markets enables it to keep its entry-level price point “attainable” and within reach of more new homebuyers. Landsea Homes believes that bringing attainable housing product helps to offset rising land and home costs and support its expansion into densely populated markets.

Landsea Homes’ home sales revenue has grown rapidly from $29 million in 2017 to $569 million in 2019. As of June 30, 2020, Landsea Homes owned or controlled 6,390 lots, of which 3,219 lots were under land option contracts or purchase contracts and 3,171 lots were owned. Landsea Homes believes that this represents approximately 3 to 4 years of supply under its current growth plan. Landsea Homes seeks to invest in land inventory that it can efficiently develop over a 24 to 36-month horizon in order to maximize its returns on capital and minimize its exposure to market risk. Landsea Homes continues to evaluate new communities and to develop an attractive pipeline of land acquisition opportunities.

In California, Landsea Homes owned and controlled 2,226 lots as of June 30, 2020 in the high-demand San Francisco Bay Area and Los Angeles, Ventura, Orange and San Bernardino counties.

In Arizona, Landsea Homes owned and controlled 4,114 lots as of June 30, 2020. Since entering the Arizona market less than two years ago, Landsea Homes has acquired several communities organically in addition to two Phoenix-based homebuilders. In June 2019, Landsea Homes acquired Pinnacle West Homes, a homebuilder focused in the Phoenix market. In January 2020, Landsea Homes acquired Garrett Walker Homes, a leading homebuilder and brand also in the metropolitan Phoenix area that boasts a management team with decades of combined homebuilding experience. These acquisitions expanded Landsea Homes’ portfolio and breadth in the Arizona market. As a result of these acquisitions, Landsea Homes has become one of the largest homebuilders in Arizona.

In Metro New York, after giving effect to the Distribution (as defined below), Landsea Homes owned 50 lots as of June 30, 2020 related to one project in Manhattan, and 54 lots within its Avora unconsolidated joint venture.

Net new home orders for Landsea Homes’ for the six months ended June 30, 2020 and for the year ended December 31, 2019 were 972 and 480, respectively. For the six months ended June 30, 2020, Landsea Homes delivered 507 homes for total home sales revenue of $231 million. For the year ended December 31, 2019, Landsea Homes delivered 597 for total home sales revenue of $569 million.

For the six months ended June 30, 2020 and the year ended December 31, 2019 the average selling price (“ASP”) of homes delivered was approximately $456,000 and $953,000, respectively. As of June 30, 2020 and December 31, 2019, Landsea Homes had a backlog of 856 and 121 sold but unclosed homes, respectively with an associated sales value of $376 million and $84 million. The average selling price of homes in backlog as of June 30, 2020 and December 31, 2019 was approximately $440,000 and $694,000, respectively.

Metro New York

On June 30, 2020, Landsea Homes effectuated a distribution (the “Distribution”), pursuant to which Landsea Urban LLC, a wholly-owned subsidiary of Landsea Homes, distributed 100% of its membership interests in LS-212 West 93 Member LLC (the “212 Project Entity”) to Seller. The 212 Project Entity owns 20 condo units in Manhattan that are currently under construction. The total assets, liabilities, and equity of the 212 Project Entity as of the date of Distribution were $50 million, $21 million and $29 million, respectively.

Landsea Homes is currently a joint venture partner in LS-14 Ave JV LLC (the “14th Street JV”), that has a development project located at 14th Street and 6th Ave., New York (the “14th Street Project”). The 14th Street JV is 95.89% held by Landsea Homes and owns 50 condo units and a retail space in Manhattan that are currently under construction and nearing “top off.” The total assets, liabilities, and equity of the 14th Street JV as of June 30, 2020 were $78 million, $47 million and $31 million, respectively.

Landsea Homes is currently a joint venture partner in LS-NJ Port Imperial Member, LLC (the “Avora JV”), that has a development project located on the New Jersey Gold Coast in the city of Weehawken (the “Avora Project”). The Avora JV is 51% held by Landsea Homes and owns 54 condo units, of which 52 were unsold as of June 30, 2020. As of August 31, 2020, the number of owned and unsold units had decreased to 50 and 45, respectively.

Landsea Homes’ Markets

Landsea Homes operates in three primary markets: California, Arizona and Metro New York. The following table sets forth homebuilding revenue from each of Landsea Homes markets for the years ended December 31, 2019, 2018 and 2017 (in thousands):

	Year Ended December 31,
	2019	2018	2017
Arizona (1)	$40,024	$-	$-
California (2)	528,848	347,828	28,753
Metro New York (3)	-	-	-
	$568,872	$347,828	$28,753
(1)	The Arizona market consists primarily of entry-level, single-family homes in Goodyear, Buckeye, Chandler, Mesa, Avondale, Tolleson, Queen Creek and Phoenix counties in Arizona.

(2)	The California market consists of single-family detached and attached homes in (i) Marin, Santa Clara, Contra Costa and Alameda counties in Northern California and (ii) Orange, Los Angeles, Ventura and San Bernardino counties in Southern California.

(3)	The Metro New York market consists of two condominium projects in premier locations: Chelsea, New York and Weehawken, New Jersey along the gold coast. The project in Weehawken is an unconsolidated joint venture.

These markets are generally characterized by high job growth and increasing populations, creating strong demand for new housing, and Landsea Homes believes they represent attractive homebuilding markets with opportunities for long-term growth. Moreover, Landsea Homes’ management team has deep local market knowledge of the California and Arizona homebuilding and development industries. Landsea Homes believes this experience and strong relationships with local market participants enable it to efficiently source, entitle and close on land.

Attractive Land Positions Focused on High Growth

Landsea Homes has positioned its business to strategically grow by selecting markets with favorable population and employment growth as a result of proximity to job centers or primary transportation corridors. Currently, Landsea Homes is focused on the design, construction and sale of innovative single-family detached and attached homes in planned communities in major metropolitan areas in California and Arizona. Additionally, Landsea Homes plans to evaluate opportunities in other markets opportunistically.

Generally, Landsea Homes believes that it has strong land positions strategically located within its core markets. Landsea Homes selects communities in markets across the United States with high demand and convenient access to metropolitan areas that are generally characterized by a robust local economy and continued job growth, attraction of new residents and opportunities for potential homebuyers.

Strong Operational Discipline and Controls

Landsea Homes’ management team possesses significant operating expertise, gleaned from its experiences with much larger public homebuilders. The perspective gained from that experience has helped shape the strict discipline and hands-on approach with which Landsea Homes is managed. From real-time “dashboard” updates on each project to monthly operating committee review and financial accountability at the project management level, Landsea Homes’ strict operating discipline is a key part of its strategy to maximize returns while minimizing risk.

High Performance Homes

Landsea Homes is committed to sustainability. Landsea Homes’ parent company places heavy emphasis on environmental protection and is committed to delivering comfortable and eco-friendly residential properties to the market. Landsea Homes’ parent company has received numerous awards and recognition for various properties and enjoys broad recognition among its customers as one of the few brand names representative of eco-friendly building design and construction.

Landsea Homes is committed to sustainable building practices and conducts a multitude of energy-efficient, sustainable and environmentally-friendly practices that result in a lighter environmental impact, lower resource consumption and a reduced carbon footprint.

In 2019, Landsea Homes officially launched its High Performance Homes program in select communities across California and Arizona. The new program focuses on home automation, sustainability and energy savings, three factors that Landsea Homes believes are highly desired by its customers.

As part of the High Performance Homes program, Landsea Homes has established a partnership with a leading technology company. High Performance Homes utilize such company’s proprietary software, which offers home automation features through applications on homebuyers’ mobile phones. Smart home automation features include a media manager device, MeshNet wireless internet throughout the home, entry door locks, thermostat control, garage door opener control, light dimmer switches, doorbell camera pre-wire and high-touch customer service with an individualized training session.

In addition, each High Performance Home includes upgraded roof insulation, upgraded wall insulation, upgraded floor insulation, more efficient mechanical systems, ENERGY STAR® rated appliances and LED lighting. The cost-in-use features lower homebuyers’ monthly bills and are intended to encourage environmental awareness and stewardship.

Strategy and Lot Position

Landsea Homes owned approximately 3,171 lots and had options to purchase an additional 3,219 lots as of June 30, 2020. Landsea Homes intends to continue to utilize its current inventory of lots and future land acquisitions to conduct its operating strategy, which consists of:

•	converting its lot supply into active projects;

•	maximizing revenue at communities;

•	maintaining a low cost structure;

•	acquiring land positions through disciplined acquisition strategies in key markets;

•	leveraging an experienced management team;

•	gaining access to growth capital while keeping a conservative leverage profile; and

•	generating positive cash flows.

Acquire Attractive Land Positions While Reducing Risk

Landsea Homes believes that its reputation and extensive relationships with land sellers, master plan developers, financial institutions, brokers and other builders will enable it to continue to acquire well-positioned land parcels in its target markets. Before contracting to acquire land, Landsea Homes completes its land acquisition process, which consists of performing due diligence, reviewing the status of entitlements to mitigate zoning and other development risk and focusing on land as a component of a home’s cost structure, rather than on the land’s speculative value.

Landsea Homes believes that its expertise in land development and planning enables it to create desirable communities that meet or exceed its target customer’s expectations, while operating at competitive costs. Landsea Homes also seeks to minimize its exposure to land risk through disciplined management of entitlements, as well as the use of land options and other flexible land acquisition arrangements.

Landsea Homes believes that there are significant opportunities to expand in its existing and target markets, and it continually reviews its selection of markets based on both aggregate demographic information and its own operating results. Landsea Homes uses the results of these reviews to reallocate its investments to maximize its profitability and return on capital over a two to three year timeframe. Landsea Homes’ growth strategy will focus on increasing its market position in its existing markets and exploring expansion into other markets through organic growth or acquisitions.

Offer a Diverse Range of Products with a Focus on Entry-Level and First Move-Up

While Landsea Homes’ construction expertise across an extensive product offering allows it flexibility to pursue a wide array of land acquisition opportunities and appeal to a broad range of potential homebuyers, Landsea Homes is currently focused on entry-level and first-time move-up homes. Landsea Homes believes its high concentration in entry level and first-time move-up homes positions it to meet changing market conditions and to optimize returns while strategically reducing portfolio risk. In addition, Landsea Homes’ attached and higher density product in certain markets enables it to keep its entry-level price point “attainable” and within reach of more new homebuyers. Landsea Homes believes that bringing attainable housing products helps to counter rising land and home costs and support its expansion into densely populated markets.

Landsea Homes spends extensive time studying and designing its products through the use of architects, consultants and homeowner focus groups in its target markets. Its focus on entry-level and first-time move-up homes is a part of Landsea Homes’ “pyramid” strategy in which the largest ratio of communities of entry level homes forms the base of the pyramid, followed by first move-up and second move-up. At the top of the pyramid is Landsea Homes’ luxury homes that are the lowest in count and most selective in opportunistic locations.

 Focus on Efficient Cost Structure and Target Attractive Returns

Landsea Homes believes that its homebuilding platform and focus on controlling costs position it well to generate attractive returns for its investors. Landsea Homes’ experienced management team is vigilant in maintaining its focus on controlling costs. Landsea Homes competitively bids each phase of development while maintaining strong relationships with its trade partners by managing production schedules closely and paying its vendors on time.

Landsea Homes combines decentralized management in those aspects of its business where it believes detailed knowledge of local market conditions is critical (such as governmental processing, construction, land development, accounts payable and sales and marketing), with centralized management in those functions where it believes central control is required (such as approval of land acquisitions, financial, treasury, human resources and legal matters). Landsea Homes has also made significant investments in systems and infrastructure to operate its business efficiently and to support its planned future growth as a result of executing its expansion strategy.

Description of Projects and Communities Under Development

The following table presents project information relating to each of Landsea Homes’ homebuilding markets as of June 30, 2020 and includes certain information that is forward-looking or predictive in nature and is based on expectations and projections about future events. Such information is subject to a number of risks and uncertainties, and actual results may differ materially from those expressed or forecast in the table below.

	Cumulative Homes Delivered (1)	Backlog (2)	Lots Owned or Controlled (3)	Homes Closed for the Six Months Ended June 30, 2020	Estimated Average Sales Price Range (4)
California	983	196	2,226	121	$560k-$2,600k
Arizona	519	660	4,114	386	$250k-$475k
Metro New York	-	-	50	-	NA
GRAND TOTALS	1,502	856	6,390	507

(1)	“Cumulative Homes Delivered” represents homes delivered since inception and may include prior years, in addition to the homes delivered during the current year presented.

(2)	Backlog consists of homes sold under sales contracts that have not yet delivered, and there can be no assurance that delivery of sold homes will occur.

(3)	Lots owned or controlled as of June 30, 2020 include lots in backlog. Certain lots controlled are under land banking arrangements which may become owned and produce deliveries during 2020. Actual homes at completion may change prior to the marketing and sales of homes in these projects and the sales price ranges for these projects are to be determined and will be based on current market conditions and other factors upon the commencement of active selling. There can be no assurance that Landsea Homes will acquire any of the controlled lots reflected in these amounts.

(4)	Estimated average sales price range reflects historical actuals for delivered homes and current pricing estimates for homes not yet delivered and might not be indicative of future pricing. Further, any potential benefit to be gained from an increase in sales prices as compared to previously estimated amounts may be offset by increases in costs, selling commissions and other factors.

Pending Acquisitions

As of June 30, 2020, Landsea Homes had options to acquire or were under contract to acquire land for an aggregate purchase price of approximately $281 million (net of deposits) on which it expects to build 3,219 homes in 19 new communities in California and Arizona. As of June 30, 2020, Landsea Homes had paid $24.4 million in deposits relating to these pending acquisitions of which $23.7 million was nonrefundable.

Acquisition Process

As of June 30, 2020, Landsea Homes owned or controlled 59 communities containing 6,390 lots under various stages of development. Landsea Homes believes that its current inventory of owned and controlled lots and lots under land option or purchase contracts will be adequate to supply its homebuilding operations for approximately three to four years.

Landsea Homes’ acquisition strategy focuses on the development of entitled parcels that we can complete within approximately two to three years from the start of sales in order to reduce development and market cycle risk while maintaining an inventory of owned lots and lots under land option or purchase contracts sufficient for construction of homes over a three to four -year period. Landsea Homes’ acquisition process generally includes the following steps to reduce development and market cycle risk:

1.	review of the status of entitlements and other governmental processing, including title review;

2.	limitation on the size of an acquisition to minimize investment levels in any one project;

3.	completion of due diligence on the land parcel and/or holding entity prior to committing to the acquisition;

4.	preparation of detailed budgets for all cost categories;

5.	completion of environmental reviews and third-party market studies;

6.	utilization of options, joint ventures, mergers, equity purchases and other acquisition arrangements, if necessary; and

7.	employment of centralized control of approval over all acquisitions through a land committee process.

Before purchasing a land parcel or entity, Landsea Homes also engages outside consultants to help review its proposed acquisition and design its homes and communities.

Landsea Homes acquires land parcels pursuant to purchase agreements, many of which are structured as option contracts. Such option contracts require Landsea Homes to pay non-refundable deposits, which can vary by transaction, and entitle (but do not obligate) Landsea Homes to acquire the land typically at fixed prices. The term within which Landsea Homes can exercise its option varies by transaction and the acquisition is often contingent upon the completion of entitlement or other work with regard to the land (which often include “backbone” improvements, such as the installation of main roads or sewer mains). Depending upon the transaction, Landsea Homes may be required to purchase all of the land subject to the option at once or it may have a right to acquire identified groups of lots over a specified timetable. In some transactions, a portion of the consideration that Landsea Homes pays for the land may be in the form of a profit share, which would be triggered upon exceeding an agreed-upon level of profit. In limited instances such as where Landsea Homes acquires land from a master developer that is part of a larger project, the seller may have repurchase rights entitling it to repurchase the land if Landsea Homes does not develop the land by an outside deadline (unless the delay is caused by certain circumstances outside its control) or seeks to sell the land directly to a third party or indirectly through a change in control. Repurchase rights typically allow the seller to repurchase the land at Landsea Homes’ acquisition cost plus the cost of improvements made to the land and less a specified discount.

Sales and Marketing

Landsea Homes markets homes through the extensive use of advertising and other promotional activities, including Landsea Homes’ website (www.landseahomes.com), in-house sales teams, mass-media advertisements, brochures, direct mail and the placement of signboards in the immediate areas of developments.

Landsea Homes normally builds, decorates, furnishes and landscapes model homes for each product line and maintains on-site sales offices, which typically are open seven days a week. Landsea Homes believes that model homes and sales offices play a particularly important role in its marketing efforts. Consequently, Landsea Homes expends a significant amount of effort to create an attractive atmosphere at its model homes and tailor the exteriors and interiors of each home to coincide with the lifestyles of targeted homebuyers.

Landsea Homes employs in-house commissioned sales personnel and occasionally outside brokers to sell its homes. In-house sales personnel typically work from sales offices located in model homes close to or in each community. Sales representatives assist potential buyers by providing them with basic floor plans, price information, development and construction timetables, tours of model homes and the selection of options. Sales personnel are licensed by the applicable real estate bodies in their respective markets, are trained by Landsea Homes and generally have had prior experience selling new homes in the local market.

Landsea Homes also offers a virtual sales experience, which provides potential home shoppers with a “you are here” experience that combines a variety of online tools, including 360° virtual tours, photo galleries, videos, interactive floor plans, site maps and local area maps. Landsea Homes employs a team of dedicated inside sales counselors who support all division and community web leads, phone calls, and on-site appointments, seven (7) days a week. From January 1, 2020 to June 30, 2020, Landsea Homes’ virtual sales team managed 1,350 on-site appointments, 972 net orders, 25,525 direct phone calls, and 417,800 unique web users.

Landsea Homes’ residences are typically sold before or during construction through sales contracts accompanied by a small cash deposit. Such sales contracts are usually subject to certain contingencies such as the buyer’s ability to qualify for financing. The cancellation rate of buyers who contracted to buy a home but did not close escrow at Landsea Homes was approximately 12% during 2019 and 7% during 2018. Cancellations are caused by a variety of factors beyond Landsea Homes’ control such as a buyer’s change in ability to secure financing over time, individual life changing events, or overall economic market conditions.

In addition, Landsea Homes’ High Performance Homes are equipped with a proprietary software from a leading technology company, which offers home automation features through applications on homebuyers’ mobile phones. Such software comprises a significant portion of the High Performance Homes program, which is central to Landsea Homes’ marketing strategy.

Customer Financing

Landsea Homes seeks to assist its homebuyers in obtaining financing by arranging with mortgage lenders to offer qualified buyers a variety of financing options. Substantially all homebuyers utilize long-term mortgage financing to purchase a home and mortgage lenders will usually make loans only to qualified borrowers.

Quality Control and Customer Service

Landsea Homes strives to provide a high level of customer service throughout the entire sales process and after a home has closed escrow. The participation of the sales representatives, on-site construction supervisors and the post-closing customer service personnel, working in a team effort, is intended to foster Landsea Homes’ reputation for quality and service and ultimately lead to an overall better customer home-buying experience that will benefit not only the customer directly, but also benefit Landsea Homes in improving buyer retention and future homeowner referrals.

Warranty Program

Landsea Homes provides its homebuyers with a limited warranty, covering workmanship and materials. The scope and duration of the limited warranty varies based on the location of the project. This limited warranty covers “construction defects,” as defined in the limited warranty agreement provided to each home buyer, for the length of its legal liability for such defects (which may be up to ten years in some circumstances), as determined by the law of the state in which Landsea Homes builds. The limited warranty covering construction defects is transferable to subsequent buyers not under direct contract with Landsea Homes and requires that homebuyers agree to the definitions and procedures set forth in the warranty, including the submission of unresolved construction-related disputes to binding arbitration.

In connection with the limited warranty covering construction defects, Landsea Homes maintains general liability insurance coverage. Landsea Homes believes that its insurance policies will respond to construction defect claims on homes that close during each policy period for the duration of Landsea Homes’ legal liability, upon satisfaction of the applicable self-insured retention. In California, each of Landsea Homes’ insurance policies provides a single wrap-up policy of insurance to Landsea Homes and its subcontractors. As a result, Landsea Homes is not required to obtain proof of insurance from its subcontractors nor be named as an additional insured under their individual insurance policies regarding the subcontractors’ general liability policies for work on Landsea Homes’ projects. The subcontractors still must provide proof of insurance regarding general liability coverage for off-site work, worker’s compensation and auto coverage. Furthermore, Landsea Homes generally requires that each subcontractor and design professional agreement provide Landsea Homes with an indemnity, subject to various limitations. In Arizona, Landsea Homes maintains excess liability insurance covering products and completed operations and obtains indemnities and certificates of insurance from subcontractors generally covering claims related to damages resulting from faulty workmanship and materials. In addition, Landsea Homes maintains warranty and other reserves for homes based on Landsea Homes’ historical market experience and judgment of the risks associated with the types of homes built.

There can be no assurance, however, that the terms and limitations of the limited warranty will be enforceable against the homebuyers, that Landsea Homes will be able to renew its insurance coverage or renew it at reasonable rates, that Landsea Homes will not be liable for damages, the cost of repairs and/or the expense of litigation surrounding possible construction defects, soil subsidence or building-related claims or that claims will not arise out of uninsurable events not covered by insurance and not subject to effective indemnification agreements with Landsea Homes’ subcontractors and design professionals or that such subcontractors and design professionals will be viable entities at the time of the claim. Although Landsea Homes actively monitors its insurance reserves and coverage, because of the uncertainties inherent to these matters, we cannot provide assurance that Landsea Homes’ insurance coverage, its subcontractors’ indemnities and warranty arrangements, and Landsea Homes’ reserves will collectively be adequate to address all warranty and construction defect claims in the future. In addition, contractual indemnities with subcontractors may be difficult to enforce. Landsea Homes may also be responsible for applicable self-insured retentions and some types of claims may not be covered by insurance or may exceed applicable coverage limits. Additionally, the coverage offered by and the availability of products and completed operations excess liability insurance for construction defects is currently limited and costly. This coverage may be further restricted or become more costly in the future.

Raw Materials

Typically, the raw materials and most of the components used in Landsea Homes’ business are readily available in the United States. Most are standard items carried by major suppliers. However, a rapid increase in the number of homes started or other market conditions could cause delays in the delivery of, shortages in, or higher prices for necessary materials. Delivery delays or the inability to obtain necessary materials could result in delays in the delivery of homes under construction. Landsea Homes has established national and regional purchase programs for certain materials and will continue to monitor the supply markets to achieve competitive pricing.

Sale of Lots and Land

In the ordinary course of business, Landsea Homes continually evaluates land sales and has sold and expects that it will continue to sell, land as market and business conditions warrant. Landsea Homes may also sell both multiple lots to other builders (bulk sales) and improved individual lots for the construction of custom homes where the presence of such homes adds to the quality of the community. In addition, in the future Landsea Homes may acquire sites with commercial, industrial and multi-family parcels which will generally be sold to third-party developers.

Information Systems and Controls

Landsea Homes assigns a high priority to the development and maintenance of its budget and cost control systems and procedures. Through Landsea Homes’ fully integrated accounting, financial and operational management information system, management regularly evaluates the status of its projects in relation to budgets to determine the cause of any variances and, where appropriate, adjusts Landsea Homes’ operations to capitalize on favorable variances or to limit adverse financial impacts.

Regulation

Landsea Homes and its competitors are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulation which imposes restrictive zoning and density requirements in order to limit the number of homes that can ultimately be built within the boundaries of a particular project. Landsea Homes and its competitors may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow- growth” or “no-growth” initiatives that could be implemented in the future in the states in which they operate. Because Landsea Homes usually purchases entitled land, Landsea Homes believes that the moratoriums would adversely affect Landsea Homes only if they arose from unforeseen health, safety and welfare issues such as insufficient water or sewage facilities. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. However, these are normally locked-in when Landsea Homes receives entitlements.

Landsea Homes and its competitors are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site’s environmental conditions and the present and former uses of the site. These environmental laws may result in delays, cause Landsea Homes and its competitors to incur substantial compliance and other costs and prohibit or severely restrict development in certain environmentally sensitive regions or areas. Environmental laws and regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber. Landsea Homes’ projects in California are especially susceptible to restrictive government regulations and environmental laws. However, environmental laws have not, to date, had a material adverse impact on Landsea Homes’ operations.

Competition

The homebuilding industry is highly competitive and fragmented. While Landsea Homes’ competitors vary by market, it competes directly with major national builders such as KB Home, Lennar Corp., Tri Pointe Homes, Inc., PulteGroup, Inc. and D.R. Horton, Inc. Homebuilders compete for, among other things, homebuyers, desirable land parcels, financing, raw materials and skilled labor. Landsea Homes competes for homebuyers on the basis of a number of interrelated factors including home design and location, construction quality, customer service and satisfaction and reputation. Landsea Homes believes that it competes effectively in its existing markets as a result of its product differentiation through environmentally focused technology homebuilding, home automation, geographic diversity and substantial development expertise. Further, Landsea Homes believes that it is adept at acquiring and integrating existing homebuilders based on its recent acquisition history, allowing it to grow both organically and via acquisition.

Seasonality

Landsea Homes’ operations are historically seasonal, with the highest new order activity typically occurring in the spring and summer, although this is impacted by the timing of project openings and competition in surrounding projects, among other factors. In addition, a majority of Landsea Homes’ home deliveries typically occur in the third and fourth quarter of each fiscal year, based on the construction cycle times of Landsea Homes’ homes. As a result, Landsea Homes’ revenues, cash flow and profitability are higher in that same period. Landsea Homes expects this seasonal pattern to continue over the long-term, although it may be affected by volatility in the homebuilding industry.

Landsea Homes’ Financing Strategy

Landsea Homes intends to employ both debt and equity as part of its ongoing financing strategy to supplement its cash flows from continuing operations. In that regard, Landsea Homes expects to employ prudent levels of leverage to finance the acquisition and development of its lots and construction of its homes. Landsea Homes’ existing indebtedness is non-recourse and Landsea Homes anticipates that future indebtedness will likewise be non-recourse. As of June 30, 2020, Landsea Homes had approximately $614 million of aggregate loan commitments, of which $330 million was outstanding. At that date, its aggregate loan commitments consisted of various revolving credit facilities, which provide financing for several real estate projects, project-specific revolving loans and several other loan agreements related to the acquisition and development of lots and the construction of homes. Landsea Homes’ board of directors considers, and expects to continue considering, a number of factors when evaluating its level of indebtedness and when making decisions regarding the incurrence of new indebtedness, including the purchase price of assets to be acquired with debt financing, the estimated market value of its assets and the ability of particular assets, and Landsea Homes as a whole, to generate cash flow to cover the expected debt service. As a means of sustaining its long-term financial health and limiting its exposure to unforeseen dislocations in the debt and financing markets, Landsea Homes currently expects to remain conservatively capitalized.

 Landsea Homes intends to finance future acquisitions and developments with the most advantageous source of capital available at the time of the transaction, which may include a combination of equity, secured and unsecured corporate level debt, property-level debt and mortgage financing and other public, private or bank debt.

Corporate Organization and Personnel

As of September 14, 2020, Landsea Homes employed 247 full-time employees, including corporate staff, supervisory personnel of construction projects, warranty service personnel for completed projects, as well as persons engaged in administrative, finance and accounting, human resources, legal, sales and marketing activities.

Landsea Homes believes that it maintains strong relations with its employees. Some employees of the subcontractors Landsea Homes utilizes are unionized, but none of Landsea Homes’ employees are unionized.

Properties

Landsea Homes leases its corporate headquarters located in Newport Beach, California from The Irvine Company LLC. The lease on this facility consists of approximately 16,209 square feet. Landsea’s total office and facility leases consists of approximately 53,917 square feet at the following locations:

	Lessee	Lessor

7525 Irvine Center Drive, Suite 200, Irvine, CA 92618	Landsea Homes Incorporated	The Irvine Company LLC

660 Newport Center Drive, Newport Beach, CA 92660	Landsea Homes Incorporated	660 Newport Center Drive LLC

3130 Crow Canyon Place, Suite 325, San Ramon, CA 94583	Landsea Homes Incorporated	Madison-OFC Canyon Commons CA LLC

1838 W. Parkside Lane, Suite 105, Phoenix, AZ 85027	Garrett Walker Homes LLC	Greater Airpark Realty Services

1838 W. Parkside Lane, Suite 200, Phoenix, AZ 85027	Garrett Walker Homes LLC	Greater Airpark Realty Services

7600 East Doubletree Ranch Road, Suite 220, Scottsdale, AZ 85258	Landsea Homes of Arizona LLC	Gainey Ranch Town Properties, Inc.

Legal Proceedings

Landsea Homes is subject to various legal and regulatory actions that arise from time to time and may be subject to similar or other claims in the future. In addition, Landsea Homes is currently involved in various other legal actions and proceedings. Landsea Homes currently is unable to estimate the likelihood of an unfavorable result or the amount of any eventual settlement or verdict that would not otherwise be covered by insurance, and therefore is unable to estimate whether any liability arising as a result of such litigation will have a material adverse effect on Landsea Homes’ results of operations, financial position or liquidity.

Employees

Number of Employees. As of September 14, 2020, Landsea employed a non-unionized workforce of 250 employees, of which 247 were full time and 3 were part time.

Retention and Turnover. As of September 2020, with a 12-month lookback period, Landsea had a voluntary turnover rate of approximately 3.8%. In total, during this period, Landsea had an involuntary turnover rate of approximately 30%, which was largely attributable to corporate restructuring to reduce overhead in response to the COVID-19 pandemic, representing approximately 27% of its workforce. The remaining 3% of involuntary turnover during this period was the result of operational restructuring of overlapping functions as a result of Landsea’s recent acquisition of Garrett Walker Homes.

Internal Promotion and Compensation. Every year, each manager helps set his or her employees’ professional goals for internal promotion, and monitors employees’ progress throughout the year. Employee compensation is determined based on industry benchmarks and cost of living factors. Bonus incentives are primarily paid out annually based on division performance goals. Landsea recommends and promotes continuing education for all employees, and offers tuition reimbursement for job-related curriculum.

Employee Productivity. Senior management works with department level leads to appropriately tailor and establish annual, quarterly, and monthly goals, depending on position. These metrics are actively monitored via the use of third-party service providers and internal workflow programs. In addition, division level leads regularly meet with staff on a weekly basis to discuss workplace metrics. Landsea also utilizes a number of third-party services providers to track employee metrics.

Worker Safety and Compliance with Laws. Landsea actively trains its employees and management on workplace safety and related laws and regulations. With respect to workplace safety, Landsea utilizes a third-party vendor to ensure compliance with Cal/OSHA and OSHA safety requirements. Internally, Landsea has a formal safety committee that meets quarterly to review employee safety protocols. During the COVID-19 pandemic, Landsea adopted office and field safety guidelines, supplied personal protective equipment to all staff and implemented work from home protocols as recommended by the CDC. With respect to compliance with employment related laws and regulations, Landsea continuously provides management training on leadership development, the progressive discipline process, and updates on labor laws, protected leaves and wage and hour rules. In addition, each Landsea employee is required to complete a two-hour harassment prevention training.

Executive Officers

Set forth below is certain information regarding the current executive officers of Landsea:

Name	Age	Position
John Ho	38	Chief Executive Officer and Interim Chief Financial Officer
Michael Forsum	59	President and Chief Operating Officer
Franco Tenerelli	40	Executive Vice President, Chief Legal Officer and Secretary

John Ho has served as Landsea’s Chief Executive Officer and Director since August 2013. Prior to forming Landsea in 2013, Mr. Ho spent 10 years in real estate investment and development with a focus on cross-border transactions between the U.S. and China. He worked at global real estate investment management and consulting firms, Colliers International and Jones Lang LaSalle. While working at Jones Lang LaSalle, he served as Director from July 2011 to October 2013 and Vice President from December 2008 to June 2011. He led the firm in cross-border business development, focused on delivering transactional, consultancy and other integrated real estate services to outbound Chinese businesses investing overseas. Mr. Ho received a bachelor’s degree from the University of Southern California and an MBA from the UCLA Anderson School of Management.

Michael Forsum has served as Landsea’s Chief Operating Officer since August 2016. Prior to joining Landsea, Mr. Forsum spent nearly 23 years in the homebuilding industry as a senior level executive and the last seven years in private equity as a partner specializing in residential real estate investing. During his homebuilding career, Mr. Forsum led homebuilding operations at KB Home from 1985 to 1993. Mr. Forsum also served as a Divison President of Ryland Homes from 1994 to 2001. Later, as Taylor Woodrow/Morrison's West Region President, Mr. Forsum was responsible for overseeing multiple operating divisions in California, Arizona, Nevada and Colorado from 2001 to 2008. Mr. Forsum also served on Taylor Woodrow/Morrison's North American Leadership team which set strategic direction and established company governance and procedures. During Mr. Forsum's homebuilding tenure, he was associated with the acquisition, planning and development of nearly 25,000 home sites, and the building of over 20,000 homes. ln 2008, Mr. Forsum co-founded Starwood Land Ventures (SLV), an affiliated company of Starwood Capital Group Global, a private equity firm specializing in real estate. Mr. Forsum received a bachelor’s degree from Arizona State University.

Franco Tenerelli has served as Landsea’s Executive Vice President, Chief Legal Officer and Secretary since February 2016. Prior to joining Landsea, Mr. Tenerelli served as Regional Counsel for Toll Brothers, a publicly traded homebuilder, from 2013 to 2016, managing the company’s legal affairs for the western region, including its multiple operating divisions in California, Arizona, Nevada and Washington. During Mr. Tenerelli’s tenure, Toll Brothers experienced unparalleled growth in its western region, including the successful acquisition and integration of competitor Shapell Homes in a ~$1.6 billion M&A deal. Prior to Toll Brothers, Mr. Tenerelli was a lawyer with Holland & Knight LLP, where he served as counsel to a variety of public and private companies. Mr. Tenerelli received a bachelor’s degree from UCLA, a Juris Doctor degree from Loyola Law School, and is currently completing his MBA at the UCLA Anderson School of Management.

Available Information

Landsea Homes’ Internet address is http://www.landseahomes.com. The information contained on Landsea Homes’ website is not incorporated by reference into this filing and should not be considered part of this filing. Landsea Homes’ principal executive offices are located at 660 Newport Center Drive, Suite 300, Newport Beach, California 92660 and its telephone number is (949) 345-8080. Landsea Homes was incorporated in the State of Delaware on September 11, 2017.

LANDSEA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with and is qualified in its entirety by the combined financial statements and notes thereto included elsewhere in this proxy statement. This item contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” This section of this proxy statement generally discusses 2020 and 2019 items and year-to-year comparisons between 2020, 2019 and 2018.

Combined Financial Data

The following table summarizes Landsea’s results of operations for the six months ended June 30, 2020 and 2019.

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Revenue
Home sales	$231,353	$184,680
Lot sales	—	37,171
Total revenue	231,353	221,851

Cost of sales
Home sales (including related party interest of $4,540 and $4,778, respectively)	205,476	152,188
Inventory impairments	3,413	—
Lot sales	—	32,312
Total cost of sales	208,889	184,500

Gross margin
Home sales	22,464	32,492
Lot sales	—	4,859
Total gross margin	22,464	37,351

Sales and marketing expenses	17,618	7,982
General and administrative expenses	19,950	15,239
Total operating expenses	37,568	23,221

(Loss) income from operations	(15,104)	14,130

Other income (expense), net	70	(443)
Equity in net (loss) income of unconsolidated joint ventures (including related party interest of $625 and $1,226, respectively)	(15,613)	(6,656)
Pretax (loss) income	(30,647)	7,031

(Benefit) provision for income taxes	(7,731)	1,978

Net (loss) income	(22,916)	5,053
Net (loss) income attributed to noncontrolling interests	(110)	2,635
Net (loss) income attributable to Landsea Homes Business	$(22,806)	$2,418

Business Overview

Driven by a pioneering commitment to sustainability, Landsea Homes designs and builds homes and communities in Arizona, California and the Metro New York area that reflect modern living–inspired spaces and features, built in vibrant, prime locations where they connect seamlessly with their surroundings and enhance the local lifestyle for living, working and playing. The defining principle, “Live in Your Element®,” creates the foundation for our customers to live where they want to live, how they want to live – in a home created especially for them. Landsea Homes Business includes Landsea Homes Incorporated (“LHI”) and Landsea Homes-WAB LLC (“LWAB”), each a wholly owned subsidiary of LHC (collectively, the “Business”), and all subsidiaries that would have been consolidated under the Business in accordance with GAAP. LHI and LWAB have been under common control for all periods presented, and as a result, the historical financial statements of the Business are presented on a combined basis. On August 27, 2020, LHC contributed 100% of its membership interests in LWAB to LHI, and accordingly, LWAB is a wholly owned subsidiary of LHI subsequent to this contribution.

The Business operations are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in the states of Arizona, California, New York and New Jersey. The Business operations are organized into three reportable segments: Arizona, California, and Metro New York. The Business builds and sells an extensive range of home types across a variety of price points.

The first half of 2020 was impacted by a novel strain of coronavirus (“COVID-19”). The spread of COVID-19 around the world caused significant volatility in the U.S. market. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. The homebuilding industry during the first half of 2020 was impacted by COVID-19, which saw reduced levels of orders and deliveries primarily in March, April and May, with signs of recovery beginning in June.

In response to the pandemic and government restrictions, we shifted our sales process to offer additional virtual online tours and appointments and, where permitted, appointment-only in-person meetings that comply with social distancing and other health and safety requirements and protocols. Construction and sale of residential real estate has been determined to be an essential business, and accordingly our operations, other than in certain markets during the first weeks of April, have been exempted from the applicable health orders. There is still uncertainty regarding the extent and duration of the COVID-19 pandemic, as the situation has continued to evolve, and associated government and consumer responses have remained in a state of flux, especially in light of recent spikes in infections in key markets. In addition, because the full magnitude and duration of the COVID-19 pandemic is uncertain and difficult to predict, changes in our cash flow projections may change our conclusions on the recoverability of inventory in the future.

The industry continued to see a shift in focus to entry-level homes with more attainable price points. The Business continues to capitalize on opportunities to shift inventory and product to more affordable price point offerings through the strategic acquisition of another Arizona-based homebuilder, Garrett Walker Homes (“GWH”). GWH's operations are focused on the greater Phoenix metropolitan area and primarily offer entry-level homes.

Results of Operations

For the six months ended June 30, 2020, home sales revenue increased 25% and home deliveries increased 195% to 507 units from 172 units as compared to the same prior year period. The increase in home deliveries as compared to home sales revenue reflects our investment in communities with more affordable price points that have a lower average selling price (“ASP”) including the increase in activity from our Arizona operations, which are primarily focused on entry-level homes with much lower ASP's than our operations in California.

During January 2020, we completed our second homebuilder acquisition in the Phoenix, Arizona market by purchasing 100% of the membership interests of GWH. GWH adds to our strength in Arizona by virtue of an impressive management team of seasoned professionals with deep, local knowledge and a track record of impressive performance, coupled with lot inventory of over 1,700 lots, primarily all of which are focused on the entry-level homebuyer.

During the months of March, April and May, our California operations were negatively impacted by the COVID-19 mandatory stay at home orders, which caused meaningful delays in our operations and in some communities prohibited us from delivering homes to our customers.

Subject to deteriorating market conditions due to the impact from COVID-19, the Business' operations began to recover in June and are well positioned for future growth as a result of current land positions, focus on the entry-level homebuyers and current liquidity. As the Business has grown, we have focused on maintaining prudent leverage levels with our debt-to-capital ratio increasing to 38.8% as of June 30, 2020 compared to 24.6% as of December 31, 2019 primarily due to the GWH acquisition in January 2020. As a result, we believe the strength of our balance sheet and operating platform have positioned us to execute our growth strategy and optimize stockholder returns.

We anticipate the homebuilding markets in each of our operating segments to be tied to both the local economy and the macro-economic environment. Accordingly, net orders, home deliveries, and ASP's in future years could be negatively affected by economic conditions, such as decreases in employment and median household incomes, as well as decreases in household formations and increasing supply of inventories. Additionally, the results could be impacted by a decrease in home affordability as a result of price appreciation or increases in mortgage interest rates or tightening of mortgage lending standards.

Strategy

Our strategy is focused on maximizing stockholder returns through profitability and efficiency, while balancing appropriate amounts of leverage. In general, we are focused on the following long-term strategic objectives:

•	Expand community count in current markets and enhance operating returns
•	Maintain an appropriate supply of lots
•	Continue to focus on entry-level product offerings
•	Continue geographic expansion and diversification into new markets
•	Leverage existing SG&A base to enhance stockholder returns and profitability
•	Become a top-ten homebuilder in the United States

Non-GAAP Financial Measures

Non-GAAP financial measures are defined as numerical measures of a company’s performance that exclude or include amounts so as to be different than the most comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

We presented non-GAAP financial measures to enhance an investor’s evaluation of the ongoing operating results and to facilitate meaningful comparison of the results between periods. Management uses these non-GAAP measures to evaluate the ongoing operations and for internal planning and forecasting.

Results of Operations and Assets by Segment

	Pretax (loss) income		Assets
	Six Months Ended June 30,		June 30,	December 31,
	2020	2019	2020	2019
	(dollars in thousands)		(dollars in thousands)
Arizona	$(2,140)	$(1,682)	$267,236	$100,086
California	(7,297)	20,366	461,548	542,774
Metro New York	(17,263)	(8,871)	108,426	153,123
Corporate	(3,947)	(2,782)	74,209	43,234
Total	$(30,647)	$7,031	$911,419	$839,217

Our Arizona segment incurred a slightly larger pretax loss in the 2020 period compared to 2019 primarily due to transaction related costs of the GWH acquisition. Total assets increased due to the acquisitions of GWH during January 2020 and continued investment in existing communities in that market.

Our California segment incurred a pretax loss for the six months ended June 30, 2020 due to decreased home sales revenues, mainly from the delays imposed by COVID-19, and the inventory impairments, which amounted to $3.4 million. Total assets of California decreased as we began to reallocate capital to the Arizona segment.

The Metro New York segment experienced an increase in pretax loss for the six months ended June 30, 2020 as compared to the same prior period, due to a $27.1 million inventory impairment charge at the LS-NJ Port Imperial JV LLC (“Avora”) unconsolidated joint venture, primarily as a result of COVID-19 delays, increased market competition from neighboring communities and pricing pressure.

We have also identified the Business Corporate operations as a non-operating segment, as it serves to support the operations through functional departments such as executive, finance, treasury, human resources, accounting and legal. The majority of the corporate personnel and resources are primarily dedicated to activities relating to the operations and are allocated accordingly.

Home Deliveries and Home Sales Revenue

Changes in home sales revenue are the result of changes in the number of homes delivered and the ASP of those delivered homes. Commentary on significant changes for each of the segments in these metrics is provided below.

	Six Months Ended June 30,
	2020			2019			% Change
	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP
	(dollar in thousands)
Arizona	386	$106,352	$276	2	$574	$287	19,200%	18,428%	(4)%
California	121	125,001	1,033	170	184,106	1,083	(29)%	(32)%	(5)%
Metro New York	—	—	—	—	—	—	—%	—%	—%
Total	507	$231,353	$456	172	$184,680	$1,074	195%	25%	(58)%

 Our Arizona segment began delivering homes in June 2019 in connection with the acquisition of Pinnacle West and expanded during January 2020 with the acquisition of GWH.  Since completing these acquisitions, for the six months ended June 30, 2020, we delivered 386 homes with an ASP of $0.3 million and generated $106.4 million in home sales revenue.

The year-over-year decrease in home sales revenue and deliveries in our California segment was the result of a decrease in the number of orders and average active communities. The change in ASP of homes delivered was the result of a different mix of communities delivering with slightly lower price points.

The Metro New York segment has not yet delivered any homes, other than those through unconsolidated joint ventures. Therefore, there are no home sale revenues or deliveries for the six months ended June 30, 2020 and 2019.

Home Sales Gross Margins

Home sales gross margin measures the price achieved on delivered homes compared to the costs needed to build the home. In the following table, we calculate gross margins adjusting for interest in cost of sales, inventory impairments (if applicable), and purchase price accounting for acquired work in process inventory (if applicable).  We believe the below information is meaningful as it isolates the impact that indebtedness and acquisitions have on the gross margins and allows for comparability to previous periods and competitors. See “Critical Accounting Policies” below and Note 3 - Business Combinations within the accompanying notes to the combined financial statements for additional discussion regarding acquired work in process inventory.

	Six Months Ended June 30,
	2020	%	2019	%
	(dollars in thousands)
Home sales revenue	$231,353	100.0%	$184,680	100.0%
Cost of home sales	208,889	90.3%	152,188	82.4%
Home sales gross margin	22,464	9.7%	32,492	17.6%
Add: Interest in cost of home sales	12,700	5.5%	11,479	6.2%
Add: Inventory impairments	3,413	1.5%	—	—%
Adjusted home sales gross margin excluding interest and inventory impairments (1)	38,577	16.7%	43,971	23.8%
Add: Purchase price accounting for acquired inventory	5,579	2.4%	—	—%
Adjusted home sales gross margin excluding interest, inventory impairments, and purchase price accounting for acquired inventory (1)	$44,156	19.1%	$43,971	23.8%

(1)    This non-GAAP financial measure should not be used as a substitute for the Business' operating results in accordance with GAAP. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. We believe this non-GAAP measure is meaningful because it provides insight into the impact that financing arrangements and acquisitions have on our homebuilding gross margin and allows for comparability of our gross margins to competitors that present similar information.

For the six months ended June 30, 2020, home sales gross margin percentage decreased by 7.9% primarily due to the purchase accounting adjustments for acquired inventory and an inventory impairment in the six months ended June 30, 2020. Adjusted home sales gross margin excluding interest, inventory impairments and purchase price accounting for acquired inventory decreased primarily due to a higher level of incentives offered during the second quarter of 2020 to sell standing inventory units and strengthen the balance sheet during the COVID-19 delays.

Lot Sales

Lot sales revenue and gross margin can vary significantly between reporting periods based on (1) the number of lots sold, and (2) the percentage of completion related to the development activities required as part of the lot sales contracts. For the six months ended June 30, 2020 the Business did not have any lot sales or revenue from lot sales. For the six months ended June 30, 2019 the California segment sold 42 lots, and recognized $37.2 million in lot sales revenue. The change in lot sales revenue from 2020 to 2019 is attributable to all of the lot sales being completed and revenue recognized prior to the end of 2019. All lot sales to date have been in the California segment and the revenue related to these sales was fully recognized by the end of 2019.

Selling, General, and Administrative Expenses

	Six Months Ended June 30,		As a Percentage of Home Sales
	2020	2019	2020	2019
	(dollars in thousands)
Sales and marketing expenses	$17,618	$7,982	7.6%	4.3%
General and administrative expenses ("G&A")	19,950	15,239	8.6%	8.3%
Total sales, marketing, and G&A expenses ("SG&A")	$37,568	$23,221	16.2%	12.6%

For the six months ended June 30, 2020, the SG&A rate as a percentage of home sales revenue was 16.2%, up from the prior period, primarily due to an increase in expenses caused by our expansion into the Arizona market. The increase in the total SG&A expenses was primarily due to (1) an increase in commissions and closing costs resulting from an increase in home sales revenues, (2) an increase in selling and marketing efforts due to an increased number of selling communities, and (3) an increase in compensation and personnel related expenses as a result of higher headcount to support the growth.

Net New Home Orders, Dollar Value of Order, and Monthly Absorption Rates

Changes in the dollar value of net new orders are impacted by changes in the number of net new orders and the average selling price of those homes. Monthly Absorption Rate is calculated as total net new orders per period, divided by the average active communities during the period, divided by the number of months per period.

	Six Months Ended June 30,
	2020				2019				% Change
	Homes	Dollar Value	ASP	Monthly Absorption Rate	Homes	Dollar Value	ASP	Monthly Absorption Rate	Homes	Dollar Value	ASP	Monthly Absorption Rate
	(dollars in thousands)
Arizona (1)	717	$209,941	$293	6.0	7	$2,067	$295	2.3	10,143%	10,057%	(1)%	161%
California	255	244,020	957	3.9	143	173,133	1,211	2.3	78%	41%	(21)%	70%
Metro New York	—	—	N/A	—	—	—	N/A	—	N/A	N/A	N/A	N/A
Total	972	$453,961	$467	5.3	150	$175,200	$1,168	2.3	548%	159%	(60)%	130%

(1)	Monthly Absorption Rate calculations for Arizona in 2019 was based on one month, for the time subsequent to the acquisition of Pinnacle West in June 2019.

Net new home orders increased dramatically in 2020 due to an increase in active communities, which was fueled by the acquisition of GWH in addition to several of our first acquisitions in Arizona opening for sale during the same period. We did not have any actively selling communities in Arizona during 2019 until we purchased Pinnacle West on June 20, 2019.

For the six months ended June 30, 2020, the increase in net new orders in California was primarily due to an increase in the monthly absorption rate, which was driven by entry-level communities that sold at a much faster pace.

The Metro New York segment has not yet sold or delivered any homes, other than those through unconsolidated joint ventures. The consolidated projects within this segment remain in various stages of construction and as of June 30, 2020 had not yet opened for sale.

Average Selling Communities

Average Selling Communities is the sum of communities actively selling each month, divided by the total months in the calculation period.

	Six Months Ended June 30,
	2020	% Change	2019
Arizona (1)	20.0	567%	3.0
California	10.8	6%	10.2
Metro New York	—	—%	—
Total	30.8	133%	13.2

(1) Average selling communities calculations for Arizona in 2019 was based on one month, for the time subsequent to the acquisition of Pinnacle West in June 2019.

Backlog

Backlog reflects the number of homes, net of cancellations, for which we have entered into a sales contract with a customer but have not yet delivered the home.

	June 30, 2020			June 30, 2019			% Change
	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP
	(dollars in thousands)
Arizona	660	$190,791	$289	106	$32,241	$304	523%	492%	(5)%
California	196	185,523	947	118	153,504	1,301	66%	21%	(27)%
Metro New York	—	—	—	—	—	—	N/A	N/A	N/A
Total	856	$376,314	$440	224	$185,745	$829	282%	103%	(47)%

The increase in the number of backlog homes and value in June 30, 2020 is primarily attributable to a greater number of home sales in the Arizona segment. The increase in backlog homes and value in California is primarily due to the increase in orders and the decrease in home deliveries.

Lots Owned or Controlled

The table below summarizes the lots owned or controlled by reportable segment as of the dates presented. Lots controlled includes lots where we have placed a deposit and have a signed purchase contract or rolling option contract.

	June 30, 2020			December 31, 2019
	Lots Owned	Lots Controlled	Total	Lots Owned	Lots Controlled	Total	% Change
Arizona	2,227	1,887	4,114	645	2,596	3,241	27%
California	894	1,332	2,226	923	490	1,413	58%
Metro New York	50	—	50	70	—	70	(29)%
Total	3,171	3,219	6,390	1,638	3,086	4,724	35%

The total lots owned and controlled at June 30, 2020 were up approximately 35% from December 31, 2019, primarily due to the expansion into Arizona and continued investment in California. During December 2019, we entered into a purchase agreement with GWH to purchase 100% of their business. The decrease in the number of lots in our Metro New York segment is related to a transfer of our interest in one Manhattan project with 20 units to our parent, LHC, that occurred on June 30, 2020.

Equity in Net Income (Loss) of Unconsolidated Joint Ventures

As of June 30, 2020 and December 31, 2019, the Business held membership interests in two unconsolidated joint ventures related to homebuilding activities, both of which are part of the Metro New York segment. As of June 30, 2020, one of the joint ventures (Avora) had active homebuilding activities with orders and deliveries, while the other LS-Boston Point LLC (“Boston Point”) was effectively closed out with only customary post-closing, warranty-related activities remaining.

Our share of joint venture loss for the six months ended June 30, 2020 was $15.6 million compared to loss of $6.7 million for the six months ended June 30, 2019. Our joint venture loss in 2020 was due to an impairment charge taken by the Avora joint venture as a result of slowing orders during COVID-19, increased competition from neighboring communities, and weaker pricing than expected.

The following sets forth supplemental operational and financial information about the unconsolidated joint ventures. Such information is not included in the financial data for GAAP purposes, but is reflected in the results as a component of equity in net income (loss) of unconsolidated joint ventures. This data is included for informational purposes only.

	Six Months Ended June 30,
	2020	2019
Unconsolidated Joint Ventures Operational Data	(dollars in thousands)
Net new home orders	14	40
New homes delivered	18	32
Selling communities at end of period	1	1
Backlog (dollar value)	$1,226	$16,212
Backlog (homes)	2	13
Units owned and controlled	54	92

Other Income (Expense), net

For the six months ended June 30, 2020, other income (expense) was $0.1 million as compared to $(0.4) million for the six months ending June 30, 2019. The amount for the six months ended June 30, 2019 primarily relates to overhead fees paid to our noncontrolling interests.

Provision (Benefit) for Income Taxes

The provision (benefit) for income taxes for the six months ended June 30, 2020 was a benefit of $7.7 million, as compared to a provision of $2.0 million for the six months ended June 30, 2019.  The effective tax rate for the six months ended June 30, 2020 was 25.2%, as compared to 28.1% for the six months ended June 30, 2019.  The effective tax rate for the six months ended June 30, 2020 was lower than the effective tax rate for the six months ended June 30, 2019 due to more income being apportioned to Arizona which has a lower overall tax rate than California and New York.

Critical Accounting Policies

Critical accounting estimates are those that we believe are both significant and that require us to make difficult, subjective or complex judgments, often because we need to estimate the effect of inherently uncertain matters. We base our estimates and judgments on historical experiences and various other factors that we believe to be appropriate under the circumstances. Actual results may differ from these estimates, and the estimates included in the combined financial statements might be impacted if we used different assumptions or conditions. A summary of our critical accounting policies are contained elsewhere in this document in the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies” for the year ended December 31, 2019.

Liquidity and Capital Resources

Overview

As of June 30, 2020, we had $80.2 million of cash and cash equivalents, a $76.2 million decrease from December 31, 2019, primarily due to the GWH acquisition and an increase in land acquisition spend.

Our principal sources of capital are cash generated from home and land sales activities, borrowings from credit facilities and distributions from unconsolidated joint ventures. Principal uses of capital are land purchases, land development, home construction, repayments on credit facilities, contributions and advances to unconsolidated joint ventures, the acquisitions of other homebuilders, and the payment of routine liabilities.

Cash flows for each community depends on the stage in the development cycle, and can differ substantially from reported earnings. Early stages of development or expansion require significant cash outlays for land acquisitions, entitlements and other approvals, and construction of model homes, roads, utilities, general landscaping and other amenities. Because these costs are a component of inventory and not recognized in the combined statements of operations until a home closes, the Business incurs significant cash outlays prior to recognition of earnings. In the later stages of community development, cash inflows may significantly exceed earnings reported for financial statement purposes, as the cash outflow associated with home and land construction was previously incurred. From a liquidity standpoint, the Business is actively acquiring and developing lots in our markets to maintain and grow lot supply and active selling communities. As we continue to expand our business, we expect that our cash outlays for land purchases and land development to increase our lot inventory will continue to exceed our cash generated by operations.

We expect to generate cash from the sale of our inventory including unsold and presold homes under construction. After making required loan repayments under our various credit facilities, we intend to re-deploy the cash generated from the sale of inventory to acquire and develop strategic, well-positioned lots that represent opportunities to generate future income and cash flows by allocating capital to best position us for long-term success.

We intend to utilize debt as part of our ongoing financial strategy, coupled with redeployment of cash flows from operations to finance our business. As of June 30, 2020, we had outstanding borrowings of $329.8 million in aggregate principal, excluding deferred loan costs. We will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of new indebtedness, including the purchase price of assets to be acquired with debt financing, the market value of our assets and the ability of particular assets, and our business as a whole, to generate cash flow to cover the expected debt service. In addition, our credit facilities contain certain financial covenants, among others, that limit the amount of leverage we can maintain, and minimum tangible net worth and liquidity requirements.

We believe that we will be able to fund our current and foreseeable liquidity needs with our cash on hand, cash generated from operations, and cash expected to be available from our credit facilities or through accessing debt or equity capital as needed.

Credit Facilities

The Business has a secured line of credit (“LOC”) with total commitments of $135.0 million and a maturity date of February 2022. The LOC has a variable interest rate of Prime plus 1.25% with a floor of 5.50%. As of June 30, 2020, the interest rate was 5.50%. As of June 30, 2020, the total available amount under the credit facility based on the collateral within the LOC was $92.2 million, of which there was $70.7 million outstanding, compared to $8.7 million outstanding as of December 31, 2019.

In connection with the acquisition of GWH, the Business entered into an additional $75.0 million line of credit (“LOC2”) with a bank, that was later expanded to $85.0 million. On the date of acquisition, the Business drew $70.0 million from the LOC2. The LOC2 has an interest rate of Prime plus 1.00% with a floor of 5.25% and matures in January 2023. As of June 30, 2020, the total available amount under the LOC2 based on the borrowing base was $85.0 million, of which there was $71.7 million outstanding.

We had a total of $93.9 million in project specific construction, secured loan agreements (“Project Debt”) outstanding as of June 30, 2020 with various banks, and maturity dates extending from October 2020 through September 2022. The maturity dates of the Project Debt generally coincide with the estimated completion dates of the underlying communities and collateral. The Project Debt has variable interest rates based on Prime or LIBOR and as of June 30, 2020, ranged from 5.00% to 6.00%.

We have various EB-5 notes payable totaling $89.2 million as of June 30, 2020 with maturity dates ranging from July 2020 to June 2023 that are also generally tied to the estimated completion dates of the associated communities to which they benefit. The loans have fixed interest rates of 4.00% to 6.00%.

We also received a Paycheck Protection Program (“PPP”) loan during the second quarter of 2020 in the amount of $4.3 million. The PPP Note matures on April 15, 2022 and bears interest at a rate of 1.00% per annum. We expect to fully utilize the proceeds from this loan to satisfy certain payroll, rent and utility obligations.

Letters of Credit and Performance Bonds

In the normal course of business, we post letters of credit and performance bonds related to the land development performance obligations with local municipalities. As of June 30, 2020 and December 31, 2019, we had $53.4 million and $61.0 million, respectively, in performance bonds issued and outstanding.  Although significant development and construction activities have been completed related to the improvements at these sites, the letters of credit and performance bonds are generally not released until all development and construction activities are completed.

Financial Covenants

Our loans are generally guaranteed by our parent, LHC, and have certain financial covenants, including requirements for LHC to maintain a minimum liquidity balance, minimum tangible net worth, gross profit margin, leverage and interest coverage ratios. See the table below for the covenant calculations based on LHC's financial statements.

	June 30, 2020		December 31, 2019
Financial Covenants	Actual	Covenant Requirement	Actual	Covenant Requirement
	(dollars in thousands)		(dollars in thousands)
Minimum Liquidity Covenant	$113,488	$35,000	$169,890	$35,000
Interest Coverage Ratio - EBITDA to Interest Incurred (¹)	1.6	1.0	2.9	1.0
Tangible Net Worth	$545,345	$100,000	$542,756	$100,000
Maximum Leverage Ratio (²)	45.0%	<75%	36.8%	<75%
Annual Gross Margin (3)	N/A	11.0%	15.8%	11.0%
Annual Net Margin (3)	N/A	4.0%	4.3%	4.0%

(1) Calculation is based on EBITDA.

(2) Calculation is combined debt minus subordinated debt divided by total capitalization. The subordinated debt consists of financing held at LHC from its parent.

(3) Calculation is N/A as of June 30, 2020 as these covenant requirements are only on an annual basis.

The loan agreements also contain certain restrictive covenants, including limitations on incurrence of other indebtedness, liens, dividends and other distributions, asset dispositions, investments, and limitations on fundamental changes. The agreements contain customary events of default, subject to cure periods in certain circumstances, that would result in the termination of the commitments and permit the lender to accelerate payment on outstanding borrowings. These events of default include nonpayment of principal, interest and fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross default to certain other indebtedness; unpaid judgments; change in control; and certain bankruptcy and other insolvency events. As of June 30, 2020, we were in compliance with all required covenants.

Cash Flows—Six Months Ending June 30, 2020 Compared to the Six Months Ending June 30, 2019

For the six months ended June 30, 2020 and 2019, the comparison of cash flows is as follows:

•	Net cash used in operating activities was $74.6 million during the six months ended June 30, 2020 compared to $5.1 million during the same period in 2019. The increase in net cash used was primarily due to an increase in real estate inventories of $67.9 million, as the result of increased land acquisitions and construction costs related to a higher number of active communities.

•	Net cash used in investing activities was $129.6 million during the six months ended June 30, 2020, compared to $20.0 million cash used during the same period in 2019. The increase was primarily due to the business acquisition of GWH of $128.5 million during the six months ended June 30, 2020, compared to $23.6 million for the acquisition of Pinnacle West during the same period in 2019.

•	Net cash provided by financing activities was $127.9 million during the six months ended June 30, 2020, compared to $4.4 million during the same period in 2019. The increase was largely due to borrowings from notes and other debts payable of $318.1 million for the six months ended June 30, 2020 that was primarily as a result of the GWH acquisition and associated new debt from an increased number of active communities, as well as continued construction in our active communities. This was partially offset by repayments of notes and other debts payable totaling $166.1 million for the six months ended June 30, 2020, compared to repayment of notes and other debts payables of $115.3 million for the same period in 2019. Also offsetting the increase in borrowings from notes and other debts payables, cash distributed to our parent company was $6.2 million for the six months ended June 30, 2020, compared to cash provided by our parent company of $20.8 million for the same period in 2019.

As of June 30, 2020, the cash and cash equivalents was $80.2 million.

Off-Balance Sheet Arrangements

Option Contracts

In the ordinary course of business, we enter into land purchase contracts in order to procure lots for the construction of homes. We are subject to customary obligations associated with entering into contracts for the purchase of land and improved lots. These purchase contracts typically require a cash deposit, and the purchase of properties under these contracts is generally contingent upon satisfaction of certain requirements, including obtaining applicable property and development entitlements. We also utilize option contracts with land sellers and others as a method of acquiring land in staged takedowns, to help manage the financial and market risk associated with land holdings, and to reduce the use of funds from financing sources. Option contracts generally require payment of a non-refundable deposit for the right to acquire lots over a specified period of time at pre-determined prices. Our obligations with respect to purchase contracts and option contracts are generally limited to the forfeiture of the related non-refundable cash deposits. As of June 30, 2020, we had outstanding purchase contracts and option contracts totaling $281.3 million, and had $24.4 million of related cash deposits pertaining to these contracts.

The utilization of land option contracts is dependent on, among other things, the availability of land sellers willing to enter into option takedown arrangements, the availability of capital to financial intermediaries to finance the development of optioned lots, general housing market conditions, and local market dynamics. Options may be more difficult to procure from land sellers in strong housing markets and are more prevalent in certain geographic regions.

Joint Ventures

As of June 30, 2020 and December 31, 2019, the Business held membership interests in two unconsolidated joint ventures related to homebuilding activities, both of which are within our Metro New York segment. One of the joint ventures has active homebuilding activities ongoing as of June 30, 2020 and the other is effectively closed out with only limited warranty activities.

As of June 30, 2020 and December 31, 2019, the unconsolidated joint ventures had $7.0 million and $21.0 million in outstanding debt, respectively. The unconsolidated joint venture loans are secured by the project's assets and contain various representations, warranties and covenants that are customary for these types of agreements and are guaranteed by our parent, LHC. All loan covenants were in compliance as of June 30, 2020.

Contractual Obligations

The contractual obligations as of June 30, 2020 were as follows:

	Payments due by Periods
	(dollars in thousands)
	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Long-term debt maturities (¹)	$329,761	$7,781	$234,164	$87,816	$—
Operating leases (²)	8,637	1,069	3,372	2,579	1,617
Purchase obligations (³)	383,057	234,285	148,772	—	—
Total contractual obligations	$721,455	$243,135	$386,308	$90,395	$1,617

(1) Principal payments in accordance with the LOC, LOC2, Project Debt and EB-5 notes payable, and any unpaid interest payments. Interest on variable rate debt was calculated using the interest rate as of June 30, 2020.

(2) Operating lease obligations do not include payments to property owners covering common area maintenance charges.

(3) Purchase obligations include open work orders of $101.8 million and $281.3 million of the remaining purchase price for all land purchase contracts (net of deposits) as of June 30, 2020.

We are subject to certain obligations associated with entering into contracts (including land purchase contracts) for the purchase, development, and sale of real estate in the routine conduct of business. Option contracts for the purchase of land enable us to defer acquiring portions of properties owned by third parties until the Business has determined whether to exercise its option, which may serve to reduce its financial risks associated with long-term land holdings. At June 30, 2020, the Business had $24.4 million of deposits, of which $0.7 million are refundable. We expect to acquire the majority of such land within the next 3 years. The Business' performance, including the timing and amount of purchase, if any, on the remaining purchase and option contracts is subject to change.

Non-GAAP Financial Measures

We include certain non-GAAP financial measures, including adjusted home sales gross margin, EBITDA, adjusted EBITDA, net debt to net capital, and adjusted net income. These non-GAAP financial measures are presented to provide investors additional insights to facilitate the analysis of our results of operations. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of our non-GAAP financial measures may differ from the definitions of non-GAAP financial measures other companies may use with the same or similar names. This limits, to some extent, the usefulness of this information for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP. This information should only be used to evaluate our financial results in conjunction with the corresponding GAAP information. Accordingly, we qualify our use of non-GAAP financial measures whenever non-GAAP financial measures are presented.

Net Debt to Net Capital

The following table presents the ratio of debt to capital as well as the ratio of net debt to net capital which is a non-GAAP financial measure. The ratio of debt to capital is computed as the quotient obtained by dividing total debt, net of issuance costs, by total capital (sum of total debt, net of issuance costs plus total equity).

The non-GAAP ratio of net debt to net capital is computed as the quotient obtained by dividing net debt (which is total debt, net of issuance costs less cash, cash equivalents and restricted cash to the extent necessary to reduce the debt balance to zero) by net capital (sum of net debt plus total equity). The most comparable GAAP financial measure is the ratio of debt to capital. We believe the ratio of net debt to net capital is a relevant financial measure for investors to understand the leverage employed in our operations and as an indicator of our ability to obtain financing. We believe that by deducting our cash from our debt, we provide a measure of our indebtedness that takes into account our cash liquidity. We believe this provides useful information as the ratio of debt to capital does not take into account our liquidity and we believe that the ratio of net debt to net capital provides supplemental information by which our financial position may be considered. Investors may also find this to be helpful when comparing our leverage to the leverage of our competitors that present similar information.

See table below reconciling this non-GAAP measure to the ratio of debt to capital.

	June 30,	December 31,
	2020	2019
	(dollars in thousands)
Total notes and other debts payable, net	$323,621	$189,964
Total equity	510,461	583,370
Total capital	$834,082	$773,334
Ratio of debt to capital	38.8%	24.6%

Total notes and other debts payable, net	$323,621	$189,964
Less: cash, cash equivalents and restricted cash	80,200	156,378
Net debt	243,421	33,586
Total equity	510,461	583,370
Net capital	$753,882	$616,956
Ratio of net debt to net capital	32.3%	5.4%

EBITDA and Adjusted EBITDA

The following table presents EBITDA and Adjusted EBITDA for the six months ended June 30, 2020 and 2019. Adjusted EBITDA is a non-GAAP financial measure used in evaluating operating performance. We define Adjusted EBITDA as net income before (i) income tax expense (benefit), (ii) interest expenses, (iii) depreciation and amortization, (iv) inventory impairments, (v) purchase accounting adjustments for acquired work in process inventory related to business combinations, (vi) (gain) loss on debt extinguishment, (vii) transaction costs related to business combinations, and (viii) the impact of income or loss allocations from our unconsolidated joint ventures. We believe Adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest, effective tax rates, levels of depreciation and amortization, and items considered to be non-recurring. Accordingly, we believe this measure is useful for comparing our core operating performance from period to period. Our presentation of Adjusted EBITDA should not be considered as an indication that our future results will be unaffected by unusual or non-recurring items.

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Net (loss) income	$(22,916)	$5,053
(Benefit) provision for income taxes	(7,731)	1,978
Interest in cost of sales	12,700	11,563
Interest relieved to equity in net income (loss) of unconsolidated joint ventures	634	1,243
Interest expense	11	—
Depreciation and amortization expense	1,785	1,118
EBITDA	(15,517)	20,955
Inventory impairments	3,413	—
Purchase price accounting in cost of home sales	5,579	—
Transaction costs	475	900
Equity in net loss (income) of unconsolidated joint ventures, net of interest	14,979	5,413
Less: Imputed interest in cost of sales (1)	(388)	(4,326)
Adjusted EBITDA	$8,541	$22,942

(1) Imputed interest related to a land banking transaction that was treated as a product financing arrangement.

Adjusted Net Income

Adjusted Net Income to Landsea Homes Business is a non-GAAP financial measure that we believe is useful to management, investors and other users of our financial information in evaluating our operating results and understanding our operating results without the effect of certain expenses that were historically pushed down by our parent company and other non-recurring items. We believe excluding these items provides a more comparable assessment of our financial results from period to period. Adjusted Net Income to Landsea Homes Business is calculated by excluding the effects of related party interest that was pushed down by our parent company, purchase accounting adjustments for acquired work in process inventory related to business combinations, and the impact from our unconsolidated joint ventures, and tax-effected using a normalized effective tax rate.

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Net (loss) income attributable to Landsea Homes Business	$(22,806)	$2,418

Inventory impairments	3,413	—
Previously capitalized related party interest included in cost of sales	4,540	4,778
Equity in net loss (income) of unconsolidated joint ventures	15,613	6,656
Purchase price accounting for acquired inventory	5,579	—
Total adjustments	29,145	11,434
Tax-effected adjustments (1)	21,793	8,217
Adjusted net (loss) income attributable to Landsea Homes Business	$(1,013)	$10,635

(1) For the six months ended June 30, 2020 and 2019 our adjusted income tax expense is reflective of our effective income tax rate applied to our adjusted pretax income (loss).

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. The Business primary exposure to market risk is interest rate risk associated with variable notes and credit facilities. Borrowings under variable notes and credit facilities bear interest at a floating rate equal to the adjusted Prime Rate or LIBOR plus an applicable margin between 0.75% to 6.50% per annum.

Inflation

Operations can be adversely impacted by inflation, primarily from higher land, financing, labor, material and construction costs. In addition, inflation can lead to higher mortgage rates, which can significantly affect the affordability of mortgage financing to homebuyers. While we attempt to pass on cost increases to customers through increased prices, when weak housing market conditions exist, we are often unable to offset cost increases with higher selling prices.

Seasonality

Historically, the homebuilding industry experiences seasonal fluctuations in quarterly operating results and capital requirements. We typically experience the highest new home order activity during the spring, although this activity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors. Since it typically takes four to eight months to construct a new home, we deliver more homes in the second half of the year as spring and summer home orders convert to home deliveries. Because of this seasonality, home starts, construction costs and related cash outflows have historically been highest in the third and fourth quarters, and the majority of cash receipts from home deliveries occurs during the second half of the year. We expect this seasonal pattern to continue over the long-term, although it may be affected by volatility in the homebuilding industry.

The following discussion and analysis of Landsea’s financial condition and results of operations for the fiscal years ended December 31, 2019, 2018 and 2017 should be read together with the consolidated financial statements and related notes of Landsea that are included elsewhere in this proxy statement.

Combined Financial Data

The following table summarizes the results of operations for the years ended December 31, 2019, 2018, and 2017.

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Revenue
Home sales	$568,872	$347,828	$28,753
Lot sales	62,116	30,789	168,553
Total revenue	630,988	378,617	197,306

Cost of Sales
Home sales (including related party interest of $15,526, $8,978 and $981, respectively)	478,054	278,976	27,201
Lot sales (including related party interest of $120, $186 and $1,697, respectively)	53,475	27,328	148,219
Total cost of sales	531,529	306,304	175,420

Gross Margin
Home sales	90,818	68,852	1,552
Lot sales	8,641	3,461	20,334
Total gross margin	99,459	72,313	21,886

Sales and marketing expenses	26,522	16,266	6,687
General and administrative expenses	34,884	26,313	18,574
Total operating expenses	61,406	42,579	25,261

Income (loss) from operations	38,053	29,734	(3,375)

Other (expense) income, net	(1,602)	(882)	4,333
Interest expense	—	(111)	(645)
Equity in net income (loss) of unconsolidated joint ventures (including related party interest of $1,908, $4,095 and $0, respectively)	(7,901)	13,018	(458)
Impairment of real estate held for sale	—	(440)	—
Pretax income (loss)	28,550	41,319	(145)

Provision for income taxes	6,159	4,613	158

Net income (loss)	22,391	36,706	(303)
Net income attributable to non-controlling interests	5,191	7,522	110
Net income (loss) attributable to Landsea Homes Business	$17,200	$29,184	$(413)

Business Overview

Driven by a pioneering commitment to sustainability, Landsea Homes designs and builds homes and communities in Arizona, California and the Metro New York area that reflect modern living–inspired spaces and features, built in vibrant, prime locations where they connect seamlessly with their surroundings and enhance the local lifestyle for living, working and playing. The defining principle, “Live in Your Element®,” creates the foundation for our customers to live where they want to live, how they want to live – in a home created especially for them.

We develop, design, build, market and sell single-family attached and detached homes in the states of Arizona, California, New York and New Jersey. The Business' operations are organized into three reportable segments: Arizona, California, and Metro New York. We build and sell an extensive range of home types across a variety of price points. Our Corporate operations are a non-operating segment to support our homebuilding operations by providing executive, finance, treasury, human resources, accounting and legal services.

Results of Operations

The homebuilding industry during 2019 benefited from solid economic fundamentals including low interest rates, strong consumer confidence and a low unemployment rate. The industry continued to see a shift in focus to entry-level homes with more attainable price points. During 2019, we made a decision to quickly shift our inventory and product to more affordable price point offerings through the strategic acquisition of Arizona-based homebuilder, Pinnacle West Homes (“Pinnacle West”). Pinnacle West's operations are focused on the greater Phoenix metropolitan area and primarily offer entry-level homes. The results of Pinnacle West are included in the combined financial statements from June 20, 2019, the date of acquisition, through December 31, 2019 and consisted of $40.0 million in revenue related to 133 home deliveries with an average selling price (“ASP”) of $0.3 million.

In addition to the acquisition of Pinnacle West in Arizona, the California operations also expanded significantly during 2019 as the active communities began to deliver homes that were ordered in 2018 and 2019. The combination of the investments in the Arizona market and strong order activity in the existing California market during 2019 resulted in a 64% year-over-year increase in home sales revenue and a 107% increase in homes delivered from 289 units in 2018 to 597 units in 2019. For 2018, homes sales revenue increased from 38 units in 2017 to 289 units in 2018. The increase in home deliveries as compared to home sales revenue reflects the investment in communities with more affordable price points that have a lower ASP.

Subject to deteriorating market conditions due to the impact from COVID-19, we believe our operations are well positioned for future growth as a result of the current land positions, our focus on the entry-level homebuyer, and our current liquidity. As we have grown, we have focused on maintaining prudent leverage levels with our debt to capital ratio decreasing from 26.0% as of December 31, 2018 compared to 24.6% as of December 31, 2019. As a result, we believe the strength of our balance sheet and operating platform have positioned us to execute our growth strategy and optimize stockholder returns.

During January 2020, we completed our second homebuilder acquisition in the Phoenix, Arizona market by purchasing 100% of the membership interests of Garrett Walker Homes (“GWH”). GWH adds to our strength in the Arizona market by virtue of an impressive management team of seasoned professionals with deep, local knowledge and a track record of impressive performance, coupled with lot inventory of over 1,750 lots, primarily all of which are focused on the entry-level homebuyer.

We anticipate the homebuilding markets in each of the operating segments to continue to be tied to both the local economy and the macro-economic environment. Accordingly, net orders, home deliveries, and ASP's in future years could be negatively affected by economic conditions, such as decreases in employment and median household incomes, as well as decreases in household formations and increasing supply of inventories. Additionally, results could be impacted by a decrease in home affordability as a result of price appreciation, increases in mortgage interest rates, or tightening of mortgage lending standards. Subsequent to year-end, a novel strain of coronavirus (“COVID-19”) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 caused significant volatility in the U.S. market. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy and, as such, we are unable to determine if it will have a material impact to our operations.

Strategy

The Business' strategy is focused on maximizing shareholder returns through profitability and efficiency, while balancing appropriate amounts of leverage. In general, we are focused on the following long-term strategic objectives:

•	Expand community count in current markets and enhance operating returns
•	Maintain an appropriate supply of lots
•	Continue to focus on entry-level product offerings
•	Continue geographic expansion and diversification into new markets
•	Leverage our existing selling, general, and administrative base to enhance shareholder returns and profitability
•	Become a top-ten homebuilder in the United States

Non-GAAP Financial Measures

Non-GAAP financial measures are defined as numerical measures of a company’s performance that exclude or include amounts so as to be different than the most comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

We presented non-GAAP financial measures to enhance an investor’s evaluation of the ongoing operating results and to facilitate meaningful comparison of the results between periods. Management uses these non-GAAP measures to evaluate the ongoing operations and for internal planning and forecasting.

Results of Operations and Assets by Segment

	Pretax income (loss)			Assets
	Year Ended December 31,			December 31,
	2019	2018	2017	2019	2018
	(dollars in thousands)
Arizona	$(3,927)	$(547)	$—	$100,086	$6,182
California	53,019	38,840	58	542,774	650,750
Metro New York	(13,225)	8,631	1,164	153,123	154,188
Corporate	(7,317)	(5,605)	(1,367)	43,234	53,521
Total pretax income (loss)	$28,550	$41,319	$(145)	$839,217	$864,641

The Arizona segment began delivering homes and generating revenue during June 2019 with the acquisition of Pinnacle West. Prior to that, Arizona had several communities in various stages of development incurring customary startup costs and general and administrative expenses. The total assets increased due to the acquisition of Pinnacle West during 2019, a deposit related to the acquisition of Garrett Walker Homes and continued investment in existing communities in that market. The year ended December 31, 2018 was the first year of operations in Arizona and we did not have any actively selling communities during that period.

California pretax income for the year ended December 31, 2019 increased primarily due to a 52% increase in home sales revenues. For the year ended December 31, 2018, the amount of pretax income increased meaningfully over 2017 due to the increase in home sales revenues. The total assets of California decreased during 2019 as we began to reallocate capital to the Arizona segment.

The Metro New York segment experienced a large shift in pretax income (loss) in 2019 as compared to 2018 due to an impairment at the Avora unconsolidated joint venture resulting from increased market competition and pricing pressure. In addition, our 2018 pretax income (loss) included the substantial closeout of the Boston Point unconsolidated joint venture which generated a meaningful amount of income as a majority of the units and a retail space associated with that project were delivered.

The Business has also identified the Corporate operations as a non-operating segment, as it serves to support the operations through functional departments such as executive, finance, treasury, human resources, accounting and legal. The majority of the corporate personnel and resources are primarily dedicated to activities relating to the operations and are allocated accordingly.

Home Deliveries and Home Sales Revenue

Changes in home sales revenue are the result of changes in the number of homes delivered and the ASP of those delivered homes. Commentary on significant changes for each of the segments in these metrics is provided below.

	Year Ended December 31,
	2019			2018			% Change
	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP
	(dollars in thousands)
Arizona	133	$40,024	$301	—	$—	$—	N/A	N/A	N/A
California	464	528,848	1,140	289	347,828	1,204	61%	52%	(5)%
Metro New York	—	—	—	—	—	—	N/A	N/A	N/A
Total	597	$568,872	$953	289	$347,828	$1,204	107%	64%	(21)%

	Year Ended December 31,
	2018			2017			% Change
	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP
	(dollars in thousands)
Arizona	—	$—	$—	—	$—	$—	N/A	N/A	N/A
California	289	347,828	1,204	38	28,753	757	661%	1,110%	59%
Metro New York	—	—	—	—	—	—	N/A	N/A	N/A
Total	289	$347,828	$1,204	38	$28,753	$757	661%	1,110%	59%

The Arizona segment began delivering homes in June 2019 in connection with the acquisition of Pinnacle West.  Since completing this acquisition, we delivered 133 homes with an ASP of $0.3 million and generated $40.0 million in home sales revenue. These amounts only reflect activity primarily from the second half of the year as the other Arizona communities were still under development and not delivering homes. We began acquiring land and development activities in Arizona during 2018 and did not deliver any homes for the years ended December 31, 2018 and 2017.

For the years ended December 31, 2019 and 2018, the year-over-year increase in home sales revenue and deliveries in the California segment was the result of an increase in the number of orders and average active communities. The change in ASP of homes delivered from 2018 to 2019 was the result of a different mix of communities delivering with slightly lower price points.

The Metro New York segment has not yet delivered any homes, other than those through unconsolidated joint ventures. Therefore, there are no home sale revenues or deliveries for the years ended December 31, 2019, 2018 and 2017.

Home Sales Gross Margins

Home sales gross margin measures the price achieved on delivered homes compared to the costs needed to build the home. In the following table, we calculate gross margins adjusting for interest in cost of sales, inventory impairments (if applicable), and purchase price accounting for acquired work in process inventory (if applicable).  We believe the above information is meaningful as it isolates the impact that indebtedness, impairments and acquisitions have on our gross margins and allows for comparability to previous periods and our competitors. See “Critical Accounting Policies” below and Note 3 - Business Combinations within the accompanying notes to the combined financial statements for additional discussion regarding acquired work in process inventory.

	Year Ended December 31,
	2019	%	2018	%	2017	%
	(dollars in thousands)
Home sales revenue	$568,872	100.0%	$347,828	100.0%	$28,753	100.0%
Cost of home sales	478,054	84.0%	278,976	80.2%	27,201	94.6%
Home sales gross margin	90,818	16.0%	68,852	19.8%	1,552	5.4%
Add: Interest in cost of home sales	40,262	7.1%	16,074	4.6%	1,598	5.6%
Add: Inventory impairments	—	—%	—	—%	—	—%
Adjusted home sales gross margin excluding interest and inventory impairments(1)	131,080	23.0%	84,926	24.4%	3,150	11.0%
Add: Purchase price accounting for acquired inventory	2,874	0.5%	—	—%	—	—%
Adjusted home sales gross margin excluding interest, inventory impairments, and purchase price accounting for acquired inventory(1)	$133,954	23.5%	$84,926	24.4%	$3,150	11.0%

(1)    This non-GAAP financial measure should not be used as a substitute for the Business' operating results in accordance with GAAP. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. We believe this non-GAAP measure is meaningful because it provides insight into the impact that financing arrangements and acquisitions have on our homebuilding gross margin and allows for comparability of our gross margins to competitors that present similar information.

Home sales gross margin percentage decreased from 19.8% for the year ended December 31, 2018 to 16.0% for the year ended December 31, 2019 primarily due to higher interest costs and the purchase accounting adjustments for acquired inventory. Interest in cost of home sales increased due to several communities delivering homes that had higher interest costs due to their financing arrangements, in particular the liabilities from real estate inventories not owned. Purchase accounting for acquired inventory began in 2019 due to the acquisition of Pinnacle West.

Home sales gross margin percentage increased from 5.4% for the year ended December 31, 2017 to 19.8% for the year ended December 31, 2018. In 2017, only one community was delivering homes which contained a higher cost of interest and was in its final stages of closeout.

Lot Sales

Lot sales revenue and gross margin can vary significantly between reporting periods based on (1) the number of lots sold, and (2) the percentage of completion related to the development activities required as part of the lot sales contracts. For the years ended December 31, 2019, 2018 and 2017, the California segment sold 66, 19, and 412 lots, respectively, and recognized $62.1 million, $30.8 million and $168.6 million in lot sales revenue, respectively. The change in lot sales revenue from 2018 to 2019 is attributable to the increase in number of lots sold and a greater percentage of completion on all lots sold inception to date. The change in lot sales revenue from 2017 to 2018 is attributable to fewer lots sold during the year. All lot sales to date have been in the California segment and the revenue related to these sales has been fully recognized.

Selling, General, and Administrative Expenses

	Year Ended December 31,			As a Percentage of Home Sales Revenue
	2019	2018	2017	2019	2018	2017
	(dollars in thousands)
Sales and marketing expenses	$26,522	$16,266	$6,687	4.7%	4.7%	23.3%
General and administrative expenses ("G&A")	34,884	26,313	18,574	6.1%	7.6%	64.6%
Total sales, marketing, and G&A expenses ("SG&A")	$61,406	$42,579	$25,261	10.8%	12.3%	87.9%

During 2019, the SG&A rate as a percentage of home sales revenue was 10.8%, down from 2018, primarily due to an increase in home sales revenue and leveraging the SG&A. The increase in the total SG&A expenses was primarily due to (1) an increase in commissions and closing costs resulting from an increase in home sales revenues, (2) an increase in selling and marketing efforts due to an increased number of selling communities, (3) an increase in compensation and personnel related expenses as a result of higher headcount to support the growth, and (4) $1.2 million in transaction expenses from the acquisition of Pinnacle West during 2019.

During 2018, the SG&A rate as a percentage of home sales revenue was 12.3%, and improved significantly compared to 2017 due to the increase in home sales revenue. During 2017, the majority of the communities were still under development and only one community delivered homes, but the SG&A expenses were ramping up to support the level of growth and deliveries that were expected to occur in 2018 and 2019. Similar to 2019, the increases in total SG&A expenses from 2017 to 2018 related to increased selling costs due to higher revenues, selling communities and headcount.

Net New Home Orders, Dollar Value of Orders, and Monthly Absorption Rates

Changes in the dollar value of net new orders are impacted by changes in the number of net new orders and the average selling price of those homes. Monthly Absorption Rate is calculated as total net new orders per period, divided by the average active communities during the period, divided by the number of months per period.

	Year Ended December 31,
	2019				2018				% Change
	Homes	Dollar Value	ASP	Monthly Absorption Rate	Homes	Dollar Value	ASP	Monthly Absorption Rate	Homes	Dollar Value	ASP	Monthly Absorption Rate
	(dollars in thousands)
Arizona (1)	104	$31,192	$300	2.6	—	$—	$—	—	N/A	N/A	N/A	N/A
California	376	430,133	1,144	2.7	333	376,605	1,131	3.7	13%	14%	1%	(27)%
Metro New York	—	—	—	—	—	—	—	—	N/A	N/A	N/A	N/A
Total	480	$461,325	$961	2.7	333	$376,605	$1,131	3.7	44%	22%	(15)%	(27)%

(1)  Monthly Absorption rate for Arizona in 2019 is based on seven months for the time subsequent to the acquisition of Pinnacle West in June 2019.

	Year Ended December 31,
	2018				2017				% Change
	Homes	Dollar Value	ASP	Monthly Absorption Rate	Homes	Dollar Value	ASP	Monthly Absorption Rate	Homes	Dollar Value	ASP	Monthly Absorption Rate
	(dollars in thousands)
Arizona	—	$—	$—	—	—	$—	$—	—	N/A	N/A	N/A	N/A
California	333	376,605	1,131	3.7	120	134,671	1,122	4.0	178%	180%	1%	(8)%
Metro New York	—	—	—	—	—	—	—	—	N/A	N/A	N/A	N/A
Total	333	$376,605	$1,131	3.7	120	$134,671	$1,122	4.0	178%	180%	1%	(8)%

Average Selling Communities

Average selling communities is the sum of communities actively selling each month, divided by the total months in the calculation period.

	Year Ended December 31,
	2019	% Change	2018	% Change	2017
Arizona (1)	5.7	N/A	—	N/A	—
California	11.8	55%	7.6	204%	2.5
Metro New York	—	N/A	—	N/A	—
Total	17.5	130%	7.6	204%	2.5

(1)  Average selling communities calculations for Arizona in 2019 are based on seven months, for the time subsequent to the acquisition of Pinnacle West in June 2019.

In the Arizona segment, for the year ended December 31, 2019, all new home orders and average active communities during 2019 came from communities acquired from Pinnacle West and only includes activity from June 20th to December 31, 2019.

For the year ended December 31, 2019, the increase in net new orders in California was primarily due to an increase in the number of average active communities, offset partially by a reduction in the monthly absorption rate, which was due to a few higher-priced communities that had a lower monthly absorption rate. For the years ended December 31, 2018 and 2017, the increase in net new orders was primarily due to an increase in the number of average selling communities.

The Metro New York segment has not yet sold or delivered any homes, other than those through unconsolidated joint ventures. The consolidated projects within this segment remain in various stages of construction and as of December 31, 2019 had not yet opened for sale.

Backlog

Backlog reflects the number of homes, net of cancellations, for which we have entered into a sales contract with a customer but have not yet delivered the home.

	As of December 31,
	2019			2018			% Change
	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP	Homes	Dollar Value	ASP
	(dollars in thousands)
Arizona	64	$19,700	$308	—	$—	$—	N/A	N/A	N/A
California	57	64,255	1,127	145	165,446	1,141	(61)%	(61)%	(1)%
Metro New York	—	—	—	—	—	—	N/A	N/A	N/A
Total	121	$83,955	$694	145	$165,446	$1,141	(17)%	(49)%	(39)%

The decrease in the number of backlog homes and value in 2019 is primarily attributable to a greater number of home deliveries in the California segment relative to the number of net orders, offset partially by the increase in backlog from the Arizona segment. The decrease in ASP is primarily attributable to the expansion into Arizona where homes have a much lower average price.

Lots Owned or Controlled

The table below summarizes lots owned or controlled by reportable segment as of the dates presented. Lots controlled includes lots where we have placed a deposit and have a signed purchase contract or rolling option contract.

	December 31, 2019			December 31, 2018
	Lots Owned	Lots Controlled	Total	Lots Owned	Lots Controlled	Total	% Change
Arizona	645	2,596	3,241	78	90	168	1,829%
California	923	490	1,413	914	709	1,623	(13)%
Metro New York	70	—	70	69	—	69	1%
Total	1,638	3,086	4,724	1,061	799	1,860	154%

The total lots owned and controlled at December 31, 2019 were up 154% from December 31, 2018, primarily due to the expansion into Arizona. During 2019, we purchased Pinnacle West, which added 1,179 lots to the Arizona portfolio. In addition, during December 2019, we entered into a purchase agreement with GWH to purchase 100% of their business. Of the 2,596 lots controlled in Arizona as of December 31, 2019, 1,751 related to the expected number of lots that would be acquired in January 2020 from the acquisition of GWH. The decrease in the number of lots in the California segment reflects the reallocation of capital from California to Arizona.

Equity in Net Income (Loss) of Unconsolidated Joint Ventures

As of December 31, 2019, 2018 and 2017, we held membership interests in two unconsolidated joint ventures related to homebuilding activities, both of which are part of the Metro New York segment. As of December 31, 2019, one of the joint ventures (Avora at Port Imperial) had active homebuilding activities with orders and deliveries, while the other (Boston Point) was effectively closed out with only customary post-closing, warranty-related activities remaining.

The Company's share of joint venture loss for the year ended December 31, 2019 was $7.9 million, compared to income of $13.0 million for the year ended December 31, 2018, and loss of $0.5 million for the year ended December 31, 2017. The Company's joint venture loss in 2019 was due to an impairment charge taken by the LS-NJ Port Imperial JV LLC (“Avora”) joint venture on June 30, 2019 as a result of slowing orders, increased competition from neighboring communities, and weaker pricing than expected. In addition, only a small amount of income was allocated to the Business from the Boston Point joint venture during 2019 upon closeout of the project. During 2018, the majority of the units and a retail space from the Boston Point joint venture were delivered and generated a meaningful amount of income. Due to the high-rise nature of the Boston Point property, most of the units delivered within the 2018 period once the construction of the building was complete. In addition, the pricing and margins achieved at LS-NJ Port Imperial JV LLC during 2018 were better than in 2019 due to less competition in the market from neighboring communities.

The following sets forth supplemental operational and financial information about the unconsolidated joint ventures. Such information is not included in the financial data for GAAP purposes, but is reflected in the results as a component of equity in net income (loss) of unconsolidated joint ventures. This data is included for informational purposes only.

	Year Ended December 31,
	2019	2018	2017
Unconsolidated Joint Ventures Operational Data	(dollars in thousands)
Net new home orders	61	46	120
New homes delivered	60	161	—
Selling communities at end of period	1	2	2
Backlog (dollar value)	$5,772	$6,523	$167,994
Backlog (homes)	6	5	101
Units owned and controlled	72	132	293

Other (Expense) Income, net

For the year ended December 31, 2019, other expense increased to $1.6 million from $0.9 million for the same period in 2018. The change primarily related to (1) an increase in project investigation costs for communities that ultimately were not acquired and written off, and (2) a slight increase in overhead fees paid to noncontrolling interests.

For the year ended December 31, 2018, other expense was $0.9 million compared to other income of $4.3 million for the year ended December 31, 2017. During 2017, we formed the Avora unconsolidated joint venture. As part of that transaction, our joint venture partner paid us $3.1 million as compensation for efforts and capital used related to the project up to that point, contributing to the majority of other income in 2017.

Provision for Income Taxes

The provision for income taxes is primarily influenced by (1) changes in the amount of pretax income (loss), (2) changes in the amount of income (loss) attributable to noncontrolling interests that are included in pretax income (loss), (3) the establishment or reversal of valuation allowances related to deferred tax assets, (4) income tax credits, or (5) changes in federal and state statutory income tax rates. The income tax expense for the year ended December 31, 2019 was $6.2 million, as compared to $4.6 million and $0.2 million for the years ended December 31, 2018 and December 31, 2017, respectively.  The effective tax rate for the year ended December 31, 2019 was 21.6%, as compared to 11.2% and (90.3)% for the years ended December 31, 2018 and December 31, 2017, respectively.  The effective tax rate in 2019 was lower than the blended federal and state statutory rate of 27.9% due to the federal energy efficient home credit, which provides eligible contractors a federal income tax credit of $2,000 for each home delivered that meets the energy saving and certification requirements under the statute. On December 20, 2019, an extension of the credit was enacted into law and extended the availability of the credit to homes delivered during the years ended December 31, 2018, 2019, and 2020. At the end of 2019, we concluded that 77 homes were eligible for the tax credit that were delivered during 2018 and 2019, providing a benefit of $1.6 million for the year ended December 31, 2019.

During the year ended December 31, 2018, we released a valuation allowance of $6.9 million related to the deferred tax asset that was established during 2017 and was the primary reason for the change in the effective tax rate from 2017 to 2018.

Critical Accounting Policies

Critical accounting estimates are those that we believe are both significant and that require the Business to make difficult, subjective or complex judgments, often because we need to estimate the effect of inherently uncertain matters. We base estimates and judgments on historical experiences and various other factors that we believe to be appropriate under the circumstances. Actual results may differ from these estimates, and the estimates included in the financial statements might be impacted if we used different assumptions or conditions. The significant accounting policies are outlined in Note 2 - Summary of Significant Accounting Policies to the combined financial statements. The following are accounting policies that we believe are critical because of the significance of the activity to which they relate or because they require the use of significant estimates, judgments and/or other assumptions in their application. Management believes that the following accounting policies are among the most important to the portrayal of the financial condition and results of operations and require among the most difficult, subjective or complex judgments.

Revenue Recognition

Effective January 1, 2018, we adopted the requirements of Accounting Standards Codification (“ASC”) 606 under the modified retrospective method. Under ASC 606, we recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To do this, we perform the following five steps as outlined in ASC 606: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation.

Home Sales and Profit Recognition

In accordance with ASC 606, home sales revenue is recognized when performance obligations within the underlying sales contracts are fulfilled. We consider obligations fulfilled when closing conditions are complete, title has transferred to the homebuyer, and collection of the purchase price is probable. Sales incentives are recorded as a reduction of revenues when the respective home is closed. The profit we record is based on the calculation of cost of sales, which is dependent on the estimate of total cost. When it is determined that the performance obligation is not satisfied, the related revenue and profit are deferred for recognition in future periods. For periods prior to January 1, 2018, we recognized home sales and other real estate sales revenue in accordance with ASC 360. Under ASC 360, revenue from home sales and other real estate sales was recorded and a profit was recognized when the sales process was complete under the full accrual method. The sales process was considered complete for home sales and other real estate sales when all conditions of escrow were met, including delivery of the home or other real estate asset, title passes, appropriate consideration is received and collection of associated receivables, if any, was reasonably assured.

Lot Sales and Profit Recognition

In accordance with ASC 606, revenues from lot sales are recorded and a profit is recognized when performance obligations are satisfied, which includes transferring a promised good or service to a customer. Lot sales are recognized when all conditions of escrow are met, including delivery of the real estate asset in the agreed-upon condition, passage of title, receipt of appropriate consideration, and collection of associated receivables, if any, is probable, and other applicable criteria are met. Sales incentives are a reduction of revenues when the respective lot sale is recognized. Based upon the terms of the agreement, when it is determined that the performance obligation is not satisfied, the sale and the related profit are deferred for recognition in future periods.

Under the terms of certain lot sale contracts, we are obligated to perform certain development activities after the close of escrow. Due to this continuing involvement, we recognize lot sales under the percentage of-completion method, whereby revenue is recognized in proportion to total costs incurred divided by total costs expected to be incurred. As of December 31, 2019, we had no deferred revenue from lot sales, compared to $15.9 million as of December 31, 2018. We recognize these amounts as development progresses. During 2019, we recognized $15.9 million of deferred revenue from lot sales in prior years.

Real Estate Inventories and Cost of Sales

We capitalize pre-acquisition costs, land deposits, land, development, and other allocated costs, including interest, property taxes, and indirect construction costs to real estate inventories. Pre-acquisition costs, including non-refundable land deposits, are expensed to other (expense) income, net, if we determine continuation of the prospective project is not probable. Land, development, and other common costs are typically allocated to real estate inventories using a methodology that approximates the relative-sales-value method. If the relative-sales-value-method is impracticable, costs are allocated based on area methods (such as square footage or lot size) or other value methods as appropriate under the circumstances. Home construction costs per production phase are recorded using the specific identification method. Cost of sales for homes closed includes the estimated total construction costs of each home at completion and an allocation of all applicable land acquisition, land development, and related common costs (both incurred and estimated to be incurred) based upon the relative-sales-value of the home within each project. Changes in estimated development and common costs are allocated prospectively to remaining homes in the project. In accordance with ASC 360, Property, Plant and Equipment, inventory is stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventory is written down to its fair value. We review each real estate asset on a periodic basis or whenever indicators of impairment exist. Real estate assets include projects actively selling and projects under development or held for future development. Indicators of impairment include, but are not limited to, significant decreases in local housing market values and selling prices of comparable homes, significant decreases in gross margins and sales absorption rates, costs significantly in excess of budget, and actual or projected cash flow losses. If there are indicators of impairment, we perform a detailed budget and cash flow review of the applicable real estate inventories to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the asset’s carrying value. If the undiscounted estimated future cash flows are more than the asset’s carrying value, no impairment adjustment is required. However, if the undiscounted estimated future cash flows are less than the asset’s carrying value, the asset is deemed impaired and is written down to fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. When estimating undiscounted future cash flows of a project, we make various assumptions, including: (i) expected sales prices and sales incentives to be offered, including the number of homes available, pricing and incentives being offered by the Business or other builders in other projects, and future sales price adjustments based on market and economic trends; (ii) expected sales pace and cancellation rates based on local housing market conditions, competition and historical trends; (iii) costs expended to date and expected to be incurred including, but not limited to, land and land development costs, home construction costs, interest costs, indirect construction and overhead costs, and selling and marketing costs; (iv) alternative product offerings that may be offered that could have an impact on sales pace, sales price and/or building costs; and (v) alternative uses for the property. Many assumptions are interdependent and a change in one may require a corresponding change to other assumptions. For example, increasing or decreasing sales absorption rates has a direct impact on the estimated per unit sales price of a home, the level of time sensitive costs (such as indirect construction, overhead and carrying costs), and selling and marketing costs (such as model maintenance costs and advertising costs). Depending on the underlying objective of the project, assumptions could have a significant impact on the projected cash flow analysis. For example, if the objective is to preserve operating margins, our cash flow analysis will be different than if the objective is to increase the velocity of sales. These objectives may vary significantly from project to project and over time.

If real estate assets are considered impaired, the impairment adjustments are calculated by determining the amount the asset's carrying value exceeds its fair value in accordance with ASC 820. We calculate the fair value of real estate projects by using either a land residual value analysis or a discounted cash flow analysis. Under the land residual value analysis, we estimate what a willing buyer would pay and what a willing seller would sell a parcel of land for (other than in a forced liquidation) in order to generate a market rate operating margin and return. Under the discounted cash flow method, the fair value is determined by calculating the present value of future cash flows using a risk adjusted discount rate. Critical assumptions that are included as part of these analysis include estimating future housing revenues, sales absorption rates, land development, construction and related carrying costs (including future capitalized interest), and all direct selling and marketing costs. This evaluation and the assumptions used by us to determine future estimated cash flows and fair value require a substantial degree of judgment, especially with respect to real estate projects that have a substantial amount of development to be completed, have not started selling or are in the early stages of sales, or are longer in duration. Actual revenues, costs and time to complete and sell a community could vary from these estimates, which could impact the calculation of fair value of the asset and the corresponding amount of impairment that is recorded in the results of operations.

For the years ended December 31, 2019, 2018 and 2017, no inventory impairments were recorded.

Warranty Accrual

Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related homebuilding revenues are recognized. Amounts are accrued based upon our historical rates. We also consider historical experience of peers due to our limited history related to homebuilding sales. We assess the adequacy of the warranty accrual on a quarterly basis and adjust the amounts recorded if necessary. The warranty accrual is included in accrued expenses and other liabilities in the accompanying combined balance sheets and adjustments to the warranty accrual are recorded through cost of sales.

Income Taxes

We record income taxes in accordance with ASC 740, Income Taxes, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases and attributable to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which the temporary differences are expected to be recovered or paid.

Each year we assess the deferred tax asset to determine whether all or any portion of the asset is more likely than not (defined as a likelihood of more than 50%) unrealizable under ASC 740. We are required to establish a valuation allowance for any portion of the tax asset determined to be more likely than not unrealizable. Our assessment considers, among other things, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, the duration of statutory carryforward periods, utilization experience with net operating losses and tax credit carryforwards and the planning alternatives, to the extent these items are applicable. The ultimate realization of deferred tax assets depends primarily on the generation of future taxable income during the periods in which the differences become deductible. The value of deferred tax assets will depend on applicable income tax rates. Judgment is required in determining the future tax consequences of events that have been recognized in the Business’s combined financial statements and/or tax returns. Differences between anticipated and actual outcomes of these future tax consequences could have a material impact on the combined financial statements.

We account for income taxes in accordance with ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities at enacted income tax rates for the temporary differences between the financial reporting bases and the tax bases of its assets and liabilities.  Any effects of changes in income tax rates or tax laws are included in the provision for income taxes in the period of enactment.  When it is more likely than not that a portion or all of a deferred tax asset will not be realized in the future, we provide a corresponding valuation allowance against the deferred tax asset. In addition, when it is more likely than not that a tax position will be sustained upon examination by a tax authority that has full knowledge of all relevant information, we measure the amount of tax benefit from the position and record the largest amount of tax benefit that is more likely than not of being realized after settlement with a tax authority.  Our policy is to recognize interest to be paid on an underpayment of income taxes in interest expense and any related statutory penalties in the provision for income taxes on the combined statements of operations.

Goodwill

We evaluate goodwill for possible impairment in accordance with ASC 350, Intangibles–Goodwill and Other, on an annual basis, or more frequently if events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We use a three step process to assess whether or not goodwill can be realized. The first step is a qualitative assessment that analyzes current economic indicators associated with a particular reporting unit. For example, we analyze changes in economic, market and industry conditions, business strategy, cost factors, and financial performance, among others, to determine if there would be a significant decline to the fair value of a particular reporting unit. If the qualitative assessment indicates a stable or improved fair value, no further testing is required.

If a qualitative assessment indicates that a significant decline to fair value of a reporting unit is more likely than not, or if a reporting unit’s fair value has historically been closer to its carrying value, we will proceed to the second step where we calculate the fair value of a reporting unit based on discounted future cash flows. If this step indicates that the carrying value of a reporting unit is in excess of its fair value, we will proceed to the third step where the fair value of the reporting unit will be allocated to assets and liabilities as they would in a business combination. Impairment occurs when the carrying amount of goodwill exceeds its estimated fair value calculated in the third step.

Business Combinations

We account for business combinations in accordance with ASC 805, Business Combinations, if the acquired assets assumed and liabilities incurred constitute a business. We consider acquired companies to constitute a business if the acquired net assets and processes have the ability to create outputs in the form of revenue. For acquired companies constituting a business, we recognize the identifiable assets acquired and liabilities assumed at their acquisition-date fair values and recognize any excess of total consideration paid over the fair value of the identifiable assets as goodwill.

Liquidity and Capital Resources

Overview

The principal sources of capital are cash generated from home and land sales activities, borrowing from credit facilities and distributions from unconsolidated joint ventures. The principal uses of capital are land purchases, land development, home construction, repayments on credit facilities, contributions and advances to unconsolidated joint ventures, the acquisition of Pinnacle West and the payment of routine liabilities.

Cash flows for each of our communities depend on the stage in the development cycle, and can differ substantially from reported earnings. Early stages of development or expansion require significant cash outlays for land acquisitions, entitlements and other approvals, and construction of model homes, roads, utilities, general landscaping and other amenities. Because these costs are a component of inventory and not recognized in the combined statements of operations until a home closes, we incur significant cash outlays prior to the recognition of earnings. In the later stages of community development, cash inflows may significantly exceed earnings reported for financial statement purposes, as the cash outflow associated with home and land construction was previously incurred. From a liquidity standpoint, we are actively acquiring and developing lots in markets to maintain and grow lot supply and active selling communities. As we continue to expand our business, we expect that cash outlays for land purchases and land development to grow lot inventory will continue to exceed cash generated by operations.

During the year ended December 31, 2019, we generated cash flows from operating activities of $106.0 million. We ended 2019 with $156.4 million of cash and cash equivalents, a $36.8 million increase from December 31, 2018, primarily due to a decrease in land acquisition spend and an increase in home and land sales revenues. We expect to generate cash from the sale of inventory including unsold and presold homes under construction. After making required loan repayments under various credit facilities, we intend to re-deploy the cash generated from the sale of inventory to acquire and develop strategic, well-positioned lots that represent opportunities to generate future income and cash flows by allocating capital to best position the Company for long-term success.

We intend to utilize debt as part of ongoing financial strategy, coupled with redeployment of cash flows from operations, to finance our business. As of December 31, 2019, we had outstanding borrowings of $190.0 million in aggregate principal related to our notes and other debts payable. We will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of new indebtedness, including the purchase price of assets to be acquired with debt financing, the market value of our assets and the ability of particular assets, and our Company as a whole, to generate cash flow to cover the expected debt service. In addition, our credit facilities contain certain financial covenants, among others, that limit the amount of leverage we can maintain, and minimum tangible net worth and liquidity requirements.

We believe that we will be able to fund current and foreseeable liquidity needs with cash on hand, cash generated from operations, and cash expected to be available from credit facilities or through accessing debt or equity capital as needed.

Credit Facilities

In 2018, we entered into a $130.0 million secured line of credit (“LOC”) then amended the LOC during 2019 resulting in a new maturity date of February 2022. The LOC has a variable interest rate of Prime plus 1.25% with a floor of 5.50%. As of December 31, 2019, the interest rate was 6.00%. As of December 31, 2019, the total available amount under the credit facility was $60.0 million, of which there was $8.7 million outstanding, compared to $50.8 million outstanding as of December 31, 2018. The decrease in outstanding balance of the LOC related to the high volume of deliveries, and paydowns on the LOC, during the month of December 2019.

We had a total of $92.6 million in project specific construction, secured loan agreements (“Project Debt”) outstanding as of December 31, 2019 with various banks, and maturity dates extending from October 2020 through September 2022. The maturity dates of the Project Debt coincide with the estimated completion dates of the underlying communities/collateral. The Project Debt has variable interest rates based on Prime or LIBOR and as of December 31, 2019, ranged from 5.50% to 8.25%.

We have various EB-5 notes payable totaling $95.0 million as of December 31, 2019 with maturity dates ranging from July 2020 to June 2023. The loans have fixed interest rates of 4.00%.

Letters of Credit and Performance Bonds

In the normal course of business, we post letters of credit and performance bonds related to land development performance obligations with local municipalities. As of December 31, 2019 and December 31, 2018, we had $61.0 million and $44.3 million, respectively, in letters of credit and performance bonds issued and outstanding.  Although significant development and construction activities have been completed related to the improvements at these sites, the letters of credit and performance bonds are generally not released until all development and construction activities are completed.

Financial Covenants

Our loans are generally guaranteed by our parent company, Landsea Holdings Corporation (“LHC”), and have certain financial covenants, including requirements for LHC to maintain a minimum liquidity balance, minimum tangible net worth, gross profit margin, leverage and interest coverage ratios. See the table below for the covenant calculations.

	December 31, 2019		December 31, 2018
Financial Covenants	Actual	Covenant Requirement	Actual	Covenant Requirement
	(dollars in thousands)		(dollars in thousands)
Minimum Liquidity Covenant	$169,890	$35,000	$109,019	$35,000
Interest Coverage Ratio - EBITDA to Interest Incurred (1)	2.9	1	2.3	1
Tangible Net Worth	$542,756	$100,000	$512,249	$100,000
Maximum Leverage Ratio (2)	36.8%	<75%	43.2%	<75%
Annual Gross Margin	15.8%	11%	19.1%	11%
Annual Net Margin	4.3%	4.0%	13.5%	4.0%

(1) Calculation is based on EBITDA.

(2) Calculation is combined debt minus subordinated debt divided by total capitalization. The subordinated debt consists of financing held at LHC from its parent company.

The loan agreements also contain certain restrictive covenants, including limitations on incurrence of other indebtedness, liens, dividends and other distributions, asset dispositions, investments, and limitations on fundamental changes. The agreements contain customary events of default, subject to cure periods in certain circumstances, that would result in the termination of the commitments and permit the lender to accelerate payment on outstanding borrowings. These events of default include nonpayment of principal, interest and fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross default to certain other indebtedness; unpaid judgments; change in control; and certain bankruptcy and other insolvency events. As of December 31, 2019 and 2018, we were in compliance with all covenants.

Cash Flows—Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

For the years ended December 31, 2019 and December 31, 2018, the comparison of cash flows is as follows:

•	Net cash provided by operating activities increased to $106.0 million during the year ended December 31, 2019 from net cash used of $14.6 million during the same period in 2018. The increase in cash flows from operating activities was primarily due to real estate inventories providing $94.4 million cash for the year ended December 31, 2019, compared to the use of $77.5 million during the year ended December 31, 2018, as a result of increased home deliveries and revenues.

•	Net cash used in investing activities was $22.5 million during the year ended December 31, 2019, compared to $20.9 million cash provided during the same period in 2018. The decrease primarily relates to the business acquisition of Pinnacle West, which resulted in cash used, net of cash acquired, totaling $23.6 million. In addition, during the year ended December 31, 2019 the cash provided from distributions from unconsolidated joint ventures was $1.7 million, compared to $17.1 million for the same period in 2018. This decrease related to the substantial closeout of the Boston Point joint venture, which closed the majority of its units and a retail space during 2018.

•	Net cash used by financing activities was $46.8 million during the year ended December 31, 2019, compared to $84.3 million net cash provided during the same period in 2018. The decrease in cash provided by financing activities is due to a net decrease in cash from notes and other debts payable, which was due to a higher amount of home deliveries and revenue relative to the amount of spending on land and construction costs. In addition, during 2019 we fully repaid the land bank financing arrangements, versus a minimal amount of net borrowings from land banking arrangements during 2018.

As of December 31, 2019, cash and cash equivalents was $156.4 million.

Cash Flows—Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

For the years ended December 31, 2018 and December 31, 2017, the comparison of cash flows is as follows:

•	Net cash used in operating activities decreased to $14.6 million during the year ended December 31, 2018 from net cash used of $114.9 million during the same period in 2017. The decrease in net cash used was primarily due to the increase in home deliveries and revenues and the corresponding positive cash inflows offsetting some of the reinvestment in land and construction costs.

•	Net cash provided by investing activities was $20.9 million during the year ended December 31, 2018, compared to $27.0 million cash provided during the same period in 2017. The decrease was primarily due to distributions from unconsolidated joint ventures of $17.1 million for the year ended December 31, 2018, compared to $45.7 million for the year ended December 31, 2017. This decrease was the result of a large distribution from a newly formed unconsolidated joint venture where a portion of the initial investment in the joint venture was distributed back to the Business. This was partially offset by contributions and advances to unconsolidated joint ventures of $0.1 million for the year ended December 31, 2018, compared to $17.8 million for the year ended December 31, 2017. This decrease was the result of significantly less equity contributions to unconsolidated joint ventures during 2018.

•	Net cash provided by financing activities was $84.3 million during the year ended December 31, 2018, compared to $101.7 million during the same period in 2017. The decrease was due to repayments of land bank financing of $38.6 million for the year ended December 31, 2018, which was the result of lot takedowns from a land bank for one of the California communities beginning that year. In addition, repayments of notes and other debts payable were $274.5 million for the year ended December 31, 2018, compared to $60.4 million for the year ended December 31, 2017, which was a result of increased home deliveries and the associated required repayments. These decreases were partially offset by an increase in borrowings from notes and other debts payable of $340.4 million for year 2018, compared to $89.2 million for year 2017, which was the result of increase in Project Debt and the new LOC.

As of December 31, 2018, cash and cash equivalents was $119.6 million.

Off-Balance Sheet Arrangements

Option Contracts

In the ordinary course of business, we enter into land purchase contracts in order to procure lots for the construction of our homes. We are subject to customary obligations associated with entering into contracts for the purchase of land and improved lots. These purchase contracts typically require a cash deposit, and the purchase of properties under these contracts is generally contingent upon satisfaction of certain requirements, including obtaining applicable property and development entitlements. The Business also utilizes option contracts with land sellers and others as a method of acquiring land in staged takedowns, to help manage the financial and market risk associated with land holdings, and to reduce the use of funds from financing sources. Option contracts generally require payment by the Business of a non-refundable deposit for the right to acquire lots over a specified period of time at pre-determined prices. The obligations with respect to purchase contracts and option contracts are generally limited to the forfeiture of the related non-refundable cash deposits. As of December 31, 2019, we had outstanding purchase contracts and option contracts totaling $75.8 million, and had $23.1 million of non-refundable cash deposits pertaining to land option contracts.

The utilization of land option contracts is dependent on, among other things, the availability of land sellers willing to enter into option takedown arrangements, the availability of capital to financial intermediaries to finance the development of optioned lots, general housing market conditions, and local market dynamics. Options may be more difficult to procure from land sellers in strong housing markets and are more prevalent in certain geographic regions.

As of December 31, 2019, we had entered into an option contract to acquire the GWH business, including all of its owned and controlled lots. Upon entering into this contract we recorded a $10.0 million deposit which remained outstanding as of December 31, 2019.

Joint Ventures

As of December 31, 2019 and 2018, we held membership interests in two unconsolidated joint ventures related to homebuilding activities. One of the joint ventures has active homebuilding activities ongoing as of December 31, 2019 and the other is effectively closed out with only limited warranty activities. During 2018, both of the unconsolidated were active and delivering homes.

As of December 31, 2019 and 2018, the unconsolidated joint ventures had $21.0 million and $51.9 million in outstanding debt, respectively. The unconsolidated joint venture loans are secured by the project's assets and contain various representations, warranties and covenants that are customary for these types of agreements and are guaranteed by LHC. All loan covenants were met as of December 31, 2019.

Contractual Obligations

The contractual obligations as of December 31, 2019 were as follows:

	Payments due by Periods
	(dollars in thousands)
	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Long-term debt maturities (1)	$196,330	$15,850	$177,980	$2,500	$—
Operating leases (2)	8,092	1,801	3,003	2,202	1,086
Purchase obligations (3)	236,649	211,563	25,086	—	—
Total contractual obligations	$441,071	$229,214	$206,069	$4,702	$1,086

(1) Principal payments in accordance with the LOC, Project Debt and EB-5 notes payable, and any unpaid interest payments. Interest on variable rate debt was calculated using the interest rate as of December 31, 2019.

(2) Operating lease obligations do not include payments to property owners covering common area maintenance charges.

(3) Purchase obligations include open work orders of $84.9 million and $75.8 million of the remaining purchase price for all land option contracts (net of deposits) as of December 31, 2019.

We are subject to certain obligations associated with entering into contracts (including land option contracts) for the purchase, development, and sale of real estate in the routine conduct of business. Option contracts for the purchase of land enable the Business to defer acquiring portions of properties owned by third parties until we have determined whether to exercise our option, which may serve to reduce the financial risks associated with long-term land holdings. At December 31, 2019, we had $24.6 million of deposits, of which $1.5 million are refundable. We expect to acquire the majority of such land within the next 3 years.

Non-GAAP Financial Measures

We include certain non-GAAP financial measures, including adjusted home sales gross margin, EBITDA, adjusted EBITDA, net debt to net capital, and adjusted net income. These non-GAAP financial measures are presented to provide investors additional insights to facilitate the analysis of our results of operations. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of our non-GAAP financial measures may differ from the definitions of non-GAAP financial measures other companies may use with the same or similar names. This limits, to some extent, the usefulness of this information for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP. This information should only be used to evaluate our financial results in conjunction with the corresponding GAAP information. Accordingly, we qualify our use of non-GAAP financial measures whenever non-GAAP financial measures are presented.

Net Debt to Net Capital

The following table presents the ratio of debt to capital as well as the ratio of net debt to net capital which is a non-GAAP financial measure. The ratio of debt to capital is computed as the quotient obtained by dividing total debt, net of issuance costs, by total capital (sum of total debt, net of issuance costs plus total equity).

The non-GAAP ratio of net debt to net capital is computed as the quotient obtained by dividing net debt (which is total debt, net of issuance costs less cash, cash equivalents and restricted cash to the extent necessary to reduce the debt balance to zero) by net capital (sum of net debt plus total equity). The most comparable GAAP financial measure is the ratio of debt to capital. We believe the ratio of net debt to net capital is a relevant financial measure for investors to understand the leverage employed in our operations and as an indicator of our ability to obtain financing. We believe that by deducting our cash from our debt, we provide a measure of our indebtedness that takes into account our cash liquidity. We believe this provides useful information as the ratio of debt to capital does not take into account our liquidity and we believe that the ratio of net debt to net capital provides supplemental information by which our financial position may be considered. Investors may also find this to be helpful when comparing our leverage to the leverage of our competitors that present similar information.

See table below reconciling this non-GAAP measure to the ratio of debt to capital.

	December 31,
	2019	2018
	(dollars in thousands)
Total notes and other debts payable, net	$189,964	$191,154
Total equity	583,370	545,156
Total capital	$773,334	$736,310
Ratio of debt to capital	24.6%	26.0%

Total notes and other debts payable, net	$189,964	$191,154
Less: cash, cash equivalents and restricted cash	156,378	119,589
Net debt	33,586	71,565
Total equity	583,370	545,156
Net capital	$616,956	$616,721
Ratio of net debt to net capital	5.4%	11.6%

EBITDA and Adjusted EBITDA

The following table presents EBITDA and Adjusted EBITDA for the years ended December 31, 2019, 2018, and 2017. Adjusted EBITDA is a non-GAAP financial measure used in evaluating operating performance. We define Adjusted EBITDA as net income before (i) income tax expense (benefit), (ii) interest expenses, (iii) depreciation and amortization, (iv) inventory impairments, (v) purchase accounting adjustments for acquired work in process inventory related to business combinations, (vi) (gain) loss on debt extinguishment, (vii) transaction costs related to business combinations, and (viii) the impact of income or loss allocations from our unconsolidated joint ventures. We believe Adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest, effective tax rates, levels of depreciation and amortization, and items considered to be non-recurring. Accordingly, we believe this measure is useful for comparing our core operating performance from period to period. Our presentation of Adjusted EBITDA should not be considered as an indication that our future results will be unaffected by unusual or non-recurring items.

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Net income (loss)	$22,391	$36,706	$(303)
Provision for income taxes	6,159	4,613	158
Interest in cost of sales	40,393	16,299	3,984
Interest relieved to equity in net income (loss) of unconsolidated joint ventures	1,934	4,153	—
Interest expense	—	111	645
Depreciation and amortization expense	2,960	1,556	204
EBITDA	73,837	63,438	4,688
Inventory impairments	—	—	—
Purchase price accounting in cost of home sales	2,874	—	—
Transaction costs	1,220	—	—
Equity in net loss (income) of unconsolidated joint ventures, net of interest	5,967	(17,171)	458
Less: Imputed interest in cost of sales (1)	(10,024)	(4,324)	—
Adjusted EBITDA	$73,874	$41,943	$5,146

(1) Imputed interest related to a land banking transaction that was treated as a product financing arrangement.

Adjusted Net Income

Adjusted Net Income to Landsea is a non-GAAP financial measure that we believe is useful to management, investors and other users of our financial information in evaluating our operating results and understanding our operating results without the effect of certain expenses that were historically pushed down by our parent company and other non-recurring items. We believe excluding these items provides a more comparable assessment of our financial results from period to period. Adjusted Net Income to Landsea is calculated by excluding the effects of related party interest that was pushed down by our parent company, purchase accounting adjustments for acquired work in process inventory related to business combinations, and the impact from our unconsolidated joint ventures, and tax-effected using a normalized effective tax rate.

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Net income (loss) attributable to Landsea Homes Business	$17,200	$29,184	$(413)

Inventory impairments	—	—	—
Related party interest included in cost of sales	15,646	9,164	2,678
Equity in net loss (income) of unconsolidated joint ventures	7,901	(13,018)	458
Purchase price accounting for acquired inventory	2,874	—	—
Total adjustments	26,421	(3,854)	3,136
Tax-effected adjustments (1)	20,721	(2,775)	2,038
Adjusted net income (loss) attributable to Landsea Homes Business	$37,921	$26,409	$1,625

(1) For the years ended December 31, 2019, 2018, and 2017 our adjusted income tax expense is reflective of our effective income tax rate, excluding the effects from establishing or releasing a valuation allowance, applied to our adjusted pretax income (loss).

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. The Business' primary exposure to market risk is interest rate risk associated with variable notes and credit facilities. Borrowings under various variable notes and credit facilities bear interest at a floating rate equal to the adjusted Prime Rate or LIBOR plus an applicable margin between 0.75% to 6.50% per annum.

Inflation

The Business' operations can be adversely impacted by inflation, primarily from higher land, financing, labor, material and construction costs. In addition, inflation can lead to higher mortgage rates, which can significantly affect the affordability of mortgage financing to homebuyers. While we attempt to pass on cost increases to customers through increased prices, when weak housing market conditions exist, we are often unable to offset cost increases with higher selling prices.

Seasonality

Historically, the homebuilding industry experiences seasonal fluctuations in quarterly operating results and capital requirements. We typically experience the highest new home order activity during the spring, although this activity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors. Since it typically takes four to eight months to construct a new home, we deliver more homes in the second half of the year as spring and summer home orders convert to home deliveries. Because of this seasonality, home starts, construction costs and related cash outflows have historically been highest in the third and fourth quarters, and the majority of cash receipts from home deliveries occurs during the second half of the year. We expect this seasonal pattern to continue over the long-term, although it may be affected by volatility in the homebuilding industry.

EXECUTIVE COMPENSATION

The Company

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2019 (i.e., pre-Business Combination).

With the exception of Baudouin Prot and Alberto Bianchinotti, none of our officers or directors has received any cash compensation for services rendered to us. We have agreed to pay our Sponsor or an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

In September 2017, we entered into an agreement with B. Prot Conseils, an entity controlled by Mr. Baudouin Prot, one of our board members, pursuant to which, the board member will be paid a cash fee of $150,000 per annum in exchange for his service. The agreement was effective as of October 1, 2017 and lasted until December 2019. On February 20, 2020, we agreed to amend our arrangement with Mr. Prot, pursuant to which no further monthly fees will be paid on a current monthly basis to Mr. Prot. However, if we complete our acquisition of a target company prior to June 18, 2020, we shall pay Mr. Prot $12,500 for each month Mr. Prot has continued to provide services to us since January 1, 2020. On August 3, 2020, we agreed to amend our arrangement with Mr. Prot pursuant to which he will be paid an aggregate of $75,000 for January through June 2020 so long as Mr. Prot continues to provide services to our company to substantially the same extent as he previously provided such services and we successfully complete our acquisition of a target company prior to December 31, 2020. If we do not complete our acquisition of a target company prior to December 31, 2020, then no further fees will be due to Mr. Prot.

Alberto Bianchinotti, our Chief Financial Officer, is the sole owner of the accounting services firm, AM Knight Financial Services. We paid AM Knight Financial Services to provide certain accounting services to us prior to Mr. Bianchinotti’s appointment as Chief Financial Officer. For the years ended December 31, 2018, 2019 and 2020, we paid AM Knight Financial Services $72,800, $79,300 and $55,200, respectively.

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination” beginning on page [—] of this proxy statement.

Landsea

The following discussion and analysis of compensation arrangements of the NEOs of Landsea for the fiscal year ended December 31, 2019 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with Landsea’s financial statements and related notes appearing elsewhere in this proxy statement. Compensation information included in the following discussion is presented in actual dollar amounts.

Because the Company is an emerging growth company, the Company has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” when detailing the executive compensation of Landsea’s executives, as such term is defined under the Securities Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer of Landsea and the two next most highly compensated executive officers of Landsea. These individuals are referred to as Landsea’s “Named Executive Officers” or “NEOs.”

Summary Compensation Table

The following table presents information regarding the compensation of Landsea’s named executive officers for services rendered during the fiscal year ended December 31, 2019 (the “2019 Fiscal Year”):

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Non-Equity Incentive Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
John Ho Chief Executive Officer	2019	$391,667	$—	$600,000	$25,188	$1,016,855
Michael Forsum President and Chief Operating Officer	2019	$445,833	$100,000	$675,000	$9,480	$1,230,313
Franco Tenerelli Chief Legal Officer	2019	$322,917	$75,000	$200,000	$65,277	$663,194

(1)	Amounts in this column include bonuses paid to the NEOs upon successful acquisition of Pinnacle West Homes.
(2)	Amounts in this column represent amounts paid under Landsea’s short-term incentive bonus program for performance in the 2019 Fiscal Year, which were paid in cash, as described below under “Narrative Disclosure to the Summary Compensation Table—Short-Term Incentive Bonus Program.”
(3)	Amounts in this column include (i) matching contributions under Landsea’s 401(k) plan made during the 2019 Fiscal Year, (ii) Company payments of automobile leases, (iii) payment of tuition expenses for the UCLA Anderson Executive MBA, (iv) a monthly cell phone allowance, and (v) payment for gym memberships for each NEO.

Name	Company 401(k) Matching Contributions ($)	Personal Use of Automobile ($)	Tuition ($)	Personal Use of Cellphone ($)	Gym Membership ($)	All Other Compensation Total ($)
John Ho	$9,500	$13,150	—	$2,058	$480	$25,188
Michael Forsum		$9,000	—	—	$480	$9,480
Franco Tenerelli	$9,500	—	$53,497	$1,800	$480	$65,277

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements Landsea has with each of its NEOs and other components of their compensation.

Base Salaries

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of Landsea and execute its business strategies. Base salaries for Landsea’s NEOs are established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant.

Short-Term Incentive Bonus Program

For the 2019 Fiscal Year, each NEO was eligible to participate in Landsea’s incentive bonus program for 2019, pursuant to which each NEO was eligible to receive a cash bonus payment based on Landsea’s performance. Landsea established target incentive bonus levels for each NEO, as set forth below:

Name	2019 Target Incentive Bonus
John Ho	$600,000
Michael Forsum	$675,000
Franco Tenerelli	$200,000

Under Landsea’s incentive bonus program for 2019, payment of incentive bonuses to the NEOs was based on achievement of a return on equity, or “ROE,” performance target with respect to 60% of the annual bonus and a revenue performance target with respect to 40% of the annual bonus. The target for the 2019 Fiscal Year was determined during the first quarter of 2019 by Landsea’s Chief Executive Officer and subsequently approved by the Board. To receive an incentive bonus payment, each NEO must have been employed by Landsea on the date on which Landsea actually paid bonuses under the incentive bonus program. For the 2019 Fiscal Year, Landsea achieved target performance with respect to the ROE and revenue performance goals. Based on this performance, bonus payments to the NEOs of Landsea for fiscal year 2019 were as follows:

Name	2019 Incentive Bonus
John Ho	$600,000
Michael Forsum	$675,000
Franco Tenerelli	$200,000

Long Term Incentive Compensation

Historically, Landsea’s NEOs have received long-term incentive compensation in the form of phantom stock awards issued under the Landsea Phantom Stock Plan (the “Phantom Stock Plan”). Each share of phantom stock represents the right to receive an amount in cash equal to the fair market value of a share of phantom stock of Landsea, as determined by board of directors of Landsea at the end of each plan year upon the vesting and settlement of such award. Landsea accounts for these awards under Financial Accounting Standards Board Accounting Standards Codification Topic 710, rather than under Topic 718, and as such, the phantom equity awards are not considered equity incentive compensation for purposes of these disclosures.

On August 31, 2020, Messrs. Ho, Forsum and Tenerelli received 85.69, 77.12 and 21.42 shares of phantom stock, respectively (the “2020 Awards”), which are scheduled to vest on March 1, 2022 for Mr. Tenerelli and March 1, 2023 for Messrs. Ho and Forsum, subject to the NEO’s continued employed through such date. On January 1, 2019, Messrs. Ho, Forsum and Tenerelli received 39.06, 43.94 and 9.77 shares of phantom stock, respectively, which are scheduled to vest on March 1, 2021 for Mr. Tenerelli and March 1, 2022 for Messrs. Ho and Forsum, subject to the NEO’s continued employment through such date. On October 1, 2018, Mr. Ho received grants of 29.34 and 35.20 shares of phantom stock, which vested or are scheduled to vest on March 1, 2020 and March 1, 2021, respectively, subject to his continued employment through such dates. On October 1, 2018, Mr. Forsum received grants of 29.34 and 41.07 shares of phantom stock, which vested or are scheduled to vest on March 1, 2020 and March 1, 2021, respectively, subject to his continued employment through such dates On October 1, 2018, Mr. Tenerelli received a grant of 8.80 shares of phantom stock, which vested on March 1, 2020. With respect to the shares of phantom stock that vested on March 1, 2020, Messrs. Ho, Forsum and Tenerelli received cash payments of $342,395, $342,395 and $102,695, respectively. The outstanding phantom stock awards are subject to accelerated vesting upon certain terminations of employment and certain corporate events, as described under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below.

As of the date of this proxy statement filing, the NEOs hold the following phantom stock awards. In connection with the Business Combination, we anticipate that the 2020 Awards granted to Messrs. Ho and Forsum will be settled in Class A Stock (together, the “Specified 2020 Grants”). Otherwise, we expect that each of the outstanding phantom stock awards will be accelerated and settled in cash in connection with the Business Combination. The following table sets forth the proposed cash and Class A Stock to be received by each NEO in connection with the Business Combination.

		Proposed Settlement upon the Business Combination
Name	Number of Shares of Phantom Stock	Cash Payment	Number of Shares of Class A Stock (1)
John Ho	159.95	$747,346	81,664
Michael Forsum	162.13	$855,538	73,496
Franco Tenerelli	31.19	$313,892	0

(1)       The shares of Class A Stock reflected in this column are calculated by dividing the value of the shares of phantom stock being settled in Class A Stock by $10.56, rounded down to the nearest whole share, with all fractional shares settled as part of the cash payment in the preceding column.

Other than the phantom stock awards described herein, none of the NEOs hold any equity or equity-based awards or held any such awards as of each of December 31, 2019 and the date of this proxy statement filing.

Employment Arrangements with the Named Executive Officers of Landsea

John Ho Employment Agreements

Landsea entered into an employment agreement with Mr. Ho effective January 24, 2017 (the “Ho Employment Agreement”), pursuant to which Mr. Ho is eligible to receive an annual base salary and incentive bonus and to participate in Landsea’s benefit plans and programs. Under the Ho Employment Agreement, Mr. Ho is eligible to receive severance benefits upon certain terminations of his employment, as described under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Ho Employment Agreement” below. The Ho Employment Agreement also includes customary confidentiality covenants. As described below under “Additional Narrative Disclosure—New Employment Agreements,” Mr. Ho has entered into a new employment agreement on August 31, 2020.

Offer Letters with Other NEOs

In connection with their respective appointments, Landsea entered into offer letters with each of Messrs. Forsum and Tenerelli. The offer letters provide the NEO with eligibility to receive an annual base salary and incentive bonus and to participate in Landsea’s benefit plans and programs. The offer letter with Mr. Tenerelli also provides for customary confidentiality covenants. As described below under “Additional Narrative Disclosure—New Employment Agreements,” Messrs. Forsum and Tenerelli have entered into new employment agreements on August 31, 2020.

Outstanding Equity Awards at Fiscal Year-End

None of Landsea’s NEOs held any equity awards as of December 31, 2019.

Additional Narrative Disclosure

Retirement Benefits

Other than benefits under Landsea’s 401(k) plan, Landsea has not provided the NEOs with any retirement benefits. Under Landsea’s 401(k) plan, employees, including the NEOs, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Currently, we provide discretionary matching contributions equal to 100% of the first 3% of employees’ eligible compensation contributed to the plan. Employees generally become vested in 20% of the matching contributions made to their tax-qualified retirement account per year.

Potential Payments Upon Termination or Change in Control

Ho Employment Agreement

Under the Ho Employment Agreement, upon a termination of Mr. Ho’s employment by Landsea without “Cause” or by Mr. Ho for “Good Reason” (each as defined below), Mr. Ho was eligible to receive a lump sum severance payment equal to 18 months’ of base salary. This severance payment was conditioned on Mr. Ho’s execution of a release of claims in a form satisfactory to Landsea, which includes standard non-disparagement provision. For purposes of the Ho Employment Agreement:

•	“Cause” generally means (i) the conviction of, or plea of no contest by Mr. Ho for, a felony or other crime involving fraud or moral turpitude, (ii) willful misconduct or material neglect that causes material harm to Landsea, (iii) any intentional act that causes material damage to Landsea’s reputation, or (iv) a material breach by Mr. Ho of the Ho Employment Agreement, subject in the case of clauses (ii) and (iv) to standard notice and cure provisions.

•	“Good Reason” generally includes any of the following arising without Mr. Ho’s express written consent: (i) material change in Mr. Ho’s duties, status, reporting relationship or title, (ii) material reduction in base salary or benefits, (iii) material failure by Landsea to continue providing its fringe benefits, (iv) material breach by Landsea of the Ho Employment Agreement, or (v) occurrence of a change in control of Landsea (with a resignation occurring within six months thereof).

As of August 31, 2020, Mr. Ho is instead eligible to receive the severance benefits described below under “—New Employment Agreements.”

Phantom Stock Award Agreements

Under the phantom stock award agreements, a pro-rata portion of the shares of phantom stock based on the number of months employed will become vested upon a termination of the NEO’s employment (i) by Landsea without “Cause” or (ii) as a result of the NEO’s death or disability. Additionally, all unvested phantom stock awards fully vest upon an initial public offering of Landsea’s stock or a change of control of Landsea.

For purposes of the phantom stock award agreements, “Cause” has the meaning under the NEO’s employment agreement, if applicable, and if no such agreement defines cause, then it generally means (i) a conviction of a felony, (ii) willful dishonesty in the course of fulfilling employment duties, (iii) willful disclosure of trade secrets, (iv) willful and continued failure to perform employment or director duties in any material respect (other than as a result of disability), and (v) willful and material breach of any company policies.

In connection with the Business Combination, it is expected that Landsea’s board of directors will exercise its discretion under the Phantom Unit Plan to accelerate all unvested phantom stock awards and settle the outstanding phantom stock awards in a combination of cash and Class A Stock as described above under “Narrative Disclosure to the Summary Compensation Table—Long Term Incentive Compensation.”

New Employment Agreements

Messrs. Ho, Forsum, and Tenerelli entered into executive employment agreements with the Seller on August 31, 2020. The employment agreements generally provide for an initial term ending on December 31, 2023, which will automatically renew for successive one-year terms thereafter unless either party gives written notice of non-extension to the other party. The employment agreements generally provide for an annual base salary, eligibility to participate in the annual bonus plan (with a specified target for the 2020 calendar year), and eligibility to participate in benefit plans. Additionally, the employment agreements for Messrs. Ho and Forsum provide for the grant of restricted stock units having a grant date value of $2,000,000, which will be granted following completion of the Business Combination and filing of a registration statement on Form S-8 and which will vest as to 20% on the first and second anniversaries of the date the Form S-8 is filed and as to 30% on the third and fourth anniversaries of such date, in each case, subject to the NEO’s continued employment through such dates.

The new employment agreements also provide for certain severance benefits upon the NEO’s involuntary termination without cause (and not as a result of death or disability) or a voluntary resignation for good reason, which are each referred to as a covered termination:

•	In the event of a covered termination at any time other than during the 24-month period following a change in control, each NEO is eligible to receive (i) a lump sum cash amount equal to 2.0x (or, for Mr. Tenerelli, 1.0x) the sum of the NEO’s base salary and target annual bonus, (ii) a pro-rata portion of the NEO’s annual bonus for the year of termination based on actual performance, (iii) payment of or reimbursement for premiums to continue health coverage for 24 months (unless the NEO becomes eligible for coverage under another employer’s plan, at which time the reimbursements will cease), and (iv) full acceleration of any outstanding equity awards, with performance-based awards determined based on the terms of the applicable award agreement or, if the award agreement does not specify, based on the target level of performance.

•	In the event of a covered termination during the 24-month period following a change in control, each NEO is eligible to receive, in lieu of the benefits described in clause (i) above, a lump sum cash amount equal to 2.5x (or, for Mr. Tenerelli, 2.0x) the sum of the NEO’s base salary and target annual bonus. Each NEO is also eligible to receive the benefits described in clauses (ii)-(iv) above.

Additionally, in the event of an NEO’s death or disability, each NEO (or the NEO’s beneficiary or estate) is eligible to receive a pro-rata portion of the NEO’s target bonus for the year of termination and full acceleration of any outstanding equity awards, with performance-based awards determined based on the terms of the applicable award agreement or, if the award agreement does not specify, based on the target level of performance. All severance under the new employment agreements is subject to execution of a release of claims. Under the new employment agreements:

•	“Cause” generally means (i) material breach of the NEO’s obligations under any agreement with Seller, (ii) intentional misconduct or material violation of any material written policy, (iii) material breach of any fiduciary duty, or (iv) commission of a felony or crime involving fraud, embezzlement, dishonesty or moral turpitude, subject in the case of clauses (i), (ii) and (iii) to standard notice and cure provisions.

•	“Good Reason” generally includes any of the following arising without the NEO’s prior written consent: (i) diminution in title, authority, duties or responsibilities, (ii) material reduction in base salary or target bonus, (iii) relocation of the NEO’s principal office by more than 50 miles, or (iv) material breach by Seller of any material provision of the employment agreement, in each case, subject to standard notice and cure provisions.

These employment agreements will be assumed by Landsea, which will become a wholly-owned subsidiary of the Company, upon the consummation of the Business Combination and the obligations of the Seller thereunder will become obligations of Landsea. Copies of the executive employment agreement are attached hereto as Annexes O-1, O-2, and O-3, respectively.

Quantification of Potential Payments and Benefits to the Named Executive Officers of Landsea in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each NEO of Landsea that is based on, or otherwise relates to, the transactions contemplated by the Merger Agreement which is referred to as the merger-related compensation. The table below excludes any amounts attributed to the employment agreements described above under “Additional Narrative Disclosure—New Employment Agreements,” as the severance payable under those employment agreements is not subject to increase as a result of the Business Combination.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Business Combination. For purposes of calculating such amounts, the following assumptions were used: (i) the value of each share of Class A Stock is $10.56, based on the average closing price per share of Class A Stock over the five business days following the first public announcement of the Business Combination on August 31, 2020; and (ii) the effective time of the Business Combination is [—], which is the assumed date of the closing of the Business Combination solely for purposes of the disclosure in this section. As a result of the foregoing assumptions, the actual amounts, if any, to be received by each NEO may materially differ from the amounts set forth below.

Name	Cash ($) (1)	Equity ($) (2)	Total ($)
John Ho	$747,346	$862,373	$1,609,719
Michael Forsum	$855,538	$776,118	$1,631,656
Franco Tenerelli	$313,892	$0	$313,892

(1)       Amounts in this column reflect the cash payment each NEO will receive as a portion of the settlement of their accelerated phantom stock awards as described under “Narrative Disclosure to the Summary Compensation Table—Long Term Incentive Compensation” above.

(2)       Amounts in this column reflect the value of the shares of Class A Stock each NEO will receive as a portion of the settlement of their accelerated phantom stock awards as described under “Narrative Disclosure to the Summary Compensation Table—Long Term Incentive Compensation” above.

Director Compensation

Landsea has entered into a services agreement with each of its non-employee, independent directors, pursuant to which each director is provided a retainer to serve on Landsea’s board of directors and stipends for specific committee service, as described below:

•	Annual retainer of $80,000, paid on a monthly basis; and
•	Annual stipend of $30,000, paid on a monthly basis, for service as the chair of Landsea’s compensation committee or audit committee;

The following table presents information regarding compensation paid to Landsea’s directors for services rendered during the 2019 Fiscal Year:

Name	Fees Earned or Paid in Cash ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Bruce Frank	$110,000	$0	$0
Tom Hartfield	$110,000	$0	$0
Robert Miller	$80,000	$0	$0
Martin Tian (1)	$0	$0	$0
Joanna Zhou (1)	$0	$0	$0

(1)       Because Landsea only compensates its independent directors, Mr. Tian and Ms. Zhou do not receive compensation for their services as directors of Landsea.

Each of Messrs. Frank, Hartfield and Miller also received 2.93 shares of phantom stock under the Phantom Stock Plan on January 1, 2019, which are scheduled to vest on March 1, 2022, subject to each director’s continued service to Landsea through such date. As described above under “Narrative Disclosure to the Summary Compensation Table—Long Term Incentive Compensation,” it is expected that each share of phantom stock, including those held by the non-employee directors, will become fully vested in connection with the Business Combination. Additionally, the non-employee directors will receive settlement of their phantom equity awards in a combination of cash and shares of Class A Stock. The following table sets forth the proposed cash and Class A Stock to be received by each non-employee director in connection with the Business Combination.

		Proposed Settlement upon the Business Combination
Name	Number of Shares of Phantom Equity	Cash Payment	Number of Shares of Class A Stock (1)
Bruce Frank	7.85	$23,656	5,241
Tom Hartfield	7.85	$23,656	5,241
Robert Miller	7.85	$23,656	5,241
Martin Tian	0	$0	0
Joanna Zhou	0	$0	0

(1)       The shares of Class A Stock reflected in this column are calculated by dividing the value of the shares of phantom stock being settled in Class A Stock by $10.56, rounded down to the nearest whole share, with all fractional shares settled as part of the cash payment in the preceding column.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The Company expects that the current executive officers of Landsea will become executive officers of the post-combination company following the Business Combination. For biographical information regarding the current executive officers of Landsea, who the Company anticipates will be the executive officers of the post-combination company, please see the section entitled “Management after the Business Combination - Information about Anticipated Executive Officers and Directors upon the Closing of the Business Combination.” The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed “Landsea Homes Corporation” following the Business Combination:

Name	Age	Position
Martin Tian	59	Chairman
John Ho	38	Chief Executive Officer; Director
Joanna Zhou	46	Director
Bruce Frank	66	Lead Independent Director
Robert Miller	56	Director
Tom Hartfield	67	Director
Scott Reed	50	Director
Elias Farhat	54	Director
Michael Forsum	59	President; Chief Operating Officer
Franco Tenerelli	40	Executive Vice President; Chief Legal Officer; Secretary

Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

Martin Tian has served as Landsea’s Chairman since 2013. Mr. Tian founded the ultimate parent company of Landsea, Landsea Group Co., Ltd. (Landsea Group) in 2001 in China, and is now the company's largest shareholder. He has also held the titles of chairman and president of Landsea Group and one of its subsidiaries, Landsea Green Properties Co., Ltd, since 2001. Under Mr. Tian’s leadership, Landsea Group’s assets have grown from a registered capital investment of $1.5 million (at incorporation) to a total asset value exceeding $3.7 billion.

John Ho has served as Landsea’s Chief Executive Officer and Director since August 2013. Prior to forming Landsea in 2013, Mr. Ho spent 10 years in real estate investment and development with a focus on cross-border transactions between the U.S. and China. He worked at global real estate investment management and consulting firms, Colliers International and Jones Lang LaSalle. While working at Jones Lang LaSalle, he served as Director from July 2011 to October 2013 and Vice President from December 2008 to June 2011. He led the firm in cross-border business development, focused on delivering transactional, consultancy and other integrated real estate services to outbound Chinese businesses investing overseas. Mr. Ho received a bachelor’s degree from the University of Southern California and an MBA from the UCLA Anderson School of Management.

Joanna Zhou has served as a Director of Landsea since 2013. Ms. Zhou has over 20 years of experience in real estate business development, investment and operational leadership. She joined Landsea Green Properties Co., Ltd. in 2002 and served as the regional general manager in multiple locations, such as Nanjing, Suzhou and Shanghai. Ms. Zhou led Landsea Group’s global strategic deployment while serving as the assistant to the chairman, general manager of Shanghai Landsea Architecture Technology Co., Ltd. and general manager of Landsea Architecture Design Institute.

Bruce Frank has served as a Director of Landsea since 2015. Mr. Frank served as a senior partner within the assurance service line of Ernst & Young LLP’s real estate practice from April 1997 to June 2014. Mr. Frank also currently serves as a Director of Morgan Stanley Direct Lending Fund and chairs its Audit Committee. From July 2014 through March 2017, Mr. Frank served as a member of the Board of Directors of VEREIT, Inc. and was a member of its Audit, Compensation, and Nominating and Corporate Governance Committees. From October 2014 through October 2017, Mr. Frank served as a member of the Board of Directors of ACRE Realty Investors Inc. and was a member of its Audit Committee. Mr. Frank is a member of the American Institute of Certified Public Accountants and is a Certified Public Accountant in the State of New York.

Robert Miller has served as a Director of Landsea since 2014. Mr. Miller has over 25 years of experience in real estate transactions, entitlements and related litigation in California and out of state. Mr. Miller’s practice involves a range of real estate and development activities, with a skill set that addresses a wide variety of issues that confront real estate developers, owners and builders. Mr. Miller has been a partner at the law firm Lubin Olson & Niewiadomski LLP in San Francisco, California since 2014. Mr. Miller received a bachelor’s degree from Princeton University and a Juris Doctor degree from Harvard Law School.

Thomas J. Hartfield has served as a Director of Landsea since January 2017. Mr. Hartfield has over 30 years of investment banking experience, much of it in the building products, home building and real estate sectors. He was a senior advisor at Annascaul Advisors LLC in New York from 2006 to 2010. Prior to that, he was managing director of the Homebuilding and Building Products Group at Houlihan Lokey Howard & Zukin from 2002 to 2006. From 1982 to 2001, Mr. Hartfield was a managing director and partner at Dillon Read & Co. and its successor firm, UBS, where he was a senior member of the Homebuilding and Building Products Group.  His clients included Meritage Homes, Ryland Homes, KB Homes and Highland Homes.

Michael Forsum has served as Landsea’s Chief Operating Officer since August 2016. Prior to joining Landsea, Mr. Forsum spent nearly 23 years in the homebuilding industry as a senior level executive and the last seven years in private equity as a partner specializing in residential real estate investing. During his homebuilding career, Mr. Forsum led homebuilding operations at KB Home from 1985 to 1993. Mr. Forsum also served as a Divison President of Ryland Homes from 1994 to 2001. Later, as Taylor Woodrow/Morrison's West Region President, Mr. Forsum was responsible for overseeing multiple operating divisions in California, Arizona, Nevada and Colorado from 2001 to 2008. Mr. Forsum also served on Taylor Woodrow/Morrison's North American Leadership team which set strategic direction and established company governance and procedures. During Mr. Forsum's homebuilding tenure, he was associated with the acquisition, planning and development of nearly 25,000 home sites, and the building of over 20,000 homes. ln 2008, Mr. Forsum co-founded Starwood Land Ventures (SLV), an affiliated company of Starwood Capital Group Global, a private equity firm specializing in real estate. Mr. Forsum received a bachelor’s degree from Arizona State University.

Franco Tenerelli has served as Landsea’s Executive Vice President, Chief Legal Officer and Secretary since February 2016. Prior to joining Landsea, Mr. Tenerelli served as Regional Counsel for Toll Brothers, a publicly traded homebuilder, from 2013 to 2016, managing the company’s legal affairs for the western region, including its multiple operating divisions in California, Arizona, Nevada and Washington. During Mr. Tenerelli’s tenure, Toll Brothers experienced unparalleled growth in its western region, including the successful acquisition and integration of competitor Shapell Homes in a ~$1.6 billion M&A deal. Prior to Toll Brothers, Mr. Tenerelli was a lawyer with Holland & Knight LLP, where he served as counsel to a variety of public and private companies. Mr. Tenerelli received a bachelor’s degree from UCLA, a Juris Doctor degree from Loyola Law School, and is currently completing his MBA at the UCLA Anderson School of Management.

For information about Mr. Reed and Mr. Farhat, please see the section entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Directors and Officers.”

Board of Directors

In accordance with our Second Amended and Restated Certificate of Incorporation, our Board will be declassified with only one class of directors being elected in each year serving one three-year term.

Pursuant to the terms of the Merger Agreement, immediately prior to the consummation of the Business Combination, Messrs. Prot, Wilson, Traboulsi, and Erwin and Ms. Wendel shall resign as directors of the Company. Mr. Reed (assuming his reelection pursuant to Proposal No. 5) and Mr. Farhat shall continue as directors of the post-combination company, whereby Messrs. Reed and Farhat, pursuant to the Merger Agreement and Second Amended and Restated Charter will appoint a full board of directors.

Committees of the Board of Directors

The board of directors of the post-combination company will have three standing committees: Audit, Compensation, and Nominations. While the Audit Committee is expected to have primary responsibility for risk oversight, both the Audit Committee and the entire board of directors are expected to be actively involved in risk oversight on behalf of the post-combination company and both are expected to receive reports on the post-combination company’s risk management activities from the post-combination company’s executive management team on a regular basis. It is also anticipated that members of both the Audit Committee and the board of directors will also engage in periodic discussions with the post-combination company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Corporate Secretary and other senior officers as they deem appropriate to ensure that risk is being properly managed at the post-combination company. In addition, it is expected that each committee of the board of directors will consider risks associated with its respective area of responsibility.

Audit Committee

It is expected that Mr. Frank will be appointed as the chair and member of the Audit Committee, along with Mr. Farhat and Mr. Miller being appointed as members. It is expected that the Audit Committee will otherwise meet Nasdaq audit committee composition requirements. The primary role of the Audit Committee will be to exercise primary financial oversight on behalf of the board of directors. The post-combination company’s management team will be responsible for preparing financial statements, and the post-combination company’s independent registered public accounting firm will be responsible for auditing those financial statements. The Audit Committee will be directly responsible for the selection, engagement, compensation, retention and oversight of post-combination company’s independent registered public accounting firm. The Audit Committee shall also be responsible for the review of any proposed related persons transactions. It is expected that each member of the Audit Committee will be financially literate.

It is expected that the Audit Committee will establish a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

It is expected that [—] will be appointed the chair and member of the Compensation Committee, along with [—], [—], [—], and [—] being appointed as members. It is expected that the Compensation Committee will comprise at least five (5) directors, with at least two (2) directors meeting Nasdaq independence requirements, and shall otherwise meet Nasdaq compensation committee composition requirements at such time provided for in the Stockholder’s Agreement. The Compensation Committee will be responsible for approving the compensation, including performance bonuses, payable to the executive officers of the post-combination company, and administering the post-combination company’s equity compensation plans.

The Compensation Committee will act on behalf of and in conjunction with the board of directors to establish or recommend the compensation of executive officers of the post-combination company and to provide oversight of the post-combination company’s overall compensation programs and philosophy.

Nominating and Governance Committee

It is expected that [—] will be appointed as the chair and member of the Nominating and Governance Committee, along with [—], [—], [—], and [—] being appointed as members. It is expected that the Nominating and Governance Committee will comprise at least five (5) directors, with at least two (2) directors meeting Nasdaq independence requirements, and shall otherwise meet Nasdaq compensation committee composition requirements at such time provided for in the Stockholder’s Agreement. The Nominating and Governance Committee will assist the board of directors by identifying and recommending individuals qualified to become members of the board. The Nominations Committee will be responsible for evaluating the composition, size and governance of the board and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board, reviewing the corporate governance principles and making recommendations to the board regarding possible changes; and reviewing and monitoring compliance with the post-combination company’s Code of Business Conduct and Ethics.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed a copy of our form Code of Ethics as exhibit 14.1 to pre-effective amendment no. 1 to our registration statement on Form S-1 in connection with our IPO, filed on June 13, 2018. You may review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 600 Madison Avenue, Suite 1802, New York, NY 10022 or by telephone at (212) 319-6550. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Upon consummation of the Business Combination, the post-combination company intends to adopt an amended and restated Code of Business Conduct and Ethics that will apply to its officers and employees, including its principal executive officer, principal financial officer and principal accounting officer.

Post-Combination Company Executive Compensation

Director Compensation

Following the completion of the Business Combination, our compensation committee will determine the annual compensation to be paid to the members of our board of directors. Directors’ fees after the Business Combination have yet to be determined, but are expected to consist of two components: a cash payment and the issuance of restricted stock units. We anticipate that directors who also serve as an employee of the Company will not receive additional compensation for their service as a director.

Executive Compensation

Overview

Following the closing of the Business Combination, the Company intends to develop an executive compensation program that is consistent with Landsea’s existing compensation policies and philosophies, which are designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.

Decisions on the executive compensation program, as described below, will be determined and/or ratified by the Board of Directors with recommendations given by the Compensation Committee, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Board of Directors. The executive compensation program actually adopted will depend on the judgment of the members of the Board of Directors and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of restricted stock unit awards.

Base Salary

It has been Landsea’s historical practice to assure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of Landsea’s cost structure. Upon completion of the Business Combination, our Compensation Committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

The Company intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Stock-Based Awards

The Company intends to use restricted stock unit awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Restricted stock unit awards will be awarded under the Incentive Plan, which has been adopted by the Board and is being submitted to our stockholders for approval at the special meeting. For a description of the Incentive Plan, please see the section of this proxy statement under the heading “Proposal No. 6—Approval of the Incentive Plan.”

In connection with the Company’s executive compensation program, the Company expects to grant restricted stock units (“RSUs”) to its executives. Any grant would be contingent upon the completion of the Business Combination, stockholder approval and adoption of the Incentive Plan, filing of a registration statement on Form S-8, and approval by the Compensation Committee or Board. Any RSU grant would represent a contingent right to receive a share of Class A Stock of the Company upon vesting and settlement. It is expected that any RSU grant would vest as to 20% on the first and second anniversary of the date the registration statement on Form S-8 is filed and 30% on the third and fourth anniversary thereof.

Other Compensation

The Company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the executive officers will participate.

Employment Agreements

In connection with the Company’s executive compensation program, the Company, upon the consummation of the Business Combination, will assume employment agreements with each of Messrs. Ho, Forsum, and Tenerelli entered into with the Seller on August 31, 2020, which are described under “Executive Compensation—Additional Narrative Disclosure—New Employment Agreements” above.

DESCRIPTION OF SECURITIES

The following sets forth a summary of the material terms of the post-combination company’s securities following the Business Combination, including certain provisions of Delaware law and the material provisions of the Second Amended and Restated Certificate of Incorporation (to be adopted in accordance with Proposals 3 and 4) and the Second Amended and Restated Bylaws (to be adopted by the Board and effective upon consummation of the Business Combination). This summary is not intended to be a complete summary of the rights and preferences of such securities. The full texts of the proposed Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are attached as Annex B and Annex C to this proxy statement, respectively. We urge you to read our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws in their entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of Common Stock, and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of common stock of the post-combination company issuable in connection with the Business Combination pursuant to the Merger Agreement will be, duly authorized, validly issued, fully paid and non-assessable.  As of the record date for the Special Meeting, there were [—] shares of Common Stock outstanding, held of record by approximately [—] holders of Common Stock, no shares of preferred stock outstanding and 22,734,560 warrants outstanding held of record by approximately [—] holders of warrants.  Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

The Second Amended and Restated Certificate of Incorporation provides that the Common Stock will have identical par value and participation rights to current Class A Stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Class A Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Class A Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Class A Stock under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation.

Preemptive or Other Rights

The Second Amended and Restated Certificate of Incorporation does not provide for any preemptive or other similar rights.

Election of Directors

Our Board currently consists of eight (8) directors.

Following the completion of the Business Combination, the structure of the Board will be increased to nine (9) directors, as discussed in greater detail in “Proposal No. 3 – Approval of the Second Amended and Restated Certificate of Incorporation” and “Management After the Business Combination.” Under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of the Directors in place at such time will expire at the first annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under our current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee.

Capital Stock Prior to the Business Combination

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of Class A Stock, $0.0001 par value, 15,000,000 shares of Class B Stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Founder Shares

There are currently 3,881, 250 Founder Shares outstanding as of June 30, 2020.

The Founder Shares are identical to the shares of Class A Stock, except that:

•	the Founder Shares are shares of Class B Stock that automatically convert into shares of our Class A Stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

•	the Founder Shares are subject to certain transfer restrictions, as described in more detail below;

•	our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if we fail to complete our initial business combination within 24 months from the date of our initial public offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame. If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. Our initial stockholders, except for the BlackRock Holders, are parties to a voting and support agreement pursuant to which they have agreed to vote any Founder Shares held by them on the record date in favor of the Business Combination; and

•	the Founder Shares are subject to registration rights.

Pursuant to the Company’s current certificate of incorporation, upon the consummation of the Business Combination, Founder Shares will automatically convert to common stock of the post-combination company. The Second Amended and Restated Certificate of Incorporation will provide for only one class of common stock.

The description of the Founder Shares does not contemplate the impact of the Sponsor Surrender Agreement, the Sponsor Lock-Up Agreement, the BlackRock Waiver Agreement or the Founders’ Waiver Agreements described herein.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series.  Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.  Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects.  The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.  We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on 30 days after the completion of our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not be obligated to deliver any shares of Class A Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant is exercisable and we are not obligated to issue shares of Class A Stock upon exercise of a warrant unless Class A Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant is not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•	if, and only if, the reported last sale price of the Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.
•	if and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of  (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one (1) minus the quotient of  (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain cash dividends, (c) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our Class A Stock if we do not complete our initial business combination within 24 months from the closing of our initial public offering, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock or any voting rights until they exercise their warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Stock to be issued to the warrant holder.

The description of the public warrants does not reflect the potential impact of the Warrant Amendment detailed herein, if approved by the warrant holders. The Warrant Amendment proposes to provide that, upon completion of the business combination (i) each of our outstanding public warrants, which currently entitle the holder thereof to purchase one share of our Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of a public warrant immediately prior to the consummation of the Business Combination will be entitled to receive, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.85 as soon as reasonably practicable following the consummation of the Business Combination.

Private Placement Warrants

The private placement warrants (including the Class A Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described below in “Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants included in the public units.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because at the time of our initial public offering it was not known whether they would be affiliated with us following a business combination. If they remained affiliated with us, their ability to sell our securities in the open market would be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our Sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the Class A Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, subject to certain limited exceptions as set forth therein.

The private placement warrants are not subject to the proposed Warrant Amendment.

Units

Each unit consists of one share of Class A Stock and one public warrant, each as detailed above.

Restrictions on Transfers of Founder Shares and Private Placement Warrants

The Founder Shares and private placement warrants and any shares of Class A Stock issued upon conversion or exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our Sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of  (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the Class A Stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; (g) by virtue of the laws of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) and (h) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Assuming stockholder approval of Proposal Nos. 1, 2 and 3 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	a prohibition on stockholder action by written consent once the company is no longer controlled, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	a vote of 25% required for stockholders to call a special meeting;

•	a “synthetic” anti-takeover provision in lieu of the statutory protections of Section 203 of the DGCL;

•	a vote of 80% required to approve a merger as long as the majority stockholder owns at least 20% of our stock;

•	a vote of 70% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the bylaws; and

•	the designation of Delaware as the exclusive forum for certain disputes.

Forum Selection Clause

Our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (3) any action asserting a claim against us or any director, officer or other employee arising pursuant to the DGCL, (4) any action to interpret, apply, enforce or determine the validity of our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. In addition, our amended and restated certificate of incorporation will provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but that the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation and amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and operating results. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Advance Notice of Director Nominations and New Business

Our Second Amended and Restated Bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our amended and restated bylaws will allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed.

These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the post-combination company.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, (i) Sponsor and any other holder of Founder Shares or Private Placement Warrants, as applicable, and (ii) FPSA Investors will be able to sell their private placement securities, in each case pursuant to Rule 144 without registration one year after the Company has completed its initial business combination, assuming the Company otherwise complies with the conditions set forth above.

The Company anticipates that following the consummation of the Business Combination, it will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

The Company provided the Seller and FPSA Investors with certain customary registration rights in connection with the Stock Consideration and the Forward Purchase Transaction. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Forward Purchase Transaction.” Holders of Founder Shares (once converted to Class A Stock upon consummation of the Business Combination) and Private Placement Warrants also have certain registration rights. Please see the section entitled “Certain Relationships and Related Transactions—Registration Rights.” In addition, under the warrant agreement, the Company has agreed to register shares of Class A Stock underlying its warrants. The foregoing summary of the Seller’s registration rights is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement as set forth in Annex A. The foregoing summary of the FPSA Investors registration rights is not complete and is qualified in its entirety by reference to the complete text of the Form of Forward Purchase and Subscription Agreement as set forth in Annex N.

The foregoing summary of the LF Capital Restricted Stockholders’ registration rights is not complete and is qualified in its entirety by reference to the complete text of the Demand Registration Rights Agreement, as set forth in Exhibit 10.3 to the Company’s Current Report on Form 10-K, filed on June 25, 2018, and incorporated by reference herein. The foregoing summary of the warrant holders’ registration rights under the warrant agreement is not complete and is qualified in its entirety by reference to the complete text of the warrant agreement, as set forth in Exhibit 4.1 to the Company’s Current Report on Form 10-K, filed on June 25, 2018, and incorporated by reference herein.

Listing of Securities

We intend to apply to continue the listing of our Class A Stock, public warrants and units on Nasdaq under the symbols “LSEA,” “LSEAW” and “LSEAU,” respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock;

•	each of our current officers and directors;

•	each person who will become a named officer or director of the post-combination company; and

•	all officers and directors of the Company, as a group, and of the post-combination company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our Common Stock pre-Business Combination is based on [—] shares of Common Stock (including Founder Shares) issued and outstanding as of the record date.

The expected beneficial ownership percentages set forth in the table below with respect to the Company following the Business Combination take into account: (a) the conversion of Founder Shares into Class A Stock on a one-to-one basis pursuant to the Waiver Agreements and the BlackRock Waiver, (b) the issuance of 224,550 shares of Class A Stock by the Company and concurrent forfeiture by the Sponsor of an equivalent number of shares pursuant to the Sponsor Surrender Agreement, (c) the Sponsor’s forfeiture of 600,000 Founder Shares immediately prior to the consummation of the Business Combination pursuant to the Sponsor Surrender Agreement, and (d) the Sponsor’s transfer of 500,000 shares of Class A Stock to the Seller immediately after the consummation of the Business Combination pursuant to the Sponsor Surrender Agreement.

The expected beneficial ownership of shares of our Common Stock post-Business Combination, assuming none of our public shares are redeemed, has been determined based upon the following: (i) no Company stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for its shares of Class A Stock and (ii) there will be an aggregate of 27,087,500 shares of our common stock issued and outstanding at closing.

The expected beneficial ownership of shares of our Common Stock post-Business Combination assuming 1,623,379 public shares have been redeemed has been determined based on the following: (a) Trust Account assets of $129,126,990.62, as of September 17, 2020 (after giving effect to redemptions in connection with the Business Combination Extension), (b) Landsea and Company transaction expenses of $22,518,053.00, (c) a $10.57 per share redemption price, and (d) a maximum number of Class A Stock redeemed without the Company failing to satisfy the $90,000,000 closing cash condition pursuant to the Merger Agreement.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Common Stock beneficially owned by them.

	Before the Business Combination		After the Business Combination

			Assuming No Redemption		Assuming Redemption of $17.16 Million of Class A Stock
Name and Address of Beneficial Owners(1)	Number of Shares(2)%		Number of Shares	%	Number of Shares	%
Landsea Holdings Corporation	-	-	33,057,303	68.8%	33,057,303	71.2%
John Ho	-	-
Michael Forsum	-	-
Bruce Frank	-	-
Tom Hartfield	-	-
Robert Miller	-	-

Level Field Capital, LLC(3)	3,578,250	20.8%
Scott Reed	-	-
Alberto Bianchinotti	-	-
Elias Farhat(3)	3,578,250	20.8%
Djemi Traboulsi(3)	3,578,250	20.8%
Gregory P. Wilson	20,000	*
Karen Wendel	20,000	*
James Erwin	20,000	*

AQR Capital Management, LLC(8)	960,000	5.6%
Weiss Asset Management LP(4)	1,222,000	7.1%
Blackrock, Inc.(5)	1,215,000	7.1%
Hawkeye Capital Master(6)	1,100,000	6.4%
Glazer Capital, LLC(9)	1,249,396	7.3%
Oxford Asset Management LLP (7)	940,000	5.5%
Periscope Capital Inc.(10)	829,400	5.0%
Bank of Montreal(11)	979,000	5.7%

*       Less than one percent.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022.

(2)	Interests shown consist solely of Founder Shares, classified as shares of Class B common stock. Such shares will automatically convert into shares of Class A common stock at the time of our initial Business Combination on a one-for-one basis, subject to adjustment, as described in the section of this proxy statement entitled “Description of Securities.” The information on the approximate percentage ownership of our outstanding common stock is of our Class A common stock and Class B common stock on a combined basis.

(3)	Level Field Capital, LLC is the record holder of the shares reported herein. Level Field Partners, LLC is the managing member of Level Field Capital, LLC. Level Field Management, LLC is the managing member of Level Field Partners, LLC. Level Field Management, LLC is managed by its two members, Elias Farhat and Djemi Traboulsi. Messrs. Farhat and Traboulsi disclaim beneficial ownership of these shares other than to the extent of any pecuniary interest they may have therein.

(4)	According to a Schedule 13G filed with the SEC on February 10, 2020 on behalf of Weiss Asset Management, LP, a Delaware corporation. The business address of this shareholder is 222 Berkeley St., 16th Floor, Boston, Massachusetts 02116.

(5)	According to a Schedule 13G filed with the SEC on February 10, 2020 on behalf of Blackrock, Inc., a Delaware corporation. The business address of this shareholder is 55 East 52nd Street, New York, New York 10055.

(6)	According to a Schedule 13G filed with the SEC on February 12, 2019 on behalf of Hawkeye Capital Master, a company incorporated under the laws of the Cayman Islands. The business address of this shareholder is c/o The Harbour Trust Co., Ltd. PO Box 897, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman KY1-1103 Cayman Islands.

(7)	According to a Schedule 13G filed with the SEC on February 13, 2019 on behalf of Oxford Asset Management LLP, a limited liability partnership incorporated in England and Wales. The business address of this shareholder is OxAM House, 6 George Street, Oxford, United Kingdom, OX1 2BW.

(8)	According to a Schedule 13G/A filed with the SEC on February 14, 2019 on behalf of AQR Capital Management, LLC, a Delaware limited liability company. The business address of this shareholder is Two Greenwich Plaza, Greenwich, CT 06830.

(9)	According to a Form 4 filed with the SEC on July 9, 2020 on behalf of Glazer Capital, LLC, a Delaware limited liability company. The business address of this shareholder is 250 West 55th Street, Suite 30A, New York, New York 10019.

(10)	According to a Schedule 13G filed with the SEC on February 14, 2020 on behalf of Periscope Capital Inc., a Canada corporation. The business address of this shareholder is 333 Bay Street, Suite 1240, Toronto, Ontario, Canada M5H 2R2.

(11)	According to a Schedule 13G filed with the SEC on February 14, 2020 on behalf of Bank of Montreal, a Canada corporation. The business address of this shareholder is 1 First Canadian Place, Toronto, Ontario, Canada M5X 1A1.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

In August 2017, the Company issued an aggregate of 4,312,500 shares of Class B Stock to the Sponsor in exchange for an aggregate capital contribution of $25,000. In February 2018, the Sponsor forfeited 431,250 Founder Shares, resulting in a decrease in the total number of Founder Shares from 4,312,500 to 3,881,250. In June 2018, the Sponsor forfeited 267,300 Founder Shares and the anchor investor purchased 267,300 Founder Shares for an aggregate purchase price of $1,980. Of the 3,881,250 Founder Shares, the Sponsor had agreed to forfeit an aggregate of up to 506,250 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. As of June 22, 2018, the underwriter exercised its over-allotment option in full, hence, these 506,250 shares were no longer subject to forfeiture.

The Founder Shares will automatically convert into Class A Stock upon the consummation of an initial business combination on a one-for-one basis, pursuant to the Founders’ Waiver Agreements and the BlackRock Waiver Agreement (see Note 7). The initial stockholders agreed not to transfer, assign or sell any of their Founder Shares until the earliest of  (a) one year after the completion of the initial business combination, (b) subsequent to the initial business combination, if the last reported sale price of the Class A Stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (c) following the completion of the initial business combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their common stock for cash, securities or other property.

If the anchor investor does not own the number of public units equal to 1,336,500 at the time of any stockholder vote with respect to an initial business combination or the business day immediately prior to the consummation of the initial business combination, the anchor investor will forfeit up to 267,300 Founder Shares on a pro rata basis. In such case, the Sponsor will repurchase all or a portion of the Private Placement Warrants held by the anchor investor at its original purchase price.

Registration Rights

We have entered into the Demand Registration Rights Agreement with respect to the Private Placement Warrants and the shares of Class A Stock issuable upon exercise of the foregoing and upon conversion of the Founder Shares. Pursuant to the Demand Registration Rights Agreement, the LF Capital Restricted Stockholders and their permitted transferees can demand that we register the shares of Class A Stock into which Founder Shares will automatically convert at the time of the consummation of the Business Combination. Holders of our Private Placement Warrants and their permitted transferees can demand that we register the Private Placement Warrants and the shares of Class A Stock issuable upon exercise of the Private Placement Warrants and holders of warrants that may be issued upon conversion of Working Capital Loans issued pursuant to the Convertible Note may demand that we register such warrants or the Class A Stock issuable upon exercise of such warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Office Space and Related Support Services

We agreed, commencing on the effective date of the IPO in June 2018 through the earlier of our consummation of an initial business combination and our liquidation, to pay our Sponsor a monthly fee of $10,000 or an affiliate of our Sponsor for office space, utilities and secretarial and administrative support. We incurred $120,000 and $60,000 in fees related to this service during the years ended December 31, 2019 and 2018 in the accompanying Statements of Operations.

Board Member Agreement

In September 2017, we entered into an agreement with B. Prot Conseils, an entity controlled by Mr. Baudouin Prot, one of our board members, pursuant to which, the board member will be paid a cash fee of $150,000 per annum in exchange for his service. The agreement was effective as of October 1, 2017 and lasted until December 2019. On February 20, 2020, we agreed to amend our arrangement with Mr. Prot, pursuant to which no further monthly fees will be paid on a current monthly basis to Mr. Prot. However, if we complete our acquisition of a target company prior to June 18, 2020, we shall pay Mr. Prot $12,500 for each month Mr. Prot has continued to provide services to us since January 1, 2020. On August 3, 2020, we agreed to amend our arrangement with Mr. Prot pursuant to which he will be paid an aggregate of $75,000 for January through June 2020 so long as Mr. Prot continues to provide services to our company to substantially the same extent as he previously provided such services and we successfully complete our acquisition of a target company prior to December 31, 2020. If we do not complete our acquisition of a target company prior to December 31, 2020, then no further fees will be due to Mr. Prot.

Accounting Services

Alberto Bianchinotti, our Chief Financial Officer, is the sole owner of the accounting services firm, AM Knight Financial Services. We paid AM Knight Financial Services to provide certain accounting services to us prior to Mr. Bianchinotti’s appointment as Chief Financial Officer. For the years ended December 31, 2018, 2019 and 2020, we paid AM Knight Financial Services $72,800, $79,300 and $55,200, respectively.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors agreed to loan the Company money pursuant to the Convertible Note and the Promissory Note (collectively, the “Working Capital Loans”).

In the event that an initial business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

The Sponsor had agreed to loan us an aggregate of up to $300,000 to be used for the payment of costs related to the IPO. In April 2018, the Sponsor amended the note to increase the principal amount to $500,000. The loan was non-interest bearing, unsecured and due on the earlier of December 31, 2018 or the closing of the IPO. We fully repaid the loan from the proceeds of the IPO not being placed in the Trust Account on June 22, 2018.

On July 16, 2020, the Company issued the Promissory Note to the Sponsor, pursuant to which, the Sponsor agreed to provide a Working Capital Loan to the Company of up to $3.0 million. The Promissory Note will be repaid on the earlier of (i) December 31, 2020 and (ii) the effective date of a Business Combination, without interest. On July 16, 2020, the Company received $1.0 million in loan proceeds pursuant to the Promissory Note which increased the outstanding principal balance of the Promissory Note to $1.0 million. The Sponsor has agreed to forgive all amounts due under the Promissory Note for no consideration upon the consummation of the Business Combination.

On March 4, 2019, the Company issued the Convertible Note to the Sponsor, pursuant to which, the Sponsor agreed to provide a Working Capital Loan to the Company of up to $1.5 million. On June 16, 2020, the Company amended the Convertible Note, pursuant to which the maturity date of the note was extended to the earlier of (i) December 31, 2020 and (ii) the effective date of a Business Combination. The Working Capital Loans issued pursuant to the Convertible Note may either be repaid upon consummation of an initial business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant. However, our Sponsor has agreed to receive a cash payment in lieu of converting the outstanding amounts due under the Convertible Note to warrants of the Company upon the consummation of the Business Combination.

In addition, the Company’s officers, directors or any of their affiliates or designees have agreed, if the Company does not have the funds necessary to make a deposit of $0.03 per month, to make contributions to the Company as a loan of $0.03 for each Class A Share. The contributions will not bear any interest and will be repayable by the Company to the officers, directors or affiliates upon consummation of the Business Combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account.

Sponsor Surrender Agreement

Concurrent with the execution of the Merger Agreement, the Sponsor, the Company, the Seller, and Landsea entered into that Sponsor Surrender Agreement, pursuant to which, the Sponsor has agreed to (i) forfeit to the Company for no consideration 2,260,000 Private Placement Warrants and 600,000 Founder Shares, (ii) forfeit up to 500,000 shares of its converted Founder Shares contingent upon the valuation of the Class A Stock reaching certain thresholds during the twenty-four month period following the closing of the Business Combination, (iii) transfer to the Seller 2,200,000 Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Class A Stock immediately after the closing of the Business Combination (with such Class A stock subject to the contingencies noted in clause (ii) above), (iv) cancel and forgive all amounts owed to Sponsor pursuant to the Promissory Note; and (v) receive a cash payment in lieu of converting outstanding amounts due under the Convertible Note upon the consummation of the Business Combination, in each case on terms and subject to the conditions set forth therein, a copy of which is attached hereto as Annex I.

Founders’ Waiver Agreements

Concurrent with the execution of the Merger Agreement, the Company, the Seller, Landsea and each of the LF Capital Restricted Stockholders, other than the BlackRock Holders, entered into those Founders’ Waiver Agreements, pursuant to which, each LF Capital Restricted Stockholder party thereto agreed to (i) waive certain of their anti-dilution, conversion, and redemption rights with respect to their Founder Shares and (ii) agreed to convert their Founder Shares into shares of the Company’s Class A Stock on a one-for-one basis, in each case on terms and subject to the conditions set forth therein. Additionally, the LF Capital Restricted Stockholders parties thereto agreed to waive their redemption rights with respect to any Class A Stock they may own. A copy of the Founders’ Waiver Agreement is attached hereto as Annex J-1.

Additionally, the Company, the Seller, Landsea and the BlackRock Holders entered into a waiver agreement (the “BlackRock Waiver Agreement”), pursuant to which, each BlackRock Holder agreed to (i) waive certain of their anti-dilution and conversion rights with respect to their Founder Shares and (ii) agreed to convert their Founder Shares into shares of the Company’s Class A Stock on a one-for-one basis, in each case on terms and subject to the conditions set forth therein. A copy of the BlackRock Waiver Agreement is attached hereto as Annex J-2.

Indemnification Agreement

Concurrent with the execution of the Merger Agreement, the Company entered into the Indemnification Agreement, whereby the Company agreed that it would (i) not amend, waive, terminate or otherwise modify the BlackRock Waiver Agreement without the prior written consent of the Seller and (ii) enforce the obligations thereunder. The Sponsor agreed to (i) indemnify the Company and the Seller for all reasonably documented out-of-pocket costs the Company or Seller may incur in connection with enforcing the Indemnification Agreement and the BlackRock Waiver Agreement and (ii) immediately after the Closing, forfeit such number of Class A Stock of the Company equal to the number of shares of Founder Shares held by the BlackRock Holders that are converted into Class A Stock at or as a result of the closing of the Business Combination less the number of Founder Shares held by the BlackRock Holders immediately prior to the Business Combination. A copy of the Indemnification Agreement is attached hereto as Annex L.

Founders’ Voting and Support Agreement

Concurrent with the execution of the Merger Agreement, the Seller and the LF Capital Restricted Stockholders, other than the BlackRock Holders, entered into that Voting and Support Agreement with the Company and the Seller, pursuant to which each of the LF Capital Restricted Stockholders party thereto has agreed to, among other things, vote their Founder Shares and other acquired Common Stock (representing as of September 17, 2020, approximately 22.6% of the voting power of the Company) (i) in favor of the adoption of the Merger Agreement and the accompanying transaction, (ii) against any action, proposals, transaction or agreement that would result in a breach of any representation, warrant, covenant, obligation or agreement of the Company or Merger Sub contained in the Merger Agreement, and (iii) in favor or the proposals set forth in this Proxy Statement. Additionally, each LF Capital Restricted Stockholder party thereto has agreed to certain standstill obligations, in each case on terms and subject to the conditions set forth therein. The Voting and Support Agreement will terminate upon the earlier to occur of, (x) as to each LF Capital Restricted Stockholders party thereto, the mutual written consent of the Seller and such LF Capital Restricted Stockholder, (y) the closing of the Business Combination, and (z) the date of termination of the Merger Agreement. A copy of the Voting and Support Agreement is attached hereto as Annex K.

Landsea Related Party Transactions

Investor Representation Letter

The Seller will deliver an Investor Representation Letter in connection with the closing of the Business Combination. Please see the section entitled “Proposal No. 1 – Approval of the Business Combination – Related Agreements – Investor Representation Letter” for further information.

Stockholders Agreement

The Seller and the Company will enter into a Stockholders Agreement in connection with the closing of the Business Combination. Please see the section entitled “Proposal No. 1 – Approval of the Business Combination – Related Agreements – Stockholders Agreement” for further information.

Lock-up Agreement

The Seller will enter into an equity lock-up agreement whereby it will be bound by restrictions on the transfer of its shares issued pursuant to the Business Combination for up to one year after the completion of the Business Combination. Please see the section entitled “Proposal No. 1 – Approval of the Business Combination – Related Agreements – Lock-up Agreement” for further information.

License Agreement

At the closing of the Business Combination, Licensor, the Company, and Licensees, will enter into a License Agreement, pursuant to which, the Licensor will agree, among other things, to grant the Licensees an exclusive license to use the “Landsea” trademark in connection with the “domestic homebuilding business” (as such term is defined in the Stockholder’s Agreement). Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—License Agreement” for further information.

Management Agreement

Prior to the consummation of the Business Combination, it is expected that the Seller and Landsea will enter into a Management Agreement, whereby Landsea will provide certain construction and sales management services for the Seller with respect to the Seller’s development located at 212 W. 93rd Street, New York, New York. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Management Agreement” for further information.

Policies and Procedures for the Company’s Related Party Transactions

Our Audit Committee charter provides that our Audit Committee must review and approve all transactions to which the Company is a participant and in which our executive officers, directors, director nominees or principal stockholders or other related persons have a material interest, to the extent that disclosure would be required under Item 404 of Regulation S-K. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arm’s-length transactions with independent third parties. Our related party transactions entered into between January 1, 2019 and the date of this Proxy Statement, all of which were previously approved by our Audit Committee, are described above.

Description of our Board and Board Committees

Number and Terms of Office of Officers and Directors

We have eight directors. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of James Erwin and Karen Wendel, expired at our first annual meeting of stockholders and James Erwin and Karen Wendel were re-elected for another three-year term. The term of office of the second class of directors, consisting of Gregory Wilson and Scott Reed will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Baudouin Prot, Djemi Traboulsi and Elias Farhat, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Mr. James Erwin, Ms. Karen Wendel and Mr. Gregory P. Wilson serve as members of our audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent.

Each member of the audit committee is financially literate. Our board of directors has determined that Mr. Gregory P. Wilson qualifies as an “audit committee financial expert” as defined in applicable SEC rules, and he currently serves as audit committee chair.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
•	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear hiring policies for employees or former employees of the independent auditors;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Mr. James Erwin, Ms. Karen Wendel and Mr. Gregory P. Wilson serve as members of our compensation committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
•	reviewing and approving on an annual basis the compensation of all of our other officers;
•	reviewing on an annual basis our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
•	if required, producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the $10,000 per month administrative fee payable to our Sponsor or an affiliate of our Sponsor and reimbursement of expenses and our agreement with Baudouin Prot described above, no compensation of any kind, including finders, consulting or other similar fees, will be paid by us to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics as an exhibit to our registration statement in connection with our IPO. You may review our Code of Ethics by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our business combination. Our current certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our Sponsor, officers and directors may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company (other than any such positions held on the date of our IPO) until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination on or prior to December 22, 2020. Our shareholders should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our LF Capital Restricted Stockholders, other than the BlackRock Holders, have agreed to waive their redemption rights with respect to any public shares held by them in connection with the consummation of our initial business combination. Additionally, our LF Capital Restricted Stockholders, other than the BlackRock Holders, have agreed to waive their redemption rights with respect to any Founder Shares held by them if we fail to consummate our initial business combination on or prior to December 22, 2020. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the Private Placement Warrants held in the trust account will be used to fund the redemption of our public shares, and the Private Placement Warrants will expire worthless. With certain limited exceptions, the Founder Shares will not be transferable, assignable by our Sponsor until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the Private Placement Warrants and the Class A Stock underlying such warrants, will not be transferable, assignable or salable by our Sponsor or BlackRock Holders, or their permitted transferees, until 30 days after the completion of our initial business combination. Since our Sponsor and officers and directors may directly or indirectly own common stock and warrants following our IPO, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•	Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. If such loans are issued pursuant to the Convertible Note, up to $1,500,000 of such loans issued may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. However, our Sponsor has agreed to receive a cash payment in lieu of converting the outstanding amounts due under the Convertible Note to warrants of the Company upon the consummation of the Business Combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our current certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Scott Reed	Silvergate Capital Corporation	Bank	Director
Scott Reed	Vista Bancshares	Bank	Director
Scott Reed	InBankshares Corporation	Bank	Director
Scott Reed	Uncommon Giving Corporation	Technology	Director
Elias Farhat	Lakeside Capital Advisors, LLC	Real Estate Investment	Investment Committee, Steering Committee
Elias Farhat	Candriam Investors Group	Asset Management	Director, Chief Strategy Officer
Baudouin Prot	Veolia Environment, S.A.	Utility	Director
Baudouin Prot	Kering SA	Luxury Goods	Director
Baudouin Prot	Foncia Group S.A.	Property Management	Director
Baudouin Prot	BGL BNP Paribas S.A	Bank	Director

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of an initial business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders, other than the BlackRock Holders, are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any Founder Shares held by them on the record date in favor of our initial business combination and our officers and directors have also agreed to vote any public shares held by them on the record date in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our current certificate of incorporation and the second amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company’s Securities

The Company’s units, Class A Stock and warrants are each traded on Nasdaq under the symbols “LFACU,” “LFAC” and “LFACW,” respectively. The Company’s units commenced public trading on June 20, 2018, and Class A ordinary shares and warrants began separate trading on June 29, 2018.

The following table sets forth, for the calendar quarter and years indicated, the high and low sales prices per Unit as reported on the Nasdaq for the period from June 20, 2018 (the first day on which Units began trading) through June 30, 2020, and for our Class A Stock and Warrants for the period from June 29, 2018 (the first day on which our Class A Stock and Warrants were traded separately) through June 30, 2020.

	Units (LFACU)		Class A Common Stock (LFAC)		Warrants (LFACW)
	High	Low	High	Low	High	Low
Quarter ended June 30, 2020	$13.25	$10.27	$10.80	$10.10	$0.99	$0.20
Quarter ended March 31, 2020	$11.14	$10.27	$10.45	$10.09	$0.50	$0.20
Year ended December 31, 2019	$11.08	$10.10	$10.36	$9.71	$0.48	$0.29
Quarter ended March 31, 2019	$10.40	$10.10	$10.05	$9.77	$0.48	$0.33
Quarter ended June 30, 2019	$10.48	$10.30	$10.18	$10.05	$0.37	$0.31
Quarter ended September 30, 2019	$10.59	$10.36	$10.27	$10.14	$0.35	$0.29
Quarter ended December 31, 2019	$11.08	$10.45	$10.36	$10.24	$0.45	$0.30
Year ended December 31, 2018	$10.18	$10.00	$9.78	$9.56	$	$
Quarter ended June 30, 20181 2	$10.09	$9.98	$9.65	$9.60	$0.52	$0.47
Quarter ended September 30, 2018	$10.18	$10.05	$9.63	$9.56	$0.62	$0.50
Quarter ended December 31, 2018	$10.18	$10.01	$9.78	$9.56	$0.60	$0.39

1. Beginning on June 20, 2018 with respect to LFACU

2. Beginning on June 29, 2018 with respect to LFAC and LFACW

Dividend Policy of the Company

The Company has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The Company’s ability to declare dividends is further limited by restrictive covenants associated with the Rollover Credit Agreements.

Landsea

Historical market price information regarding Landsea is not provided because there is no public market for its securities. For information about distributions paid by Landsea to its equityholders, please see the sections entitled “Landsea Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Flows from Financing Activities.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of our independent registered public accounting firm, RSM US LLP, will be present at the annual meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022 or by telephone at (212) 319-6550, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2021 annual meeting of stockholders will be held no later than [—], 2021. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about [—], 2020, such proposals must be received by the Company at its offices at LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022 no later than [—], 2021 and no earlier than [—], 2021.

Assuming that the Business Combination is not consummated and the Company receives the necessary stockholder approval to amend the certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses such that we have sufficient time to conduct a 2021 annual meeting of stockholders, our current bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for our 2021 annual meeting, assuming the meeting is held on [—], 2021, notice of a nomination or proposal must be delivered to us no later than [—], 2021 and no earlier than [—], 2021. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Upon consummation of the Business Combination and adoption of the Second Amended and Restated Bylaws, our bylaws will provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year (other than with respect to the 2021 annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the annual meeting was first made by the Company. For purposes of such requirement, our Second Amended and Restated Bylaws will provide that the 2020 annual meeting of stockholders shall be deemed to have been held on the date of the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

LF Capital Acquisition Corp.

600 Madison Avenue, Suite 1802

New York, NY 10022

(212) 319-6550

Attention: Scott Reed

Email: sreed@lfcapital.co

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: LFAC.info@investor.morrowsodali.com

If you are a stockholder of the Company and would like to request documents, please do so by [—], in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Landsea has been supplied by Landsea. Information provided by either the Company or Landsea does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Landsea that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately by it with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by any information contained directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below. This document incorporates by reference the following documents that have previously been filed with the SEC.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 29, 2020.

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed on May 5, 2020, and August 7, 2020, respectively; and

•	The Company’s Current Report on Form 8-K filed on August 7, 2020.

In addition, the Company is incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting. However, the Company is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein. These subsequent filings with the SEC with automatically modify and supersede information in this proxy statement.

The Company files annual, quarterly and special reports, proxy statements and other business and financial information. You may obtain the information incorporated by reference and any other materials the Company files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” in this proxy statement.

LF CAPITAL ACQUISITION CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$158,966	$161,405
Prepaid expenses	47,937	304,077
Total current assets	206,903	465,482
Marketable securities held in Trust Account	141,249,220	162,019,909
Total assets	$141,456,123	$162,485,391

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$451,652	$121,516
Accrued expenses	16,000	30,610
Note payable - related parties	1,500,000	750,000
Franchise tax payable	20,050	40,000
Income tax payable	122,229	—
Total current liabilities	2,109,931	942,126
Deferred tax liabilities	—	128,105
Deferred underwriting commissions	5,433,750	5,433,750
Total liabilities	7,543,681	6,503,981

Commitments
Class A common stock, $0.0001 par value; 12,265,693 and 14,461,820 shares subject to possible redemption at $10.51 and $10.44 per share at June 30, 2020 and December 31, 2019, respectively	128,912,433	150,981,401

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at June 30, 2020 and December 31, 2019, respectively	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,169,368 and 1,063,180 shares issued and outstanding (excluding 12,265,693 and 14,461,820 shares subject to possible redemption) at June 30, 2020 and December 31, 2019, respectively	117	106
Convertible Class B common stock, $0.0001 par value; 15,000,000 shares authorized; 3,881,250 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	388	388
Additional paid-in capital	2,957,330	2,757,412
Retained earnings	2,042,174	2,242,103
Total stockholders' equity	5,000,009	5,000,009
Total Liabilities and Stockholders' Equity	$141,456,123	$162,485,391

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

LF CAPITAL ACQUISITION CORP.

CONDENSED INTERIM STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
General and administrative expenses	$215,590	$195,018	$644,577	$432,117
Franchise tax expense	50,000	50,000	100,050	100,000
Loss from operations	(265,590)	(245,018)	(744,627)	(532,117)
Interest earned on investments and marketable securities	45,058	965,040	683,974	1,900,169
(Loss) Income before income tax expense	(220,532)	720,022	(60,653)	1,368,052
Income tax expense	2,145	193,059	139,276	378,599
Net (loss) income	$(222,677)	$526,963	$(199,929)	$989,453

Weighted average shares outstanding of Class A common stock	15,226,437	15,525,000	15,375,719	15,525,000
Basic and diluted net income per share, Class A	$—	$0.05	$0.03	$0.09
Weighted average shares outstanding of Class B common stock	3,881,250	3,881,250	3,881,250	3,881,250
Basic and diluted net loss per share, Class B	$(0.06)	$(0.05)	$(0.17)	$(0.11)

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

LF CAPITAL ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	For the Six Months Ended June 30, 2020
	Common Stock
	Class A		Class B		Additional Paid-in	Retained	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance - December 31, 2019	1,063,180	$106	3,881,250	$388	$2,757,412	$2,242,103	$5,000,009
Common stock subject to possible redemption	39,265	4	—	—	(22,754)	—	(22,750)
Net income	—	—	—	—	—	22,748	22,748
Balance - March 31, 2020 (unaudited)	1,102,445	110	3,881,250	388	2,734,658	2,264,851	5,000,007
Common stock subject to possible redemption (1)	66,923	7	—	—	222,672	—	222,679
Net loss	—	—	—	—	—	(222,677)	(222,677)
Balance - June 30, 2020 (unaudited)	1,169,368	$117	3,881,250	$388	$2,957,330	$2,042,174	$5,000,009

	For the Six Months Ended June 30, 2019
	Common Stock
	Class A		Class B		Additional Paid-in	Retained	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance - December 31, 2018	1,024,556	$102	3,881,250	$388	$4,529,248	$470,267	$5,000,005
Common stock subject to possible redemption	25,390	3	—	—	(462,492)	—	(462,489)
Net income	—	—	—	—	—	462,490	462,490
Balance - March 31, 2019 (Unaudited)	1,049,946	105	3,881,250	$388	$4,066,756	$932,757	$5,000,006
Common stock subject to possible redemption	(8,940)	(1)	—	—	(526,959)	—	(526,960)
Net income	—	—	—	—	—	526,963	526,963
Balance - June 30, 2019 (Unaudited)	1,041,006	$104	3,881,250	$388	$3,539,797	$1,459,720	$5,000,009

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

LF CAPITAL ACQUISITION CORP.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(199,929)	$989,453
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Deferred tax liabilities	(128,105)	202,359
Interest earned on investments and marketable securities held in Trust Account	(683,966)	(1,899,719)
Changes in operating assets and liabilities:
Prepaid expenses	256,140	(239,355)
Accounts payable	330,136	34,980
Accrued expenses	(14,610)	3,179
Franchise tax payable	(19,950)	(180,000)
Income tax payable	122,229	—
Net cash used in operating activities	(338,055)	(1,089,103)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(662,934)	—
Withdrawal from trust upon redemption of Class A common stock	21,869,039	—
Interest released from Trust Account	248,550	671,717
Net cash provided by investing activities	21,454,655	671,717

Cash Flows from Financing Activities:
Proceeds from note payable to related parties	750,000	400,000
Redemption of Class A common stock	(21,869,039)	—
Net cash (used in) provided by financing activities	(21,119,039)	400,000

Net decrease in cash and cash equivalents	(2,439)	(17,386)

Cash and cash equivalents - beginning of the period	161,405	196,804
Cash and cash equivalents - end of the period	$158,966	$179,418

Supplemental disclosure of noncash investing and financing activities:
Change in Class A common stock subject to possible redemption	$(199,929)	$989,449

Supplemental cash flow disclosure:
Cash paid for income taxes	$128,500	$391,467

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

Note 1. Description of Organization and Business Operations

LF Capital Acquisition Corp. (the “Company”) is a blank check company incorporated in the state of Delaware on June 29, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to focus its search for a target business in the commercial banking and financial technology industries.

All activity through June 30, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), and, since the closing of the Initial Public Offering, a search for a Business Combination candidate. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on June 19, 2018. On June 22, 2018, the Company consummated its Initial Public Offering of 15,525,000 units (each, a “Unit” and collectively, the “Units”), including 2,025,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at $10.00 per Unit, generating gross proceeds of $155.25 million, and incurring offering costs of approximately $9.3 million, inclusive of $5.4338 million in deferred underwriting commissions (Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,760,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, Level Field Capital, LLC (“Sponsor”) and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, “anchor investor”), generating gross proceeds of $7.76 million (Note 4).

Upon the closing of the Initial Public Offering and Private Placement, $158.355 million ($10.20 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (“Trust Account”) and is required to be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its shareholders of Class A shares purchased in the Initial Public Offering (“public shareholders” and such shares the “public shares”) with the opportunity to redeem all or a portion of their public shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or the Company decides to obtain shareholder approval for business or other legal reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the Securities and Exchange Commission (“SEC”). The public shareholders will be entitled to redeem their public shares for a pro rata portion of the amount then in the Trust Account (approximately $10.23 per share as of June 30, 2020, after taking into consideration the $0.03 per share contribution in connection with the Extension described below, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, less up to $100,000 of interest to pay dissolution expenses).

The per-share amount to be distributed to public shareholders who redeem their public shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These public shares have been recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by the law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial stockholders have agreed to vote their founder shares (and any public shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Articles of Incorporation provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

On June 16, 2020, the Company held a special meeting of shareholders to extend (the “Extension”) the date by which the Company has to complete an initial Business Combination from June 22, 2020 to September 22, 2020 (the “Combination Period”). The Extension was approved, and in connection with the vote to approve the Extension, in June 2020 the holders of 2,089,939 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.46 per share, for an aggregate redemption amount of approximately $21.9 million.

The Company has also agreed to deposit into the Trust Account (each deposit being referred to herein as a “Deposit”) $0.03 for each public share that was not converted in connection with the Extension, for each monthly period, or portion thereof, that is needed by the Company to complete an initial Business Combination from June 22, 2020 until the date of the consummation of its Business Combination. During the three months ended June 30, 2020, the Company made a Deposit of approximately $403,000 to the Trust Account. Alternatively, if the Company does not have the funds necessary to make the Deposit referred to above, the Company’s officers, directors or any of their affiliates or designees will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) $0.03 for each public share that is not converted in connection with the shareholder votes to approve the Extension, for each monthly period, or portion thereof, that is needed by the Company to complete an initial Business Combination from June 22, 2020 until the date of the consummation of its Business Combination. The Contributions will not bear any interest and will be repayable by the Company to the officers, directors or affiliates upon consummation of an initial Business Combination. The loans will be forgiven if the Company is unable to consummate an initial Business Combination except to the extent of any funds held outside of the Trust Account.

If the Company is unable to complete a Business Combination on September 22, 2020 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public stockholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law; provided, however that the Company can seek shareholder approval to extend the date of its termination beyond September 22, 2020 in order to avail itself of more time to complete a Business Combination, however there is no assurance such shareholder approval will be received.

In connection with the redemption of 100% of the Company’s outstanding public shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then held in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay for its franchise and income taxes (less up to $100,000 of such amount to pay dissolution expenses).

The initial stockholders have agreed to waive their liquidation rights with respect to the founder shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire public shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s public shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only the $10.23 per share placed in the Trust Account as of June 30, 2020 (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, jointly and severally, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of June 30, 2020, the Company had approximately $159,000 in its operating bank accounts, and a working capital deficit of approximately $1.9 million (including tax obligations of approximately $142,000).

Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account, interest earned and released from the Trust Account to pay for its tax obligations of approximately $1.7 million since inception, and loans from the Sponsor. In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company officers and directors may, but are not obligated to, provide the Company Working Capital Loans. The Working Capital Loans will either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. On March 4, 2019, the Company issued the Convertible Note (as defined in Note 5) to the Sponsor, pursuant to which the Sponsor agreed to provide a Working Capital Loan to the Company of up to $1.5 million. The Company was provided $750,000 and $750,000 in loan proceeds during the year ended December 31, 2019 and the six months ended June 30, 2020, respectively, for an aggregate amount of $1.5 million, pursuant to the amended Convertible Note.

On July 16, 2020, the Company issued a $3.0 million Promissory Note (as defined in Note 5) to the Sponsor. The Promissory Note will be repaid on the earlier of (i) December 31, 2020 and (ii) the effective date of a Business Combination, without interest. On July 16, 2020, the Company received $1.0 million in loan proceeds pursuant to the Promissory Note which increased the outstanding principal balance of the Promissory Note to $1.0 million.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. To date, the COVID-19 outbreak has not had a material impact on our results of operations, financial position or cash flows.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern after September 22, 2020. Management plans to address this uncertainty through the consummation of a Business Combination. However, there is no assurance that the Company will be able to consummate a Business Combination within the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 22, 2020.

Note 2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited financial statements as of June 30, 2020, for the three and six months ended June 30, 2020 and 2019, have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020. These unaudited condensed financial statements should be read in conjunction with the audited financial statements contained in the Company’s Form 10-K filed with the SEC on February 24, 2020.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash equivalents.

Marketable Securities

The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is recognized as gains or losses in the accompanying Statements of Operations. The estimated fair values of financial instruments are determined using available market information.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and marketable securities held for trading. Cash and cash equivalents are maintained in accounts with financial institutions, which, at times may exceed the Federal depository insurance coverage of $250,000. At June 30, 2020 and December 31, 2019, the Company had not experienced losses on this account and management believes the Company is not exposed to significant credit risks on such account. The Company’s marketable securities portfolio consists of U.S. Treasury Bills and money market funds with an original maturity of 180 days or less.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. Marketable securities are classified as trading securities and are therefore recognized at fair value. The fair value for trading securities is determined using quoted market prices.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

ASC 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2020 and December 31, 2019, the recorded values of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, and note payable to related parties approximate the fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities is comprised of an investment in U.S Treasury Bills and money market fund with an original maturity of 180 days or less. The fair value for trading securities is determined using quoted market prices.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2020 and December 31, 2019, 12,265,693 and 14,461,820 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets, respectively.

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 23,285,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period.

The Company’s unaudited condensed statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, by the weighted average number of shares of Class A common stock outstanding since the initial issuance. Net income (loss) per share, basic and diluted for Class B common stock is calculated by dividing the net income, less income attributable to Class A common stock, by the weighted average number of shares of Class B common stock outstanding for the periods.

Reconciliation of net income (loss) per common stock

The Company’s net income is adjusted for the portion of income that is attributable to Class A common stock subject to redemption, as these shares only participate in the earnings of the Trust Account (less applicable taxes) and not the income or losses of the Company. Accordingly, basic and diluted income per Class A common stock is calculated as follows:

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2020	2019	2020	2019
Net income	$222,677	$526,963	$(199,929)	$989,453
Less: Income attributable to Class A common stock	0	(721,891)	(444,648)	(1421570)
Adjusted net loss attributable to Class B common stock	$222,677	$(195,018)	$(644,577)	$(432117)

Weighted average shares outstanding of Class A common stock	15,226,437	15,525,000	15,375,719	15,525,000
Basic and diluted net income per share, Class A	$0.00	$0.05	$0.03	$0.09
Weighted average shares outstanding of Class B common stock	3,881,250	3,881,250	3,881,250	3,881,250
Basic and diluted net loss per share, Class B	$(0.06)	$(0.06)	$(0.17)	$(0.11)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company has recorded deferred tax liabilities relating to unrealized gains on investments as of June 30, 2020 and December 31, 2019 amounting to $0 and approximately $128,000, as well as deferred tax assets relating to expenses deferred for income tax purposes and an offsetting full valuation allowance of approximately $451,000 and $314,000, respectively.

The table below presents the Company’s deferred tax liabilities:

	June 30, 2020	December 31, 2019
Deferred tax assets:
Net operating loss carryovers	$—	$—
Start-up cost	450,933	313,660
Total deferred tax assets	450,933	313,660
Valuation allowance	(450,933)	(313,660)

Deferred tax liabilities
Unrealized gain/loss	—	(128,105)
Net Deferred tax assets/(liabilities), net of allowance	$—	$(128,105)

The table below presents the components of the provision for income taxes:

	June 30, 2020	December 31, 2019
Federal
Current	$267,381	$547,749
Deferred	(265,378)	(40,546)
State and Local
Current	—	—
Deferred	—	—
Change in Valuation allowance	137,273	168,651
Income tax provision	$139,276	$675,854

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3. Initial Public Offering

On June 22, 2018, the Company sold 15,525,000 Units at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one Class A common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant will entitle the holder to purchase one Class A share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4. Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor and the anchor investor purchased an aggregate of 7,760,000 Private Placement Warrants at $1.00 per warrant ($7.76 million in the aggregate) in a private placement. Among the Private Placement Warrants, 7,209,560 warrants were purchased by the Sponsor and 550,440 warrants were purchased by the anchor investor.

Each Private Placement Warrant is exercisable to purchase one Class A share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

Note 5. Related Party Transactions

Founder Shares

In August 2017, the Company issued an aggregate of 4,312,500 shares of Class B common stock the “founder shares” to the Sponsor in exchange for an aggregate capital contribution of $25,000. In February 2018, the Sponsor forfeited 431,250 founder shares, resulting in a decrease in the total number of founder shares from 4,312,500 to 3,881,250. All share amounts presented in the financial statements have been retroactively restated to reflect these share forfeitures. In June 2018, the Sponsor forfeited 267,300 founder shares and the anchor investor purchased 267,300 founder shares for an aggregate purchase price of $1,980.

The founder shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustment (see Note 7). The initial stockholders agreed not to transfer, assign or sell any of their founder shares until the earliest of  (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (C) following the completion of the initial Business Combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their common stock for cash, securities or other property.

If the anchor investor does not own the number of public shares equal to 1,336,500 at the time of any stockholder vote with respect to an initial Business Combination or the business day immediately prior to the consummation of the initial Business Combination, the anchor investor will forfeit up to 267,300 founder shares on a pro rata basis. In such case, the Sponsor will repurchase all or a portion of the Private Placement Warrants held by the anchor investor at its original purchase price.

Office Space and Related Support Services

The Company agreed, commencing on the effective date of the Initial Public Offering in June 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay our Sponsor or an affiliate of our Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. The Company incurred $30,000 and $60,000 in expenses in connection with such services during each of the three and six months ended June 30, 2020 and 2019, respectively, as reflected in the accompanying Statements of Operations.

Board Member Agreement

In September 2017, the Company entered into an agreement with B. Prot Conseils, an entity controlled by Mr. Baudouin Prot, one of its board members, pursuant to which the board member is paid a cash fee of $150,000 per annum in exchange for his service. The agreement was effective as of October 1, 2017 and lasts until the consummation of the Company’s business combination. The Company incurred $37,500 and $75,000 in fees related to this service during the three and six months ended June 30, 2019, respectively, in the accompanying Statements of Operations. On February 20, 2020, the Company agreed to amend its arrangement with Mr. Prot, pursuant to which no further monthly fees will be paid on a current monthly basis to Mr. Prot, however, if the Company completes its acquisition of a target company prior to June 18, 2020, the Company shall pay Mr. Prot $12,500 for each month Mr. Prot has continued to provide services to the Company since January 1, 2020. On August 3, 2020, the Company agreed to amend its arrangement with Mr. Prot pursuant to which Mr. Prot will be paid an aggregate of $75,000 for January through June 2020 so long as Mr. Prot continues to provide services to the Company to substantially the same extent as he previously provided such services and the Company successfully completes its acquisition of a target company prior to December 31, 2020. If the Company does not complete its acquisition of a target company prior to December 31, 2020, then no further fees will be due from the Company to Mr. Prot.

Promissory Notes - Related Party

The Sponsor had agreed to loan the Company an aggregate of up to $300,000 to be used for the payment of costs related to the Initial Public Offering. In April 2018, the Sponsor amended the note to increase the principal amount to $500,000. The loan was non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. The Company fully repaid the loan from the proceeds of the Initial Public Offering not being placed in the Trust Account on June 22, 2018.

On July 16, 2020, the Company issued a promissory note (“Promissory Note”) to the Sponsor, pursuant to which the Sponsor agreed to provide a working capital loan to the Company of up to $3.0 million. The Promissory Note will be repaid on the earlier of (i) December 31, 2020 and (ii) the effective date of a Business Combination, without interest. On July 16, 2020, the Company received $1.0 million in loan proceeds pursuant to the Promissory Note which increased the outstanding principal balance of the Promissory Note to $1.0 million.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors agreed to loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

On March 4, 2019, the Company issued a convertible note (“Convertible Note”) to the Sponsor, pursuant to which the Sponsor agreed to provide a Working Capital Loan to the Company of up to $1.5 million. On June 16, 2020, the Company amended the Convertible Note, pursuant to which the maturity date of the note was extended to the earlier of (i) December 31, 2020 and (ii) the effective date of a Business Combination. The Company was provided $750,000 and $750,000 in loan proceeds during the year ended 2019 and the six months ended June 30, 2020, respectively, for an aggregate $1.5 million outstanding balance pursuant to the amended Convertible Note.

In addition, in connection with the Extension, the Company’s officers, directors or any of their affiliates or designees have agreed, if the Company does not have the funds necessary to make the Deposit, to make Contributions to the Company as a loan of $0.03 for each Public Share that is not converted in connection with the shareholder votes to approve the Extension. The Contributions will not bear any interest and will be repayable by the Company to the officers, directors or affiliates upon consummation of an initial Business Combination. The loans will be forgiven if the Company is unable to consummate an initial Business Combination except to the extent of any funds held outside of the Trust Account. As of June 30, 2020, no Contributions were outstanding.

Note 6. Commitments & Contingencies

Registration Rights

The holders of the founder shares and Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $3.105 million in the aggregate, paid upon the closing of the Initial Public Offering. Additionally, a deferred underwriting discount of $0.35 per unit, or $5.434 million in the aggregate will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7. Stockholders’ equity

Class A Common stock

The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. At June 30, 2020 and December 31, 2019, there were 13,435,061 and 15,525,000 shares of Class A common stock issued or outstanding, including 12,265,693 and 14,461,820 shares of Class A common stock subject to possible redemption, respectively.

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Each share of common stock will have one vote on all such matters.

Class B Common stock

The Company is authorized to issue 15,000,000 shares of Class B common stock with a par value of $0.0001 per share. In August 2017, the Company initially issued 4,312,500 Class B common stock. In February 2018, in connection with the decrease of the size of the Initial Public Offering, the Sponsor forfeited 431,250 shares of Class B common stock, resulting in a decrease in the total number of founder shares from 4,312,500 to 3,881,250. All share amounts presented in the financial statements have been retroactively restated to reflect these share forfeitures. At June 30, 2020 and December 31, 2019, there were 3,881,250 Class B common stock issued or outstanding.

The Class B common stock will automatically convert into Class A common stock on the first business day following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, 20% of the sum of the total number of all common stock outstanding upon the completion of the Initial Public Offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

Preferred Stock

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. At June 30, 2020 and December 31, 2019, there are no preferred shares issued or outstanding.

Warrants

At June 30, 2020 and December 31, 2019, there are 23,285,000 outstanding warrants, consisting of 15,525,000 Public Warrants and 7,760,000 Private Placement Warrants, each warrant exercisable at $11.50 into one share of Class A common stock.

The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination that it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last reported closing price of the shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A shares at a price below their exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of June 30, 2020 and December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

June 30, 2020
	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets held in Trust:
Money market funds	$141,249,220	$—	$—
	$141,249,220	$—	$—

December 31, 2019
	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets held in Trust:
U.S. Treasury Securities	$161,991,526	$-	$-
Money market funds	28,383	-	-
	$162,019,909	$-	$-

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for three and six months ended June 30, 2020 and 2019.

Note 9. Subsequent Events

On July 16, 2020, the Company issued a $3.0 million Promissory Note to the Sponsor, which will be repaid on the earlier of (i) December 31, 2020 and (ii) the effective date of a Business Combination, without interest. On July 16, 2020, the Company received $1.0 million in loan proceeds pursuant to the Promissory Note which increased the principal balance of the July Note to $1.0 million.

On August 3, 2020, the Company agreed to amend its arrangement with Mr. Prot pursuant to which Mr. Prot will be paid an aggregate of $75,000 for January through June 2020 so long as Mr. Prot continues to provide services to the Company to substantially the same extent as he previously provided such services and the Company successfully completes its acquisition of a target company prior to December 31, 2020. If the Company does not complete its acquisition of a target company prior to December 31, 2020, then no further fees will be due from the Company to Mr. Prot.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as noted above, the Company did not identify and subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of LF Capital Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of LF Capital Acquisition Corp. (the "Company") as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity (deficit), and cash flows and the related notes to the financial statements (collectively, the financial statements) for the years ended December 31, 2019 and 2018. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s mandatory liquidation and subsequent dissolution if it does not complete a business combination by June 22, 2020 raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company's auditor since 2017.

New York, New York

February 24, 2020

LF CAPITAL ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$161,405	$196,804
Prepaid expenses	304,077	43,214
Total current assets	465,482	240,018
Marketable securities held in Trust Account	162,019,909	159,718,098
Total assets	$162,485,391	$159,958,116

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$121,516	$108,292
Accrued expenses	30,610	6,500
Note payable - related parties	750,000	-
Franchise tax payable	40,000	200,000
Total current liabilities	942,126	314,792
Deferred tax liabilities	128,105	-
Deferred underwriting commissions	5,433,750	5,433,750
Total liabilities	6,503,981	5,748,542

Commitments
Class A common stock, $0.0001 par value; 14,461,820 and 14,500,444 shares subject to possible redemption at $10.44 and $10.29 per share at December 31, 2019 and 2018, respectively	150,981,401	149,209,569

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2019 and 2018, respectively	-	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,063,180 and 1,024,556 shares issued and outstanding (excluding 14,461,820 and 14,500,444 shares subject to possible redemption) at December 31, 2019 and 2018, respectively	106	102
Convertible Class B common stock, $0.0001 par value; 15,000,000 shares authorized; 3,881,250 shares issued and outstanding at December 31, 2019 and 2018, respectively	388	388
Additional paid-in capital	2,757,412	4,529,248
Retained earnings	2,242,103	470,267
Total stockholders' equity	5,000,009	5,000,005
Total Liabilities and Stockholders' Equity	$162,485,391	$159,958,116

The accompanying notes are an integral part of these financial statements.

LF CAPITAL ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2019	2018
General and administrative expenses	$826,307	$586,284
Franchise tax expense	200,000	198,617
Loss from operations	(1,026,307)	(784,901)
Interest earned on investments and marketable securities	3,473,997	1,688,934
Income before income tax expense	2,447,690	904,033
Income tax expense	675,854	311,183
Net income	$1,771,836	$592,850

Weighted average shares outstanding of Class A common stock	15,525,000	15,525,000
Basic and diluted net income per share, Class A	$0.17	$0.08
Weighted average shares outstanding of Class B common stock	3,881,250	3,881,250
Basic and diluted net loss per share, Class B	$(0.21)	$(0.15)

The accompanying notes are an integral part of these financial statements.

LF CAPITAL ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock				Additional	Retained Earnings	Total
	Class A		Class B		Paid-in	(Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit)	Equity (Deficit)
Balance - December 31, 2017	-	$-	3,881,250	$388	$24,612	$(122,583)	$(97,583)
Sale of units in initial public offering	15,525,000	1,553	-	-	155,248,447	-	155,250,000
Offering costs	-	-	-	-	(9,295,693)	-	(9,295,693)
Sale of private placement warrants to Sponsor in private placement	-	-	-	-	7,760,000	-	7,760,000
Common stock subject to possible redemption	(14,500,444)	(1,451)	-	-	(149,208,118)	-	(149,209,569)
Net income	-	-	-	-	-	592,850	592,850
Balance - December 31, 2018	1,024,556	$102	3,881,250	$388	$4,529,248	$470,267	$5,000,005
Common stock subject to possible redemption	38,624	4	-	-	(1,771,836)	-	(1,771,832)
Net income	-	-	-	-	-	1,771,836	1,771,836
Balance - December 31, 2019	1,063,180	$106	3,881,250	$388	$2,757,412	$2,242,103	$5,000,009

The accompanying notes are an integral part of these financial statements.

LF CAPITAL ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$1,771,836	$592,850
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred tax liabilities	128,105	-
Interest earned on investments and marketable securities held in Trust Account	(3,473,528)	(1,687,599)
Changes in operating assets and liabilities:
Prepaid expenses	(260,863)	(43,214)
Accounts payable	13,224	14,032
Accrued expenses	24,110	(7,100)
Franchise tax payable	(160,000)	200,000
Net cash used in operating activities	(1,957,116)	(931,031)

Cash Flows from Investing Activities
Principal deposited in Trust Account	-	(158,355,000)
Interest released from Trust Account	1,171,717	324,501
Net cash provided by (used in) investing activities	1,171,717	(158,030,499)

Cash Flows from Financing Activities:
Proceeds from note payable to related parties	750,000	260,000
Repayment of note payable to related parties	-	(460,000)
Proceeds received from initial public offering	-	155,250,000
Offering costs	-	(3,671,204)
Proceeds received from private placement	-	7,760,000
Net cash provided by financing activities	750,000	159,138,796

Net (decrease) increase in cash	(35,399)	177,266

Cash and cash equivalents - beginning of the period	196,804	19,538
Cash and cash equivalents - end of the period	$161,405	$196,804

Supplemental disclosure of noncash investing and financing activities:
Offering costs included in accounts payable	$-	$67,142
Deferred underwriting commissions in connection with the initial public offering	$-	$5,433,750
Reclassification of deferred offering costs to paid-in capital	$-	$178,283
Change in Class A common stock subject to possible redemption	$1,771,832	$149,209,569

Supplemental cash flow disclosure:
Cash paid for income taxes	$811,467	$-

The accompanying notes are an integral part of these financial statements.

LF CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Organization and Business Operations

LF Capital Acquisition Corp. (the “Company”) is a blank check company incorporated in the state of Delaware on June 29, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to focus its search for a target business in the commercial banking and financial technology industries.

All activity through December 31, 2019 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), and, since the closing of the Initial Public Offering, a search for a Business Combination candidate. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on June 19, 2018. On June 22, 2018, the Company consummated its Initial Public Offering of 15,525,000 units (each, a “Unit” and collectively, the “Units”), including 2,025,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at $10.00 per Unit, generating gross proceeds of $155.25 million, and incurring offering costs of approximately $9.3 million, inclusive of $5.4338 million in deferred underwriting commissions (Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,760,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, Level Field Capital, LLC (“Sponsor”) and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, “anchor investor”), generating gross proceeds of $7.76 million (Note 4).

Upon the closing of the Initial Public Offering and Private Placement, $158.355 million ($10.20 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (“Trust Account”) and is required to be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

The Company will provide its shareholders of Public shares (“Public Shareholders”) with the opportunity to redeem all or a portion of their Public shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or the Company decides to obtain shareholder approval for business or other legal reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the Securities and Exchange Commission (“SEC”). The public shareholders will be entitled to redeem their Public shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, less up to $100,000 of interest to pay dissolution expenses).

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The per-share amount to be distributed to public shareholders who redeem their Public shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public shares have been recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by the law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial stockholders have agreed to vote their founder shares (and any Public shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their founder shares and Public shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Articles of incorporation provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

If the Company is unable to complete a Business Combination on June 22, 2020 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public shares which redemption will completely extinguish public stockholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay for its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses).

The initial stockholders have agreed to waive their liquidation rights with respect to the founder shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, jointly and severally, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Liquidity

As of December 31, 2019, the Company had approximately $161,000 in its operating bank accounts, and working capital deficit of approximately $477,000.

Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in Trust Account, interest earned released from the Trust Account to pay for its tax obligations, and loans from the Sponsor. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). The Working Capital Loans will either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. On March 4, 2019, the Company issued a convertible note (“Convertible Note”) to the Sponsor, pursuant to which the Sponsor agreed to provide a Working Capital Loan to the Company of up to $1.5 million. The Company was provided $400,000, $350,000 and $130,000 in loan proceeds on March 4, 2019, August 19, 2019 and January 10, 2020, respectively, for an aggregate amount of $880,000, pursuant to the amended Convertible Note (see Note 5).

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern after June 22, 2020. Management plans to address this uncertainty through the consummation of a Business Combination. However, there is no assurance that the Company will be able to consummate a Business Combination within the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 22, 2020.

Note 2. Summary of Significant Accounting Policies

Basis of presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash equivalents.

Marketable Securities

The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is recognized as gains or losses in the accompanying Statements of Operations. The estimated fair values of financial instruments are determined using available market information.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and marketable securities held for trading. Cash and cash equivalents are maintained in accounts with financial institutions, which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2019 and 2018, the Company had not experienced losses on this account and management believes the Company is not exposed to significant credit risks on such account. The Company’s marketable securities portfolio consists of U.S. Treasury Bills and money market funds with an original maturity of 180 days or less.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. Marketable securities are classified as trading securities and are therefore recognized at fair value. The fair value for trading securities is determined using quoted market prices.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

ASC 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2019 and 2018, the recorded values of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, and note payable to related parties approximate the fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities is comprised of an investment in U.S Treasury Bills and money market fund with an original maturity of 180 days or less. The fair value for trading securities is determined using quoted market prices.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2019 and 2018, 14,461,820 and 14,500,444 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets, respectively.

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 23,285,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, by the weighted average number of shares of Class A common stock outstanding since the initial issuance. Net income (loss) per share, basic and diluted for Class B common stock is calculated by dividing the net income (loss), less income attributable to Class A common stock, by the weighted average number of shares of Class B common stock outstanding for the periods.

Reconciliation of net income (loss) per common stock

The Company’s net income is adjusted for the portion of income that is attributable to Class A common stock subject to redemption, as these shares only participate in the earnings of the Trust Account (less applicable taxes) and not the income or losses of the Company. Accordingly, basic and diluted income per Class A common stock is calculated as follows:

	For the Years Ended December 31,
	2019	2018
Net income	$1,771,836	$592,850
Less: Income attributable to Class A common stock	(2,598,143)	(1,179,134)
Adjusted net loss attributable to Class B common stock	$(826,307)	$(586,284)

Weighted average shares outstanding of Class A common stock	15,525,000	15,525,000
Basic and diluted net income per share, Class A	$0.17	$0.08
Weighted average shares outstanding of Class B common stock	3,881,250	3,881,250
Basic and diluted net loss per share, Class B	$(0.21)	$(0.15)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 3. Initial Public Offering

On June 22, 2018, the Company sold 15,525,000 Units at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one Class A common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant will entitle the holder to purchase one Class A share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4. Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor and the anchor investor purchased an aggregate of 7,760,000 Private Placement Warrants at $1.00 per warrant ($7.76 million in the aggregate) in a private placement. Among the Private Placement Warrants, 7,209,560 warrants were purchased by the Sponsor and 550,440 warrants were purchased by the anchor investor.

Each Private Placement Warrant is exercisable to purchase one Class A share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

Note 5. Related Party Transactions

Founder Shares

In August 2017, the Company issued an aggregate of 4,312,500 shares of Class B common stock to the Sponsor in exchange for an aggregate capital contribution of $25,000. In February 2018, the Sponsor forfeited 431,250 founder shares, resulting in a decrease in the total number of founder shares from 4,312,500 to 3,881,250. All share amounts presented in the financial statements have been retroactively restated to reflect these share forfeitures. In June 2018, the Sponsor forfeited 267,300 founder shares and the anchor investor purchased 267,300 founder shares for an aggregate purchase price of $1,980. Of the 3,881,250 founder shares, the Sponsor had agreed to forfeit an aggregate of up to 506,250 founder shares to the extent that the over-allotment option is not exercised in full by the underwriters. As of June 22, 2018, the underwriter exercised its over-allotment option in full, hence, these 506,250 shares were no longer subject to forfeiture.

The founder shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustment (see Note 7). The initial stockholders agreed not to transfer, assign or sell any of their founder shares until the earliest of  (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (C) following the completion of the initial Business Combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their common stock for cash, securities or other property.

If the anchor investor does not own the number of Public Units equal to 1,336,500 at the time of any stockholder vote with respect to an initial Business Combination or the business day immediately prior to the consummation of the initial Business Combination, the anchor investor will forfeit up to 267,300 founder shares on a pro rata basis. In such case, the Sponsor will repurchase all or a portion of the Private Placement Warrants held by the anchor investor at its original purchase price.

Office Space and Related Support Services

The Company agreed, commencing on the effective date of the Initial Public Offering in June 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay our Sponsor or an affiliate of our Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. The Company incurred $120,000 and $60,000 in expenses in connection with such services during the years ended December 31, 2019 and 2018 as reflected in the accompanying Statements of Operations.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Board Member Agreement

In September 2017, the Company entered into an agreement with B. Prot Conseils, an entity controlled by Mr. Baudouin Prot, one of its board members, pursuant to which the board member will be paid a cash fee of $150,000 per annum in exchange for his service. The agreement was effective as of October 1, 2017 and last until the earlier of December 2019 or the consummation of the Company’s business combination. The Company incurred $150,000 in fees related to this service during each of the years ended December 31, 2019 and 2018 in the accompanying Statements of Operations. On February 20, 2020, the Company has agreed to amend its arrangement with Mr. Prot, pursuant to which no further monthly fees will be paid on a current monthly basis to Mr. Prot, however, if the Company completes its acquisition of a target company prior to June 18, 2020, the Company shall pay Mr. Prot $12,500 for each month Mr. Prot has continued to provide services to the Company since January 1, 2020. If the Company does not complete its acquisition of a target company prior to June 18, 2020 then no further fees will be payable to Mr. Prot following December 31, 2019.

Promissory Note - Related Party

The Sponsor had agreed to loan the Company an aggregate of up to $300,000 to be used for the payment of costs related to the Initial Public Offering. In April 2018, the Sponsor amended the note to increase the principal amount to $500,000. The loan was non-interest bearing, unsecured and due on the earlier of December 31, 2018 or the closing of the Initial Public Offering. The Company fully repaid the loan from the proceeds of the Initial Public Offering not being placed in the Trust Account on June 22, 2018.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors agreed to loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

There were no Working Capital Loans outstanding as of December 31, 2018. On March 4, 2019, the Company issued a convertible note (“Convertible Note”) to the Sponsor, pursuant to which the Sponsor agreed to provide a Working Capital Loan to the Company of up to $1.5 million. The Company was provided $400,000 and $350,000 in loan proceeds on March 4, 2019 and August 19, 2019, for an aggregate amount of $750,000, pursuant to the amended Convertible Note. On January 10, 2020, the Company received an additional loan proceed of $130,000 and increased the total amount outstanding under the Convertible Note to $880,000.

Note 6. Commitments & Contingencies

Registration Rights

The holders of the founder shares and Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $3.105 million in the aggregate, paid upon the closing of the Initial Public Offering. Additionally, a deferred underwriting discount of $0.35 per unit, or $5.434 million in the aggregate will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7. Stockholders’ equity

Class A Common stock

The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. At December 31, 2019 and 2018, there were 15,525,000 Class A common stock issued or outstanding, including 14,461,820 and 14,500,444 share of Class A common stock subject to possible redemption, respectively.

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Each share of common stock will have one vote on all such matters.

Class B Common stock

The Company is authorized to issue 15,000,000 shares of Class B common stock with a par value of $0.0001 per share. In August 2017, the Company initially issued 4,312,500 Class B common stock. In February 2018, in connection with the decrease of the size of the Initial Public Offering, the Sponsor forfeited 431,250 shares of Class B common stock, resulting in a decrease in the total number of founder shares from 4,312,500 to 3,881,250. All share amounts presented in the financial statements have been retroactively restated to reflect these share forfeitures. Of the 3,881,250 shares of Class B common stock, an aggregate of up to 506,250 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full. As of June 22, 2018, the underwriter exercised its over-allotment option in full, hence, these 506,250 shares were no longer subject to forfeiture. At December 31, 2019 and 2018, there were 3,881,250 Class B common stock issued or outstanding.

The Class B common stock will automatically convert into Class A common stock on the first business day following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, 20% of the sum of the total number of all common stock outstanding upon the completion of the Initial Public Offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

Preferred Stock

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. At December 31, 2019 and 2018, there are no preferred shares issued or outstanding.

Warrants

At December 31, 2019 and 2018 there are 23,285,000 outstanding warrants, consisting of 15,525,000 Public Warrants and 7,760,000 Private Placement Warrants, each warrant exercisable at $11.50 into one share of Class A common stock.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last reported closing price of the shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2019 and 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets held in Trust at December 31, 2019:
U.S. Treasury Securities	$161,991,526	$-	$-
Money market funds	28,383	-	-
	$162,019,909	$-	$-

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust at December 31, 2018:
Money market fund	$159,718,098	$—	$—
	$159,718,098	$—	$—

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the years ended December 31, 2019 and 2018.

Note 9. Income Taxes

The Company’s financial statements include total net income (loss) before taxes of approximately $2.4 million and approximately $0.9 million for the years ended December 31, 2019 and 2018, respectively. The income tax provision consists of the following:

	December 31
	2019	2018
Federal
Current	547,749	311,183
Deferred	(40,546)	(119,993)
State and Local
Current	-	-
Deferred	-	13,984
Change in Valuation allowance	168,651	106,009
Income tax provision (benefit)	675,854	311,183

Reconciliations of the differences between the provision/(benefit) for income taxes and income taxes at the statutory U.S. federal income tax rate is as follows:

	2019		2018
	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income
Current tax at U.S. statutory rate	514,015	21.00%	189,847	21.00%
Nondeductible/nontaxable items	2,436	0.10%	1,343	0.15%
State taxes, net of federal benefit	-	0.00%	-	0.00%
State effect of perm items	-	0.00%	-	0.00%
Valuation allowance activity	168,651	6.89%	106,009	11.72%
Deferred rate change	-	0.00%	13,984	1.55%
Current/deferred rate differential	-	0.00%	-	0.00%
Federal payable true-up	(9,248)	-0.38%	-	0.00%
Other	1	0.00%	-	0.00%
Total Income Tax Provision/(Benefit)	675,854	27.61%	311,183	34.42%

LF CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The components of deferred tax assets and liabilities as of December 31, 2019 and 2018 are as follows:

	December 31
	2019	2018
Deferred tax assets:
Unrealized gain/loss	-	-
Start-up cost	313,660	145,009
Total deferred tax assets	313,660	145,009
Valuation allowance	(313,660)	(145,009)

Deferred tax liabilities
Unrealized gain/loss	(128,105)	-
Net Deferred tax assets/(liabilities), net of allowance	(128,105)	-

As of December 31, 2019 and 2018, the Company has concluded that it is more likely than not that the Company will not realize the benefit of its deferred tax assets associated with start-up costs. Start-up costs cannot be amortized against future operating income until a business combination has occurred. Therefore, a full valuation allowance has been established prior to the company completing a business combination, as future events such as business combinations cannot be considered when assessing the realizability of Deferred Tax Assets and when the probability of a special purpose acquisition company consummating a business combination is less than 51%. In addition, a reliable forecast of trust investment income and start-up costs expected to be incurred in the period/s prior to a business combination or a dissolution and liquidation is not practicable. Accordingly, the net deferred tax assets have been fully reserved.

Note 10. Subsequent Events

On January 10, 2020, the Company received an additional loan proceed of $130,000 and increased the total amount outstanding under the Convertible Note to $880,000.

On February 20, 2020, the Company has agreed to amend its arrangement with Mr. Prot, pursuant to which no further monthly fees will be paid on a current monthly basis to Mr. Prot, however, if the Company completes its acquisition of a target company prior to June 18, 2020, the Company shall pay Mr. Prot $12,500 for each month Mr. Prot has continued to provide services to the Company since January 1, 2020. If the Company does not complete its acquisition of a target company prior to June 18, 2020 then no further fees will be payable to Mr. Prot following December 31, 2019.

Landsea Homes Business

Combined Balance Sheets - (Unaudited)

	June 30, 2020	December 31, 2019
	(dollars in thousands)
Assets
Cash and cash equivalents	$80,182	$154,043
Cash held in escrow	8,175	8,836
Restricted cash	18	2,335
Real estate inventories (including related party interest of $23,071 and $24,405, respectively)	734,461	598,179
Due from affiliates	2,815	432
Investment in and advances to unconsolidated joint ventures (including related party interest of $1,841 and $2,466, respectively)	27,343	42,956
Goodwill	20,707	5,315
Other assets	37,718	27,121
Total assets	$911,419	$839,217

Liabilities
Accounts payable	$30,648	$16,490
Accrued expenses and other liabilities	45,061	48,046
Due to affiliates	1,628	1,347
Notes and other debts payable, net	323,621	189,964
Total liabilities	400,958	255,847

Commitments and contingencies

Equity
Stockholders' equity:
Net Investment by Parent	509,148	565,478
Total stockholders' equity	509,148	565,478
Noncontrolling interests	1,313	17,892
Total equity	510,461	583,370
Total liabilities and equity	$911,419	$839,217

See accompanying notes to the combined financial statements.

Landsea Homes Business

Combined Statements of Operations - (Unaudited)

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Revenue
Home sales	$231,353	$184,680
Lot sales	—	37,171
Total revenue	231,353	221,851

Cost of sales
Home sales (including related party interest of $4,540 and $4,778, respectively)	205,476	152,188
Inventory impairments	3,413	—
Lot sales	—	32,312
Total cost of sales	208,889	184,500

Gross margin
Home sales	22,464	32,492
Lot sales	—	4,859
Total gross margin	22,464	37,351

Sales and marketing expenses	17,618	7,982
General and administrative expenses	19,950	15,239
Total operating expenses	37,568	23,221

(Loss) income from operations	(15,104)	14,130

Other income (expense), net	70	(443)
Equity in net (loss) income of unconsolidated joint ventures (including related party interest of $625 and $1,226, respectively)	(15,613)	(6,656)
Pretax (loss) income	(30,647)	7,031

(Benefit) provision for income taxes	(7,731)	1,978

Net (loss) income	(22,916)	5,053
Net (loss) income attributed to noncontrolling interests	(110)	2,635
Net (loss) income attributable to Landsea Homes Business	$(22,806)	$2,418

See accompanying notes to the combined financial statements.

Landsea Homes Business

Combined Statements of Equity - (Unaudited)

	Net Parent Investment	Noncontrolling Interests	Total Equity
	(dollars in thousands)
Balance at December 31, 2019	$565,478	$17,892	$583,370
Contributions from noncontrolling interests	—	187	187
Distributions to noncontrolling interests	—	(15,414)	(15,414)
Net (loss) income	(22,806)	(110)	(22,916)
Net transfers (to) from parent and noncontrolling interests	(33,524)	(1,242)	(34,766)
Balance at June 30, 2020	$509,148	$1,313	$510,461

	Net Parent Investment	Noncontrolling Interests	Total Equity
	(dollars in thousands)
Balance at December 31, 2018	$532,585	$12,571	$545,156
Contributions from noncontrolling interests	—	130	130
Net income (loss)	2,418	2,635	5,053
Net transfers from (to) parent	20,826	—	20,826
Balance at June 30, 2019	$555,829	$15,336	$571,165

See accompanying notes to the combined financial statements.

Landsea Homes Business

Combined Statements of Cash Flows - (Unaudited)

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Cash flows from operating activities:
Net (loss) income	$(22,916)	$5,053
Adjustments to reconcile net (loss) income to net cash (used in) operating activities:
Depreciation and amortization	1,785	1,118
Inventory impairments	3,413	—
Abandoned project costs	—	50
Distributions of earnings from unconsolidated joint ventures	—	3,294
Equity in net loss of unconsolidated joint ventures	15,613	6,656
Deferred taxes	(4,986)	3,035
Changes in operating assets and liabilities:
Cash held in escrow	660	1,455
Real estate inventories and inventories not owned	(67,852)	(9,659)
Due from affiliates	(325)	(637)
Notes receivable from lot sales	—	17,450
Other assets	(3,342)	(4,652)
Accounts payable	10,148	(11,816)
Accrued expenses and other liabilities	(7,030)	(16,440)
Due to affiliates	281	4
Net cash (used in) operating activities	(74,551)	(5,089)

Cash flows from investing activities:
Purchases of property and equipment	(1,042)	(2,549)
Distributions of capital from unconsolidated joint ventures	—	1,112
Repayments of advances from unconsolidated joint ventures	—	5,000
Payments for business acquisition, net of cash acquired	(128,528)	(23,562)
Net cash (used in) investing activities	(129,570)	(19,999)

Cash flows from financing activities:
Borrowings from notes and other debts payable	318,054	118,080
Repayments of notes and other debts payable	(166,102)	(115,333)
Repayments of land bank financing	—	(18,454)
Contributions from noncontrolling interests	187	130
Distributions to noncontrolling interests	(15,414)	—
Debt issuance costs paid	(2,552)	(801)
Cash (distributed to) provided by parent, net	(6,230)	20,826
Net cash provided by financing activities	127,943	4,448

Net (decrease) in cash, cash equivalents, and restricted cash	(76,178)	(20,640)
Cash, cash equivalents, and restricted cash at beginning of period	156,378	119,589
Cash, cash equivalents, and restricted cash at end of period	$80,200	$98,949

See accompanying notes to the combined financial statements.

Landsea Homes Business

Notes to Combined Financial Statements – (unaudited)

1.	Company

These combined financial statements are presented for the Landsea Homes Business, which includes Landsea Homes Incorporated (“LHI”) and Landsea Homes-WAB LLC (“LWAB”), each a wholly owned subsidiary of Landsea Holdings Corporation (“LHC”). These combined financial statements have been prepared as if LHI and LWAB had been carved out of LHC and combined for all periods presented. The combined financial statements of the Landsea Homes Business (the “Business”) includes all subsidiaries that would have been consolidated under the Business in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The primary operations of the Business include acquisition, development and building of lots, homes, and condominiums in California, Arizona, New York, and New Jersey. The Business operations are organized into the following three operating reportable segments: Arizona, California, and Metro New York.

On March 11, 2020 the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 pandemic has continued to spread and various state and local governments have issued or extended “stay-at-home” and “shelter-in-place” orders which have impacted and restricted various aspects of our business. Our construction and sales operations are functioning in the jurisdictions in which we operate, subject to government restrictions and safety constraints we have enacted in order to protect our employees, trade contractors, and customers. While we cannot reasonably estimate the length or severity of this pandemic, an extended economic slowdown in the U.S. could materially impact our financial position and influence our future results.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Combination—The accompanying combined financial statements have been prepared in accordance with GAAP and include the accounts of the Business and all subsidiaries. All intercompany transactions and balances have been eliminated in combination.

These combined financial statements include certain assets and liabilities recorded on the books of LHC that are related to assets and liabilities directly attributable to the Business.

The Business was historically funded as part of LHC's treasury program. Cash and cash equivalents were primarily centrally managed through bank accounts legally owned by LHC. Accordingly, cash and cash equivalents held by LHC at the corporate level were not attributed to the Business for any of the periods presented. Only cash amounts legally owned by entities dedicated to the Business are reflected in the combined balance sheets. Transfers of cash, both to and from LHC's treasury program, are reflected as a component of net investment by parent in the combined balance sheets and as a financing activity on the accompanying combined statements of cash flows.

As the functional departments that make up the Business were not held by a single legal entity, total net investment by parent is shown in lieu of equity in the combined financial statements. Balances between the Business and LHC that were not historically cash settled are included in net investment by parent. Net investment by parent represents LHC's interest in the recorded assets of the Business and represents the cumulative investment by LHC in the Business through the dates presented, inclusive of operating results.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

LHC holds a series of notes payable to affiliated entities of its parent. The cash LHC received from this debt was partially utilized to fund operations of the Business. Related party interest incurred by LHC (“Related Party Interest”) was historically pushed down to the Business and reflected on the combined balance sheets of the Business, primarily in real estate inventories, and on the combined statements of operations in cost of sales. Similarly, LHC held a note payable with a third party, the interest of which was also historically pushed down to the Business. Refer to Note 5 - Capitalized Interest for further detail. As the Business did not guarantee the notes payable nor have any obligations to repay the notes payable, and as the notes payable will not be assigned to the Business, the notes payable do not represent the liability of the Business and accordingly have not been reflected in the combined balance sheets.

During the periods presented in the combined financial statements, the Business was included in the consolidated U.S. federal, and certain state and local income tax returns filed by LHC, where applicable. Income tax expense and other income tax related information contained in these combined financial statements are presented on a separate return basis as if the Business had filed its own tax returns. Additionally, certain tax attributes such as net operating losses or credit carryforwards are presented on a separate return basis, and accordingly, may differ in the future. In jurisdictions where the Business has been included in the tax returns filed by LHC, any income tax payables or receivables resulting from the related income tax provisions have been reflected in the combined balance sheets and the effect of the push down is reflected within net investment by parent.

The management of the Business believes that the assumptions underlying the combined financial statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided, or the benefit received by the Business during the periods presented. Nevertheless, the statements may not be indicative of the Business's future performance, do not necessarily include all of the actual expenses that would have been incurred had the Business been an independent entity during the historical periods, and may not reflect the results of operations, financial position, and cash flows had the Business been a stand-alone company during the periods presented.

The unaudited combined financial statements include the accounts of the Business. All significant intercompany accounts have been eliminated upon combination.

The accompanying unaudited combined financial statements have been prepared in accordance with GAAP for interim financial information and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this document for the year ended December 31, 2019. The accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring entries) necessary for the fair presentation of our results for the interim period presented. Results for the interim periods are not necessarily indicative of the results to be expected for the full year due to seasonal variations and other factors, such as the effects of the novel coronavirus (“COVID-19”) and its impact on our future results.

Use of Estimates—The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the combined financial statements and accompanying notes. Actual results could differ materially from these estimates.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the methodology for recognizing credit losses and is effective for annual reporting periods beginning after December 15, 2019. Early adoption was permitted. The Business adopted ASU 2016-13 on January 1, 2020, which did not have a material impact to the combined financial statements as a result of adoption.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 eliminates Step 2 from the goodwill impairment test. This change will allow an entity to avoid performing a hypothetical purchase price allocation to measure goodwill impairment and therefore reduce the cost and complexity of evaluating goodwill for impairment. This amendment was effective for annual reporting periods beginning after December 15, 2019. Early adoption was permitted. The Business adopted ASU 2017-04 on January 1, 2020, which did not have a material impact to the combined financial statements as a result of adoption.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) - Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurements. The amendments in ASU 2018-13 modify certain disclosure requirements of fair value measurements and are effective for annual reporting periods beginning after December 15, 2019. Early adoption was permitted for any removed or modified disclosures. The Business adopted ASU 2018-13 on January 1, 2020, which did not have a material impact to the combined financial statements as a result of adoption.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract . ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This new guidance will be effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. The Business adopted ASU 2018-15 on January 1, 2020, which did not have a material impact to the combined financial statements as a result of adoption.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application for fiscal years beginning after December 15, 2020. The Business is currently evaluating the impact of ASU 2019-12 and does not expect a material impact to the combined financial statements as a result of adoption.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815). ASU 2020-01 clarifies the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The standard is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The Business is currently evaluating the impact of ASU 2020-01 and does not expect a material impact to the combined financial statements as a result of adoption.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

3.	Business Combinations

On January 15, 2020, the Business acquired 100% of the membership interest of Garrett Walker Homes (“GWH”) for cash consideration of approximately $133.4 million. GWH is a residential homebuilder located in Phoenix, Arizona focused on building entry-level, single-family detached homes in the Northwest Valley and Phoenix metropolitan. The total assets of GWH include approximately 20 projects and 1,750 lots in various stages of development. The determination of the purchase accounting is complete as of June 30, 2020.

In accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, the assets acquired and liabilities assumed from our acquisition of GWH were measured and recognized at fair value as of the date of the acquisition to reflect the purchase price paid.

Acquired inventories consist of land, land deposits, and work in process inventories. The Business determined the estimate of fair value for acquired land inventory using a forecasted cash flow approach for the development, marketing, and sale of each community acquired. Significant assumptions included in our estimate were future development costs, construction and overhead costs, mix of products, as well as average sales price, and absorption rates. The Business estimated the fair value of acquired work in process inventories based upon the stage of production of each unit and a profit margin that a market participant would require to complete the remaining production and requisite selling efforts. On the acquisition date, the stage of production for each lot ranged from recently started lots to fully completed homes. The intangible asset acquired relates to the GWH trade name, which is estimated to have a fair value of $1.6 million and is being amortized over 3 years. Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. Goodwill of $15.4 million was recorded on the combined balance sheets as a result of this transaction and is expected to be deductible for tax purposes over 15 years. The acquired goodwill is included in the Arizona reporting segment in Note 13, Segment Information. The Business incurred transaction related costs of $0.5 million related to the GWH acquisition in the six months ended June 30, 2020.

From the acquisition date, the Business' results of operations include homebuilding revenues of $81.3 million, and income before tax inclusive of purchase price accounting, of $4.1 million, from the GWH acquisition in the accompanying combined statement of operations for the six months ended June 30, 2020.

The following is a summary of the allocation of the purchase price based on the fair value of assets acquired and liabilities assumed (dollars in thousands).

Assets Acquired
Cash	$2,905
Real estate inventories	119,466
Goodwill	15,392
Trade name	1,600
Other assets	532
Total assets	$139,895

Liabilities Assumed
Accounts payable	$5,425
Accrued expenses	1,037
Total liabilities	6,462
Net assets acquired	$133,433

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

On June 20, 2019, the Business acquired 100% of the stock of Pinnacle West Holding Corp. (“Pinnacle West”) for cash consideration of $25.8 million. Pinnacle West is a residential homebuilder located in Phoenix, Arizona and is comprised of fifteen projects in various stages of development. The Business completed its fair value assessment of the net assets of Pinnacle West during 2019. The acquired goodwill is included in the Arizona reporting segment in Note 13, Segment Reporting. The Business incurred transaction related costs of $0.9 million related to the Pinnacle West acquisition in the six months ended June 30, 2019. The following is a summary of the allocation of the purchase price based on the fair value of assets acquired and liabilities assumed (dollars in thousands).

Assets Acquired
Cash	$2,208
Real estate inventories	39,584
Goodwill	5,315
Other assets	60
Total assets	$47,167

Liabilities Assumed
Accounts payable	$2,626
Notes payable	16,228
Accrued expenses and other liabilities	2,543
Total liabilities	21,397
Net assets acquired	$25,770

Unaudited Pro Forma Financial Information

Unaudited pro forma revenue and net (loss) income for the six months ended June 30, 2020 and 2019 give effect to the results of the acquisition of GWH and Pinnacle West. The effect of the GWH and Pinnacle West acquisitions are reflected as though the acquisition date was as of January 1, 2019 and January 1, 2018, respectively. Unaudited pro forma net (loss) income adjusts the operating results of GWH and Pinnacle West to reflect the additional costs that would have been recorded assuming the fair value adjustments had been applied as of the beginning of the year preceding the year of acquisition including the tax-effected amortization of the acquired trade name and transaction related costs. The Pinnacle West financial information were derived from internal financial information and are unaudited.

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Revenue	$233,805	$306,544

Pretax (loss) income	(30,767)	2,595
Provision (benefit) for income taxes	(7,761)	730
Net (loss) income	$(23,006)	$1,865

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

4.	Real Estate Inventories

Real estate inventories are summarized as follows:

	June 30, 2020	December 31, 2019
	(dollars in thousands)
Deposits and pre-acquisition costs	$25,762	$24,794
Land held and land under development	215,598	178,183
Homes completed or under construction	439,311	369,364
Model homes	53,790	25,838
Total real estate inventory	$734,461	$598,179

In accordance with ASC 360, inventory is stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventory is written down to its estimated fair value. The Business reviews each real estate asset at the community-level, on a quarterly basis or whenever indicators of impairment exist. We generally determine the estimated fair value of each community by using a discounted cash flow approach based on the estimated future cash flows at discount rates that reflect the risk of the community being evaluated. The discounted cash flow approach can be impacted significantly by our estimates of future home sales revenue, home construction costs, and the applicable discount rate, all of which are Level 3 inputs.

For the six months ended June 30, 2020, the Business recognized real estate inventory impairments of $3.4 million related to two communities in the California segment. In both instances, the Company determined that additional incentives were required to sell the remaining homes at estimated aggregate sales prices below the communities previous carrying values. The fair values for the communities impaired were calculated using discounted cash flow models using discount rates ranging from 7%-10%. For the six months ended June 30, 2019, the Business did not recognize any real estate inventory impairments.

5.	Capitalized Interest

Interest is capitalized to real estate inventories and investment in unconsolidated joint ventures during development and other qualifying activities. Interest capitalized as a cost of real estate inventories is included in cost of sales as related inventories are delivered. Interest capitalized to investments in unconsolidated joint ventures is amortized to equity in net (loss) income of unconsolidated joint ventures as related joint venture homes close.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

For the periods reported, interest incurred, capitalized, and expensed was as follows:

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Related party interest pushed down	$4,893	$6,785
Other interest incurred	10,532	4,778
Total interest incurred	15,425	11,563

Related party interest capitalized	4,893	6,785
Other interest capitalized	10,532	4,778
Total interest capitalized	15,425	11,563

Previously capitalized related party interest included in cost of sales	$4,540	$4,778
Previously capitalized other interest included in cost of sales	8,160	6,785
Related party interest relieved to equity in earnings (loss) from unconsolidated joint ventures	625	1,226
Other interest relieved to equity in earnings (loss) from unconsolidated joint ventures	9	17
Other interest expensed	11	—
Total interest expense included in pretax income (loss)	$13,345	$12,806

6.	Investment in and Advances to Unconsolidated Joint Ventures

As of June 30, 2020 and December 31, 2019, the Business had ownership percentage interests of 51% and 25% in two unconsolidated joint ventures, LS-NJ Port Imperial JV LLC and LS-Boston Point LLC, and concluded that these joint ventures were VIEs. The Business concluded that it was not the primary beneficiary of the variable interest entities and, accordingly, accounted for these entities under the equity method of accounting. The Business' maximum exposure to loss is limited to the investment in the unconsolidated joint venture amounts included on the combined balance sheets. The condensed combined balance sheets for the Business’s unconsolidated joint ventures accounted for under the equity method are as follows:

	June 30,	December 31,
	2020	2019
	(dollars in thousands)
Cash and cash equivalents	$3,795	$6,159
Real estate inventories	58,550	98,811
Investment in unconsolidated joint venture	225	225
Other assets	100	339
Total assets	$62,670	$105,534

Accounts payable	$1,863	$1,892
Accrued expenses and other liabilities	3,353	2,957
Due to affiliates	623	482
EB-5 notes payable	7,000	21,000
Total liabilities	12,839	26,331
Members' capital	49,831	79,203
Total liabilities and members' capital	$62,670	$105,534

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

The condensed combined statements of operations for the Business’s unconsolidated joint ventures accounted for under the equity method are as follows:

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Revenues	$18,472	$31,309
Cost of sales and expenses	(20,752)	(37,018)
Impairment of real estate inventories	(27,094)	(5,800)
Equity in earnings from unconsolidated joint ventures	—	3,149
Net (loss) income of unconsolidated joint ventures	(29,374)	(8,360)
Equity in net (loss) income of unconsolidated joint ventures (1)	$(15,613)	$(6,656)

(1)	The equity in net (loss) income of unconsolidated joint ventures consists of the allocation of the Business proportionate share of income or loss from the unconsolidated joint ventures of $15.0 million and $5.4 million loss, as well as $0.6 million and $1.3 million of amortization expense related to capitalized interest and other costs for the six months ended June 30, 2020 and 2019, respectively.

For the six months ended June 30, 2020 and 2019, one of the Business' unconsolidated joint ventures recorded impairment charges of $27.1 million and $5.8 million, respectively, related to slowing absorption and weaker pricing than expected. The impairment charges, based on the Business' ownership percentage of 51%, are $13.8 million and $3.0 million, respectively, and are reflected in the equity in net (loss) income of unconsolidated joint ventures line in the combined statements of operations.

7.	Other Assets

Other assets consist of the following:

	June 30, 2020	December 31, 2019
	(dollars in thousands)
Deferred tax asset, net	$13,211	$8,224
Property, equipment and capitalized selling and marketing costs, net	6,870	7,746
Right-of-use asset	6,741	6,326
Intangible asset, net	1,378	—
Prepaid expenses	3,568	2,919
Other	5,950	1,906
Total other assets	$37,718	$27,121

8.	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	June 30, 2020	December 31, 2019
	(dollars in thousands)
Land development and home construction accrual	$14,975	$15,353
Accrued compensation and benefits	4,899	9,198
Warranty accrual	9,885	8,693
Lease liabilities	7,173	6,711
Income tax payable	2,999	5,741
Interest payable	971	425
Other deposits and liabilities	4,159	1,925
Total accrued expenses and other liabilities	$45,061	$48,046

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

Changes in the Business’s warranty accrual are detailed in the table below:

	June 30, 2020	December 31, 2019
	(dollars in thousands)
Beginning warranty accrual	$8,693	$3,616
Warranty provision	1,393	5,381
Warranty payments	(201)	(304)
Ending warranty accrual	$9,885	$8,693

9.	Notes and Other Debts Payable, net

Amounts outstanding under notes and other debts payable, net consist of the following:

	June 30, 2020	December 31, 2019
	(dollars in thousands)
Construction loans	$93,886	$92,640
Revolving credit facilities	142,411	8,680
EB-5 notes payable	89,199	95,010
Loan payable	4,265	—
Notes Payable	329,761	196,330
Deferred loan costs	(6,140)	(6,366)
Notes and other debts payable, net	$323,621	$189,964

The Business has various construction loan agreements secured by various real estate developments (“Construction Loans”) with maturity dates extending from October 2020 through September 2022. The Construction Loans have variable interest rates based on Prime or LIBOR. As of June 30, 2020, interest rates on the Construction Loans ranged from 5.00% to 6.00%. In 2018, the Business assumed two loans from a third-party land seller in connection with the acquisition of real estate inventories. Both loans have a variable interest rate of LIBOR plus 6.50%. As of June 30, 2020, the interest rate on both loans was 8.25%.

In 2018, the Business entered into a revolving credit facility (“Revolver”) with a bank. In 2019, the Business extended the loan resulting in a new maturity date of February 2022. The Revolver has a variable interest rate of Prime plus 1.25% with a floor of 5.50%. As of June 30, 2020, the interest rate was 5.50%.

In connection with the acquisition of GWH, the Business entered into an additional line of credit (“LOC”) with a bank as part of the transaction. On the date of acquisition, the Business drew $70.0 million from the LOC. The LOC has an interest rate of Prime plus 1.00% with a floor of 5.25% and matures in January 2023. As of June 30, 2020, the interest rate was 5.25%.

The Business has various EB-5 notes payable with maturity dates ranging from July 2020 through June 2023. As of June 30, 2020, the loans have fixed interest rates of 4.00% to 6.00%.

On April 15, 2020, LHC entered into a Paycheck Protection Program (“PPP”) Note evidencing an unsecured loan in the amount of $4.3 million made to the Business under the PPP. The PPP was established under the CARES Act and is administered by the U.S. Small Business Association. The PPP Note matures on April 15, 2022 and bears interest at a rate of 1.00% per annum. The proceeds from the PPP Note may only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations. The proceeds from the PPP Note were used in the operation of the Business and therefore the debt was included in the combined balance sheets of the Business.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

The Business’s loans have certain financial covenants, such as requirements for the Business to maintain a minimum liquidity balance, minimum tangible net worth, gross profit margin, leverage and interest coverage ratios and are guaranteed by LHC, the parent of the Business. The Business's loans are secured by the assets of the Business and contain various representations, warranties and covenants that are customary for these types of agreements. As of June 30, 2020, the Business was in compliance with all financial loan agreement covenants.

The aggregate maturities of the principal balances of the notes and other debts payable during the five years subsequent to June 30, 2020 are as follows (dollars in thousands):

2020	$7,781
2021	22,034
2022	212,130
2023	87,816
2024	—
Thereafter	—
$329,761

10.	Commitments and Contingencies

Legal—The Business is subject to the usual obligations associated with entering into contracts for the development and sale of real estate inventories and other potential liabilities incidental to its business.

Certain of the Business’s subsidiaries are a party to various claims, legal actions and complaints arising in the ordinary course of business. In management’s opinion, the disposition of these matters will not have a material adverse effect on the Business’s combined financial condition, results of operations or cash flows.

Performance Obligations—In the ordinary course of business, and as part of the entitlement and development process, the Business’s subsidiaries are required to provide performance bonds to assure completion of certain public facilities. The Business had $53.4 million and $61.0 million of performance bonds outstanding as of June 30, 2020 and December 31, 2019, respectively.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

Operating Leases—The Business has various operating leases, most of which relate to office facilities. Future minimum payments under the noncancelable operating leases in effect at June 30, 2020 were as follows (dollars in thousands):

2020	$1,069
2021	1,748
2022	1,624
2023	1,397
2024	1,182
Thereafter	1,617
Total lease payments	8,637
Less: Discount	(1,464)
Present value of lease liabilities	$7,173

Operating lease expense for the six months ended June 30, 2020 and 2019 was $1.1 million and $0.9 million respectively, and is included in general and administrative expense on the combined statements of operations.

The Business primarily enters into operating leases for the right to use office space and computer and office equipment, which have lease terms that generally range from 3 months to 7 years and often include one or more options to renew. The weighted average remaining lease term as of June 30, 2020 was 4.6 years. Renewal terms are included in the lease term when it is reasonably certain the option will be exercised.

The Business established a right-of-use asset and a lease liability based on the present value of future minimum lease payments at the later of January 1, 2019, the commencement date of the lease or, if subsequently modified, the date of modification for active leases. As the rate implicit in each lease is not readily determinable, the Business's incremental borrowing rate is used in determining the present value of future minimum payments as of the commencement date. The weighted average rate for the six months ended June 30, 2020 was 7.1%. Lease components and non-lease components are accounted for as a single lease component. As of June 30, 2020, the Business had $6.7 million and $7.2 million recognized as a right-of-use asset and lease liability, respectively, which are presented on the combined balance sheets within other assets and accrued expenses and other liabilities, respectively.

11.	Related Party Transactions

The Business has entered into agreements with its unconsolidated joint ventures to provide management services related to underlying projects for a management fee and reimbursement of agreed upon out of pocket operating expenses. As of June 30, 2020 and December 31, 2019, the Business had a net receivable due from affiliates balance of $1.2 million and a net payable due to affiliates of $0.9 million, respectively. For the six months ended June 30, 2020 the Business did not record any management fees. For the six months ended June 30, 2019 the Business recorded $0.2 million management fees.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

On June 30, 2020, the Business transferred its interest in a consolidated real estate joint venture that was previously included in the Metro New York segment to LHC. The interest was removed from the combined financial statements of the Business on a prospective basis. The real estate joint venture had net assets at the date of transfer of $28.9 million and a noncontrolling interest of $1.2 million as follows (dollars in thousands):

Assets Transferred
Cash	$338
Real estate inventories	49,705
Other assets	174
Total assets	$50,217

Liabilities Transferred
Accounts payable	$1,416
Construction loan	17,825
Accrued expenses and other liabilities	2,102
Total liabilities	21,343
Net assets transferred	28,874
Noncontrolling interest transferred	$1,242

12.	Income Taxes

The Business reports income taxes on the consolidated income tax returns of LHC since it is a wholly owned subsidiary of LHC. The income tax provision and related balances in these combined financial statements have been calculated as if the Business filed a separate tax return and was operating as a separate business from LHC. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of the Business’s actual tax balances.

The effective tax rate of the Business was 25.2% and 28.1% for the six months ended June 30, 2020 and 2019, respectively. The difference between the statutory tax rate and the effective tax rate for the six months ended June 30, 2020 is primarily related to state income taxes net of federal income tax benefits, partially offset by the impact of a state rate change and the energy efficient home credit. The difference between the statutory tax rate and the effective tax rate for the six months ended June 30, 2019 is primarily related to state income taxes net of federal income tax benefits.

13.	Segment Reporting

The Business operations are engaged in the development, design, construction, marketing and sale of single-family homes and condos in multiple states across the country. The Business is managed by geographic location and each of the three geographic regions targets a wide range of buyer profiles including: first time, move-up, and luxury homebuyers.

The management of the three geographic regions report to the Business's chief operating decision makers (“CODMs”), the Chief Executive Officer and Chief Operating Officer of the Business. The CODMs review the results of operations, including total revenue and income before income tax expense to assess profitability and to allocate resources. Accordingly, the Business has presented its operations as the following three reportable segments:

•	Arizona
•	California
•	Metro New York

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

The Business has also identified Corporate operations as a non-operating segment, as it serves to support the homebuilding operations through functional departments such as executive, finance, treasury, human resources, accounting and legal. The majority of the corporate personnel and resources are primarily dedicated to activities relating to the homebuilding operations and are allocated based on each segments respective percentage of assets, revenue and dedicated personnel.

The following table summarizes total revenue and income before income tax expense by segment:

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Revenue
Arizona	$106,352	$574
California	125,001	221,277
Metro New York (1)	—	—
Total revenue	$231,353	$221,851

(Loss) income before income tax expense:
Arizona	$(2,140)	$(1,682)
California	(7,297)	20,366
Metro New York (1)	(17,263)	(8,871)
Corporate	(3,947)	(2,782)
Total (loss) income before income tax expense	$(30,647)	$7,031

(1) The Metro New York reportable segment does not currently have any active selling communities. Included in (loss) income before income tax expense is a $15.6 million loss and $6.7 million loss for an unconsolidated joint venture for the six months ended June 30, 2020 and 2019.

The following table summarizes total assets by segment:

	June 30,	December 31,
	2020	2019
	(dollars in thousands)
Assets
Arizona	$267,236	$100,086
California	461,548	542,774
Metro New York	108,426	153,123
Corporate	74,209	43,234
Total assets	$911,419	$839,217

As of June 30, 2020 and December 31, 2019, goodwill of $20.7 million and $5.3 million, respectively, was allocated to the Arizona segment and no other segment had goodwill.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

14. Fair Value

ASC 820 defines fair value as the price that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and requires assets and liabilities carried at fair value to be classified and disclosed in the following three categories:

Level 1—Quoted prices for identical instruments in active markets.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are inactive; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets at measurement date.

Level 3—Valuations derived from techniques where one or more significant inputs or significant value drivers are unobservable in active markets at measurement date.

The following table presents carrying values and estimated fair values of financial instruments:

		June 30, 2020		December 31, 2019
	Hierarchy	Carrying Value	Fair Value	Carrying Value	Fair Value
	(dollars in thousands)
Liabilities:
Construction loans (1)(2)	Level 2	$93,886	$93,886	$92,640	$92,640
Revolving credit facility (1)(2)	Level 2	142,411	142,411	8,680	8,680
EB-5 notes payable (3)	Level 2	89,199	89,199	95,010	95,010
Loan payable	Level 2	4,265	4,265	—	—

(1) Carrying amount is net of any discount/premium and deferred financing costs.

(2) Carrying amount approximates fair value due to the variable interest rate terms of these loans.

(3) Carrying amount approximates fair value due to recent issuances of EB-5 debt having similar characteristics, including interest rate.

The carrying values of accounts and other receivables, restricted cash, deposits and accounts payable and accrued liabilities approximate the fair value for these financial instruments based upon an evaluation of the underlying characteristics, market data and because of the short period of time between origination of the instruments and their expected realization. The fair value of cash and cash equivalents is classified in Level 1 of the fair value hierarchy. Non-financial assets such as real estate inventories are measured at fair value on a nonrecurring basis using a discounted cash flow approach with Level 3 inputs within the fair value hierarchy. This measurement is performed when events and circumstances indicate the asset's carrying value is not recoverable.

Landsea Homes Business

Notes to Combined Financial Statements - (unaudited)

15.	Supplemental Disclosures of Cash Flow Information

The following table presents certain supplemental cash flow information:

	Six Months Ended June 30,
	2020	2019
	(dollars in thousands)
Supplemental disclosures of cash flow information
Interest paid, net of amounts capitalized	$11	$—
Income taxes paid	$89	$12,486

Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities for new or modified operating leases	$1,053	$—
Amortization of deferred financing costs	2,083	1,913
Amortization of prepaid interest	—	744
Business acquisition holdback	2,000	—
Distribution of real estate joint venture to LHC, net of cash provided	27,294	—

Cash, cash equivalents, and restricted cash reconciliation:
Cash and cash equivalents	$80,182	$90,875
Restricted cash	18	8,074
Total cash, cash equivalents, and restricted cash shown in the combined statements of cash flows	$80,200	$98,949

16.	Subsequent Events

On August 27, 2020, LHC, LHI and LWAB entered into a contribution agreement (the “Contribution Agreement”). Under the terms of the Contribution Agreement, LHC contributed 100% of its membership interests in LWAB to LHI. Going forward, LWAB will be a wholly owned subsidiary of LHI.

On August 31, 2020, LHC and LHI entered into an Agreement and Plan of Merger (the “Merger Agreement”), with LF Capital Acquisition Corp. and LFCA Merger Sub, Inc. (the “Merger Sub”), a direct, wholly-owned subsidiary of LF Capital Acquisition Corp., which provides for, among other things the merger of Merger Sub with and into LHI, with LHI continuing as the surviving corporation.

Subject to the terms of the Merger Agreement, LHC will receive approximately $344 million of stock consideration, consisting of 32,557,303 newly issued shares of LF Capital Acquisition Corp.'s publicly-traded Class A common stock. The shares will be valued at $10.56 per share for purposes of determining the aggregate number of shares payable to LHC (the “Stock Consideration”). The number of shares of Class A common stock issued to LHC as Stock Consideration is not subject to adjustment. LHC has registration rights under the Merger Agreement in respect to the Stock Consideration.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Landsea Holdings Corporation and Shareholder of Landsea Homes Business

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of the Landsea Homes Business of Landsea Holdings Corporation (the “Business”) as of December 31, 2019 and 2018, and the related combined statements of operations, of equity, and of cash flows for each of the three years in the period ended December 31, 2019, including the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Business as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Business’s management. Our responsibility is to express an opinion on the Business’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Business in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these combined financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

September 24, 2020

We have served as the Business's auditor since 2019.

Landsea Homes Business

Combined Balance Sheets

	December 31,
	2019	2018
	(dollars in thousands)
Assets
Cash and cash equivalents	$154,043	$99,865
Cash held in escrow	8,836	1,704
Restricted cash	2,335	19,724
Real estate inventories (including related party interest of $24,405 and $28,936, respectively)	598,179	580,473
Real estate inventories not owned	—	66,680
Due from affiliates	432	1,877
Investment in and advances to unconsolidated joint ventures (including related party interest of $2,466 and $4,374, respectively)	42,956	61,098
Notes receivable from lot sales	25	17,475
Goodwill	5,315	—
Other assets	27,096	15,745
Total assets	$839,217	$864,641

Liabilities
Accounts payable	$16,490	$34,466
Accrued expenses and other liabilities	48,046	50,699
Due to affiliates	1,347	1,499
Notes and other debts payable, net	189,964	191,154
Liabilities from real estate inventories not owned	—	41,667
Total liabilities	255,847	319,485

Commitments and contingencies

Equity
Stockholders' equity:
Net investment by parent	565,478	532,585
Total stockholders' equity	565,478	532,585
Noncontrolling interests	17,892	12,571
Total equity	583,370	545,156
Total liabilities and equity	$839,217	$864,641

See accompanying notes to the combined financial statements.

Landsea Homes Business

Combined Statements of Operations

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Revenue
Home sales	$568,872	$347,828	$28,753
Lot sales	62,116	30,789	168,553
Total revenue	630,988	378,617	197,306

Cost of sales
Home sales (including related party interest of $15,526, $8,978 and $981, respectively)	478,054	278,976	27,201
Lot sales (including related party interest of $120, $186 and $1,697, respectively)	53,475	27,328	148,219
Total cost of sales	531,529	306,304	175,420

Gross margin
Home sales	90,818	68,852	1,552
Lot sales	8,641	3,461	20,334
Total gross margin	99,459	72,313	21,886

Sales and marketing expenses	26,522	16,266	6,687
General and administrative expenses	34,884	26,313	18,574
Total operating expenses	61,406	42,579	25,261

Income (loss) from operations	38,053	29,734	(3,375)

Other (expense) income, net	(1,602)	(882)	4,333
Interest expense	—	(111)	(645)
Equity in net income (loss) of unconsolidated joint ventures (including related party interest of $1,908, $4,095 and $0, respectively)	(7,901)	13,018	(458)
Impairment of real estate held for sale	—	(440)	—
Pretax income (loss)	28,550	41,319	(145)

Provision for income taxes	6,159	4,613	158

Net income (loss)	22,391	36,706	(303)
Net income attributable to noncontrolling interests	5,191	7,522	110
Net income (loss) attributable to Landsea Homes Business	$17,200	$29,184	$(413)

See accompanying notes to the combined financial statements.

Landsea Homes Business

Combined Statements of Equity

	Net Parent Investment	Noncontrolling Interests	Total Equity
	(dollars in thousands)
Balance at December 31, 2016	$441,803	$8,550	$450,353
Contributions from noncontrolling interests	—	429	429
Distributions to noncontrolling interests	—	(5,924)	(5,924)
Net income (loss)	(413)	110	(303)
Net transfers from parent	38,362	—	38,362
Balance at December 31, 2017	$479,752	$3,165	$482,917
Net impact from adoption of ASC 606	(2,109)	(152)	(2,261)
Contributions from noncontrolling interests	—	2,036	2,036
Net income	29,184	7,522	36,706
Net transfers from parent	25,758	—	25,758
Balance at December 31, 2018	$532,585	$12,571	$545,156
Contributions from noncontrolling interests	—	130	130
Net income	17,200	5,191	22,391
Net transfers from parent	15,693	—	15,693
Balance at December 31, 2019	$565,478	$17,892	$583,370

See accompanying notes to the combined financial statements.

Landsea Homes Business

Combined Statements of Cash Flows

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Cash flows from operating activities:
Net income (loss)	$22,391	$36,706	$(303)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,960	1,556	204
Impairment of real estate held for sale	—	440	—
Abandoned project costs	696	211	473
Distributions of earnings from unconsolidated joint ventures	3,561	13,582	—
Equity in net loss (earnings) of unconsolidated joint ventures	7,901	(13,018)	458
Deferred taxes	(1,345)	(6,880)	—
Changes in operating assets and liabilities:
Cash held in escrow	(7,132)	(1,704)	—
Real estate inventories and inventories not owned	94,382	(77,488)	(167,640)
Due from affiliates	1,445	(1,045)	(833)
Notes receivable from lot sales	17,450	17,000	—
Other assets	(3,605)	(3,999)	1,276
Accounts payable	(20,601)	17,733	1,698
Accrued expenses and other liabilities	(11,908)	794	49,777
Due to affiliates	(153)	1,499	3
Net cash provided by (used in) operating activities	106,042	(14,613)	(114,887)

Cash flows from investing activities:
Purchases of property and equipment	(5,585)	(3,408)	(784)
Distributions of capital from unconsolidated joint ventures	1,681	17,055	45,667
Contributions and advances to unconsolidated joint ventures	—	(90)	(17,844)
Repayments of advances from unconsolidated joint ventures	5,000	5,000	—
Payments for business acquisition, net of cash acquired	(23,562)	—	—
Proceeds from sale of real estate held for sale	—	2,325	—
Additions to real estate held for sale	—	(28)	(17)
Net cash (used in) provided by investing activities	(22,466)	20,854	27,022

Cash flows from financing activities:
Borrowings from notes and other debts payable	276,559	340,382	89,211
Repayments of notes and other debts payable	(296,203)	(274,477)	(60,395)
Borrowings from land bank financing	—	38,924	41,374
Repayments of land bank financing	(41,667)	(38,631)	—
Contributions from noncontrolling interests	130	2,036	—
Distributions to noncontrolling interests	—	—	(5,924)
Debt issuance costs paid	(1,299)	(9,710)	(926)
Cash provided by parent, net	15,693	25,758	38,362
Net cash (used in) provided by financing activities	(46,787)	84,282	101,702

Net increase in cash, cash equivalents, and restricted cash	36,789	90,523	13,837
Cash, cash equivalents, and restricted cash at beginning of year	119,589	29,066	15,229
Cash, cash equivalents, and restricted cash at end of year	$156,378	$119,589	$29,066

See accompanying notes to the combined financial statements.

Landsea Homes Business

Notes to Combined Financial Statements

1.	Company

These combined financial statements are presented for the Landsea Homes Business, which includes Landsea Homes Incorporated (“LHI”) and Landsea Homes-WAB LLC (“LWAB”), each a wholly owned subsidiary of Landsea Holdings Corporation (“LHC”). These combined financial statements have been prepared as if LHI and LWAB had been carved out of LHC and combined for all periods presented. The combined financial statements of the Landsea Homes Business (the “Business”) includes all subsidiaries that would have been consolidated under the Business in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The primary operations of the Business include acquisition, development and building of lots, homes, and condominiums in California, Arizona, New York, Massachusetts, and New Jersey. The Business's operations are organized into the following three reportable segments: Arizona, California, and Metro New York.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Combination—The accompanying combined financial statements have been prepared in accordance with GAAP and include the accounts of the Business and all subsidiaries. All intercompany transactions and balances have been eliminated in combination.

These combined financial statements include certain assets and liabilities recorded on the books of LHC that are related to assets and liabilities directly attributable to the Business.

The Business was historically funded as part of LHC's treasury program. Cash and cash equivalents were primarily centrally managed through bank accounts legally owned by LHC. Accordingly, cash and cash equivalents held by LHC at the corporate level were not attributed to the Business for any of the periods presented. Only cash amounts legally owned by entities dedicated to the Business are reflected in the combined balance sheets. Transfers of cash, both to and from LHC's treasury program, are reflected as a component of net parent investment in the combined balance sheets and as a financing activity on the accompanying combined statements of cash flows.

As the functional departments that make up the Business were not held by a single legal entity, total net parent investment is shown in lieu of equity in the combined financial statements. Balances between the Business and LHC that were not historically cash settled are included in net parent investment. Net parent investment represents LHC's interest in the recorded assets of the Business and represents the cumulative investment by LHC in the Business through the dates presented, inclusive of operating results.

LHC holds a series of notes payable to affiliated entities of its parent. The cash LHC received from this debt was partially utilized to fund operations of the Business. Related party interest incurred by LHC (the “Related Party Interest”) was historically pushed down to the Business and reflected on the combined balance sheets of the Business, primarily in real estate inventories, and on the combined statements of operations in cost of sales. Similarly, LHC holds a note payable with a third party, the interest of which was also historically pushed down to the Business. Refer to Note 5 - Capitalized Interest for further detail. As the Business did not guarantee the notes payable nor have any obligations to repay the notes payable, and as the notes payable will not be assigned to the Business, the notes payable do not represent the liability of the Business and accordingly have not been reflected in the combined balance sheets.

Landsea Homes Business

Notes to Combined Financial Statements

During the periods presented in the combined financial statements, the Business was included in the consolidated U.S. federal, and certain state and local income tax returns filed by LHC, where applicable. Income tax expense and other income tax related information contained in these combined financial statements are presented on a separate return basis as if the Business had filed its own tax returns. Additionally, certain tax attributes such as net operating losses or credit carryforwards are presented on a separate return basis, and accordingly, may differ in the future. In jurisdictions where the Business has been included in the tax returns filed by LHC, any income tax payables or receivables resulting from the related income tax provisions have been reflected in the combined balance sheets and the effect of the push down is reflected within net parent investment.

The management of the Business believes that the assumptions underlying the combined financial statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided, or the benefit received by the Business during the periods presented. Nevertheless, the statements may not be indicative of the Business's future performance, do not necessarily include all of the actual expenses that would have been incurred had the Business been an independent entity during the historical periods, and may not reflect the results of operations, financial position, and cash flows had the Business been a stand-alone company during the periods presented.

Business Combinations—Acquisitions are accounted for in accordance with ASC Topic 805-10, “Business Combinations.” In connection with the 2019 acquisition of Pinnacle West Homes Holding Corp. (“Pinnacle West”), management determined that the Business obtained control of a business and inputs, processes and outputs in exchange for cash consideration. All material assets and liabilities, including contingent consideration, were measured and recognized at fair value as of the date of the acquisition to reflect the purchase price paid, which resulted in goodwill. Refer to Note 3 - Business Combinations for further information regarding the purchase price allocation and related acquisition accounting.

Use of Estimates—The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the combined financial statements and accompanying notes. Actual results could differ materially from these estimates.

Cash and Cash Equivalents—The Business defines cash and cash equivalents as cash on hand, demand deposits with financial institutions, and short-term liquid investments with a maturity date of less than three months from the date of purchase.

Restricted Cash—Restricted cash consists of cash, cash equivalents, and certificates of deposit held as collateral related to development obligations or held in escrow by the Business’s loan service providers on behalf of the lenders and disbursed in accordance with agreements between the transacting parties.

Cash Held in Escrow—Cash held in escrow consists of amounts related to the proceeds from home closings held for the Business's benefit in escrow, which are typically held for less than a few days.

Real Estate Held for Sale—The Business presents real estate assets that qualify as held for sale separately in the combined balance sheets. Subsequent to classification of an asset as held for sale, no depreciation is recorded. Real estate assets held for sale are measured at the lower of the carrying amount or the fair value less the cost to sell. During the year ended December 31, 2018, the Business was presented an offer for its final condominium in a building located in Weehawken, New Jersey for less than the asking price of the condominium. After considering the advantages and disadvantages of selling the unit versus waiting for a higher offer, the Business decided to accept the offer and sell the condominium and avoid future carrying costs. The asset was impaired at the time the offer was accepted and the fair value was determined using the executed sales agreement, less the Business’s estimated costs to sell. The impairment and ultimate sale recognition all occurred during the year ended 2018.

Landsea Homes Business

Notes to Combined Financial Statements

Real Estate Inventories and Cost of Sales—The Business capitalizes pre-acquisition costs, land deposits, land, development, and other allocated costs, including interest, property taxes, and indirect construction costs to real estate inventories. Pre-acquisition costs, including non-refundable land deposits, are expensed to other (expense) income, net, if the Business determines continuation of the prospective project is not probable.

Land, development, and other common costs are typically allocated to real estate inventories using a methodology that approximates the relative-sales-value method. If the relative-sales-value-method is impracticable, costs are allocated based on area methods (such as square footage or lot size) or other value methods as appropriate under the circumstances. Home construction costs per production phase are recorded using the specific identification method. Cost of sales for homes closed includes the estimated total construction costs of each home at completion and an allocation of all applicable land acquisition, land development, and related common costs (both incurred and estimated to be incurred) based upon the relative-sales-value of the home within each project. Changes in estimated development and common costs are allocated prospectively to remaining homes in the project.

In accordance with ASC 360, Property, Plant and Equipment, inventory is stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventory is written down to its fair value. The Business reviews each real estate asset on a periodic basis or whenever indicators of impairment exist. Real estate assets include projects actively selling and projects under development or held for future development. Indicators of impairment include, but are not limited to, significant decreases in local housing market values and selling prices of comparable homes, significant decreases in gross margins and sales absorption rates, costs significantly in excess of budget, and actual or projected cash flow losses.

If there are indicators of impairment, the Business performs a detailed budget and cash flow review of the applicable real estate inventories to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the asset’s carrying value. If the undiscounted estimated future cash flows are more than the asset’s carrying value, no impairment adjustment is required. However, if the undiscounted estimated future cash flows are less than the asset’s carrying value, the asset is deemed impaired and is written down to fair value in accordance with ASC 820, Fair Value Measurements and Disclosures.

When estimating undiscounted estimated future cash flows of a project, the Business makes various assumptions, including: (i) expected sales prices and sales incentives to be offered, including the number of homes available, pricing and incentives being offered by the Business or other builders in other projects, and future sales price adjustments based on market and economic trends; (ii) expected sales pace and cancellation rates based on local housing market conditions, competition and historical trends; (iii) costs expended to date and expected to be incurred including, but not limited to, land and land development costs, home construction costs, interest costs, indirect construction and overhead costs, and selling and marketing costs; (iv) alternative product offerings that may be offered that could have an impact on sales pace, sales price and/or building costs; and (v) alternative uses for the property.

Landsea Homes Business

Notes to Combined Financial Statements

Many assumptions are interdependent and a change in one may require a corresponding change to other assumptions. For example, increasing or decreasing sales absorption rates has a direct impact on the estimated per unit sales price of a home, the level of time sensitive costs (such as indirect construction, overhead and carrying costs), and selling and marketing costs (such as model maintenance costs and advertising costs). Depending on the underlying objective of the project, assumptions could have a significant impact on the projected cash flow analysis. For example, if the Business’s objective is to preserve operating margins, its cash flow analysis will be different than if the objective is to increase the velocity of sales. These objectives may vary significantly from project to project and over time.

If real estate assets are considered impaired, the impairment adjustments are calculated by determining the amount the asset's carrying value exceeds its fair value in accordance with ASC 820. The Business calculates the fair value of real estate projects by using either a land residual value analysis or a discounted cash flow analysis. Under the land residual value analysis, the Business estimates what a willing buyer would pay and what a willing seller would sell a parcel of land for (other than in a forced liquidation) in order to generate a market rate operating margin and return. Under the discounted cash flow method, the fair value is determined by calculating the present value of future cash flows using a risk adjusted discount rate. Critical assumptions that are included as part of these analyses include estimating future housing revenues, sales absorption rates, land development, construction and related carrying costs (including future capitalized interest), and all direct selling and marketing costs. This evaluation and the assumptions used by management to determine future estimated cash flows and fair value require a substantial degree of judgment, especially with respect to real estate projects that have a substantial amount of development to be completed, have not started selling or are in the early stages of sales, or are longer in duration. Actual revenues, costs and time to complete and sell a community could vary from these estimates, which could impact the calculation of fair value of the asset and the corresponding amount of impairment that is recorded in the Business’s results of operations.

Real Estate Inventories Not Owned—The Business had land banking arrangements, whereby it sold land parcels to a land banker and the land banker provided an option to repurchase finished lots on a predetermined schedule. Because of the Business’s options to repurchase these parcels and in accordance with ASC 360-20-40-38, these transactions were considered a financing transaction rather than a sale. All remaining lots were repurchased during 2019 and therefore, there is no balance on the December 31, 2019 combined balance sheet. At December 31, 2018, real estate inventories of $66.7 million were recorded to “real estate inventories not owned,” with a corresponding amount of $41.7 million recorded to “liabilities from real estate inventories not owned” for the amount of net cash received, less any repayments, from the land bank transactions.

Capitalization of Interest—The Business follows the practice of capitalizing interest to real estate inventories during the period of development and to investments in unconsolidated joint ventures, when applicable, in accordance with ASC 835, Interest. Interest capitalized as a component of real estate inventories is included in cost of sales as related homes or lots are sold. To the extent interest is capitalized to investment in unconsolidated joint ventures, it is included as a reduction of income from unconsolidated joint ventures when the related homes or lots are sold to third parties. To the extent the Business’s debt exceeds its qualified assets as defined in ASC 835, the Business expenses a portion of the interest incurred. Qualified assets represent projects that are actively selling or under development as well as investments in unconsolidated joint ventures accounted for under the equity method until such equity investees begin their principal operations.

Investment in and Advances to Unconsolidated Joint Ventures—The Business uses the equity method to account for investments in joint ventures that qualify as variable interest entities (“VIEs”) where the Business is not the primary beneficiary and other entities that it does not control but has the ability to exercise significant influence over the operating and financial policies of the investee. The Business also uses the equity method when it functions as the managing member or general partner and its venture partner has substantive participating rights or where the Business can be replaced by its venture partner as managing member without cause.

Landsea Homes Business

Notes to Combined Financial Statements

As of December 31, 2019 and 2018, the Business concluded that some of its joint ventures were VIEs. The Business concluded that it was not the primary beneficiary of the variable interest entities and, accordingly, accounted for these entities under the equity method of accounting.

Under the equity method, the Business recognizes its proportionate share of earnings and losses generated by the joint venture upon the delivery of lots or homes to third parties. Investments from third party joint venture partners, including their proportionate share of earnings or losses, are recorded in noncontrolling interests on the Combined Balance Sheets. The Business’s proportionate share of intra-entity profits and losses, to the extent they exist, are eliminated until the related asset has been sold by the unconsolidated joint venture to third parties. The Business classifies cash distributions received from equity method investees using the cumulative earnings approach consistent with ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. Under the cumulative earnings approach, distributions received are considered returns on investment and shall be classified as cash inflows from operating activities unless the cumulative distributions received less distributions received in prior periods that were determined to be returns on investment exceed cumulative equity in earnings. When such an excess occurs, the current-period distribution up to this excess is considered a return of investment and shall be classified as cash inflows from investing activities. The Business’s ownership interests in its unconsolidated joint ventures vary but are generally less than or equal to 51%. The accounting policies of the Business’s joint ventures are consistent with those of the Business.

The Business reviews real estate inventory held by its unconsolidated joint ventures for impairment, consistent with its real estate inventories. The Business also reviews its investments in and advances to unconsolidated joint ventures for evidence of other-than-temporary declines in value. To the extent the Business deems any portion of its investment in and advances to unconsolidated joint ventures as not recoverable, the Business would impair its investment accordingly. For the years ended December 31, 2019, and 2018, no impairments related to investment in and advances to unconsolidated joint ventures were recorded.

Notes Receivable from Lot Sales—In the ordinary course of land sale activities, the full purchase price may not be received upon the close of escrow. When this situation arises, the Business will enter into a promissory note agreement with the buyer stating repayment terms. These agreements typically do not bear interest and have floating maturity dates that are based upon performance conditions set forth in each agreement. The Business assesses the collectability of these receivables on a periodic basis and the balance, net of allowance for losses, is disclosed as notes receivable from lot sales on the combined balance sheets. As of December 31, 2019 and 2018, no allowance was recorded related to notes receivable from lot sales.

Goodwill—The excess of the purchase price of a business acquisition over the net fair value of assets acquired and liabilities assumed is capitalized as goodwill in accordance with ASC 350, Intangibles–Goodwill and Other. ASC 350 requires that goodwill and intangible assets that do not have finite lives not be amortized, but rather assessed for impairment at least annually or more frequently if certain impairment indicators are present. The Business performs an annual impairment test during the fourth quarter or whenever impairment indicators are present. There was no impairment of goodwill for the year ended December 31, 2019.

For the year ended December 31, 2019, there were additions of $5.3 million to goodwill as a result of the Pinnacle West acquisition, refer to Note 3 - Business Combinations for further information.

Landsea Homes Business

Notes to Combined Financial Statements

Variable Interest Entities—The Business accounts for variable interest entities in accordance with ASC 810, Consolidation. Under ASC 810, a variable interest entity (“VIE”) is created when: (a) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties, including the equity holders; (b) the entity’s equity holders as a group either (i) lack the direct or indirect ability to make decisions about the entity, (ii) are not obligated to absorb expected losses of the entity or (iii) do not have the right to receive expected residual returns of the entity; or (c) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of the equity holder with disproportionately few voting rights. If an entity is deemed to be a VIE pursuant to ASC 810, the enterprise that has both (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb the expected losses of the entity or right to receive benefits from the entity that could be potentially significant to the VIE is considered the primary beneficiary and must consolidate the VIE.

Under ASC 810, a non-refundable deposit paid to an entity may be deemed to be a variable interest that will absorb some or all of the entity’s expected losses if they occur. The Business’s land purchase and lot option deposits generally represent its maximum exposure to the land seller if it elects not to purchase the optioned property. In some instances, the Business may also expend funds for due diligence, development and construction activities with respect to optioned land prior to takedown. Such costs are classified as real estate inventories, which the Business would have to write off should it not exercise the option. Therefore, whenever the Business enters into a land option or purchase contract with an entity and make a non-refundable deposit, a VIE may have been created.

As of December 31, 2019 and 2018, the Business was not required to consolidate any VIEs. In accordance with ASC 810, the Business performs ongoing reassessments of whether it is the primary beneficiary of a VIE.

Property and Equipment—Property and equipment are recorded at cost and depreciated to general and administrative expense using the straight-line method over their estimated useful lives ranging from two to five years. Leasehold improvements are stated at cost and amortized to general and administrative expense using the straight-line method over the shorter of either their estimated useful lives or the term of the lease. For the years ended December 31, 2019, 2018, and 2017 the Business incurred depreciation expense of $1.1 million, $0.5 million, and $0.2 million, respectively.

Capitalized Selling and Marketing Costs—Capitalized selling and marketing costs were reclassified from real estate inventories to other assets in accordance with the Business’s adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) in 2018. Effective January 1, 2018, costs incurred for tangible assets directly used in the sales process such as the Business’s sales offices, and model landscaping and furnishings are capitalized to other assets in the accompanying combined balance sheets under ASC 340, Other Assets and Deferred Costs. These costs are amortized to selling and marketing expenses generally over the actual estimated life of the selling community. For the years ended December 31, 2019, 2018, and 2017 the Business incurred amortization expense of $1.9 million, $1.1 million, and $0.0 million, respectively. All other selling and marketing costs, such as commissions and advertising, are expensed as incurred.

Warranty Accrual—Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related homebuilding revenues are recognized. Amounts are accrued based upon the Business’s historical rates. Historical experience of the Business's peers is also considered due to the limited internal history of homebuilding sales. The adequacy of the warranty accrual is assessed on a quarterly basis and the amounts recorded are adjusted if necessary. The warranty accrual is included in accrued expenses and other liabilities in the accompanying combined balance sheets and adjustments to its warranty accrual are recorded through cost of sales.

Landsea Homes Business

Notes to Combined Financial Statements

Revenue Recognition—Effective January 1, 2018, the Business adopted the requirements of ASC 606 under the modified retrospective method. For additional detail on the new standard and the impact to the Business’s combined financial statements, refer to the section “Recent Accounting Pronouncements” below. Under ASC 606, the Business recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To do this, the Business performs the following five steps as outlined in ASC 606: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Business satisfies a performance obligation.

Home Sales and Profit Recognition

In accordance with ASC 606, home sales revenue is recognized when the Business’s performance obligations within the underlying sales contracts are fulfilled. The Business considers its obligations fulfilled when closing conditions are complete, title has transferred to the homebuyer, and collection of the purchase price is reasonably assured. Sales incentives are recorded as a reduction of revenues when the respective home is closed. The profit recorded is based on the calculation of cost of sales, which is dependent on the Business's estimate of total cost, as described in more detail above in the section “Real Estate Inventories and Cost of Sales.” When it is determined that the earnings process is not complete, the related revenue and profit are deferred for recognition in future periods.

For periods prior to January 1, 2018, the Business recognized home sales and other real estate sales revenue in accordance with ASC 360. Under ASC 360, revenue from home sales and other real estate sales was recorded and a profit was recognized when the sales process was complete under the full accrual method. The sales process was considered complete for home sales and other real estate sales when all conditions of escrow were met, including delivery of the home or other real estate asset, title passes, appropriate consideration is received and collection of associated receivables, if any, was reasonably assured.

Lot Sales and Profit Recognition

In accordance with ASC 606, revenues from lot sales are recorded and a profit is recognized when performance obligations are satisfied, which includes transferring a promised good or service to a customer. Lot sales are recognized when all conditions of escrow are met, including delivery of the real estate asset in the agreed-upon condition, passage of title, receipt of appropriate consideration, and collection of associated receivables, if any, is probable, and other applicable criteria are met. Sales incentives are a reduction of revenues when the respective lot sale is recognized. Based upon the terms of the agreement, when it is determined that the performance obligation is not satisfied, the sale and the related profit are deferred for recognition in future periods.

Under the terms of certain lot sale contracts, the Business is obligated to perform certain development activities after the close of escrow. Due to this continuing involvement, the Business recognizes lot sales under the percentage-of-completion method, whereby revenue is recognized in proportion to total costs incurred divided by total costs expected to be incurred. As of December 31, 2019, the Business had no deferred revenue from lot sales, compared to $15.9 million as of December 31, 2018. The Business recognizes these amounts as development progresses. During 2019, the Business recognized $15.9 million of deferred revenue from its lot sales in prior years.

Landsea Homes Business

Notes to Combined Financial Statements

Income Taxes—The Business records income taxes in accordance with ASC 740, Income Taxes, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases and attributable to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which the temporary differences are expected to be recovered or paid.

Each year the Business assesses its deferred tax asset to determine whether all or any portion of the asset is more likely than not (defined as a likelihood of more than 50%) unrealizable under ASC 740. The Business is required to establish a valuation allowance for any portion of the tax asset determined to be more likely than not unrealizable. The Business’s assessment considers, among other things, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, the duration of statutory carryforward periods, utilization experience with net operating losses and tax credit carryforwards and the planning alternatives, to the extent these items are applicable. The ultimate realization of deferred tax assets depends primarily on the generation of future taxable income during the periods in which the differences become deductible. The value of the Business’s deferred tax assets will depend on applicable income tax rates. Judgment is required in determining the future tax consequences of events that have been recognized in the Business’s combined financial statements and/or tax returns. Differences between anticipated and actual outcomes of these future tax consequences could have a material impact on the Business’s combined financial statements.

Long-term Incentive Plan—During 2018, LHC created a long-term incentive compensation program designed to align the interests of LHC, the Business and its executives by enabling key employees to participate in the Business’s future growth through the issuance of phantom equity awards. LHC’s phantom equity awards issued on or after January 1, 2018 are accounted for pursuant to ASC Subtopic 710-10-25-9 to 25-11, Deferred Compensation Arrangements, as the value is not based on the shares of comparable public entities or other equity instruments, but is based on the book value of equity of LHC. LHC measures the value of phantom equity awards on a quarterly basis using the intrinsic value method and pushes down the expense to the Business as the employee's participating in the long-term incentive compensation program primarily benefit the Business. This expense is recorded in general and administrative expenses on the combined statements of operations and was $1.6 million and $0.3 million for the years ended December 31, 2019 and 2018, respectively. The Business has $1.9 million and $0.3 million accrued for payment under the long-term incentive plan in accrued expenses and other liabilities on the combined balance sheets as of December 31, 2019 and 2018, respectively.

Recent Accounting Pronouncements—In May 2014, the FASB issued ASC 606, which supersedes existing accounting literature relating to how and when a company recognizes revenue. Under ASC 606, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. Additionally, ASC 606 supersedes existing industry-specific accounting literature related to how a company expenses certain selling and marketing costs. Effective January 1, 2018, the Business adopted the requirements of ASC 606 using the modified retrospective approach.

Under the modified retrospective approach of ASC 606, the Business recognized the cumulative effect of initially applying the new standard as a $2.3 million decrease to the opening balance of total equity as of January 1, 2018. The comparative information has not been restated and continues to be reported as it was previously, under the appropriate accounting standards in effect for those periods. The adjustment to total equity related to a $1.0 million write-down of certain recoverable selling and marketing costs included in real estate inventories and real estate inventories not owned that were formerly capitalized under ASC 360, but that no longer qualify for capitalization under the Business's accounting policy reflecting the changes upon the adoption of ASC 606. The adjustment to total equity also included the reversal of a $1.3 million gain on sale of an option previously recognized in 2017, which resulted in an offsetting increase in accrued expenses and other liabilities on the combined balance sheet. For the year ended December 31, 2018, the Business expensed $1.4 million more in selling and marketing costs than it would have recognized as required by the previous guidance, ASC 360.

Landsea Homes Business

Notes to Combined Financial Statements

In addition, the accounting policy change resulted in depreciation expense for capitalized selling and marketing assets to be included in the line item “depreciation and amortization” in the combined statements of cash flows in the years ended December 31, 2019 and 2018 compared to including the expense in the net change to the other assets line item for the year ended December 31, 2017. The adoption of ASC 606 did not have a material impact on other areas of the Business's combined balance sheet, combined statement of operations or statement of cash flows for the year ended December 31, 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASC 842 requires organizations that lease assets (referred to as “lessees”) to present lease assets and lease liabilities on the balance sheet at their gross value based on the rights and obligations created by those leases. Under ASC 842 a lessee will be required to recognize assets and liabilities for leases with greater than 12-month terms. Lessor accounting remains substantially similar to current GAAP. Additional disclosures including qualitative and quantitative information regarding leasing activities are also required. ASC 842 is effective for annual reporting periods beginning after December 15, 2018 and mandates a modified retrospective transition method, early adoption was permitted. In July 2018, the FASB issued ASU 2018-11, which provides for an additional transition method that allows companies to apply the new lease standard at the adoption date, eliminating the requirement to apply the standard to the earliest period presented in the financial statements. The Business adopted ASC 842 beginning on January 1, 2019 and recorded a right-of-use asset and lease liability of $4.6 million on the combined balance sheet as of January 1, 2019. The Business's lease agreements impacted by ASC 842 primarily relate to the Business’s office locations and office equipment where the Business is the lessee. The Business determined all applicable agreements would be considered operating leases. The Business elected the package of practical expedients permitted under the transition guidance which allows the Business to not reassess: (i) whether any existing or expired contracts are or contain leases; (ii) lease classification of any expired or existing leases; or (iii) initial direct costs for any existing leases. The Business also elected the practical expedient permitted under the transition guidance which allows the Business to not separate non-lease components from lease components, and made an accounting policy election to not record leases on the balance sheet with an initial term of 12 months or less.

In June 2016, the FASB issued ASU 2016-13, which changes the methodology for recognizing credit losses and is effective for annual reporting periods beginning after December 15, 2019. Early adoption was permitted. The Business adopted ASU 2016-13 on January 1, 2020, which did not have a material impact to the combined financial statements as a result of adoption.

In August 2016, the FASB issued ASU 2016-15, which reduces the existing diversity in practice in financial reporting across all industries by clarifying certain existing principles in ASC 230, Statement of Cash Flows, including providing additional guidance on how and what an entity should consider in determining the classification of certain cash flows. In addition, in November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash. ASU 2016-18 clarifies certain existing principles in ASC 230, including providing additional guidance related to transfers between cash and restricted cash and how entities present, in their statement of cash flows, the cash receipts and cash payments that directly affect the restricted cash accounts. These ASUs are effective for annual reporting periods beginning after December 15, 2017. Early adoption was permitted. The Business adopted ASU 2016-15 and ASU 2016-18 on January 1, 2018 and its adoption resulted in $9.0 million of previously reported investing activities being presented in the net increase in cash, cash equivalents and restricted cash on the Business’s combined statement of cash flows for the year ended December 31, 2017.

Landsea Homes Business

Notes to Combined Financial Statements

In October 2016, the FASB issued ASU 2016-16, Intra-Entity Transfers of Assets Other than Inventory. ASU 2016-16 eliminates the prohibition on the recognition of income taxes for intra-entity asset transfers, specifically current and deferred income tax consequences of the intra-entity transfers will be reflected when the transaction occurs. This ASU is effective for annual reporting periods beginning after December 15, 2017 and must be adopted using a modified retrospective approach. The Business adopted the amendments in this update for the year ended December 31, 2018. The adoption did not have a material impact on the Business' combined financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 eliminates Step 2 from the goodwill impairment test. This change will allow an entity to avoid performing a hypothetical purchase price allocation to measure goodwill impairment and therefore reduce the cost and complexity of evaluating goodwill for impairment. This amendment is effective for annual reporting periods beginning after December 15, 2019. Early adoption was permitted. The Business does not believe the adoption of ASU 2017-04 will have a material impact on the Business's combined financial statements.

In February 2017, the FASB issued ASU 2017-05, Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets. ASU 2017-05 clarifies the guidance for derecognition of nonfinancial assets and in-substance nonfinancial assets when the asset does not meet the definition of a business and is not a not-for-profit activity. ASU 2017-05 is effective for annual reporting periods beginning after December 15, 2017. Early adoption was permitted. The Business adopted ASU 2017-05 on January 1, 2018 under the modified retrospective approach. There was no effect of initially applying the new standard and there was no impact to the Business’s combined financial statements.

In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118, which amends Income Taxes (ASC 740) by incorporating the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin 118 (“SAB 118”) issued on December 22, 2017. SAB 118 provides guidance on accounting for the effects of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). The amendments resulting from ASU 2018-05 became effective upon issuance. The Business recognized the income tax effects of the Tax Act in the 2017 financial statements in accordance with SAB 118. Refer to Note 12, Income Taxes for further information.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) - Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurements. The amendments in ASU 2018-13 modify certain disclosure requirements of fair value measurements and are effective for annual reporting periods beginning after December 15, 2019. Early adoption was permitted for any removed or modified disclosures. The Business does not believe the adoption of ASU 2018-13 will have a material impact on the Business's combined financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract . ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This new guidance will be effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. Early adoption was permitted. The Business does not believe the adoption of ASU 2018-15 will have a material impact to the combined financial statements.

Landsea Homes Business

Notes to Combined Financial Statements

3.	Business Combinations

On June 20, 2019, the Business acquired 100% of the stock of Pinnacle West for cash consideration of $25.8 million. Pinnacle West is a residential homebuilder located in Phoenix, Arizona and is comprised of fifteen projects in various stages of development.

In accordance with ASC 805, Business Combinations, the assets acquired and liabilities assumed from the acquisition of Pinnacle West were measured and recognized at fair value as of the date of the acquisition to reflect the purchase price paid.

Acquired inventories consist of land, land deposits, and work in process inventories.  The Business determined the estimate of fair value for acquired land inventory using a forecasted cash flow approach for the development, marketing, and sale of each community acquired. Significant assumptions included in the estimates were future development costs, construction and overhead costs, mix of products, as well as average sales price, and absorption rates. The Business estimated the fair value of acquired work in process inventories based upon the stage of production of each unit and a profit margin that a market participant would require to complete the remaining production and requisite selling efforts.  On the acquisition date, the stage of production for each lot ranged from recently started lots to fully completed homes.  Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. Goodwill of $5.3 million was recorded on the combined balance sheets and is expected to be deductible for tax purposes over 15 years. The acquired goodwill is included in the Arizona reporting segment in Note 13, Segment Information.

From the acquisition date, the Business's results of operations include homebuilding revenues of $40.0 million, and a loss before tax inclusive of purchase price accounting, of $(0.2) million, from the Pinnacle West acquisition in the accompanying combined statement of operations for the year ended December 31, 2019.

The Business completed its fair value assessment of the net assets of Pinnacle West during 2019. The following is a summary of the allocation of the purchase price based on the fair value of assets acquired and liabilities assumed (dollars in thousands).

Landsea Homes Business

Notes to Combined Financial Statements

Assets
Cash	$2,208
Real estate inventories	39,584
Goodwill	5,315
Other assets	60
Total assets	$47,167

Liabilities
Accounts payable	$2,626
Notes payable	16,228
Other liabilities	2,543
Total liabilities	21,397
Net assets acquired	$25,770

Unaudited Pro Forma Financial Information

Unaudited pro forma revenue and net income for the years ended December 31, 2019 and 2018 give effect to the results of the acquisition of Pinnacle West. The effect of the Pinnacle West acquisition is reflected as though the acquisition date was as of January 1, 2018. Unaudited pro forma net income adjusts the operating results of Pinnacle West to reflect the additional costs that would have been recorded assuming the fair value adjustments had been applied as of the beginning of the year preceding the year of acquisition. The financial information for Pinnacle West is derived from internally produced financial information that is unaudited.

	December 31, 2019	December 31, 2018
	(dollars in thousands)
Revenue	$662,886	$428,089

Pretax income	$28,842	$36,161
Provision for income taxes	6,222	4,035
Net income	$22,620	$32,126

Landsea Homes Business

Notes to Combined Financial Statements

4.	Real Estate Inventories

Real estate inventories are summarized as follows:

	December 31,
	2019	2018
	(dollars in thousands)
Deposits and pre-acquisition costs	$24,794	$35,361
Land held and land under development	178,183	120,471
Homes completed or under construction	369,364	404,092
Model homes	25,838	20,549
Total owned inventory	598,179	580,473
Real estate inventories not owned	—	66,680
Total real estate inventory	$598,179	$647,153

Deposits and pre-acquisition costs include land deposits and other due diligence costs related to potential land acquisitions. Land held and land under development includes costs incurred during site development such as development, indirect costs, and permits. Homes completed or under construction and model homes include all costs associated with home construction, including land, development, indirect costs, permits, materials and labor.

In accordance with ASC 360, inventory is stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventory is written down to its fair value. The Business reviews each real estate asset at the community-level, on a quarterly basis or whenever indicators of impairment exist. For the years ended December 31, 2019 and 2018, the Business did not recognize any real estate inventory impairments.

Landsea Homes Business

Notes to Combined Financial Statements

5.	Capitalized Interest

Interest is capitalized to real estate inventories and investment in unconsolidated joint ventures during development and other qualifying activities. Interest capitalized as a cost of real estate inventories is included in cost of sales as related inventories are delivered. Interest capitalized to investments in unconsolidated joint ventures is amortized to equity in net (loss) income of unconsolidated joint ventures as related joint venture homes close. For the periods reported, interest incurred, capitalized, and expensed was as follows:

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Related party interest pushed down	$11,115	$16,534	$16,179
Other interest incurred	24,906	24,364	4,323
Total interest incurred	36,021	40,898	20,502

Related party interest capitalized	11,115	16,534	16,179
Other interest capitalized	24,906	24,253	3,678
Total interest capitalized	36,021	40,787	19,857
Interest expensed	$—	$111	$645

Previously capitalized related party interest included in cost of sales	$15,646	$9,164	$2,678
Previously capitalized other interest included in cost of sales	24,747	7,135	1,306
Related party interest relieved to equity in net income (loss) of unconsolidated joint ventures	1,908	4,095	—
Other interest relieved to equity in earnings (loss) from unconsolidated joint ventures	26	58	—
Other interest expensed	—	111	645
Total interest expense included in pretax income (loss)	$42,327	$20,563	$4,629

Landsea Homes Business

Notes to Combined Financial Statements

6.	Investment in and Advances to Unconsolidated Joint Ventures

As of December 31, 2019 and 2018, the Business had ownership interests of 51% and 25% in two unconsolidated joint ventures, LS-NJ Port Imperial JV LLC and LS-Boston Point LLC, and concluded that these joint ventures were VIEs. The Business concluded that it was not the primary beneficiary of the variable interest entities and, accordingly, accounted for these entities under the equity method of accounting. The Business' maximum exposure to loss is limited to the investment in the unconsolidated joint venture amounts included on the combined balance sheets. The condensed combined balance sheets for the Business’s unconsolidated joint ventures accounted for under the equity method are as follows:

	December 31,
	2019	2018
	(dollars in thousands)
Cash and cash equivalents	$6,159	$3,020
Restricted cash	—	5,000
Real estate inventories	98,811	148,387
Investment in unconsolidated joint venture	225	8,305
Other assets	339	656
Total assets	$105,534	$165,368

Accounts payable	$1,892	$5,358
Accrued expenses and other liabilities	2,957	1,852
Due to affiliates	482	6,879
EB-5 notes payable	21,000	35,000
Notes payable	—	16,902
Total liabilities	26,331	65,991
Members' capital	79,203	99,377
Total liabilities and members' capital	$105,534	$165,368

The condensed combined statements of operations for the Business’s unconsolidated joint ventures accounted for under the equity method are as follows:

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Revenues	$54,633	$73,587	$—
Cost of sales and expenses	(62,145)	(71,286)	(2,352)
Impairment of real estate inventories	(5,800)	—	—
Equity in earnings from unconsolidated joint ventures	1,087	33,314	34
Net (loss) income of unconsolidated joint ventures	$(12,225)	$35,615	$(2,318)
Equity in earnings (loss) from investment in unconsolidated joint ventures (1)	$(7,901)	$13,018	$(458)

(1) The equity in net (loss) income of unconsolidated joint ventures consists of the allocation of the Business's proportionate share of income or loss from the unconsolidated joint ventures of $5.9 million loss, $17.8 million income, and $0.5 million loss as well as $2.0 million, $4.8 million, and $0.0 million of amortization expense related to capitalized interest and other costs for the years ended December 31, 2019, 2018, and 2017, respectively.

Landsea Homes Business

Notes to Combined Financial Statements

For the year ended December 31, 2019, one of the Business's unconsolidated joint ventures recorded an impairment charge of $5.8 million related to slowing absorption and weaker pricing than expected. The impairment charge, based on the ownership percentage of 51%, is $3.0 million and is reflected in the equity in net (loss) income of unconsolidated joint ventures line in the combined statements of operations. For the years ended December 31, 2018 and 2017, the unconsolidated joint ventures did not recognize any real estate inventory impairments.

7.	Other Assets

Other assets consist of the following:

	December 31,
	2019	2018
	(dollars in thousands)
Deferred tax asset, net	$8,224	$6,879
Property, equipment and capitalized selling and marketing costs, net	7,746	5,120
Right-of-use asset	6,326	—
Prepaid interest	—	2,979
Prepaid other	2,919	292
Other	1,881	475
	$27,096	$15,745

8.	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	December 31,
	2019	2018
	(dollars in thousands)
Land development and home construction accrual	$15,353	$1,751
Accrued compensation and benefits	9,198	6,470
Warranty accrual	8,693	3,616
Lease liabilities	6,711	—
Income tax payable	5,741	7,708
Interest payable (1)	425	4,822
Deferred revenue from lot sales	—	15,949
Lot sale option deposit	—	8,310
Other deposits and liabilities	1,925	2,073
	$48,046	$50,699

(1)	Interest payable at December 31, 2019 and 2018 includes $0.0 million and $4.1 million, respectively, of imputed interest related to the Business's liabilities from real estate inventories not owned.

Landsea Homes Business

Notes to Combined Financial Statements

Changes in the Business’s warranty accrual are detailed in the table below:

	December 31,
	2019	2018
	(dollars in thousands)
Beginning warranty accrual	$3,616	$691
Warranty provision	5,381	2,960
Warranty payments	(304)	(35)
Ending warranty accrual	$8,693	$3,616

9.	Notes and Other Debts Payable, net

Amounts outstanding under Notes and other debts payable, net consist of the following:

	December 31,
	2019	2018
	(dollars in thousands)
Construction loans	$92,640	$65,157
Revolving credit facility	8,680	50,793
EB-5 notes payable	95,010	83,796
Notes and other debts payable	196,330	199,746
Deferred loan costs	(6,366)	(8,592)
Notes and other debts payable, net	$189,964	$191,154

The Business has various construction loan agreements secured by various real estate developments (“Construction Loans”) with maturity dates extending from October 2020 through September 2022. The Construction Loans have variable interest rates based on Prime or LIBOR. As of December 31, 2019, interest rates on the Construction Loans ranged from 5.50% to 6.35%. In 2018, the Business assumed two loans from a third-party land seller in connection with the acquisition of real estate inventories. Both loans have a variable interest rate of LIBOR plus 6.5%. As of December 31, 2019, the interest rate on both loans was 8.25%.

In 2018, the Business entered into a revolving credit facility (“Revolver”) with a bank. In 2019, the Business extended the loan resulting in a new maturity date of February 2022. The Revolver has a variable interest rate of Prime plus 1.25% with a floor of 5.50%. As of December 31, 2019, the interest rate was 6.00%.

The Business has various EB-5 notes payable with maturity dates ranging from July 2020 through June 2023. The loans have fixed interest rates of 4.00%.

The Business’s loans have certain financial covenants, such as requirements for the Business to maintain a minimum liquidity balance, minimum tangible net worth, gross profit margin, leverage and interest coverage ratios and are guaranteed by LHC, the parent of the Business. The Business's loans are secured by the assets of the Business and contain various representations, warranties and covenants that are customary for these types of agreements. As of December 31, 2019, the Business was in compliance with all financial loan agreement covenants.

Landsea Homes Business

Notes to Combined Financial Statements

The aggregate maturities of the principal balances of the notes and other debts payable during the five years subsequent to December 31, 2019 are as follows (dollars in thousands):

2020	$15,850
2021	41,696
2022	136,284
2023	2,500
2024	—
Thereafter	—
$196,330

Landsea Homes Business

Notes to Combined Financial Statements

10.	Commitments and Contingencies

Legal—The Business is subject to the usual obligations associated with entering into contracts for the development and sale of real estate inventories and other potential liabilities incidental to its business.

Certain of the Business’s subsidiaries are a party to various claims, legal actions and complaints arising in the ordinary course of business. In management’s opinion, the disposition of these matters will not have a material adverse effect on the Business’s combined financial condition, results of operations or cash flows.

Performance Obligations—In the ordinary course of business, and as part of the entitlement and development process, the Business’s subsidiaries are required to provide performance bonds to assure completion of certain public facilities. The Business had $61.0 million and $44.3 million of performance bonds outstanding at December 31, 2019 and 2018, respectively.

Operating Leases—The Business has various operating leases, most of which relate to office facilities. Future minimum payments under the noncancelable operating leases in effect at December 31, 2019 were as follows (dollars in thousands):

2020	$1,801
2021	1,564
2022	1,439
2023	1,210
2024	992
Thereafter	1,086
Total lease payments	8,092
Less: Discount	1,381
Present value of lease liabilities	$6,711

Operating lease expense for the years ended December 31, 2019, 2018, and 2017 was $1.8 million, $1.3 million, and $1.0 million, respectively, and is included in general and administrative expense on the combined statements of operations.

The Business primarily enters into operating leases for the right to use office space and computer and office equipment, which have lease terms that generally range from 2 to 7 years and often include one or more options to renew. The weighted average remaining lease term as of December 31, 2019 was 5.2 years. Renewal terms are included in the lease term when it is reasonably certain the option will be exercised.

The Business established a right-of-use asset and a lease liability based on the present value of future minimum lease payments at the later of January 1, 2019 or the commencement date of the lease for active leases as of January 1, 2019. As the rate implicit in each lease is not readily determinable, the Business's incremental borrowing rate is used in determining the present value of future minimum payments as of the commencement date. The weighted average rate for 2019 was 7.1%. Lease components and non-lease components are accounted for as a single lease component. As of as of December 31, 2019, the Business had $6.3 million and $6.7 million recognized as a right-of-use asset and lease liability, respectively, which are presented on the combined balance sheet within other assets and accrued expenses and other liabilities, respectively.

Landsea Homes Business

Notes to Combined Financial Statements

11.	Related Party Transactions

The Business has entered into agreements with its unconsolidated joint ventures to provide management services related to underlying projects for a management fee and reimbursement of agreed upon out of pocket operating expenses. As of December 31, 2019 and 2018, the Business had a net payable due to affiliates of $0.9 million and a due from affiliates balance of $0.4 million, respectively. For the years ended December 31, 2019, 2018, and 2017 the Business had recognized management fees in the amount of $0.2 million, $1.1 million and $0.8 million, respectively, recorded within other income.

12.	Income Taxes

The Business reports income taxes on the consolidated income tax returns of LHC since it is a wholly owned subsidiary of LHC. The income tax provision and related balances in these combined financial statements have been calculated as if the Business filed a separate tax return and was operating as a separate business from LHC. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of the Business’s actual tax balances.

The provision for income taxes are as follows:

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Current:
Federal	$4,766	$8,372	$—
State	2,505	3,779	158
Current tax provision	7,271	12,151	158

Deferred:
Federal	(705)	(5,442)	—
State	(407)	(2,096)	—
Deferred tax provision	(1,112)	(7,538)	—

Total income tax (benefit) provision, net	$6,159	$4,613	$158

Landsea Homes Business

Notes to Combined Financial Statements

The provision for income taxes varies from the U.S. federal statutory rate. The following reconciliation shows the significant differences in the tax at statutory and effective rates:

	Year Ended December 31,
	2019	2018	2017
Federal income tax expense	21.0%	21.0%	34.0%
State income tax expense, net of federal tax effect	6.9	7.3	(102.6)
Permanent differences	0.1	—	(5.7)
Energy efficient home credit	(5.4)	—	—
Return to provision adjustment	(1.2)	(0.3)	1.9
Rate change	0.2	—	(859.9)
Change of valuation allowance	—	(16.8)	842.0
Effective tax rate	21.6%	11.2%	(90.3)%

The difference between the statutory tax rate and the effective tax rate for the year ended December 31, 2019 is primarily related to state income taxes net of federal income tax benefits, partially offset by the energy efficient home credit. The difference between the statutory tax rate and the effective tax rate for the year ended December 31, 2018 is primarily related to the release of the valuation allowance and state income taxes net of federal income tax benefits. The difference between the statutory tax rate and the effective tax rate for the year ended December 31, 2017 is primarily related to the establishment of a valuation allowance.

At December 31, 2019 and 2018, the Business did not have any gross uncertain tax positions or unrecognized tax benefits and did not require an accrual for interest or penalties. The Business files income tax returns in the U.S. federal jurisdiction and in the states of Arizona, California, Massachusetts, New Jersey, New York and Pennsylvania.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

	December 31,
	2019	2018
	(dollars in thousands)
Accrued expenses	$14,175	$14,972
Right-of-use asset	(1,762)	—
Allowance, reserves and other	526	2,048
Net operating loss and credit carryforward	21	15
Basis difference in investments	(4,462)	(9,918)
Basis difference in property and equipment	(274)	(238)
Total deferred tax asset, net	$8,224	$6,879

Based on the Business’s policy on deferred tax valuation allowances as discussed in Note 2 - Summary of Significant Accounting Policies and its analysis of positive and negative evidence, management believed that there was enough evidence for the Business to conclude that it was likely to realize all of its deferred tax asset as of December 31, 2018. As a result, the Business released a valuation allowance of $6.9 million during the year ended December 31, 2018 related to its federal and state deferred taxes.

Landsea Homes Business

Notes to Combined Financial Statements

At December 31, 2019 and 2018, the Business had no federal NOL carryforwards, and various state NOL carryforwards totaling $0.3 million and $0.2 million, respectively. The state NOLs may be carried forward up to 20 years to offset future taxable income and begin to expire in 2035.

The Business completed its accounting for the Tax Cuts and Jobs Act (the “Tax Act”) in accordance with the one-year measurement period provided in Staff Accounting Bulletin No. 118 (“SAB 118”) in 2018. The Business recorded a provisional adjustment of $2.2 million in 2017 to remeasure its deferred taxes from 35% to 21%, which was offset with a valuation allowance. The final remeasurement of the Business’s deferred tax asset resulted in an insignificant adjustment to tax expense. Additionally, the Business intends to review its interest expense annually and timely elect provisions that maximize the Business’s ability to expense interest as incurred.

The statute of limitations is three years for federal income tax purposes, four years for state income tax purposes, and six years for foreign income tax purposes.  The Business’s federal and state tax returns from 2013 and forward are open under statute due to losses claimed in those periods utilized in 2018 and 2017.

13.	Segment Reporting

The Business operations are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in multiple states across the country. The Business is managed by geographic location and each of the three geographic regions targets a wide range of buyer profiles including: first time, move-up, and luxury homebuyers. The Business provides homebuyers with the ability to personalize their homes through certain option and upgrade selections.

The management of the three geographic regions reports to the Business's chief operating decision makers (“CODMs”), the Chief Executive Officer and Chief Operating Officer of the Business. The CODMs review the results of operations, including total revenue and income before income tax expense to assess profitability and to allocate resources. Accordingly, the Business has presented operations as the following three reportable segments:

•	Arizona
•	California
•	Metro New York

The Business has also identified the Corporate operations as a non-operating segment, as it serves to support the homebuilding operations through functional departments such as executive, finance, treasury, human resources, accounting and legal. The majority of the corporate personnel and resources are primarily dedicated to activities relating to the operations and are allocated accordingly.

Landsea Homes Business

Notes to Combined Financial Statements

The following table summarizes total revenue and income before income tax expense by segment:

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Revenue
Arizona	$40,024	$—	$—
California	590,964	378,617	197,306
Metro New York (1)	—	—	—
Total revenue	$630,988	$378,617	$197,306

Income (loss) before income tax expense:
Arizona	$(3,927)	$(547)	$—
California	53,019	38,840	58
Metro New York (1)	(13,225)	8,631	1,164
Corporate	(7,317)	(5,605)	(1,367)
Total income (loss) before income tax expense	$28,550	$41,319	$(145)

(1) The Metro New York reportable segment does not currently have any activity selling communities. Included in income (loss) before income tax expense is a $7.9 million loss for an unconsolidated joint venture.

The following table summarizes total assets by segment:

	Year Ended December 31,
	2019	2018
	(dollars in thousands)
Assets
Arizona	$100,086	$6,182
California	542,774	650,750
Metro New York	153,123	154,188
Corporate	43,234	53,521
Total assets	$839,217	$864,641

As of December 31, 2019, goodwill of $5.3 million was allocated to the Arizona segment and no other segment had goodwill.

14.	Fair Value

ASC 820 defines fair value as the price that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and requires assets and liabilities carried at fair value to be classified and disclosed in the following three categories:

Level 1—Quoted prices for identical instruments in active markets.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are inactive; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets at measurement date.

Level 3—Valuations derived from techniques where one or more significant inputs or significant value drivers are unobservable in active markets at measurement date.

Landsea Homes Business

Notes to Combined Financial Statements

The following table presents carrying values and estimated fair values of financial instruments:

		December 31, 2019		December 31, 2018
	Hierarchy	Carrying	Fair Value	Carrying	Fair Value
	(dollars in thousands)
Asset:
Notes receivable from lot sales (1)	Level 2	$25	$25	$17,475	$17,475
Liabilities:
Construction loans (2)(3)	Level 2	$92,640	$92,640	$65,157	$65,157
Revolving credit facility (2)(3)	Level 2	$8,680	$8,680	$50,793	$50,793
EB-5 notes payable (4)	Level 2	$95,010	$95,010	$83,796	$83,796

(1) Carrying amount approximates fair value due to short-term nature.

(2) Carrying amount is net of any discount/premium and deferred financing costs.

(3) Carrying amount approximates fair value due to the variable interest rate terms of these loans.

(4) Carrying amount approximates fair value due to recent issuances of EB-5 debt having similar characteristics, including interest rate.

The carrying values of accounts and other receivables, restricted cash, deposits and accounts payable and accrued liabilities approximate the fair value for these financial instruments based upon an evaluation of the underlying characteristics, market data and because of the short period of time between origination of the instruments and their expected realization. The fair value of cash and cash equivalents is classified in Level 1 of the fair value hierarchy. Non-financial assets include items such as real estate inventories that are measured at fair value on a nonrecurring basis when events and circumstances indicating its carrying values is not recoverable.

Landsea Homes Business

Notes to Combined Financial Statements

15.	Supplemental Disclosures of Cash Flow Information

The following table presents certain supplemental cash flow information:

	Year Ended December 31,
	2019	2018	2017
	(dollars in thousands)
Supplemental disclosures of cash flow information
Interest paid, net of amounts capitalized	$—	$111	$838
Income taxes paid	$14,152	$3,945	$—

Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities for new or modified operating leases	$3,208	$—	$—
Amortization of deferred financing costs	$3,524	$1,878	$—
Real estate inventories sold with notes receivable	$—	$—	$34,475
Contribution of assets to unconsolidated joint ventures	$—	$—	$28,066
Contribution of assets from non-controlling interests	$—	$—	$429
Contribution of capitalizable costs to unconsolidated joint ventures	$—	$9,295	$—
Note payable assumed through acquisition of real estate inventories	$—	$40,000	$—
Real estate inventories relieved through debt settlement	$—	$—	$31,575

Cash, cash equivalents, and restricted cash reconciliation
Cash and cash equivalents	$154,043	$99,865	$19,030
Restricted cash	2,335	19,724	10,036
Total cash, cash equivalents, and restricted cash shown in the combined statements of cash flows	$156,378	$119,589	$29,066

Landsea Homes Business

Notes to Combined Financial Statements

16.	Subsequent Events

On January 15, 2020, the Business acquired 100% of the membership interest of Garrett Walker Homes (“GWH”) for cash consideration of approximately $133.4 million. GWH is a residential homebuilder located in Phoenix, Arizona focused on building entry-level, single-family detached homes in the Northwest Valley and Phoenix metropolitan. The total assets of GWH include approximately 20 projects and 1,750 lots in various stages of development. The determination of the purchase accounting is in process as of the date the combined financial statements were available to be issued.

In connection with the acquisition of GWH, the Business entered into an additional unsecured line of credit with a bank as part of the transaction. On the date of acquisition, the Business drew $70.0 million from the line of credit. The line of credit has an interest rate of Prime plus 1% with a floor of 5.25% and matures in January 2023.

On March 11, 2020 the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 pandemic has continued to spread and various state and local governments have issued or extended “stay-at-home” and “shelter-in-place” orders which have impacted and restricted various aspects of our business. Our construction and sales operations are functioning in the jurisdictions in which we operate, subject to government restrictions and safety constraints we have enacted in order to protect our employees, trade contractors, and customers. While we cannot reasonably estimate the length or severity of this pandemic, an extended economic slowdown in the U.S. could materially impact our financial position and its influence on our future results.

During 2020, one of the Business' unconsolidated joint ventures recorded an impairment charge of $27.1 million related to slowing absorption and weaker pricing than expected. The impairment charge was based on the Business' ownership percentage of 51%, was $13.8 million, and was reflected in the equity in net (loss) income of unconsolidated joint ventures line in the combined statements of operations.

On June 30, 2020, the Business transferred its interest in a consolidated real estate joint venture that was previously included in the Metro New York segment to LHC. The interest was removed from the combined financial statements of the Business on a prospective basis. The real estate joint venture had net assets at the date of transfer of $28.9 million and a noncontrolling interest of $1.2 million.

On August 27, 2020, LHC, LHI and LWAB entered into a contribution agreement (the “Contribution Agreement”). Under the terms of the Contribution Agreement, LHC contributed 100% of its membership interests in LWAB to LHI. Going forward, LWAB will be a wholly owned subsidiary of LHI.

On August 31, 2020, LHC and LHI entered into an Agreement and Plan of Merger (the “Merger Agreement”), with LF Capital Acquisition Corp. and LFCA Merger Sub, Inc. (the “Merger Sub”), a direct, wholly-owned subsidiary of LF Capital Acquisition Corp., which provides for, among other things the merger of Merger Sub with and into LHI, with LHI continuing as the surviving corporation.

Subject to the terms of the Merger Agreement, LHC will receive approximately $344 million of stock consideration, consisting of 32,557,303 newly issued shares of LF Capital Acquisition Corp.'s publicly-traded Class A common stock. The shares will be valued at $10.56 per share for purposes of determining the aggregate number of shares payable to LHC (the “Stock Consideration”). The number of shares of Class A common stock issued to LHC as Stock Consideration is not subject to adjustment. LHC has registration rights under the Merger Agreement in respect to the Stock Consideration.

LS-BOSTON POINT LLC

BALANCE SHEET

 DECEMBER 31, 2019

(Unaudited)

2019
ASSETS
Cash	$94,737
Investment in Non-Controlled Joint Ventures	225,000
Total Assets	$319,737

LIABILITIES AND MEMBERS' EQUITY

Liabilities:
Accrued expenses	$20,000
Due to member	2,859
Total Liabilities	22,859

Members' Equity	296,878

Total Liabilities and Members' Equity	$319,737

LS-BOSTON POINT LLC

 STATEMENT OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 2019 (Unaudited)

2019
Income:
Income from non-controlled joint ventures	$1,087,482
1,087,482
Expenses:
Professional fees	39,644
Office expense	13,717
State taxes and annual fees	1,769
55,130

Net Income	$1,032,352

LS-BOSTON POINT LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY

 FOR THE YEAR ENDED DECEMBER 31, 2019 (Unaudited)

	Managing	Investor
	Member	Member	Total
Balance, December 31, 2018	$4,780,581	$4,967,177	$9,747,758

Capital Distributions	(5,241,616)	(5,241,616)	(10,483,232)

Net Income	516,176	516,176	1,032,352

Balance, December 31, 2019	$55,141	$241,737	$296,878

LS-BOSTON POINT LLC

STATEMENT OF CASH FLOWS

 FOR THE YEAR ENDED DECEMBER 31, 2019 (Unaudited)

2019
Cash Flow From Operating Activities:
Net Income	$1,032,352

Adjustments to reconcile net income to net cash flow from operating activities:
(Income) from non-controlled joint ventures	(1,087,482)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(120,522)
Distributions of earning from non-controlling joint venture	1,208,004
Net cash flow provided by operating activities	1,032,352

Cash Flow From Investing Activities:
Distributions of capital from non-controlled joint venture	9,493,034
Net cash flow provided by investing activities	9,493,034

Cash Flow From Financing Activities:
Distributions to member	(10,483,232)
Net cash flow (used in) financing activities	(10,483,232)

Net increase in cash	42,154
Cash, Beginning of Year	52,583
Cash, End of Year	$94,737

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 (UNAUDITED)

Note 1 - Summary of Significant Accounting Policies:

Nature of Operations

On January 5, 2016, an Amended and Restated Limited Liability Company Agreement was executed for LS-Boston Point LLC (the “Company”), a Delaware Limited Liability Company, between LS-PA Boston Point LLC (“Managing Member”) and PARE Fenway US LLC (“Investor Member”), collectively the “Members.” As a limited liability company, the members have limited personal liability for the obligations of the entity. The Company was formed for the purpose of investing in, through its interest in Fenway Point Partners LLC, the Pierce Boston Development Project (the “Project”) located in Boston, Massachusetts. The Project is a mixed-use construction project consisting of 109 for-sale apartment units, 240 rental apartment units, approximately 20,000 square feet of retail space and a subterranean garage totaling approximately 79 parking spaces.

On December 4, 2018, Fenway Point Partners LLC distributed out the interest in its wholly owned subsidiary, Point Condo Holdings LLC, to its members. Immediately thereafter, Fenway Point Partners LLC redeemed the partnership interest in Fenway Point Partners LLC from the Company (see Note 2).

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Fair Value Measurements

The carrying amounts of the Company’s cash and due to member approximate the fair value due to their short-term nature.

Impairment of Assets

The Company reviews its investments in non-controlled joint ventures for indicators of impairment during each reporting period. The Company is subject to risks incidental to the ownership, development, and sales of real estate. These include, among others, the risks normally associated with changes in the general economic climate in the community in which the Company operates, trends in the real estate industry, changes in tax laws, interest rate levels, availability of financing, and potential liability under environmental and other laws. ASC 323-10, Investments – Equity Method and Joint Ventures, requires that a loss in value of the carrying amount of an investment should be recognized by writing down the carrying amount of the investment to its fair value.

During the year ended December 31, 2019, the Company concluded that no indicators of impairment were present and therefore no impairment charges were taken relating to the investment.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from management’s estimates.

The real estate industry has historically been cyclical and sensitive to changes in economic conditions such as interest rates, credit availability, and unemployment levels. Changes in these economic conditions could affect the assumptions used by management in preparing the accompanying financial statements.

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 (UNAUDITED)

Note 1 - Summary of Significant Accounting Policies (Continued):

Variable Interest Entities

The Company accounts for variable interest entities in accordance with ASC 810, Consolidation (“ASC 810”). The Company determines whether an entity in which the Company holds a direct or indirect variable interest is a VIE based on several factors. Under ASC 810, a variable interest entity (“VIE”) is created when: (a) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties, including the equity holders; (b) the entity’s equity holders as a group either (i) lack the direct or indirect ability to make decisions about the entity, (ii) are not obligated to absorb expected losses of the entity or (iii) do not have the right to receive expected residual returns of the entity; or (c) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of the equity holder with disproportionately few voting rights. If an entity is deemed to be a VIE pursuant to ASC 810, the enterprise that has both (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb the expected losses of the entity or right to receive benefits from the entity that could be potentially significant to the VIE is considered the primary beneficiary and must consolidate the VIE.

The Company considers a variety of factors with any investment in determination of a VIE and reconsiders such considerations continually. The Company will consolidate any VIE where it is determined the Company is the primary beneficiary and disclose when the Company is not the primary beneficiary, as well as disclose the maximum exposure to loss related to the VIE that is not consolidated.

The Company uses the equity method to account for investments in non-controlled joint ventures that qualify as VIE's where the Company is the not the primary beneficiary. Our involvement in the VIE noted in Note 2 is based on equal voting rights and therefore we have determined that we are not the primary beneficiary and do not consolidate the VIE. Our share of the earnings from these equity-method basis companies is included in consolidated net income. Our maximum exposure is equal to our investment in the unconsolidated joint venture as shown on the balance sheet as investment in non-controlled joint ventures.

Income Taxes

The Company, with the consent of its members, has elected to be treated as a partnership for federal income tax purposes. No provision for income taxes has been made for the Company since such taxes, if any, are the responsibility of the individual members. The Company’s income tax returns are subject to examination by taxing authorities.

Recent Accounting Pronouncement

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry specific guidance. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update creates a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which include (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue when each performance obligation is satisfied. ASU 2020-05 deferred the effective date by one year and permitted early adoption of the standard, but not before the original effective date; therefore, will be effective for annual reporting periods beginning after December 15, 2019. Early adoption was permitted. The Company does not expect the adoption of this standard to have a material impact on our financial statements.

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 (UNAUDITED)

Note 2 - Investment in Non-Controlled Joint Ventures:

The Company held a 50% ownership interest in Fenway Point Partners LLC and Subsidiaries through December 4, 2018. The equity method of accounting is used on its balance sheets and statements of operations.

On December 4, 2018, the Company’s partnership interest in Fenway Point Partners LLC was redeemed for $50,764,158. Prior to the redemption, Fenway Point Partners LLC distributed the interest in its wholly owned subsidiary, Point Condo Holdings LLC, to its members. As of December 31, 2019, the Company holds a 50% ownership interest in Point Condo Holdings LLC.

The results of operations and financial position for Point Condo Holdings LLC for the period ended December 31, 2019, are summarized as follows.

2019
(unaudited)
Condensed income statement information:
Revenue	$26,488,198
Cost of sales	21,629,856
Net income	$2,984,523

The Company's share of net income	$1,087,482

Condensed balance sheet information:
Assets	$197,857

Liabilities
Accounts payable	$32,442
Point Condo Holdings LLC members' equity	165,415
Total liabilities and members' equity	$197,857

LS- Boston Point LLC's share of members' equity	$225,000

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 (UNAUDITED)

Note 3 - Related Party Transactions:

Due to Member

As of December 31, 2019, the Managing Member was owed a remaining balance of $2,859. There are no formal repayment terms and the payable does not bear interest.

Note 4 - Commitments and Contingencies:

Legal

The Company is subject to the usual obligations associated with ownership, development and sale of real estate and other potential liabilities incidental to its business. The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. In management’s opinion, the disposition of these matters will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Note 5 - Equity Structure:

Pursuant to the Amended and Restated Limited Liability Company Agreement dated January 5, 2016, each member of the Company was credited with Initial Capital Contributions to acquire certain percentage interests as follows:

	Amount	%
Managing Member	$18,730,897	50.00%
Investor Member	18,730,897	50.00%
	$37,461,794	100.00%

The amounts above represent the value credited to each member at the inception of the joint venture. The statements of changes in members’ equity are reported on the equity method in accordance with GAAP.

Note 6 - Concentration of Credit Risk:

The Company has potential concentration of credit risk, in that, at times, it may maintain deposits with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). To mitigate this risk, the Company places its cash deposits only with high quality institutions. Management believes the risk of loss is minimal.

*********

 CONTENTS

LS-Boston Point LLC

INDEPENDENT AUDITORS’ REPORT

To the Members

LS-Boston Point LLC

Irvine, California

We have audited the accompanying financial statements of LS-Boston Point LLC (a Delaware Limited Liability Company), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LS-Boston Point LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

One International Place, Suite 1010 • Boston, Massachusetts 02110 • Tel 617-447-2700 • Fax 617-778-6100 • www.wscpa.com

Emphasis of Matter

We issued our original report on May 1, 2019, in which we expressed an unqualified opinion on these financial statements. Management has subsequently added additional disclosures to these financial statements. The disclosures pertain to management's accounting policies related to Variable Interest Entities and Recent Accounting Pronouncements contained within Note 1, the Revenue and Cost of Sales amounts contained within Note 2, as well as Note 4 pertaining to Commitments and Contingencies. The additional disclosures have no impact on the financial position or results of operations of LS-Boston Point LLC, and our opinion is not modified with respect to the matter.

/s/ Walter & Shuffain, P.C.

May 1, 2019

(except for the Variable Interest Entities and Recent Accounting Pronouncements paragraphs within Note 1, the Revenue and Cost of Sales amounts within Note 2, and Note 4, as to which the date is September 3, 2020)

One International Place, Suite 1010 • Boston, Massachusetts 02110 • Tel 617-447-2700 • Fax 617-778-6100 • www.wscpa.com

LS-BOSTON POINT LLC

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
Cash	$52,583	$44,580
Investment in Non-Controlled Joint Ventures	9,838,556	35,148,867

Total Assets	$9,891,139	$35,193,447

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Accounts payable	$120,522	$-
Accrued expenses	20,000	20,000
Due to member	2,859	49,245
Total Liabilities	143,381	69,245

Members' Equity	9,747,758	35,124,202

Total Liabilities and Members' Equity	$9,891,139	$35,193,447

The accompanying notes are an integral part of these financial statements.

LS-BOSTON POINT LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Income:
Income (loss) from non-controlled joint ventures	$11,457,359	$(135,065)
Gain on redemption of partnership interest	24,559,387	-
	36,016,746	(135,065)
Expenses:
Professional fees	160,069	90,085
Salaries and wages	87,138	120,000
Office expense	38,164	28,940
Travel expense	13,692	-
State taxes and annual fees	127	1,900
	299,190	240,925

Net Income (Loss)	$35,717,556	$(375,990)

The accompanying notes are an integral part of these financial statements.

LS-BOSTON POINT LLC

STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Managing	Investor
	Member	Member	Total

Balance, January 1, 2017	$16,277,276	$18,576,410	$34,853,686

Capital Contributions	323,253	323,253	646,506

Net Loss	(187,995)	(187,995)	(375,990)

Balance, December 31, 2017	16,412,534	18,711,668	35,124,202

Capital Contributions	90,000	90,000	180,000

Capital Distributions	(30,637,000)	(30,637,000)	(61,274,000)

Net Income	18,915,047	16,802,509	35,717,556

Balance, December 31, 2018	$4,780,581	$4,967,177	$9,747,758

The accompanying notes are an integral part of these financial statements.

LS-BOSTON POINT LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash Flows From Operating Activities:
Net Income (Loss)	$35,717,556	$(375,990)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Loss (Income) from non-controlled joint ventures	(11,457,359)	135,065
Gain on sale of partnership interest	(24,559,387)	-
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	120,522	(43,000)
Distributions of earnings from non-controlled joint venture	11,337,186	-
Total adjustments	(24,559,038)	92,065
Net cash flow from operating activities	11,158,518	(283,925)

Cash Flows From Investing Activities:
Contributions to non-controlled joint venture	(774,287)	(246,783)
Distributions of capital from non-controlled joint venture	50,764,158	-
Net cash flow from investing activities	49,989,871	(246,783)

Cash Flows From Financing Activities:
Due to member	(46,386)	(71,218)
Contributions from members	180,000	646,506
Distributions to members	(61,274,000)	-
Net cash flow from financing activities	(61,140,386)	575,288

Net Increase in Cash	8,003	44,580

Cash, Beginning of Year	44,580	-

Cash, End of Year	$52,583	$44,580

Supplemental Disclosure of Non-Cash Investing Activities:

Non-cash distribution of partnership interest in Point Condo Holdings LLC from Fenway Point Partners LLC	$9,838,566	$-

The accompanying notes are an integral part of these financial statements.

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 1 - Summary of Significant Accounting Policies:

Nature of Operations

On January 5, 2016, an Amended and Restated Limited Liability Company Agreement was executed for LS-Boston Point LLC (the “Company”), a Delaware Limited Liability Company, between LS-PA Boston Point LLC (“Managing Member”) and PARE Fenway US LLC (“Investor Member”), collectively the “Members.” As a limited liability company, the members have limited personal liability for the obligations of the entity. The Company was formed for the purpose of investing in, through its interest in Fenway Point Partners LLC, the Pierce Boston Development Project (the “Project”) located in Boston, Massachusetts. The Project is a mixed-use construction project consisting of 109 for-sale apartment units, 240 rental apartment units, approximately 20,000 square feet of retail space and a subterranean garage totaling approximately 79 parking spaces.

On December 4, 2018, Fenway Point Partners LLC distributed out the interest in its wholly owned subsidiary, Point Condo Holdings LLC, to its members. Immediately thereafter, Fenway Point Partners LLC redeemed the partnership interest in Fenway Point Partners LLC from the Company (see Note 2).

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Fair Value Measurements

The carrying amounts of the Company’s cash, accounts payable and accrued expenses and due to member approximate the fair value due to their short-term nature.

Impairment of Assets

The Company reviews its investments in non-controlled joint ventures for indicators of impairment during each reporting period. The Company is subject to risks incidental to the ownership, development, and sales of real estate. These include, among others, the risks normally associated with changes in the general economic climate in the community in which the Company operates, trends in the real estate industry, changes in tax laws, interest rate levels, availability of financing, and potential liability under environmental and other laws. ASC 323-10, Investments – Equity Method and Joint Ventures, requires that a loss in value of the carrying amount of an investment should be recognized by writing down the carrying amount of the investment to its fair value.

During the years ended December 31, 2018 and 2017, the Company concluded that no indicators of impairment were present and therefore no impairment charges were taken relating to the investment.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from management’s estimates.

The real estate industry has historically been cyclical and sensitive to changes in economic conditions such as interest rates, credit availability, and unemployment levels. Changes in these economic conditions could affect the assumptions used by management in preparing the accompanying financial statements.

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 1 - Summary of Significant Accounting Policies (Continued):

Variable Interest Entities

The Company accounts for variable interest entities in accordance with ASC 810, Consolidation (“ASC 810”). The Company determines whether an entity in which the Company holds a direct or indirect variable interest is a VIE based on several factors. Under ASC 810, a variable interest entity (“VIE”) is created when: (a) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties, including the equity holders; (b) the entity’s equity holders as a group either (i) lack the direct or indirect ability to make decisions about the entity, (ii) are not obligated to absorb expected losses of the entity or (iii) do not have the right to receive expected residual returns of the entity; or (c) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of the equity holder with disproportionately few voting rights. If an entity is deemed to be a VIE pursuant to ASC 810, the enterprise that has both (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb the expected losses of the entity or right to receive benefits from the entity that could be potentially significant to the VIE is considered the primary beneficiary and must consolidate the VIE.

The Company considers a variety of factors with any investment in determination of a VIE and reconsiders such considerations continually. The Company will consolidate any VIE where it is determined the Company is the primary beneficiary and disclose when the Company is not the primary beneficiary, as well as disclose the maximum exposure to loss related to the VIE that is not consolidated.

The Company uses the equity method to account for investments in non-controlled joint ventures that qualify as VIE's where the Company is the not the primary beneficiary. Our involvement in the VIE noted in Note 2 is based on equal voting rights and therefore we have determined that we are not the primary beneficiary and do not consolidate the VIE. Our share of the earnings from these equity-method basis companies is included in consolidated net income. Our maximum exposure is equal to our investment in the unconsolidated joint venture as shown on the balance sheet as investment in non-controlled joint ventures.

Income Taxes

The Company, with the consent of its members, has elected to be treated as a partnership for federal income tax purposes. No provision for income taxes has been made for the Company since such taxes, if any, are the responsibility of the individual members. The Company’s income tax returns are subject to examination by taxing authorities.

The Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law on December 22, 2017. Management does not expect the Act to have a financial impact on the Company since the tax effect of the Company’s activities are passed through to the members.

Reclassification

Certain amounts in the 2017 consolidated financial statements have been reclassified in order to conform to the 2018 presentation.

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 1 - Summary of Significant Accounting Policies (Continued):

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry specific guidance. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update creates a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which include (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue when each performance obligation is satisfied. In July 2015, the FASB deferred the effective date by one year and permitted early adoption of the standard, but not before the original effective date; therefore, ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption was permitted. The Company does not expect the adoption of this standard to have a material impact on our financial statements.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, or ASU 2016-15, which intends to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016-15 was effective for fiscal years and interim periods beginning after December 15, 2017. Early adoption was permitted, including adoption in an interim period. The Company adopted ASU 2016-15 on January 1, 2018, which did not have a material impact on our financial statements.

Note 2 - Investment in Non-Controlled Joint Ventures:

The Company held a 50% ownership interest in Fenway Point Partners LLC and Subsidiaries through December 4, 2018. The equity method of accounting is used on its balance sheets and statements of operations.

On December 4, 2018, the Company’s partnership interest in Fenway Point Partners LLC was redeemed for $50,764,158. Prior to the redemption, Fenway Point Partners LLC distributed the interest in its wholly owned subsidiary, Point Condo Holdings LLC, to its members. As of December 31, 2018, the Company holds a 50% ownership interest in Point Condo Holdings LLC.

The results of operations and financial position for Fenway Point Partners LLC and Subsidiaries for the period from January 1, 2018 through December 4, 2018 and for the year ended December 31, 2017 are summarized as follows:

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 2 - Investment in Non-Controlled Joint Ventures (Continued):

	2018	2017
Condensed income statement information:
Revenue	$175,080,991	$278,160

Cost of Sales	$125,086,864	$-

Net income (loss)	$27,914,284	$(270,130)

The Company's share of net income (loss)	$11,457,359	$(135,065)

Condensed balance sheet information:
Assets	$598,381	$272,646,514

Liabilities	$12,971	$202,348,780
Fenway Point Partners LLC members' equity	585,410	70,297,734
Total liabilities and members' equity	$598,381	$272,646,514

LS-Boston Point LLC's share of members' equity	$-	$35,148,867

The results of operations and financial position for Point Condo Holdings LLC for the period ended December 31, 2018 are summarized as follows.

2018
Condensed income statement information:
Revenue	$2,450,000

Cost of Sales	$2,213,717

Net income	$32,802

The Company's share of net income	$-

Condensed balance sheet information:
Assets	$24,810,623

Liabilities	$101,143
Point Condo Holdings LLC members' equity	24,709,480
Total liabilities and members' equity	$24,810,623

LS-Boston Point LLC's share of members' equity	$9,838,556

LS-BOSTON POINT LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 3 - Related Party Transactions:

Due to Member

During the year ended December 31, 2017, the Company repaid a net amount of $71,218 to the Managing Member. As of December 31, 2017, $49,245 was outstanding. During the year ended December 31, 2018, the Company repaid a net amount of $46,386, resulting in $2,859 being owed to the Managing Member at December 31, 2018. There are no formal repayment terms and the payable does not bear interest.

Allocation of Wages

During the years ended December 31, 2018 and 2017, wages of $87,138 and $120,000, respectively, were allocated to the Company from the Managing Member.

Note 4 - Commitments and Contingencies:

Legal

The Company is subject to the usual obligations associated with ownership, development and sale of real estate and other potential liabilities incidental to its business. The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. In management’s opinion, the disposition of these matters will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Note 5 - Equity Structure:

Pursuant to the Amended and Restated Limited Liability Company Agreement dated January 5, 2016, each member of the Company was credited with Initial Capital Contributions to acquire certain percentage interests as follows:

	Amount	%
Managing Member	$18,730,897	50.00
Investor Member	18,730,897	50.00
	$37,461,794	100.00

The amounts above represent the value credited to each member at the inception of the joint venture. The statements of changes in members’ equity are reported on the equity method in accordance with GAAP.

Note 6 - Concentration of Credit Risk:

The Company has potential concentration of credit risk, in that, at times, it may maintain deposits with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). To mitigate this risk, the Company places its cash deposits only with high quality institutions. Management believes the risk of loss is minimal.

Note 7 - Subsequent Events:

The Company evaluates all events and transactions through the date the financial statements are available to be issued. The Company performed this evaluation through May 1, 2019 and September 3, 2020, the dates the financial statements were available to be issued, and has concluded that no events or transactions have occurred subsequent to December 31, 2018, that require consideration as adjustments to or disclosures in the financial statements.

*********

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LF CAPITAL ACQUISITION CORP.,

LFCA MERGER SUB, INC.,

LANDSEA HOMES INCORPORATED

and

LANDSEA HOLDINGS CORPORATION

DATED AS OF AUGUST 31, 2020

A-i

A-ii

A-iii

A-iv

EXHIBITS

Exhibit A	Form of Parent A&R Charter
Exhibit B	Form of Parent A&R Bylaws
Exhibit C	Form of Stockholders’ Agreement
Exhibit D	Form of Investor Representation Letter
Exhibit E	Form of Seller Lockup Agreement
Exhibit F	Form of Sponsor Lockup Agreement
Exhibit G	Form of License Agreement

SCHEDULES

Schedule A	Definitions

A-v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of August 31, 2020, by and among LF Capital Acquisition Corp., a Delaware corporation (“Parent”), LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and Landsea Homes Incorporated, a Delaware corporation (the “Company”), and Landsea Holdings Corporation, a Delaware corporation (the “Seller”). Each of the Company, Parent, Merger Sub and the Seller shall individually be referred to herein as a “Party” and, collectively, the “Parties.” The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Disclosure Schedules, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, Parent is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (collectively, a “Business Combination”).

WHEREAS, Parent desires to acquire one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company on the terms and subject to the conditions set forth herein.

WHEREAS, Level Field Capital, LLC, a Delaware limited liability company (the “Sponsor”), has delivered to the Parent, the Seller and the Company an executed Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement, dated as of the date hereof (the “Sponsor Surrender Agreement”), whereby in connection with the consummation of the transactions contemplated hereunder, Sponsor has agreed to (i) immediately prior to Closing, transfer to Parent for forfeiture a certain number of Parent Class B Stock (the “Surrendered Shares”) and Private Placement Warrants (the “Surrendered Warrants”), (ii) defer a certain number of shares of Parent Class A Stock (as converted on a one-to-one basis from Parent Class B Stock at the Closing), (iii) transfer to the Seller a certain number of (x) Private Placement Warrants immediately prior to Closing and (y) Parent Class A Stock immediately after the Closing, (iv) cancel that certain $1,000,000 working capital loan to the Parent pursuant to that certain Promissory Note entered into with the Parent, dated July 16, 2020; and (v) waive its conversion rights pursuant to that certain Convertible Note entered into with the Parent, dated as of March 4, 2019, as amended, in each case on terms and subject to the conditions set forth therein.

WHEREAS, each of the Sponsor, certain funds and accounts managed by Subsidiaries of BlackRock, Inc., a Delaware corporation (the “BlackRock Holders”), and the other holders of Parent Class B Stock, have delivered to the Seller and the Company executed certain waiver agreements, whereby in connection with the consummation of the Transactions, such holders of Parent Class B Stock have agreed to waive certain of their anti-dilution, conversion and/or redemption rights (each a “Waiver Agreement”).

WHEREAS, the Parent, the Sponsor and the Seller have entered into an indemnification agreement, whereby Parent has agreed (i) that it may not amend, waive, terminate or otherwise modify the Waiver Agreement with the BlackRock Holders without the prior written consent of the Seller and (ii) to enforce the terms of the Waiver Agreement, and Sponsor has agreed to (x) indemnify Parent and the Seller for all reasonably documented out-of-pocket costs incurred with respect to enforcing the Indemnification Agreement and the Waiver Agreement and (y) forfeit such amounts of Parent Class A Stock equal to such number of shares of Parent Class B Stock of the BlackRock Holders converted into Parent Class A Stock at or as a result of the Closing less the number of Parent Class B Stock of the BlackRock Holders outstanding immediately prior to the Closing.

WHEREAS, the Parent has entered into those certain Forward Purchase and Subscription Agreements (the “Forward Purchase Agreements”) with the respective subscribers party thereto substantially concurrently with the execution hereof.

WHEREAS, the Seller has entered into those certain employment agreements with each of John Ho, Franco Tenerelli, and Michael Forsum, dated as of the date hereof (the “Employment Agreements”), and it is the intent of the Parent and Seller that, at the Closing, Seller shall assign and the Company shall assume such Employment Agreements.

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable Law (collectively, as applicable based on context, the “Applicable Law”), the Parties intend to enter into a Business Combination transaction by which Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving entity of the Merger (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”).

WHEREAS, for U.S. federal income tax purposes, each of the Parties intends that the Merger will qualify as a “reorganization” under the provisions within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute be, and hereby is, adopted as a “plan of reorganization” within the meaning for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement providing for the Merger in accordance with the DGCL; (b) approved this Agreement and the Transactions, including the Merger in accordance with the DGCL on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of the Company.

WHEREAS, all of the stockholders of the Company will approve and adopt this Agreement, the Merger and the other Transactions in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”).

WHEREAS, the board of directors of Parent has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Merger in accordance with the DGCL; (b) approved this Agreement and the Transactions, including the Merger in accordance with the DGCL on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of Parent (the “Parent Recommendation”).

WHEREAS, the Sponsor and certain other holders of Parent Class B shares have delivered to the Company an executed that certain Founders’ Voting and Support Agreement, dated as of the date hereof, whereby each of the Sponsor and the other Parent Class B shareholders, among other things, have agreed to vote their shares of Parent Class A Stock, shares of Parent Class B Stock and Warrants in favor of the Parent Stockholder Matters.

WHEREAS, prior to the Closing, Parent shall: (a) subject to obtaining the approval of the Parent Stockholder Matters, adopt the Second Amended and Restated Certificate of Incorporation of Parent (the “Parent A&R Charter”) in the form attached hereto as Exhibit A; and (b) amend and restate the existing bylaws of Parent (the “Parent A&R Bylaws”) in the form attached hereto as Exhibit B.

WHEREAS, in connection with the consummation of the Merger, Parent and the Seller will enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”) in the form attached hereto as Exhibit C.

WHEREAS, in connection with the consummation of the Merger, the Seller will enter into an Investor Representation Letter (the “Investor Representation Letter”) in the form attached hereto as Exhibit D.

WHEREAS, in connection with the Closing, Parent and the Seller will enter into a Seller Lockup Agreement (the “Seller Lockup Agreement”) in the form attached hereto as Exhibit E.

WHEREAS, in connection with the Closing, Parent and the Sponsor will enter into a Sponsor Lockup Agreement (the “Sponsor Lockup Agreement”) in the form attached hereto as Exhibit F.

WHEREAS, in connection with the Closing, Parent and an Affiliate of the Seller will enter into a license agreement providing for the use of the “Landsea” trademark (the “License Agreement”) in the form attached hereto as Exhibit G.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I

THE CLOSING TRANSACTIONS

1.1          Closing. Unless this Agreement shall have been terminated pursuant to Section 9.1, the consummation of the Transactions (the “Closing”), other than the filing of the Certificates of Merger (as defined below), shall take place remotely at a time and date to be specified in writing by the Parties, which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by facsimile or by email pdf files.

1.2          Parent Financing Certificate. Not more than two (2) Business Days prior to the Closing, Parent shall deliver to the Seller written notice (the “Parent Financing Certificate”) setting forth: (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions; (b) the amount of Parent Cash and Parent Transaction Costs as of the Closing; and (c) the number of shares of Parent Class A Stock to be outstanding as of the Closing after giving effect to the Parent Stockholder Redemptions.

1.3          Closing Documents

(a)          At the Closing, Parent or Merger Sub shall, as applicable, deliver to the Seller:

(i)          a certified copy of the Parent A&R Charter and the Parent A&R Bylaws;

(ii)         copies of resolutions and actions taken by Parent’s and Merger Sub’s board of directors and stockholders in connection with the approval of this Agreement and the Transactions;

(iii)        a copy of the Stockholders’ Agreement, duly executed by Parent;

(iv)        a copy of the Seller Lockup Agreement, duly executed by Parent;

(v)         a copy of the Sponsor Lockup Agreement, duly executed by Parent and Sponsor;

(vi)        a copy of the License Agreement, duly executed by Parent;

(vii)       a duly executed hard-copy original stock certificate of the Company, representing one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company, in the name of Parent; and

(viii)      (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.2; and (B) such other documents or certificates as shall reasonably be required by the Seller and its counsel in order to consummate the Transactions.

(b)          At the Closing, the Company or the Seller, as applicable, shall deliver to Parent:

(i)          a copy of the Certificate of Merger, duly executed by the Company;

(ii)         a copy of the Investor Representation Letter, duly executed by the Seller;

(iii)        a copy of the Stockholders’ Agreement, duly executed by the Seller;

(iv)        a copy of the Seller Lockup Agreement, duly executed by the Seller;

(v)         a copy of the License Agreement, duly executed by an Affiliate of the Seller;

(vi)        copies of resolutions and actions taken by the Company’s board of directors and the Company Stockholders in connection with the approval of this Agreement and the Transactions;

(vii)       a properly executed IRS Form W-9 from the Seller and the Company;; and

(viii)      (A) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 8.3; and (B) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

1.4          Closing Transactions.

(a)          At the Closing and on the Closing Date, the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(i)          Parent shall make, or cause to be made, any payments required to be made by Parent in connection with the Parent Stockholder Redemption.

(ii)         Parent shall pay, or cause to be paid, all Parent Transaction Costs to the applicable payees, to the extent not paid prior to the Closing.

(iii)        The certificate of merger with respect to the Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) and filed with the Secretary of State of the State of Delaware.

(iv)        The Parent A&R Charter shall be executed and filed with the Secretary of State of the State of Delaware.

(v)         Parent shall issue to the Seller the Closing Number of Securities.

(vi)        Parent shall (on behalf of the Company) pay, or, cause to be paid, all Company Transaction Costs, to the extent not paid by the Company prior to the Closing; provided that the Company Transaction Costs may be paid promptly after the Closing Date as necessary.

Article II

THE MERGER

2.1          Effective Time. Subject to the terms and subject to the conditions of this Agreement, on the Closing Date the Company and Merger Sub shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate Merger, being the “Effective Time”).

2.2          The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the Merger and as a direct, wholly-owned subsidiary of Parent.

2.3          Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

2.4          Governing Documents. At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Landsea Homes Corporation.”

2.5          Directors and Officers of the Surviving Corporation. The directors and officers of the Company shall become the directors and officers of the Surviving Corporation.

2.6          Merger Consideration.

(a)          Not less than five (5) Business Days prior to the anticipated Closing Date, the Company will deliver to Parent a certificate signed by a duly authorized officer, solely in such capacity and not in its personal capacity (the “Company Closing Certificate”), setting forth:

(i)          the Company’s good faith estimate of Company Transaction Costs that will be unpaid as of the Closing; and

(ii)         the Company’s good faith estimate of Indebtedness as of the Closing, including any Payoff Amount.

(b)          The Company Closing Certificate so delivered by the Company will confirm in writing that it has been prepared in good faith using the latest available financial information and will include materials showing in reasonable detail the Company’s support and computations for the amounts included in the Company Closing Certificate. Parent shall be entitled to review and make reasonable comments on the matters and amounts set forth in the Company Closing Certificate so delivered by the Company pursuant to Section 2.6(a). The Company will cooperate with Parent in the review of the Company Closing Certificate, including providing Parent and its Representatives with reasonable access to the relevant books, records and finance employees of the Company. The Company will cooperate reasonably with Parent to revise the Company Closing Certificate if necessary to reflect Parent’s reasonable comments. If the Company Closing Certificate is so revised, such revised Company Closing Certificate, or if Parent had no such comments, then the initial Company Closing Certificate shall be deemed to be the final “Company Closing Certificate,” in each case as approved in writing by Parent (which approval shall not be unreasonably withheld, conditioned or delayed).

(c)          Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Seller shall be an amount equal to the Merger Consideration.

(d)          The Merger Consideration shall be paid to the Seller in the form of the Closing Number of Securities.

2.7          Effect of the Merger on the Company Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company, the Company Stockholders or the holders of any of the securities of Parent, the following shall occur:

(a)          Each share of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically deemed for all purposes to represent the right to receive a portion of the Merger Consideration, with the Seller being entitled to receive the Closing Number of Securities without interest, upon surrender of stock certificates representing all of the Company Common Stock (each, a “Certificate”) and delivery of the other documents required pursuant to Section 2.8. As of the Effective Time, the Seller shall cease to have any other rights in and to the Company or the Surviving Corporation, and each Certificate relating to the ownership of shares of Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the applicable portion of the Merger Consideration.

(b)          No fraction of a share of Parent Class A Stock will be issued by virtue of the Merger, and if the Seller otherwise would be entitled to a fraction of a share of Parent Class A Stock (after aggregating all fractional shares of Parent Class A Stock that otherwise would be received by the Seller), the Seller shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock the Seller would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock the Seller would otherwise be entitled to is less than 0.50.

(c)          Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d)          Each share of Company Common Stock held in the Company’s treasury or owned by Parent, Merger Sub or the Company immediately prior to the Effective Time (each an “Excluded Share”), shall be cancelled and no consideration shall be paid or payable with respect thereto.

(e)          The numbers of shares of Parent Class A Stock that the Seller is entitled to receive as a result of the Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing.

2.8          Surrender of Company Certificates and Disbursement of Merger Consideration.

(a)          Subject to this Section 2.8, at the Effective Time, the Seller shall surrender each Certificate to the Parent and Parent shall deliver, or cause to be delivered to the Seller the Closing Number of Securities. The Certificates so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate shall represent after the Effective Time for all purposes only the right to receive the applicable portion of the Merger Consideration attributable to such Certificate. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

(b)          In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the applicable portion of the Merger Consideration to be delivered upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Parent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c)          From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation or Parent for transfer, it shall be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 2.11) the portion of the Merger Consideration represented by such Certificate.

(d)          Any portion of the Merger Consideration that remains unclaimed for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of shares of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their respective portion of the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.11) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.8(e)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Law.

(e)          In the event any Certificate shall have been lost, stolen or destroyed: (i) upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed; and (ii) if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, Merger Sub or the Surviving Corporation with respect to such Certificate, the Parent will issue the portion of the Merger Consideration attributable to such Certificate (after giving effect to any required Tax withholdings as provided in Section 2.11).

2.9          Surrendered Warrants and Surrendered Shares. Immediately prior to the Effective Time, Sponsor shall surrender and transfer to Parent, for no consideration and as a contribution to the capital of Parent, the Surrendered Warrants and Surrendered Shares in accordance with the Sponsor Surrender Agreement.

2.10        Tax Treatment of the Merger.

(a)          The Parties shall not take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b)          For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties will prepare and file all Tax Returns consistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code (or comparable provision of state and local Tax law) and will not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

2.11        Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub, the Company, the Surviving Corporation and their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under Applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be remitted to the applicable Governmental Entity.

2.12        Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors or members, as applicable, (or their designees) of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to Parent and Merger Sub prior to or in connection with the execution and delivery of this Agreement (the “Disclosure Schedules”), but subject to Section 11.16, the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date as follows:

3.1          Organization and Qualification. Each of the Company and the Company’s direct and indirect Subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing in each jurisdiction where the character of the properties and assets owned, leased or operated by it or the nature of its business makes such qualification necessary, as are listed on Schedule 3.1 of the Disclosure Schedules, and has all necessary power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except, in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True, correct and complete copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of the Company and Company Subsidiaries as currently in effect (collectively referred to herein as “Charter Documents”), have been made available to Parent. The Company and the Company Subsidiaries are not in violation of any of the provisions of their respective Charter Documents.

3.2          Capitalization.

(a)          The Company’s authorized and outstanding equity interests is as set forth in Schedule 3.2(a) of the Disclosure Schedules.

(b)          No securities or ownership interests are reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase Company Common Stock. All outstanding shares of Company Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights. Each share of Company Common Stock has been issued in compliance in all material respects with: (i) Applicable Law; and (ii) the Company’s Charter Documents.

(c)          Other than as set forth on Schedule 3.2(c) of the Disclosure Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Other than as set forth on Schedule 3.2(c) of the Disclosure Schedules, there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company.

(d)          Except as set forth in the Company’s Charter Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to any ownership interests of the Company.

(e)          Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

3.3          Authority Relative to this Agreement. The Company has all requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and to consummate the Transactions (including the Merger). The execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Merger) have been duly and validly authorized by all requisite action on the part of the Company (including the approval by its board of directors and, following receipt of the Company Stockholder Approval, the stockholders of the Company as required by the DGCL), and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies (collectively, “Enforceability Exceptions”).

3.4          No Conflict; Required Filings and Consents.

(a)          Except as set forth in Schedule 3.4(a) of the Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements to which it is a party do not, and the performance thereof by the Company shall not: (i) conflict with or violate the Charter Documents; (ii) conflict with or violate any Applicable Law; (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, give to any third party any rights of termination, amendment, acceleration or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of any of the Group Companies pursuant to, any Company Material Contracts, except, with respect to clause (ii) or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or that arise as a result of any facts or circumstances relating to Parent or any of its Affiliates.

(b)          Except as set forth in Schedule 3.4(b) of the Disclosure Schedules, the execution and delivery of this Agreement by the Company, or the other Transaction Agreements to which it is a party, does not, and the performance of the Company’s obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for: (i) the filing of the Certificate of Merger in accordance with the DGCL; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business; (iii) the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration of the required waiting period thereunder; (iv) the consents, approvals, authorizations and permits described on Schedule 3.4(b) of the Disclosure Schedules; (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole; and (vi) as may be necessary as a result of any facts or circumstances relating solely to Parent or any of its Affiliates.

3.5          Compliance; Approvals. Each of the Group Companies is in (a) compliance with Applicable Law and (b) possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except in each case, where such noncompliance or where the failure to have, or the failure to be in full force and effect of, any Approvals, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

3.6          Financial Statements.

(a)          Copies of the audited consolidated and/or combined balance sheet of the Company and the Company Subsidiaries as at December 31, 2018 and December 31, 2019, and the related audited consolidated and/or combined statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company and the Company Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “GAAP Financial Statements”) and the unaudited consolidated and/or combined balance sheet of the Company and the Company Subsidiaries as at June 30, 2020 (the “Balance Sheet”), and the related consolidated and/or combined statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company and the Company Subsidiaries (collectively referred to as the “Interim Financial Statements”), are attached hereto as Schedule 3.6(a) of the Disclosure Schedules.

(b)          Each of the GAAP Financial Statements and the Interim Financial Statements (i) has been prepared based on the books and records of the Company and the Company Subsidiaries (except as may be indicated in the notes thereto), (ii) has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes that will not, individually or in the aggregate, be material.

(c)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability.

3.7          No Undisclosed Liabilities. There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company or any of the Company Subsidiaries of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities or obligations (a) specifically accrued or reserved against on the Interim Financial Statements, the GAAP Financial Statements or the notes thereto, (b) incurred since the date of the Balance Sheet in the ordinary course of business of the Company and the Company Subsidiaries, or (c) that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

3.8          Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the Balance Sheet, each of the Group Companies has conducted its business in the ordinary course of business consistent with past practice and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by the Company of any of the shares of Company Common Stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such Company Common Stock or other securities; (c) any split, combination or reclassification of any of the shares of Company Common Stock; (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or any interpretation thereof) or Applicable Law; (e) any change in the auditors of the Company; (f) any issuance of shares of Company Common Stock; or (g) except as disclosed on Schedule 3.8 of the Disclosure Schedules, any action taken or agreed upon by any of the Group Companies that would be prohibited by subsections (i), (ii), (iv), (v), (vi), (viii), or (xii) of Section 5.1(a) if such action were taken on or after the date hereof without the consent of Parent.

3.9          Litigation. Except as disclosed on Schedule 3.9 of the Disclosure Schedules, (a) there is no Legal Proceeding by or against any Group Company pending, or to the Knowledge of the Company, threatened in writing that would otherwise, individually or in the aggregate, reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, or would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, and (b) no Group Company nor any material property or asset of any Group Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or to the Knowledge of the Company, continuing investigation by any Governmental Entity or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

3.10        Employee Benefit Plans.

(a)          Schedule 3.10(a) of the Disclosure Schedules sets forth a true, correct and complete list of each material Employee Benefit Plan, excluding any employment or consulting agreement or offer letter that either: (i) is terminable by the Company at will; or (ii) provides for notice and/or garden leave obligations as required by Applicable Law, in each case, so long as such agreement or offer letter does not provide for: (A) severance or similar obligations; (B) transaction bonuses or change in control or similar payments; or (C) Tax gross-ups; provided that a form of such employment or consulting agreement or offer letter is listed and made available to Parent and the individual agreements or offer letters do not deviate from such form in any material respect.

(b)          With respect to each material Employee Benefit Plan, the Company has made available to Parent a true, correct and complete copy of the following documents, to the extent applicable: (i) all plan documents, including any related trust documents, insurance contracts or other funding arrangements, third party administrative service contracts, and all amendments to the foregoing; (ii) for the most recent two plan years: (A) the IRS Form 5500 and all schedules thereto; (B) audited financial statements; and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable; (iv) the most recent summary plan descriptions, and (v) all correspondence with the Internal Revenue Service and the Department of Labor under any voluntary compliance resolution system or delinquent flier programs.

(c)          Each Employee Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all Applicable Law. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

(d)          Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code is qualified and has received a determination letter (or the prototype plan on which such Employee Benefit Plan is based has received an opinion letter) from the Internal Revenue Service upon which it may rely regarding its qualified status under the Code, and nothing has occurred with respect to the operation of any such plan that would reasonably be expected to result in the loss of such qualification or the imposition of any material Tax penalty.

(e)          No Group Company or any of its respective ERISA Affiliates has at any time sponsored or has ever been obligated to contribute to, or had any liability in respect of: (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA); (ii) a “multiple employer plan” as defined in Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Employee Benefit Plan is a “multiple employer plan” (within the meaning of Section 4063 or 4064 of ERISA).

(f)           None of the Employee Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Applicable Law.

(g)          With respect to any Employee Benefit Plan, no actions, suits, claims (other than non-material routine claims for benefits in the ordinary course), audits, inquiries, investigations, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Employee Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation thereof that could reasonably be expected to result in any material liability.

(h)          All contributions, reserves or premium payments required to be made or accrued for all prior periods through the date hereof to the Employee Benefit Plans have been timely made or accrued in all material respects in accordance with the provisions of each of Employee Benefit Plans, Applicable Law and GAAP.

(i)           Neither the execution, delivery or performance of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or any Company Subsidiary or under any Employee Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or any Company Subsidiary or under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or any Company Subsidiary or under any Employee Benefit Plan; or (iv) limit the right to merge, amend or terminate any Employee Benefit Plan.

(j)           Neither the execution, delivery or performance of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise Tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(k)          The Company maintains no obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(l)           Each Employee Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

(m)         There are no outstanding loans by the Company or any Company Subsidiary to any of their respective employees, directors or other service providers.

(n)          None of the Company, the Company Subsidiaries or any employee, director or other service provider of the Company or any Company Subsidiary has made any promises or commitments, whether legally binding or not, to create any additional Employee Benefit Plan, or to modify or change in any material way any existing Employee Benefit Plan.

(o)          Any individual who performs services for the Company or any Company Subsidiary and who is not treated as an employee for U.S. federal income tax purposes by the Company or any Company Subsidiary is not an employee under Applicable Law or for any purpose including, without limitation, for Tax withholding purposes or Employee Benefit Plan purposes with only immaterial exceptions. The Company and the Company Subsidiaries have no liability by reason of an individual who performs or performed services for the Company or any Company Subsidiary in any capacity being improperly excluded from participating in an Employee Benefit Plan. Each employee of the Company and the Company Subsidiaries has been properly classified as “exempt” or “non-exempt” under Applicable Law with only immaterial exceptions, and no individual treated as an independent contractor or consultant by any Group Company should have been properly classified as an employee under Applicable Law.

(p)          With respect to each Employee Benefit Plan that is mandated by a government other than the United States or subject to the Applicable Laws of a jurisdiction outside of the United States, (i) the fair market value of the assets of each such plan to the extent funded, the liability of each insurer for any such funded through insurance or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations, and (ii) each such plan has been maintained and operated in all material respects in accordance with the applicable plan document and all Applicable Laws and other requirements, and if intended to qualify for special tax treatment, satisfies, in all material respects, the requirements for such treatment.

3.11        Labor Matters.

(a)          No Group Company is a party to any collective bargaining agreement or other labor Contract applicable to persons employed by any Group Company. There are no representation proceedings, demands for recognition or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or, to the Knowledge of the Company, threatened within the last three (3) years. There is no organizing activity involving any Group Company pending or, to the Knowledge of the Company, threatened by any labor organization or group of employees, and nor, to the Knowledge of the Company, has there been any such activity during the last three (3) years.

(b)          There are no pending: (i) strikes, work stoppages, slowdowns, lockouts or arbitrations (nor have there been any strikes, work stoppages, slowdowns, lockouts or arbitrations within the last three (3) years); or (ii) grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Group Companies involving any employee of the Group Companies, in each case, that could reasonably be expected to result in any material liability. Except as set forth on Schedule 3.11(b), there are no charges, grievances or complaints, in each case, related to alleged unfair labor practices, pending or, to the Knowledge of the Company, threatened by or on behalf of any employee, former employee, or labor organization that could reasonably be expected to result in any material liability.

(c)          To the Knowledge of the Company, as of the date hereof, none of the Company’s officers or key employees has given notice of any intent to terminate his or her employment with the Company in connection with the transactions contemplated by this Agreement. The Group Companies are in compliance in all material respects and, to the Knowledge of the Company, each of their employees and consultants are in compliance in all material respects, with the terms of any employment and consulting agreements between any Group Company and such individuals.

(d)          Except as set forth on Schedule 3.11(d) of the Disclosure Schedules, there are no complaints, lawsuits, actions, investigations, audits, charges or claims against the Group Companies pending or, to the Knowledge of the Company, threatened that could be brought or filed, by or with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by any Group Company, of any individual that could reasonably be expected to result in any material liability. Each Group Company is in compliance in all material respects with all Applicable Laws respecting labor, employment and employment practices, including, but not limited to, all Applicable Laws concerning terms and conditions of employment, wages and hours, overtime, worker classification, the provision of meal and rest breaks and accurate wage statements, immigration, the Worker Adjustment and Retraining Notification (“WARN”) Act, and any similar state or local “mass layoff” or “plant closing” laws, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax. No Group Company is liable for any arrears of wages or penalties with respect thereto, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Except as set forth on Schedule 3.11(d), there are no pending, or to the Knowledge of the Company, threatened Legal Proceedings against any Group Company by any employee in connection with such employee’s employment or termination of employment by such Group Company that could reasonably be expected to result in any material liability.

(e)          Except as set forth on Schedule 3.11(e) of the Disclosure Schedules, during the last three (3) years, (i) no allegations of workplace sexual harassment, discrimination or other similar misconduct have been made, initiated, filed or, to the Knowledge of the Company, threatened in writing against any Group Company or any of their respective current or former directors, officers or senior level management employees, (ii) to the Knowledge of the Company, no incidents of any workplace sexual harassment, discrimination or other similar misconduct have occurred, and (iii) no Group Company has entered into any settlement agreement related to allegations of sexual harassment, discrimination or other similar misconduct by any of their directors, officers or employees described in clause (i) hereof or any independent contractor.

3.12        Real Property; Tangible Property.

(a)          Schedule 3.12(a) of the Disclosure Schedules lists the street address of all material Owned Real Property and the current owner of each Owned Real Property. The Company or the Company Subsidiaries have good and marketable fee title to all Owned Real Property, free and clear of all Liens, other than Permitted Liens. Neither the Company nor any Company Subsidiary has leased or otherwise granted to any Person the right to use or occupy the Owned Real Property or any portion thereof. There are no outstanding options, rights of first offer or first refusal to purchase the Owned Real Property or any portion thereof or interest therein. The Company or a Company Subsidiary has the right to access a public road or other means of lawful access to and from the Owned Real Property.

(b)          Schedule 3.12(b) of the Disclosure Schedules lists the street address of all material leasehold interest under each of the real properties under which it is a lessee, sublessee or licensee (the “Company Leased Properties,” together with Owned Real Property, “Company Property”). Each of the Company Leased Properties is valid, binding and enforceable, free and clear of all Liens (other than Permitted Liens) and each of the leases, subleases, licenses or other occupancy agreements, guarantees, agreements and documents related to any Company Leased Properties, including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”) and is in full force and effect. True and correct copies of the Company Real Property Leases have been made available to Parent. Neither the Company nor any Company Subsidiary has received any written notice of a breach of default thereunder, and to the Knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute a breach or default thereunder, except for any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No party to any Company Real Property Lease has exercised any termination rights with respect thereto. None of the Company or any Company Subsidiary has collaterally assigned, mortgaged, deeded in trust or granted any other security interest in any Company Real Property Lease or any interest therein. No security deposit or portion thereof deposited with respect to any Company Real Property Lease has been applied in respect of a material breach or default under such Company Real Property Lease which has not been redeposited in full. Neither the Company nor any Company Subsidiary owes any brokerage commission in connection with any Company Real Property Lease.

(c)          No condemnation proceeding is pending or, to the Knowledge of the Company, threatened in writing which would preclude or impair the use of any Company Property by the Company or any Company Subsidiary for the purposes for which it is currently used.

(d)          To the Knowledge of the Company, (i) each completed unit constituting Company Property sold and closed in connection with an offering to the general public (other than parcels which are currently under construction or units not yet sold or not yet offered for sale to the general public) is adequately served by proper utilities and other building services necessary for its current use, and (ii) all of the buildings and structures located at the parcels of Company Property are structurally sound with no material defects that are not being addressed in the ordinary course and are in good operating condition in all material respects, ordinary wear and tear excepted.

(e)          Each Group Company owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the material assets used by such Group Company in the operation of its business, in each case, free and clear of all material Liens other than: (i) Permitted Liens; (ii) the rights of lessors under any leases; and (iii) the Liens specifically identified on the Schedule 3.12(e) of the Disclosure Schedules. The tangible assets (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are necessary for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, in each case of clauses (A) and (B) except as would not, individually or in the aggregate, reasonably be expected to a Company Material Adverse Effect.

3.13        Taxes

(a)          All Tax Returns required to be filed by or on behalf of any Group Company have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All Taxes due and payable by or on behalf of the any Group Company (whether or not shown on any Tax Return) have been fully and timely paid and the Company has adequately reserved in the Financial Statements in accordance with GAAP for all Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable as of the dates thereof.

(b)          No claim, assessment, deficiency or proposed adjustment for any Tax has been asserted or assessed by any Governmental Entity against any Group Company (or any consolidated, combined or unitary group of which a Group Company is a member) that has not been paid or resolved. No Tax audit, proceeding or other examination of any Group Company (or any consolidated, combined, or unitary group of which a Group Company is a member) by any Governmental Entity is presently in progress, nor has any Group Company been notified of any request or threat for such an audit, proceeding or other examination. No Group Company (or any consolidated, combined, or unitary group of which a Group Company is a member) is a party to any litigation or administrative proceeding relating to Taxes. There are no liens for Taxes (other than Permitted Liens) upon any of the assets of any Group Company (or any consolidated, combined, or unitary group of which a Group Company is a member). No Group Company (or any consolidated, combined, or unitary group of which a Group Company is a member) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect. No Group Company has received a claim by any Governmental Entity in any jurisdiction where it does not file a particular Tax Return or pay a particular Tax that it is or may be subject to taxation by that jurisdiction or required to file a Tax Return,

(c)          No Group Company has requested, has received or is subject to any ruling of a Governmental Entity or has entered into any written agreement with a Governmental Entity with respect to any Taxes, and no Group Company has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d)          No Group Company has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code.

(e)          No Group Company has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(f)           No Group Company is a party to or bound by any Tax allocation, indemnity or sharing agreement. No Group Company (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) and (B) has any liability for the Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes) or otherwise.

(g)          Each Group Company has complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471-1474, 3102 and 3402 of the Code or similar provisions under any state or foreign Laws) and has duly and timely withheld and, in each case, has paid over to the appropriate Governmental Entity any and all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h)          Other than payments made on the Phantom Units, no payment under this Agreement shall be subject to any withholding Taxes under the Code or any other Applicable Law.

(i)           Each Group Company has collected or withheld and paid (or had collected or withheld and paid on its behalf) all applicable sales, use, ad valorem, and value added Taxes.

(j)           No Group Company has received notice from a taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country or is subject to Tax on its net income other than the country in which it is organized.

(k)          No Group Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) any “closing agreement” as described in Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) any intercompany transaction, deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); any (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) any prepaid amount received on or prior to the Closing Date.

(l)           No Group Company has any deferred payment obligation pursuant to Section 965 of the Code.

(m)         The unpaid Taxes of the Group Companies as of the date hereof (i) are estimated not to exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) and (ii) are estimated not to exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the historical practice of a Group Company in filing its Tax Returns. Since the date of the Financial Statements, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business and consistent with historical practice.

(n)          No Group Company has deferred any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) in respect of calendar year 2020 pursuant to Section 2302 of the CARES Act, which Taxes would otherwise have been payable by the Company or any Company Subsidiary in respect of calendar year 2020 but for the application of the CARES Act.

(o)          Section 3.13(o) of the Disclosure Schedule lists all federal, state, local, and non-U.S. income Tax Returns filed (and the jurisdictions in which such Tax Returns have been filed) with respect to each Group Company for taxable periods ended on or after December 31, 2016, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

(p)          No Group Company is currently required or will be required on or after the Closing Date to make any payments in respect of the transfer or surrender of any liability to Tax or any Tax loss or relief by virtue of having been a member of a consolidated, combined, unitary, group relief or other similar Tax group prior to the Closing.

(q)          To the knowledge of the Seller, there currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, tax credits or other similar items of any Group Company under Sections 382, 383 or 384 of the Code (or any corresponding or similar provision of state, local or foreign law).

(r)          The Company is classified as a corporation for U.S. federal income tax purposes and, as a result of the Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company will be exchanged into stock of Parent.

(s)          For purposes of this Section 3.13, any reference to a Group Company shall be deemed to include any Person that merged with or was liquidated into such company.

3.14        Environmental Matters.

(a)          The Group Companies are and, for the past one (1) year have been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all material Approvals required under applicable Environmental Laws.

(b)          Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i)          Neither the Company nor any Company Subsidiaries are party to any unresolved, pending or, to the Knowledge of the Company, threatened claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders or proceedings arising under or related to Environmental Laws.

(ii)         There have been no Releases of or human exposure to Hazardous Substances caused by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other Person at any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, including the Company Property, other than such Releases or exposure that would not reasonably be expected to result in the obligation of the Company or any of its Subsidiaries to undertake any material investigation or remediation. To the Knowledge of the Company, no conditions currently exist with respect to Company Property that would reasonably be expected to result in any of the Group Companies incurring liabilities or obligations under Environmental Laws. Neither the Company nor any of its Subsidiaries has transported, treated, stored, or disposed of, or arranged for the transportation, treatment, storage or disposal of, any Hazardous Substances at any site so as to result in any liability of the Company or any of its Subsidiaries under Environmental Laws.

(c)          Neither the Company nor any of its Subsidiaries has assumed, undertaken, provided an indemnity, through a written agreement, with respect to any outstanding liabilities of any other Person arising under applicable Environmental Law, other than indemnity obligations in favor of Governmental Entities or the prior owners of Owned Real Property contained in written agreements entered into in the ordinary course of business, in each case, with respect to which there are no material pending Claims or material Claims asserted in writing for indemnification (such indemnity obligations with respect to which there are no material pending Claims or material Claims asserted in writing for indemnification, “Ordinary Course Indemnities”).

(d)          The Group Companies have made available to Parent copies of material environmental assessments, studies, audits, analyses or reports relating to Company Property and copies of material, non-privileged documents relating to any material and outstanding liabilities of any of the Group Companies under Environmental Law to the extent such are in the possession, custody, or control of the Group Companies.

3.15        Intellectual Property.

(a)          Schedule 3.15(a) of the Disclosure Schedules sets forth a true, correct and complete list, as of the date of this Agreement, of all of the following Owned Intellectual Property: (i) registered Patents and pending applications for Patents; (ii) registered Trademarks and pending applications for registration of Trademarks; (iii) registered Copyrights and pending applications for registration of Copyrights (the Intellectual Property referred to in clauses (i) through (iii), collectively, the “Company Registered Intellectual Property”); (iv) Internet domain names actively used by a Group Company that are material to any of the businesses of the Group Companies; (v) unregistered Trademarks (for which there are no pending applications) that are material to any of the businesses of the Group Companies; and (vi) social media accounts that are material to any of the businesses of the Group Companies.

(b)          The Group Companies are the sole and unrestricted legal and beneficial owners of all Owned Intellectual Property, and no Owned Intellectual Property will at Closing be subject to any Liens, adverse claims, any requirement of any past (if outstanding), present or future royalty payments, or otherwise encumbered or restricted by any rights of any third party other than Permitted Liens.

(c)          Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies taken as a whole: (i) no Company Registered Intellectual Property is involved in any interference, inter partes, reissue, reexamination, opposition or cancellation proceeding and (ii) all of the Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company and excepting any pending applications included therein, valid and enforceable in all material respects and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name registrar, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property and those Internet domain names actively used by a Group Company that are material to any of the businesses of the Group Companies, in full force and effect.

(d)          No Group Company has received any written notice of any violation or infringement of any asserted rights of any other Person, or alleging invalidity of any Owned Intellectual Property of the Group Companies, challenging any Group Company’s ownership of any Intellectual Property, or otherwise with respect to any Intellectual Property of any other Person. None of the Group Companies is or has been party to any lawsuit, or other judicial, administrative or arbitral proceeding, relating to its use of Intellectual Property, including any such lawsuit or proceeding involving any claim that any Group Company infringed, misappropriated, diluted or otherwise violated the Intellectual Property of any third party.

(e)          Except as set forth on Schedule 3.15(e) of the Disclosure Schedules, to the Knowledge of the Company, no third party is infringing, in any material respect, any of the Owned Intellectual Property of the Group Companies, and the Group Companies have not sent any written communication to or asserted or threatened any action or claim against any Person involving or relating to any Owned Intellectual Property. The conduct of the business of the Group Companies and Affiliates as currently conducted does not materially infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person.

(f)           The Group Companies have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other Person, all of the Owned Intellectual Property.

(g)          Each of the employees, agents, consultants, contractors and others who have contributed to or participated in the discovery, creation or development of any material Intellectual Property on behalf of the Group Companies (“Personnel”) (i) has assigned to the Company pursuant to a written and enforceable agreement all right, title and interest in such Intellectual Property, which agreement includes a present tense assignment of Intellectual Property, or (ii) is a party to a valid “work for hire” agreement under which the Group Companies are deemed to be the original author/owner of all subject matter included in such Intellectual Property; or (iii) to the extent the Personnel do not have the ability to take any of the actions described in the foregoing clauses (i) or (ii), has granted to the Group Companies a license or other legally enforceable right granting the Group Companies perpetual, unrestricted and royalty-free rights to use such Intellectual Property. Without limiting the foregoing, the Group Companies have secured from all employees a written and enforceable agreement providing for the non-disclosure by such Person of confidential information of the Group Companies.

(h)          Each of the Group Companies, as applicable, has taken commercially reasonable steps to maintain the secrecy, confidentiality and value of all material Trade Secrets included in the Owned Intellectual Property. No Trade Secret or confidential information of the Group Companies has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any of the Group Companies’ past or present employees or any other Person, in each case, other than as subject to an agreement restricting the disclosure and use of such Trade Secret or confidential information.

(i)           All material Software owned, licensed, used, or otherwise held for use in the business of the Group Companies is in good working order and condition and is sufficient in all material respects for the purposes for which it is used in the business of the Group Companies. To the Knowledge of the Company, none of the Group Companies have experienced any material defects in design, workmanship or material in connection with the use of such Software that have not been corrected. To the Knowledge of the Company, no such Software contains any computer code or any other procedures, routines or mechanisms which may: (i) disrupt, disable, harm or impair in any material way such Software’s operation, (ii) cause such Software to damage or corrupt any data, storage media, programs, equipment or communications of the Group Companies or their clients, or otherwise interfere with any Group Company’s operations or (iii) permit any third party to access any such Software to cause disruption, disablement, harm, impairment, damage erasure or corruption.

3.16        Agreements, Contracts and Commitments; Indebtedness.

(a)          Schedule 3.16(a) of the Disclosure Schedules sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean the following (whether or not listed on the Disclosure Schedules):

(i)          any employment, consulting (with respect to an individual, independent contractor) or management Contract providing for annual payments in excess of $250,000, but excluding any such employment, consulting, or management Contract (A) that either is terminable by the Company at will without severance, transaction bonuses, change in control payments, or similar obligations or (B) with architects, engineers or other independent contractors retained in connection with a specific development project;

(ii)          any collective bargaining agreement with any labor union;

(iii)        any joint venture, partnership, or strategic alliance Contract with a Person in which a Group Company owns an equity interest;

(iv)        any Contract that requires aggregate capital expenditures by Group Company in an amount in excess of $3,000,000 per annum individually, other than (A) any purchase order or Contract for supply, inventory or trading stock acquired in the ordinary course of business, or (B) any ordinary course Contracts with respect to land acquisitions, land development and construction;

(v)         any settlement, conciliation or similar Contract (A) with any Governmental Entity, (B) that requires a Group Company to pay any monetary consideration of more than $250,000 after the date of this Agreement or (C) that would otherwise limit in any material respect the operation of a Group Company (or, to the Knowledge of the Company, Parent or any of its other Affiliates from and after the Closing) as currently operated;

(vi)        any Contract that contains any provision limiting in any material respect the ability of a Group Company to engage in any line of business or compete with any Person, in each case, in any geographic area;

(vii)       any Contract (A) that relates to any completed acquisition, divestiture, merger or similar transaction and contains representations, covenants, indemnities or other obligations that remain in effect (excluding (x) any transactions solely among the Group Companies, (y) any Contract requiring the payment of aggregate consideration that is less than $5,000,000, and (z) any Contracts which would only be required to be listed on Schedule 3.16(a) of the Disclosure Schedules pursuant to this Section 3.16(a)(vii) due to the fact that such Contracts contain Ordinary Course Indemnities), (B) for any pending acquisition, directly or indirectly (by merger or otherwise) of a portion of the assets (other than goods, products or services in the ordinary course of business) or equity interest of any Person for aggregate consideration in excess of $2,000,000 pursuant to which a Group Company has continuing “earn-out” or other similar contingent payment obligations following the date hereof in excess of $200,000 or (C) that gives any Person the right to acquire any assets of a Group Company (excluding ordinary course commitments to purchase homes, lots, goods, products or services) after the date hereof with a total consideration of more than $7,500,000;

(viii)      any Contract that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract providing for or securing indebtedness for borrowed money or deferred payment (in each case, whether incurred, assumed, guaranteed or secured by any asset) in an outstanding principal amount in excess of $20,000,000, other than any such Contract between Group Companies;

(ix)         any Contract for (A) other than individual home sales in the ordinary course of business, the sale of any land parcels (whether or not developed) by a Group Company with a purchase price in excess of $4,000,000, (B) the purchase of any land parcels (whether or not developed) by a Group Company in excess of $4,000,000 or (C) the option to purchase of a Group Company, in the case of clauses (B) and (C), with a total purchase price for the land parcels subject thereto in excess of $8,000,000 (other than individual home sales in the ordinary course of business); and

(x)          any Contract (A) pursuant to which a Group Company receives a license to use any material Intellectual Property that is used in the business (other than licenses for “off-the-shelf” or other software widely available on generally standard terms and conditions), (B) pursuant to which a Group Company grants to a third party a license to use any material Owned Intellectual Property, or (C) pursuant to which any material Intellectual Property that is or has been developed by or for any Group Company, assigned to Group Companies by any other Person, or assigned by Group Companies to any other Person.

(b)          Each Company Material Contract and each Contract in effect on the Closing Date that would have constituted a Company Material Contract required to be set forth on Schedule 3.16(a) of the Disclosure Schedules if it were in effect as of the date hereof, is in full force and effect and, to the Knowledge of the Company, is valid and binding upon and enforceable against each of the parties thereto, except (i) insofar as enforceability may be limited by applicable Enforceability Exceptions or (ii) to the extent that any consents set forth in Schedule 3.4(a) of the Disclosure Schedules are not obtained, and in each case, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True, correct and complete copies of all Company Material Contracts have been made available to Parent.

(c)          Schedule 3.16(c) of the Disclosure Schedules sets forth a true, correct and complete description of Indebtedness as of the date hereof, in each case in excess of $5 million, together with the name of the Group Company with which such Indebtedness is associated, including the Company’s good faith estimate of any Payoff Amount.

3.17        Insurance. Each of the Group Companies maintains insurance policies or fidelity or surety bonds covering its assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”), and to the Knowledge of the Company, such Insurance Policies (i) cover material insurable risks in respect of its business and asset, and (ii) are in full force and effect. The coverages provided by such Insurance Policies are usual and customary in amount and scope for the Group Companies’ business and operations as concurrently conducted, and sufficient to comply with any insurance required to be maintained by Company Material Contracts. No Group Company or, to the Knowledge of the Company, third party is in breach or default (including with respect to the payment of premiums or the giving of notices), under any Insurance Policy, and no written notice of cancellation or termination has been received by any Group Company with respect to any of the Insurance Policies. There is no pending material claim by any Group Company against any insurance carrier under any of the existing Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

3.18        Interested Party Transactions. Except as set forth in Schedule 3.18 of the Disclosure Schedules:

(a)          The Group Companies are not parties to any Contracts with any Affiliate, shareholder, employee, member, manager, officer or director of any Group Company other than Contracts governing an individual’s provision of services to the Group Companies and employee benefits and Contracts between Group Companies.

(b)          No Group Company has loaned any amounts that remain outstanding to any Affiliate, shareholder, employee, member, manager, officer or director of any Group Company, other than intercompany loans between Group Companies, and no Group Company has borrowed material funds from any of the foregoing that remains outstanding other than intercompany loans between Group Companies.

(c)          There are no loans, advances or Indebtedness incurred by any Group Company from any Affiliate, shareholder, employee, member, manager, officer or director of any Group Company other than intercompany loans and advances.

(d)          No Affiliate, shareholder, employee, member, manager, officer or director of a Group Company (other than another Group Company) (i) owns any material property right, tangible or intangible, which is used by a Group Company in the conduct of its business or (ii) owns, directly or, to the Knowledge of the Company, indirectly, any Person that is a material customer, supplier, competitor or lessor of any Group Company.

3.19        Certain Provided Information. The information relating to the Group Companies supplied by the Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to the equity holders of Parent Class A Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports or (b) any projections or forecasts included in the Proxy Statement.

3.20        Solvency. The Company is not entering into this Agreement or the transactions contemplated hereby with the actual intent to hinder, delay or defraud either present or future creditors.

3.21        Data Protection and Information Technology.

(a)          Each Group Company’s practices with regard to the collection, dissemination and use of Company Data are and have been in accordance in all material respects with Applicable Laws relating to data protection, contractual commitments of such Group Company and any published privacy policies.

(b)          For the thirty six (36) months immediately preceding the date of this Agreement and the Closing Date, except as disclosed in Section 3.21(b) of the Disclosure Schedules: (i) none of the Group Companies has received any written notification or allegation from any competent authority (including any information or enforcement notice, or any transfer prohibition notice) alleging that any Group Company has not complied in any material respect with applicable data protection Laws and (ii) there has been no loss of, or unauthorized access, use, disclosure or modification of any Company Data.

(c)          No individual has successfully claimed and, to the Knowledge of the Company, no grounds exist for an individual to claim compensation from any Group Company for material breaches of applicable data protection Laws or for any material loss or unauthorized disclosure of Personal Data.

(d)          All material information technology hardware and software used or held for use by any Group Company in its business (the “IT Assets”) are either owned by, or properly licensed or leased to, the Group Companies. The IT Assets are adequate and sufficient in all material respects to meet the processing and other business requirements of the Group Companies as the business is currently conducted. To the Knowledge of the Company, the IT Assets (i) materially operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Group Companies’ business as currently conducted, (ii) have performed adequately and not materially malfunctioned or failed at any time during the last thirty six (36) months (subject to temporary problems arising in the ordinary course of business that did not materially disrupt the operations of any Group Company and which have been corrected).

(e)          To the Knowledge of the Company, during the last thirty six (36) months, no person has gained unauthorized access to any IT Asset (excluding any external hack or similar attack that did not affect the IT Assets for a prolonged period or pose any material threat to the operations of the IT Assets).

(f)           Each Group Company has taken commercially reasonable precautions (including by way of outsourcing to third parties), including establishing and maintaining contingency plans, back-up facilities and disaster recovery technology processes consistent with industry standard practices, and necessary to protect (a) the material computer systems (hardware and software) and related systems (such as networks) implemented or used by the Group Companies and (b) the material storage capacities and requirements of each Group Company.

3.22        Foreign Corrupt Practices Act. For the last five (5) years, none of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf has, in connection with the operation of the business of the Group Companies: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq., the United Kingdom Bribery Act of 2010 or any other applicable anti-corruption or anti-bribery Law; or (g) violated or operated in noncompliance with any export or import restrictions, anti-boycott regulations, embargo or sanctions regulations or other Applicable Law.

3.23        Brokers; Third Party Expenses. Except for Rothschild & Co, the fees, commissions and expenses of which will constitute Company Transaction Costs and be paid at Closing, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Group Companies.

3.24        Non-Reliance. The Group Companies and their Affiliates have conducted an independent due diligence investigation and verification of the financial condition, results of operations, assets, liabilities, and properties and projected operations of Parent and Merger Sub. Each of the Group Companies and their Affiliates has relied solely upon the representations and warranties expressly made by Parent and Merger Sub in Article IV of this Agreement and the certificates delivered in connection herewith or pursuant hereto, in each case, as qualified by the Disclosure Schedules (subject to Section 11.16) (collectively, the “Express Parent Representations”), in entering into the transactions contemplated by this Agreement and not on any other factual representations, opinions or statements of any kind of Parent, Merger Sub or any of their respective Affiliates, agents, representatives or any other Person. Each of the Group Companies (for itself and on behalf of its Affiliates and its and their agents and representatives, and each of the successors and assigns of the foregoing) hereby (i) acknowledges and agrees that none of Parent, Merger Sub or any other Person is making or has made any representation, warranty or statement of any kind or nature expressed or implied, at law or in equity, in respect of Parent or Merger Sub or either of their respective businesses, assets, liabilities, operations, prospects or condition (including any relating to the future or historical financial condition, results of operations, prospects, assets or liabilities of Parent or Merger Sub, or the quality, quantity or condition of Parent’s or Merger Sub’s assets), other than the Express Parent Representations, and (ii) irrevocably disclaims reliance on any representations, warranties or statements of any kind or nature expressed or implied by any Person whatsoever, or the accuracy or completeness of any information provided to (or otherwise acquired by) the Group Companies or any of their respective agents or representatives, in each case other than the Express Parent Representations.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except: (i) as set forth in the Disclosure Schedules, but subject to Section 11.16; and (ii) as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (excluding any disclosures in the “Forward-Looking Statements” and “Risk Factors” sections of such Parent SEC Reports), Parent and Merger Sub represent and warrant to the Seller and the Company as of the date hereof and as of the Closing Date as follows:

4.1          Organization and Qualification.

(a)          Each of Parent and Merger Sub is a company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, and as of immediately prior to the Closing, will be a company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)          Each of Parent and Merger Sub has the requisite corporate or limited liability power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(c)          Neither Parent nor Merger Sub is in violation of any of the provisions of its respective Charter Documents.

(d)          Each of Parent and Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing, in each jurisdiction where the character of the properties and assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent and Merger Sub are so qualified or licensed is listed on Schedule 4.1(d) of the Disclosure Schedules.

4.2          Parent Subsidiaries. Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than Merger Sub. Merger Sub does not have any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement or the other Transaction Agreements or in connection herewith or therewith. Merger Sub is an entity that has been formed solely for the purpose of engaging in the Transactions.

4.3          Capitalization.

(a)          As of the date of this Agreement: (i) 1,000,000 preferred shares, par value $0.0001 per share, of Parent (“Parent Preferred Stock”) are authorized and no shares are issued and outstanding; (ii) 100,000,000 Class A common shares of Parent, par value $0.0001 per share (“Parent Class A Stock”), are authorized and 13,435,061 are issued and outstanding; (iii) 15,000,000 Class B common shares of Parent, par value $0.0001 per share (“Parent Class B Stock” and, together with the Parent Preferred Stock and the Parent Class A Stock, the “Parent Shares”), are authorized and 3,881,250 are issued and outstanding, and upon the Closing of the Transactions; (iv) 7,760,000 warrants (the “Private Placement Warrants”) are outstanding; and (v) 15,525,000 warrants (the “Public Warrants,” collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding. All outstanding Parent Class A Stock, Parent Class B Stock, Private Placement Warrants and Public Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.

(b)          The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.001 per share (the “Merger Sub Common Stock”). As of the date hereof, 100 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Parent.

(c)          Except for the Parent Warrants and the Forward Purchase Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent or Merger Sub is a party or by which any of them is bound obligating Parent or Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares, Merger Sub Common Stock or any other shares of capital stock or membership interests or other interest or participation in, or any security convertible or exercisable for or exchangeable into Parent Shares, Merger Sub Common Stock or any other shares of capital stock or membership interests or other interest or participation in Parent or Merger Sub.

(d)          Each Parent Share, share of Merger Sub Common Stock and Parent Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Law; and (B) the Charter Documents of Parent or Merger Sub, as applicable; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Law, the Charter Documents of Parent or Merger Sub, as applicable or any Contract to which any of Parent or Merger Sub is a party or otherwise bound by.

(e)          All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens).

(f)           Subject to approval of the Parent Stockholder Matters, the shares of Parent Class A Stock to be issued by Parent in connection with the Transactions, upon issuance in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholders of Parent and will be capable of effectively vesting in the Company Stockholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Law).

(g)          Each holder of any of Parent Shares initially issued to the Sponsor in connection with Parent’s initial public offering: (i) is obligated to vote all of such Parent Shares in favor of approving the Transactions and (ii) is not entitled to elect to redeem any of such Parent pursuant to the Parent Organizational Documents.

(h)          Except as set forth in the Parent Organizational Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

(i)           The holders of the Parent Class B Stock have waived any adjustment to the Initial Conversion Ratio (as defined in Section 4.3(b) of the Parent Charter).

4.4          Authority Relative to this Agreement. Each of Parent and Merger Sub has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the Transactions (including the Merger). The execution, delivery or performance by Parent and Merger Sub of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent and Merger Sub of the Transactions (including the Merger) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of Parent and Merger Sub, and no other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Stockholder Matters. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal, valid and binding obligations of Parent and Merger Sub (as applicable), enforceable against Parent and Merger Sub (as applicable) in accordance with their terms, except insofar as enforceability may be limited by applicable Enforceability Exceptions.

4.5          No Conflict; Required Filings and Consents.

(a)          Neither the execution, delivery nor performance by Parent and Merger Sub of this Agreement or the other Transaction Agreements to which each of them is a party, nor (assuming approval of the Parent Stockholder Matters is obtained) the consummation of the Transactions shall: (i) conflict with or violate their respective Charter Documents or (ii) conflict with or violate any Applicable Law, except, with respect to clause (ii) as would not, individually or in the aggregate, have a Parent Material Adverse Effect or that arise as a result of any facts or circumstances relating to the Company or any of its Affiliates.

(b)          The execution, delivery or performance by each of Parent and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the Certificate of Merger in accordance with the DGCL; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business; (iii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to Parent and Merger Sub, taken as a whole or (v) as may be necessary as a result of any facts or circumstances relating solely to the Company or any of its Affiliates.

4.6          Parent SEC Reports and Financial Statements.

(a)          Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”). All Parent SEC Reports and any correspondence from or to the SEC or Nasdaq (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct in all material respects. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq.

(b)          Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(c)          All comment letters received by Parent from the SEC or the staff thereof since its inception through the date hereof and all responses to such comment letters filed by or on behalf of Parent are either publicly available EDGAR without redaction or have otherwise been made available to the Company.

(d)          Each of the financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein.

(e)           Parent has no liability or obligation of any nature, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than (i) liabilities and obligations incurred since the date of June 30, 2020 in the ordinary course of business that are not, individually or in the aggregate, material to Parent and none of which results from or arises out of any material breach of or material default under any Contract, material breach of warranty, tort, material infringement or material violation of Applicable Law; (ii) liabilities and obligations incurred in connection with the transactions contemplated by Parent as set forth in this Agreement; and (iii) liabilities and obligations which are not, individually or in the aggregate, material to Parent.

(f)           All non-audit services were approved by the audit committee of the board of directors and committees of Parent. Parent has no off-balance sheet arrangements.

(g)          Parent maintains a standard system of accounting established and administered in accordance with GAAP. Parent has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h)          To the Knowledge of Parent, (i) no employee of Parent has provided information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law, and (ii) neither Parent nor any officer, employee, contractor, subcontractor or agent of Parent has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Parent in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

4.7          Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since the date of the Balance Sheet, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent’s capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or any interpretation thereof) or Applicable Law; (e) any change in the auditors of Parent; (f) any issuance of capital stock of Parent; (g) any revaluation by Parent of any of its assets, including, without limitation, any sale of assets of Parent other than in the ordinary course of business; or (h) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of the Seller.

4.8          Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay or otherwise would reasonably be expected to adversely affect the consummation of the Transactions; or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

4.9          Trust Account.

(a)          As of the day immediately preceding the date hereof, Parent had $141,970,563.17 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) dated June 19, 2018, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b)          The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable Enforceability Exceptions. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, the trustee under the Trust Agreement. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and Continental that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Stock pursuant to Parent’s Charter Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Stock in accordance with the provisions of Parent’s Charter Documents. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

4.10        Taxes.

(a)          All Tax Returns required to be filed by or on behalf of Parent and Merger Sub have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All Taxes payable by or on behalf of Parent and Merger Sub (whether or not shown on any Tax Return) have been fully and timely paid and Parent and Merger Sub have adequately reserved on the applicable financial statements in accordance with GAAP for all Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable as of the dates thereof.

(b)          No claim, assessment, deficiency or proposed adjustment for any Tax has been asserted or assessed by any Governmental Entity against Parent or Merger Sub (or any consolidated, combined or unitary group of which Parent or Merger Sub is a member) that has not been paid or resolved. No Tax audit, proceeding or other examination of Parent or Merger Sub (or any consolidated, combined, or unitary group of which Parent or Merger Sub is a member) by any Governmental Entity is presently in progress, nor has Parent or Merger Sub been notified of any request or threat for such an audit, proceeding or other examination. None of Parent or Merger Sub (or any consolidated, combined, or unitary group of which Parent or Merger Sub is a member) is a party to any litigation or administrative proceeding relating to Taxes. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Parent or Merger Sub (or any consolidated, combined, or unitary group of which Parent or Merger Sub is a member). None of Parent or Merger Sub (or any consolidated, combined, or unitary group of which Parent or Merger Sub is a member) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect. None of Parent or Merger Sub has received a claim by any Governmental Entity in any jurisdiction where it does not file a particular Tax Return or pay a particular Tax that it is or may be subject to taxation by that jurisdiction or required to file a Tax Return.

(c)          None of Parent or Merger Sub has requested, has received or is subject to any ruling of a Governmental Entity or has entered into any written agreement with a Governmental Entity with respect to any Taxes, and none of Parent or Merger Sub has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d)          None of Parent or Merger Sub has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code.

(e)          None of Parent or Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(f)           None of Parent or Merger Sub is a party to or bound by any Tax allocation, indemnity or sharing agreement. None of Parent or Merger Sub (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Parent) and (B) has any liability for the Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes) or otherwise.

(g)          Each of Parent and Merger Sub has complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471-1474, 3102 and 3402 of the Code or similar provisions under any state or foreign Laws) and has duly and timely withheld and, in each case, has paid over to the appropriate Governmental Entity any and all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h)          Each of Parent and Merger Sub has collected or withheld and paid (or had collected or withheld and paid on its behalf) all applicable sales, use, ad valorem, and value added Taxes.

(i)           None of Parent or Merger Sub has received notice from a taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country or is subject to Tax on its net income other than the country in which it is organized.

(j)           None of Parent or Merger Sub will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) any “closing agreement” as described in Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) any intercompany transaction, deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); any (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) any prepaid amount received on or prior to the Closing Date.

(k)          None of Parent or Merger Sub has any deferred payment obligation pursuant to Section 965 of the Code.

(l)           None of Parent or Merger Sub is currently required or will be required on or after the Closing Date to make any payments in respect of the transfer or surrender of any liability to Tax or any Tax loss or relief by virtue of having been a member of a consolidated, combined, unitary, group relief or other similar Tax group prior to the Closing.

(m)         To the Knowledge of Parent and Merger Sub, there is no fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.11        Certain Provided Information. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto) will, at the date mailed to the equity holders of Parent or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Company or the Company Subsidiaries for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

4.12        Board Approval; Stockholder Vote. The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions; and (b) determined that the consummation of the Transactions is in the best interest of the stockholders of Parent. Other than the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

4.13        Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and which are material to Parent, in each case, free and clear of any Liens (other than Permitted Liens).

4.14        Solvency. Neither Parent nor Merger Sub is entering into this Agreement or the transactions contemplated hereby with the actual intent to hinder, delay or defraud either present or future creditors.

4.15        Related Person Transactions. Except as described in the Parent SEC Reports, no transactions or Contracts, or series of related transactions or Contracts, between Parent, on the one hand, and any present or former officer, director, manager or Affiliate of Parent or, to the Knowledge of Parent, any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, will continue in effect following the Closing.

4.16        Brokers. Other than fees or commissions for which Parent will be solely responsible, none of Parent, Merger Sub, nor any of their respective Affiliates, including Sponsor, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the Transactions.

4.17        Non-Reliance. Parent and its Affiliates have (a) been afforded access to the books, records, facilities and personnel of the Group Companies for purposes of conducting a due diligence investigation of the Group Companies and their businesses, and (b) conducted an independent due diligence investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Group Companies. Each of Parent and its Affiliates has relied solely upon the representations and warranties expressly made by the Company in Article III of this Agreement and the certificates delivered in connection herewith or pursuant hereto, in each case, as qualified by the Disclosure Schedules (subject to Section 11.16) (collectively, the “Express Company Representations”), in entering into the transactions contemplated by this Agreement and not on any other factual representations, opinions or statements of any kind of the Group Companies, the Seller or any of their respective Affiliates, agents, representatives or any other Person. Each of Parent and Merger Sub (for itself and on behalf of its Affiliates and its and their agents and representatives, and each of the successors and assigns of the foregoing) hereby (i) acknowledges and agrees that none of the Group Companies, Seller or any other Person is making or has made any representation, warranty or statement of any kind or nature expressed or implied, at law or in equity, in respect of any Group Company or its businesses, assets, liabilities, operations, prospects or condition (including any relating to the future or historical financial condition, results of operations, prospects, assets or liabilities of the Group Companies, or the quality, quantity or condition of the Company’s assets), other than the Express Company Representations, and (ii) irrevocably disclaims reliance on any representations, warranties or statements of any kind or nature expressed or implied by any Person whatsoever, or the accuracy or completeness of any information provided to (or otherwise acquired by) Parent, Merger Sub or either of their respective agents or representatives, in each case other than the Express Company Representations.

Article V

COVENANTS OF THE COMPANY

5.1          Conduct of Business by the Company and the Company Subsidiaries.

(a)          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, the Company shall, and shall cause the Company Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except: (x) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), (y) as expressly required by this Agreement or the Disclosure Schedules or (z) as required by Applicable Law. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Disclosure Schedules, or as required by Applicable Law, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(i)          except for transactions solely among the Group Companies: (A) issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other securities in, the Company or any Company Subsidiary; or (B) declare, set aside or pay any cash or non-cash dividend or make any other cash or non-cash distribution;

(ii)         amend the governing documents of the Company;

(iii)        fail to use commercially reasonable efforts to maintain or renew any Owned Intellectual Property that is registered, issued or the subject of a pending application;

(iv)        (A) merge, consolidate or combine with any Person (other than transactions solely between or among the Group Companies) or (B) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) sales of property or assets in accordance with Non-Refundable Deposit Contracts entered into before the date of this Agreement in transactions not exceeding $50,000,000 individually or $100,000,000 in the aggregate and made available to Parent and (2) transactions not constituting sales of property or assets contemplated in clause (1) immediately above, not exceeding $25,000,000 individually or $50,000,000 in the aggregate;

(v)         sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets or properties, other than any sale, lease or disposition in the ordinary course of business consistent with past practice (including sales to homebuyers in the ordinary course of business and sales of property or assets in accordance with Non-Refundable Deposit Contracts entered into before the date of this Agreement and made available to Parent) or pursuant to agreements existing on the date hereof and set forth on Schedule 5.1(a)(v) of the Disclosure Schedules;

(vi)        (A) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (B) make, incur, create or assume any loans, advances or capital contributions to, or investments in, or guarantee any Indebtedness of, any Person other than any of the Group Companies, except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of this Agreement; (C) except in the ordinary course of business consistent with past practice, create any material Liens on any material property or assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (D) fail to comply with the terms of the Existing Credit Agreements or take any action, or omit to take any action, that would constitute or result in a default or event of default under any of the Existing Credit Agreements; (E) cancel or forgive any material third-party Indebtedness owed to any of the Group Companies; or (F) make, incur or commit to make any individual capital expenditure in excess of $250,000 other than in the ordinary course of business consistent with past practice; provided that clause (F) shall not restrict expenditures related to land acquisition, land development and construction costs;

(vii)       release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies, taken as a whole, or their respective properties or assets; provided, that nothing contained herein shall restrict the ability of the Group Companies to release, assign, compromise, settle or agree to settle any Legal Proceedings so long as such settlement is solely monetary in nature and any payments related to such settlement are made prior to the Closing;

(viii)      (A) except in the ordinary course of business consistent with past practices: (x) materially modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract (other than the Existing Credit Agreements); or (y) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement; or (B) modify or amend any material term under any of the Existing Credit Agreements or terminate or allow the termination of any of the Existing Credit Agreements or any commitments thereunder, other than any termination or expiration of the Existing Credit Agreements or any such commitments in accordance with the terms of the Existing Credit Agreements;

(ix)         except as required by changes in GAAP (or any interpretation thereof) or Applicable Law, make any change in accounting methods, principles or practices;

(x)          unless required by Applicable Law, (i) make, change or revoke any Tax election, (ii) settle or compromise any Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any Tax Return other than on a timely basis in the ordinary course, or file any amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar requirement of Law) with any Governmental Entity;

(xi)         authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution or winding-up;

(xii)        enter into any other transaction with any of its directors or executive officers outside the ordinary course of business or any transactions (other than transactions solely between or among the Group Companies) which would otherwise be required to be disclosed on Schedule 3.18 of the Disclosure Schedules if such transactions were in effect as of the date hereof;

(xiii)       (A) except to the extent required by Applicable Law or by any Employee Benefit Plan disclosed to Parent, grant or announce any material equity or equity-based awards or any other incentive awards or the material increase in the compensation and employee benefits payable or to be provided by the Company or any Company Subsidiary to any of the employees, directors or other individual service providers of the Company or any Company Subsidiary, unless the Company provides Parent with prior notice of and consults in good faith with Parent on any such grant or announcement; (B) terminate (other than for cause) any employees of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice with respect to employees with an annual base salary not to exceed $250,000, (C) hire any employees of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice, (D) except to the extent required by Applicable Law or by any Employee Benefit Plan disclosed to Parent, pay or agree to pay any pension, retirement allowance or termination or severance pay to any employee, director or other individual service provider of the Company or any Company Subsidiary, whether past or present, except in the ordinary course of business consistent with past practice with respect to employees other than the Company’s chief executive officer and chief operating officer or (E) except as required to ensure that any Employee Benefit Plan is not then out of compliance with Applicable Law, adopt, materially amend, materially increase benefits under or terminate any Employee Benefit Plan or any collective bargaining agreement; provided, however, that notwithstanding the forgoing, the Seller, prior to the Closing, shall assign to the Company those general benefit plans of Seller that would constitute Employee Benefit Plans of the Company;

(xiv)      communicate with employees of the Company or any Company Subsidiary regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless (x) any such communications are consistent with the terms of this Agreement or prior directives or documentation provided to the Company by Parent or (y) the Company provides Parent with prior notice of and consults in good faith with Parent on any such communication;

(xv)       take any action or fail to take any action that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(xvi)      authorize, agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 5.1(a)(i) through 5.1(a)(xv) above.

(b)          Nothing contained in this Agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any Company Subsidiary’s operations prior to the Closing and the Group Companies’ failure to take any action prohibited by Section 5.1(a), as a result of Parent not timely consenting to the notice required to be delivered by the Company to Parent pursuant to Section 5.1(a), will not be a breach of Section 5.1(a).

(c)          Notwithstanding anything to the contrary in Section 5.1(a), no Group Company that is directly or indirectly wholly owned by the Company shall be restricted from (i) paying to its sole equity holder parent Group Company dividends or distributions (as applicable) or redemptions on account of such wholly owned equity interests, (ii) repaying or cancelling intercompany loans or advances made by any Group Company that is directly or indirectly wholly owned by the Company or (iii) making other intercompany transfers of property to any other Group Company that is directly or indirectly wholly owned by the Company.

5.2          Access to Books and Records. Subject to Section 6.4, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, the Company will provide Parent and its authorized Representatives reasonably acceptable to the Company (the “Parent’s Representatives”) with reasonable access during normal business hours, and upon reasonable notice, to the offices, properties, senior personnel, and all financial books and records (including Tax records) of the Group Companies in order for Parent to have the opportunity to make such investigation as it will reasonably desire in connection with the consummation of the transactions contemplated hereby; provided, however, that in exercising access rights under this Section 5.2, Parent and the Parent’s Representatives will not be permitted to interfere unreasonably with the conduct of the business of any Group Company. Notwithstanding anything contained herein to the contrary, no such access or examination will be permitted to the extent that it would require any Group Company to disclose information subject to attorney-client privilege or attorney work-product privilege, conflict with any third-party confidentiality obligations to which any Group Company is bound, or violate any Applicable Law. Notwithstanding anything contained herein to the contrary, no access or examination provided pursuant to this Section 5.2 will qualify or limit any representation or warranty set forth herein or the conditions to the Closing set forth in Section 8.3(a). Parent will indemnify and hold harmless the Group Companies from and against any Losses that may be incurred by any of them to the extent arising out of or related to the bad faith or gross negligence of Parent or the Parent’s Representatives in the use, storage or handling by Parent or the Parent’s Representatives of (i) any personally identifiable information relating to employees or customers of any Group Company and (ii) any other information that is protected by Applicable Law (including privacy Laws) or Contract and to which Parent or the Parent’s Representatives are afforded access pursuant to the terms of this Agreement. Parent acknowledges and agrees that, notwithstanding anything to the contrary contained therein, the Confidentiality Agreement, will not terminate unless the Closing occurs, and Parent is and will continue to be bound by the Confidentiality Agreement in accordance with its terms.

5.3          Payoff Letters and Lien Releases. At least three (3) Business Days prior to the anticipated Closing, the Company will deliver to Parent a customary payoff letter or letters or other payoff documentation (collectively, the “Payoff Letter”) executed by the lenders of the Indebtedness described in clause (a) below, which letter will set forth (a) the total amount required to be paid at the Effective Time to satisfy in full the repayment of all Indebtedness set forth on Schedule 5.3 of the Disclosure Schedules and, if any, all prepayment penalties, premiums and breakage costs that become payable upon such repayment (the “Payoff Amount”), (b) the lenders’ obligation to release all liens and other security securing the Indebtedness described in clause (a) in due course and at Parent’s expense after receiving the Payoff Amount, and (c) wire transfer instructions for paying the Payoff Amount.

5.4          Notification. From the date hereof until the earlier of the termination of this Agreement and the Closing Date, if after the date hereof the Company becomes aware of any fact or condition arising after the date hereof that constitutes a material breach of any representation or warranty made by the Company in Article III or of any covenant that would cause the conditions set forth in Section 8.3(a) or Section 8.3(b), as applicable, not to be satisfied as of the Closing Date, the Company will disclose in writing to Parent such breach.

5.5          Consents. The Group Companies shall use commercially reasonable efforts to obtain consents of all Persons who are party to the agreements set forth on Schedule 3.4(a) of the Disclosure Schedules. All costs incurred in connection with obtaining such consents shall be paid by the Company on or prior to the Closing Date or as a Company Transaction Cost on the Closing Date. Subject to Applicable Law relating to the exchange of information, Parent shall have the right to review in advance, and to the extent practicable will consult with the Company and the Seller on the information provided in connection with obtaining such consents and as to the form and substance of such consents.

5.6          280G Approval. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will: (a) no later than ten (10) days prior to the Closing Date, solicit and obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than three days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than four (4) days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Parent for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Parent. No later than seven (7) days prior to soliciting the waivers, the Company shall provide Parent with the calculations and related documentation to determine whether and to what extent the vote described in this Section 5.6 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

5.7          HKSE Approval. Seller shall use, and shall direct its Affiliates and Representatives to use, reasonable best efforts to obtain the approval of the Stock Exchange of Hong Kong Limited (“HKSE”), in connection with the Merger and Transactions, in accordance with the applicable requirements of Rules Governing the Listing of Securities on the HKSE, and to ensure that such approval is not revoked at or prior to the Closing. All costs incurred in connection with obtaining such approval shall be at the Seller’s or its Affiliates’ sole cost and expense. Subject to Applicable Law relating to the exchange of information, Parent shall have the right to review in advance, and to the extent practicable will consult with the Seller on the material written information provided in connection with obtaining such approval.

Article VI

COVENANTS OF PARENT AND MERGER SUB

6.1          Conduct of Business by Parent and Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, Parent shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except to the extent that the Seller shall otherwise consent in writing or as contemplated by this Agreement. Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement or as required by Applicable Law, without the prior written consent of the Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:

(a)          declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

(b)          purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent or any of its Subsidiaries;

(c)          grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d)          amend its Charter Documents or form or establish any Subsidiary;

(e)          (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f)           incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of this Agreement; provided, however, that Parent shall be permitted to incur Indebtedness (which shall constitute Parent Transaction Costs) from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest basis and otherwise on arm’s-length terms and conditions and to be repaid at Closing;

(g)          except as required by GAAP (or any interpretation thereof) or Applicable Law, make any change in accounting methods, principles or practices;

(h)          (1) make, change or revoke any Tax election, (2) settle or compromise any Tax claim; (3) change (or request to change) any method of accounting for Tax purposes; (4) file any Tax Return other than on a timely basis in the ordinary course, or file any amended Tax Return; (5) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (6) knowingly surrender any claim for a refund of Taxes; or (7) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar requirement of Law) with any Governmental Entity;

(i)           take any action or fail to take any action that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(j)           acquire any tangible assets, other than cash, or any material intangible asset provided that, for the avoidance of doubt, this Section 6.1(j) shall not restrict the entry into this Agreement or any Transaction Agreements or the consummation of the Transactions;

(k)          liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent or Merger Sub;

(l)           make or allow to be made any reduction or increase in the Trust Account, other than as expressly permitted by Parent’s Charter Documents;

(m)         amend the Trust Agreement or any other agreement related to the Trust Account; or

(n)          agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.1(a) through 6.1(m) above.

6.2          Access to Books and Records. For a period of six (6) years from and after the Closing Date, Parent will, and will cause the Surviving Corporation to, provide the Seller and its authorized Representatives with access (for the purpose of examining and copying) in connection with general business purposes, during normal business hours, upon reasonable notice, to the books and records of the Group Companies with respect to periods or occurrences prior to or on the Closing Date, including with respect to any Tax audits, Tax Returns, insurance claims, governmental investigations, legal compliance, financial statement preparation or any other matter. Unless otherwise consented to in writing by the Seller, Parent will not, and will not permit the Surviving Corporation or its Subsidiaries to, for a period of six years following the Closing Date, destroy, alter or otherwise dispose of any of the material books and records of any Group Company for any period prior to the Closing Date without first giving reasonable prior notice to the Seller and offering to surrender to the Seller such books and records or any portion thereof that Parent or the Surviving Corporation may intend to destroy, alter or dispose of.

6.3          Employee Matters. At the Closing, Seller shall contribute, convey, transfer and assign to the Company all of Seller’s rights, duties and obligations under the Employment Agreements and the Company shall assume and agree to be bound by, the Employment Agreements, pursuant to and in accordance with the terms and conditions set forth therein.

6.4          Contact with Customers and Suppliers. Parent and Merger Sub each hereby agrees that from the date hereof until the Closing Date or the earlier termination of this Agreement, it will not (and will not permit any of its Representatives or Affiliates to) contact or communicate with the employees, customers, providers, service providers or suppliers of any Group Company without the prior consultation with and approval of an executive officer of the Company (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that neither this Section 6.4 nor anything else herein will prohibit any contacts by Parent or the Parent’s Representatives or Affiliates with the customers, providers, service providers and suppliers of any Group Company in the ordinary course of business and unrelated to the transactions contemplated hereby.

6.5          Notification. From the date hereof until the earlier of the termination of this Agreement and the Closing Date, if after the date hereof Parent has Knowledge of any fact or condition that constitutes a material breach of any representation or warranty made in Article IV or any covenant that would cause the conditions set forth in Section 8.2(a) or Section 8.2(b), as applicable, not to be satisfied as of the Closing Date, Parent will disclose in writing to the Company such breach.

6.6          Warrant Holder Approval. Prior to the Effective Time, if necessary to effect the Warrant Amendment, Parent will take commercially reasonable efforts to seek approval of the holders of at least 65% of the Public Warrants of the Warrant Amendment (the “Warrant Holder Approval”).

Article VII

ADDITIONAL COVENANTS

7.1          Proxy Statement.

(a)          As soon as reasonably practicable following the execution and delivery of this Agreement, Parent shall, in accordance with this Section 7.1, prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders and warrant holders of Parent relating to the Special Meeting and, if necessary for purposes of obtaining the Warrant Holder Approval, the Warrant Holder Meeting, for the purpose of, among other things: (i) providing Parent’s stockholders with the opportunity to redeem shares of Parent Class A Stock (the “Parent Stockholder Redemption”); and (ii) soliciting proxies from holders of Parent Class A Stock to vote at the Special Meeting in favor of: (A) the adoption of this Agreement and approval of the Transactions; (B) the issuance of shares of Parent Class A Stock in connection with Section 2.6; (C) the amendment and restatement of the Parent Organizational Documents in the form of the Parent A&R Charter attached hereto as Exhibit A (together, with those proposals set forth in Section 7.1(a)(ii)(A) and Section 7.1(a)(ii)(B), the “Necessary Stockholder Matters”); (D) the election of Scott Reed and Gregory P. Wilson as Class II directors of Parent; and (E) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, the “Parent Stockholder Matters”); and (iii) if necessary for purposes of obtaining the Warrant Holder Approval, soliciting proxies from the holders of the Public Warrants vote at the Warrant Holder Meeting in favor of the approval of the Warrant Amendment. Without the prior written consent of the Seller and the Company (each such consent not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by Parent’s stockholders at the Special Meeting. The Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders and, if applicable, warrant holders of record, as of the record date to be established by the board of directors of Parent, as soon as reasonably practicable following the earlier to occur of: (y) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”).

(b)          Prior to filing with the SEC, Parent will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Parent shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Parent will advise the Company promptly after it receives notice thereof, of: (i) the time when the Proxy Statement has been filed; (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (iv) the filing of any supplement or amendment to the Proxy Statement; (v) the issuance of any stop order by the SEC; (vi) any request by the SEC for amendment of the Proxy Statement; (vii) any comments from the SEC relating to the Proxy Statement and responses thereto; and (viii) requests by the SEC for additional information. Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided, that prior to responding to any requests or comments from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(c)          If, at any time prior to the Special Meeting and, if applicable, the Warrant Holder Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Parent so that an appropriate amendment or supplement can be promptly filed with the SEC and, to the extent required under Applicable Law, disseminated to all stockholders of Parent.

(d)          Parent shall make all necessary filings, if any, with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The Company agrees to promptly provide Parent with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Parent for inclusion in the Proxy Statement. The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

7.2          Meetings; Recommendations of the Parent Board.

(a)          Parent shall, as soon as reasonably practicable following the Proxy Clearance Date, establish a record date (which date shall be mutually agreed with the Seller, who shall not unreasonably delay, withhold or condition such agreement) for, duly call and give notice of, the Special Meeting and, if applicable, the Warrant Holder Meeting. Parent shall convene and hold a meeting of Parent’s stockholders (the “Special Meeting”), for the purpose of obtaining the approval of the Parent Stockholder Matters, and, if necessary for purposes of obtaining the Warrant Holder Approval, convene and hold a meeting of the holders of the Public Warrants (the “Warrant Holder Meeting”), for the purpose of obtaining the approval of the Warrant Amendment, which meeting(s) shall be held not more than thirty (30) days after the date on which Parent mails the Proxy Statement to its stockholders and warrant holders. To the extent practicable, the Special Meeting and the Warrant Holder Meeting shall be held on the same day.

(b)          Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting and approval of the Warrant Amendment at the Warrant Holder Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Law for the purpose of seeking the approval of the Parent Stockholder Matters and the Warrant Amendment.

(c)          Parent shall include the Parent Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation (a “Change in Recommendation”); provided, that the board of directors may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by Parent’s board of directors of its fiduciary obligations to Parent’s stockholders under Applicable Law.

(d)          Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Parent Stockholder Matters shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement, regardless of whether or not there shall have occurred any Change in Recommendation.

(e)          Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Special Meeting: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Parent has determined in good faith is required by Applicable Law is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; provided, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

7.3          HSR Act. As promptly as practicable after the date of this Agreement and in any event within ten (10) Business Days, Parent and the Company shall, if required by the HSR Act, each prepare and file the notification required of it under the HSR Act in connection with the Transactions and shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission and U.S. Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall: (a) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Transactions; (b) permit each other to review in advance any proposed written communication to any such Governmental Entity and incorporate reasonable comments thereto; (c) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (d) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (e) keep the other reasonably informed as to the status of any such Legal Proceeding; and (f) promptly furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. Parent, on the one hand, and the Company, on the other hand, shall each pay 50% of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution, delivery and performance of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under the HSR Act.

7.4          Other Filings; Press Release; Communications Plan.

(a)          As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company.

(b)          Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement.

(c)          Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be approved in advance in writing by the Seller. Prior to Closing, Parent and the Company shall prepare a joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

(d)          Parent and the Company shall reasonably cooperate to create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of the Seller, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Seller or the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Law, in which case the disclosing Party shall, to the extent permitted by Applicable Law, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) in the case of the Company or the Seller, Parent and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) to the extent provided for in the Communications Plan, internal announcements to employees of the Group Companies; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 7.4 or this Section 7.4(d); and (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement.

(e)          Notwithstanding the foregoing, any Affiliate of Seller shall be permitted to make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions without the consent of Parent or Merger Sub, if (i) such Affiliate is advised by outside legal counsel in writing that such disclosure is required to be made under any listing rules or Applicable Law and (ii) Seller gives Parent written notice of such announcement or communication as far in advance thereof as practicable (and in any case at least one (1) Business Day in advance thereof).

7.5          Confidentiality. Parent and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or the Seller, on the one hand, or Parent or Merger Sub, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Applicable Law or stock exchange rule; or (vi) disclosure consented to in writing by Parent or Merger Sub (in the case of the Seller and, prior to the Closing, the Company) or the Seller (in the case of Parent or Merger Sub and, following the Closing, the Company).

7.6          Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including using reasonable best efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions and any other consents referred to on Schedule 3.4(b) of the Disclosure Schedules (it being understood, for the avoidance of doubt, that nothing herein shall require the Company in connection therewith to incur any liability or expense or subject itself, any Company Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets or properties); (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including opposing and seeking to vacate or reverse any appealable stay or preliminary injunction, or permanent injunction entered by any court or other Governmental Entity; and (e) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions, which shall include, on the part of Parent, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”). Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

7.7          No Claim Against Trust Account. The Company acknowledges and represents that (i) it has read the publicly-filed prospectus of Parent for and in partial consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, and that Parent has established the Trust Account for the benefit of the public stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only: (a) to the public stockholders in the event of the conversion of their shares upon consummation of a business combination or amendment to Parent’s certificate of incorporation relating to pre-business combination activity, (b) to the public stockholders in connection with Parent’s liquidation in the event Parent’s is unable to consummate a business combination within the required time period or (c) to Parent concurrently with, or after it consummates a business combination, and (ii) notwithstanding anything in this Agreement to the contrary, it agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (a “Trust Claim”) and waives any Trust Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not seek recourse against the Trust Account for any reason whatsoever. Parent acknowledges and agrees that (A) the foregoing shall not limit or prohibit any claims that the Company may have in the future pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for Fraud in the making of the representations and warranties in Article IV, and (B) nothing herein shall serve to limit or prohibit any claims that the Company or the Seller may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Account (including any funds released from the Trust Account following the consummation of a Business Combination by Parent).

7.8          Disclosure of Certain Matters. Each of Parent, Merger Sub, the Company and the Seller will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that: (a) is reasonably likely to cause any of the conditions set forth in Article VIII not to be satisfied; or (b) would require any amendment or supplement to the Proxy Statement.

7.9          Securities Listing. Parent will use its reasonable best efforts to cause the shares of Parent Class A Stock issued in connection with the Transactions to be approved for listing on Nasdaq at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Class A Stock, Parent Units, and Parent Warrants listed for trading on Nasdaq. After the Closing, Parent shall use commercially reasonable efforts to continue the listing for trading of the Parent Class A Stock and Parent Warrants on Nasdaq.

7.10        No Solicitation.

(a)          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, the Company shall not, and shall cause the Company Subsidiaries and the Seller not to, and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, participate in, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to or otherwise cooperate in any way with, any Person (other than Parent and its agents, representatives, advisors) concerning any merger, acquisition, consolidation, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company shall, and shall cause the Company Subsidiaries and the Seller to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.

(b)          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, Parent and Merger Sub shall not, and shall direct their respective Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Seller and their respective Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Parent and Merger Sub shall, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

(c)          Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties (and in the case of Parent’s receipt of a Parent Business Combination proposal, Parent shall also provide notice to the Seller) if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission (and in the case of Parent’s receipt, Parent shall also provide copies to the Seller).

7.11        Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Continental (which notice Parent shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered, including providing Continental with the Trust Termination Letter; and (ii) shall use its reasonable best efforts to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter.

7.12        Tax Matters.

(a)          The Parties to this Agreement intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 1.368-2(g) of the Treasury Regulations and Section 354(a)(1) of the Code and that, for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder. Each of the Parties to this Agreement shall consider and negotiate in good faith such amendments to this Agreement as may be reasonably required to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (it being understood that no party will be required to agree to any such amendment).

(b)          The parties to this Agreement agree to treat the Merger for all Tax purposes in a manner consistent with the treatment described in this Section 7.12 (including, without limitation and for the avoidance of doubt, by filing all Tax Returns in a manner consistent with such treatment) unless otherwise required by a taxing authority in connection with a good faith resolution of a Legal Proceeding. Prior to or following the Effective Time, none of Parties shall, and they shall not permit any of their respective Affiliates to, (i) take (or fail to take) any action which action (or failure to act) could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, unless required to do so by Applicable Law.

(c)          The Parent shall be responsible for and shall pay all local, non-U.S. or other excise, sales, use, value-added, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the execution of, and the transactions contemplated by, this Agreement, together with any inflation adjustment, interest, additions or penalties with respect thereto, including any inflation adjustment or interest with respect to such additions or penalties (“Transfer Taxes”). The Parent shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.

7.13        Qualification as an Emerging Growth Company. Parent shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause Parent to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

7.14        Registration Rights.

(a)          Following the Closing Date, Parent shall, as promptly as reasonably practicable, (i) file with the SEC (A) a resale shelf registration statement under the Securities Act on Form S-3 (or any successor short form registration involving a similar amount of disclosure) or if then ineligible to use any such form, then any other available form of registration statement, or (B) pursuant to Rule 424(b) under the Securities Act, a prospectus supplement that shall be deemed to be part of an existing shelf registration statement in accordance with Rule 430B under the Securities Act, in each case for a public offering of the shares of Parent Class A Stock received by the Seller as Merger Consideration (the “Registrable Stock”) to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Registration Statement”) and, in the case of clause (A) above, use commercially reasonable efforts to cause the Registration Statement to become effective within 180 days after the Closing Date, (ii) use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (1) the date when all Registrable Stock covered by the Registration Statement has been sold or (2) the date when all Registrable Stock covered by the Registration Statement first becomes eligible for sale pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder, and (iii) use its reasonable best efforts to prepare and file with the SEC any required amendments to the Registration Statement and the prospectus (including any prospectus supplement) used in connection therewith (“Shelf Prospectus”). Notwithstanding the foregoing, Parent shall have no obligation to register or to maintain the effectiveness of the Registration Statement after all Registrable Stock covered by the Registration Statement first becomes eligible for sale pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder. In the event that the filing deadline contemplated by this Section 7.14(a) shall occur during a trading “blackout” period under Parent’s securities trading policies, then Parent shall not be required to file the Registration Statement contemplated by this Section 7.14(a) until such “blackout” period is no longer applicable. In addition, Parent shall not be required to file the Registration Statement contemplated by this Section 7.14(a) if Parent, in its reasonable good faith judgment (after consultation with its legal advisors), has determined that the offer and sale or other disposition of Registrable Stock pursuant to the Registration Statement would require public disclosure by Parent of material nonpublic information that Parent is not otherwise obligated to disclose.

(b)          (i) Upon the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of any Legal Proceeding with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, or (ii) if the Registration Statement or Shelf Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (including, in any such case, as a result of the non-availability of financial statements), (iii) Parent, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Stock would require public disclosure by Parent of material nonpublic information that is not included in the Registration Statement and that immediate disclosure of such information would be materially detrimental to Parent, or (iv) upon the occurrence or existence of any other development, event, fact, situation or circumstance relating to Parent that, in the judgment of a majority of the board of directors of Parent, makes it appropriate to suspend the availability of the Registration Statement and/or Shelf Prospectus, (A)(1) in the case of clause (ii) above, and subject to clauses (iii) and (iv) above, Parent shall as promptly as reasonably practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Shelf Prospectus, as applicable, so that such Registration Statement or Shelf Prospectus, as applicable, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and subject to clause (iii) above, in the case of a post-effective amendment to the Registration Statement, use commercially reasonable efforts to cause it to become effective as promptly as reasonably practicable, and (2) in the case of clause (i) above, use commercially reasonable efforts to cause such stop order to be lifted, and (B) Parent shall give notice to the Seller that the availability of such Registration Statement or Shelf Prospectus is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, the Seller agrees that it shall not sell any Registrable Stock pursuant to the Registration Statement or Shelf Prospectus until the Seller is notified by Parent of the effectiveness of the post-effective amendment to the Registration Statement provided for in clause (A) above, or until it is notified in writing by Parent that the Shelf Prospectus may be used. In connection with any development, event, fact, situation or circumstance covered by clause (iii) above, Parent shall be entitled to exercise its rights pursuant to this Section 7.14(b) to suspend the availability of the Registration Statement and Shelf Prospectus for no more than an aggregate of 120 days in the aggregate in any one year period.

(c)          In connection with the performance of its obligations under this Section 7.14, Parent shall pay all registration fees under the Securities Act, all printing expenses and all fees and disbursements of Parent’s legal counsel, Parent’s independent registered public accounting firm and any other persons retained by Parent, and any other expenses incurred by Parent. The Seller shall pay any discounts, commissions and transfer Taxes, if any, attributable to the sale of Registrable Stock and any other expenses (including the fees and expenses of other advisors and agents, if any) incurred by it; provided, however, that Parent shall pay the reasonable and documented out-of-pocket fees and expenses of one (1) legal counsel to represent the interests of the Seller under this Section 7.14.

(d)          The Seller (i) shall furnish to Parent such information as is required to be included under the Securities Act in the Registration Statement (or any amendment or supplement thereto) or any Shelf Prospectus, (ii) shall comply with the prospectus delivery requirements under the Securities Act in connection with the sale or other distribution of Registrable Stock pursuant to the Registration Statement, (iii) shall indemnify Parent, each officer and director of Parent, and each person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each of the foregoing, an “indemnified party” for purposes of this Section 7.14(d)) against any and all loss, liability, claim and damage arising out of any untrue statement of a material fact contained in the Registration Statement or any Shelf Prospectus (or any amendment thereto) or the omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to untrue statements or omissions made in the Registration Statement or any Shelf Prospectus (or any amendment thereto) in reliance upon and in conformity with information furnished in writing to Parent by or on behalf of the Seller for use in the Registration Statement or any Shelf Prospectus (or any amendment thereto), and (iv) shall report to Parent all sales or other distributions of Registrable Stock pursuant to the Registration Statement. If the indemnification provided for in this Section 7.14(d) from the Seller is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to in this Section 7.14(d), the Seller, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, in such proportion as is appropriate to reflect the relative fault of the Seller and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of Parent and the Seller under this Section 7.14(d) shall survive the completion of any offering or sale of Registrable Stock pursuant to any Registration Statement.

(e)          Following the Closing Date, if Parent proposes to file a registration statement with respect to equity securities of Parent (including without limitation pursuant to a Demand Registration (as defined in that certain Registration Rights Agreement, by and among Parent, Sponsor, and certain other holders thereto, dated June 19, 2018 (the “Existing RRA”)), but excluding any registration statement on Form S-8 or S-4 or comparable successor forms or a registration statement relating to a dividend reinvestment plan), which is available for use for the sale of Parent Class A Stock under the Securities Act, then Parent shall give written notice of such proposed filing to the Seller at least ten (10) Business Days before the anticipated filing date of such registration statement, and such notice shall offer the Seller the opportunity to include in such registration statement Parent Class A Stock then owned by the Seller, as the Seller may request in writing within three (3) days after receipt of Parent’s notice (which request shall specify the number of Parent Class A Stock to be included in such registration statement and the intended method of disposition). For the avoidance of doubt, the Seller acknowledges that the inclusion of any Parent Class A Stock held by Seller in any such registration statement shall be subject to the terms and conditions of the Existing RRA.

7.15        Post-Closing Directors of the Parent. At the Effective Time, the board of directors of the Parent shall be comprised of nine (9) directors, at least three (3) of whom shall meet Nasdaq director independence requirements. The Company shall designate seven (7) directors, two (2) of whom shall meet Nasdaq director independence requirements (the “Company Board Designees”). Parent shall designate two (2) directors, at least one (1) of whom shall meet Nasdaq director independence requirements; provided, that (i) Parent shall have no designation right if Elias Farhat and Scott Reed continue as directors of Parent and (ii) the designation of directors by Parent shall be subject to the Company’s prior written consent. Prior to the Effective Time, Parent shall take all necessary corporate action so that effective as of the Effective Time (x) Scott Reed is (A) duly appointed as a director of the Parent or (B) continues as a director of the Parent (if duly elected as a director of Parent pursuant to the Special Meeting), (y) Elias Farhat continues as a director of the Parent, and (z) each of the Company Board Designees is duly appointed as a director of the Parent.

7.16        Release.

(a)          Effective upon and following the Closing, Parent and Merger Sub, on their own behalf and on behalf of its respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges the Seller, each of its Affiliates and each of its and its Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties other than, in each case, the Group Companies (collectively, the “Company Stockholder Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown (collectively, “Claims”), arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failure to act by the Company Stockholder Released Parties; provided, however, that nothing in this Section 7.16 shall release any Company Stockholder Released Parties from: (i) their obligations under this Agreement, the other Transaction Agreements or any other agreement between any Company Stockholder Released Party, on the one hand, and Parent, Merger Sub or any of their respective Affiliates and Representatives (other than, in each case, the Group Companies), on the other hand, including with respect to any breach of this Agreement, the other Transaction Agreements or such other agreements, (ii) as applicable, any Claims or breaches of fiduciary duty arising out of such Company Stockholder Released Party’s employment by any Group Company, (iii) any Claims arising out of Fraud, or (iv) any Claims which cannot be released as a matter of law.

(b)          Effective upon and following the Closing, the Seller, on its own behalf and on behalf of each of its Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges Parent and Merger Sub, and each Group Company, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Parent Released Parties”) from all Claims arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement); provided, however, that nothing in this Section 7.16 shall release the Parent Released Parties from their obligations under this Agreement, the other Transaction Agreements or any other agreement between any Parent Released Party, on the one hand, and the Seller or any of its Affiliates or Representatives, on the other hand, including with respect to any breach of this Agreement, the other Transaction Agreements or such other agreements, or from any Claims which cannot be released as a matter of law.

Article VIII

CONDITIONS TO THE TRANSACTION

8.1          Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Merger and the other Transactions shall be subject to the satisfaction (or written waiver, in whole or in part, to the extent such conditions can be waived under this Agreement and Applicable Law) at or prior to the Closing of the following conditions:

(a)          At the Special Meeting (including any adjournments thereof), the Necessary Stockholder Matters shall have been duly adopted by the stockholders of Parent in accordance with the DGCL, the Parent Organizational Documents and the Nasdaq rules and regulations.

(b)          Parent shall have at least $5,000,001 of net tangible assets following the exercise by the holders of Parent Class A Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their right to convert their Parent Class A Stock held by them into a pro rata share of the Trust Account in accordance with Parent Organizational Documents.

(c)          All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, and the Parties will have received or have been deemed to have received all other mandatory pre-closing authorizations, consents, clearances, waivers and approvals of all Governmental Entities required in connection with the execution, delivery and performance of this Agreement and the Transactions.

(d)          No provision of any Applicable Law prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

(e)          The shares of Parent Class A Stock to be issued in connection with the Closing shall be approved for listing upon the Closing on Nasdaq, including, to the Knowledge of Parent, satisfaction of the requirement to have a sufficient number of round lot holders.

(f)           Landsea Properties has obtained the approval of the HKSE in connection with the Merger and Transactions, in accordance with the applicable requirements of Rules Governing the Listing of Securities on the HKSE and such approval has not been revoked at or prior to the Closing.

8.2          Additional Conditions to Obligations of the Company and the Seller. The obligations of the Seller and the Company to consummate and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller and the Company:

(a)          The Fundamental Representations of Parent shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of Parent set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

(b)          Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

(c)          Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 8.2(a) and Section 8.2(b).

(d)          No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

(e)          The persons listed on Schedule 8.2(e) of the Disclosure Schedules shall have resigned from all of their positions and offices with Parent and Merger Sub.

(f)           Parent and Merger Sub shall have delivered or shall stand ready to deliver duly executed and filed certificates, instruments, Contracts and other documents specified to be delivered by it hereunder pursuant to Sections 1.3(a)(i) through 1.3(b)(vii), as applicable.

(g)          The Parent Charter shall be amended and restated in the form of the Parent A&R Charter and shall be executed and filed with the Secretary of State of the State of Delaware, and the Parent Bylaws shall be amended and restated in the form of the Parent A&R Bylaws.

(h)          After deducting the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions from the Trust Account and the aggregate amount of any unpaid Parent Transaction Costs and Company Transaction Costs, such remaining amount shall be equal to or exceed $90,000,000.

(i)           Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 7.11, available to Parent for payment of the Company Transaction Costs and the Parent Transaction Costs at the Closing.

(j)           The Surrendered Shares and Surrendered Warrants shall have been cancelled by Parent.

8.3          Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)          The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of the Company set forth in Article III hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

(b)          The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c)          The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 8.3(a) and Section 8.3(b).

(d)          No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(e)          The Company or the Seller shall have delivered, or caused to be delivered, or shall stand ready to deliver duly executed and filed certificates, instruments, Contracts and other documents specified to be delivered by it hereunder pursuant to Sections 1.3(b)(i) through 1.3(b)(vii).

Article IX

TERMINATION

9.1          Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a)          by mutual written agreement of Parent and the Seller at any time;

(b)          by either Parent or the Seller if the Transactions shall not have been consummated by September 22, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; provided further, that if Parent receives approval from the Parent stockholders prior to the Outside Date to amend the Parent Charter to extend the date by which Parent must complete its initial Business Combination to a date that is after the Outside Date, the Outside Date shall be the earlier of such new date and December 22, 2020.

(c)          by either Parent or the Seller if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Merger, which Order or other action is final and nonappealable;

(d)          by the Seller, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent or Merger Sub, or if any representation or warranty of Parent or Merger Sub shall have become untrue (irrespective of the Company’s provision of or failure to provide any disclosure required by Section 6.5), in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Parent or Merger Sub is curable by Parent or Merger Sub prior to the Closing, then the Seller must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(d) until the earlier of: (i) 30 days after delivery of written notice from the Seller to Parent of such breach; and (ii) the Outside Date; provided, further, that Parent or Merger Sub, as applicable, continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 9.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent or Merger Sub is cured during such 30-day period);

(e)          by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or the Seller or if any representation or warranty of the Company shall have become untrue (irrespective of the Company’s provision of or failure to provide any disclosure required by Section 5.4), in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach is curable by the Company or the Seller prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(e) until the earlier of: (i) 30 days after delivery of written notice from Parent to the Seller of such breach; and (ii) the Outside Date; provided, further, that the Company or the Seller, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such 30-day period);

(f)           by either Parent or the Seller, if, at the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters are not duly adopted by the stockholders of Parent by the requisite vote under the DGCL and the Parent Organizational Documents; or

(g)          by Parent, if evidence that the Company Stockholder Approval was obtained shall not have been delivered to Parent within 24 hours following the execution and delivery of this Agreement.

9.2          Notice of Termination; Effect of Termination.

(a)          Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b)          In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 7.5, Section 7.7, this Section 9.2, Article XI (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement or Fraud in the making of the representations and warranties in this Agreement.

Article X

NO SURVIVAL

10.1        No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to Fraud in the making of the representations and warranties by such Person in Article III or Article IV, as applicable.

Article XI

GENERAL PROVISIONS

11.1        Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the second Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent or Merger Sub, to:

LF Capital Acquisition Corp.

600 Madison Avenue, New York, NY 10022

Attention: Scott Reed

E-mail: sreed@lfcapital.co

with a copy (which shall not constitute notice) to:

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, NY 10036-6797

Attention: Martin Nussbaum; Christian A. Matarese

Email: martin.nussbaum@dechert.com; christian.matarese@dechert.com if to the Company or the Seller to:

Landsea Holdings Corporation

660 Newport Center Drive, Suite 300

Newport Beach, CA 92660

Attention: Franco Tenerelli

Email: ftenerelli@landsea.us

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Ave,

New York, NY 10166

Attention: Dennis Friedman; Michael Flynn; Evan D’Amico

Email: dfriedman@gibsondunn.com; mflynn@gibsondunn.com; edamico@gibsondunn.com or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.2        Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Project Seal” online datasite hosted by Venue at least one (1) Business Day prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

11.3        Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

11.4        Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 11.14 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

11.5        Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future requirement of Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.6        Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it (i) will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds, and (ii) waives any requirement under Applicable Law to post security as a prerequisite to obtaining equitable relief.

11.7        Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.8        Consent to Jurisdiction; Waiver of Jury Trial.

(a)          Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; (e) the venue of such Legal Proceeding is improper; or (f) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.1. Notwithstanding the foregoing in this Section 11.8, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11.9        Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.10      Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

11.11      Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 11.11, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

11.12      Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

11.13      Extension; Waiver. At any time prior to the Closing, Parent (on behalf of itself and Merger Sub), on the one hand, and the Seller (on behalf of itself and the Company) may, to the extent not prohibited by Applicable Law: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

11.14      No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any requirement of Law or otherwise. The provisions of this Section 11.14 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 11.14. This Section 11.14 shall be binding on all successors and assigns of Parties.

11.15      Legal Representation. Parent hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company), and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that Gibson, Dunn & Crutcher LLP (or any successor) may represent the Seller or any of its directors, members, partners, officers, employees or Affiliates (other than, after the Closing, the Company) (collectively, the “Seller Group”), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Group Companies or other Waiving Parties, and each of Parent and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Parent and the Company acknowledge that the foregoing provision applies whether or not Gibson, Dunn & Crutcher LLP provides legal services to any Group Companies after the Closing Date. Each of Parent and the Company, for itself and the Waiving Parties, hereby further irrevocably acknowledges and agrees that all communications, written or oral, between any Group Company or any member of the Seller Group and its counsel, including Gibson, Dunn & Crutcher LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Company notwithstanding the Merger, and instead survive, remain with and are controlled by the Seller Group (the “Privileged Communications”), without any waiver thereof. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge or the officers and employees of the Company), in any Legal Proceeding against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge of the officers and employees of the Company).

11.16      Disclosure Schedules and Exhibits. The Disclosure Schedules shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Disclosure Schedules; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty of the Company or Parent, as applicable, in this Agreement. Certain information set forth in the Disclosure Schedules is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Disclosure Schedules is or is not material for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Scott Reed
	Name:	Scott Reed
	Title:	President and Chief Executive Officer

LFCA MERGER SUB, INC.

By:	/s/ Scott Reed
	Name:	Scott Reed
	Title:	President and Chief Executive Officer

LANDSEA HOLDINGS CORPORATION

By:	/s/ John Ho
	Name:	John Ho
	Title:	CEO

LANDSEA HOMES INCORPORATED

By:	/s/ John Ho
	Name:	John Ho
	Title:	CEO

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SCHEDULE A

Definitions

1.1.         Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as may be amended or modified.

“Cash and Cash Equivalents” shall mean cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts. For the avoidance of doubt, the amount of Cash and Cash Equivalents as of any given time shall be decreased by any Restricted Cash.

“Closing Number of Securities” shall mean the number of shares of Parent Class A Stock equal to (a) the Merger Consideration; divided by (b) $10.56.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Common Stock” shall mean the shares of common stock, par value $0.001 per share, of the Company.

“Company Data” means any Group Company’s proprietary or confidential data, including customer data and Personal Data held by any Group Company.

“Company Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) is reasonably likely to prevent or materially delay the ability of the Company to consummate the Transactions; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect pursuant to clause (a) has occurred: (i) acts of war or terrorism, or any escalation or worsening of any such acts of war or terrorism, or changes in global, national or regional political or social conditions; (ii) earthquakes, hurricanes, tornados, epidemics and pandemics declared by the World Health Organization (including the COVID-19 virus) or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Entities); (iv) changes or proposed changes in Applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Entity first announced after the date of this Agreement; (v) changes or proposed changes in GAAP (or any interpretation thereof) first announced after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates or the price of any security, market index or commodity), in each case, in the United States or anywhere else in the world; (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, estimates, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; or (ix) any actions expressly required to be taken, or expressly required not to be taken, pursuant to the terms of this Agreement; provided, however, that if a change or effect related to clause (ii) or clauses (iv) through (vii) disproportionately adversely affects the Group Companies, taken as a whole, compared to other Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Stockholder” shall mean a holder of a share of Company Common Stock issued and outstanding immediately prior to the Effective Time.

“Company Transaction Costs” shall mean all fees, costs and expenses of the Seller and the Group Companies, in each case, incurred prior to and through the Closing in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including: (a) all bonuses, change in control payments, severance payments, retirement payments, retention or similar payments (including, without limitation, all cash payments made in respect of any outstanding Phantom Unit awards) or success fees payable in connection with or anticipation of the consummation of the Transactions, and the employer portion of payroll Taxes payable as a result of the foregoing amounts including with respect to any cash payments made with respect to the Phantom Units (including any accrued but unpaid payroll taxes deferred pursuant to the CARES Act), and (b) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the consummation of the Transactions; provided, however, that in the event that unpaid Company Transaction Costs as of Closing exceed $12,000,000 (excluding any payment and related tax withholdings in respect of any outstanding Phantom Unit award paid out at the Closing), for purposes of this Agreement, such Company Transaction Costs shall equal $12,000,000 and the Seller shall be responsible for any unpaid amounts in excess thereof (the “Company Cap”); provided further that the Company Cap shall not apply to payments in respect of any outstanding Phantom Unit award and such amounts shall be included as a Company Transaction Cost payable pursuant to Section 1.4(a)(vi).

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated February 9, 2020, by and between Parent and the Company, as the same may be amended or supplemented from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, sublease, mortgage, use or occupancy agreement, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Employee Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, severance, change in control, employee loan, health welfare, retiree medical or life insurance, educational, employee assistance, fringe benefit plan or program and all other employee benefit plans, policies, agreement (including any employment, consulting and collective bargaining agreements), programs or arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, which any Group Company or any ERISA Affiliate sponsors or maintains or contributes or has any obligation to contribute for the benefit of the current or former employees, directors or other individual service providers of the Group Companies or with respect to which any Group Company has any direct or indirect present or future liability on behalf of such employees, director or other individual service providers.

“Environmental Law” shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection, investigation or restoration of the environment, health and safety (concerning exposure to Hazardous Substances), or natural resources; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, and shall include, but not be limited to, federal statues known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a “single employer” under Section 414 of the Code.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreements” shall mean those loan agreements set forth in Schedule 3.16(a)(viii) of the Disclosure Schedules, in the case of each of the foregoing, as amended or otherwise modified on or prior to the date hereof and as further amended or otherwise modified following the date hereof in accordance with the terms hereof.

“Fraud” shall mean common law fraud that involves a knowing and intentional misrepresentation in the representations and warranties set forth in Article III (with respect to the Company) or Article IV (with respect to Parent and Merger Sub), as applicable, with the intent that the other party rely thereon, and for the avoidance of doubt, does not include constructive fraud or other claims based on constructive knowledge, negligent misrepresentation or similar theories that do not constitute common law fraud under Delaware law.

“Fundamental Representations” shall mean: (a) with respect to the Company, Sections 3.1 (Organization and Qualification), 3.2 (Capitalization), 3.3 (Authority Relative to this Agreement), and 3.23 (Brokers; Third Party Expenses); and (b) with respect to Parent, Sections 4.1 (Organization and Qualification), 4.3 (Capitalization), 4.4 (Authority Relative to this Agreement) and 4.16 (Brokers).

“Governmental Entity” shall mean: (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries.

“Hazardous Substance” shall mean any substance, material or waste that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

“Indebtedness” shall mean, in respect of the Group Companies, any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations as lessee under capitalized leases; (d) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (e) any guaranty of any of the foregoing; (f) any accrued interest, fees and charges in respect of any of the foregoing; (g) any accrued but unpaid income Taxes and any accrued but unpaid payroll taxes deferred pursuant to the CARES Act; (h) any unpaid income Taxes and deferred payroll Taxes; (i) any obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including any earn-out liabilities associated with past acquisitions; (j) any derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements; and (k) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing. For the avoidance of doubt, Indebtedness shall exclude Company Transaction Costs.

“Intellectual Property” shall mean all rights, title and interest in, relating to or deriving from intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, whether registered or unregistered, including: (a) all patents and patent applications, including provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all domestic and foreign copyrights, copyright registrations, copyright applications, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), pictorial and graphic works (collectively, “Copyrights”); (c) computer software and firmware, including data files, source code, object code and software-related specifications and documentation (collectively “Software”) (d) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (e) all Internet domain names and social media accounts; (f) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); (g) proprietary databases and data compilations and all documentation relating to the foregoing; and, including in each case any; (h) all other intellectual property rights, proprietary rights, or confidential information and materials.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable due inquiry, of: (a) with respect to the Company, the individuals listed on Schedule 1.1 of the Disclosure Schedules; and (b) with respect to Parent or Merger Sub, the individuals listed on Schedule 1.1 of the Disclosure Schedules.

“Landsea Properties” shall mean Landsea Green Properties Co., Ltd., a company incorporated in Bermuda with limited liability, the shares of which are listed on the main board of the HKSE (stock code: 106)

“Law” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, imposed, adopted, promulgated, implemented, entered into or otherwise put into effect by or under the authority of any Governmental Entity

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Lien” shall mean any mortgage, deed of trust, hypothecation, assignment, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof), any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership, the filing of any financing statement, and other similar liens and encumbrances.

“Losses” shall mean any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor).

“Merger Consideration” shall mean an amount equal to $343,805,119.68.

“Nasdaq” means the Nasdaq Stock Exchange.

“Non-Refundable Deposit Contract” means any contract for the purchase of real property pursuant to which a deposit is required.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, subpoena, violation notice, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction, in each case whether preliminary or final.

“Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by any of the Group Companies.

“Owned Real Property” means the real property owned by the Company or any Company Subsidiary, together with all buildings and other structures, facilities or improvements currently or as of the Closing Date located thereon and all easements, licenses, rights and appurtenances of the Company or any Company Subsidiary relating to the foregoing.

“Parent Cash” shall mean, as of the date of determination: (a) all amounts in the Trust Account; plus (b) all other Cash and Cash Equivalents of Parent.

“Parent Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of Parent and Merger Sub, taken as a whole; or (b) is reasonably likely to prevent or materially delay the ability of Parent or Merger Sub to consummate the Transactions; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Parent Material Adverse Effect pursuant to clause (a) has occurred: (i) acts of war or terrorism, or any escalation or worsening of any such acts of war or terrorism, or changes in global, national or regional political or social conditions; (ii) earthquakes, hurricanes, tornados, epidemics and pandemics declared by the World Health Organization (including the COVID-19 virus) or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Entities); (iv) changes or proposed changes in Applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Entity first announced after the date of this Agreement; (v) changes or proposed changes in GAAP (or any interpretation thereof) first announced after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates or the price of any security, market index or commodity), in each case, in the United States or anywhere else in the world; or (vii) any actions expressly required to be taken, or expressly required not to be taken, pursuant to the terms of this Agreement; provided, however, that if a change or effect related to clause (ii) or clauses (iv) through (vi) disproportionately adversely affects Parent or Merger Sub, taken as a whole, compared to other Persons operating in the same industry as Parent or Merger Sub, then such disproportionate impact may be taken into account in determining whether a Parent Material Adverse Effect has occurred.

“Parent Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation of Parent, dated as June 19, 2018 (the “Parent Charter”) and the Bylaws of Parent (the “Parent Bylaws”) any other similar organization documents of Parent, as each may be amended, modified or supplemented.

“Parent Transaction Costs” shall mean all fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, whether paid or unpaid prior to the Closing.

“Parent Units” means those certain units issued by the Parent, each consisting of one share of Parent Class A Stock and one Public Warrant, currently listed on Nasdaq under the symbol “LFACU.”

“Permitted Lien” shall mean (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are reserved for on the Financial Statements in accordance with GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the value or the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not, individually or in the aggregate, materially interfere with the value or the present use of the assets of the Group Companies, taken as a whole.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity (or any department, agency or political subdivision thereof).

“Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, passport number, credit card number, bank information, or account number, and (ii) any other piece of non-publicly available information that allows the identification of such natural person. Each Group Company has in place appropriate written internal information security policies, which are published to employees and enforced, and which include guidelines for the use, processing, confidentiality and security of Company Data consistent with Applicable Law, contractual commitments of such Group Company and any published privacy policies.

“Phantom Units” means those unfunded, unsecured awards granted to certain officers, employees and directors of the Seller pursuant to that certain Landsea Phantom Stock Plan, adopted by the board of directors of the Seller on and effective December 13, 2018.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

“Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, discharge, disposal or emission of Hazardous Substances.

“Restricted Cash” shall mean any cash with a contractual restriction on use.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof; provided that, for all purposes hereunder, the “Company Subsidiaries” shall include Landsea Homes-WAB LLC and its Subsidiaries.

“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, windfall profits taxes, excise and property taxes, alternative minimum taxes, escheat, unclaimed property, assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract, indemnification obligation, successor or transferee liability, operation of law or as the result of being or having been a member of any consolidated, combined, unitary or other group pursuant to Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Transaction Agreements” shall mean this Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto, including but not limited to those agreements set forth under Section 1.3 and the Recitals.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Merger.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Warrant Agreement” means that certain Warrant Agreement, dated as of June 19, 2018, by and between Parent and Continental, as such agreement may be modified, amended or supplemented from time to time.

“Warrant Amendment” shall mean an amendment to the Warrant Agreement such that, as of the Effective Time, (i) each issued and outstanding Public Warrant, which currently entitles each holder thereof to purchase one share of Parent Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of Public Warrants issued and outstanding immediately prior to the Effective Time shall be entitled to receive from the Parent a one-time payment of $1.85 per Public Warrant as soon as reasonably practicable following the Effective Time.

Annex B

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LANDSEA HOMES CORPORATION
(a Delaware corporation)

(Originally incorporated on June 30, 2017
under the name LF Capital Acquisition Corp.)

Article I
NAME

The name of the corporation is Landsea Homes Corporation (the “Corporation”).

Article II
AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Services Company.

Article III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV
STOCK

Section 4.1        Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 550,000,000, of which 500,000,000 shall be designated as Common Stock, par value $.0001 per share (the “Common Stock”), and 50,000,000 shall be designated as Preferred Stock, par value $.0001 per share (the “Preferred Stock”).

Section 4.2        Common Stock.

(a)       Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

Section 4.3        Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), the board of directors of the Corporation (the “Board of Directors”) is hereby authorized to provide by resolution for, and to cause the filing of, a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4        No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least 70% of the voting power of the stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

Article V
BOARD OF DIRECTORS

Section 5.1        Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 5.2        Vacancies and Newly Created Directorships; Removal

(a)       Subject to the rights of the holders of any outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b)       Subject to the rights of the holders of any outstanding series of Preferred Stock, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon.

Section 5.3        Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4        Election; Annual Meeting of Stockholders.

(a)       Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b)       Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the Bylaws of the Corporation.

(c)       Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors (or its designee) shall fix.

Article VI
STOCKHOLDER ACTION

Except with respect to actions required or permitted to be taken by holders of Preferred Stock pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders; provided, however, that at any time when Landsea Holdings Corporation, a Delaware corporation (the “Principal Stockholder”), and its affiliates collectively, beneficially own (as defined by Securities and Exchange Commission rules promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shares representing more than 50% of the outstanding shares of Common Stock, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote by consent in accordance with Section 228 of the DGCL.

Article VII
SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock, a special meeting of the stockholders of the Corporation: (a) may be called at any time by the Board of Directors or the Chairman of the Board of Directors; and (b) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more persons that: (i) beneficially own (as defined by the Securities and Exchange Commission rules promulgated under the Exchange Act) shares representing at least 25% of the voting power of the stock outstanding and entitled to vote on the matter or matters proposed to be brought before the special meeting as of the record date fixed in accordance with the Bylaws of the Corporation (as amended from time to time) to determine who may deliver a written request to call the special meeting; and (ii) comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws of the Corporation and amended from time to time. The foregoing provisions of this Article VII shall be subject to the provisions of the Bylaws of the Corporation (as amended from time to time) that impose requirements in connection with any request for a special meeting and that specify the circumstances pursuant to which a request for a special meeting will be deemed to be revoked. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (regardless of whether the meeting is called pursuant to (a) or (b) above).

Article VIII

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

(a)          Opt Out. The Corporation hereby expressly elects that it shall not be governed by, or otherwise subject to, Section 203 of the DGCL.

(b)         Applicable Restrictions to Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(i)       prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(ii)       upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (A) persons who are directors and also officers and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(iii)       at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(c)          Certain Definitions. For purposes of this Article VIII, references to:

(i)       “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(ii)       “associate,” when used to indicate a relationship with any person, means: (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(iii)       “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(A)       any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (1) with the interested stockholder, or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation this Article VIII is not applicable to the surviving entity;

(B)       any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(C)       any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (2) pursuant to a merger under Section 251(g) of the DGCL; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (4) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (5) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (3) through (5) of this subsection (C) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(D)       any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(E)       any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (A) through (D) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(iv)       “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (A) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (B) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (1) any Principal Holder, or any Principal Holder Direct Transferee or Principal Holder Indirect Transferee, so long as any such Principal Holder Direct Transferee, or Principal Holder Indirect Transferee, respectively, continuously owns 15% or more of the outstanding voting stock of the Corporation, (2) a stockholder that becomes an interested stockholder inadvertently and (x) as soon as practicable divests itself of ownership of sufficient shares so that such stockholder ceases to be an interested stockholder or (3) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, however, that such person specified in this clause (3) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. For the avoidance of doubt, for purposes of this Article VIII, the Board of Directors, in its sole discretion, shall determine whether a stockholder became an interested stockholder inadvertently. In addition, for the avoidance of doubt, if at any time, any Principal Holder Direct Transferee or any Principal Holder Indirect Transferee ceases to own 15% or more in outstanding voting stock of the Corporation, clause (1) of the first proviso in the foregoing sentence shall cease to apply to such Principal Holder Direct Transferee or Principal Holder Indirect Transferee, as applicable.

(v)       “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(A)       beneficially owns such stock, directly or indirectly; or

(B)       has (1) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (2) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(C)       has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (2) of subsection (B) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(vi)       “person” means any individual, corporation, partnership, unincorporated association or other entity.

(vii)       “Principal Holders” means the Principal Stockholder, affiliates of the Principal Stockholder and their respective successors; provided, however, that the term “Principal Holders” shall not include the Corporation or any of the Corporation’s direct or indirect subsidiaries.

(viii)      “Principal Holder Direct Transferee” means any person that acquires (other than in a registered public offering), directly from one or more of the Principal Holders, beneficial ownership of 15% or more of the then-outstanding voting stock of the Corporation.

(ix)        “Principal Holder Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Principal Holder Direct Transferee or any other Principal Holder Indirect Transferee beneficial ownership of 15% or more of the then-outstanding voting stock of the Corporation.

(x)        “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(xi)       “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article VIII to a percentage or proportion of voting stock shall refer to such percentage or other proportion of the votes of such voting stock.

Article IX
merger approvals

In addition to any affirmative vote required by law or by any other provisions of this Certificate of Incorporation (including any Preferred Stock Designation), any time when the Principal Stockholder and its affiliates collectively, beneficially own (as defined by Securities and Exchange Commission rules promulgated under Section 13 of the Exchange Act) shares representing more than 20% of the outstanding shares of Common Stock, the approval or authorization of any merger or consolidation of the Corporation with any other entity shall require the affirmative vote of the holders of not less than 80% of the outstanding shares of Common Stock.

Article X

CORPORATE OPPORTUNITIES

The Corporation has entered into an agreement with the Principal Stockholder dated August ___, 2020, as amended from time to time, which, among other things, limits the Principal Stockholder’s participation in the domestic homebuilding business (the “Stockholder’s Agreement”), pursuant to the terms set forth therein. The affirmative vote of the holders of not less than 70% of the voting power of the outstanding shares of Common Stock, and the written consent of each of the Principal Stockholder and the Corporation, shall be required to amend or terminate Section 5.4 the Stockholder’s Agreement.

Article XI
EXISTENCE

The Corporation shall have perpetual existence.

Article XII
AMENDMENT

Section 12.1       Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit such amendment, alteration, change or repeal of any provision of this Certification of Incorporation (including any Preferred Stock Designation) by a lesser vote or no vote, but in addition to any other vote required by law or by this Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal, or adopt any provision inconsistent with, Articles V, VI, VII, VIII, X, XII, XIII and XIV of this Certificate of Incorporation.

Section 12.2       Amendment of Bylaws. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of any stockholders of the Corporation required by law or by this Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of the holders at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision any provision of the Bylaws of the Corporation.

Article XIII
LIABILITY OF DIRECTORS

Section 13.1       No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

Section 13.2       Amendment or Repeal. Any amendment, alteration or repeal of this Article XIII that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Article XIV
FORUM FOR ADJUDICATION OF DISPUTES

Section 14.1       Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article XIV, internal corporate claims means claims, including claims in the right of the Corporation, that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity; or as to which the DGCL confers jurisdiction upon the Court of Chancery; or as to claims that fall within the scope of the internal affairs doctrine as interpreted by Delaware state courts. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.

Section 14.2       Enforceability. If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer on ________________, 2020.

Landsea Homes Corporation

By:
	Name:	John Ho
	Title:	Chief Executive Officer and President

Annex C

BYLAWS

OF

LANDSEA HOMES CORPORATION
(a Delaware corporation)

Article I
CORPORATE OFFICES

Section 1.1        Registered Office. The registered office of Landsea Homes Corporation (the “Corporation”) shall be fixed in the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”).

Section 1.2        Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

Article II
MEETINGS OF STOCKHOLDERS

Section 2.1        Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the board of directors of the Corporation (the “Board of Directors”) shall fix. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 2.13 of these Bylaws. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2        Special Meeting.

(a)       Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of preferred stock (the “Preferred Stock” and each such certificate of designations hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation: (i) may be called at any time by (A) the Board of Directors acting pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board (as defined below) or (B) the Chairman of the Board of Directors; and (ii) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more persons that: (A) own (as defined below) shares representing at least 25% of the voting power of the stock outstanding and entitled to vote on the matter or matters proposed to be brought before the special meeting (hereinafter, the “requisite percent”) as of the record date fixed in accordance with these Bylaws (as amended from time to time) to determine who may deliver a written request to call the special meeting; and (B) comply with the notice procedures set forth in this Section 2.2 with respect to any matter that is a proper subject for the meeting pursuant to Section 2.2(f) (a meeting called in accordance with clause (ii) above, a “stockholder-requested special meeting”). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(b)       For purposes of satisfying the requisite percent under this Section 2.2:

(i)       A person is deemed to “own” only those outstanding shares of stock of the Corporation as to which such person possesses both: (A) the full and exclusive voting and investment rights pertaining to the shares; and (B) the full and exclusive economic interest in (including the opportunity for profit and risk of loss on) the shares, except that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares: (1) sold by such person in any transaction that has not been settled or closed; (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, the person’s full and exclusive right to vote or direct the voting of the shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. For purposes of the foregoing clauses (1)-(3), the term “person” includes its affiliates; and

(ii)       A person “owns” shares held in the name of a nominee or other intermediary so long as such person retains both: (A) the full and exclusive voting and investment rights pertaining to the shares; and (B) the full and exclusive economic interest in the shares. The person’s ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(c)       Any person seeking to request the calling of a special meeting shall first request that the Board of Directors fix a record date to determine the persons entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (the “record date request notice”). A person’s record date request notice shall contain information about the class or series and number of shares of stock of the Corporation which are owned of record and beneficially by the person and state the business proposed to be acted on at the meeting. Upon receiving a record date request notice, the Board of Directors may set an ownership record date. Notwithstanding any other provision of these Bylaws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and shall not be more than 10 days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date upon which a valid record date request notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the 10th day after the date upon which a valid record date request notice is received by the Secretary of the Corporation (or, if such 10th day is not a business day, the first business day thereafter).

(d)       In order for a stockholder-requested special meeting to be called by the Secretary of the Corporation, one or more written requests for a special meeting signed by persons (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent (the “special meeting request”), shall be delivered to the Secretary of the Corporation. A special meeting request shall: (i) state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to the business set forth in the record date request notice received by the Secretary of the Corporation; (ii) bear the date of signature of each such person (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each person submitting the special meeting request (as they appear on the Corporation’s books, if applicable); (iv) contain the information required by Section 2.10(a) below with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each person requesting the meeting and each other person (including any beneficial owner) on whose behalf the person is acting, other than persons who have provided such request solely in response to any form of public solicitation for such requests, and the additional information required by Section 2.9(a) below; (v) include documentary evidence that the requesting persons own the requisite percent as of the ownership record date; provided, however, that if the requesting persons are not the beneficial owners of the shares representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares owned (as defined in Section 2.2(b) above) by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within 60 days after the ownership record date. The special meeting request shall be updated and supplemented within five business days after the record date for determining the stockholders entitled to vote at the stockholder requested-special meeting (or by the opening of business on the date of the meeting, whichever is earlier, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting), and in either case such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting. In addition, the requesting person and each other person (including any beneficial owner) on whose behalf the person is acting, shall provide such other information as the Corporation may reasonably request within 10 business days of such a request.

(e)       After receiving a special meeting request, the Corporation shall determine in good faith whether the persons requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the Corporation shall notify the requesting person of the Corporation’s determination about whether the special meeting request is valid, which determination shall be conclusive and binding on the Corporation and all stockholders and other persons. The date, time and place of the special meeting shall be fixed by or in the manner determined by the Board of Directors, and the date of the special meeting shall not be more than 90 days after the date on which the Board of Directors (or its designee) fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 7.6(a) below.

(f)       A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Corporation) to an item that was presented at a meeting of stockholders occurring within 90 days preceding the earliest date of signature on the special meeting request, provided that the removal of directors and the filling of the resulting vacancies shall be considered the same or substantially similar to the election of directors at the preceding annual meeting of stockholders; (iii) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section 2.2. For purposes of this Section 2.2(f), the 2020 annual meeting of stockholders shall be deemed to have been held on ____________, 2020.

(g)       Any person who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the stockholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the persons submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own (as defined in Section 2.2(b) above) at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting person shall promptly notify the Secretary of the Corporation of any decrease in ownership of shares of stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(h)       Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the requisite percent; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the persons who submitted the special meeting request (or their qualified representatives, as defined in Section 2.10(c)(i)) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The Corporation may adjourn, postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 2.2.

Section 2.3        Notice of Stockholders’ Meetings.

(a)       Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, if the meeting is to be held solely by means of remote communications, the means for accessing the list of stockholders contemplated by Section 2.5 of these Bylaws, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b)       Except as otherwise required by law and without limiting the manner in which notice otherwise may be given to stockholders, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be deemed given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(c)       So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules and applicable law, or if the Corporation is not subject to Regulation 14A, and without the limiting the manner in which notice otherwise may be given to stockholders, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and notice by electronic transmission shall be deemed given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232 of the DGCL.

(d)       Except as otherwise required by law and without limiting the manner in which notice otherwise may be given to stockholders, notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232 of the DGCL, and shall be deemed given as provided therein.

(e)       An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(f)       When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a) of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4        Organization.

(a)       Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, or in his or her absence, the Lead Independent Director or, in his or her absence, another person designated by the Board of Directors, shall preside over any meeting of stockholders and act as chairman of the meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)       The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi)  regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5        List of Stockholders. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders. For purposes of these Bylaws, “stock ledger” means one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL.

Section 2.6        Quorum. Except as otherwise required by law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7        Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b). Any such meeting may be adjourned for any or no reason from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8        Voting; Proxies.

(a)       Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b)       Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws (including Section 2.8) or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

(c)       At any meeting of the stockholders, every stockholder entitled to vote for directors, or on any other matter, shall have the right to vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or an executed new proxy bearing a later date.

Section 2.9        Submission of Information by Director Nominees.

(a)       To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation the following information:

(i)       a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and

(ii)       all completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor.

(b)       A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(c)       Notwithstanding any other provision of these Bylaws, if a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.10, the Questionnaires described in Section 2.9(a)(ii) above and the additional information described in Section 2.9(b) above shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request, and all information provided pursuant to this Section 2.9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.10.

Section 2.10      Notice of Stockholder Business and Nominations.

(a)       Annual Meeting.

(i)       Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii)       For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year (other than with respect to the 2021 annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. For purposes of this Section 2.10, the 2020 annual meeting of stockholders shall be deemed to have been held on ______________, 2020. Such stockholder’s notice shall set forth:

(A)       if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (2) the information required to be submitted by nominees pursuant to Section 2.9(a)(i) above;

(B)       as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C)       as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1)       the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2)       the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and

(3)       a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business;

(D)       as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive officer, managing member or control person of such entity (any such individual or control person, a “control person”):

(1)       the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting;

(2)       a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3)       a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

(4)       a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors in the case of a nomination, or holders of at least the percentage of the Corporation’s stock required to approve or adopt the business to be proposed in the case of other business.

(iii)       Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(3) of this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv)       This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(v)       Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)       Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting on such election and who delivers notice thereof in writing setting forth the information required by Section 2.10(a) above and provides the additional information required by Section 2.9 above; or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 2.2 above. In the event the Corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2(a).

(c)       General.

(i)       Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise required by law, each of the Board of Directors or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (a)(ii)(D)(4) of this Section 2.10). If any proposed nomination or other business is not in compliance with this Section 2.10, then except as otherwise required by law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the stockholder does not provide the information required under Section 2.9 or clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10 to the Corporation within the time frames specified herein, any such nomination shall be disregarded and any such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the stockholder (or a qualified representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a qualified representative of a stockholder pursuant to the preceding sentence, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii)       For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii)       Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

Section 2.11      No Action by Written Consent.

Except with respect to actions required or permitted to be taken solely by holders of Preferred Stock pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders, provided, however, that at any time when Landsea Holdings Corporation, a Delaware corporation, and its affiliates collectively, beneficially own (as defined by Securities and Exchange Commission rules promulgated under Section 13 of the Exchange Act) shares representing more than 50% of the outstanding common stock of the Corporation (the “Common Stock”), any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote by consent in accordance with Section 228 of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that the consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner required by this Section 2.11.

Section 2.12      Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

Such inspectors shall:

(a)       determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b)       determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c)       count and tabulate all votes and ballots; and

(d)       certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13      Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14      Delivery to the Corporation. Except as otherwise expressly provided by these Bylaws, including Section 2.11, whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

Article III
DIRECTORS

Section 3.1        Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things except as otherwise provided by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws.

Section 3.2        Number and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation) and subject to the rights of the holders of any outstanding series of Preferred Stock to elect directors under specified circumstances, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (hereinafter referred to as the “Whole Board”).

At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast.

Directors need not be stockholders to be qualified for election or service as a director of the Corporation unless so required by the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3        Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law or by resolution of the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director (and not by the stockholders), and any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4        Resignations and Removal.

(a)       Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)       Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed with or without cause from office at any time, by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon.

Section 3.5        Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, if any, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6        Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the Lead Independent Director or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, within or without the State of Delaware and date and time of such meetings. Notice of the place, if any, date and time of each such special meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, mailed at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7        Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8        Quorum, Voting and Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in the order and manner as the Board of Directors may from time to time determine. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the affirmative vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or the directors, by the affirmative vote of a majority of the directors present, may adjourn the meeting to another date, time or place, if any, whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9        Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action. A consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken by consent, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10      Chairman of the Board. The Chairman of the Board shall be a director and shall be elected by the Board of Directors. The Chairman of the Board shall preside at meetings of stockholders (unless otherwise determined by the Board of Directors) and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, the Lead Independent Director shall preside, and if the Lead Independent Director is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11      Lead Independent Director. The Independent Directors (as defined below) may elect a lead independent director from among the Independent Directors (the “Lead Independent Director”). The Lead Independent Director, if any, will chair meetings and executive sessions of the independent directors and will assume such other duties that the Board of Directors may designate from time to time pursuant to the Corporation’s Corporate Governance Guidelines or as prescribed by these Bylaws. “Independent Director” shall have the meaning ascribed to such term under the rules of the principal U.S. exchange upon which shares of the Corporation’s Common Stock are primarily traded, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors.

Section 3.12      Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.13      Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and as Lead Independent Director, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14      Emergency Bylaws. This Section 3.13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

Article IV
COMMITTEES

Section 4.1        Committees of the Board of Directors. The Board of Directors may from time to time designate one or more committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors, and shall, for those committees and others provided for herein, elect a director or directors to serve as the member or members. Each such committee is to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any provision of the Bylaws. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2        Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the affirmative vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

Article V
OFFICERS

Section 5.1        Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Legal Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by (or in the manner determined by) the Board of Directors and each officer shall hold office for such term as may be prescribed by (or in the manner determined by) the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person. The Corporation may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.2        Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors or by a duly authorized officer and may be altered by or in the manner determined by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3        Removal, Resignation and Vacancies. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors or any duly authorized officer may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4        Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders.

Section 5.5        President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.6        Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.7        Chief Legal Officer. The Chief Legal Officer shall exercise all the powers and perform the duties of the office of the general counsel as Chief Legal Officer of the Corporation and in general have overall supervision of the legal affairs of the Corporation. The Chief Legal Officer shall counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.8        Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by a duly authorized officer, the Board of Directors, the Chief Executive Officer or the President. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or another duly authorized officer may from time to time determine.

Section 5.9        Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.10      Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may from time to time determine.

Section 5.11      Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.12      Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected or otherwise determined by the Board of Directors.

Section 5.13      Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.14      Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.15      Signature Authority. Unless otherwise determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, Treasurer, Secretary or Controller, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.16      Action with Respect to Securities of Other Corporations or Entities. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer shall have the power and is authorized to vote, represent, and exercise on behalf of the Corporation all rights and powers with respect to securities of any other corporation or entity or corporations or entities owned or standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.17      Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

Article VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1        Right to Indemnification.

(a)       Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.3 of these Bylaws with respect to suits or proceedings to enforce rights under this Article VI, the Corporation shall indemnify (or advance expenses to) any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

(b)       To receive indemnification under this Section 6.1, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee. Upon receipt by the Secretary of the Corporation of such a written request, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination, as selected by the Board of Directors (except with respect to clause (v) of this Section 6.1(b)): (i) the Board of Directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee; or (iv) the stockholders of the Corporation. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Secretary of the Corporation of a written request for indemnification.

Section 6.2        Right to Advancement of Expenses.

(a)       In addition to the right to indemnification conferred in Section 6.1 of these Bylaws, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)       To receive an advancement of expenses under this Section 6.2, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 6.2(a). Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses.

(c)       Notwithstanding the foregoing Section 6.2(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee (except by reason of the fact that the indemnitee is or was a director of the Corporation, in which event this Section 6.2(c) shall not apply) if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 6.3        Right of Indemnitee to Bring Suit. In the event that a determination is made that the indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 6.1(b) or if an advancement of expenses is not timely made under Section 6.2(b), the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.4        Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or these Bylaws or any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.5        Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.6        Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.7        Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.8        Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.9        Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10      Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

Article VII
CAPITAL STOCK

Section 7.1        Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, the Controller, the Secretary, or an Assistant Treasurer or Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2        Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3        Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by Sections 201 and 224 of the DGCL.

Section 7.4        Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Corporation may adopt such other provisions and restrictions with respect to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5        Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6        Record Date for Determining Stockholders.

(a)       In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)       In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 2.11 of these Bylaws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by the DGCL, the Certificate of Incorporation or these Bylaws, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 2.11 of these Bylaws. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the Certificate of Incorporation or these Bylaws, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.7        Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8        Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII
GENERAL MATTERS

Section 8.1        Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2        Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3        Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4        Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any Preferred Stock Designation) and applicable law.

Section 8.5        Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation (including as otherwise required by any Preferred Stock Designation) or these Bylaws (including, without limitation, as otherwise required by Section 2.14), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

Section 8.6        Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Article IX
AMENDMENTS

Section 9.1        Amendments. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of any stockholders of the Corporation required by law or by the Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of the holders of at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision of the Bylaws of the Corporation.

The foregoing Bylaws were adopted by the Board of Directors on ___________, 2020.

Annex D

STOCKHOLDER’S AGREEMENT

This Stockholder’s Agreement, dated as of ____________, 2020 (this “Agreement”), by and between LF Capital Acquisition Corp. (which, immediately following the Closing, will change its name to Landsea Homes Corporation), a Delaware corporation (the “Company”), and Landsea Holdings Corporation, a Delaware corporation (“Stockholder”).

WHEREAS, on August 31, 2020, the Company entered into that certain Agreement and Plan of Merger Agreement (the “Merger Agreement”), with LFCA Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company (“LFCA Merger Sub”), Landsea Holdings Corporation, a Delaware corporation (“LHC”), and Landsea Homes Incorporated, a Delaware corporation a wholly owned direct subsidiary of LHC (“Landsea”), whereby Landsea will merger with and into LFCA Merger Sub, and in consideration thereof, the Company will issue to Landsea certain amounts of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”); and

WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement, Stockholder will be the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Class A Common Stock as set forth on Schedule I hereto.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company and Stockholder agree as follows:

1.          Definitions. Capitalized terms used and not otherwise defined in this Agreement that are defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” means affiliate as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

“Closing” has the meaning given in that certain Agreement and Plan of Merger, dated as of August 31, 2020, by and among the Company, LFCA Merger Sub, Landsea Homes Incorporated, and Landsea Holdings Corporation.

“Combined Ownership Percentage” means the sum of the aggregate Ownership Percentage of Stockholder and its Affiliates.

“Company Stock” means the shares of capital stock of the Company from time to time outstanding.

“Family Member” means, with respect to any Person, such Person’s grandparents, parents, mother-in-law, father-in-law, husband, wife, brothers, sisters, brother-in-law, sisters-in-law, sons-in-law, children, grandchildren, aunts, uncles, nieces, nephews and first cousins.

“Governing Documents” with respect to the Company and any of its Subsidiaries, means, collectively, such Person’s certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

“Indebtedness” means (i) indebtedness for borrowed money whether or not evidenced by bonds, notes, debentures or other similar instruments, including purchase money obligations or other obligations relating to the deferred purchase price of property, (ii) obligations as lessee under leases which have been recorded as capital leases and (iii) obligations under guaranties in respect of indebtedness or obligations of others of the kind referred to in clauses (i) through (ii) above, as reported in accordance with U.S. Generally Accepted Accounting Principles, provided that Indebtedness shall not include (A) trade payables and accrued expenses arising in the ordinary course of business and (B) indebtedness, obligations under guaranties and other liabilities owed by the Company to its Subsidiaries or among the Company’s Subsidiaries.

“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Company Stock; (b) causing the adoption of amendments to the Governing Documents; (c) executing agreements and instruments; and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Ownership Percentage” means, as of any date, the percentage of shares of Class A Common Stock outstanding deemed beneficially owned by a stockholder of the Company, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of determining the beneficial ownership of any stockholder under this Agreement, such stockholder shall be deemed to be the beneficial owner of any equity securities of the Company which may be acquired by such stockholder, whether within 60 days or thereafter, upon the conversion, exchange, or exercise of any warrants, options, rights or other securities issued by the Company or of its Subsidiaries, provided further that no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership, limited liability company or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing member or general partner or similar position of such partnership, limited liability company, association or other business entity.

2.	Governance Matters.

2.1	Board Composition.

(a)          The Company and Stockholder shall take all Necessary Action to ensure that the authorized number of directors on the Board of Directors of the Company (the “Board”) be nine (9). Stockholder shall, subject to Section 2.2, initially have the right to nominate seven (7) directors to serve on the Board, two (2) of whom shall satisfy the independent director requirements under Nasdaq Equity Rule 5605(c)(2)(A) (such Person, an “Independent Director”).

2.2	Board Nomination

(a)          For so long as the Combined Ownership Percentage is equal to or greater than the percentage indicated in the left hand column of the table below, Stockholder shall have the right to nominate for election to the Board that number of directors indicated in the right hand column of the table below (each a “Director Designee”) or such higher number of directors to the extent permitted under applicable Law and under the rules of any stock exchange on which the Class A Common Stock is then listed.

Combined Ownership Percentage	Director Designees

50% plus one share	7
39%	4
28%	3
17%	2
6%	1

(b)          In the event of a decrease in the Combined Ownership Percentage reduces the number of Director Designees that Stockholder is entitled to nominate herein, the parties hereto agree that the reduction in the number of Director Designees of shall first be reduced by Stockholder’s right to nominate an Independent Director, then shall be reduced in number in accordance with Section 2.2(a). For the avoidance of doubt, in the event that there is a vacancy on the Board and Stockholder is not entitled to nominate a Director Designee for such vacancy, such nomination shall be made in accordance with the policies and procedures of the Nominating and Governance Committee (as defined below).

(c)          The Company shall take all Necessary Action to ensure that, at any annual or special meeting of stockholders of the Company at which directors are to be elected, subject to the fulfillment of the requirements set forth in Sections 2.2(a), Director Designees are included in the slate of nominees recommended by the Board for election as directors.

(d)          Any Director Designee (i) shall be reasonably acceptable to the Board’s Nominating and Governance Committee (as defined below), (ii) shall comply in all respects with the Company’s corporate governance guidelines as in effect from time to time, and (iii) with respect to the Independent Directors, shall qualify as “independent” pursuant to Nasdaq Stock Market listing standards. Stockholder shall notify the Company of any proposed Director Designee in writing no later than the latest date on which stockholders of the Company may make nominations to the Board in accordance with the Company’s bylaws, together with all information concerning such nominee required to be delivered to the Company by its bylaws and such other information reasonably requested by the Company; provided that in each such case, all such information is generally required to be delivered to the Company by the other outside directors of the Company (the “Nominee Disclosure Information”); provided further that in the event that Stockholder fails to provide any such notice, the Director Designee(s) shall be the Person(s) then serving as the Director Designee(s), as applicable, as long as Stockholder provides the Nominee Disclosure Information to the Company promptly upon request by the Company.

(e)          In the event of the death, disability, resignation or removal of a Director Designee, the Board will take all Necessary Action to elect to the Board a replacement director designated by Stockholder, subject to the fulfillment of the requirements set forth in Section 2.2(d), to fill the resulting vacancy, and such individual shall then be deemed a Director Designee for all purposes under this Agreement.

2.3	Chairman; Lead Independent Director; Committee Membership.

(a)           Chairman. The Company and Stockholder shall take all Necessary Action to cause the Company to initially designate Mr. Tian Ming as Chairman of the Board. The Chairman shall be elected by the majority of the directors then currently serving on the Board. The Chairman shall not be required to be an Independent Director.

(b)          Lead Independent Director. For so long as the Chairman of the Board is not an Independent Director, the Company and Stockholder shall take all Necessary Action to cause the Company to designate a Lead Independent Director from the available Independent Directors then currently serving as a director of the Board.

(c)          Compensation Committee. The Company and Stockholder shall take all Necessary Action to cause the Company to establish and maintain a compensation committee of the Board (the “Compensation Committee”) comprising at least five (5) directors, with at least two (2) Independent Directors (and shall include any applicable NASDAQ Stock Market committee independence standards). Upon the Combined Ownership Percentage becoming less than or equal to 50%, the Company and Stockholder shall comply with Nasdaq Listing Rule 5605(d) with respect to the composition of the Compensation Committee.

(d)          Nominating and Governance Committee. The Company and Stockholder shall take all Necessary Action to cause the Company to establish and maintain a nominating and governance committee of the Board (the “Nominating and Governance Committee”) comprising at least five (5) directors, with at least two (2) Independent Directors (and shall include any applicable NASDAQ committee standards). Upon the Combined Ownership Percentage becoming less than or equal to 50%, the Company and Stockholder shall comply with Nasdaq Listing Rule 5605(e) with respect to the composition of the Nominating and Governance Committee.

(e)          Audit Committee. The Company and Stockholder shall take all Necessary Action to cause the Company to establish and maintain an audit committee of the Board (the “Audit Committee”) comprised of three (3) Independent Directors (including any applicable NASDAQ audit committee independence standards). The Audit Committee shall also be responsible for the review of any proposed related persons transactions by or with the Company or its subsidiaries.

(f)           For so long as the Combined Ownership Percentage is equal to or greater than 15%, the Company and Stockholder shall take all Necessary Action to cause at least one Director Designee (or more than one, at the discretion of Stockholder, if Stockholder is entitled to designate more than one Director Designee) to be appointed by the Board to sit on each standing committee of directors of the Board, subject to such Director Designee satisfying applicable qualifications under applicable Law, regulation or stock exchange rules and regulations. If any Director Designee fails to satisfy the applicable qualifications under law or stock exchange rule to sit on any committee of the Board, then the Board shall permit such Director Designee to attend (but not vote) at the meetings of such committee as an observer.

2.4          Compensation and Benefits. Each of the Director Designees shall be entitled to receive compensation, benefits, reimbursement, indemnification and insurance coverage for their service as directors in such amounts as is typical for directors of similar publicly traded companies. For so long as the Company maintains directors and officers liability insurance, the Company shall take all Necessary Action to include each Director Designee as an “insured” for all purposes under such insurance policy for so long as such Director Designee is a director of the Company and for the same period as for other former directors of the Company when such Director Designee ceases to be a director of the Company.

2.5	Information Rights.

(a)          For so long as the Combined Ownership Percentage is equal to or greater than 20%, the Company shall be considered a non-wholly owned subsidiary of Stockholder and as such, the Company shall permit representatives designated by Stockholder (“Stockholder Representatives”), at reasonable times and upon reasonable notice to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by Stockholder to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with and provide all reasonably required information to the Stockholder Representatives.

(b)          For so long as the Combined Ownership Percentage is equal to or greater than 20%, Stockholder Representatives shall be entitled to meet with the chief executive officer and the chief financial officer of the Company from time to time at reasonable times and upon reasonable notice to discuss the annual business plan and operating budget. The Company shall take all Necessary Action to ensure that the business plan and operating budget shall be provided to the Board in advance of a formal approval meeting so that the Board has sufficient time to review and ask questions of management.

(c)          For so long as the Combined Ownership Percentage is equal to or greater than 20%, the Company shall deliver the following to Stockholder:

(i)       as soon as available but in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year (provided that with respect to the third (3rd) month of each fiscal quarter, such monthly report shall be delivered within forty-five (45) days after the end of such applicable fiscal quarter (or such earlier time, to the extent made available to the Board of Directors)), unaudited consolidated statements of income and cash flows for the Company for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company as of the end of such monthly period, which shall also set forth in each case (unless expressly waived by the Investors) comparisons to the corresponding period in the preceding fiscal year and, if applicable, to budgeted amounts, all prepared in accordance with U.S. GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(ii)       as soon as available but in any event (A) within thirty (30) days after the end of each quarterly accounting period of the Company in each fiscal year, internally prepared draft quarterly financial statements, and (B) within forty-five (45) days after the end of each quarterly accounting period of the Company in each fiscal year, (x) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act, or (y) unaudited consolidated statements of income and cash flows of the Company for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter and  unaudited consolidated balance sheets of the Company as of the end of such quarterly period, which shall also set forth in each case (unless expressly waived by the Investors) comparisons to the corresponding period in the preceding fiscal year and, if applicable, to budgeted amounts, all prepared in accordance with U.S. GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and shall be certified by a senior executive officer of the Company;

(iii)        as soon as available but in any event (A) within forty-five (45) days after the end of each fiscal year of the Company, internally prepared draft annual financial statements, and (B) within sixty (60) days after the end of each fiscal year of the Company, (x) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (y) a consolidated balance sheet of the Company as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company for such year, which shall also set forth in each case (unless expressly waived by the Investors) comparisons to the preceding fiscal year and, if applicable, to budgeted amounts, all prepared in accordance with U.S. GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and audited in accordance with the auditing standards of the Public Company Accounting Oversight Board;

(iv)        not later than forty-five (45) days after the start of each fiscal year, an annual budget prepared on a monthly basis for the Company for such fiscal year, and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets; and

(v)       with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Investor entitled to receive information under this Section 2.5(c) may reasonably request by written inquiry or otherwise, in order to prepare financial or other reports required by applicable law or as otherwise required in connection with the operation of the business of such Investor or its Affiliates.

(d)          For so long as the Combined Ownership Percentage is equal to or greater than 50%, the Company shall promptly provide Stockholder with such information as reasonably required for the purpose of its compliance with the disclosure and/or shareholders’ approval requirements under The Rules Governing The Listing of Securities on The Stock Exchange of Hong Kong, the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), the Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and other statutory obligations that regulate the activities of Stockholder as a listed company on The Stock Exchange of Hong Kong Limited. Stockholder shall provide to the Company a compliance manual on the information required for the purpose.

2.6          Other Directors. Pursuant to the terms of the Merger Agreement, the Company shall have the initial right to nominate up to two (2) directors to serve on the Board upon the Closing (the “Sponsor Directors”). Stockholder agrees that it shall not take any action to remove such Sponsor Directors from the Board during their initial term other than for cause. Stockholder further agrees to take reasonable efforts to nominate Elias Farhat as a member of the Audit Committee, provided that Mr. Farhat (i) is nominated as a Sponsor Director and (ii) satisfies applicable NASDAQ audit committee independence standards.

3.     Termination. Other than the termination provisions that are specifically provided elsewhere in this Agreement, this Agreement shall terminate (except for Section 4 and Section 5.4, in each case as governed by the provisions therein) (a) upon the mutual written agreement of the Company and Stockholder or (b) at such time as the Combined Ownership Percentage is less than 5%.

4.	Sharing of Information.

To the extent permitted by antitrust, competition or any other applicable law, each party to this Agreement agrees and acknowledges that the directors designated by the parties hereto may share confidential, non-public information (“Confidential Information”) about the Company and its Subsidiaries with such party and its representatives. Stockholder recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information, the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Stockholder covenants and agrees with the Company that it will not (and will cause its respective Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, disclose any Confidential Information known to it, unless (i) such information becomes known to the public through no fault of Stockholder or Subsidiaries, Affiliates, or Representatives, (ii) disclosure is required by applicable law or court of competent jurisdiction or requested by a governmental agency, provided that Stockholder promptly notifies the Company of such disclosure so the Company may seek a protective order and takes reasonable steps to minimize the extent of any such required disclosure, provided, further, that if in the absence of the Company securing a protective order and if Stockholder is, based on the advice of counsel, compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, Stockholder may disclose to such tribunal only that portion of such information as is legally required, or (iii) such information was available or becomes available to Stockholder or its Representatives before, on or after the date hereof, without restriction, from a source (other than the Company, its Affiliates, or Representatives) without any breach of duty to the Company, or (iv) such information was independently developed by Stockholder or its Representatives without the use of the Confidential Information. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit Stockholder from disclosing Confidential Information to any Affiliate or Representative; provided that Stockholder, shall be responsible for any breach of this Section 4.1 by any such Person.

4.2          This Agreement shall supersede any confidentiality agreement that Stockholder has with the Company and, as of the date of this Agreement, any such confidentiality agreement shall be terminated and of no further effect.

5.	Miscellaneous.

5.1          Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

5.2          Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.2 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.2, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 5.6 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 5.6 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.3          Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties. For the avoidance of doubt, Stockholder may assign this Agreement to any of its Affiliates without the prior written consent of the Company; provided, each such assignment shall require prompt written notice to the Company after any such assignment.

5.4          Waiver of Fiduciary Duties; Corporate Opportunities.

(a)          Other than as set forth in this Section 5.4, this Agreement is not intended to, and does not, create or impose any fiduciary duty on Stockholder or its respective Affiliates to the Company or to any other stockholder of the Company.

(b)          To the fullest extent permitted by applicable law, Stockholder agrees that at any time when: (i) the Combined Ownership Percentage exceeds 10%, or (ii) Stockholder (or a representative thereof) serves as a director on the Board (collectively, the “Restrictive Thresholds”), Stockholder will not engage in any business activities that overlap with or compete with, directly or indirectly, those in which the Corporation or any of its affiliates, directly or indirectly, may engage or propose to engage in with respect to the “domestic homebuilding business.” For purposes of this Section 5.4, “domestic homebuilding business” shall mean a business (i) engaged in constructing single and/or multi-family residential properties that operates in the United States or (ii) with a business unit dedicated to constructing single and/or multi-family residential properties in the United States, but excluding such business and activities located in New York, New York.

(c)          Notwithstanding anything to the contrary herein (including the provisions of Section 3 and Section 5.9), this Section 5.4 (i) may only be amended, modified, waived or otherwise altered with (x) the written consent of the Stockholder and the Company and (y) approval by stockholders of the Company in accordance with Article X of the Second Amended and Restated Certificate of Incorporation of the Company, dated as of ____________, 2020, as amended from time to time, and (ii) may only be terminated at such time that the Restrictive Thresholds no longer apply to Stockholder and at such time this Section 5.4 shall be automatically terminated by the Company. For the avoidance of doubt, if this Agreement is terminated in accordance with Section 3, and at such time of termination, the Restrictive Thresholds continue to apply to Stockholder, this Section 5.4 shall remain in effect until terminated in accordance with the terms set forth herein.

5.5          No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement; provided, however, that Scott Reed and Elias Farhat are express third-party beneficiaries of Section 2.6 of this Agreement, and shall have the right to enforce the provisions of Section 2.6 of this Agreement as if it were a party hereto.

5.6          Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects of this Agreement and such other agreements and documents.

5.7          Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile, email or messenger as follows:

if to the Company:

Landsea Homes Corporation (f/k/a LF Capital Acquisition Corp.)
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attention: Franco Tenerelli
Email: ftenerelli@landsea.us

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Ave,

New York, NY 10166
Attention: Dennis Friedman; Michael Flynn; Evan D’Amico
Email: dfriedman@gibsondunn.com; mflynn@gibsondunn.com;
edamico@gibsondunn.com

if to Stockholder:

Landsea Holdings Corporation
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attention: Joanna Zhou
Email: zhouqin@landsea.cn

with a copy (which shall not constitute notice) to:

Squire Patton Boggs LLP
555 South Flower Street, 31st Floor
Los Angeles, CA 90071
Attention: James Hsu; Charlotte Westfall
Email: james.hsu@squirepb.com; charlotte.westfall@squirepb.com or in any such case to such other address, facsimile number, or email address as any party may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when transmitted by facsimile or email.

5.8          Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

5.9          Amendments and Waivers. Other than Section 5.4 (as governed pursuant to the terms therein), any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Stockholder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

5.10        Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

5.11        Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

5.12         No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and Stockholder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or equity holder of Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of Stockholder or any current or future member of Stockholder or any current or future director, officer, employee, partner or member of Stockholder or of any Affiliate or assignee thereof, as such for any obligation of Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation, except to the extent any such losses, expenses, claims, actions, damages or liabilities incurred resulted from gross negligence, fraud or willful misconduct.

5.13        Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, Schedule or Annex, such reference shall be to a Section, Schedule or Annex of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LF CAPITAL ACQUISITION CORP.

By:
Title:
Date:

LANDSEA HOLDINGS CORPORATION

By:
Title:
Date:

Schedule I

Shares of Class A Common Stock

Landsea Holdings Corporation	33,057,303

Annex E

________, 2020

LF Capital Acquisition Corp.

600 Madison Avenue

Suite 1802
New York, NY 10022

Re:	Investor Representation Letter

Ladies and Gentlemen:

The undersigned (the “Holder”) is a holder of shares of common stock of Landsea Homes Incorporated, a Delaware corporation (the “Company”). LF Capital Acquisition Corp., a Delaware corporation (“Parent”), is acquiring the Company (the “Acquisition”) pursuant to that certain Agreement and Plan of Merger, dated as of August 31, 2020 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Merger Sub, the Company and the Seller. Capitalized terms used in this letter (this “Investor Representation Letter”) and not otherwise defined herein shall have the same meanings ascribed to such terms in the Merger Agreement.

Upon the closing of the Acquisition (the “Closing” and, the date of such Closing, the “Closing Date”), each share of issued and outstanding Company Common Stock held by the Holder shall be cancelled and automatically converted into the right to receive shares of Parent Class A Stock, subject to and in accordance with the terms of the Merger Agreement, in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law. The Holder hereby acknowledges and agrees that Parent is relying on the truth and accuracy of the representations and warranties made by the Holder in this Investor Representation Letter in order to rely on the exemptions described above. In addition, it is a condition to the Closing that the undersigned enters into and delivers this Investor Representation Letter.

1.            Representations, Warranties and Certain Agreements of the Holder. The Holder hereby makes the following representations, warranties and agreements to Parent, each of which is true and correct as to the Holder as of the date hereof and will be true and correct on and as of the Closing Date as if made on the Closing Date (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date).

1.1       Investment Representation Authorization Letter. This Investor Representation Letter constitutes the Holder’s valid and legally binding obligation, enforceable against the Holder in accordance with its terms, except as may be limited by: (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (b) the effect of rules of law governing the availability of equitable remedies.

1.2       Acquisition for Own Account. The shares of Parent Class A Stock to be acquired by the Holder pursuant to the Merger Agreement will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, or which would violate the securities laws of the United States or any other jurisdiction in any manner whatsoever, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

1.3       No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Class A Stock by Parent or its agents.

1.4       Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

1.5       Disclosure of Information. The Holder has received or has had full access to all the information the Holder considers necessary or appropriate to make an informed investment decision with respect to the shares of Parent Class A Stock. The Holder further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Class A Stock and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

1.6       Understanding of Risks. The Holder is fully aware of (a) the highly speculative nature of the shares of Parent Class A Stock and (b) the financial risk involved.

1.7       The Holder’s Qualifications. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect the Holder’s own interests in connection with this transaction and is financially capable of bearing a total loss of the shares of Parent Class A Stock. The Holder has determined, based on its own independent review and such professional advice as it deems appropriate, that its participation in this transaction is proper and suitable, notwithstanding the substantial risks inherent in investing in or holding securities.

1.8       Compliance with Securities Laws. The Holder understands and acknowledges that, in reliance upon the representations and warranties made by the Holder herein, the shares of Parent Class A Stock are not being registered with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on the Holder’s ability to transfer the shares of Parent Class A Stock.

1.9       Restricted Securities. The Holder agrees not to make any disposition of all or any portion of the shares of Parent Class A Stock unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) the Holder shall have furnished Parent with an opinion of counsel, in a form reasonably satisfactory to Parent, that such disposition will not require registration of the shares of Parent Class A Stock under the Securities Act and otherwise complies with applicable state securities laws; provided that no such registration statement or opinion shall be required for dispositions effected under Rule 144 promulgated under the Act.

1.10       Rule 144. The Holder acknowledges that, because the shares of Parent Class A Stock have not been registered under the Securities Act, such shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

1.11       Contractual Restrictions. The Holder acknowledges and agrees that he, she or it shall not Transfer any Parent Class A Stock to be acquired by the Holder pursuant to the Merger Agreement until 180 days after the Closing Date. “Transfer” shall mean the: (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security; (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). Notwithstanding the foregoing, the Holder may Transfer any or all of such shares of Parent Class A Stock: (i) by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (ii) by virtue of laws of descent and distribution upon death of the individual; (iii) in the event of Parent’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Parent’s stockholders having the right to exchange their shares of Parent Class A Stock for cash, securities or other property; (iv) if the Holder is an entity, by distribution to partners, members or stockholders of the Holder, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with the Holder, (v) to any holder of phantom stock or equivalent security of the Holder that has vested, as determined by the board of directors of the Holder, in satisfaction of such vested phantom stock or equivalent security of the Holder, or (vi) a pledge or hypothecation of any Parent Class A Stock as collateral to a third party loan; provided, however, with respect to each of clauses (i) - (iv) above, it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Investor Representation Letter.

1.12       Legends. The certificates or book-entry entitlements representing the shares of Parent Class A Stock shall bear the following legend (as well as any other legends required by applicable state and federal securities laws) until such time as such legends are no longer relevant or applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN A LETTER TO THE COMPANY.

The legend shall be removed by Parent from any certificate or book-entry entitlement evidencing the shares of Parent Class A Stock upon delivery to Parent of an opinion of counsel, reasonably satisfactory in form and substance to Parent, that either: (a) a registration statement under the Securities Act is at that time in effect with respect to the legended security; or (b) such security can be freely transferred without requiring registration thereof under the Securities Act and such transfer otherwise complies with the applicable state securities laws.

1.13       Stop-Transfer Instructions. The Holder agrees that, in order to ensure compliance with the restrictions imposed by this Investor Representation Letter, Parent may issue appropriate “stop-transfer” instructions to its transfer agent. Parent will not be required: (a) to transfer on its books any shares of Parent Class A Stock that have been sold or otherwise transferred in violation of any of the provisions of this Investor Representation Letter; or (b) to treat as owner of such shares of Parent Class A Stock, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such shares of Parent Class A Stock have been so transferred in violation of any of the provisions of this Investor Representation Letter.

1.14       Entire Agreement. This Investor Representation Letter and the Merger Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Investor Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

IN WITNESS WHEREOF, the Holder has entered into this Investor Representation Letter as of the date and year first entered.

Very truly yours,

THE HOLDER:

LANDSEA HOLDINGS CORPORATION

By:
Name:	John Ho
Title:	Chief Executive Officer and Interim Chief Financial Officer

Landsea Holdings Corporation

660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attn: Franco Tenerelli
Email: ftenerelli@landsea.us

With copies of any notice to:

Gibson, Dunn & Crutcher LLP

200 Park Ave.

New York, NY 10166

Attn: Dennis Friedman; Michael Flynn; Evan D’Amico

Email: mdubeck@gibsondunn.com

              mflynn@gibsondunn.com

              edamico@gibsondunn.com

[Signature Page to Investor Representation Letter]

Annex F

Landsea Homes Corporation

2020 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Landsea Homes Corporation 2020 Stock Incentive Plan (the “Plan”) is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of Landsea Homes Corporation (the “Company”) and its stockholders by providing stock-based compensation. The objectives of the Plan are to attract and retain the best available employees for positions of substantial responsibility and to motivate Participants to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders.

The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock Units and Restricted Stock, any of which may be performance-based, as determined by the Committee.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

(b) “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock Unit, or Restricted Stock award granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.

(d) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee and designated as such.

(e) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

(f) “Board” means the board of directors of the Company.

(g) “Cause” has the meaning set forth in an Award Agreement or other written employment or services agreement between the Participant and the Company or an Affiliate thereof, or if no such meaning applies, means a Participant’s Termination of Employment by the Company or an Affiliate by reason of the Participant’s (i) material breach of his or her material obligations under any agreement, including any employment agreement, that he has entered into with the Company or an Affiliate; (ii) intentional misconduct as an officer, employee, director, consultant or advisor of the Company or a material violation of any material written policy of the Company; (iii) material breach of any fiduciary duty which the Participant owes to the Company; or (iv) commission by the Participant of (A) a felony or (B) a crime involving fraud, embezzlement, dishonesty, or moral turpitude. A Participant’s employment or service will be deemed to have been terminated for Cause if it is determined subsequent to his or her termination of employment or service that grounds for termination of his or her employment or service for Cause existed at the time of his or her termination of employment or service.

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(h) “Change in Control” means the occurrence of any one of the following:

(i) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date (as defined below), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the implementation of a plan of complete liquidation or dissolution of the Company; or

(v) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

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(j) “Committee” means the Compensation Committee of the Board (or any successor committee), or such other committee as designated by the Board to administer the Plan under Section 6.

(k) “Common Stock” means the common stock of the Company, par value $0.0001 per share, or such other class or kind of shares or other securities as may be applicable under Section 13.

(l) “Company” means Landsea Homes Corporation, a Delaware corporation, and except as utilized in the definition of Change in Control, any successor corporation.

(m) “Disability” means, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that a Participant is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, Participants shall submit to an examination by such physician upon request by the Committee.

(n) “Dividend Equivalents” mean an amount payable in cash or Common Stock, as determined by the Committee, with respect to a Restricted Stock Unit equal to the dividends that would have been paid to the Participant if the shares underlying the Award had been owned by the Participant.

(o) “Effective Date” means the date on which the Plan takes effect, as defined pursuant to Section 4 of the Plan.

(p) “Eligible Person” means any current or prospective employee, officer, non-employee director or other service provider of the Company or any of its Subsidiaries; provided, however that Incentive Stock Options may only be granted to employees of the Company, a parent or a subsidiary corporation within the meaning of Section 424 of the Code.

(q) “Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(r) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

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(s) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(t) “Option” means a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.

(u) “Participant” means any Eligible Person to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(v) “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(w) “Plan” means the Landsea Homes Corporation 2020 Stock Incentive Plan as set forth herein and as amended from time to time.

(x) “Restricted Stock” means an Award or issuance of Common Stock the grant, issuance, vesting and/or transferability of which is subject during specified periods of time to any such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

(y) “Restricted Stock Unit” means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

(z) “Separation from Service” or “Separates from Service” means the termination of Participant’s employment with the Company and all Subsidiaries that constitutes a “separation from service” within the meaning of Section 409A of the Code.

(aa) “Stock Appreciation Right” or “SAR” means a right granted that entitles the Participant to receive, in cash or Common Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(bb) “Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

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(cc) “Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(dd) “Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a non-employee director or other service provider, ceasing to serve as such for the Company and its Subsidiaries, except that with respect to all or any Awards held by a Participant (i) the Committee may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Committee may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board or other service provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, and (iv) service as an employee of the Company or a Subsidiary shall constitute continued service with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs or engages a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Committee’s decision shall be final and binding.

3.	Eligibility

Any Eligible Person is eligible for selection by the Committee to receive an Award.

4.	Effective Date and Termination of Plan

The Plan shall become effective upon its approval by the stockholders of the Company (the “Effective Date”). The Plan shall remain available for the grant of Awards until the tenth anniversary of the Effective Date and shall automatically terminate on that date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards granted prior to such termination.

5.	Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall be equal to 6,000,000 shares. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 13 shall be subject to adjustment as provided in Section 13. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for issuance under this Plan.

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(c) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

(d) Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to 6,000,000, which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(e) Limits on Awards to Non-Employee Directors. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee director shall not exceed $500,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or is first designated as chairman of the Board or lead director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to two hundred percent (200%) of the foregoing limit.

6.	Administration of the Plan

(a) Administrator of the Plan. The Plan shall be administered by the Committee. The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers of the Company, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee (or any successor) delegates to a subcommittee comprised of one or more officers of the Company (who are not also directors) the authority to grant Awards, the resolution so authorizing such subcommittee shall specify the total number of shares of Common Stock such subcommittee may award pursuant to such delegated authority, and no such subcommittee shall designate any officer serving thereon or any executive officer or non-employee director of the Company as a recipient of any Awards granted under such delegated authority. The Committee hereby delegates to and designates the senior human resources officer of the Company (or such other officer with similar authority), and to his or her delegates or designees, the authority to assist the Committee in the day-to-day administration of the Plan and of Awards granted under the Plan, including without limitation those powers set forth in Section 6(b)(iv) through (ix) and to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. The Committee may further designate and delegate to one or more additional officers or employees of the Company or any subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.

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(b) Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

(iii) to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;

(iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;

(v) to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(vi) to determine the extent to which adjustments are required pursuant to Section 13;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;

(viii) to approve corrections in the documentation or administration of any Award; and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

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Notwithstanding anything in this Plan to the contrary, with respect to any Award that is “deferred compensation” under Section 409A of the Code, the Committee shall exercise its discretion in a manner that causes such Awards to be compliant with or exempt from the requirements of such Code section. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding such Award, the Committee shall not take any action with respect to any Award which constitutes (i) a modification of a stock right within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treas. Reg. § 1.409A-1 (b)(5)(v)(C), or (iii) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A of the Code within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(E).

The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 18, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment. The Committee or any member thereof may, in its sole and absolute discretion and, except as otherwise provided in Section 18, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

(c) Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

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7.	Plan Awards

(a) Terms Set Forth in Award Agreement. Awards may be granted to Eligible Persons as determined by the Committee at any time and from time to time prior to the termination of the Plan. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award (other than Restricted Stock awards) shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

(b) Performance Criteria. The Committee may establish performance criteria and level of achievement that determine the number of shares of Common Stock, Restricted Stock Units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award. Such performance-based awards may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee.

(c) Termination of Employment. Subject to the express provisions of the Plan, the Committee shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s Termination of Employment.

(d) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10(b) or Section 13 of this Plan or as otherwise provided by the Committee.

(e) Minimum Vesting. Except as otherwise provided in this Section 7(e), no Award shall be granted with terms providing for any right of vesting, exercise or lapse of vesting requirements earlier than a date that is at least one (1) year following the date of grant (or, in the case of vesting based upon performance objectives, exercise and vesting restrictions cannot lapse earlier than the one (1) year anniversary measured from the date of the commencement of the period over which performance is measured). Notwithstanding the foregoing, the following Awards that do not comply with the one (1) year minimum vesting and exercise requirements may be granted: (i) Substitute Awards; (ii) any Awards the Committee may grant up to a maximum of five percent (5%) of the aggregate number of shares available for issuance under the Plan (for purposes of counting shares against the five percent (5%) limitation, the share counting rules under Section 5(b) shall apply); and (iii) Awards granted to Non-Employee Directors so long as the Awards provide for a right of exercise or lapse of any vesting obligations no earlier than the next annual stockholder meeting date following the grant date, so long as the next annual stockholder meeting date is at least fifty (50) weeks after the immediately preceding annual stockholder meeting date.

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8.	Options

(a) Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than ten years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. The Committee will establish the price at which Common Stock may be purchased upon exercise of an Option, which, in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise.

(b) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Option and, at any time when the exercise price of a previously awarded Option is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Option for cash or a new Award with a lower (or no) exercise price.

(c) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(d) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

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(e) No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.

9.	Stock Appreciation Rights

(a) General Terms. The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the SAR’s grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash, Restricted Stock or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.

(b) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Stock Appreciation Right and, at any time when the exercise price of a previously awarded Stock Appreciation Right is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award with a lower (or no) exercise price.

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(c) No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any shares of Common Stock subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.

10.	Restricted Stock and Restricted Stock Units

(a) Vesting and Performance Criteria. The grant, issuance, vesting and/or settlement of any Award of Restricted Stock or Restricted Stock Units shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Restricted Stock or Restricted Stock Units as the form of payment for grants or rights earned or due under other stockholder-approved compensation plans or arrangements of the Company.

(b) Dividends and Distributions; Dividend Equivalents. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Any Dividend Equivalents that are granted with respect to any Award of Restricted Stock Units shall be accrued and deferred with respect to such Award and the amount thereof paid and settled upon settlement of the Award of Restricted Stock Units.

(c) Voting Rights. Participants in whose name Restricted Stock Units are granted shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

11.	Deferral of Payment

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon settlement, vesting or other events with respect to an Award. Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee.

12.	Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

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13.	Adjustment of and Changes in the Stock

(a) The number and kind of shares of Common Stock available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of shares of Common Stock subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued or issuable pursuant to such an adjustment.

(b) In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

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(c) Unless otherwise expressly provided in the Award Agreement or another contract, including an employment or services agreement, or under the terms of a transaction constituting a Change in Control, the Committee may provide that any or all of the following shall occur upon a Participant’s Termination of Employment without Cause within twenty-four (24) months following a Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of any Award the vesting of which is in whole or in part subject to performance criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, and (c) in the case of outstanding Restricted Stock and/or Restricted Stock Units (other than those referenced in subsection (b)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of any Award the vesting of which is in whole or in part subject to performance criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, as determined by the Committee, and (c) in the case of outstanding Restricted Stock and/or Restricted Stock Units (other than those referenced in subsection (b)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. In no event shall any action be taken pursuant to this Section 13(c) that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

(d) Notwithstanding anything in this Section 13 to the contrary, in the event of a Change in Control, the Committee may provide for the cancellation and cash settlement of all outstanding Awards upon such Change in Control. For the avoidance of doubt, but without limitation of the foregoing, in the case of an Option, Stock Appreciation Right or other “appreciation” Award whose value is determined by reference to appreciation above an exercise price or base price, the Committee may provide for the cancellation and cash settlement of any such outstanding Award upon a Change in Control in an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock upon such Change in Control over the applicable exercise price or base price of such Award multiplied by the number of shares of Common Stock underlying such Award, or if no such excess exists at the time of the Change in Control, such Award may be cancelled upon the Change in Control without any consideration being paid therefor.

(e) The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 13 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

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(f) Notwithstanding anything in this Section 13 to the contrary, an adjustment to an Option or Stock Appreciation Right under this Section 13 shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Section 409A of the Code.

14.	Transferability

Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, (i) outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Committee and (ii) a Participant may transfer or assign an Award as a gift to an entity wholly owned by such Participant (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned Options and Stock Appreciation Rights only during lifetime of the assigning Participant (or following the assigning Participant’s death, by the Participant’s beneficiaries or as otherwise permitted by the Committee) and provided further that such Assignee Entity shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award.

15.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option is effective and current or the Company has determined, in its sole and absolute discretion, that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

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16.	Withholding

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. Unless otherwise determined by the Committee, these obligations may or, to the extent required by the Committee, shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Participant directing the Company to withhold a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or shares of Common Stock.

17.	Disqualifying Dispositions

Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon the exercise of an Incentive Stock Option within two years from the date of grant of such Incentive Stock Option or within one year after the issuance of shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

18.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 8(a);

(c) reprice outstanding Options or SARs as described in Sections 8(b) and 9(b);

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) increase the individual maximum limits in Section 5(e); or

(g) otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

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No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would materially impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

19.	No Liability of Company

The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, vesting, exercise or settlement of any Award granted hereunder.

20.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock, stock options or other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

22.	No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant’s employment, service on the Board or service at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.

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23.	Specified Employee Delay

To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee’s Separation from Service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

24.	No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

25.	Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

26.	Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

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27.	Clawback/Recoupment

Notwithstanding any other provisions in this Plan, Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company. By accepting an Award, the Participant is agreeing to be bound by any such clawback policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion.

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Annex G-1

Form of Seller Lockup Agreement

_____________, 2020

LF Capital Acquisition Corp.
600 Madison Avenue

Suite 1802
New York, NY 10022

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to LF Capital Acquisition Corp., a Delaware corporation (“Parent”) in accordance with Section 1.3(b)(iv) of that certain Agreement and Plan of Merger, dated as of August 31, 2020 (the “Merger Agreement”), by and among Parent, LFCA Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), Landsea Homes Incorporated (the “Company”) and Landsea Holdings Corporation, a Delaware corporation (the “Seller”), pursuant to which, inter alia, the Company will merge with and into Merger Sub, with the Company surviving on the terms and subject to the conditions set forth therein (the “Business Combination”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In order to induce Parent, the Company, Merger Sub and Level Field Capital, LLC to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby agrees with Parent as follows:

1.    (a) The Seller agrees that it shall not Transfer any Parent Shares until the earlier of (A) one year following the completion of the Business Combination and (B) subsequent to the completion of the Business Combination, (x) if the last sale price of the Parent Class A Stock equals or exceeds $12.00 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the completion of the Business Combination or (y) the date following the completion of the Business Combination on which Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Parent’s stockholders having the right to exchange their Parent Shares for cash, securities or other property (the “Parent Shares Lock-up Period”).

(b) The Seller agrees that it shall not Transfer any Parent Warrants (or Parent Class A Stock issued or issuable upon the exercise of Parent Warrants) until 30 days after the completion of the Business Combination (the “Parent Warrants Lockup Period”).

(c) Notwithstanding the provisions set forth in paragraphs 1(a) and (b), Transfers of the Parent Shares or Parent Class A Stock issued or issuable upon the exercise or conversion of the Parent Warrants that are held by the Seller are permitted (a) to the Seller’s officers or directors, any affiliates or family members of any of the Seller’s officers or directors, any shareholder of the Seller, or any affiliates of the Seller; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales; (f) transfers in the event of the Parent’s liquidation; (g) transfers by virtue of the laws of the State of Delaware or the Seller’s limited liability company agreement upon dissolution of the Seller; and (h) in the event of the Parent’s merger, capital stock exchange, reorganization or other similar transaction which results in all of the Parent’s stockholders having the right to exchange their Parent Shares for cash, securities or other property subsequent to the completion of the Business Combination; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement, in form and substance reasonably acceptable to Parent, agreeing to be bound by the restrictions herein.

G-1-1

2.       As used herein, “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); provided, however, that nothing in this paragraph 2 shall prevent (i) a pledge or hypothecation of any Parent Shares as collateral to a third party loan, (ii) a Transfer to any holder of phantom stock or equivalent security of the Seller that has vested, as determined by the board of directors of the Seller, in satisfaction of such vested phantom stock or equivalent security of the Seller, or (iii) a Transfer to an Affiliate; provided, further, that any transferee, other than a transferee under paragraphs 2(i) or 2(ii), (x) agrees to be bound to the terms and conditions of this Letter Agreement and (y) executes a joinder to this Letter Agreement in a form and substance reasonably acceptable to Parent.

3.       This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written consent from Parent.

4.       The Seller may not assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Parent. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Seller and any of its successors, heirs, assigns and permitted transferees.

5.       This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.       The Seller represents and warrants that it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Seller’s questionnaire furnished to Parent, as applicable, is true and accurate in all respects. The Seller represents and warrants that (A) it is not subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction and (B) it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

G-1-2

7.       The Seller hereby agrees and acknowledges that: (i) Parent would be irreparably injured in the event of a breach by Seller of its, his or her obligations under paragraphs 1(a), 1(b), 4 or 6 of this Letter Agreement; (ii) monetary damages may not be an adequate remedy for such breach; and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, pdf or facsimile transmission.

9.       This Letter Agreement shall terminate upon the earliest to occur of (a)(i) with respect to the Parent Shares subject to this Agreement, the expiration of the Parent Shares Lock-up Period, and (ii) with respect to the Parent Warrants subject to this Agreement, and shares of Parent Class A Stock issued or issuable upon the exercise of such Parent Warrants, the expiration of the Parent Warrants Lock-up Period, and (b) the termination of the Merger Agreement in accordance with its terms.

[Signature Page Follows]

G-1-3

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

Landsea Holdings Corporation

By:
	Name:	John Ho
	Title:	Chief Executive Officer and Interim Chief Financial Officer

Acknolwedged and Agreed:

LF Capital Acquisition Corp.

By:
	Name:	Scott Reed
	Title:	Chief Executive Officer and President

[Signature Page to Seller Lockup Agreement]

G-1-4

Annex G-2

Form of Sponsor Lockup Agreement

____________, 2020

LF Capital Acquisition Corp.
600 Madison Avenue

Suite 1802
New York, NY 10022

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to LF Capital Acquisition Corp. (“Parent”) in accordance with Section 1.3(a)(v) of that certain Agreement and Plan of Merger, dated as of August 31, 2020 (the “Merger Agreement”), by and among Parent, LFCA Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent, Landsea Homes Incorporated (the “Company”) and Landsea Holdings Corporation, a Delaware corporation (the “Seller”), pursuant to which, inter alia, the Company will merge with and into Merger Sub, with the Company surviving on the terms and subject to the conditions set forth therein (the “Business Combination”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In order to induce the Parent, the Company and the Seller to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Level Field Capital, LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is either a member of Parent’s or Sponsor’s board of directors and/or management team (each, an “Insider” and, collectively, the “Insiders”), hereby agrees with Parent as follows:

1.     (a) The Sponsor and each Insider agree that it, him or her shall not Transfer any Parent Shares until the earlier of (A) one year following the completion of the Business Combination and (B) subsequent to the completion of the Business Combination, (x) if the last sale price of the Parent Class A Stock equals or exceeds $12.00 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the completion of the Business Combination or (y) the date following the completion of the Business Combination on which Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Parent’s stockholders having the right to exchange their Parent Shares for cash, securities or other property (the “Parent Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, him or her shall not Transfer any Parent Warrants (or Parent Class A Stock issued or issuable upon the exercise of Parent Warrants) until 30 days after the completion of the Business Combination (the “Parent Warrants Lockup Period”).

(c) Notwithstanding the provisions set forth in paragraphs 1(a) and (b), Transfers of the Parent Shares or Parent Class A Stock issued or issuable upon the exercise or conversion of the Parent Warrants that are held by the Sponsor or any Insider are permitted (a) to the Parent’s officers or directors, any affiliates or family members of any of the Parent’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales; (f) transfers in the event of the Parent’s liquidation; (g) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; and (h) in the event of the Parent’s merger, capital stock exchange, reorganization or other similar transaction which results in all of the Parent’s stockholders having the right to exchange their Parent Shares for cash, securities or other property subsequent to the completion of the Business Combination; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement, in form and substance reasonably acceptable to Parent, agreeing to be bound by the restrictions herein.

G-2-1

2.       As used herein, “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

3.       This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written consent from Parent.

4.       No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Parent. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and any of its, his or hers successors, heirs, assigns and permitted transferees.

5.       This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.       The Sponsor, Parent and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to Parent (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor, Parent and each Insider’s questionnaire furnished to the Company, as applicable, is true and accurate in all respects. The Sponsor, Parent and each Insider represents and warrants that (A) it, he or she is not subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction and (B) it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

G-2-2

7.       The Sponsor, Parent and each Insider hereby agrees and acknowledges that: (i) Parent would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1(a), 1(b), 4 or 6 of this Letter Agreement; (ii) monetary damages may not be an adequate remedy for such breach; and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, pdf or facsimile transmission.

9.       This Letter Agreement shall terminate upon the earliest to occur of (a)(i) with respect to the Parent Shares subject to this Agreement, the expiration of the Parent Shares Lock-up Period, and (ii) with respect to the Parent Warrants subject to this Agreement, and shares of Parent Class A Stock issued or issuable upon the exercise of such Parent Warrants, the expiration of the Parent Warrants Lock-up Period, and (b) the termination of the Merger Agreement in accordance with its terms.

[Signature Page Follows]

G-2-3

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

Level Field Capital, LLC

By: Level Field Partners, LLC, its Managing Member

By: Level Field Management, LLC

By:
	Name:	Elias Farhat
	Title:	Member

By:
	Name:	Djemi Traboulsi
	Title:	Member

[Signature Page to Sponsor Lockup Agreement]

G-2-4

By:
	Name:	Baudouin Prot

By:
	Name:	Scott Reed

By:
	Name:	Elias Farhat

By:
	Name:	Djemi Traboulsi

By:
	Name:	James Erwin

By:
	Name:	Karen Wendel

By:
	Name:	Gregory Wilson

[Signature Page to Sponsor Lockup Agreement]

G-2-5

Acknolwedged and Agreed:

LF Capital Acquisition Corp.

By:
	Name:	Scott Reed
	Title:	Chief Executive Officer and President

[Signature Page to Sponsor Lockup Agreement]

G-2-6

Annex H

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“Agreement”), effective ___________, 2020 (“Effective Date”), is entered into by and between Landsea Group Co., Ltd., a China limited company (“Licensor”), and LF Capital Acquisition Corp., a Delaware corporation (“LF Licensee,” together, with those subsidiaries of LF Capital Acquisition Corp., as set forth on Exhibit A, each a “Licensee”). Each of the Licensor and Licensees are referred to herein individually as a “Party” and together as the “Parties.”

WHEREAS, Licensor owns the mark LANDSEA (the “Licensed Mark”) for use in connection with real estate services, as well as the following U.S. Patent & Trademark Office registrations for the Licensed Mark:

a.	LANDSEA, Reg. No. 5,436,317 for “Appraisals of real estate; commercial and residential real estate agency services; housing agencies; land leasing; leasing of real estate; real estate investment services in the nature of purchasing and selling of real estate for others; real estate management service” in International Class 036; and

b.	LANDSEA, Reg. No. 5,247,710 for “Building construction; building of fair stalls and shops; cleaning of buildings; construction planning; construction project management services; construction services, namely, planning, laying out and custom construction of residential and commercial communities; construction, maintenance and renovation of property; providing information and commentary in the field of real estate development; real estate development; real estate site selection: in International Class 037.

WHEREAS, Licensor wishes to license to each Licensee and each Licensee wishes to license from Licensor the Licensed Mark LANDSEA for use in connection with real estate services, including as defined in the U.S. Patent and Trademark Office Registrations listed herein.

WHEREAS, Licensor expects that it will obtain significant value from having each Licensee make licensed use of the Licensed Mark LANDSEA in the United States in connection with real estate services.

WHEREAS, subject to the terms and conditions set forth in this Agreement, Licensor is willing to grant to Licensees the exclusive collective right to use the Licensed Mark in the “domestic homebuilding business” in connection with the goods and services offered by each Licensee (the “Scope of Grant”). For purposes hereof, “domestic homebuilding business” shall mean shall mean a business (i) engaged in constructing single and/or multi-family residential properties that operates in the United States or (ii) with a business unit dedicated to constructing single and/or multi-family residential properties in the United States, but excluding such business and activities located in New York, New York.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to each Licensee a non-sublicensable, royalty-free license to use the Licensed Mark in a manner consistent with the Scope of Grant; provided, that, the Parties hereto further agree that the LF Licensee (i) from time to time, may amend the list of subsidiaries set forth on Exhibit A and (ii) shall, upon written request by Licensor, promptly provide to Licensor a current copy of the amended Exhibit A. The license granted by the immediately preceding sentence shall be exclusive as to all Licensees collectively. Each Licensee agrees to adhere and conform to the terms and conditions in this Agreement, including the quality control provisions set forth herein. For purposes of this Agreement, “subsidiary” means, for any person, (x) any corporation more than 50% of whose capital stock of any class or classing having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such person directly or indirectly through subsidiaries, or (y) any limited liability company, partnership, association, joint venture, or other entity of which such person directly or indirectly through subsidiaries has more than a 50% equity interest at the time.

2.          Ownership and Use of the Licensed Mark. Each Licensee acknowledges that Licensor solely and exclusively owns the Licensed Mark. Each Licensee shall not represent that it has any ownership interest in the Licensed Mark. Each Licensee acknowledges that its licensed use of the Licensed Mark does not create in Licensee any title in or to the Licensed Mark or any goodwill associated with the Licensed Mark, and that all goodwill arising from each Licensee’s use of the Licensed Mark inures to the benefit of Licensor. Each Licensee agrees not to challenge the validity of the Licensed Mark. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit Licensor’s ability to use or otherwise license the Licensed Mark outside of the Scope of Grant.

3.	Quality Control.

a.       For the purpose of maintaining and protecting the image and reputation of Licensor and the LANDSEA mark, LF Licensee shall ensure, and cause each Licensee to ensure, that each Licensee’s services are at least of the same quality as those services offered by Licensor under the LANDSEA mark as of the Effective Date of this Agreement.

b.       LF Licensee has shared with Licensor its plans for the services to be offered using the Licensed Mark, including the services to be offered by LF Licensee’s subsidiaries. Licensor acknowledges that the quality contemplated is appropriate and each Licensee agrees that all services provided using the Licensed Mark will adhere to those quality standards.

c.       Licensee agrees, following a written request from Licensor, that LF Licensee shall promptly provide, or cause to be provided to, Licensor such information reasonably requested and to allow physical inspection upon reasonable notice of each Licensee’s premises in order to allow Licensor sufficient information to reasonably confirm the quality level of the services provided by each Licensee in connection with the Licensed Mark.

d.       LF Licensee further agrees that it shall be responsible for each Licensee’s compliance with this Section 3.

4.          Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the LF Licensee and Licensor, and any such assignment without such prior written consent shall be null and void.

5.	Term; Termination.

a.        Term. This Agreement shall have a term of ten (10) years beginning on the date first set forth above. The Parties agree that upon and after the nine (9) year anniversary of the date first set forth above, if not terminated earlier pursuant to Section 5(b), LF Licensee and Licensor shall negotiate in good faith a commercially reasonable agreement for the continued licensing of the Licensed Mark; provided that each of LF Licensee and Licensor shall determine to enter into any such agreement in their sole discretion. The Licensees shall, within one hundred and eighty (180) days after the ten (10) year anniversary cease using the Licensed Mark.

b.        Termination. Notwithstanding Section 5(a), this agreement may be terminated by either of LF Licensee or Licensor upon the earlier of:

(i)       Breach; Abandonment. Upon thirty (30) days after any abandonment of the Licensed Mark by Licensor or breach by a Party of any of the material terms herein, where such breach is not cured within ten (10) business days after receipt of written notice from the non-breaching Party.

(ii)      Sale to Third Party. Upon sixty (60) days after a Change of Control; provided that LF Licensee first provides Licensor with written notice thereof not less than thirty (30) days prior to the anticipated Change of Control. For purposes of this Agreement, “Change of Control” means any direct or indirect sale or transfer of all or substantially all of the assets of the LF Licensee, whether by operation of law, merger, divestiture, purchase of securities or other similar transaction, whereby a person, other than Licensor (together with its Affiliates), after such transaction or series of transaction (i) owns directly or indirectly more than 50% of the equity interest in LF Licensee or such person owning all or substantially all of the assets of LF Licensee or (ii) otherwise has the power to elect a majority of the directors, managers, principals, officers or other controlling body of LF Licensee or such person owning all or substantially all of the assets of LF Licensee.

(iii)     Ownership Threshold. Upon one hundred and eighty (180) days after the date on which the aggregate ownership of LF Licensee held by Licensor (together with all of its affiliates) is less than six percent (6%); provided that during such one hundred and eighty (180) period, LF Licensee and Licensor shall negotiate in good faith a commercially reasonable agreement for the continued licensing of the Licensed Mark; provided further that each of LF Licensee and Licensor shall determine to enter into any such agreement in their sole discretion.

6.          Disputes, Arbitration and Actions. The LF Licensee and Licensor shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation. Any dispute arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, which dispute cannot be resolved in good faith, shall be determined by arbitration conducted in Hong Kong administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction but it shall be deemed to preclude any remedy sought in a court of law.

7.           Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

8.           Notices. Any notices hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail postage prepaid, return receipt requested, (c) by electronic mail, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to Licensor:

Landsea Group Co., Ltd.

__________________________

__________________________

Attention: _________________

Email: ____________________

If to Licensee:

Landsea Homes Corporation
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attention: Franco Tenerelli
Email: ftenerelli@landsea.us

9.           Waiver. Waiver by either Party, whether expressed or implied, of any provision of this Agreement, or of any breach or default, shall not constitute a continuing waiver of such provision or a waiver of any other provision of this Agreement.

10.         No Partnership. The relationship between Licensor and each Licensee hereunder shall at all times be that of licensor and licensee, and nothing contained in this Agreement shall render or constitute Licensor and Licensee joint venturers, affiliates, partners, or agents of each other or allow a Party to legally bind the other Party with respect to any third party.

11.         Successors. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties, and their successors and permitted assigns.

12.         Construction. This Agreement shall be deemed to have been jointly drafted by all Parties hereto and shall be construed in accordance with its fair meaning, and not strictly construed against either Party.

13.         Severability. Should any part of this Agreement be declared invalid or unenforceable by an arbitration panel or court of competent jurisdiction, that part shall be excluded to the extent of such invalidity or unenforceability and all other terms hereof shall remain in full force and effect.

14.         Entire Agreement. This Agreement contains the entire agreement of the Parties with regard to the licensing of the Licensed Mark and each Licensee’s use thereof. Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of LF Licensee and Licensor.

15.         Captions. The captions and titles in this Agreement are for reference only and shall in no way be construed to define, limit, or extend either the scope of this Agreement or the intent of any of its provisions.

16.         Counterparts. This Agreement may be signed in counterparts, and each copy shall be considered an original for all purposes.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties agree to all of the terms and conditions of this Agreement as of the Effective Date.

Licensor

Landsea Group Co., Ltd.

By:
Name:
Title:

Licensee

LF Capital Acquisition Corp., on behalf of itself and those subsidiaries set forth on Exhibit A

By:
Name:
Title:

[Signature Page to License Agreement]

Exhibit A

List of Subsidiaries

1.	54 Windsor, LLC
2.	A & J Companies, LLC
3.	Acoma Court, LLC
4.	Alice Park, LLC
5.	AV1, LLC
6.	Bethany Ranch, LLC
7.	CDR11, LLC
8.	Garrett Walker Development, LLC
9.	Garrett Walker Homes, LLC
10.	Grand Manor, LLC
11.	GW Sales, LLC
12.	GWH Cantada, LLC
13.	GWH Grand Village, LLC
14.	GWH Holdings, LLC
15.	GWH Mountain Views, LLC
16.	GWH NCC 13 & 14, LLC
17.	GWH NCC 9 & 11, LLC
18.	GWH NCC, LLC
19.	GWH NCC-71, LLC
20.	GWH Northern Farms, LLC
21.	GWH Park Forest, LLC
22.	GWH Sundance, LLC
23.	GWH Sunrise, LLC (#23)
24.	GWH Sunset Farms, LLC
25.	GWH Trenton Park, LLC
26.	GWH West Pointe Estates, LLC
27.	GWH West Pointe Village, LLC
28.	Hearn Manor, LLC
29.	HNM, LLC
30.	JJAZ Construction, LLC
31.	Landsea Construction Arizona Inc.
32.	Landsea Construction Inc.
33.	Landsea Construction LLC
34.	Landsea Homes of Arizona LLC
35.	Landsea Homes of California Inc.
36.	Landsea Homes US Corporation (fka Landsea Homes Incorporated)
37.	Landsea Homes- WAB 2 LLC
38.	Landsea Homes-WAB LLC
39.	Landsea Real Estate Arizona Inc.
40.	Landsea Real Estate California, Inc.
41.	Landsea Real Estate Inc.
42.	Landsea Real Estate, New Jersey, L.L.C.

43.	Landsea Urban LLC
44.	LS Investco Vale LLC
45.	LS Manager Vale LLC
46.	LS-14 Ave JV LLC
47.	LS-14 Ave LLC
48.	LS-14 Ave Member LLC
49.	LS-14 Ave Mezz LLC
50.	LS-Chandler LLC
51.	LS-Chatsworth LLC
52.	LS-Danville LLC
53.	LS-Eastmark LLC
54.	LS-LA Simi LLC
55.	LS-LA Simi Mezz LLC
56.	LS-Lido LLC
57.	LS-Milpitas LLC
58.	LS-Newark LLC
59.	LS-NJ Port Imperial Borrower, LLC
60.	LS-NJ Port Imperial EB5 Borrower, LLC
61.	LS-NJ Port Imperial JV, LLC
62.	LS-NJ Port Imperial LLC
63.	LS-NJ Port Imperial Member, LLC
64.	LS-North Phoenix LLC
65.	LS-Novato LLC
66.	LS-OC Portola LLC
67.	LS-Ontario II LLC
68.	LS-Ontario LLC
69.	LS-PA Boston Point LLC
70.	LS-Queen Creek II LLC
71.	LS-Queen Creek LLC
72.	LS-Santa Clara LLC
73.	LS-SF Jordan Ranch LLC
74.	LS-Sunnyvale LLC
75.	LS-Verrado Marketside LLC
76.	LS-Verrado Victory Duplex LLC
77.	LS-Walnut Creek LLC
78.	LS-Wilder LLC
79.	Olive Park, LLC
80.	Paradise 21, LLC
81.	Pinnacle West Homes Alamar LLC
82.	Pinnacle West Homes and Development, LLC
83.	Pinnacle West Homes Centerra LLC
84.	Pinnacle West Homes Destiny LLC
85.	Pinnacle West Homes E-69 LLC
86.	Pinnacle West Homes E44, LLC
87.	Pinnacle West Homes E48 LLC
88.	Pinnacle West Homes E70 LLC

89.	Pinnacle West Homes E92 LLC
90.	Pinnacle West Homes Encanta LLC
91.	Pinnacle West Homes Highlands LLC
92.	Pinnacle West Homes Holding Corp.
93.	Pinnacle West Homes M71 LLC
94.	Pinnacle West Homes M72 LLC
95.	Pinnacle West Homes V117, LLC
96.	Portola PA-1 Mezz Owner LLC
97.	Portola PA-1 Owner, LLC
98.	Portola PA-3 Mezz Owner LLC
99.	Portola PA-3 Owner LLC, LLC
100.	Portola PA-4 Mezz Owner LLC
101.	Portola PA-4 Owner, LLC
102.	Portola PA-5 Mezz Owner LLC
103.	Portola PA-5 Owner, LLC
104.	Portola PA-5B Mezz Owner LLC
105.	Portola PA-5B Owner, LLC
106.	SFGW, LLC
107.	SGCR, LLC
108.	SMGWH, LLC
109.	Summers Place At Baseline, LLC
110.	The Grove At Baseline, LLC
111.	The Ridge, LLC
112.	The Vale PA-1 Owner, LLC
113.	The Vale PA-2 Owner, LLC
114.	The Vale PA-3 Owner, LLC
115.	Townley Park, LLC

Annex I

Execution Version

SPONSOR TRANSFER, WAIVER, FORFEITURE AND DEFERRAL AGREEMENT

This SPONSOR TRANSFER, WAIVER, FORFEITURE AND DEFERRAL AGREEMENT (the “Sponsor Surrender Agreement”), dated as of August 31, 2020, is entered into by and between Level Field Capital, LLC, a Delaware limited liability company (“Sponsor”), LF Capital Acquisition Corp., a Delaware corporation (“Parent”), Landsea Holdings Corporation, a Delaware corporation (“Seller”), and Landsea Homes Incorporated, a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Sponsor Surrender Agreement, Parent, LFCA Merger Sub, Inc., a Delaware corporation, the Company and the Seller will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, the Sponsor has agreed to transfer to the Seller, for no additional consideration (i) 2,200,000 Private Placement Warrants held by the Sponsor (the “Transferred Warrants”) and (ii) 500,000 shares of Parent Class A Stock following the conversion at the Effective Time of 500,000 shares of Parent Class B Stock held by the Sponsor (the “Transferred Shares,” together with the Transferred Warrants, the “Transferred Securities”), in each case, subject to the terms and conditions specified herein.

WHEREAS, Sponsor has agreed to surrender and transfer to Parent, for no consideration and as a contribution to the capital of Parent, (a) 2,260,000 Private Placement Warrants (the “Surrendered Warrants”), and (b) 600,000 shares of Parent Class B Stock held by the Sponsor (the “Surrendered Shares”), whereupon the Surrendered Shares shall be cancelled;

WHEREAS, the Sponsor and the Seller have agreed to a lock-up period for certain of its shares of Parent Class B Stock, subject to the terms and conditions specified herein;

WHEREAS, the Sponsor has agreed to waive its right to exercise its Private Placement Warrants (the “Sponsor Warrants”) to purchase shares of the Parent Class A Stock by any method other than on a “cashless basis,” pursuant to that certain Warrant Agreement, dated June 19, 2018 (as may be amended from time to time, the “Warrant Agreement”), by and between the Parent and Continental Stock Transfer & Trust Company (the “Warrant Agent”), subject to the terms and conditions specified herein;

WHEREAS, the Sponsor entered into that certain Promissory Note, dated as of July 16, 2020, with the Parent, whereby Sponsor has agreed to loan up to $3,000,000 to the Parent, and as of the date hereof, has loaned $1,000,000 to the Parent (the “Working Capital Loan”);

WHEREAS, the Sponsor has agreed to terminate, forgive and release Parent from any and all obligations arising under or related to the Working Capital Loan, subject to the terms and conditions specified herein;

WHEREAS, the Sponsor entered into that certain Convertible Note, dated as of March 4, 2019, with the Parent, as amended (the “Convertible Note”), whereby (i) the Parent borrowed $1,500,000 from the Sponsor (the “Outstanding Amount”) and (ii) upon maturation of the Convertible Note, at the option of the Sponsor, the Outstanding Amount may be converted into warrants of the Parent with rights identical to the Private Placement Warrants (the “Conversion Rights”); and

WHEREAS, the Sponsor has agreed to waive its Conversion Rights in lieu of payment in cash by the Parent upon maturation of the Convertible Note, subject to the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Surrender and Waiver.

(a)	Immediately prior to, and conditioned upon, the Effective Time:

(i)	the Sponsor shall automatically and irrevocably surrender and forfeit to Parent, for no consideration and as a contribution to the capital of Parent, (A) the Surrendered Warrants and (B) the Surrendered Shares; and

(ii)	Parent shall immediately cancel the Surrendered Warrants and the Surrendered Shares;

(b)	Immediately prior to, and conditioned upon, the Effective Time, the Sponsor shall, automatically and without any further action by the Sponsor, irrevocably waive its right to exercise the Sponsor Warrants, pursuant to the terms of the Warrant Agreement, by any method other than on a “cashless basis”; provided that such waiver shall bind Sponsor’s members and any Permitted Transferees (as defined in the Warrant Agreement) of Sponsor following the Effective Time.

(c)	Immediately prior to, and conditioned upon, the Effective Time, the Sponsor shall, automatically and without any further action by the Sponsor, irrevocably waive its Conversion Rights under the provisions under Section 5(a) of the Convertible Note and accept payment for the Outstanding Amount in cash pursuant to Section 5(b) of the Convertible Note.

(d)	Immediately prior to, and conditioned upon, the Effective Time, the Sponsor shall, automatically and without any further action by the Sponsor or Parent, irrevocably terminate, forgive, discharge, and release the Parent from any and all obligations, liabilities and outstanding amounts arising under or relating to the Working Capital Loan.

(e)	Immediately prior to, and conditioned upon, the Effective Time, the Sponsor agrees, that, certain of its Parent Class B Stock, upon conversion to Parent Class A Stock on a one-for-one basis as provided in Section 4.3(b)(i) of the Parent Charter (and pursuant to that certain Waiver Agreement, by and among the Parent, the Seller, the Company and the Sponsor, dated as of the date hereof), shall, automatically and without any further action by the Sponsor or Parent, be subject to the following restrictions and requirements:

(i)	Following the conversion of 500,000 shares of Parent Class B Stock held by the Sponsor to Parent Class A Stock at the Closing, such Parent Class A Stock may not be Transferred until the 10-day volume weighted average of the market price of the Parent Class A Stock as quoted on Nasdaq is not less than $14.00 per share (subject to adjustments for any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock)); and

(ii)	in the event that the shares of Parent Class A Stock held by the Sponsor described in the preceding Paragraph 2(e)(i) do not meet their respective 10-day volume weighted average market price targets within the 24-month period following the Effective Time (the “Lock-Up Period”), such shares shall, automatically and without any further action by the Sponsor or Parent, be surrendered and forfeited by the Sponsor for no consideration and immediately cancelled by the Parent.

(f)	Following the delivery of the Transferred Shares by the Sponsor to the Seller, the Seller agrees that such Transferred Shares shall, automatically and without any further action by the Seller or Parent, be subject to the following restrictions and requirements:

(i)	Such Transferred Shares may not be Transferred until the 10-day volume weighted average of the market price of the Parent Class A Stock as quoted on Nasdaq is not less than $14.00 per share (subject to adjustments for any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock)); and

(ii)	In the event that the Transferred Shares held by the Seller described in the preceding Paragraph 2(f)(i) do not meet their respective 10-day volume weighted average market price targets within the Lock-Up Period, such shares shall, automatically and without any further action by the Seller or Parent, be surrendered and forfeited by the Seller for no consideration and immediately cancelled by the Parent.

(g)	As used herein, “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); provided, however, that nothing in this Paragraph 2(g) shall prevent (i) a pledge or hypothecation of any Parent Class A Stock as collateral to a third party loan or (ii) a Transfer to an Affiliate provided that such transferee (x) agrees to be bound to the terms and conditions of this Sponsor Surrender Agreement and (y) executes a joinder to this Sponsor Surrender Agreement in a form reasonably acceptable to the Parent. “Transferred” or “Transferring” shall have a correlative meaning.

3.	Transfer.

(a)	Immediately prior to, and conditioned upon, the Effective Time, Sponsor shall immediately and irrevocably deliver, convey, assign and transfer to the Seller for no consideration the Transferred Warrants.

(b)	Immediately following the Effective Time, on the Closing Date Sponsor shall immediately and irrevocably deliver, convey, assign and transfer to the Seller for no consideration the Transferred Shares.

(c)	Seller acknowledges that the Transferred Securities are subject to the restrictions on transfer set forth in paragraph 8 of that certain letter agreement, by and among the Parent, the Sponsor and the insiders party thereto, dated June 19, 2018, and agrees, with respect only to the Transferred Securities, to be bound by the restrictions on transfer set forth in paragraph 8 therein.

4.	Sponsor Representations and Warranties. The Sponsor hereby represents and warrants as of the date hereof as follows:

(a)	The Sponsor is the sole record and beneficial owner of the Surrendered Warrants, the Surrendered Shares and the Transferred Securities, free and clear of all Liens other than transfer restrictions imposed by applicable securities laws.

(b)	The Sponsor has all requisite power and authority to execute and deliver this Sponsor Surrender Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Sponsor Surrender Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by the Sponsor. This Sponsor Surrender Agreement has been duly and validly executed and delivered by the Sponsor and, assuming this Sponsor Surrender Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Surrender Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Sponsor enforceable against it in accordance with its terms.

5.	Successors and Assigns. The Sponsor acknowledges and agrees that the terms of this Sponsor Surrender Agreement are binding on and shall inure to the benefit of their respective beneficiaries, heirs, legatees and other statutorily designated representatives. The Sponsor also understand that this Sponsor Surrender Agreement, once executed, is irrevocable and binding, and if the Sponsor Transfers any shares of Parent Class B Stock or Parent Class A Stock or Private Placement Warrants held by the Sponsor as of the date of this Agreement or held by the Sponsor after giving effect to the conversion pursuant to Paragraph 2 above, the transferee shall execute a joinder to this agreement in the form reasonably acceptable to the Parent.

6.	Termination. This Sponsor Surrender Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) the later of (x) end of the Lock-Up Period or (y) the “cashless exercise” of all of the Sponsor Warrants held by the Sponsor as of the date hereof, and (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time. This Sponsor Surrender Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Sponsor Surrender Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Sponsor Surrender Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 8.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Surrender Agreement as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Scott Reed
Name:	Scott Reed
Title:	President and Chief Executive Officer

[Signature Page to Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement]

LANDSEA HOLDINGS CORPORATION

By:	/s/ John Ho
Name:	John Ho
Title:	CEO

LANDSEA HOMES INCORPORATED

By:	/s/ John Ho
Name:	John Ho
Title:	CEO

[Signature Page to Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement]

LEVEL FIELD CAPITAL, LLC

By:	/s/ Elias Farhat
Name:	Elias Farhat
Title:	Member

[Signature Page to Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement]

Annex J-1

FORM OF FOUNDER’S WAIVER AGREEMENT

This FOUNDER’S WAIVER AGREEMENT (the “Founder’s Waiver Agreement”), dated as of August 31, 2020, is entered into by and between LF Capital Acquisition Corp., a Delaware corporation (“Parent”), Landsea Holdings Corporation, a Delaware corporation (“Seller”) and Landsea Homes Incorporated, a Delaware corporation (the “Company”) and [·].

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Founder’s Waiver Agreement, Parent, LFCA Merger Sub, Inc., a Delaware corporation, the Company and the Seller will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, [·] (the “Waiving Party”) has agreed to waive certain of their anti-dilution and conversion rights; and

WHEREAS, pursuant to the Merger Agreement, the Waiving Party has agreed to waive certain of its redemption rights.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Surrender and Waiver.

(a)	Immediately prior to, and conditioned upon, the Effective Time, the Waiving Party shall, automatically and without any further action by the Waiving Party or Parent, irrevocably waive its respective rights under the anti-dilution and conversion provisions of Section 4.3(b)(ii) of the Parent Charter with respect to each of its shares of Parent Class B Stock held as of the date hereof and such Parent Class B Stock shall be converted to Parent Class A Stock on a one-for-one basis as provided in Section 4.3(b)(i) of the Parent Charter at the Effective Time. For the avoidance of doubt, the preceding sentence shall include a waiver of any anti-dilution rights of the Waiving Party in connection with the transactions contemplated by the Merger Agreement, including the issuance of Parent Class A Stock to the Seller and any issuance of Parent Class A Stock in connection with those certain Forward Purchase and Subscription Agreements entered into with certain investors, Parent and Level Field Capital, LLC as of August 31, 2020.

(b)	The Waiving Party shall, automatically and without any further action by the Waiving Party or Parent, irrevocably waive its redemption rights under redemption provisions of Section 9.2 of the Parent Charter with respect to its Parent Class A Stock held as of the date hereof.

J-1-1

3.	Waiving Party Representations and Warranties. The Waiving Party, in its individual capacity, hereby represents and warrants as of the date hereof as follows:

(a)	The Waiving Party has all requisite power and authority to execute and deliver this Founder’s Waiver Agreement and to perform all of its respective obligations hereunder. The execution and delivery of this Founder’s Waiver Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action, as applicable. This Founder’s Waiver Agreement has been duly and validly executed and delivered and, assuming this Founder’s Waiver Agreement has been duly authorized, executed and delivered by the other parties hereto, this Founder’s Waiver Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the parties enforceable against it in accordance with its terms.

4.	Successors and Assigns. The Waiving Party acknowledges and agrees that the terms of this Founder’s Waiver Agreement are binding on and shall inure to the benefit of its respective beneficiaries, heirs, legatees and other statutorily designated representatives. The Waiving Party also understands that this Founder’s Waiver Agreement, once executed, is irrevocable and binding, and if the Waiving Party Transfers any shares of Parent Class B Stock or Parent Class A Stock held by the Waiving Party as of the date of this Agreement or held by it after giving effect to the conversion pursuant to Paragraph 2 above, the transferee shall execute a joinder to this agreement in the form reasonably acceptable to the Parent. As used herein, “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); provided, however, that nothing in this Paragraph 4 shall prevent (i) a pledge or hypothecation of any Parent Class A Stock as collateral to a third party loan or (ii) a Transfer to an Affiliate provided that such transferee (x) agrees to be bound to the terms and conditions of this Letter Agreement and (y) executes a joinder to this Letter Agreement in a form reasonably acceptable to the Parent. “Transferred” or “Transferring” shall have a correlative meaning.

5.	Termination. This Founder’s Waiver Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) Closing and (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time. This Founder’s Waiver Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

J-1-2

6.	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Founder’s Waiver Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 7.

[signature page follows]

J-1-3

IN WITNESS WHEREOF, the parties hereto have executed this Founders’ Waiver Agreement as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By:
Name:
Title:

LANDSEA HOLDINGS CORPORATION

By:
Name:
Title:

LANDSEA HOMES INCORPORATED

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Founder’s Waiver Agreement]

J-1-4

Annex J-2

FORM OF FOUNDERS SHARE WAIVER AGREEMENT

This FOUNDERS SHARE WAIVER AGREEMENT (the “Founders’ Waiver Agreement”), dated as of [•], is entered into by and between LF Capital Acquisition Corp., a Delaware corporation (“Parent”) and each of [•] and [•] (collectively, the “BlackRock Holders”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Founders’ Waiver Agreement, Parent, LFCA Merger Sub, Inc., a Delaware corporation, Landsea Homes Incorporated, a Delaware corporation (the “Company”) and Landsea Holdings Corporation, a Delaware corporation (the “Seller”) will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, as of the date hereof, (i) [•] owns [•] shares of Parent Class B Stock and (ii) [•] owns [•] shares of Parent Class B Stock; and

WHEREAS, the BlackRock Holders (the “Waiving Parties”) have agreed to waive certain of their anti-dilution rights.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Waiver. Immediately prior to, and conditioned upon, the Effective Time, each Waiving Party in its individual capacity, severally and not jointly, shall, automatically and without any further action by such Waiving Party or Parent, irrevocably waive its respective rights under the anti-dilution and conversion provisions of Section 4.3(b)(ii) of the Parent Charter with respect to each of its shares of Parent Class B Stock held as of the date hereof and each Waiving Party understands that, pursuant to the terms of the Parent Charter, such Parent Class B Stock shall be converted to Parent Class A Stock on a one-for-one basis at the Effective Time. For the avoidance of doubt, the preceding sentence shall include a waiver of any anti-dilution rights of each Waiving Party in connection with the transactions contemplated by the Merger Agreement, including the issuance of Parent Class A Stock to the Seller and any issuance of Parent Class A Stock in connection with those certain Forward Purchase and Subscription Agreements.

3.	Waiving Parties Representations and Warranties. Each Waiving Party in its individual capacity, severally and not jointly, hereby represents and warrants as of the date hereof as follows:

J-2-1

(a)	It has all requisite power and authority to execute and deliver this Founders Share Waiver Agreement and to perform all of their respective obligations hereunder. The execution and delivery of this Founders Share Waiver Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action, as applicable. This Founders Share Waiver Agreement has been duly and validly executed and delivered and, assuming this Founders Share Waiver Agreement has been duly authorized, executed and delivered by the other parties hereto, this Founders Share Waiver Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the parties enforceable against it in accordance with its terms; and

(b)	The amount of shares of Parent Class B Stock owned, as set forth next to its name in the recitals hereto, is true and accurate as of the date hereof.

4.	Successors and Assigns. The Waiving Parties each acknowledge and agree that the terms of this Founders Share Waiver Agreement are binding on and shall inure to the benefit of their respective successors and assigns; provided, that that any transfer of Parent Class B Stock by a Waiving Party to a third-party shall require such third-party to execute a joinder in a form reasonably acceptable to the Parent prior to any such transfer of Parent Class B Stock and that any transfer in contravention of this Section 4 shall be void ab initio. The Waiving Parties shall provide the Parent with prompt written notice of any transfer of such Parent Class B Stock.

5.	Termination. This Founders Share Waiver Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) Closing and (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time. This Founders Share Waiver Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Founders Share Waiver Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 7.

[signature page follows]

J-2-2

IN WITNESS WHEREOF, the parties hereto have executed this Founders Share Waiver Agreement as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By:
Name:
Title:

J-2-3

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

J-2-4

Annex K

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of August 31, 2020, by and among Landsea Holdings Corporation, a Delaware corporation (the “Seller”), Level Field Capital, LLC, a Delaware limited liability company (“Sponsor”), and the stockholders set forth on Schedule I hereto (such individuals together with Sponsor, each in their capacity as stockholders of LF Capital Acquisition Corp., a “Stockholder,” and collectively, the “Stockholders”). The Seller, Sponsor, and the Stockholders are sometimes referred to herein, individually, as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, as of the date hereof, each of the Stockholders “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Parent Class A Stock, par value $0.0001 per share (“Class A Stock”) and Parent Class B Stock, par value $0.0001 per share (“Class B Stock,” together with Class A Stock, the “Common Stock”), of LF Capital Acquisition Corp., a Delaware corporation (“Parent”), set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), including any and all warrants of Parent beneficially owned by such Stockholder (including, the private placement warrants issued simultaneously with Parent’s initial public offering of public warrants) (collectively, the “Warrants”) and any and all Common Stock acquired by such Stockholder during the Voting Period pursuant to the exercise, exchange or conversion of, or other transaction involving the Warrants (the “Warrant Shares,” and collectively with the Warrants and the Common Stock, the “Subject Securities”);

WHEREAS, Landsea Homes Incorporated, a Delaware corporation (the “Company”), Parent, LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”) and Seller propose to enter into an agreement and plan of merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent, and in exchange therefor, Parent shall make a cash payment to Seller and issue to Seller a certain number of shares of Parent Class A Stock (such transaction, together with the other transactions contemplated by the Merger Agreement, the “Transactions”); and

WHEREAS, as a condition to the willingness of the Seller to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Stockholders are executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Securities. Each Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the stockholders of Parent (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Parent requested by Parent’s board of directors or undertaken as contemplated by the Transactions, such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Securities to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Securities (a) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of Parent or Merger Sub contained in the Merger Agreement, (c) in favor of the proposals set forth in the proxy statement, to be filed by Parent with the Securities and Exchange Commission (the “SEC”) relating to the Transactions (the “Preliminary Proxy”), and (d) except as set forth in the Preliminary Proxy, against the following actions or proposals (other than the Transactions): (i) any acquisition transaction or any other proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement; and (ii) (A) any material change in the present capitalization of Parent or any amendment of the certificate of incorporation or bylaws of Parent, except to the extent expressly contemplated by the Merger Agreement or the Preliminary Proxy; (B) any change in Parent’s corporate structure or business; or (C) any other action or proposal involving Parent or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to Parent’s obligations under the Merger Agreement not being fulfilled. With the exception of the Warrant Amendment, each of the Stockholders agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative (collectively, “Representatives”) of any Stockholder or by any Stockholder that is a natural person, in each case, in his or her capacity as a director or officer of Parent.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Each of the Stockholders agrees that during the Voting Period, except as contemplated by the Merger Agreement and the Transactions thereunder, it shall not, and shall cause its Affiliates not to, without both the Seller’s and Parent’s prior written consent (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Securities; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Securities; (iii) permit to exist any lien with respect to any or all of the Subject Securities; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Stockholder’s ability to perform its obligations under this Agreement; provided, however, that nothing in this Section 3.1 shall prevent a Transfer to an Affiliate of such Stockholder provided that such transferee (i) agrees to be bound by the terms and conditions of this Agreement as a Stockholder and (ii) executes a joinder to this Agreement in a form reasonably acceptable to the Company; provided, further, certain of the Stockholders may enter into and perform the transactions contemplated by the Founders’ Surrender Agreement (as defined in the Merger Agreement).

(b) In the event of a stock dividend or distribution, or any change in the Subject Securities by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Securities” shall be deemed to refer to and include the Subject Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Securities may be changed or exchanged or which are received in such transaction. Each of the Stockholders agrees, while this Agreement is in effect, to notify the Seller promptly in writing (including by e-mail) of the number of any additional shares of Common Stock acquired by each Stockholder, if any, after the date hereof.

(c) Each of the Stockholders agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Stockholder contained in this Agreement inaccurate in any material respect. Each of the Stockholders further agrees that it shall use its reasonable best efforts to cooperate with the Seller to effect the transactions contemplated hereby and the Transactions.

Section 3.2 Standstill Obligations of the Stockholders. Each of the Stockholders covenants and agrees with the Seller that, during the Voting Period:

(b) None of the Stockholders shall, nor shall any Stockholder act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock in connection with any vote or other action with respect to a business combination transaction, other than to recommend that stockholders of Parent vote in favor of adoption of the Merger Agreement and in favor of adoption of the proposals set forth in the Preliminary Proxy and any other proposal the approval of which is a condition to the obligations of the Seller under Section 8.1 of the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Article II of this Agreement).

(c) None of the Stockholders shall, nor shall any Stockholder act in concert with any person to, deposit any of the Subject Securities in a voting trust or subject any of the Subject Securities to any arrangement or agreement with any person with respect to the voting of the Subject Securities, except as provided by Article II of this Agreement.

Section 3.3 Stop Transfers. Each of the Stockholders agrees with, and covenants to, the Seller that such Stockholder shall not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Securities during the term of this Agreement without the prior written consent of the Seller other than pursuant to a transfer permitted by Section 3.1(a) of this Agreement.

Section 3.4 Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Preliminary Proxy (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Seller or the Company to any Governmental Entity or to the Stockholders) of such Stockholder’s identity and beneficial ownership of Parent Class A Stock and the Parent Class B Stock and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent, Seller or the Company, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by Parent, Seller or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each of the Stockholders hereby represents and warrants, severally but not jointly, to the Seller as follows:

Section 4.1 Binding Agreement. Such Stockholder, with respect to itself, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (b) if not a natural person, (i) is a corporation, limited liability company or partnership duly organized or formed, as applicable, and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Stockholder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the Seller, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2 Ownership of Shares. Schedule I sets forth opposite such Stockholder’s name the number of all of the shares of Common Stock and the number of all of the Warrants over which such Stockholder has beneficial ownership as of the date hereof. As of the date hereof, such Stockholder is the lawful owner of the shares of Common Stock and Warrants denoted as being owned by such Stockholder on Schedule I and has the sole power to vote or cause to be voted such shares of Common Stock and, assuming the exercise of the Warrants, the shares of Common Stock underlying such Warrants. Such Stockholder has good and valid title to the Common Stock and Warrants denoted as being owned by such Stockholder on Schedule I, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created or permitted by this Agreement, those imposed by applicable law, including federal and state securities laws, or except as set forth in the Warrant Agreement, by and between the Company and Continental Stock Transfer & Trust Company or the Securities Subscription Agreement by and among the Company, Level Field Capital, LLC and the stockholders party thereto. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Stockholder pursuant to arrangements made by such Stockholder. Except for the shares of Common Stock and Warrants denoted on Schedule I, as of the date of this Agreement, such Stockholder is not a beneficial owner or record holder of any (i) equity securities of Parent, (ii) securities of Parent having the right to vote on any matters on which the holders of equity securities of Parent may vote or which are convertible into or exchangeable for, at any time, equity securities of Parent, or (iii) options or other rights to acquire from Parent any equity securities or securities convertible into or exchangeable for equity securities of Parent.

Section 4.3 No Conflicts.

(a) Except for any filings that may be required by applicable federal securities or antitrust laws, no filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of such Stockholder, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s Subject Shares or assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement in any material respect.

Section 4.4 Reliance by the Seller. Such Stockholder understands and acknowledges that the Seller is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholders.

Section 4.5 No Inconsistent Agreements. Such Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement, arrangements or voting trust with respect to such Stockholder’s Subject Shares inconsistent with such Stockholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to such Stockholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Stockholder from performing any of its material obligations under this Agreement.

Section 4.6. Stockholder Has Adequate Information. Such Stockholder is (i) a sophisticated stockholder, (ii) has adequate information concerning the business and financial condition of the Parent, Seller and the Company to make an informed decision regarding the Transactions contemplated by the Merger Agreement, (iii) has had both the opportunity to ask questions and receive answers from the officers and directors of the Parent, Seller and the Company concerning the business and operations of the Parent, Seller and the Company and to obtain any additional information regarding the Parent, Seller and the Company and their businesses and operations, to the extent they possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of such information and (iv) has independently and without reliance upon the Parent, Seller or the Company and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that the Seller has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement, except as contemplated by the Merger Agreement and the Transactions thereunder. The Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Stockholder are irrevocable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Stockholders as follows:

Section 5.1 Binding Agreement. The Seller is a corporation, duly organized and validly existing under the laws of the State of Delaware. The Seller has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Seller have been duly authorized by all necessary corporate actions on the part of the Seller. This Agreement, assuming due authorization, execution and delivery hereof by the Stockholders, constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) Except for any filings that may be required by applicable federal securities or antitrust laws, no filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by the Seller, the consummation by the Seller of the transactions contemplated hereby or compliance by the Seller with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Seller, (ii) result in, or give rise to, a violation or breach of, termination of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity, except for any of the foregoing as would not reasonably be expected to impair the Seller’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, without any further action by the Seller or the Stockholders, and none of the Seller or the Stockholders shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) as to each Stockholder, the mutual written consent of the Seller and such Stockholder, (b) the Closing Date (following the performance of the obligations of the Parties required to be performed on the Closing Date) and (c) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party hereto or relieve such Party from liability for such Party’s breach of any terms of this Agreement or for common law fraud, intentional misrepresentation and willful misconduct in connection thereof. Notwithstanding anything to the contrary herein, the provisions of Article VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Seller any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 7.4 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties hereto, provided, this Agreement may be terminated with respect to an individual Stockholder as set forth in Section 6.1(a). The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.5 Notices. All notices, requests, claims, demands and other communications, including service of process, required or permitted, hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)          If to the Seller:

Landsea Holdings Corporation
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attention: Franco Tenerelli
Email: ftenerelli@landsea.us

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Ave,

New York, NY 10166

Attention: Dennis Friedman; Michael Flynn; Evan D’Amico

Email: dfriedman@gibsondunn.com; mflynn@gibsondunn.com; edamico@gibsondunn.com

(b)          If to the Stockholders:

James Erwin

20 Glenmeadow Court

Dallas, TX 75225

Karen Wendel

300 Beale Street, #606

San Francisco, CA 94105

Gregory Wilson

960 Carya Court

Great Falls, VA 22066

Section 7.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement (together with the Merger Agreement, to the extent referred to herein, and the schedule hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 3.1, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party.

Section 7.9 Certificates. Promptly following the date of this Agreement, each Stockholder shall advise Parent’s transfer agent in writing that such Stockholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide Parent’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

Section 7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.11 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and references to a person are also to its permitted successors and assignees. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 7.13 Specific Performance; Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court) or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken), this being in addition to any other remedy to which such Party is entitled at law or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken) and (d) consents to service being made through the notice procedures set forth in Section 7.5. Each of the Stockholders and the Seller hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.5 shall be effective service of process for any proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 7.14 Counterparts. This Agreement may be executed in counterparts (including by facsimile or pdf or other electronic document transmission), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.15 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Stockholders, on the one hand, and the Seller, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the parties hereto. Without limiting the generality of the foregoing sentence, each of the Stockholders (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Common Stock or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Common Stock and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law. Each of the Stockholders has acted independently regarding its decision to enter into this Agreement and regarding its investment in Parent.

[Signatures on the following pages]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

LF CAPITAL ACQUISITION CORP.

By:	/s/ Scott Reed

Name:	Scott Reed
Title:	President and Chief Executive Officer

[Signatures continue on the following pages]

SELLER:

LANDSEA HOLDINGS CORPORATION

By:	/s/ John Ho

Name:	John Ho
Title:	CEO

[Signatures continue on the following page]

SPONSOR:

LEVEL FIELD CAPITAL, LLC

By:	/s/ Elias Farhat

Name:	Elias Farhat
Title:	Member

STOCKHOLDERS:

james erwin

By:	/s/ James Erwin
Name: James Erwin

karen wendel

By:	/s/ Karen Wendel
Name: Karen Wendel

Gregory wilson

By:	/s/ Gregory Wilson
Name: Gregory Wilson

SCHEDULE I

Beneficial Ownership of Securities

Stockholder	Class A Common Stock	Class B Common Stock	Public Warrants	Private Placement Warrants
Level Field Capital, LLC	0	3,578,250	0	7,259,600
James Erwin	0	20,000	0	0
Karen Wendel	0	20,000	0	0
Gregory Wilson	0	20,000	0	0

Annex L

Execution Version

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Indemnification Agreement”), dated as of August 31, 2020, is entered into by and between LF Capital Acquisition Corp., a Delaware corporation (“Parent”), Level Field Capital, LLC, a Delaware limited liability company (“Sponsor”), Landsea Holdings Corporation, a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Indemnification Agreement, Parent, LFCA Merger Sub, Inc., a Delaware corporation, the Company and Landsea Homes Incorporated, a Delaware corporation, will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, concurrently with the execution of this Indemnification Agreement and in connection with the transactions contemplated by the Merger Agreement, Parent will enter into that certain Founders Share Waiver Agreement (the “Founders’ Waiver Agreement”) with certain funds and accounts managed by Subsidiaries of BlackRock, Inc., a Delaware corporation (collectively, together with their successor, assigns and transferees as permitted thereunder, the “BlackRock Holders”), dated as of the date hereof;

WHEREAS, as a material inducement for the Company to enter into the Merger Agreement, Parent and Sponsor have agreed to certain obligations with respect to the Founders’ Waiver Agreement, and have agreed to enter into this Indemnification Agreement to memorialize the same;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.           Parent hereby agrees not to amend, waive, terminate or otherwise modify the Founders’ Waiver Agreement without the Company’s prior written consent.

3.           If the Company determines in good faith that there was a breach of the Founders’ Waiver Agreement, upon a request in writing by the Company, Parent hereby agrees to promptly seek to specifically enforce, at its sole cost and expense, the BlackRock Holders’ obligations under the Founders’ Waiver Agreement in accordance with the terms thereof. The parties further agree that Sponsor shall defend, indemnify and hold harmless the Company and Parent against any actions, suits, or causes of action against such party, including, but not limited to, any reasonable and documented out-of-pocket costs or expenses incurred by such party in connection with the enforcement of this Agreement or the Founders’ Waiver Agreement (but in each case excluding any internally allocated costs).

4.           In the event that the waiver of the BlackRock Holders’ respective rights under the anti-dilution and conversion provisions of Section 4.3(b)(ii) of the Parent Charter contemplated by Section 2 of the Founders’ Waiver Agreement is ineffective or is otherwise waived by the Parent and, as a result, the outstanding shares of Parent Class B Stock held by the BlackRock Holders’ (as set forth in the Founders’ Waiver Agreement, such shares the “BlackRock Shares”) are not converted into shares of Parent Class A Stock upon Closing on a one-for-one basis in accordance with the Initial Conversion Ratio (as defined in the Parent Charter), immediately after the Closing, Sponsor shall automatically and irrevocably surrender and forfeit to Parent, for no consideration and as a contribution to the capital of Parent, a number of shares of Parent Class A Stock (for the avoidance of doubt, excluding in the calculation of such amount such shares of Parent Class A Stock required to be deferred and/or forfeited by Sponsor pursuant to the Sponsor Surrender Agreement) equal to (a) such number of shares of Parent Class A Stock the BlackRock Shares were converted into at or as a result of the Closing less (b) the number of BlackRock Shares outstanding immediately prior to the Closing.

5.           No party hereto may assign or otherwise transfer, directly or indirectly, its rights or obligations under this Indemnification Agreement to any other party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the terms of this Indemnification Agreement are binding on and shall inure to the benefit of their respective successors and assigns.

6.           This Indemnification Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) two (2) days after the Closing and (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time; provided, however, that the indemnification obligations of Sponsor as set forth in this Agreement shall survive until settlement thereof.

7.           This Indemnification Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.           All issues and questions concerning the construction, validity, interpretation and enforceability of this Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Indemnification Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9.           EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 9.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Scott Reed

Name:	Scott Reed
Title:	President

Level Field Capital, LLC

By:	/s/ Elias Farhat

Name:	Elias Farhat
Title:	Manager

Landsea HOLDINGS CORPORATION

By:	/s/ John Ho

Name:	John Ho
Title:	CEO

[Signature Page to Indemnification Agreement]

Annex M

AMENDMENT OF

WARRANT AGREEMENT

THIS AMENDMENT OF WARRANT AGREEMENT (this “Agreement”), made as of ______________, 2020, is made by and between LF Capital Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of June 19, 2018 (the “Existing Warrant Agreement”), pursuant to which the Company has issued 15,525,000 warrants (the “Public Warrants”) in its initial public offering and 7,760,000 private placement warrants (the “Private Placement Warrants,” together with the Public Warrants, the “Warrants”), each representing the right to purchase one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), for $11.50 per share, subject to adjustments as described in the Existing Warrant Agreement;

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement;

WHEREAS, effective as of August 31, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, Landsea Homes Incorporated, a Delaware corporation, and Landsea Holdings Corporation, a Delaware corporation;

WHEREAS, pursuant to Section 6.6 of the Merger Agreement, the Company agreed to take commercially reasonable efforts to seek approval by the holders of at least 65% of the then outstanding Public Warrants to amend the Existing Warrant Agreement such that, among other things, at the effective time of the Merger (as defined in the Merger Agreement) (the “Effective Time”) (i) each Public Warrant shall entitle the holder thereof to purchase one-tenth of one share of Common Stock instead of entitling the holder thereof to purchase one share of Common Stock and (ii) each holder of Public Warrants issued and outstanding immediately prior to the Effective Time shall be entitled to receive from the Company a one-time payment of $1.85 per Public Warrant as soon as reasonably practicable following the Effective Time (the “Amendments”);

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Existing Warrant Agreement may be amended with by the vote or written consent of the registered holders of 65% of the then outstanding Public Warrants; and

WHEREAS, at a meeting of the holders of the Warrants, holders of at least 65% of the Public Warrants approved the Amendments, effective as of the Effective Time.

WHEREAS, the Company and Warrant Agent desire to enter into the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AMENDMENT OF THE EXISTING WARRANT AGREEMENT

The Company and the Warrant Agent hereby agree to amend the Existing Warrant Agreement as provided in this Article I, effective as of the Effective Time.

1.1	Private Placement Warrant Amendments.

1.1.1       The following clause of Section 2.6.1 of the Existing Warrant Agreement, “The Private Placement Warrants shall be identical to the Public Warrants, except that so long as they are held by the Sponsor or any of its Permitted Transferees (as defined below) the Private Placement Warrants:,” is hereby deleted in its entirety and replaced as follows:

“The Private Placement Warrants shall be identical to the Public Warrants, except that (x) the Private Placement Warrants shall be exercisable for one fully paid and non-assessable share of Common Stock at an exercise price per share of Common Stock of $11.50, as set forth in Exhibit A hereto and subject to the adjustments provided in Section 4 and in the last sentence of Section 3.1 hereof and (y) so long as they are held by the Sponsor or any of its Permitted Transferees (as defined below) the Private Placement Warrants:”

1.1.2       The last sentence of Section 6.4 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced as follows:

“Private Placement Warrants that are transferred to persons other than Permitted Transferees shall upon such transfer be treated as Public Warrants under this Agreement, except (i) that such Private Placement Warrants shall continue to be exercisable for one fully paid and non-assessable share of Common Stock at an exercise price per share of Common Stock of $11.50, as set forth in Exhibit A hereto and subject to the adjustments provided in Section 4 and in the last sentence of Section 3.1 hereof, and (ii) such Private Placement Warrants shall not be treated as Public Warrants for purposes of Section 2.3.1 of this Agreement.”

1.2       Warrant Price. Section 3.1 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced as follows:

“3.1. Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock, at such price equal to the Exercise Price described in Exhibit A for such Public Warrants and Private Placement Warrants, as applicable (each subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1); provided, however, that a Public Warrant may not be exercised for a fractional share, so that only a multiple of ten Public Warrants may be exercised at a given time. The term “Warrant Price” as used in this Agreement at and after the Effective Time shall mean the Exercise Price (as specified in Exhibit A hereto) at which shares of Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants; provided, further, that any such reduction shall be identical among all of the Warrants.”

1.3       The Warrant Cash Payment. A new Section 7.5 is hereby inserted in to the Existing Warrant Agreement and shall read as follows:

“7.5 Mandatory Cash Distribution. Notwithstanding anything contained in this Agreement to the contrary, at the Effective Time, each Public Warrant issued and outstanding immediately prior to the Effective Time, automatically and without any action by the Registered Holder thereof, shall become entitled to receive a cash distribution payable by or at the direction of the Company as soon as reasonably practicable following the Effective Time, upon receipt of any documents as may reasonably be required by the Warrant Agent, in the amount of $1.85.”

1.4       Form of Warrant Certificate. The second and third paragraphs of Exhibit A to the Existing Warrant Agreement are hereby deleted and replaced as follows:

“Each Public Warrant is exercisable for one-tenth of one fully paid and non-assessable share of Common Stock and the Exercise Price per share of Common Stock for any Public Warrant is equal to $1.15 per one-tenth share ($11.50 per whole share); provided, however, that a Public Warrant may not be exercised for a fractional share, so that only a multiple of ten Public Warrants may be exercised at a given time.

Each Private Placement Warrant is exercisable for one fully paid and non-assessable share of Common Stock and the Exercise Price per share of Common Stock for any Private Placement Warrant is equal to $11.50 per share.

No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.”

Article II

MISCELLANEOUS

2.1       Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

2.2       Further Assurances; Legal Prohibitions. Each party hereto shall (a) furnish such information, (b) execute and deliver such documents, and (c) do all other such acts and things, in each case, if and as reasonably requested by the Company for the purpose of carrying out the intents and purposes of this Agreement. If the performance by the Company of any obligation(s) of the Company under this Agreement may be prohibited or otherwise limited by applicable law, the Company and the Warrant Agent shall use commercially reasonable efforts to enable the Company to fully satisfy, fulfill, and perform such obligation(s) or satisfy, fulfill, and perform such obligation(s) to the extent not prohibited by applicable law.

2.3       Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.4       Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

2.5       Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

2.6       Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.7       Entire Agreement; Modification. The Existing Warrant Agreement, as modified by this Agreement, together with each other document contemplated by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. This Agreement may not be amended or otherwise modified except by a written agreement executed by all parties to be charged with or otherwise affected by any such amendment or modification.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LF CAPITAL ACQUISITION CORP.

By:
	Name:	Scott Reed
	Title:	Chief Executive Officer and President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature page to Amendment of Warrant Agreement]

Annex N

FORM OF FORWARD PURCHASE AND SUBSCRIPTION AGREEMENT

This Forward Purchase and Subscription Agreement (this “Agreement”), made as of August 31, 2020, by and among LF Capital Acquisition Corp., a Delaware corporation (the “Company”), Level Field Capital LLC, a Delaware limited liability company (the “Sponsor”), and the subscriber named on the signature page below (the “Subscriber”), is intended to set forth certain representations, covenants and agreements among the Company, the Sponsor and the Subscriber, with respect to the acquisition by the Subscriber of Class A Common Stock of the Company, par value $0.0001 per share (“Common Stock”), pursuant to Sections 1(a)(iii) and (iv) hereof, which representations, covenants and agreements are made in connection with the proposed business combination (the “Transaction”) among the Company, LF Capital Merger Sub, a Delaware corporation (“Merger Sub”), Landsea Holdings Corporation, a Delaware corporation (“LHC”), and Landsea Homes Incorporated, a Delaware corporation (“Landsea”).

WHEREAS, the parties wish to enter into this Agreement, pursuant to which, subject to the terms and conditions set forth in this Agreement, at any one time or from time to time, commencing on the second Trading Day following the date the Company publicly files the Merger Agreement (as defined below) and the related management presentation on a Current Report on Form 8-K (the “Purchase Commencement Date”) and through the Purchase Deadline (as defined below), other than as expressly provided in Section 1(a)(iii) of this Agreement, the Subscriber shall purchase its Purchase Allocation (as defined below); and

WHEREAS, as consideration for the Subscriber’s commitment to purchase its Purchase Allocation, such Subscriber shall be entitled to receive the Utilization Fee Shares (as defined below) and, if applicable, the Additional Fee Shares (as defined below) as set forth in Section 1(b) hereof.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. (a) Forward Purchase.

(i) The Subscriber covenants and agrees that until the earlier of the (A) consummation of the Transaction (the “Merger Closing”) or (B) Termination Date (as defined below), it shall not, and shall ensure that each of its Affiliates does not, Transfer any shares of Common Stock acquired pursuant to the terms of this Agreement. For purposes hereof, “Affiliate” shall mean affiliate as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, any entity for which a Subscriber directly or indirectly serves as investment adviser or manager; and “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through redemption election or any derivative transactions.

(ii) The Subscriber covenants and agrees that it shall, and shall cause each of its Affiliates to, (A) vote all shares of Common Stock that it owns as of the record date for the special meeting of the Company’s stockholders called to vote on the Transaction (the “Record Date”), up to a maximum of the Target Allocation, for the Special Meeting (as defined below) in favor of the Transaction and each of the other proposals of the Company set forth in the Proxy Statement to be filed with the Securities and Exchange Commission in connection with a special meeting of Company stockholders (the “Special Meeting”) to be held to approve, among other things, the Transaction, and (B) not exercise its redemption rights in respect of any shares of Common Stock owned by Subscriber or its Affiliates, up to a maximum number of shares not to exceed the Target Allocation, in connection with the Special Meeting or in connection with the Company’s proposal to extend the deadline for its initial business combination beyond September 22, 2020 (the “Extension”).

(iii) Commencing on the Purchase Commencement Date and through the close of business on the Trading Day (as defined below) immediately preceding the Record Date (the “Purchase Deadline”), the Subscriber shall (provided it is lawful to do so) use commercially reasonable efforts to purchase shares of Common Stock at a price per share up to the Maximum Price (as defined below), from time to time, for an aggregate purchase price up to (but not exceeding) the Purchase Allocation amount set forth underneath such Subscriber’s name on the signature page hereto (its “Purchase Allocation”). For the avoidance of doubt, the Company may demonstrate the Subscriber did not take commercially reasonable efforts to purchase all or a portion of its Purchase Allocation solely by means of documentary evidence of offers of availability of shares of Common Stock at such pricing from the Placement Agent to such Subscriber (with respect to such portion of its Purchase Allocation). All such purchases under this Section 1(a)(iii) shall be made by the Subscriber via open market purchases or in privately negotiated transactions with third parties, including forward contracts, provided that: (a) any such privately negotiated transactions settle no later than the Record Date, and (b) the Subscriber shall not be required to purchase any shares of Common Stock at a price per share above $10.56, inclusive of any fees and commissions (the “Maximum Price”). On the calendar day immediately following the Purchase Deadline, and at such other times as may be requested by the Company, the Subscriber shall (x) notify the Company in writing of the number of shares of Common Stock so purchased pursuant to this Section 1(a)(iii) (the “Market Shares”) and the aggregate purchase price paid therefor by such Subscriber (net of any transaction fees) and (y) in the case of any Market Shares acquired in privately negotiated transactions with third parties, provide the Company with all documentation reasonably requested by the Company and its advisors (including without limitation, its legal counsel) and its transfer agent and proxy solicitor to confirm that the Subscriber purchased, or has irrevocably contracted to purchase, such shares. Notwithstanding the foregoing, and for the avoidance of doubt, if the Agreement and Plan of Merger, by and among the Company, Merger Sub, LHC and Landsea, dated as of August 31, 2020 (the “Merger Agreement”) is terminated in accordance with its terms prior to the Merger Closing, then Subscriber’s obligations to purchase shares of Common Stock under this Section 1(a)(iii) will immediately terminate and be extinguished. For purposes hereof, “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on The Nasdaq Capital Market.

(iv) In the event the Subscriber has not acquired a sufficient number of Market Shares pursuant to Section 1(a)(iii) hereof to satisfy in full its Purchase Allocation, because a sufficient number of shares of Common Stock were unavailable for purchase from private third parties or in the open market at or below the then applicable Maximum Price, such Subscriber shall be released from its obligation to purchase the remaining amount of its Purchase Allocation.

(v) For the avoidance of doubt, nothing in this Agreement will prohibit the Subscriber from acquiring shares of Common Stock of the Company in excess of its applicable Purchase Allocation; provided, no Utilization Fee Shares or Additional Fee Shares will be issued as compensation for any shares purchased in excess of the applicable Purchase Allocation.

(b) Utilization Fees and Additional Fees.

(i) Substantially concurrently with the Merger Closing, in consideration for the Subscriber’s obligation to acquire its Purchase Allocation, the Company shall issue to the Subscriber a number of shares of Common Stock (the “Utilization Fee Shares”) equal to 0.06775 multiplied by the Target Allocation (as defined below) of such Subscriber; provided that such Utilization Fee Shares for the Subscriber shall be rounded to the nearest whole Share, and the Subscriber shall not receive fractional Shares. The Subscriber’s “Target Allocation” shall equal (i) such Subscriber’s Purchase Allocation; divided by (ii) the then applicable Maximum Price. For the avoidance of doubt, subject to the terms of this Agreement, Subscriber shall be entitled to receive Utilization Fee Shares whether or not Subscriber purchases any shares of Common Stock.

(ii) Substantially concurrently with the Merger Closing, in consideration for the Subscriber’s obligations to acquire its Purchase Allocation, if the Pre-Closing Price (as defined below) exceeds $10.56, the Company shall issue to such Subscriber a number of shares of Common Stock (the “Additional Fee Shares”) equal to the Additional Fee Amount (as defined below) multiplied by the applicable Target Allocation of such Subscriber; provided such Additional Fee Shares for the Subscriber shall be rounded to the nearest whole Share, and the Subscriber shall not receive fractional Shares. Notwithstanding the above, if shares of Common Stock were procurable by the Subscriber at or below the then applicable Maximum Price during the period of the Purchase Commencement Date and through the close of business on the tenth Trading Day prior to the consummation of the Merger Closing (as may be demonstrated solely by means of documentary evidence of offers of availability of shares of Common Stock at such pricing from the Placement Agent to such Subscriber), such Subscriber shall not receive the Additional Fee Shares.  For the avoidance of doubt, this equates to a maximum of 0.04167 Additional Fee Shares issued for each share of Common Stock to be purchased by the Subscriber, assuming a purchase price per share of Common Stock of $10.56.

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding Trading Day) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

The “Additional Fee Amount” shall equal (a) the Reference Price (as defined below) divided by (b) $10.56.

The “Reference Price” shall equal (a) the lesser of (i) $11.00 or (ii) the Pre-Closing Price, minus (b) $10.56.

The “Pre-Closing Price” shall equal the average VWAP for the five (5) Trading Day period ending on the close of business on the Trading Day prior to the date the Company redeems its Common Stock in connection with the Transaction.

For the avoidance of doubt, if the Pre-Closing Price is less than or equal to $10.56, no Additional Fee Shares shall be issued. For the avoidance of doubt, subject to the terms of this Agreement, the Subscriber may be entitled to receive Additional Fee Shares whether or not Subscriber purchases any shares of Common Stock.

(iii) Immediately prior to the Merger Closing, the Sponsor shall transfer to the Company for forfeiture, and the Company shall retire and cancel, a number of shares of Class B Common Stock held by the Sponsor equal to the aggregate number of Utilization Fee Shares and the Additional Fee Shares issued to the Subscriber.

2. Delivery. The Subscriber understands and agrees that its right to receive the Offered Shares is made subject to the following terms and conditions:

(a) Contemporaneously with the execution and delivery of this Agreement, the Subscriber shall execute and deliver the Investor Questionnaire (as defined below) no fewer than three (3) days prior to the anticipated date of the Merger Closing.

(b) On the date of the Merger Closing, the Company shall deliver (or cause the delivery of) the Utilization Fee Shares and the Additional Fee Shares, as applicable, in book entry form to the Subscriber or to a custodian designated by the Subscriber, as applicable.

(c) At or prior to the date of the Merger Closing, the Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9.

3. Expenses. Each party hereto shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

4. Registration Rights.

(a) The Company agrees that, within forty-five (45) calendar days after the Merger Closing (the “Filing Deadline”), the Company will file with the Securities and Exchange Commission (the “SEC”) (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Utilization Fee Shares and the Additional Fee Shares (the “Offered Shares”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include such Offered Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding such Subscriber, the securities of the Company held by such Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of such Offered Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

(b) The Company further agrees that, in the event that (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement has not been declared effective by the SEC by the Effectiveness Date, (iii) after such Registration Statement is declared effective by the SEC, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Offered Shares for which it is required to be effective or (B) the Subscriber is not permitted to utilize the Registration Statement to resell its Offered Shares (in each case of (A) and (B), (x) other than within the time period(s) permitted by this Agreement (including pursuant to Section 4(c)) and (y) excluding by reason of a post-effective amendment required in connection with the Company’s filing of an amendment thereto (a “Special Grace Period”), which Special Grace Period shall not be treated as a Registration Default (as defined below)), or (iv) after the date six months following the date of the Merger Closing, and only in the event the Registration Statement is not effective or available to sell all of the Offered Shares, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as a result of which the Subscriber, if not an affiliate of the Company, is unable to sell its Offered Shares without restriction under Rule 144 (or any successor thereto) (each such event referred to in clauses (i) through (iv), a “Registration Default” and, for purposes of such clauses, the date on which such Registration Default occurs, a “Default Date”), then in addition to any other rights such Subscriber may have hereunder or under applicable law, on each such Default Date and on each monthly anniversary of each such Default Date (if the applicable Registration Default shall not have been cured by such date) until the applicable Registration Default is cured, the Company shall pay to such Subscriber an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate number of Offered Shares held by the Subscriber on the Default Date, multiplied by $10.56 (the “Default Amount”); provided, however, that if such Subscriber fails to provide the Company with any information requested by the Company that is required to be provided in such Registration Statement with respect to such Subscriber as set forth herein, then, for purposes of this Section 4, the Filing Date or Effectiveness Date, as applicable, for a Registration Statement with respect to such Subscriber shall be extended until two (2) Trading Days following the date of receipt by the Company of such required information from such Subscriber; and in no event shall the Company be required hereunder to pay to such Subscriber pursuant to this Agreement an aggregate amount that exceeds 5.0% of the Default Amount. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. The Company shall deliver the cash payment to such Subscriber with respect to any Liquidated Damages by the fifth Trading Day after the date payable. If the Company fails to pay said cash payment to such Subscriber in full by the fifth Trading Day after the date payable, the Company will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to such Subscriber, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude the Subscriber from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 4 in accordance with applicable law. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable to the Subscriber with respect to any period during which all of such Subscriber’s Offered Shares may be sold by such Subscriber without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

(c) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, could require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Offered Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Offered Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Offered Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) The Company shall indemnify and hold harmless the Subscriber (to the extent a seller under the Registration Statement), and its affiliates, officers, directors, members, managers, partners, employees, agents, attorneys and advisors, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable and documented out-of-pocket attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading.

(e) The Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein. In no event shall the liability of the Subscriber pursuant to this paragraph exceed the dollar amount of the Purchase Allocation.

5. Representations, Warranties, Understandings, Risk Acknowledgments, and Covenants of the Subscriber. The Subscriber hereby represents, warrants and covenants to the Company as follows:

(a) Such Subscriber has been duly incorporated or otherwise formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with full power and authority to enter into, deliver and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes a legal, valid and binding obligation of such Subscriber, enforceable against such Subscriber signed in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by such Subscriber of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Subscriber or any of its subsidiaries is a party or by which such Subscriber or any of its subsidiaries is bound or to which any of the property or assets of such Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of such Subscriber and its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of such Subscriber to comply in all material respects with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational documents of such Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of such Subscriber to comply in all material respects with this Agreement.

(d) Such Subscriber (i) was at the time it was offered the Offered Shares, and will be at the closing of the issuance of the Utilization Fee Shares and the Additional Fee Shares (x) a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act) or (y) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A and (ii) is acquiring the Utilization Fee Shares and, if applicable, the Additional Fee Shares for his, her or its own account, and not for the account of others, or if such Subscriber is subscribing for the such shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and such Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Offered Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Such Subscriber is not an entity formed for the specific purpose of acquiring the Offered Shares.

(e) Such Subscriber understands that the Offered Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Offered Shares have not been registered under the Securities Act. Such Subscriber understands that Offered Shares may not be resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry records representing the Offered Shares shall contain a legend to such effect. Such Subscriber acknowledges that the Offered Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Such Subscriber understands and agrees that the Offered Shares, unless and until registered under an effective registration statement pursuant to the Securities Act, will be subject to transfer restrictions and, as a result of these transfer restrictions, such Subscriber may not be able to readily resell the Offered Shares and may be required to bear the financial risk of an investment in the Offered Shares for an indefinite period of time. Such Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Offered Shares.

(f) Such Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to such Subscriber by the Company, or its officers or directors or any other party to the Transaction, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Agreement.

(g) Such Subscriber represents and warrants that its acquisition and holding of the Offered Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h) Such Subscriber acknowledges and agrees that such Subscriber has received such information as such Subscriber deems necessary in order to make an investment decision with respect to the Offered Shares. Such Subscriber represents and agrees that such Subscriber and such Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Offered Shares.

(i) Such Subscriber became aware of this offering of the Offered Shares solely by means of direct contact between such Subscriber and the Company or a representative of the Company, and the Offered Shares were offered to such Subscriber solely by direct contact between such Subscriber and the Company or a representative of the Company. Such Subscriber did not become aware of this offering of the Offered Shares, nor were the Offered Shares offered to such Subscriber, by any other means. Such Subscriber acknowledges that the Company represents and warrants that the Offered Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Such Subscriber has a substantive pre-existing relationship with the Company, Landsea or their affiliates, B. Riley FBR, Inc. (“B. Riley FBR”), or Barclays Capital Inc. (together with B. Riley FBR, the “Placement Agents”).

(j) Such Subscriber acknowledges that it is aware that there are substantial risks incident to the ownership of the Offered Shares. Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Offered Shares, and such Subscriber has sought such accounting, legal and tax advice as such Subscriber has considered necessary to make an informed investment decision.

(k) Alone, or together with any professional advisor(s), such Subscriber has adequately analyzed and fully considered the risks of an investment in the Offered Shares and determined that the Offered Shares are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber’s investment in the Company. Such Subscriber acknowledges specifically that a possibility of total loss exists.

(l) In making its decision to enter into this Agreement, such Subscriber represents and warrants that it has relied solely upon independent investigation made by such Subscriber and the representations and warranties set forth herein. Without limiting the generality of the foregoing, such Subscriber has not relied on any statements or other information provided by the Placement Agents concerning the Company or the Offered Shares or the offer and sale of the Offered Shares.

(m) Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Offered Shares or made any findings or determination as to the fairness of this investment.

(n) Such Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any executive order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity targeted by any OFAC sanctions program, (ii) an entity owned fifty percent (50%) or more, directly or indirectly, by one or more persons or entities on the OFAC List, (iii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Such Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Subscriber is permitted to do so under applicable law. If such Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Subscriber and used to purchase the Offered Shares were legally derived.

(o) No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Offered Shares.

(p) The Placement Agents and each of their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Offered Shares or the accuracy, completeness or adequacy of any information supplied to such Subscriber by the Company.

(q) In connection with the transfer of the Offered Shares, the Placement Agents have not acted as such Subscriber’s financial advisor or fiduciary.

(r) Such Subscriber and its affiliates do not have, and during the 30-day period immediately prior hereto such undersigned and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act of 1934, as amended, or short sale positions with respect to the securities of the Company. In addition, such Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

(s) Such Subscriber acknowledges and agrees that the certificate or book-entry position representing the Offered Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER OF THIS SECURITY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE ISSUER OF THIS SECURITY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE ISSUER OF THIS SECURITY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

(t) The aggregate consideration set forth in this Agreement is the result of arm’s-length negotiations between the Company and such Subscriber.

(u) No Offered Shares will be issued to such Subscriber in connection with the Transaction for indebtedness (or interest thereon) of the Company.

(v) No Offered Shares will be transferred to a Subscriber for services rendered to or for the benefit of the Company or any of its affiliates in connection with the transfer of Offered Shares pursuant to this Agreement or the Transaction.

(w) There is no indebtedness between such Subscriber, on the one hand, and the Company or any of its affiliates, on the other hand, and there will be no indebtedness created in favor of such Subscriber as a result of the Transaction.

(x) Such Subscriber is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code.

(y) Such Subscriber’s non-tax business purpose for effecting the transactions contemplated hereby is to acquire the Offered Shares for investment.

(z) Such Subscriber (a) does not have any plan or intention to sell, transfer, exchange or otherwise dispose of any Offered Shares, (b) has not entered into, nor is such Subscriber subject to, any agreement, arrangement or binding commitment (whether written or oral), to sell, transfer, exchange or otherwise dispose of any Offered Shares, or (c) has not granted any option to purchase or acquire any Offered Shares.

(aa) Such Subscriber will comply with all reporting and record-keeping requirements applicable to the issuance of the Offered Shares and the Transaction which are prescribed by the Code, the Income Tax Regulations promulgated thereunder (the “Treasury Regulations”), or by forms, instructions, or other publications of the United States Internal Revenue Service, including, without limitation, the record-keeping and information filing requirements prescribed by Treasury Regulations Section 1.351-3.

6. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber as follows:

(a) The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted, and to enter into, deliver and perform its obligations under this Agreement.

(b) The Offered Shares have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s certificate of incorporation, or under the laws of the State of Delaware.

(c) This Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The execution, delivery and performance by the Company of this Agreement, the issuance of the Offered Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Company Material Adverse Effect”) or materially affect the validity of the Offered Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or of the Nasdaq Marketplace Rules, that would have a Company Material Adverse Effect or materially affect the validity of the Offered Shares or the legal authority of the Company to comply with this Agreement.

(e) The Company has delivered to such Subscriber a true and correct copy of the Merger Agreement (including all schedules and exhibits thereto) in substantially the same form as the form executed and delivered by the parties thereto as of August 31, 2020.

(f) Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Offered Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act, (iv) those required by Nasdaq, including with respect to obtaining shareholder approval, (v) those required to consummate the Transaction as provided under the Merger Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Offered Shares.

(g) Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Offered Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(h) The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “LFAC.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the shares of Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

(i) The Company will use its reasonable best efforts to cause the Offered Shares to be approved for listing on Nasdaq upon their issuance.

(j) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Offered Shares by the Company to Subscriber.

(k) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Offered Shares.

(l) As of the date immediately prior to the date of this Agreement, the Company had $141,970,563.17 in the Trust Account (as defined below).

(m) At the time of the Purchase Commencement Date, to the knowledge of the Company, the Subscriber shall not be, nor shall it be deemed to be, in possession of material non-public information received from the Company or any of its officers, directors or employees.

(n) On the date hereof, the Company shall publicly file the Merger Agreement, the investor presentation provided to Subscriber and the form of this Agreement with the SEC on a Current Report on Form 8-K and each such document shall be identical in all material respects with such documents provided to the Subscriber.

7. Understandings. The Subscriber understands, acknowledges and agrees with the Company as follows:

(a) Such Subscriber hereby acknowledges and agrees that, subject to the terms and conditions of this Agreement, except as required by Law, such Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of such Subscriber hereunder, and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If such Subscriber is more than one person, the obligations of such Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

(b) The issuance of the Utilization Fee Shares and the Additional Fee Shares is intended to be exempt from registration, which is dependent upon the truth, completeness and accuracy of the statements made by such Subscriber herein.

(c) There is only a limited public market for the Common Stock. There can be no assurance that the Subscriber will be able to sell or dispose of the Offered Shares.

(d) The representations and warranties of such Subscriber contained in this Agreement and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date hereof and the date of the issuance of the Utilization Fee Shares and the Additional Fee Shares as if made on and as of such date and such representation and warranties and all agreements of such Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby.

(e) The Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The Subscriber further acknowledges that, as described in the Company’s prospectus dated June 18, 2018 (the “Prospectus”) relating to the Company’s initial public offering, available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. The Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement.

(f) The Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the date of the Merger Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The Subscriber agrees that the issuance of the Offered Shares to Subscriber by the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Subscriber as of the time of such issuance.

(g) The Company is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(h) The Subscriber’s identity and the issuance of the Offered Shares, as well as the nature of the Subscriber’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by the Company in connection with such issuance and/or the Transaction.

(i) The Subscriber’s obligation to acquire its Purchase Allocation is conditioned upon the Company entering into forward purchase and subscription agreements in the form as this Agreement with aggregate purchase allocations of at least $35 million under all such agreements (collectively, the “FPAs”), including, for the avoidance of doubt, the Purchase Allocation contained in this Agreement.

8. Survival. All representations, warranties and covenants contained in this Agreement shall survive (i) the acceptance of this Agreement by the Company and (ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Subscriber, in each case until the earlier of the (A) Merger Closing or (B) Termination Date. Notwithstanding the foregoing, if the Company does not receive the approval of its stockholders for the Extension, the Subscriber does not waive its rights to any liquidating distributions from the Trust Account upon the redemption of such Subscriber’s shares. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants contained herein and that the Company has relied upon such representations, warranties and covenants in determining such Subscriber’s qualification and suitability to acquire the Offered Shares. For purposes of this Agreement, the “Termination Date” shall be the earlier of (y) the date on which the Merger Agreement is terminated in accordance with its terms or (z) December 22, 2020.

9. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, return receipt requested and postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when received by the addressee if sent by reputable overnight carrier, or (c) one (1) business day after the date of mailing if sent by certified or registered mail, in each case to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder

(a) if to the Company (prior to the Merger Closing), to the following address:

LF Capital Acquisition Corp.

600 Madison Avenue, New York, NY 10022
Attention: Scott Reed
E-mail: sreed@lfcapital.co

with a required copy to (which copy shall not constitute notice):

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Martin Nussbaum; Christian A. Matarese
Email: martin.nussbaum@dechert.com; christian.matarese@dechert.com

(b) if after the closing of the Transaction, to the Company, to:

Landsea Homes Corporation
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attention: Franco Tenerelli
Email: ftenerelli@landsea.us

with a required copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Attention: Dennis Friedman; Michael Flynn; Evan D’Amico
Email: dfriedman@gibsondunn.com; mflynn@gibsondunn.com; edamico@gibsondunn.com

(c) if to the Subscriber, to the address set forth on the signature page hereto.

(d) or at such other address as any party shall have specified by notice in writing to the others.

10. Notification of Changes. The Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the Merger Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Merger Closing. The Company agrees and covenants to notify the Subscriber immediately upon the occurrence of any event prior to the Merger Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Merger Closing.

11. Assignability. Neither this Agreement nor any rights that may accrue to the Subscriber hereunder may be transferred or assigned.

12. Amendments; Waiver. This Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or termination is sought, and no modification, waiver or amendment of this Agreement may be agreed or otherwise consented to by the Company without the prior written consent of LHC and Landsea.

13. Additional Information. The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Offered Shares, and the Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

14. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. This Agreement does not confer any rights or remedies upon any person or entity other than the parties hereto and their heirs, successors and permitted assigns; provided, however, that notwithstanding anything to the contrary herein, the Company and the Subscriber acknowledges that money damages would not be an adequate remedy at Law if the Subscriber fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to seek (in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise) an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

15. Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. The parties hereto acknowledge and agree that each of LHC and Landsea has relied on this Agreement and, accordingly, that each of LHC and Landsea is an express third party beneficiary of this Agreement entitled to the rights and benefits hereunder and to enforce the provisions hereof as if it was a party hereto. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, LHC and Landsea, and each of their respective successors and assigns. In addition, each of the parties hereto further acknowledges and agrees that each Placement Agent is a third-party beneficiary of the representations and warranties of the respective parties contained in Section 5 and Section 6 of this Agreement. This Agreement constitutes a single agreement between the Company and the Subscriber and shall not be deemed to create any joint liability with any other subscriber under the FPAs.

16. Governing Law. This Agreement and any claims or causes of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

17. Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the federal courts whose districts encompass any part of the District of Delaware or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court) solely in respect of the interpretation and enforcement of the provisions of this Agreement and the documents referred to in this Agreement and in respect of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof or any such document that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined by such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding to the address at the signature page herein or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

18. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement or the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such party understands and has considered the implications of the foregoing waiver; (iii) such party makes the foregoing waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 18.

19. Severability. If any provision of this Agreement or the application thereof to the Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

20. Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. The rule of construction that an agreement shall be construed strictly against the drafter shall not apply to this Agreement.

21. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile or other electronic transmission (including by electronic mail or in .pdf) of this signed Agreement shall be legal and binding on all parties hereto.

22. Counsel. The Subscriber hereby acknowledges that the Company and its counsel represent the interests of the Company and not those of the Subscriber in any agreement (including this Agreement) to which the Company is a party.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By: _______________________________
Name:
Title:

LEVEL FIELD CAPITAL LLC

By: ________________________________
Name:
Title:

[Signature Page to Forward Purchase and Subscription Agreement]

IN WITNESS WHEREOF, the undersigned Subscriber hereby executes, delivers, joins in and agrees to be bound by the Forward Purchase and Subscription Agreement by and among LF Capital Acquisition Corp, Level Field Capital LLC and the Subscriber (as defined therein) to which this Signature Page is attached as a Subscriber thereunder, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements.

Purchase Allocation: $[________]
Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Offered Shares are to be registered (if different):	Date: _______________, 2020
Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:

Attn:__________________	Attn:__________________

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

[Signature Page to Forward Purchase and Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.        QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.        INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act. for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.
☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.
☐	We are an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million, or a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
☐	We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.
☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
☐	We are an entity in which all of the equity owners are accredited investors.

C. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐	The Subscriber is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act for one or more of the following reasons:

☐	The Subscriber is a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	The Subscriber is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	The Subscriber is an insurance company, as defined in Section 2(13) of the Securities Act.

☐	The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	The Subscriber is a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	The Subscriber is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	The Subscriber is a corporation, Massachusetts or similar business trust, limited liability company, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐	The Subscriber is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	The Subscriber is a director or executive officer of the Company.

☐	The Subscriber is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability.

☐	The Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	The Subscriber is an entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

D.        AFFILIATE STATUS

(Please check the applicable box)

THE SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company, the Merger Sub, LHC or Landsea, or acting on behalf of an affiliate of the Company, the Merger Sub, LHC or Landsea.

This page should be completed by the Subscriber and constitutes a part of the Agreement.

Annex O-1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into as of August, 31, 2020, by and between John Ho (“Executive”) and Landsea Holdings Corporation, a Delaware corporation (the “Company”), and effective upon the Effective Time (as defined in the Merger Agreement (as defined below)) (the date on which this Agreement becomes effective, the “Effective Date”). For the avoidance of doubt, if the Merger Agreement is terminated or the Effective Time (as defined in the Merger Agreement) does not occur for any reason, this Agreement shall be null and void.

WHEREAS, Executive is currently employed by the Company as its Chief Executive Officer, and Company desires to have Executive’s employment continue in such capacity, and Executive desires to continue to serve in such capacity, pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, pursuant to that certain Agreement and Plan of Merger (“Merger Agreement”), dated as of the date hereof, by and among the Company, Landsea Homes Incorporated, a Delaware corporation (“LHI”), LF Capital Acquisition Corp., a Delaware corporation (“LF Capital”), and LFCA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub will merge with and into LHI, with LHI being the surviving entity of the Merger (the “Merger”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1.         “Board” means the Board of Directors of LF Capital.

1.2.         “Cause” means any of the following events: Executive’s (i) material breach of his material obligations under any agreement, including any employment agreement, that he has entered into with the Company; (ii) intentional misconduct as an officer, employee, director, consultant or advisor of the Company or a material violation of any material written policy of the Company; (iii) material breach of any fiduciary duty which the Executive owes to the Company; or (iv) commission by the Executive of (A) a felony or (B) a crime involving fraud, embezzlement, dishonesty, or moral turpitude. The foregoing is an exclusive list of the acts or omissions that shall be considered “Cause” provided, however, with respect to the acts or omissions set forth in clauses (i), (ii) and (iii) above, (x) the Board shall provide Executive with 30 days advance written notice detailing the basis for the termination of employment for Cause, (y) during the 30 day period after Executive has received such notice, Executive shall have an opportunity to cure such alleged Cause events and to present his case to the full Board (with the assistance of his own counsel) before any termination for Cause is finalized by a vote of a majority of the Board (unless such Cause events are reasonably determined by the Board not to be susceptible to cure, in which case termination shall be deemed to be immediate) and (z) Executive shall continue to receive the compensation and benefits provided by this Agreement during the 30 day cure period; and provided further, that such 30 day cure period shall only be available for the first such misconduct and/or breach of the same or substantially similar type and subsequent misconduct and/or breach of the same or substantially similar type shall constitute Cause without regard to Executive’s subsequent cure of same. No act or failure to act of Executive shall be willful or intentional if performed in good faith with the reasonable belief that the action or inaction was in the best interest of the Company.

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1.3.         “Change in Control” shall have the meaning ascribed to that term in that certain Landsea Homes Corporation 2020 Stock Incentive Plan (the “Plan”), to be adopted by the Board and subject to approval by the stockholders thereto, or any successor equity compensation plan of the Company. Notwithstanding the foregoing, (i) any bona fide primary or secondary public offering shall not constitute a Change in Control and (ii) if a Change in Control constitutes a payment event with respect to any payment or benefit that provides for the deferral of compensation and is subject to Section 409A, the Change in Control transaction or event with respect to such payment or benefit must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

1.4.         “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

1.5.         “Code” means the Internal Revenue Code of 1986, as amended.

1.6.         “Covered Termination” means (i) an Involuntary Termination Without Cause or (ii) a voluntary termination for Good Reason. For the avoidance of doubt, neither (x) the termination of Executive’s employment as a result of Executive’s death or Disability nor (y) the expiration of this Agreement due to non-renewal pursuant to the terms of Section 2.2 of this Agreement will be deemed to be a Covered Termination.

1.7.         “Disability” shall mean a termination of Executive’s employment due to Executive’s absence from Executive’s duties with the Company on a full-time basis for at least 90 consecutive days as a result of Executive’s incapacity due to physical or mental illness which is determined to be total and permanent by an impartial and reputable physician mutually selected by the Company and the Executive.

1.8.         “Good Reason” means any of the following are undertaken without Executive’s prior written consent: (i) a material diminution in Executive’s title, authority, duties, or responsibilities which substantially reduces the nature or character of Executive’s position with the Company (or the highest parent entity if the Company has one or more parent entities); (ii) a material reduction by the Company of Executive’s Base Salary as in effect immediately prior to such reduction, except for a reduction of Base Salary proposed by Company’s Chief Executive Officer and President/Chief Operating Officer, and approved by the Board as a result of adverse economic conditions and which is as a result of adverse economic conditions and which is of the same nature and scope imposed by the Company on a proportional basis on all similarly-situated executive employees of the Company; (iii) a material reduction by the Company of Executive’s Target Bonus as in effect immediately prior to such reduction; (iv) relocation of Executive’s principal office (defined as a relocation of Executive’s principal office to a location that increases Executive’s one-way commute by more than fifty (50) miles), provided, that, for the avoidance of doubt, reasonable required travel by Executive on the Company’s business shall not constitute a relocation; or (v) any material breach by the Company of any material provision of this Agreement. Notwithstanding the foregoing, Executive’s resignation shall not constitute a resignation for “Good Reason” as a result of any event described in the preceding sentence unless (x) Executive provides written notice thereof to the Company within thirty (30) days after the first occurrence of such event, (y) to the extent correctable, the Company fails to remedy such circumstance or event within thirty (30) days following the Company’s receipt of such written notice and (z) the effective date of Executive’s resignation for “Good Reason” is not later than ninety (90) days after the initial existence of the circumstances constituting Good Reason.

O-1-2

1.9.         “Involuntary Termination Without Cause” means Executive’s dismissal or discharge by the Company other than for Cause or by reason of Executive’s death or Disability.

1.10.       “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

1.11.       “Separation from Service” means Executive’s termination of employment constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1.         Position and Duties. Subject to terms set forth herein, Executive shall continue to serve in an executive capacity and shall continue to perform such duties as are customarily associated with the position of chief executive officer and such other duties as are assigned to Executive by the Board. During the term of Executive’s employment with the Company, Executive will devote Executive’s best efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company.

2.2.         Term. The initial term of this Agreement shall commence on the Effective Date and shall terminate on the earlier of (i) December 31, 2023 and (ii) the termination of Executive’s employment under this Agreement. On December 31, 2023 and each annual anniversary of such date thereafter (in either case, provided Executive’s employment has not been terminated under this Agreement prior thereto), this Agreement shall automatically be extended for one additional year unless either Executive or the Company gives written notice of non-renewal to the other at least 60 days prior to the automatic extension date. If a Change in Control occurs during the initial or an extended term of this Agreement, the term of this Agreement shall, notwithstanding anything to the contrary in this Agreement, continue in effect for a period of not less than twenty-four (24) months beyond the month in which the Change in Control occurred. The period from the Effective Date until the earlier of (i) termination of Executive’s employment under this Agreement and (ii) the expiration of this Agreement due to non-renewal pursuant to this Section 2.2 is referred to as the “Term.”

2.3.         Employment Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

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ARTICLE III
COMPENSATION

3.1.         Base Salary. As of the Effective Date, Executive shall receive for services to be rendered hereunder an annual base salary of $580,000 (“Base Salary”), payable on the regular payroll dates of the Company (but no less often than monthly), subject to increase and reduction as permitted under this Agreement in the sole discretion of the Board. Any change to Executive’s Base Salary shall then constitute the Base Salary, as defined in this Agreement.

3.2.         Annual Bonus. For calendar year 2020, Executive shall be eligible to receive an annual performance bonus (the “Annual Bonus”) at a target amount of $600,000, on the terms and conditions previously established for such Annual Bonus. For each calendar year following calendar year 2020, Executive shall be eligible to receive an Annual Bonus in such target amount as determined in the sole discretion of the Board, and on such terms and conditions determined by the Board. For both calendar year 2020 and calendar years following thereafter, the actual amount of any Annual Bonus (if any) will be determined in the discretion of the Board and will be (i) subject to achievement of any applicable bonus objectives and/or conditions determined by the Board and (ii) subject to Executive’s continued employment with the Company through the end of the year in which the Annual Bonus is earned. The Annual Bonus for any calendar year will be paid at the same time as bonuses other Company executives are paid related annual bonuses generally, but in no event later than March 15 of the calendar year following the calendar year to which the Annual Bonus relates.

3.3.         Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits for which Executive is eligible under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to its executive employees generally, as well as any additional benefits provided to Executive consistent with past practice. Notwithstanding the foregoing, this Section 3.3 shall not create or be deemed to create any obligation on the part of the Company to adopt or maintain any benefits or compensation practices at any time.

3.4.         Paid Time Off. During the Term, Executive shall be entitled to such periods of paid time off (“PTO”) each year as provided from time to time under the Company’s PTO policies and as otherwise provided for executive officers, as it may be amended from time to time.

3.5.         Equity Awards. Executive will be eligible to receive stock options and other equity incentive grants as determined by the Board in its sole discretion. As soon as practicable after stockholder adoption and effectiveness of the Plan and the filing of an effective registration statement on Form S-8 with the U.S. Securities and Exchange Commission (such date, the “Registration Date”), Company shall grant to the Executive, subject to the approval of the Board, an award of restricted stock units pursuant to the Plan (the “Initial RSUs”) having a grant date fair value equal to $2,000,000. The Initial RSUs will vest in respect of 20% of the total number of Initial RSUs shares on each of the first two anniversaries of the Registration Date, and 30% of the total number of Initial RSU shares on each of the third and fourth anniversaries of the Registration Date subject to the Executive’s continuous services to the Company through the applicable vesting date, provided, however, that if the Term of this Agreement is not extended beyond the initial term, all remaining amounts of the Initial RSUs that are unvested as of the effective date of termination of this Agreement shall vest such that all of the Initial RSUs shall thereafter be vested. The Initial RSUs shall otherwise be subject to the terms of the Plan pursuant to which they are granted and an award agreement to be entered into between the Executive and the Company.

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ARTICLE IV
SEVERANCE AND CHANGE IN CONTROL BENEFITS

4.1.         Severance Benefits. Upon Executive’s termination of employment, Executive shall receive any accrued but unpaid Base Salary and other accrued and unpaid compensation, including any accrued but unpaid vacation. If the termination is due to a Covered Termination, provided that Executive delivers an effective general release of all claims against the Company and its affiliates in a form provided by the Company that shall contain standard and reasonable terms for such an agreement (a “Release of Claims”) that becomes effective and irrevocable within sixty (60) days following the Covered Termination, Executive shall be entitled to receive the severance benefits described in Section 4.1(a) or (b), as applicable. If the termination is due to Executive’s death or Disability, provided that Executive (or Executive’s beneficiaries or estate) delivers an effective Release of Claims that becomes effective and irrevocable within sixty (60) days following such termination of employment, Executive shall be entitled to receive the severance benefits described in Section 4.1(c).

(a)           Covered Termination Not Related to a Change in Control. If Executive’s employment terminates due to a Covered Termination which occurs at any time other than during the twenty-four (24) months after a Change in Control, Executive shall receive the following:

(i)       An amount equal to 2.0 times the sum of (i) Executive’s Base Salary at the rate in effect at the time of Executive’s termination of employment and (ii) Executive’s Target Bonus in effect for the year in which Executive’s termination of employment occurs, payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date on which the Release of Claims becomes effective and, in any event, no later than the sixtieth (60th) day following the date of the Covered Termination; provided, however, if such sixty (60) day period falls in two different calendar years, payment will be made in the later calendar year.

(ii)       Notwithstanding anything set forth in an award agreement or incentive plan to the contrary, a pro-rata portion of Executive's Annual Bonus for the fiscal year in which Executive's termination occurs based on actual achievement of the applicable bonus objectives and/or conditions determined by the Board for such year (determined by multiplying the amount of the Annual Bonus that would be payable for the full fiscal year by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable, less applicable withholdings, at the same time bonuses for such year are paid to other senior executives of the Company, but in no event later than March 15 of the year following the year of Executive’s termination of employment.

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(iii)       The Company shall directly pay, or reimburse Executive for the premium for Executive and Executive's covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the twenty-four (24) month anniversary of the date of Executive's termination of employment and (B) the date Executive and Executive's covered dependents, if any, become eligible for healthcare coverage under another employer's plan(s). Notwithstanding the foregoing, if the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments.

(iv)       All of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards, shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

(b)          Covered Termination Related to a Change in Control. If Executive’s employment terminates due to a Covered Termination that occurs during the twenty-four (24) months after a Change in Control, Executive shall receive the following:

(i)       An amount equal to 2.5 times the sum of (i) Executive’s Base Salary at the rate in effect at the time of Executive’s termination of employment and (ii) Executive’s Target Bonus in effect for the year in which Executive’s termination of employment occurs, payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date on which the Release of Claims becomes effective and, in any event, no later than the sixtieth (60th) day following the date of the Covered Termination; provided, however, if such sixty (60) day period falls in two different calendar years, payment will be made in the later calendar year.

(ii)       Notwithstanding anything set forth in an award agreement or incentive plan to the contrary, a pro-rata portion of Executive's Annual Bonus for the fiscal year in which Executive's termination occurs based on actual achievement of the applicable bonus objectives and/or conditions determined by the Board for such year (determined by multiplying the amount of the Annual Bonus that would be payable for the full fiscal year by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable, less applicable withholdings, at the same time bonuses for such year are paid to other senior executives of the Company, but in no event later than March 15 of the year following the year of Executive’s termination of employment.

(iii)       The Company shall directly pay, or reimburse Executive for the premium for Executive and Executive's covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the twenty-four (24) month anniversary of the date of Executive's termination of employment and (B) the date Executive and Executive's covered dependents, if any, become eligible for healthcare coverage under another employer's plan(s). Notwithstanding the foregoing, if the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments.

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(iv)       All of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards, shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

(c)           Termination Due to Death or Disability. In the event that Executive’s employment is terminated at any time due to Executive’s death or Disability, Executive (or Executive’s beneficiaries or estate) shall be entitled to receive all accrued but unpaid current Base Salary, vacation benefits, and a pro-rata portion of Executive's Target Bonus for the fiscal year in which Executive's termination occurs (determined by multiplying the amount of the Target Bonus by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date of termination (and, in any event, no later than the sixtieth (60th) day following the date of the termination). In addition, in the event Executive’s employment is terminated at any time during the Term due to Executive’s death or Disability, all of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards as of the date of Executive’s termination of employment shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

4.2.         280G Provisions. Notwithstanding anything in this Agreement to the contrary, if any payment or distribution Executive would receive pursuant to this Agreement or otherwise (“Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall either be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the largest payment, notwithstanding that all or some portion the Payment may be taxable under Section 4999 of the Code. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm shall provide its calculations to the Company and Executive within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive. Any reduction in payments and/or benefits pursuant to this Section 4.2 will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits payable to Executive.

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4.3.	Section 409A.

(a)           Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code which would subject Executive to a tax obligation under Section 409A of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six- month period measured from the date of Executive’s Separation from Service or (ii) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 4.3(a) shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(b)           Any reimbursements payable to Executive pursuant to the Agreement shall be paid to Executive no later than 30 days after Executive provides the Company with a written request for reimbursement, and to the extent that any such reimbursements are deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (i) such amounts shall be paid or reimbursed to Executive promptly, but in no event later than December 31 of the year following the year in which the expense is incurred, (ii) the amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and (iii) Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

(c)           For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive installment payments under the Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

4.4.         Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of the Covered Termination, or otherwise.

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4.5.         Equity Coordination. For the avoidance of doubt, except as provided for in Sections 4,1(a)(iv), 4.1(b)(iv), and 4.1(c) above, all equity awards, including stock options, restricted stock units and other equity-based compensation granted by the Company to Executive under the Company’s equity-based compensation plans shall be subject to the terms of such plans and Executive’s equity award agreements with respect thereto.

ARTICLE V
PROPRIETARY INFORMATION OBLIGATIONS

5.1.         Agreement. All Company Innovations shall be the sole and exclusive property of the Company without further compensation and are “works made for hire” as that term is defined under the United States copyright laws. Executive shall promptly notify the Company of any Company Innovations that Executive solely or jointly Creates. “Company Innovations” means all Innovations, and any associated intellectual property rights, which Executive may solely or jointly Create, during Executive’s employment with the Company, which (i) relate, at the time Created, to the Company’s business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or trade secret information, or (iii) resulted from any work Executive performed for the Company. Executive is notified that Company Innovations does not include any Innovation which qualifies fully under the provisions of California Labor Code Section 2870. “Create” means to create, conceive, reduce to practice, derive, develop or make. “Innovations” means processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and other subject matter protectable under patent, copyright, moral rights, mask work, trademark, trade secret or other laws regarding proprietary rights, including new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software and designs. Executive hereby assigns (and will assign) to the Company all Company Innovations. Executive shall perform (at the Company’s expense), during and after Executive’s employment, all acts reasonably deemed necessary or desirable by the Company to assist the Company in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations. Such acts may include execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of patent, copyright, mask work or other applications, (ii) in the enforcement of any applicable Proprietary Rights, and (iii) in other legal proceedings related to the Company’s Innovations. “Proprietary Rights” means patents, copyrights, mask work, moral rights, trade secrets and other proprietary rights. No provision in this Agreement is intended to require Executive to assign or offer to assign any of Executive’s rights in any invention for which Executive can establish that no trade secret information of the Company were used, and which was developed on Executive’s own time, unless the invention relates to the Company’s actual or demonstrably anticipated research or development, or the invention results from any work performed by Executive for the Company.

5.2.         Remedies. Executive’s duties under this Article V shall survive termination of Executive’s employment with the Company and the termination of this Agreement. Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of Article V, as well as Executive’s obligations pursuant to Section 6.2 and Article VII below, would be inadequate, and Executive therefore agrees that the Company shall be entitled to seek injunctive relief in case of any such breach or threatened breach.

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ARTICLE VI
OUTSIDE ACTIVITIES

6.1.	Other Activities.

(a)           Except as otherwise provided in Section 6.1(b), Executive shall not, during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor, unless he obtains the prior written consent of the Board.

(b)           Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder. In addition, subject advance approval by the Board (which approval shall not be unreasonably withheld), Executive shall be allowed to serve as a member of the board of directors of one (1) for-profit entity at any time during the term of this Agreement, so long as such service does not materially interfere with the performance of Executive’s duties hereunder; provided, however, that the Board, in its reasonable discretion, may require that Executive resign from such director position if it determines that such resignation would be in the best interests of the Company.

6.2.        Competition/Investments. During the term of Executive’s employment by the Company, Executive shall not (except on behalf of the Company) directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which are known by Executive to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive’s direct holdings in any one such corporation do not, in the aggregate, constitute more than 1% of the voting stock of such corporation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6.2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

ARTICLE VII
NONINTERFERENCE

Executive shall not during the term of Executive’s employment by the Company, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit, induce attempt to solicit any of (i) its customers or clients to terminate their relationship with the Company or to cease purchasing services or products from the Company or (ii) its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Article VII. If it is determined by a court of competent jurisdiction in any state that any restriction in this Article VII is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

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ARTICLE VIII

DISPUTE RESOLUTION

8.1.         Prior to the invocation of the provisions of Section 8.2 hereof, the Company and Executive agree to privately mediate any Dispute (as defined in Section 8.2, below) before a retired judge of the California state judicial system, with costs to be split 50/50 by Executive and the Company. Only after the unsuccessful termination of such mediation may the Company or the Executive utilize the provisions of Section 8.2.

8.2.         Any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement; any claim, including but not limited to any claim of race, age, national origin, religion, sex, pregnancy, family leave, harassment, sexual orientation, disability discrimination, defamation, infliction of emotional distress, breach of contract, violation of public policy or statute, or wrongful termination arising out of the voluntary or involuntary termination of the Employment (“Dispute”), shall be settled solely by final and binding arbitration before one neutral arbitrator in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”). A copy of the AAA Arbitration Rules and Mediation Procedures can be found on AAA's website. Any arbitration proceeding shall take place in Orange County, California. Judgment on any decision rendered by the arbitrator shall be made in writing and may be entered in any court having jurisdiction thereof. If the Executive initiates arbitration against the Company, Executive shall pay a filing fee equal to the current filing fee in the appropriate court had Executive’s claim been brought there, and the Company shall bear the remaining costs of the arbitration forum, including the arbitrator’s fees. If the Company initiates arbitration against the Executive, the Company shall bear the full cost of the arbitration forum and arbitrator’s fees. The Executive and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting his or its case in arbitration. The arbitrator who hears and decides any controversy between the Executive and the Company, shall in determining a remedy, have jurisdiction and authority to issue any order or award available in a court of law, including the allocation of the arbitrator’s fees and the costs related to arbitration.

8.3.         Except for actions seeking an injunction, which shall not be subject to arbitration, arbitration shall be the exclusive means of resolving any dispute(s) arising under or listed in this Agreement or otherwise related to Executive’s employment with Company, and no other action shall be brought in any court or administrative forum for such disputes. However, nothing in this Article VIII shall prevent, prohibit or discourage Executive from filing a charge with, or participating in an investigation by, the National Labor Relations Board, the U.S. Equal Employment Opportunity Commission, any state or local fair employment practices or civil rights agency or any other administrative agency or governmental body possessing jurisdiction over employment-related claims (although if such a claim is pursued following the exhaustion of such administrative remedies, that claim would be subject to these provisions).

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8.4.         Except as otherwise required under applicable law, Company and Executive expressly intend and agree that (i) class action, collective action, and representative action procedures shall not be asserted, nor will they apply, in any arbitration proceeding pursuant to this Agreement; (ii) Executive will not assert any class action, collective action, or representative action claims against Company in arbitration or otherwise; and (iii) Executive shall only submit Executive’s own individual claims in arbitration and will not seek to represent the interests of any other person.

8.5.         If any court of competent jurisdiction declares that any part of this Article VIII of this Agreement pertaining to arbitration of disputes is illegal, invalid, or unenforceable, such a declaration will not affect the legality, validity, or enforceability of the remaining parts of the Agreement, and the illegal, invalid, or unenforceable part will no longer be part of this Agreement in accordance with the provisions set forth in this Agreement in Section 9.3.

8.6.         THIS ARBITRATION PROVISION IS A WAIVER OF ALL RIGHTS TO A CIVIL JURY OR BENCH TRIAL FOR A DISPUTED TERMINATION, STATE LAW-BASED CONTRACT AND TORT CLAIMS, AND/OR A CLAIM FOR UNLAWFUL HARASSMENT OR EMPLOYMENT DISCRIMINATION OR RETALIATION, TO THE EXTENT ALLOWED BY LAW.

ARTICLE IX
GENERAL PROVISIONS

9.1.         Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of the date delivered (if delivered by email), personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive’s address as listed on the Company’s books and records.

9.2.         Tax Withholding. Executive acknowledges that all amounts and benefits payable under this Agreement are subject to deduction and withholding to the extent required by applicable law.

9.3.         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

9.4.         Waiver. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

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9.5.         Complete Agreement. Except for any previously-executed Employee Proprietary Information Agreement entered into between Executive and Company, this Agreement constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, and will supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof, including, but not limited to, that certain Employment Agreement between Executive and the Company dated as of January 24, 2017. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein or therein, and cannot be modified or amended except in a writing signed by a duly-authorized officer of the Company and Executive.

9.6.         Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

9.7.         Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

9.8.         Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company except for matters related to transfer of stock, options, or other equity-based awards provided for in this Agreement to Executive’s beneficiary(ies) for estate planning purposes. The parties hereto agree that this Agreement shall automatically, and without further action by the parties hereto, be assigned to LHI immediately prior to the Effective Time and shall be assigned to Landsea Homes Corporation (fka LF Capital Acquisition Corp.) immediately after the Effective Time. As a result of such assignments and notwithstanding anything to the contrary contained herein, the Company shall have no further obligations or liabilities in respect of this Agreement, all of which shall be assumed by such assignees.

9.9.         Executive Acknowledgement. Executive acknowledges that (a) he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

9.10.      Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California without regard to the conflicts of law provisions thereof.

[Signature page follows]

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

Landsea Holdings Corporation

By:	/s/ Michael Forsum
Name: Michael Forsum
Title: President and COO

Accepted and Agreed:

/s/ John Ho
JOHN HO

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Annex O-2

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into as of August, 31, 2020, by and between Mike Forsum (“Executive”) and Landsea Holdings Corporation, a Delaware corporation (the “Company”), and effective upon the Effective Time (as defined in the Merger Agreement (as defined below)) (the date on which this Agreement becomes effective, the “Effective Date”). For the avoidance of doubt, if the Merger Agreement is terminated or the Effective Time (as defined in the Merger Agreement) does not occur for any reason, this Agreement shall be null and void.

WHEREAS, Executive is currently employed by the Company as its President and Chief Operating Officer, and Company desires to have Executive’s employment continue in such capacity, and Executive desires to continue to serve in such capacity, pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, pursuant to that certain Agreement and Plan of Merger (“Merger Agreement”), dated as of the date hereof, by and among the Company, Landsea Homes Incorporated, a Delaware corporation (“LHI”), LF Capital Acquisition Corp., a Delaware corporation (“LF Capital”), and LFCA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub will merge with and into LHI, with LHI being the surviving entity of the Merger (the “Merger”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1.         “Board” means the Board of Directors of LF Capital.

1.2.         “Cause” means any of the following events: Executive’s (i) material breach of his material obligations under any agreement, including any employment agreement, that he has entered into with the Company; (ii) intentional misconduct as an officer, employee, director, consultant or advisor of the Company or a material violation of any material written policy of the Company; (iii) material breach of any fiduciary duty which the Executive owes to the Company; or (iv) commission by the Executive of (A) a felony or (B) a crime involving fraud, embezzlement, dishonesty, or moral turpitude. The foregoing is an exclusive list of the acts or omissions that shall be considered “Cause” provided, however, with respect to the acts or omissions set forth in clauses (i), (ii) and (iii) above, (x) the Board shall provide Executive with 30 days advance written notice detailing the basis for the termination of employment for Cause, (y) during the 30 day period after Executive has received such notice, Executive shall have an opportunity to cure such alleged Cause events and to present his case to the full Board (with the assistance of his own counsel) before any termination for Cause is finalized by a vote of a majority of the Board (unless such Cause events are reasonably determined by the Board not to be susceptible to cure, in which case termination shall be deemed to be immediate) and (z) Executive shall continue to receive the compensation and benefits provided by this Agreement during the 30 day cure period; and provided further, that such 30 day cure period shall only be available for the first such misconduct and/or breach of the same or substantially similar type and subsequent misconduct and/or breach of the same or substantially similar type shall constitute Cause without regard to Executive’s subsequent cure of same. No act or failure to act of Executive shall be willful or intentional if performed in good faith with the reasonable belief that the action or inaction was in the best interest of the Company.

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1.3.         “Change in Control” shall have the meaning ascribed to that term in that certain Landsea Homes Corporation 2020 Stock Incentive Plan (the “Plan”), to be adopted by the Board and subject to approval by the stockholders thereto, or any successor equity compensation plan of the Company. Notwithstanding the foregoing, (i) any bona fide primary or secondary public offering shall not constitute a Change in Control and (ii) if a Change in Control constitutes a payment event with respect to any payment or benefit that provides for the deferral of compensation and is subject to Section 409A, the Change in Control transaction or event with respect to such payment or benefit must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

1.4.         “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

1.5.         “Code” means the Internal Revenue Code of 1986, as amended.

1.6.         “Covered Termination” means (i) an Involuntary Termination Without Cause or (ii) a voluntary termination for Good Reason. For the avoidance of doubt, neither (x) the termination of Executive’s employment as a result of Executive’s death or Disability nor (y) the expiration of this Agreement due to non-renewal pursuant to the terms of Section 2.2 of this Agreement will be deemed to be a Covered Termination.

1.7.         “Disability” shall mean a termination of Executive’s employment due to Executive’s absence from Executive’s duties with the Company on a full-time basis for at least 90 consecutive days as a result of Executive’s incapacity due to physical or mental illness which is determined to be total and permanent by an impartial and reputable physician mutually selected by the Company and the Executive.

1.8.         “Good Reason” means any of the following are undertaken without Executive’s prior written consent: (i) a material diminution in Executive’s title, authority, duties, or responsibilities which substantially reduces the nature or character of Executive’s position with the Company (or the highest parent entity if the Company has one or more parent entities); (ii) a material reduction by the Company of Executive’s Base Salary as in effect immediately prior to such reduction, except for a reduction of Base Salary proposed by Company’s Chief Executive Officer and President/Chief Operating Officer, and approved by the Board as a result of adverse economic conditions and which is of the same nature and scope imposed by the Company on a proportional basis on all similarly-situated executive employees of the Company; (iii) a material reduction by the Company of Executive’s Target Bonus as in effect immediately prior to such reduction; (iv) relocation of Executive’s principal office (defined as a relocation of Executive’s principal office to a location that increases Executive’s one-way commute by more than fifty (50) miles), provided, that, for the avoidance of doubt, reasonable required travel by Executive on the Company’s business shall not constitute a relocation; or (v) any material breach by the Company of any material provision of this Agreement. Notwithstanding the foregoing, Executive’s resignation shall not constitute a resignation for “Good Reason” as a result of any event described in the preceding sentence unless (x) Executive provides written notice thereof to the Company within thirty (30) days after the first occurrence of such event, (y) to the extent correctable, the Company fails to remedy such circumstance or event within thirty (30) days following the Company’s receipt of such written notice and (z) the effective date of Executive’s resignation for “Good Reason” is not later than ninety (90) days after the initial existence of the circumstances constituting Good Reason.

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1.9.       “Involuntary Termination Without Cause” means Executive’s dismissal or discharge by the Company other than for Cause or by reason of Executive’s death or Disability.

1.10.       “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

1.11.       “Separation from Service” means Executive’s termination of employment constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1.         Position and Duties. Subject to terms set forth herein, Executive shall continue to serve in an executive capacity and shall continue to perform such duties as are customarily associated with the position of president and chief operating officer and such other duties as are assigned to Executive by the Board or the Company’s Chief Executive Officer. During the term of Executive’s employment with the Company, Executive will devote Executive’s best efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company.

2.2.         Term. The initial term of this Agreement shall commence on the Effective Date and shall terminate on the earlier of (i) December 31, 2023 and (ii) the termination of Executive’s employment under this Agreement. On December 31, 2023 and each annual anniversary of such date thereafter (in either case, provided Executive’s employment has not been terminated under this Agreement prior thereto), this Agreement shall automatically be extended for one additional year unless either Executive or the Company gives written notice of non-renewal to the other at least 60 days prior to the automatic extension date. If a Change in Control occurs during the initial or an extended term of this Agreement, the term of this Agreement shall, notwithstanding anything to the contrary in this Agreement, continue in effect for a period of not less than twenty-four (24) months beyond the month in which the Change in Control occurred. The period from the Effective Date until the earlier of (i) termination of Executive’s employment under this Agreement and (ii) the expiration of this Agreement due to non-renewal pursuant to this Section 2.2 is referred to as the “Term.”

2.3.         Employment Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

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ARTICLE III
COMPENSATION

3.1.         Base Salary. As of the Effective Date, Executive shall receive for services to be rendered hereunder an annual base salary of $525,000 (“Base Salary”), payable on the regular payroll dates of the Company (but no less often than monthly), subject to increase and reduction as permitted under this Agreement in the sole discretion of the Board. Any change to Executive’s Base Salary shall then constitute the Base Salary, as defined in this Agreement.

3.2.         Annual Bonus. For calendar year 2020, Executive shall be eligible to receive an annual performance bonus (the “Annual Bonus”) at a target amount of $750,000, on the terms and conditions previously established for such Annual Bonus. For each calendar year following calendar year 2020, Executive shall be eligible to receive an Annual Bonus in such target amount as determined in the sole discretion of the Board, and on such terms and conditions determined by the Board. For both calendar year 2020 and calendar years following thereafter, the actual amount of any Annual Bonus (if any) will be determined in the discretion of the Board and will be (i) subject to achievement of any applicable bonus objectives and/or conditions determined by the Board and (ii) subject to Executive’s continued employment with the Company through the end of the year in which the Annual Bonus is earned. The Annual Bonus for any calendar year will be paid at the same time as bonuses other Company executives are paid related annual bonuses generally, but in no event later than March 15 of the calendar year following the calendar year to which the Annual Bonus relates.

3.3.         Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits for which Executive is eligible under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to its executive employees generally, as well as any additional benefits provided to Executive consistent with past practice. Notwithstanding the foregoing, this Section 3.3 shall not create or be deemed to create any obligation on the part of the Company to adopt or maintain any benefits or compensation practices at any time.

3.4.         Paid Time Off. During the Term, Executive shall be entitled to such periods of paid time off (“PTO”) each year as provided from time to time under the Company’s PTO policies and as otherwise provided for executive officers, as it may be amended from time to time.

3.5.         Equity Awards. Executive will be eligible to receive stock options and other equity incentive grants as determined by the Board in its sole discretion. As soon as practicable after stockholder adoption and effectiveness of the Plan and the filing of an effective registration statement on Form S-8 with the U.S. Securities and Exchange Commission (such date, the “Registration Date”), Company shall grant to the Executive, subject to the approval of the Board, an award of restricted stock units pursuant to the Plan (the “Initial RSUs”) having a grant date fair value equal to $2,000,000. The Initial RSUs will vest in respect of 20% of the total number of Initial RSUs shares on each of the first two anniversaries of the Registration Date, and 30% of the total number of Initial RSU shares on each of the third and fourth anniversaries of the Registration Date subject to the Executive’s continuous services to the Company through the applicable vesting date, provided, however, that if the Term of this Agreement is not extended beyond the initial term, all remaining amounts of the Initial RSUs that are unvested as of the effective date of termination of this Agreement shall vest such that all of the Initial RSUs shall thereafter be vested. The Initial RSUs shall otherwise be subject to the terms of the Plan pursuant to which they are granted and an award agreement to be entered into between the Executive and the Company.

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ARTICLE IV
SEVERANCE AND CHANGE IN CONTROL BENEFITS

4.1.         Severance Benefits. Upon Executive’s termination of employment, Executive shall receive any accrued but unpaid Base Salary and other accrued and unpaid compensation, including any accrued but unpaid vacation. If the termination is due to a Covered Termination, provided that Executive delivers an effective general release of all claims against the Company and its affiliates in a form provided by the Company that shall contain standard and reasonable terms for such an agreement (a “Release of Claims”) that becomes effective and irrevocable within sixty (60) days following the Covered Termination, Executive shall be entitled to receive the severance benefits described in Section 4.1(a) or (b), as applicable. If the termination is due to Executive’s death or Disability, provided that Executive (or Executive’s beneficiaries or estate) delivers an effective Release of Claims that becomes effective and irrevocable within sixty (60) days following such termination of employment, Executive shall be entitled to receive the severance benefits described in Section 4.1(c).

(a)          Covered Termination Not Related to a Change in Control. If Executive’s employment terminates due to a Covered Termination which occurs at any time other than during the twenty-four (24) months after a Change in Control, Executive shall receive the following:

(i)       An amount equal to 2.0 times the sum of (i) Executive’s Base Salary at the rate in effect at the time of Executive’s termination of employment and (ii) Executive’s Target Bonus in effect for the year in which Executive’s termination of employment occurs, payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date on which the Release of Claims becomes effective and, in any event, no later than the sixtieth (60th) day following the date of the Covered Termination; provided, however, if such sixty (60) day period falls in two different calendar years, payment will be made in the later calendar year.

(ii)       Notwithstanding anything set forth in an award agreement or incentive plan to the contrary, a pro-rata portion of Executive's Annual Bonus for the fiscal year in which Executive's termination occurs based on actual achievement of the applicable bonus objectives and/or conditions determined by the Board for such year (determined by multiplying the amount of the Annual Bonus that would be payable for the full fiscal year by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable, less applicable withholdings, at the same time bonuses for such year are paid to other senior executives of the Company, but in no event later than March 15 of the year following the year of Executive’s termination of employment.

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(iii)       The Company shall directly pay, or reimburse Executive for the premium for Executive and Executive's covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the twenty-four (24) month anniversary of the date of Executive's termination of employment and (B) the date Executive and Executive's covered dependents, if any, become eligible for healthcare coverage under another employer's plan(s). Notwithstanding the foregoing, if the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments.

(iv)       All of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards, shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

(b)          Covered Termination Related to a Change in Control. If Executive’s employment terminates due to a Covered Termination that occurs during the twenty-four (24) months after a Change in Control, Executive shall receive the following:

(i)       An amount equal to 2.5 times the sum of (i) Executive’s Base Salary at the rate in effect at the time of Executive’s termination of employment and (ii) Executive’s Target Bonus in effect for the year in which Executive’s termination of employment occurs, payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date on which the Release of Claims becomes effective and, in any event, no later than the sixtieth (60th) day following the date of the Covered Termination; provided, however, if such sixty (60) day period falls in two different calendar years, payment will be made in the later calendar year.

(ii)       Notwithstanding anything set forth in an award agreement or incentive plan to the contrary, a pro-rata portion of Executive's Annual Bonus for the fiscal year in which Executive's termination occurs based on actual achievement of the applicable bonus objectives and/or conditions determined by the Board for such year (determined by multiplying the amount of the Annual Bonus that would be payable for the full fiscal year by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable, less applicable withholdings, at the same time bonuses for such year are paid to other senior executives of the Company, but in no event later than March 15 of the year following the year of Executive’s termination of employment.

(iii)       The Company shall directly pay, or reimburse Executive for the premium for Executive and Executive's covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the twenty-four (24) month anniversary of the date of Executive's termination of employment and (B) the date Executive and Executive's covered dependents, if any, become eligible for healthcare coverage under another employer's plan(s). Notwithstanding the foregoing, if the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments.

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(iv)       All of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards, shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

(c)          Termination Due to Death or Disability. In the event that Executive’s employment is terminated at any time due to Executive’s death or Disability, Executive (or Executive’s beneficiaries or estate) shall be entitled to receive all accrued but unpaid current Base Salary, vacation benefits, and a pro-rata portion of Executive's Target Bonus for the fiscal year in which Executive's termination occurs (determined by multiplying the amount of the Target Bonus by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date of termination (and, in any event, no later than the sixtieth (60th) day following the date of the termination). In addition, in the event Executive’s employment is terminated at any time during the Term due to Executive’s death or Disability, all of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards as of the date of Executive’s termination of employment shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

4.2.         280G Provisions. Notwithstanding anything in this Agreement to the contrary, if any payment or distribution Executive would receive pursuant to this Agreement or otherwise (“Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall either be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the largest payment, notwithstanding that all or some portion the Payment may be taxable under Section 4999 of the Code. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm shall provide its calculations to the Company and Executive within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive. Any reduction in payments and/or benefits pursuant to this Section 4.2 will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits payable to Executive.

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4.3.	Section 409A.

(a)           Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code which would subject Executive to a tax obligation under Section 409A of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six- month period measured from the date of Executive’s Separation from Service or (ii) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 4.3(a) shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(b)           Any reimbursements payable to Executive pursuant to the Agreement shall be paid to Executive no later than 30 days after Executive provides the Company with a written request for reimbursement, and to the extent that any such reimbursements are deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (i) such amounts shall be paid or reimbursed to Executive promptly, but in no event later than December 31 of the year following the year in which the expense is incurred, (ii) the amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and (iii) Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

(c)           For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive installment payments under the Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

4.4.         Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of the Covered Termination, or otherwise.

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4.5.         Equity Coordination. For the avoidance of doubt, except as provided for in Sections 4,1(a)(iv), 4.1(b)(iv), and 4.1(c) above, all equity awards, including stock options, restricted stock units and other equity-based compensation granted by the Company to Executive under the Company’s equity-based compensation plans shall be subject to the terms of such plans and Executive’s equity award agreements with respect thereto.

ARTICLE V
PROPRIETARY INFORMATION OBLIGATIONS

5.1.         Agreement. All Company Innovations shall be the sole and exclusive property of the Company without further compensation and are “works made for hire” as that term is defined under the United States copyright laws. Executive shall promptly notify the Company of any Company Innovations that Executive solely or jointly Creates. “Company Innovations” means all Innovations, and any associated intellectual property rights, which Executive may solely or jointly Create, during Executive’s employment with the Company, which (i) relate, at the time Created, to the Company’s business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or trade secret information, or (iii) resulted from any work Executive performed for the Company. Executive is notified that Company Innovations does not include any Innovation which qualifies fully under the provisions of California Labor Code Section 2870. “Create” means to create, conceive, reduce to practice, derive, develop or make. “Innovations” means processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and other subject matter protectable under patent, copyright, moral rights, mask work, trademark, trade secret or other laws regarding proprietary rights, including new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software and designs. Executive hereby assigns (and will assign) to the Company all Company Innovations. Executive shall perform (at the Company’s expense), during and after Executive’s employment, all acts reasonably deemed necessary or desirable by the Company to assist the Company in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations. Such acts may include execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of patent, copyright, mask work or other applications, (ii) in the enforcement of any applicable Proprietary Rights, and (iii) in other legal proceedings related to the Company’s Innovations. “Proprietary Rights” means patents, copyrights, mask work, moral rights, trade secrets and other proprietary rights. No provision in this Agreement is intended to require Executive to assign or offer to assign any of Executive’s rights in any invention for which Executive can establish that no trade secret information of the Company were used, and which was developed on Executive’s own time, unless the invention relates to the Company’s actual or demonstrably anticipated research or development, or the invention results from any work performed by Executive for the Company.

5.2.         Remedies. Executive’s duties under this Article V shall survive termination of Executive’s employment with the Company and the termination of this Agreement. Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of Article V, as well as Executive’s obligations pursuant to Section 6.2 and Article VII below, would be inadequate, and Executive therefore agrees that the Company shall be entitled to seek injunctive relief in case of any such breach or threatened breach.

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ARTICLE VI
OUTSIDE ACTIVITIES

6.1.	Other Activities.

(a)           Except as otherwise provided in Section 6.1(b), Executive shall not, during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor, unless he obtains the prior written consent of the Board.

(b)           Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder. In addition, subject advance approval by the Board (which approval shall not be unreasonably withheld), Executive shall be allowed to serve as a member of the board of directors of one (1) for-profit entity at any time during the term of this Agreement, so long as such service does not materially interfere with the performance of Executive’s duties hereunder; provided, however, that the Board, in its reasonable discretion, may require that Executive resign from such director position if it determines that such resignation would be in the best interests of the Company.

6.2.         Competition/Investments. During the term of Executive’s employment by the Company, Executive shall not (except on behalf of the Company) directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which are known by Executive to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive’s direct holdings in any one such corporation do not, in the aggregate, constitute more than 1% of the voting stock of such corporation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6.2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

ARTICLE VII
NONINTERFERENCE

Executive shall not during the term of Executive’s employment by the Company, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit, induce attempt to solicit any of (i) its customers or clients to terminate their relationship with the Company or to cease purchasing services or products from the Company or (ii) its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Article VII. If it is determined by a court of competent jurisdiction in any state that any restriction in this Article VII is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

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ARTICLE VIII

DISPUTE RESOLUTION

8.1.         Prior to the invocation of the provisions of Section 8.2 hereof, the Company and Executive agree to privately mediate any Dispute (as defined in Section 8.2, below) before a retired judge of the California state judicial system, with costs to be split 50/50 by Executive and the Company. Only after the unsuccessful termination of such mediation may the Company or the Executive utilize the provisions of Section 8.2.

8.2.         Any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement; any claim, including but not limited to any claim of race, age, national origin, religion, sex, pregnancy, family leave, harassment, sexual orientation, disability discrimination, defamation, infliction of emotional distress, breach of contract, violation of public policy or statute, or wrongful termination arising out of the voluntary or involuntary termination of the Employment (“Dispute”), shall be settled solely by final and binding arbitration before one neutral arbitrator in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”). A copy of the AAA Arbitration Rules and Mediation Procedures can be found on AAA's website. Any arbitration proceeding shall take place in Orange County, California. Judgment on any decision rendered by the arbitrator shall be made in writing and may be entered in any court having jurisdiction thereof. If the Executive initiates arbitration against the Company, Executive shall pay a filing fee equal to the current filing fee in the appropriate court had Executive’s claim been brought there, and the Company shall bear the remaining costs of the arbitration forum, including the arbitrator’s fees. If the Company initiates arbitration against the Executive, the Company shall bear the full cost of the arbitration forum and arbitrator’s fees. The Executive and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting his or its case in arbitration. The arbitrator who hears and decides any controversy between the Executive and the Company, shall in determining a remedy, have jurisdiction and authority to issue any order or award available in a court of law, including the allocation of the arbitrator’s fees and the costs related to arbitration.

8.3.         Except for actions seeking an injunction, which shall not be subject to arbitration, arbitration shall be the exclusive means of resolving any dispute(s) arising under or listed in this Agreement or otherwise related to Executive’s employment with Company, and no other action shall be brought in any court or administrative forum for such disputes. However, nothing in this Article VIII shall prevent, prohibit or discourage Executive from filing a charge with, or participating in an investigation by, the National Labor Relations Board, the U.S. Equal Employment Opportunity Commission, any state or local fair employment practices or civil rights agency or any other administrative agency or governmental body possessing jurisdiction over employment-related claims (although if such a claim is pursued following the exhaustion of such administrative remedies, that claim would be subject to these provisions).

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8.4.         Except as otherwise required under applicable law, Company and Executive expressly intend and agree that (i) class action, collective action, and representative action procedures shall not be asserted, nor will they apply, in any arbitration proceeding pursuant to this Agreement; (ii) Executive will not assert any class action, collective action, or representative action claims against Company in arbitration or otherwise; and (iii) Executive shall only submit Executive’s own individual claims in arbitration and will not seek to represent the interests of any other person.

8.5.         If any court of competent jurisdiction declares that any part of this Article VIII of this Agreement pertaining to arbitration of disputes is illegal, invalid, or unenforceable, such a declaration will not affect the legality, validity, or enforceability of the remaining parts of the Agreement, and the illegal, invalid, or unenforceable part will no longer be part of this Agreement in accordance with the provisions set forth in this Agreement in Section 9.3.

8.6.         THIS ARBITRATION PROVISION IS A WAIVER OF ALL RIGHTS TO A CIVIL JURY OR BENCH TRIAL FOR A DISPUTED TERMINATION, STATE LAW-BASED CONTRACT AND TORT CLAIMS, AND/OR A CLAIM FOR UNLAWFUL HARASSMENT OR EMPLOYMENT DISCRIMINATION OR RETALIATION, TO THE EXTENT ALLOWED BY LAW.

ARTICLE IX
GENERAL PROVISIONS

9.1.         Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of the date delivered (if delivered by email), personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive’s address as listed on the Company’s books and records.

9.2.         Tax Withholding. Executive acknowledges that all amounts and benefits payable under this Agreement are subject to deduction and withholding to the extent required by applicable law.

9.3.         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

9.4.         Waiver. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

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9.5.         Complete Agreement. Except for any previously-executed Employee Proprietary Information Agreement entered into between Executive and Company, this Agreement constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, and will supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof, including, but not limited to, that certain Employment Agreement between Executive and the Company dated as of January 24, 2017. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein or therein, and cannot be modified or amended except in a writing signed by a duly-authorized officer of the Company and Executive.

9.6.         Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

9.7.         Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

9.8.         Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company except for matters related to transfer of stock, options, or other equity-based awards provided for in this Agreement to Executive’s beneficiary(ies) for estate planning purposes. The parties hereto agree that this Agreement shall automatically, and without further action by the parties hereto, be assigned to LHI immediately prior to the Effective Time and shall be assigned to Landsea Homes Corporation (fka LF Capital Acquisition Corp.) immediately after the Effective Time. As a result of such assignments and notwithstanding anything to the contrary contained herein, the Company shall have no further obligations or liabilities in respect of this Agreement, all of which shall be assumed by such assignees.

9.9.         Executive Acknowledgement. Executive acknowledges that (a) he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

9.10.      Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California without regard to the conflicts of law provisions thereof.

[Signature page follows]

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

Landsea Holdings Corporation

By:	/s/ John Ho
Name: John Ho
Title: CEO

Accepted and Agreed:

/s/ Michael Forsum
Michael Forsum

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Annex O-3

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into as of August, 31, 2020, by and between Franco Tenerelli (“Executive”) and Landsea Holdings Corporation, a Delaware corporation (the “Company”), and effective upon the Effective Time (as defined in the Merger Agreement (as defined below)) (the date on which this Agreement becomes effective, the “Effective Date”). For the avoidance of doubt, if the Merger Agreement is terminated or the Effective Time does not occur for any reason, this Agreement shall be null and void.

WHEREAS, Executive is currently employed by the Company as its Executive Vice President, Chief Legal Officer and Corporate Secretary, and Company desires to have Executive’s employment continue in such capacity, and Executive desires to continue to serve in such capacity, pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, pursuant to that certain Agreement and Plan of Merger (“Merger Agreement”), dated as of the date hereof, by and among the Company, Landsea Homes Incorporated, a Delaware corporation (“LHI”), LF Capital Acquisition Corp., a Delaware corporation (“LF Capital”), and LFCA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub will merge with and into LHI, with LHI being the surviving entity of the Merger (the “Merger”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1.         “Board” means the Board of Directors of LF Capital.

1.2.         “Cause” means any of the following events: Executive’s (i) disbarment from the practice of law in any jurisdiction or any suspension of Executive’s license to practice law in any jurisdiction for a period greater than thirty (30) consecutive days for any reason other than a failure to comply with applicable continuing legal education requirements; (ii) material breach of his or her material obligations under any agreement, including any employment agreement, that he has entered into with the Company; (iii) intentional misconduct as an officer, employee, director, consultant or advisor of the Company or a material violation of any material written policy of the Company; (iv) material breach of any fiduciary duty which the Executive owes to the Company; or (v) commission by the Executive of (A) a felony or (B) a crime involving fraud, embezzlement, dishonesty, or moral turpitude. The foregoing is an exclusive list of the acts or omissions that shall be considered “Cause” provided, however, with respect to the acts or omissions set forth in clauses (i), (ii), (iii) and (iv) above, (x) the Board shall provide Executive with 30 days advance written notice detailing the basis for the termination of employment for Cause, (y) during the 30 day period after Executive has received such notice, Executive shall have an opportunity to cure such alleged Cause events and to present his case to the full Board (with the assistance of his own counsel) before any termination for Cause is finalized by a vote of a majority of the Board (unless such Cause events are reasonably determined by the Board not to be susceptible to cure, in which case termination shall be deemed to be immediate) and (z) Executive shall continue to receive the compensation and benefits provided by this Agreement during the 30 day cure period; and provided further, that such 30 day cure period shall only be available for the first such misconduct and/or breach of the same or substantially similar type and subsequent misconduct and/or breach of the same or substantially similar type shall constitute Cause without regard to Executive’s subsequent cure of same. No act or failure to act of Executive shall be willful or intentional if performed in good faith with the reasonable belief that the action or inaction was in the best interest of the Company.

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1.3.         “Change in Control” shall have the meaning ascribed to that term in that certain Landsea Homes Corporation 2020 Stock Incentive Plan (the “Plan”), to be adopted by the Board and subject to approval by the stockholders thereto, or any successor equity compensation plan of the Company. Notwithstanding the foregoing, (i) any bona fide primary or secondary public offering shall not constitute a Change in Control and (ii) if a Change in Control constitutes a payment event with respect to any payment or benefit that provides for the deferral of compensation and is subject to Section 409A, the Change in Control transaction or event with respect to such payment or benefit must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

1.4.         “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

1.5.         “Code” means the Internal Revenue Code of 1986, as amended.

1.6.         “Covered Termination” means (i) an Involuntary Termination Without Cause or (ii) a voluntary termination for Good Reason. For the avoidance of doubt, neither (x) the termination of Executive’s employment as a result of Executive’s death or Disability nor (y) the expiration of this Agreement due to non-renewal pursuant to the terms of Section 2.2 of this Agreement will be deemed to be a Covered Termination.

1.7.         “Disability” shall mean a termination of Executive’s employment due to Executive’s absence from Executive’s duties with the Company on a full-time basis for at least 90 consecutive days as a result of Executive’s incapacity due to physical or mental illness which is determined to be total and permanent by an impartial and reputable physician mutually selected by the Company and the Executive.

1.8.         “Good Reason” means any of the following are undertaken without Executive’s prior written consent: (i) a material diminution in Executive’s title, authority, duties, or responsibilities which substantially reduces the nature or character of Executive’s position with the Company (or the highest parent entity if the Company has one or more parent entities); (ii) a material reduction by the Company of Executive’s Base Salary as in effect immediately prior to such reduction, except for a reduction of Base Salary proposed by Company’s Chief Executive Officer and President/Chief Operating Officer, and approved by the Board as a result of adverse economic conditions and which is of the same nature and scope imposed by the Company on a proportional basis on all similarly-situated executive employees of the Company; (iii) a material reduction by the Company of Executive’s Target Bonus as in effect immediately prior to such reduction; (iv) relocation of Executive’s principal office (defined as a relocation of Executive’s principal office to a location that increases Executive’s one-way commute by more than fifty (50) miles), provided, that, for the avoidance of doubt, reasonable required travel by Executive on the Company’s business shall not constitute a relocation; or (v) any material breach by the Company of any material provision of this Agreement. Notwithstanding the foregoing, Executive’s resignation shall not constitute a resignation for “Good Reason” as a result of any event described in the preceding sentence unless (x) Executive provides written notice thereof to the Company within thirty (30) days after the first occurrence of such event, (y) to the extent correctable, the Company fails to remedy such circumstance or event within thirty (30) days following the Company’s receipt of such written notice and (z) the effective date of Executive’s resignation for “Good Reason” is not later than ninety (90) days after the initial existence of the circumstances constituting Good Reason.

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1.9.         “Involuntary Termination Without Cause” means Executive’s dismissal or discharge by the Company other than for Cause or by reason of Executive’s death or Disability.

1.10.       “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

1.11.       “Separation from Service” means Executive’s termination of employment constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1.         Position and Duties. Subject to terms set forth herein, Executive shall continue to serve in an executive capacity and shall continue to perform such duties as are customarily associated with the position of Executive Vice President, Chief Legal Officer and Corporate Secretary and such other duties as are assigned to Executive by the Board or the Company’s Chief Executive Officer. During the term of Executive’s employment with the Company, Executive will devote Executive’s best efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company.

2.2.         Term. The initial term of this Agreement shall commence on the Effective Date and shall terminate on the earlier of (i) December 31, 2023 and (ii) the termination of Executive’s employment under this Agreement. On December 31, 2023 and each annual anniversary of such date thereafter (in either case, provided Executive’s employment has not been terminated under this Agreement prior thereto), this Agreement shall automatically be extended for one additional year unless either Executive or the Company gives written notice of non-renewal to the other at least 60 days prior to the automatic extension date. If a Change in Control occurs during the initial or an extended term of this Agreement, the term of this Agreement shall, notwithstanding anything to the contrary in this Agreement, continue in effect for a period of not less than twenty-four (24) months beyond the month in which the Change in Control occurred. The period from the Effective Date until the earlier of (i) termination of Executive’s employment under this Agreement and (ii) the expiration of this Agreement due to non-renewal pursuant to this Section 2.2 is referred to as the “Term.”

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2.3.         Employment Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control. Executive’s employment shall additionally be governed by those rules of professional responsibility and conduct applicable to Executive in his capacity as an attorney licensed to practice law.

ARTICLE III
COMPENSATION

3.1.         Base Salary. As of the Effective Date, Executive shall receive for services to be rendered hereunder an annual base salary of $400,000 (“Base Salary”), payable on the regular payroll dates of the Company (but no less often than monthly), subject to increase and reduction as permitted under this Agreement in the sole discretion of the Board. Any change to Executive’s Base Salary shall then constitute the Base Salary, as defined in this Agreement.

3.2.         Annual Bonus. For calendar year 2020, Executive shall be eligible to receive an annual performance bonus (the “Annual Bonus”) targeted at a target amount of $250,000, on the terms and conditions previously established for such Annual Bonus. For each calendar year following calendar year 2020, Executive shall be eligible to receive an Annual Bonus in such target amount as determined in the sole discretion of the Board, and on such terms and conditions determined by the Board. For both calendar year 2020 and calendar years following thereafter, the actual amount of any Annual Bonus (if any) will be determined in the discretion of the Board and will be (i) subject to achievement of any applicable bonus objectives and/or conditions determined by the Board and (ii) subject to Executive’s continued employment with the Company through the end of the year in which the Annual Bonus is earned. The Annual Bonus for any calendar year will be paid at the same time as bonuses other Company executives are paid related annual bonuses generally, but in no event later than March 15 of the calendar year following the calendar year to which the Annual Bonus relates.

3.3.         Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits for which Executive is eligible under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to its executive employees generally, as well as any additional benefits provided to Executive consistent with past practice. Notwithstanding the foregoing, this Section 3.3 shall not create or be deemed to create any obligation on the part of the Company to adopt or maintain any benefits or compensation practices at any time.

3.4.         Paid Time Off. During the Term, Executive shall be entitled to such periods of paid time off (“PTO”) each year as provided from time to time under the Company’s PTO policies and as otherwise provided for executive officers, as it may be amended from time to time.

3.5.         Equity Awards. Executive will be eligible to receive stock options and other equity incentive grants as determined by the Board in its sole discretion.

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ARTICLE IV
SEVERANCE AND CHANGE IN CONTROL BENEFITS

4.1.         Severance Benefits. Upon Executive’s termination of employment, Executive shall receive any accrued but unpaid Base Salary and other accrued and unpaid compensation, including any accrued but unpaid vacation. If the termination is due to a Covered Termination, provided that Executive delivers an effective general release of all claims against the Company and its affiliates in a form provided by the Company that shall contain standard and reasonable terms for such an agreement (a “Release of Claims”) that becomes effective and irrevocable within sixty (60) days following the Covered Termination, Executive shall be entitled to receive the severance benefits described in Section 4.1(a) or (b), as applicable. If the termination is due to Executive’s death or Disability, provided that Executive (or Executive’s beneficiaries or estate) delivers an effective Release of Claims that becomes effective and irrevocable within sixty (60) days following such termination of employment, Executive shall be entitled to receive the severance benefits described in Section 4.1(c).

(a)          Covered Termination Not Related to a Change in Control. If Executive’s employment terminates due to a Covered Termination which occurs at any time other than during the twenty-four (24) months after a Change in Control, Executive shall receive the following:

(i)       An amount equal to 1.0 time the sum of (i) Executive’s Base Salary at the rate in effect at the time of Executive’s termination of employment and (ii) Executive’s Target Bonus in effect for the year in which Executive’s termination of employment occurs, payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date on which the Release of Claims becomes effective and, in any event, no later than the sixtieth (60th) day following the date of the Covered Termination; provided, however, if such sixty (60) day period falls in two different calendar years, payment will be made in the later calendar year.

(ii)       Notwithstanding anything set forth in an award agreement or incentive plan to the contrary, a pro-rata portion of Executive's Annual Bonus for the fiscal year in which Executive's termination occurs based on actual achievement of the applicable bonus objectives and/or conditions determined by the Board for such year (determined by multiplying the amount of the Annual Bonus that would be payable for the full fiscal year by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable, less applicable withholdings, at the same time bonuses for such year are paid to other senior executives of the Company, but in no event later than March 15 of the year following the year of Executive’s termination of employment.

(iii)       The Company shall directly pay, or reimburse Executive for the premium for Executive and Executive's covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the twenty-four (24) month anniversary of the date of Executive's termination of employment and (B) the date Executive and Executive's covered dependents, if any, become eligible for healthcare coverage under another employer's plan(s). Notwithstanding the foregoing, if the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments.

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(iv)       All of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards, shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

(b)          Covered Termination Related to a Change in Control. If Executive’s employment terminates due to a Covered Termination that occurs during the twenty-four (24) months after a Change in Control, Executive shall receive the following:

(i)       An amount equal to 2.0 times the sum of (i) Executive’s Base Salary at the rate in effect at the time of Executive’s termination of employment and (ii) Executive’s Target Bonus in effect for the year in which Executive’s termination of employment occurs, payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date on which the Release of Claims becomes effective and, in any event, no later than the sixtieth (60th) day following the date of the Covered Termination; provided, however, if such sixty (60) day period falls in two different calendar years, payment will be made in the later calendar year.

(ii)       Notwithstanding anything set forth in an award agreement or incentive plan to the contrary, a pro-rata portion of Executive's Annual Bonus for the fiscal year in which Executive's termination occurs based on actual achievement of the applicable bonus objectives and/or conditions determined by the Board for such year (determined by multiplying the amount of the Annual Bonus that would be payable for the full fiscal year by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable, less applicable withholdings, at the same time bonuses for such year are paid to other senior executives of the Company, but in no event later than March 15 of the year following the year of Executive’s termination of employment.

(iii)       The Company shall directly pay, or reimburse Executive for the premium for Executive and Executive's covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the twenty-four (24) month anniversary of the date of Executive's termination of employment and (B) the date Executive and Executive's covered dependents, if any, become eligible for healthcare coverage under another employer's plan(s). Notwithstanding the foregoing, if the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments.

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(iv)       All of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards, shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

(c)          Termination Due to Death or Disability. In the event that Executive’s employment is terminated at any time due to Executive’s death or Disability, Executive (or Executive’s beneficiaries or estate) shall be entitled to receive all accrued but unpaid current Base Salary, vacation benefits, and a pro-rata portion of Executive's Target Bonus for the fiscal year in which Executive's termination occurs (determined by multiplying the amount of the Target Bonus by a fraction, the numerator of which shall be equal to the number of days during the fiscal year of termination that Executive is employed by, and performing services for, the Company and the denominator of which is 365 days) payable in a lump sum payment, less applicable withholdings, as soon as administratively practicable following the date of termination (and, in any event, no later than the sixtieth (60th) day following the date of the termination). In addition, in the event Executive’s employment is terminated at any time during the Term due to Executive’s death or Disability, all of Executive’s unvested stock option, restricted stock, restricted stock units, performance stock units and other equity-based awards as of the date of Executive’s termination of employment shall become immediately vested on the date of Executive’s termination of employment, and (x) each such award shall be exercisable, to the extent applicable, in accordance with the provisions of the award agreement and plan pursuant to which such equity award was granted and (y) for performance-based awards, any such vesting in respect of open periods of performance-based awards shall be calculated as set forth in the applicable award agreement, or, if not specified in the award agreement, based on the target level of performance.

4.2.         280G Provisions. Notwithstanding anything in this Agreement to the contrary, if any payment or distribution Executive would receive pursuant to this Agreement or otherwise (“Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall either be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the largest payment, notwithstanding that all or some portion the Payment may be taxable under Section 4999 of the Code. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm shall provide its calculations to the Company and Executive within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive. Any reduction in payments and/or benefits pursuant to this Section 4.2 will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits payable to Executive.

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4.3.	Section 409A.

(a)          Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code which would subject Executive to a tax obligation under Section 409A of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six- month period measured from the date of Executive’s Separation from Service or (ii) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 4.3(a) shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(b)          Any reimbursements payable to Executive pursuant to the Agreement shall be paid to Executive no later than 30 days after Executive provides the Company with a written request for reimbursement, and to the extent that any such reimbursements are deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (i) such amounts shall be paid or reimbursed to Executive promptly, but in no event later than December 31 of the year following the year in which the expense is incurred, (ii) the amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and (iii) Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

(c)          For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive installment payments under the Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

4.4.         Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of the Covered Termination, or otherwise.

4.5.         Equity Coordination. For the avoidance of doubt, except as provided for in Sections 4,1(a)(iv), 4.1(b)(iv), and 4.1(c) above, all equity awards, including stock options, restricted stock units and other equity-based compensation granted by the Company to Executive under the Company’s equity-based compensation plans shall be subject to the terms of such plans and Executive’s equity award agreements with respect thereto.

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ARTICLE V
PROPRIETARY INFORMATION OBLIGATIONS

5.1.       Agreement. All Company Innovations shall be the sole and exclusive property of the Company without further compensation and are “works made for hire” as that term is defined under the United States copyright laws. Executive shall promptly notify the Company of any Company Innovations that Executive solely or jointly Creates. “Company Innovations” means all Innovations, and any associated intellectual property rights, which Executive may solely or jointly Create, during Executive’s employment with the Company, which (i) relate, at the time Created, to the Company’s business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or trade secret information, or (iii) resulted from any work Executive performed for the Company. Executive is notified that Company Innovations does not include any Innovation which qualifies fully under the provisions of California Labor Code Section 2870. “Create” means to create, conceive, reduce to practice, derive, develop or make. “Innovations” means processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and other subject matter protectable under patent, copyright, moral rights, mask work, trademark, trade secret or other laws regarding proprietary rights, including new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software and designs. Executive hereby assigns (and will assign) to the Company all Company Innovations. Executive shall perform (at the Company’s expense), during and after Executive’s employment, all acts reasonably deemed necessary or desirable by the Company to assist the Company in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations. Such acts may include execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of patent, copyright, mask work or other applications, (ii) in the enforcement of any applicable Proprietary Rights, and (iii) in other legal proceedings related to the Company’s Innovations. “Proprietary Rights” means patents, copyrights, mask work, moral rights, trade secrets and other proprietary rights. No provision in this Agreement is intended to require Executive to assign or offer to assign any of Executive’s rights in any invention for which Executive can establish that no trade secret information of the Company were used, and which was developed on Executive’s own time, unless the invention relates to the Company’s actual or demonstrably anticipated research or development, or the invention results from any work performed by Executive for the Company.

5.2.       Remedies. Executive’s duties under this Article V shall survive termination of Executive’s employment with the Company and the termination of this Agreement. Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of Article V, as well as Executive’s obligations pursuant to Section 6.2 and Article VII below, would be inadequate, and Executive therefore agrees that the Company shall be entitled to seek injunctive relief in case of any such breach or threatened breach.

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ARTICLE VI
OUTSIDE ACTIVITIES

6.1.       Other Activities.

(a)          Except as otherwise provided in Section 6.1(b), Executive shall not, during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor, unless he obtains the prior written consent of the Board.

(b)          Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder. In addition, subject advance approval by the Board (which approval shall not be unreasonably withheld), Executive shall be allowed to serve as a member of the board of directors of one (1) for-profit entity at any time during the term of this Agreement, so long as such service does not materially interfere with the performance of Executive’s duties hereunder; provided, however, that the Board, in its reasonable discretion, may require that Executive resign from such director position if it determines that such resignation would be in the best interests of the Company.

6.2.       Competition/Investments. During the term of Executive’s employment by the Company, Executive shall not (except on behalf of the Company) directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which are known by Executive to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive’s direct holdings in any one such corporation do not, in the aggregate, constitute more than 1% of the voting stock of such corporation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6.2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

ARTICLE VII
NONINTERFERENCE

Executive shall not during the term of Executive’s employment by the Company, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit, induce attempt to solicit any of (i) its customers or clients to terminate their relationship with the Company or to cease purchasing services or products from the Company or (ii) its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Article VII. If it is determined by a court of competent jurisdiction in any state that any restriction in this Article VII is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

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ARTICLE VIII

DISPUTE RESOLUTION

8.1.       Prior to the invocation of the provisions of Section 8.2 hereof, the Company and Executive agree to privately mediate any Dispute (as defined in Section 8.2, below) before a retired judge of the California state judicial system, with costs to be split 50/50 by Executive and the Company. Only after the unsuccessful termination of such mediation may the Company or the Executive utilize the provisions of Section 8.2.

8.2.       Any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement; any claim, including but not limited to any claim of race, age, national origin, religion, sex, pregnancy, family leave, harassment, sexual orientation, disability discrimination, defamation, infliction of emotional distress, breach of contract, violation of public policy or statute, or wrongful termination arising out of the voluntary or involuntary termination of the Employment (“Dispute”), shall be settled solely by final and binding arbitration before one neutral arbitrator in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”). A copy of the AAA Arbitration Rules and Mediation Procedures can be found on AAA's website. Any arbitration proceeding shall take place in Orange County, California. Judgment on any decision rendered by the arbitrator shall be made in writing and may be entered in any court having jurisdiction thereof. If the Executive initiates arbitration against the Company, Executive shall pay a filing fee equal to the current filing fee in the appropriate court had Executive’s claim been brought there, and the Company shall bear the remaining costs of the arbitration forum, including the arbitrator’s fees. If the Company initiates arbitration against the Executive, the Company shall bear the full cost of the arbitration forum and arbitrator’s fees. The Executive and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting his or its case in arbitration. The arbitrator who hears and decides any controversy between the Executive and the Company, shall in determining a remedy, have jurisdiction and authority to issue any order or award available in a court of law, including the allocation of the arbitrator’s fees and the costs related to arbitration.

8.3.       Except for actions seeking an injunction, which shall not be subject to arbitration, arbitration shall be the exclusive means of resolving any dispute(s) arising under or listed in this Agreement or otherwise related to Executive’s employment with Company, and no other action shall be brought in any court or administrative forum for such disputes. However, nothing in this Article VIII shall prevent, prohibit or discourage Executive from filing a charge with, or participating in an investigation by, the National Labor Relations Board, the U.S. Equal Employment Opportunity Commission, any state or local fair employment practices or civil rights agency or any other administrative agency or governmental body possessing jurisdiction over employment-related claims (although if such a claim is pursued following the exhaustion of such administrative remedies, that claim would be subject to these provisions).

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8.4.       Except as otherwise required under applicable law, Company and Executive expressly intend and agree that (i) class action, collective action, and representative action procedures shall not be asserted, nor will they apply, in any arbitration proceeding pursuant to this Agreement; (ii) Executive will not assert any class action, collective action, or representative action claims against Company in arbitration or otherwise; and (iii) Executive shall only submit Executive’s own individual claims in arbitration and will not seek to represent the interests of any other person.

8.5.       If any court of competent jurisdiction declares that any part of this Article VIII of this Agreement pertaining to arbitration of disputes is illegal, invalid, or unenforceable, such a declaration will not affect the legality, validity, or enforceability of the remaining parts of the Agreement, and the illegal, invalid, or unenforceable part will no longer be part of this Agreement in accordance with the provisions set forth in this Agreement in Section 9.3.

8.6.       THIS ARBITRATION PROVISION IS A WAIVER OF ALL RIGHTS TO A CIVIL JURY OR BENCH TRIAL FOR A DISPUTED TERMINATION, STATE LAW-BASED CONTRACT AND TORT CLAIMS, AND/OR A CLAIM FOR UNLAWFUL HARASSMENT OR EMPLOYMENT DISCRIMINATION OR RETALIATION, TO THE EXTENT ALLOWED BY LAW.

ARTICLE IX
GENERAL PROVISIONS

9.1.       Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of the date delivered (if delivered by email), personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive’s address as listed on the Company’s books and records.

9.2.       Tax Withholding. Executive acknowledges that all amounts and benefits payable under this Agreement are subject to deduction and withholding to the extent required by applicable law.

9.3.       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

9.4.       Waiver. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

9.5.       Complete Agreement. Except for any previously-executed Employee Proprietary Information Agreement entered into between Executive and Company, this Agreement constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, and will supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof, including, but not limited to, that certain Employment Agreement between Executive and the Company dated as of January 24, 2017. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein or therein, and cannot be modified or amended except in a writing signed by a duly-authorized officer of the Company and Executive.

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9.6.       Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

9.7.       Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

9.8.       Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company except for matters related to transfer of stock, options, or other equity-based awards provided for in this Agreement to Executive’s beneficiary(ies) for estate planning purposes. The parties hereto agree that this Agreement shall automatically, and without further action by the parties hereto, be assigned to LHI immediately prior to the Effective Time and shall be assigned to Landsea Homes Corporation (fka LF Capital Acquisition Corp.) immediately after the Effective Time. As a result of such assignments and notwithstanding anything to the contrary contained herein, the Company shall have no further obligations or liabilities in respect of this Agreement, all of which shall be assumed by such assignees.

9.9.       Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California without regard to the conflicts of law provisions thereof.

[Signature page follows]

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

Landsea Holdings Corporation

By:	/s/ John Ho
Name: John Ho
Title: CEO

Accepted and Agreed:

/s/ Franco Tenerelli
Franco Tenerelli

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